                                                Filed pursuant to Rule 424(b)(3)
                                                File No. 333-34477

             PROSPECTUS                            INFORMATION STATEMENT
             ----------                            ---------------------

       GLOBAL DECISIONS GROUP LLC                     MCM GROUP, INC.

         This Information Statement/Prospectus is being furnished, among certain other persons and entities, to holders of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), and Class C Common Stock, par value $.01 per share (the "Class C Common Stock", and together with the Class A Common Stock and Class B Common Stock, the "MGI Common Stock"), of MCM Group, Inc., a Delaware corporation ("MGI"), and relates to the merger (the "Merger") of GDG Merger Corporation, a Delaware corporation ("Sub"), with and into MGI, pursuant to the Plan of Merger and Exchange Agreement dated as of August 1, 1997 (the "Merger Agreement") by and among MGI, Global Decisions Group LLC, a Delaware limited liability company (the "Parent"), Sub, a wholly owned subsidiary of the Parent, the stockholders (the "CERA Stockholders") of Cambridge Energy Research Associates, Inc., a Massachusetts corporation ("CERA"), and The Goldman Sachs Group, L.P., a Delaware limited partnership ("Goldman"). The Clayton & Dubilier Private Equity Fund IV Limited Partnership ("C&D Fund IV"), which holds approximately 83% of the outstanding MGI Common Stock, has approved the Merger, thereby providing the requisite stockholder approval therefor.

         On the day immediately preceding the closing of the Merger and the Exchange (as defined below), McCarthy, Crisanti & Maffei, Inc., a New York corporation and a wholly owned subsidiary of MGI ("MCM"), intends to lend up to $25,000,000 to CERA (the "CERA Distribution Loan"), and CERA will apply a portion of such funds, together with CERA's available cash, to the extent necessary, to make a distribution in cash to the CERA Stockholders in an aggregate amount equal to $21,510,000 and will apply the remainder of such funds and available cash to purchase a portion of the limited partnership interest in Cambridge Energy Research Associates Limited Partnership ("CERA LP") held by Goldman for a purchase price of $2,390,000 (collectively, the "CERA Cash Distribution").

         Pursuant to the Merger Agreement, among other things, (a) Sub will be merged with and into MGI, which will be the surviving corporation, MGI will become a wholly owned subsidiary of the Parent, and each outstanding share of MGI Common Stock (excluding treasury shares and shares held by stockholders who perfect their dissenters' rights) shall be converted into the right to receive
9.55555 units of capital of the Parent ("Units") representing limited liability company interests in the Parent, (b) the CERA Stockholders will exchange each outstanding share of Common Stock, par value $.01 per share, and Non-Voting Common Stock, par value $.01 per share, of CERA (collectively, the "CERA Common Stock") owned by them for 5.17956 Units, the right to receive from 0.49875 to
2.94851 additional Units upon the attainment of certain revenue growth rates by CERA and a contingent option to purchase 0.37028 additional Units, at a per Unit exercise price equal to $34.53, upon the attainment of certain revenue growth rates by CERA (the "CERA Exchange") and (c) Goldman will exchange the portion of the limited partnership interest in CERA LP owned by it after the CERA Cash Distribution for 150,000 Units, the right to receive from 14,444 to 85,389 additional Units upon the attainment of certain revenue growth rates by CERA and a contingent option to purchase 9,874 additional Units, at a per Unit exercise price equal to $34.53, upon the attainment of certain revenue growth rates by CERA (the "Goldman Exchange"). Such numbers of Units are subject to adjustment as provided in the Merger Agreement and described herein. The CERA Exchange and the Goldman Exchange are referred to collectively as the "Exchange" and the Merger and the Exchange are referred to collectively as the "Transactions." See "Summary -- The Merger and the Exchange," "The Limited Liability Company Agreement," Annex A and Annex B.

         Each stockholder of MGI has the right to dissent from the Merger and demand payment of the fair value of his shares. The right of any stockholder to receive such payment is contingent upon strict compliance with the requirements of Section 262 of the Delaware General Corporation Law. The full text of Section 262 of the Delaware General Corporation Law is set forth in Annex C to this Information Statement/Prospectus. See also "The Merger and the Exchange -- Appraisal Rights" for a summary of the requirements of such Section 262.

         Immediately after the consummation of the Merger and the Exchange, it is currently anticipated that a total of 4,731,835 Units will be outstanding.

         Promptly after the date the Merger and the Exchange are consummated, the Parent will sell to CERA, for a purchase price per Unit equal to the value of a Unit on the Closing Date (as defined herein) as determined pursuant to the Merger Agreement, and CERA will grant to certain employees of or consultants to CERA (the "CERA Employees"), pursuant to the Cambridge Energy Research Associates, Inc. LLC Unit Grant Plan (the "CERA Unit Grant Plan"), (i) an aggregate of 106,875 Units and (ii) a right to receive an aggregate of from 10,291 to 60,840 additional Units (the "CERA Employee Contingent Units") upon the attainment of certain revenue growth rates by CERA. After the grant of such 106,875 Units to the CERA Employees, it is currently anticipated that a total of 4,838,710 Units will be outstanding.
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         After consummation of the Merger and the Exchange and the issuance of
Units to the CERA Employees, and assuming the exercise of all Contingent Options and the grant of all contingent Units to the CERA Stockholders, all contingent Units to Goldman and all CERA Employee Contingent Units, it is currently anticipated that a total of 5,791,344 Units would be outstanding.

         Promptly after the date the Merger and the Exchange are consummated, CERA will also grant options to purchase an aggregate of 231,500 Units, at an exercise price of $18.31 per Unit, to certain employees of and consultants to CERA pursuant to the Cambridge Energy Research Associates, Inc. LLC Unit Option Plan (the "CERA Option Plan"). In addition, each outstanding option to purchase MGI Common Stock granted under the MCM Group, Inc. Special Stock Option Plan (collectively, the "MGI Special Options") and each outstanding option to purchase MGI Common Stock granted under the MCM Group, Inc. Stock Option Plan (collectively, the "MGI Employee Options" and together with the MGI Special Options, the "Existing MGI Options") shall automatically be converted into an equivalent option to purchase 9.55555 Units from MGI at an exercise price of either $10.47 per Unit or $15.03 per Unit. As a result, Existing MGI Options to purchase an aggregate of 867,912 Units will be outstanding after such conversion.

         In addition, on the date the Merger and the Exchange are consummated, MGI will grant options (the "Brera Options") to purchase an aggregate of 33,444 Units to Brera Capital Partners, LLC ("Brera") or its designees, at an exercise price of $23.55 per Unit, and CERA will grant options (the "Jordan Options") to purchase an aggregate of 11,132 Units to Mr. Edward G. Jordan ("Jordan"), at an exercise price of $23.55 per Unit.

         The number of Units to be issued in connection with the Merger and the Exchange and the other transactions contemplated by the Merger Agreement may be adjusted so that the per Unit value as of the date the Merger and the Exchange are consummated will be equal to ten dollars.

         This Information Statement/Prospectus also constitutes a Prospectus of the Parent relating to the issuance of 3,338,710 Units to MGI stockholders in the Merger. Other securities to be issued in connection with the transactions described in this Information Statement/Prospectus will be issued in private placements or registered on separate registration statements.

             THE UNITS OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
    SEE "RISK FACTORS" ON PAGE 21 OF THIS INFORMATION STATEMENT/PROSPECTUS.

                                -----------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR
                HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED
                UPON THE ACCURACY OR ADEQUACY OF THIS INFORMATION
                              STATEMENT/PROSPECTUS.
                       ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                               -----------------

                             FOR FLORIDA INVESTORS

A PURCHASER (OTHER THAN AN INSTITUTIONAL INVESTOR DESCRIBED IN SECTION 517.061(7), FLA. STAT.) WHO ACCEPTS AN OFFER TO PURCHASE SECURITIES EXEMPTED FROM REGISTRATION BY SECTION 517.061(11), FLA. STAT., MAY VOID SUCH PURCHASE WITHIN A PERIOD OF THREE (3) DAYS AFTER HE (A) FIRST TENDERS CONSIDERATION TO THE ISSUER, ITS AGENT OR AN ESCROW AGENT OR (B) THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO THE PURCHASER, WHICHEVER LATER OCCURS, UNLESS SALES ARE MADE TO FEWER THAN FIVE (5) NON-INSTITUTIONAL PURCHASERS IN FLORIDA. TO ACCOMPLISH THIS, IT IS SUFFICIENT FOR THE PURCHASER TO SEND A LETTER OR TELEGRAM TO THE PARENT WITHIN SUCH THREE (3) DAY PERIOD, STATING THAT THE PURCHASER IS VOIDING AND RESCINDING THE PURCHASE. IF THE PURCHASER SENDS A LETTER, IT IS PRUDENT TO DO SO BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO INSURE THAT IT IS RECEIVED AND TO EVIDENCE THE TIME OF MAILING.

                               -----------------

         The date of this Information Statement/Prospectus is January 29, 1998, and it is being mailed or otherwise delivered to MGI stockholders on or about such date.




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                              AVAILABLE INFORMATION

         This Information Statement/Prospectus does not contain all of the information set forth in the Registration Statement on Form S-4, of which this Information Statement/Prospectus is a part, and the exhibits thereto (together with any amendments thereto, the "Registration Statement"), which has been filed with the Securities and Exchange Commission (the "Commission"), certain portions of which have been omitted pursuant to the rules and regulations of the Commission and to which portions reference is hereby made for further information. Statements contained in this Information Statement/Prospectus concerning the provisions of certain documents filed as exhibits to the Registration Statement are necessarily brief descriptions thereof, and are not necessarily complete and each such statement is qualified in its entirety by reference to the full text of such document.

         The Parent is not currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). After the Merger and the Exchange, the Parent, in accordance with Section 15(d) of the Exchange Act, will file such supplementary and periodic information, documents, and reports as may be required pursuant to Section 13 of the Exchange Act.


         Copies of the Registration Statement and the exhibits thereto, and such supplementary and periodic information, documents and reports filed with the Commission, may be inspected, without charge, at the principal office of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Parent is required to file electronic versions of these documents with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS INFORMATION STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE PARENT, MGI, CERA OR ANY OTHER PERSON. THIS INFORMATION STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

         NEITHER THE DELIVERY OF THIS INFORMATION STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE PARENT, MGI OR CERA SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                   TRADEMARKS

         This Information Statement/Prospectus contains trademarks of CERA and MGI and may contain trademarks of others.




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                                TABLE OF CONTENTS

AVAILABLE INFORMATION...........................................................     1

TRADEMARKS......................................................................     1

SUMMARY.........................................................................     7
     The Companies..............................................................     7
        Global Decisions Group LLC..............................................     7
        MCM Group, Inc..........................................................     7
        GDG Merger Corporation..................................................     7
        Cambridge Energy Research Associates, Inc...............................     8
     Recommendation of the MGI Board of Directors...............................     9
     The Merger and the Exchange................................................     9
        General.................................................................     9
        Consideration to be Received by Holders of MGI Common Stock.............    11
        Consideration to be Received by the CERA Stockholders...................    11
        Consideration to be Received by Goldman.................................    11
        Certain Transactions After the Merger and the Exchange..................    12
        Ownership of Units......................................................    12
        Accounting Treatment....................................................    13
        Effective Time..........................................................    13
        Comparative Rights of Stockholders of MGI and Holders of Units..........    13
        Reasons for the Merger and Exchange.....................................    15
        Governing Law and Management After the Merger and the Exchange..........    16
        Conditions to Consummation..............................................    16
        Amendment, Waiver and Termination.......................................    16
        Procedure for Exchange of Certificates..................................    16
        Federal Income Tax Considerations.......................................    17
        Rights of Dissenting Stockholders.......................................    17
        Regulatory Matters......................................................    17
     Interests of Certain Persons in the Merger and the Exchange;
     Conflicts of Interest......................................................    18
        MGI.....................................................................    18
        CD&R....................................................................    18
        Brera...................................................................    18
        CERA....................................................................    18
        Goldman.................................................................    19
        Jordan..................................................................    19
     Absence of Public Market for Units; Restrictions on Transfer...............    19
     Number of Stockholders and Holders of Interests of CERA LP.................    19
     Distributions and Dividends................................................    20
        Parent..................................................................    20
        MGI.....................................................................    20
        CERA....................................................................    20

RISK FACTORS....................................................................    21
     Risks Relating to the Ownership of Units...................................    21
        Concentration of Control; Lack of Ability to Influence Company
          Actions; Certain Conflicts of Interest................................    21
        No Public Market for Units; Restrictions on Transfer;
          Illiquid Investment...................................................    24
        Effect of Rights of First Offer and "Take-Along" Rights.................    24
        Risks Associated with Ownership of Additional Assets....................    24
        Risks Relating to the Merger and the Exchange...........................    25
        Risks Associated With Changes in Shareholder Rights.....................    25
        Dilution................................................................    25
        Dividend Policy; Inability to Declare Dividends ........................    26
        Fraudulent Conveyance Considerations....................................    26
        Federal Income Tax Risks................................................    27
        Liability for Certain Distributions.....................................    28
     Risks Relating to CERA.....................................................    29
        Dependence on Renewals of Retainer-Based Research Services..............    29
        Dependence of Limited Number of Customers...............................    29
        Potential Fluctuations in Operating Results.............................    29
        Risks Associated with Loss of Key Personnel.............................    29
        Need to Attract and Retain Professional Staff...........................    30


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
        International Operations; Political and Economic Conditions in
          Foreign Jurisdictions............................................   30
        Cyclical Industry Customer Base; Fluctuation of Revenues
          and Earnings.....................................................   30
        Competition; Pricing Pressure; Loss of Market Share................   30
        Management of Growth; Lack of Technology Infrastructure............   31
        Management of Planned Expansion....................................   31
        Risks Associated with New Product Development......................   31
        Pricing Strategy; Limitation on Potential CERA Market..............   31
        Uncertainties Relating to Proprietary Rights.......................   31
     Risks Relating to MGI.................................................   32
        Risks Relating to MGI's Industry and Competition...................   32
        Effect of Changes in Economic or Market Conditions on
          Demand for Services..............................................   32
        Risks Associated with Loss of Key Personnel........................   33
        Dependence on Technology; Third Party Proprietary
          Software Applications............................................   33
        Risks Associated with New Product Development......................   34
        Termination Provisions of Subscription Agreements..................   34
        Dependence of Dow Jones Telerate, Inc.; Risk of Termination........   34
        Significant International Operations; Impact of Foreign
          Laws and Currency Fluctuations...................................   35
        Regulation.........................................................   35

THE MERGER AND THE EXCHANGE................................................   36
     General...............................................................   36
     Background of the Merger and the Exchange.............................   37
     Reasons for the Merger and the Exchange; Factors Considered
        By the Board of Directors of MGI...................................   38
        Factors Considered by MGI's Board..................................   38
        Benefits to the Combined Companies.................................   40
        Benefits to MGI....................................................   40
        Benefits to CERA...................................................   41
        Operation of MGI and CERA Following the Merger and the Exchange....   41
     Valuation of CERA.....................................................   42
     Structure and Terms of the Merger and the Exchange....................   43
        General............................................................   43
        Terms of the Contingent Units and Contingent Options...............   44
        Certain Transactions After the Merger and Exchange.................   45
     Accounting Treatment..................................................   46
     Effective Time .......................................................   46
     Procedure for Exchange of Certificates................................   46
     Federal Income Tax Considerations.....................................   47
        Classification of Parent...........................................   48
        Receipt of Units in Exchange for MGI Common Stock..................   49
        Receipt of Cash by Holders Exercising Appraisal Rights.............   49
        Ownership of Units.................................................   49
        Distributions by the Parent .......................................   51
        Adjusted Tax Basis of Units .......................................   52
        Disposition of Units...............................................   52
     Management and Operations After the Merger and the Exchange...........   53
     Interests of Certain Persons in the Merger and the Exchange;
     Conflicts of Interest.................................................   54
        MGI................................................................   54
        CD&R...............................................................   54
        Brera..............................................................   54
        CERA...............................................................   54
        Goldman............................................................   54
        Jordan.............................................................   55
     Conditions to Obligations of the Parties..............................   55
        Additional Conditions to the Obligations of MGI and the Parent.....   66
        Additional Conditions to the Obligations of the CERA
        Stockholders and Goldman...........................................   67



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
     Amendment, Waiver and Termination.....................................   58
     Covenants Pending the Merger and the Exchange.........................   59
        Operation of CERA's Business.......................................   59
        Operation of MGI's Business........................................   60
        CERA Cash Distribution.............................................   61
        Access and Information.............................................   61
        Financial Information..............................................   61
        No Solicitation....................................................   61
     Additional Amendments.................................................   62
        Noncompetition.....................................................   62
        Confidentiality....................................................   63
        Registration Statement.............................................   63
        Public Announcements...............................................   64
        Further Actions....................................................   64
        Notice of Certain Events...........................................   64
        Tax Affairs........................................................   64
     Expenses and Fees.....................................................   64
     Appraisal Rights......................................................   65
     The Financing.........................................................   66
     Regulatory Matters....................................................   68

THE LIMITED LIABILITY COMPANY AGREEMENT....................................   68
     Organization and Duration.............................................   68
     Purpose...............................................................   68
     Management............................................................   68
        Board of Directors.................................................   68
        Executive Committee................................................   69
        Officers...........................................................   69
     The Units.............................................................   70
        Rights to Distributions and Allocations............................   70
        Voting and Certain Other Rights....................................   70
        Appraisal Rights...................................................   71
        Bailment Agreement.................................................   71
     Resales of Units......................................................   71
        Restrictions on Transfer...........................................   71
        Securities Laws....................................................   73
        Holdback Agreement.................................................   73
        Participation Rights...............................................   73
        Rights of First Offer..............................................   74
        Take-Along Rights..................................................   74
        Registration Rights................................................   74
        Registration Statement on Form S-8.................................   74
     Issuance of Additional Securities.....................................   75
     Limited Liability.....................................................   75
     Capital Contributions.................................................   75
     Amendment of LLC Agreement............................................   75
     Fiduciary and Other Duties............................................   76
     Indemnification.......................................................   76
     Right to Information..................................................   76
     Termination and Dissolution...........................................   77
     Liquidation and Distribution of Proceeds..............................   77

SELECTED HISTORICAL FINANCIAL DATA.........................................   78

PRO FORMA CONDENSED COMBINED FINANCIAL DATA................................   80

MGI MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS..............................   86
     General...............................................................   86
     Results of Operations.................................................   86
          Nine Months Ended September 30, 1997 versus 1996
          Revenues.........................................................   87
          Expenses.........................................................   87
          Net Income.......................................................   87
          Recent Accounting Pronouncements.................................   87
        Year Ended December 31, 1996 versus 1995


                                       4
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
          Revenues.........................................................   88
          Expenses.........................................................   88
          Net Income.......................................................   88
        Year Ended December 31, 1995 versus 1994
          Revenues.........................................................   88
          Expenses.........................................................   88
          Net Income.......................................................   89
     Liquidity and Capital Resources.......................................   89
     Income Taxes..........................................................   89

CERA MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS........................................   90
     General...............................................................   90
     Results of Operations.................................................   91
        Three Months Ended September 30, 1997 versus 1996 .................   91
          Revenues.........................................................   91
          Expenses.........................................................   91
          Net Income.......................................................   91
        Fiscal Year Ended June 30, 1997 versus 1996 .......................   91
          Revenues.........................................................   91
          Expenses.........................................................   91
          Net Income.......................................................   92
        Fiscal Year Ended June 30, 1996 versus 1995........................   92
          Revenues.........................................................   93
          Expenses.........................................................   93
          Net Income.......................................................   93
     Liquidity and Capital Resources.......................................   94

DESCRIPTION OF THE PARENT..................................................   96

BUSINESS OF THE PARENT.....................................................   97

BUSINESS OF MGI............................................................   97
     Overview..............................................................   97
        The Company........................................................   97
        The Electronic Financial Information Services Industry.............   98
        Business Strategy..................................................   98
     Services..............................................................   99
     Distribution of Services..............................................  100
     Subscription Agreements...............................................  101
     Marketing.............................................................  101
     Customers.............................................................  101
     Employees.............................................................  101
     Competition...........................................................  101
     Facilities............................................................  102
     Intellectual Property.................................................  102
     Transitional Administrative Services and Other Arrangements...........  102
     MCM Indemnification Agreement.........................................  103
     The Tax Sharing Agreement.............................................  103
     Legal and Related Matters.............................................  103

BUSINESS OF CERA...........................................................  104
     Overview..............................................................  104
     Industry Background...................................................  104
     CERA Solution.........................................................  105
     CERA Strategy.........................................................  105
     Products and Services.................................................  106
     Research and Analysis.................................................  108
     Sales and Marketing...................................................  108
     Customers.............................................................  108
     Competition...........................................................  109
     Employees.............................................................  109
     Facilities............................................................  109
     Intellectual Property.................................................  109
     Legal and Related Matters.............................................  109


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

MANAGEMENT.................................................................  110
     Executive Officers and Directors......................................  110
     Board Compensation....................................................  113
     Compensation Committee Interlocks and Insider Participation...........  114
     Executive Compensation................................................  114
     Employment and Other Agreements.......................................  116
     Certain Relationships and Related Transactions........................  117

OWNERSHIP OF SECURITIES....................................................  119

COMPARISON OF STOCKHOLDER AND UNIT HOLDER RIGHTS...........................  121
     General...............................................................  121
     MGI Common Stock......................................................  122
        Voting Rights......................................................  122
        Dividend Rights....................................................  122
     MGI Class A and Class B Common Stock..................................  122
        Certificate of Incorporation.......................................  122
        Rights of First Offer..............................................  123
        Take-Along Rights..................................................  123
        Registration and Participation Rights..............................  123
     MGI Class C Common Stock..............................................  123
        Right of First Refusal.............................................  124
        Repurchase Rights..................................................  124
        Registration and Participation Rights..............................  125
     Rights and Obligations of the Unit Holders............................  126
     Management of the Parent Under the LLC Agreement......................  126
        Board of Directors.................................................  126
        Executive Committee................................................  127
        Officers...........................................................  127
        Rights to Distributions and Allocations............................  127
        Voting and Certain Other Rights....................................  128
        Appraisal Rights...................................................  128
        Bailment Agreement.................................................  129
     Resales of Units......................................................  129
        Restrictions on Transfer...........................................  129
        Holdback Agreement.................................................  130
        Participation Rights...............................................  131
        Rights of First Offer..............................................  131
        Take-Along Rights..................................................  131
        Registration Rights................................................  131
     Issuance of Additional Securities Under the LLC Agreement.............  132
     Amendment of LLC Agreement............................................  132
     Fiduciary and Other Duties Under the LLC Agreement....................  133

EXPERTS....................................................................  134

LEGAL MATTERS..............................................................  134

INDEX TO FINANCIAL STATEMENTS..............................................  F-1

ANNEXES:

     Annex A  -    Plan of Merger and Exchange Agreement
     Annex B  -    Amended and Restated Limited Liability Company Agreement
     Annex C  -    Section 262 of the Delaware General Corporation Law

                                     SUMMARY

        The following is a summary of certain information contained elsewhere in this Information Statement/Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information, including financial information, contained in this Information Statement/Prospectus and the Annexes hereto. Unless otherwise defined herein, capitalized terms used in this summary have the respective meanings ascribed to them elsewhere in this Information Statement/Prospectus. The holders of MGI Common Stock are urged to read this Information Statement/Prospectus and the Annexes hereto in their entirety.

         Certain of the information contained in this Information Statement/Prospectus may constitute forward-looking statements, including statements as to the benefits expected to be realized as a result of the Merger and the Exchange and as to future financial performance. See "The Merger and the Exchange--Reasons for the Merger and the Exchange -- Factors Considered by the Board of Directors of MGI." There are a number of important factors that could cause actual results to differ materially from those indicated by such forward-looking statements. Such factors include those set forth in this Information Statement/Prospectus under the heading "Risk Factors."

THE COMPANIES

         Global Decisions Group LLC.

         The Parent is a newly formed Delaware limited liability company and currently is owned by MGI and MCM, a wholly owned subsidiary of MGI. The Parent is currently engaged in no business activities other than in connection with the Merger and the Exchange described herein. If the Merger and the Exchange are consummated, the Parent will become the sole stockholder of MGI and CERA.

         The principal executive offices of the Parent are located at c/o McCarthy, Crisanti & Maffei, Inc., 590 Madison Avenue, 18th Floor, New York, NY 10022, and its telephone number is (212) 835-1350.
         MCM Group, Inc.

         MGI provides up-to-the-minute information and analysis relating to developments in the U.S. and international corporate securities, fixed income and currency markets to over 2,400 institutional clients in over 57 countries. MGI was incorporated under the laws of the State of Delaware in 1996. References in this Information Statement/Prospectus to "MGI" shall mean MGI and its subsidiaries, unless the context otherwise requires.

         The principal executive offices of MGI are located at c/o McCarthy, Crisanti & Maffei, Inc., One Chase Manhattan Plaza, New York, New York 10005, and its telephone number is (212) 509-5800.


         GDG Merger Corporation.

         Sub is a newly formed Delaware corporation and a wholly owned subsidiary of the Parent. Sub was formed specifically for the purpose of effecting the Merger. Sub is currently engaged in no business activities other than in connection with the proposed Merger described herein. Upon the consummation of the Merger, Sub will merged with and into MGI and Sub will cease to exist, and MGI will be the surviving corporation.

         The principal executive offices of Sub are located at c/o McCarthy, Crisanti & Maffei, Inc., One Chase Manhattan Plaza, New York, New York 10005, and its telephone number is (212) 509-5800.

         The current organizational structure of the Parent, MGI and their respective subsidiaries is as follows:


          ________________________
         |                        |
         |    MGI Stockholders    |
         |________________________|
                     |
                     | 100%
                     |
          ________________________
         |          MGI           |-                  ______________________________
         | (Delaware corporation) |   -          50%  |            Parent           |
         |________________________|     -             | (Delaware limited liability |
                     |                   - - - - - - -|           company)          |
                     |                    -      50%  |_____________________________|
                     | 100%              -                            |
          ________________________     -                              | 100%
         |          MCM           |  -                    ________________________
         | (New York corporation) |-                     |           Sub          |
         |________________________|                      | (Delaware corporation) |
                     |                                   |________________________|
                     |
                     |-----------------------------------------------------
                     | 100%                   | 99.73%                    | 85%
             _________________        __________________         ____________________
            |    MCM Europe   |      |     MCM S.A.     |       |  MCM Asia Pacific  |
            | (United Kingdom |      | (French company) |       | (Japanese company) |
            |     company)    |      |                  |       |                    |
            |_________________|      |__________________|       |____________________|


         Cambridge Energy Research Associates, Inc.

         CERA is a leading international advisory firm providing analysis on the energy industries, including markets, geopolitics, structure and strategy. CERA was incorporated under the laws of the Commonwealth of Massachusetts in 1983. CERA is the general partner of CERA LP. References in this Information Statement/Prospectus to "CERA" shall mean CERA and CERA LP, unless the context otherwise requires.

         The principal executive offices of CERA are located at 20 University Road, Cambridge, Massachusetts 02138, and its telephone number is
(617) 497-6446.

         CERA's current organizational structure is as follows:

             ______________
            |     CERA     |
            | Stockholders |
            |______________|
                   |
                   |
                   | 100%
            ________________                                ____________________
           |      CERA      |                              |      Goldman       |
           | (Massachusetts |                              | (Delaware limited  |
           |  corporation)  |                              |    partnership)    |
           |________________|                              |____________________|
                   |                                                 |
                   |                                                 |
                    -       general partner                   _    -   limited partner
                       -    90%                          -             10%
                          -  ______________________ -
                            |       CERA LP        |
                            |    (Massachusetts    |
                            | limited partnership) |
                            |______________________|

RECOMMENDATION OF THE MGI BOARD OF DIRECTORS

         The Board of Directors of MGI has approved the Merger Agreement, and the Board of Directors believes the Merger and the Exchange and the consummation of the other transactions contemplated by the Merger Agreement are in the best interest of MGI and its stockholders. C&D Fund IV, which holds 287,038 shares of MGI Common Stock as of the date hereof, or approximately 83% of the outstanding MGI Common Stock, has voted all of such shares in favor of the Merger, thereby providing the requisite stockholder approval therefor.

THE MERGER AND THE EXCHANGE

         General.
         The Merger Agreement provides that on the day of the closing of the Merger and the Exchange (the "Closing Date"), Sub, a wholly owned subsidiary of the Parent, shall merge with and into MGI. At the time the Merger becomes effective, each share of MGI Common Stock (excluding treasury shares and shares held by stockholders who perfect their dissenters' rights) shall cease to be outstanding and shall be converted into the right to receive Units, as provided in the Merger Agreement. MGI shall be the surviving corporation of the Merger and as a result shall become a wholly owned subsidiary of the Parent. MCM's existence will not be affected by the Merger and the Exchange. Following the Merger, MGI shall continue to be governed by the laws of the State of Delaware.

         Simultaneously with the Merger, the Parent will acquire all of the outstanding equity interests in CERA through the Exchange. The cash portion of the consideration to be paid to the CERA Stockholders and Goldman for such equity interests will be paid through the CERA Cash Distribution. In order to take advantage of certain tax benefits arising from CERA's current status as an S corporation, the portion of the CERA Cash Distribution to be paid to the CERA Stockholders (in an aggregate amount equal to $21,510,000) will not be paid directly by the Parent or MGI, but instead will be paid by CERA through the mechanism of a cash distribution by CERA to its stockholders on the day immediately preceding the Closing Date. The remainder of the CERA Cash Distribution will be paid through the purchase by CERA, for a purchase price of $2,390,000, of a portion of the limited partnership interest in CERA LP held by Goldman. Pursuant to the Merger Agreement, MGI has agreed to cause MCM to make the CERA Distribution Loan to CERA in order to provide CERA with the funds to make the CERA Cash Distribution. MCM intends to make the CERA Distribution Loan to CERA on the day immediately preceding the Closing Date. The CERA Stockholders have agreed in the Merger Agreement to cause CERA to apply a portion of the proceeds from such loan, together with CERA's available cash, to the extent necessary, to make the CERA Cash Distribution. The Parent expects that the CERA Distribution Loan will be financed through MCM's available cash and borrowings by MCM under a senior bank Credit Agreement (the "Credit Agreement") to be entered into shortly before the CERA Distribution Loan is made. Such borrowings under the Credit Agreement will be made by MCM rather than by the Parent because, as a holding company with no substantial business operations, the Parent would be able to meet loan payment obligations only through transfers of funds from its subsidiaries and, because the Parent will be treated as a partnership for tax purposes, the holders of Units would be taxed on any dividends paid to the Parent by its subsidiaries to fund such obligations.

         The Merger Agreement also provides that on the Closing Date, the CERA Stockholders will exchange the shares of CERA Common Stock owned by them for Units, the right to receive the CERA Contingent Units (as defined herein) and Contingent Options to purchase Units, and that Goldman will exchange the portion of the limited partnership interest in CERA LP owned by it after the CERA Cash Distribution for Units, the right to receive the Goldman Contingent Units (as defined herein) and Contingent Options to purchase Units. As a result, CERA will become a wholly owned subsidiary of the Parent. Following the Exchange, CERA shall continue to be governed by the laws of the Commonwealth of Massachusetts. Immediately upon completion of the Goldman Exchange, the Parent will transfer or cause to be transferred to CERA the limited partnership interest in CERA LP acquired from Goldman in the Goldman Exchange. Upon such transfer, CERA will become the sole partner of CERA LP and CERA LP will be dissolved by operation of law (the "CERA Roll-up").

         Upon consummation of the Merger and the Exchange, the anticipated ownership structure of the Parent and its subsidiaries will be as follows:

                             _____________
                            |             |
                            | Unitholders |
                            |_____________|
                                   |
                                   |
                                ________
                               |        |
                               | Parent |
                               |________|
                                   |
                    ---------------------------------
                    |                                |
                 ________                       _________
                |        |                     |         |
                |  CERA  |                     |   MGI   |
                |        |                     |         |
                |________|                     |_________|
                                                    |
                                               __________
                                              |          |
                                              |   MCM    |
                                              |          |
                                              |__________|
                                                    |
                                    ---------------------------------
                                   |                |                |
                               _________        _________         _________
                              |   MCM   |      |  MCM    |       |   MCM   |
                              |   Asia  |      |  SA     |       |  Europe |
                              | Pacific |      |         |       |         |
                              |_________|      |_________|       |_________|

         The Merger and the Exchange have been structured to combine the economic interests in MGI and CERA of the MGI stockholders, the CERA stockholders and Goldman through an entity that is not subject to tax. One of the primary benefits of having a limited liability company (rather than a corporation) be the holding company for MGI and CERA will be that no corporate income tax will be payable if the Parent decides to sell either MGI or CERA. If the Parent were structured as a corporation, upon the sale of MGI or CERA, the Parent would be subject to tax on any gain, and the stockholders of the Parent also would be subject to tax upon the distribution of the after-tax sales proceeds. Because the Parent intends to be treated for federal income tax purposes as a partnership rather than a corporation, it will not be a taxable entity. Accordingly, any gain from any sale of the Parent's interest in either MGI or CERA would not be taxed at the Parent level, but instead would be passed through to Unitholders and taxed only to them.

         Upon consummation of the Merger and the Exchange, the Parent will own two principal assets, its interest in CERA and its interest in MGI. Accordingly, the Parent's results of operations will be dependent on the successful and continued operation of both CERA and MGI (instead of MGI only, as is currently the case). In particular, if either CERA or MGI experiences decreased demand for its services or increased competition or otherwise suffers a material adverse change in its business, the Parent's results of operations may be materially adversely affected.

         On the Closing Date, MGI will also grant the Brera Options to Brera or its designees, and CERA will grant the Jordan Options to Jordan. In addition, each Existing MGI Option shall automatically be converted into an equivalent option to purchase Units. The Merger Agreement also provides that promptly after the Closing Date, the Parent will sell to CERA, and CERA will grant to the CERA Employees, pursuant to the CERA Unit Grant Plan, Units and rights to receive CERA Employee Contingent Units. CERA will also grant options to purchase an aggregate of 231,500 Units to certain employees of or consultants to CERA, pursuant to the CERA Option Plan.

         A copy of the Merger Agreement is set forth as Annex A of this Information Statement/Prospectus.

         Immediately after the consummation of the Merger and the Exchange, it is currently anticipated that a total of 4,731,835 Units will be outstanding. The number of Units to be issued in connection with the Merger and the Exchange and the other transactions contemplated by the Merger Agreement will be subject to adjustment such that the per Unit value as of the Closing Date will be equal to ten dollars. See "The Merger and the Exchange--Structure and Terms of the Merger and the Exchange."

         Consideration to be Received by Holders of MGI Common Stock.

         The Merger Agreement provides that, at the effective time of the Merger, each outstanding share of MGI Common Stock (excluding treasury shares and shares held by stockholders who perfect their dissenters' rights) shall be converted into the right to receive 9.55555 Units.

         Consideration to be Received by the CERA Stockholders.

         The Merger Agreement provides that at the closing of the CERA Exchange, the CERA Stockholders shall exchange each outstanding share of CERA Common Stock for:

         (1)  5.17956 Units;

         (2) a right to receive, in the event that CERA attains a sixteen percent or higher compound annual revenue growth rate over a three-year period ending June 30, 2000 (subject to acceleration on the occurrence of certain events), from 0.49875 to 2.94851 additional Units (the "CERA Contingent Units"); and

         (3) an option, contingent upon the attainment of at least a twenty percent compound annual revenue growth rate over a three-year period ending June 30, 2000 (subject to termination prior to the end of such three-year period upon the occurrence of certain events) (a "Contingent Option"), to purchase 0.37028 Units at a per Unit exercise price equal to $34.53

(collectively, the "CERA Consideration").

         Consideration to be Received by Goldman.

         The Merger Agreement provides that at the closing of the Goldman Exchange, Goldman shall exchange the portion of the limited partnership interest in CERA LP owned by it following the CERA Cash Distribution for:

         (1)  150,000 Units;

         (2) a right to receive, in the event that CERA attains a sixteen percent or higher compound annual revenue growth rate over a three-year period ending June 30, 2000 (subject to acceleration on the occurrence of certain events), from 14,444 to 85,389 additional Units (the "Goldman Contingent Units" and together with the CERA Contingent Units and the CERA Employee Contingent Units, the "Contingent Units"); and

         (3)  a Contingent Option to purchase 9,874 Units

(collectively, the "Goldman Consideration").

         Certain Transactions After the Merger and the Exchange.


         Promptly after the Closing Date, the Parent will sell to CERA, and CERA will grant to the CERA Employees, pursuant to the CERA Unit Grant Plan, (i) an aggregate of 106,875 Units and (ii) the right to receive an aggregate of from 10,291 to 60,840 CERA Employee Contingent Units.

         After consummation of the Merger and the Exchange and the issuance of Units to the CERA Employees, it is currently anticipated that 4,838,710 Units will be outstanding (or 5,791,344 Units assuming the exercise of all Contingent Options and the receipt of all CERA Contingent Units, all Goldman Contingent Units and all CERA Employee Contingent Units). See "The Merger and the Exchange--Structure and Terms of the Merger and the Exchange."

         Ownership of Units.

         The following table sets forth the expected ownership of the Units upon consummation of the Merger and the Exchange both on a primary and fully-diluted basis, including the grant of Units to the CERA Employees and assuming the exercise of all Contingent Options and options to purchase Units granted to employees of or consultants to CERA and MGI or to Brera or Jordan (whether vested or unvested), and the receipt of all Contingent Units:

                                                                      Number of      Number of     Number of
                                                                        Units          Units         Units         Percentage
                            Number       Percentage     Number of    Subject to     Subject to    on a Fully-      of Units-
                             of           of Units     Contingent    Contingent        Other        Diluted          Fully-
                            Units       Outstanding      Units(2)      Options        Options       Basis(1)       Diluted(1)
                            -----       -----------      --------      -------        -------       --------       ----------
C&D Fund IV                2,742,806          56.7%            --            --             --      2,742,806           39.5%

Holders of MGI
Common Stock (other
than C&D Fund IV)            595,904          12.3%            --            --             --        595,904            8.6%

Holders of Existing
MGI Options                       --            --             --            --        867,912        867,912           12.5%

CERA Stockholders          1,243,125          25.7%       707,661        88,870             --      2,039,656           29.4%

Goldman                      150,000           3.1%        85,389         9,874             --        245,263            3.5%

CERA Employees               106,875           2.2%        60,840            --        184,150        351,865            5.1%

Employees of CERA
(other than the CERA
Employees)                        --            --             --            --         47,350         47,350            0.7%

Brera                             --            --             --            --         33,444         33,444            0.5%

Jordan                            --            --             --            --         11,132         11,132            0.2%
                         -----------   -----------    -----------     ---------     ----------     ----------      ---------
Total                      4,838,710         100.0%       853,890        98,744      1,143,988      6,935,332            100%

(1) This information is provided solely for illustrative purposes and is not necessarily indicative of the future number or percentage of Units that will actually be outstanding.

(2) Amounts shown include the CERA Contingent Units, the Goldman Contingent Units and the CERA Employee Contingent Units.

         Accounting Treatment.

         The Merger will be accounted for at historical cost. The Exchange will be accounted for under the purchase method of accounting.

         Effective Time.

         If all required consents and approvals are obtained, and the other conditions to the obligations of the parties to consummate the Merger and the Exchange are either satisfied or waived (as permitted), the Merger will be consummated and will become effective on the date and at the time that a Certificate of Merger, reflecting the Merger, is filed with the Secretary of State of the State of Delaware (the "Effective Time"), and the Exchange will be consummated and will become effective on the date and at the time that the CERA Stockholders exchange their shares of CERA Common Stock for Units, the CERA Contingent Units and Contingent Options, and Goldman exchanges the portion of the limited partnership interest in CERA LP owned by it following the CERA Cash Distribution for Units, the Goldman Contingent Units and a Contingent Option. See "The Merger and the Exchange--Effective Time."

         Comparative Rights of Stockholders of MGI and Holders of Units.

         The rights of the holders of MGI Common Stock are currently governed by the Delaware General Corporation Law ("DGCL") and by the MGI Certificate of Incorporation and By-Laws. The rights of holders of MGI Class C Common Stock are also governed in part by the management stock subscription agreements that each such holder has entered into with MGI. As a result of the Merger, the holders of MGI Common Stock (other than stockholders exercising dissenters' rights) will become holders of Units and as such their rights will be governed by the Delaware Limited Liability Company Act (the "Delaware Act") and by the Parent's Certificate of Formation and the Amended and Restated Limited Liability Company Agreement of the Parent (the "LLC Agreement"), the form of which is attached as Annex B to this Information Statement/Prospectus. As a result, certain rights with respect to holders of MGI Common Stock will differ considerably from their respective rights as Unit holders following the Merger. See "The Limited Liability Company Agreement" and "Comparison of Stockholder and Unit Holder Rights." In particular, the rights of holders of Units will be subject to certain requirements not currently imposed upon holders of MGI Common Stock, such as requirements with respect to the election of directors, the vote required in order to authorize certain actions to be taken by the Parent and the parties whose consent will be required in order to amend particular provisions of the LLC Agreement. The existence of such requirements, while providing for desirable efficiency in connection with Parent's operations and for other corporate purposes, may make it more difficult for a holder of Units (other than C&D Fund IV) to influence or affect the Parent's actions. However, because C&D Fund IV holds over 80% of the outstanding shares of MGI Common Stock, other holders of MGI Common Stock currently do not have a significant ability to influence or affect MGI's actions. See "Comparison of Stockholder and Unit Holder Rights" and "The Limited Liability Company Agreement."

         Unit holders will also not be entitled to appraisal rights. The right of a Member (as defined herein) to receive distributions from the Parent will also be somewhat different than the right of a holder of MGI Common Stock to receive dividends and distributions from MGI. Holders of MGI Common Stock are currently entitled to receive equivalent per share dividends and other distributions from MGI if, as and when declared by the Board of Directors of MGI. Members will also generally be entitled to receive equivalent per Unit distributions from the Parent, except that in the case of certain extraordinary distributions as a result of events such as a sale or spin-off of MGI or CERA, certain adjustments will be made in respect of the rights to receive Contingent Units if such Units have not yet been issued. Distributions will be paid to Members at the discretion of the Board of Directors of the Parent, except that the Parent will make distributions, to the extent of available cash, necessary for holders of Units to pay tax liabilities.

         The shares of Class A Common Stock and Class B Common Stock and the Units will be subject to substantially similar restrictions on transfer, including rights of first offer and take-along rights, except that prior to the first underwritten public offering of Units after the Closing Date, the Units will be subject to certain additional restrictions on transfer, which attempt to prevent the Parent's being treated as a publicly traded partnership under the Internal Revenue Code of 1986, as amended. While the shares of Class C Common Stock are not currently subject to the same restrictions on transfer that are imposed upon the shares of Class A Common Stock and Class B Common Stock pursuant to MGI's Certificate of Incorporation, all of the outstanding shares of Class C Common Stock are subject to substantial restrictions on transfer as a result of the terms of the management stock subscription agreements between MGI and each of the holders of such shares, and these restrictions, including certain MGI and C&D Fund IV repurchase rights in the event of the termination of the applicable holder's employment with MGI, will continue to apply to the Units that are issued upon conversion of the shares of Class C Common Stock in the Merger. In addition, such Units will be subject to the same restrictions on transfer imposed on all Units pursuant to the LLC Agreement. Holders of MGI Common Stock and holders of Units also will be entitled to substantially similar participation and registration rights.

         In addition, though not generally required by law, the LLC Agreement will impose certain fiduciary duties of care and loyalty on the Members, Directors and Officers of the Parent that will generally be the same as those of a stockholder, director or officer of a Delaware corporation, except that no Member or Director of the Parent who is not also an employee of the Parent or any of its subsidiaries will be required to present any particular investment opportunity to the Parent even if such opportunity is of a character that, if presented to the Parent, could be taken by the Parent.

         Reasons for the Merger and Exchange.

         Benefits to the Combined Companies. The Board of Directors of MGI and the management of CERA believe that the Merger and the Exchange will better position the combined companies to compete with larger information providers in the global marketplace served by both companies, by creating an organization with the critical mass and resources necessary to sustain rapid growth and through the development of world-wide name recognition for the combined companies that may further enhance the reputation of the individual businesses. The transactions may also improve the ability of the combined companies to access the financial and equity markets as a larger, more diversified and credit-worthy entity. The Transactions will also present each company with opportunities to further expand their respective worldwide client bases through the cross-marketing of services and the leveraging of each company's familiarity with and expertise in specific markets. In addition, through the planned introduction of management at the Parent level to focus on and guide the strategic development of MGI's and CERA's respective businesses, the companies anticipate that they will be in a better position to manage their growth and drive expansion and acquisition initiatives.

         Benefits to MGI. The Board of Directors of MGI believes the Merger and the Exchange, and the other transactions contemplated by the Merger Agreement, will position MGI to serve new markets and develop new products. In particular, MGI believes that affiliation with CERA will present MGI with opportunities to develop and offer electronically delivered information services, similar to the electronically delivered services currently provided by MGI, to existing CERA clients within a variety of energy industries, such as the electricity industry.

         Benefits to CERA. Management of CERA believes the Merger and the Exchange, and the other transactions contemplated by the Merger Agreement, will provide CERA with access to sophisticated electronic distribution and delivery technology and methods and will enable CERA to meet the expanding needs of its clients by bringing together CERA's experience and expertise in the energy business with MCM's knowledge of economic and financial markets.

         Operation of MGI and CERA Following the Merger and the Exchange. Following the Closing, MGI and CERA will each be wholly owned subsidiaries of the Parent and will continue to be operated as separate though affiliated businesses. As a result, although certain corporate services or assets (such as leased premises outside of the United States) may be shared following the Closing Date, it is not expected that significant cost savings from the integration or elimination of overlapping operations will be realized from the Merger and the Exchange. Instead, the success of the Transactions will be dependent largely upon each company's ability to derive benefits from its affiliation with the other company and from the additional managerial attention at the Parent level that will be provided following the consummation of the Transactions. While the future operating results of MGI or CERA could be adversely affected by any significant diversion of attention by the applicable company's management to the development or operation of the businesses of the other company, the Parent intends to engage a chief executive officer at the Parent level following the Closing Date, who will be responsible for, among other matters, coordinating activities between the two companies. In addition, the Parent expects that in order to finance the CERA Distribution Loan, to pay certain fees and expenses relating to the Transactions and, following the consummation of the Transactions, to fund MGI's and CERA's working capital needs and other business requirements, including in respect of any future business acquisitions, MCM will incur indebtedness under the Credit Agreement. While the incurrence of such indebtedness will cause MGI to become more leveraged, MGI's management believes that MGI will have sufficient cash flow to meet its obligations, including payments under the Credit Agreement. See "The Merger and the Exchange -- The Financing." Although there can be no assurance that the potential benefits of the Transactions will be either partially or fully realized, a failure to achieve these benefits would be unlikely to have a material adverse impact on the financial position or results of operations of either company.

         Governing Law and Management After the Merger and the Exchange.

         After the Merger and the Exchange, MGI shall continue to be governed by the laws of the State of Delaware, and CERA shall continue to be governed by the laws of the Commonwealth of Massachusetts. MCM's existence will not be affected by the Merger and the Exchange. Alberto Cribiore, Gordon McMahon, Donald Gogel, David Nixon, Daniel Yergin, Joseph Stanislaw and up to seven additional directors will be named to the Board of Directors of the Parent at the time of or shortly after the consummation of the Merger and the Exchange. In addition, Messrs. Cribiore and Yergin will be appointed Chairman and Vice-Chairman of the Parent, respectively. The LLC Agreement provides for an executive committee of the Board of Directors of the Parent which, during the intervals between meetings of the Board, generally will have the powers and authority of the Board in the management of the Parent. Upon consummation of the Merger and the Exchange, such executive committee shall be composed of Messrs. Cribiore, Yergin, Nixon and such other directors as may be designated by the Board. The persons named as directors of the Parent will also be required to be named as the directors of CERA and MGI.

         Upon completion of the transactions contemplated by the Merger Agreement, C&D Fund IV will beneficially own approximately 57% of the then outstanding Units (or approximately 40% on a fully diluted basis assuming the grant of the CERA Contingent Units, Goldman Contingent Units and CERA Employee Contingent Units, and the exercise of all outstanding options (whether vested or unvested and including all Contingent Options)). In addition, the present executive officers and directors of CERA and of MGI (including those directors and executive officers of CERA (and affiliated trusts) and of MGI who are identified herein as persons who will become directors of the Parent) will own or control approximately 29% of the outstanding Units (or approximately 36% on a fully diluted basis assuming the grant of the maximum number of CERA Contingent Units, Goldman Contingent Units and CERA Employee Contingent Units, and the exercise of all outstanding options (whether vested or unvested and including all Contingent Options)). Under the LLC Agreement, the favorable vote of at least two-thirds of the holders of Units will be required in order to approve any merger, consolidation, conversion or reorganization of the Parent (other than certain conversions that will require the approval only of the Board of Directors of the Parent), the dissolution of the Parent or a sale of all the capital stock of MGI or CERA. The holders of Units generally will not have any right to vote on any other action to be taken by the Parent. In addition, until the first underwritten public offering of Units after the Closing Date, each holder of Units will be required to vote its Units in favor of the election as directors of the Parent of two of Messrs. Yergin, Rosenfield and Stanislaw (collectively "the Founding Stockholders"), three nominees of C&D Fund IV, the chief executive officer of the Parent, the chief executive officer of MCM and up to six independent nominees selected by C&D Fund IV with Mr. Yergin's consent, and the Boards of Directors of MGI and CERA will be required to be the same as that of the Parent.

         Conditions to Consummation.
         Consummation of the Merger and the Exchange is subject to various conditions, including, among other matters: (i) receipt of all consents and approvals from governmental authorities necessary to permit consummation of the Merger and the Exchange; (ii) receipt of all consents and approvals from third parties, other than consents and approvals, which, if not obtained, would not have a CERA Material Adverse Effect (as defined below) or a MGI Material Adverse Effect (as defined below), as the case may be; (iii) the receipt by MCM of funds sufficient to finance the CERA Distribution Loan; (iv) the absence of any change since the date of the Merger Agreement that has had or would be reasonably likely to have a CERA Material Adverse Effect or an MGI Material Adverse Effect, as the case may be; and (v) satisfaction of certain other conditions. See "The Merger and the Exchange--Conditions to Obligations of the Parties" and "--Amendment, Waiver and Termination." The Parent expects that the CERA Distribution Loan will be financed through MCM's available cash and borrowings by MCM under the Credit Agreement. See "The Merger and the Exchange--The Financing."

         Amendment, Waiver and Termination.

         The Merger Agreement may be terminated at any time prior to the Closing Date by the written agreement of the Founding Stockholders and MGI. In addition, the Merger Agreement may be terminated at any time prior to the Closing Date by MGI, on the one hand, or the Founding Stockholders, on the other hand, by written notice to the other after 5:00 p.m., New York City time, on December 22, 1997 if the Closing Date shall not have occurred by such date (unless the failure of the Closing Date to occur shall be due to, in the case of any termination by MGI, any material breach of the Merger Agreement by MGI, the Parent or Sub or, in the case of any termination by the Founding Stockholders, any material breach of the Merger Agreement by the CERA Stockholders or Goldman), unless such date is extended by the mutual written consent of MGI and the Founding Stockholders. The Merger Agreement may also be terminated at any time prior to the Closing Date for certain other reasons. See "The Merger and the Exchange--Amendment, Waiver and Termination."

         Federal Income Tax Considerations.

         MGI has received an opinion from Debevoise & Plimpton, special counsel to MGI, to the effect that, for federal income tax purposes, in general, holders of MGI Common Stock will not recognize gain or loss upon the receipt of Units in exchange for MGI Common Stock pursuant to the Merger. See "The Merger and the Exchange--Federal Income Tax Considerations."

         Procedure for Exchange of Certificates.

         The Merger Agreement provides that, after the Effective Time, each holder of a certificate or certificates that, immediately prior to the Merger, represented shares of MGI Common Stock ("MGI Stock Certificates") who surrenders such certificate or certificates, together with a completed and signed MGI Holder Information Form (a copy of which has been enclosed with this Information Statement/Prospectus), to the person or entity appointed by the Parent (the "Exchange Agent") will be entitled to receive a certificate or certificates ("Unit Certificates") representing the Units into which such shares of MGI Common Stock shall have been converted in the Merger. The Parent currently intends to appoint MGI as the Exchange Agent. Substantially all of the MGI Stock Certificates currently are held by MCM, as bailee (the "MGI Bailee") pursuant to a Master Bailment Agreement, dated as of August 31, 1996 (the "MGI Bailment Agreement"), among certain holders of MGI Common Stock and the MGI Bailee. Each holder of shares of MGI Common Stock who wants the MGI Bailee to surrender such holder's MGI Stock Certificates to the Exchange Agent on such holder's behalf must complete, execute and deliver to the MGI Bailee a Holder Information Form and a Letter of Instruction (a copy of which has been enclosed with this Information Statement/Prospectus), which will authorize the MGI Bailee to so surrender the applicable MGI Stock Certificates. Promptly after the receipt of such documents, the MGI Bailee will deliver the applicable MGI Stock Certificates and Holder Information Forms to the Exchange Agent.

         Pursuant to the LLC Agreement, all of the Unit Certificates will be required to be held by the Parent, as bailee (the "Unit Bailee") under a Master Bailment Agreement, to be dated the Closing Date (the "Unit Bailment Agreement"), among certain holders of Units and the Unit Bailee. Accordingly, the Unit Certificates to be issued in the name of those former holders of MGI Common Stock whose MGI Stock Certificates, together with completed and signed Holder Information Forms, shall have been surrendered to the Exchange Agent, shall be delivered to the Unit Bailee in accordance with the Unit Bailment Agreement. The Unit Bailee will hold such Unit Certificates for safekeeping in a safe deposit box at a financial institution chosen by the Unit Bailee, and each such former holder of MGI Common Stock will receive a receipt from the Unit Bailee for the applicable Unit Certificate and a photocopy of such Certificate. See "The Limited Liability Company Agreement--The Units--Bailment Agreement."

         Rights of Dissenting Stockholders.

         Holders of MGI Common Stock are entitled to assert dissenters' rights under Section 262 of the DGCL with respect to the proposed Merger and, subject to the consummation of the Merger, to receive the "fair value" of their shares by complying with the procedures set forth in Section 262 of the DGCL. See "The Merger and the Exchange--Appraisal Rights" and the text of Section 262 of the DGCL, a copy of which is attached as Annex C hereto. Holders of Units will not be entitled to assert dissenters' rights under the Delaware Act or the LLC Agreement.

         Regulatory Matters.

         Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules promulgated thereunder, the Merger and the Exchange may not be consummated until certain information is provided to the Federal Trade Commission ("FTC") and to the Antitrust Division of the United States Department of Justice ("DOJ"), and a thirty-day waiting period is observed. C&D Fund IV, the ultimate parent entity of MGI, and Daniel H. Yergin, the ultimate parent entity of CERA, each filed a Notification and Report Form pursuant to the HSR Act with the DOJ and FTC on August 21, 1997. Early termination of the waiting period was granted on August 29, 1997. See "The Merger and the Exchange--Regulatory Matters."


INTERESTS OF CERTAIN PERSONS IN THE MERGER AND THE EXCHANGE; CONFLICTS OF
INTEREST

         MGI.
         Certain directors of MGI have interests in the Merger and the Exchange that present them with potential conflicts of interest. In connection with the Merger and the Exchange, Messrs. Cribiore, McMahon and Gogel will continue to be directors of the Parent, and Mr. Nixon also will be named as a director of the Parent and will be a member of the executive committee of the Board of Directors of the Parent. In addition, Mr. Nixon will continue to be the President and Chief Executive Officer of MGI. Pursuant to his existing employment agreement with MGI, in his capacity as such President and Chief Executive Officer, Mr. Nixon will receive in 1998 a base salary of $275,000 and other customary benefits.
         CD&R.

         Clayton, Dubilier & Rice, Inc. ("CD&R"), the manager of C&D Fund IV, provides managerial and financial advisory services to MGI, and, after the Merger and the Exchange, will also provide such services to CERA, pursuant to a Consulting Agreement, dated as of August 31, 1996 (as amended, the "Consulting Agreement"), among CD&R, MGI, MCM and, after the Merger and the Exchange, CERA. Under the Consulting Agreement, CD&R is entitled to receive an annual fee of $150,000, together with reimbursement of out-of-pocket expenses. CD&R will not be paid any additional amounts in respect of the Merger and the Exchange. Mr. Gogel is President and a principal of CD&R and a general partner of the general partner of CD&R Fund IV.

         Brera.

         Pursuant to a Services Agreement, dated as of March 31, 1997 (the "Cribiore Services Agreement"), between CD&R and Brera, in exchange for a fee equal to the sum of the amount of any management fee paid to CD&R under the Consulting Agreement (for so long as Mr. Cribiore serves as the Chairman of the Board of each of MGI and MCM) and certain other amounts, Brera has been providing the services of Mr. Cribiore to assist CD&R in providing managerial and financial advisory services pursuant to the Consulting Agreement, among other matters. Brera has made and may continue to make other employees, including Mr. McMahon, available to assist Mr. Cribiore in providing such services. In addition to the assistance provided pursuant to the Cribiore Services Agreement, Brera has provided financial advisory services to MGI with respect to the structuring and negotiation of the Merger, the Exchange and related transactions, including the financing thereof and certain executive compensation arrangements. The Brera Options will be granted to Brera or its designees in return for such financial advisory services. Mr. Cribiore is managing principal of Brera, and Mr. McMahon is a principal of Brera.

         CERA.

         Certain directors and officers of CERA have interests in the Merger and the Exchange that present them with potential conflicts of interest. Mr. David Leuschen, a director of CERA until June 1997, is an employee of Goldman. In connection with the Merger and the Exchange, Messrs. Yergin, Rosenfield, Stanislaw, Bupp and Aldrich (and affiliated trusts) will each receive Units, a right to receive CERA Contingent Units, Contingent Options, and a pro rata portion of the CERA Cash Distribution. In addition, Messrs. Yergin, Rosenfield and Stanislaw will enter into employment agreements with CERA, pursuant to which they will receive a base salary of $265,000, $255,000 and $255,000 per year, respectively, and other customary benefits. Further, Messrs. Yergin and Stanislaw will become directors of the Parent, effective immediately upon consummation of the Merger and the Exchange. Finally, Jordan, a director of CERA until June 1997, will receive the Jordan Options.

         The issuance of the Contingent Units and the exercisability of the Contingent Options depend solely upon the rate of growth in CERA's revenues (and not those of the combined companies) from June 30, 1997 to June 30, 2000 (subject to acceleration, in the case of the Contingent Units, on the occurrence of certain events). See "The Merger and the Exchange -- Structure and Terms of the Merger and the Exchange -- Terms of the Contingent Units and Contingent Options." As a result, during the period in which such rate of growth is being measured, the Founding Stockholders, each of whom will hold rights to receive Contingent Units and Contingent Options and two of whom will serve as directors of each of the Parent, MGI and CERA, may make decisions and take actions in respect of the Parent, MGI and CERA based upon a desire to maximize CERA's revenue growth instead of a desire to advance the interests of the combined companies.

         Goldman.

         Goldman Sachs & Co. ("Goldman Sachs"), an affiliate of Goldman, provided financial advisory services to MGI in respect of the transactions contemplated by the Merger Agreement, for which Goldman Sachs will receive a fee of $750,000 on the Closing Date. Additionally, Goldman owns a limited partnership interest in CERA LP which is the subject of the Goldman Exchange described herein. In the Goldman Exchange, Goldman will receive Units, the right to receive the Goldman Contingent Units and Contingent Options. In addition, a portion of the limited partnership interest in CERA LP owned by Goldman will be purchased by CERA as part of the CERA Cash Distribution for a purchase price of $2.39 million. CERA and Goldman are also parties to an agreement, which by its terms expired on October 31, 1997, pursuant to which CERA provided certain advisory services to Goldman. CERA and Goldman are currently discussing the terms upon which CERA may provide services to Goldman in the future. Consistent with standard practices in the investment banking industry, Goldman Sachs implemented ethical procedures in connection with its advisory services to MGI, including ensuring that persons assigned to advise MGI did not include persons who were simultaneously involved in either the management of Goldman's ownership interest in CERA LP or in the purchase of advisory services from CERA under the contract referred to above and appropriately segregating information received in connection with the Transactions.

         Jordan.

         Mr. Jordan, a director of CERA until June 1997, was retained by CERA in 1993 to assist CERA in its review of potential strategic partners. In connection with his engagement, Mr. Jordan assisted CERA by preparing materials to be delivered to potential strategic partners, consulted with senior management of CERA, and advised CERA regarding negotiations with third parties. Pursuant to a consulting agreement, Mr. Jordan received $35,000 in 1996 for such services. In addition, CERA agreed to pay Mr. Jordan a fee in respect of the transactions contemplated by the Merger Agreement. In lieu of such payment, Mr. Jordan has agreed to accept the Jordan Options.

         See "The Merger and The Exchange -- Interests of Certain Persons in The Merger and The Exchange; Conflicts of Interest" and "Management -- Certain Relationships and Related Transactions."

ABSENCE OF PUBLIC MARKET FOR UNITS; RESTRICTIONS ON TRANSFER

         The Units issued in the Merger to holders of MGI Common Stock will be freely transferable under the Securities Act, except for Units issued to a holder of MGI Common Stock who, for purposes of Rule 145 under the Securities Act, may be deemed to be an affiliate of MGI as of August 1, 1997, and Units held by an affiliate of the Parent for purposes of Rule 144 under the Securities Act. However, there has been no public trading market for Units prior to the Merger and the Exchange, and it is not expected that there will be a public market for the Units in the foreseeable future. In addition, transfers of the Units will be substantially restricted (i) under the LLC Agreement, (ii) pursuant to grant, subscription and/or option agreements to be executed in connection with the acquisition of Units or options to acquire Units by certain employees of or consultants to CERA or MGI and (iii) pursuant to existing subscription and/or option agreements executed by certain employees of MGI. See "Risk Factors--No Public Market for Units; Restrictions on Transfer; Illiquid Investment" and "The Limited Liability Company Agreement--Resales of Units."
The Units also will be subject to a holdback provision, the right of first offer and "take-along" rights described below in "The Limited Liability Company Agreement -- Rights of First Offer" and "The Limited Liability Company Agreement -- Take-Along Rights" and participation rights set forth in the LLC Agreement.

         Under Rule 145 under the Securities Act, affiliates of MGI may not sell Units issued to them in the Merger except pursuant to an effective registration statement under the Securities Act or other applicable exemption from the registration requirements of the Securities Act, including (in the case of such affiliates who are not affiliates of the Parent) pursuant to Rule 145 under the Securities Act. The provisions of Rule 145 require that, among other things, the Units be sold in "brokers' transactions" or in transactions directly with a "market maker." It is unlikely that an affiliate would be able to comply with the provisions of Rule 145 to effect a resale of Units.

NUMBER OF STOCKHOLDERS AND HOLDERS OF INTERESTS OF CERA LP
         As of December 31, 1997, there were 206 stockholders of record who held shares of MGI Common Stock, as shown on the records of MGI for such shares. As of December 31, 1997, there were nine stockholders of record who held shares of CERA Common Stock, as shown on the records of CERA for such shares.

As of December 31, 1997, there were two holders of record who held partnership interests in CERA LP, as shown on the records of CERA LP for such partnership interests.

DISTRIBUTIONS AND DIVIDENDS

         Parent.

         It is the policy of the Parent's Board of Directors to retain earnings to support operations and to finance continued growth of the Parent's and its subsidiaries' businesses rather than to make distributions, provided, however, that the Parent will make distributions, to the extent of available cash, necessary for holders of Units to pay tax liabilities. The Parent has never made any distributions on its limited liability company interests. The amount of any future distributions will be determined by the Board of Directors of the Parent in light of circumstances then existing, including the Parent's growth, profitability, financial condition, results of operations, and such other factors as the Board deems relevant. The Parent does not expect to make any distributions in the foreseeable future, other than distributions to holders of Units to pay their taxes, as required by the LLC Agreement. See "The Merger and the Exchange--Federal Income Tax Considerations" and "The Limited Liability Company Agreement--The Units--Rights to Distributions and Allocations." There can be no assurance that the Parent will have sufficient available cash to make such distributions. The Parent is and, following the Merger and the Exchange, will continue to be a holding company with no substantial business operations, and, accordingly, the Parent's ability to make any distributions will be limited by the ability of the Parent's subsidiaries to transfer funds to the Parent in the form of cash, loans or advances. See "MGI Management's Discussion and Analysis of Financial Condition and Results of Operations" and "CERA Management's Discussion and Analysis of Financial Condition and Results of Operations."

         MGI.

         It is the policy of MGI's Board of Directors to retain earnings to support operations and to finance continued growth of MGI's business rather than to pay dividends. MGI has never declared or paid any cash dividends or distributions on its capital stock. MGI may transfer funds to the Parent to enable the Parent to pay its expenses and to enable the Parent to make distributions to holders of Units, as required by the LLC Agreement. MGI's ability to declare and pay dividends and to transfer funds to the Parent in the form of cash, loans or advances is expected to be limited by certain covenants to be contained in its loan agreements with financial institutions. See "MGI Management's Discussion and Analysis of Financial Condition and Results of Operations."

         CERA.

         It has been the policy of CERA's Board of Directors to distribute substantially all of its earnings in the form of bonuses. Since June 30, 1995, CERA has not declared or paid any cash dividends or distributions on its capital stock, other than the CERA Cash Distribution. CERA may transfer funds to the Parent to enable the Parent to pay its expenses and to enable the Parent to make distributions to holders of Units, as required by the LLC Agreement. CERA's ability to declare and pay dividends and to transfer funds to the Parent in the form of cash, loans or advances is expected to be limited by certain covenants to be contained in its loan agreements with MCM or with financial institutions. See "CERA Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                  RISK FACTORS

         An investment in the Units offered hereby involves a high degree of risk. The following factors, in addition to the other information contained in this Information Statement/Prospectus, should be carefully considered by holders of MGI Common Stock. Certain of the following risk factors apply to MGI and its business and operations and certain others apply to CERA and its business and operations. If the Merger and the Exchange are consummated, these risk factors will apply equally to the Parent, in that following the Merger and the Exchange the Parent's primary assets will be the equity of MGI and CERA.

RISKS RELATING TO THE OWNERSHIP OF UNITS

         Concentration of Control; Lack of Ability to Influence Company
         --------------------------------------------------------------
         Actions; Certain Conflicts of Interest.
         ---------------------------------------

         The following table sets forth the expected ownership of the Units upon consummation of the Merger and the Exchange both on a primary and fully-diluted basis, including the grant of Units to the CERA Employees and assuming the exercise of all Contingent Options and options to purchase Units granted to employees of or consultants to CERA and MGI or to Brera or Jordan (whether vested or unvested), and the receipt of all CERA Contingent Units, all Goldman Contingent Units and all CERA Employee Contingent Units:

                                                            Number of
                                                              Units         Percentage
                            Number       Percentage         on a Fully-      of Units-
                             of           of Units           Diluted          Fully-
                            Units       Outstanding          Basis(1)       Diluted(1)
                            -----       -----------          --------       ----------
C&D Fund IV                2,742,806          56.7%          2,742,806           39.5%

Holders of MGI
Common Stock (other
than C&D Fund IV)            595,904          12.3%            595,904            8.6%

Holders of Existing
MGI Options                       --            --             867,912           12.5%

CERA Stockholders          1,243,125          25.7%          2,039,656           29.4%

Goldman                      150,000           3.1%            245,263            3.5%

CERA Employees               106,875           2.2%            351,865            5.1%

Employees of CERA
(other than the CERA
Employees)                        --            --              47,350            0.7%

Brera                             --            --              33,444            0.5%

Jordan                            --            --              11,132            0.2%
                         -----------   -----------          ----------      ---------
Total                      4,838,710         100.0%          6,935,332            100%

(1) This information is provided solely for illustrative purposes and is not necessarily indicative of the future number or percentage of Units that will actually be outstanding.

         Upon completion of the transactions contemplated by the Merger Agreement, C&D Fund IV will beneficially own approximately 57% of the then outstanding Units (or approximately 40% on a fully diluted basis assuming the grant of the CERA Contingent Units, Goldman Contingent Units and CERA Employee Contingent Units, and the exercise of all outstanding options (whether vested or unvested and including all Contingent Options)). In addition, the present executive officers and directors of CERA and of MGI (including those directors and executive officers of CERA (and affiliated trusts) and of MGI who are identified herein as persons who will become directors of the Parent) will own or control approximately 29% of the outstanding Units (or approximately 36% on a fully diluted basis assuming the grant of the maximum number of CERA Contingent Units, Goldman Contingent Units and CERA Employee Contingent Units, and the exercise of all outstanding options (whether vested or unvested and including all Contingent Options)). Under the LLC Agreement, the favorable vote of at least two-thirds of the holders of Units will be required in order to approve any merger, consolidation, conversion or reorganization of the Parent (other than certain conversions that will require the approval only of the Board of Directors of the Parent), the dissolution of the Parent or a sale of all the capital stock of MGI or CERA. The holders of Units generally will not have any right to vote on any other action to be taken by the Parent. In addition, until the first underwritten public offering of Units after the Closing Date, each holder of Units will be required to vote its Units in favor of the election as directors of the Parent of two of the Founding Stockholders, three nominees of C&D Fund IV, the chief executive officer of the Parent, the chief executive officer of MCM and up to six independent nominees selected by C&D Fund IV with Mr. Yergin's consent, and the Boards of Directors of MGI and CERA will be required to be the same as that of the Parent. As a result of these LLC Agreement provisions, the ability of holders of Units (other than C&D Fund IV and the Founding Stockholders) to influence or affect the Parent's actions will be severely limited. These provisions may also have the effect of discouraging a third party from attempting to acquire the Units of such holders, or may limit the price that a third party would be willing to pay for such Units.

         Certain Conflicts of Interest--MGI

         Certain persons have interests in the Merger and the Exchange that present them with potential conflicts of interest. In connection with the Merger and the Exchange, Messrs. Cribiore, McMahon and Gogel, all of whom are currently directors of MGI, will continue to be directors of the Parent, and Mr. Nixon also will be named as a director of the Parent and will be a member of the executive committee of the Board of Directors of the Parent. In addition, Mr. Nixon will continue to be the President and Chief Executive Officer of MGI. Pursuant to his existing employment agreement with MGI, in his capacity as such President and Chief Executive Officer, Mr. Nixon will receive in 1998 a base salary of $275,000 and other customary benefits.

         Certain Conflicts of Interest--CD&R

         CD&R, the manager of C&D Fund IV, provides managerial and financial advisory services to MGI, and, after the Merger and the Exchange, will also provide such services to CERA, pursuant to the Consulting Agreement. Under the Consulting Agreement, CD&R is entitled to receive an annual fee of $150,000, together with reimbursement of out-of-pocket expenses. CD&R will not be paid any additional amounts in respect of the Merger and the Exchange. Mr. Gogel is President and a principal of CD&R and a general partner of the general partner of C&D Fund IV.

         No Public Market for Units; Restrictions on Transfer; Illiquid
         --------------------------------------------------------------
         Investment.
         -----------

         Although the Units to be issued in connection with the Merger or upon exercise of the Brera Options or the Jordan Options (other than Units issued to "affiliates" of MGI and Units held by "affiliates" of the Parent) will be freely transferable under the Securities Act, there is no public market for the Units and it is not expected that there will be a public market for the Units in the foreseeable future. The Units to be issued to the CERA Stockholders and Goldman in the Exchange, the Cera Contingent Units, the Goldman Contingent Units, the Contingent Options and the Units issuable upon exercise of Contingent Options will not be registered under the Securities Act, or under any state securities or "blue-sky" laws or foreign securities laws. As a result, such Units and Contingent Options will be "restricted securities" for purposes of the federal securities laws and may be resold only in compliance with the federal and state securities laws governing "restricted securities." In addition, transfer of Units to be issued in connection with the Merger and the Exchange and the other transactions contemplated by the Merger Agreement, including the CERA Contingent Units, the Goldman Contingent Units, the Units issuable upon exercise of Contingent Options, the Brera Options and the Jordan Options, will be substantially restricted under the LLC Agreement and other agreements pursuant to which shares of MGI Common Stock or MGI Employee Options have been issued or granted to certain employees of MGI or pursuant to which Units or options to purchase Units will be or may be issued or granted to certain employees of or consultants to CERA or MGI and other persons. The Units also will be subject to a holdback provision, the right of first offer and "take-along" rights described below in "The Limited Liability Company Agreement -- Rights of First Offer" and "The Limited Liability Company Agreement -- Take-Along Rights" and participation rights set forth in the LLC Agreement. The restrictions on transfer could limit the price that certain investors might be willing to pay in the future for Units, and could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Parent.

         Effect of Rights of First Offer and "Take-Along" Rights.
         --------------------------------------------------------

         Until the first underwritten public offering of Units after the Closing Date, C&D Fund IV and the Founding Stockholders, as the holders of more than 5% of the outstanding Units on the Closing Date, will possess certain rights of first offer under the LLC Agreement that may have the effect of preventing a third party from acquiring Units without the consent of C&D Fund IV and the Founding Stockholders. In addition, under the LLC Agreement, until the first underwritten public offering of Units after the Closing Date, in the event that the holders of a majority of the Units desire to sell all of their Units to a third party, such holders will have the right to require all other holders of Units to participate in such sale.

         Risks Associated with Ownership of Additional Assets.
         -----------------------------------------------------

         Upon consummation of the Merger and the Exchange, the Parent will own two principal assets, its interest in CERA and its interest in MGI. Accordingly, the Parent's results of operations will be dependent on the successful and continued operation of both CERA and MGI (instead of MGI only, as is currently the case). In particular, if either CERA or MGI experiences decreased demand for its services or increased competition or otherwise suffers a material adverse change in its business, the Parent's results of operations may be materially adversely affected.

         Certain Conflicts of Interest--Brera

         Pursuant to the Cribiore Services Agreement, in exchange for a fee equal to the sum of the amount of any management fee paid to CD&R under the Consulting Agreement (for so long as Mr. Cribiore serves as the Chairman of the Board of each of MGI and MCM) and certain other amounts, Brera has been providing the services of Mr. Cribiore to assist CD&R in providing managerial and financial advisory services pursuant to the Consulting Agreement, among other matters. Brera has made and may continue to make other employees, including Mr. McMahon, available to assist Mr. Cribiore in providing such services. In addition to the assistance provided pursuant to the Cribiore Services Agreement, Brera has provided financial advisory services to MGI with respect to the structuring and negotiation of the Merger, the Exchange and related transactions, including the financing thereof and certain executive compensation arrangements. The Brera Options will be granted to Brera or its designees in return for such financial advisory services. Mr. Cribiore is managing principal of Brera, and Mr. McMahon is a principal of Brera.

         Certain Conflicts of Interest--CERA

         Certain directors and officers of CERA also have interests in the Merger and the Exchange that present them with potential conflicts of interest. Mr. David Leuschen, a director of CERA until June 1997, is an employee of Goldman. In connection with the Merger and the Exchange, Messrs. Yergin, Rosenfield, Stanislaw, Bupp and Aldrich (and affiliated trusts) will each receive Units, a right to receive CERA Contingent Units, Contingent Options, and a pro rata portion of the CERA Cash Distribution. In addition, Messrs. Yergin, Rosenfield and Stanislaw will enter into employment agreements with CERA, pursuant to which they will receive a base salary of $265,000, $255,000 and $255,000 per year, respectively, and other customary benefits. Further, Messrs. Yergin and Stanislaw will become directors of the Parent, effective immediately upon consummation of the Merger and the Exchange. Finally, Jordan, a director of CERA until June 1997, will receive the Jordan Options.

         The issuance of the Contingent Units and the exercisability of the Contingent Options depend solely upon the rate of growth in CERA's revenues (and not those of the combined companies) from June 30, 1997 to June 30, 2000 (subject to acceleration, in the case of the Contingent Units, on the occurrence of certain events). See "The Merger and the Exchange -- Structure and Terms of the Merger and the Exchange -- Terms of the Contingent Units and Contingent Options." As a result, during the period in which such rate of growth is being measured, the Founding Stockholders, each of whom will hold rights to receive Contingent Units and Contingent Options and two of whom will serve as directors of each of the Parent, MGI and CERA, may make decisions and take actions in respect of the Parent, MGI and CERA based upon a desire to maximize CERA's revenue growth instead of a desire to advance the interests of the combined companies.

         Certain Conflicts of Interest--Goldman

         Goldman Sachs, an affiliate of Goldman, provided financial advisory services to MGI in respect of the transactions contemplated by the Merger Agreement, for which Goldman Sachs will receive a fee of $750,000 on the Closing Date. Additionally, Goldman owns a limited partnership interest in CERA LP which is the subject of the Goldman Exchange described herein. In the Goldman Exchange, Goldman will receive Units, the right to receive the Goldman Contingent Units and Contingent Options. In addition, a portion of the limited partnership interest in CERA LP owned by Goldman will be purchased by CERA as part of the CERA Cash Distribution for a purchase price of $2.39 million. CERA and Goldman are also parties to an agreement, which by its terms expired on October 31, 1997, pursuant to which CERA provided certain advisory services to Goldman. CERA and Goldman are currently discussing the terms upon which CERA may provide services to Goldman in the future. Consistent with standard practices in the investment banking industry, Goldman Sachs implemented ethical procedures in connection with its advisory services to MGI, including ensuring that persons assigned to advise MGI did not include persons who were simultaneously involved in either the management of Goldman's ownership interest in CERA LP or in the purchase of advisory services from CERA under the contract referred to above and appropriately segregating information received in connection with the Transactions.

         Certain Conflicts of Interest--Jordan

         Mr. Jordan, a director of CERA until June 1997, was retained by CERA in 1993 to assist CERA in its review of potential strategic partners. In connection with his engagement, Mr. Jordan assisted CERA by preparing materials to be delivered to potential strategic partners, consulted with senior management of CERA, and advised CERA regarding negotiations with third parties. Pursuant to a consulting agreement, Mr. Jordan received $35,000 in 1996 for such services. In addition, CERA agreed to pay Mr. Jordan a fee in respect of the transactions contemplated by the Merger Agreement. In lieu of such payment, Mr. Jordan has agreed to accept the Jordan Options.

         Risks Relating to the Merger and the Exchange.
         ----------------------------------------------

         Consummation of the Merger and the Exchange is subject to various conditions, including, without limitation, the receipt by MCM of funds sufficient to finance the CERA Distribution Loan and the absence of any change since the date of the Merger Agreement that has had or would be reasonably likely to have a CERA Material Adverse Effect or a MGI Material Adverse Effect, and there can be no assurance that the Merger and the Exchange will ever be consummated. See "The Merger and the Exchange--Conditions to Obligations of the Parties." The success of the Merger and the Exchange will be determined by various factors, including the ability of each company to derive significant benefits from its affiliation with the other company and from the additional managerial attention at the Parent level that will be provided following the consummation of the Transactions. See "Summary -- The Merger and the Exchange -
- Reasons for the Merger and the Exchange." While the future operating results of MGI or CERA could be adversely affected by any significant diversion of attention by the applicable company's management to the development or operation of the businesses of the other company, the Parent intends to engage a chief executive officer at the Parent level following the Closing Date, who will be responsible for, among other matters, coordinating activities between the two companies.

         Risks Associated With Changes in Shareholder Rights.
         ----------------------------------------------------

         The rights of the holders of Units will be subject to, and may be adversely affected by, certain requirements not currently imposed upon holders of MGI Common Stock, such as requirements with respect to the election of directors, the vote required in order to authorize certain actions to be taken by the Parent and the parties whose consent will be required in order to amend particular provisions of the LLC Agreement. See " -- Concentration of Control; Lack of Ability to Influence Company Actions; Certain Conflicts of Interest" and "Comparison of Stockholder and Unit Holder Rights." The existence of such requirements, while providing for desirable efficiency in connection with Parent's operations and for other corporate purposes, may make it more difficult for a holder of Units (other than C&D Fund IV) to influence or affect the Parent's actions. However, because C&D Fund IV holds over 80% of the outstanding shares of MGI Common Stock, other holders of MGI Common Stock currently do not have a significant ability to influence or affect MGI's actions. See "Comparison of Stockholder and Unit Holder Rights" and "The Limited Liability Company Agreement."

         Dilution.
         ---------

         The Units will be subject to dilution upon future issuances of Units, including any issuance of Units upon the exercise of options under the CERA Option Plan and the MCM Group, Inc. LLC Unit Option Plan (the "MGI Option Plan"), any issuance of CERA Contingent Units, any issuance of Goldman Contingent Units, any issuance of CERA Employee Contingent Units and any issuance of Units upon the exercise of Contingent Options, Existing MGI Options, the Brera Options or the Jordan Options. On or prior to the Closing Date, CERA will adopt the CERA Option Plan and MGI will adopt the MGI Option Plan, pursuant to which options to purchase an aggregate of up to 462,699 Units may be granted. In connection with the Merger and the Exchange, Existing MGI Options will automatically be converted into options to purchase an aggregate of 867,912 Units. Shortly following the Merger and the Exchange, options to purchase an aggregate of 231,500 Units will be granted by CERA under the CERA Option Plan to certain employees of or consultants to CERA. In connection with the Merger and the Exchange, CERA will grant to the CERA Stockholders and to Goldman, Contingent Options to purchase an aggregate of 98,744 Units, based on the attainment by CERA of certain revenue growth rates. The Merger Agreement also provides that if CERA achieves certain revenue growth rates, the CERA Stockholders will receive an aggregate of from 119,704 additional Units to 707,661 additional Units, Goldman will receive from 14,444 additional Units to 85,389 additional Units and the CERA Employees will receive an aggregate from 10,291 additional Units to 60,840 additional Units. Additionally, in connection with the Merger and the Exchange, Brera will receive options to purchase an aggregate of 33,444 Units and Jordan will receive options to purchase 11,132 Units. See "Interests of Certain Persons in the Merger and the Exchange; Conflicts of Interest," "Concentration of Control; Lack of Ability to Influence Company Actions; Certain Conflicts of Interest," and "The Merger and the Exchange--Structure and Terms of the Merger and the Exchange."

         Dividend Policy; Inability to Declare Dividends.
         ------------------------------------------------

         The Parent does not expect to declare or pay any dividends or distributions in the foreseeable future, other than distributions to holders of Units to pay their taxes, as required by the LLC Agreement. The Parent's ability to declare and pay dividends or distributions is limited by the ability of the Parent's subsidiaries to transfer funds to the Parent in the form of cash, loans or advances. It is expected that MGI's and CERA's ability to transfer funds to the Parent will be limited by certain covenants to be contained in their respective loan agreements. The inability of MGI and CERA to transfer funds to the Parent in the form of cash, loans or advances may prevent the Parent from making the distributions required by the LLC Agreement.

         Fraudulent Conveyance Considerations.
         -------------------------------------

         In connection with the CERA Distribution Loan, MCM will incur (and the Parent and MGI will guarantee the incurrence of) substantial indebtedness under the Credit Agreement. MCM will then make the CERA Distribution Loan to CERA and CERA will apply a portion of such funds, together with CERA's available cash, to the extent necessary, to make a distribution to the CERA Stockholders and will apply the remainder of such funds and available cash to purchase a portion of the limited partnership interest in CERA LP held by Goldman.

         If, under relevant federal or state fraudulent conveyance statutes in a bankruptcy, reorganization or rehabilitation case or similar proceeding or a lawsuit by or on behalf of unpaid creditors of CERA, a court were to find that, at the time that CERA incurred the indebtedness under the CERA Distribution Loan in order to make the CERA Cash Distribution: (i) CERA incurred such indebtedness and made the CERA Cash Distribution with the intent of hindering, delaying or defrauding current or future creditors; or (ii) (A) CERA received less than reasonably equivalent value or fair consideration for incurring such indebtedness and (B) CERA (w) was insolvent or was rendered insolvent by reason of the Transactions and/or such incurrence of indebtedness, (x) was engaged, or was about to engage, in a business, transaction or distribution for which its assets constituted unreasonably small capital, (y) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured or (z) was a defendant in an action for money damages, or had a judgment for money damages docketed against it (if, in either case, after final judgment the judgment is unsatisfied), such court could (1) find that the CERA Cash Distribution constituted a fraudulent transfer or conveyance, void it and require that the CERA Stockholders and Goldman return the CERA Cash Distribution to a fund for the benefit of the creditors of CERA, and (2) avoid or subordinate the indebtedness of CERA under the CERA Distribution Loan to other presently existing and future indebtedness of CERA.

         In addition, having concluded that CERA was insolvent and having voided the CERA Distribution Loan, if, under relevant federal or state fraudulent conveyance statutes in a bankruptcy, reorganization or rehabilitation case or similar proceeding or a lawsuit by or on behalf of unpaid creditors of MCM, a court were to find that, at the time MCM incurred the indebtedness under the Credit Agreement to finance the CERA Distribution Loan, (i) MCM incurred the indebtedness with the intent of hindering, delaying or defrauding current or future creditors; or (ii)(A) MCM received less than reasonably equivalent value or fair consideration for incurring such indebtedness and (B) MCM (w) was insolvent or was rendered insolvent by reason of the Transactions and/or such incurrence of indebtedness, (x) was engaged, or was about to engage, in a business, transaction or distribution for which its assets constituted unreasonably small capital, (y) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured or (z) was a defendant in an action for money damages, or had a judgment for money damages docketed against it (if, in either case, after final judgment the judgment is unsatisfied), such court could find that the CERA Distribution Loan constituted a fraudulent transfer or conveyance as to MCM's creditors and that the Parent was an entity for whose benefit the transfer or conveyance was made, in which event MCM could become entitled to recover the value of the CERA Distribution Loan from the Parent for the benefit of creditors of MCM.

         The measure of insolvency for purposes of the foregoing will vary depending upon the law of the jurisdiction which is being applied. Generally, however, CERA or MCM, as the case may be, would be considered insolvent if, at the time that the indebtedness is incurred by CERA under the CERA Distribution Loan or by MCM under the Credit Agreement, as the case may be, either (i) the fair market value (or fair saleable value) of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured or (ii) it is incurring debt beyond its ability to pay as such debt matures. No assurance can be given as to what method a court would use in order to determine whether CERA or MCM, as the case may be, was "insolvent" at the time of the incurrence of such indebtedness or that, regardless of the method of valuation, a court would not determine that CERA or MCM, as the case may be, was insolvent at that time. The avoidance of the CERA Cash Distribution to the CERA Stockholders and Goldman as described above could result in the CERA Stockholders and Goldman being required to return all or a portion of the CERA Cash Distribution received by them, and the characterization of the CERA Distribution Loan as a fraudulent conveyance as to MCM as described above could result in the Parent being required to return to MCM the value of the CERA Distribution Loan.

         With respect to CERA, CERA's management believes that at the time CERA incurs indebtedness under the CERA Distribution Loan, and with respect to MCM, MCM's management believes that at the time MCM incurs indebtedness under the Credit Agreement to finance the CERA Distribution Loan, CERA or MCM, as the case may be, (i) will be (A) neither insolvent nor rendered insolvent thereby, (B) in possession of sufficient capital to run its business effectively and (C) incurring debts within its ability to pay as the same mature or become due and
(ii) will have sufficient assets to satisfy any probable money judgment against it in any pending action. In reaching the foregoing conclusions, CERA has relied, in part, upon the fact that prior to June 30, 2000, CERA will be required to make cash payments in respect of principal or interest under the CERA Distribution Loan only to the extent required by the board of directors of the Parent. There can be no assurance, however, that a court passing on such questions would reach the same conclusions.


         Federal Income Tax Risks.
         -------------------------

         The Parent is expected to be classified as a partnership for federal income tax purposes. As such, the Parent will not be subject to federal income tax. Instead, each holder of Units will be required to include its allocable share of the Parent's items of income, gain, loss, deduction and credit in computing the Unit holder's own taxable income for federal income tax purposes. Accordingly, a Unit holder may be required to pay federal income tax on its allocable share of the Parent's income for a year even though no distributions are made to the Unit holder with respect to such income. The LLC Agreement requires that the Parent make distributions, to the extent of available cash, to Unit holders in order to pay their taxes. However, there can be no assurance that the Parent will have sufficient available cash to make distributions in the full amount of the Unit holders' tax liabilities. Because a Unit holder's tax liability may exceed the cash distributed to it from the Parent in a particular period, a Unit holder may be required to satisfy such tax liability from other sources. See "The Merger and the Exchange--Federal Income Tax Considerations."

         The Parent will be classified as a partnership for federal income tax purposes unless it is treated as a "publicly traded partnership". Although it is not expected that the Parent will be treated as a publicly traded partnership, because determination of such status will depend in large part upon facts existing in the future, there can be no assurance that such characterization will not occur, and Debevoise & Plimpton, special counsel to MGI, cannot provide an opinion on this issue. If the Parent were treated as a publicly traded partnership, it would be classified as an association taxable as a corporation for federal income tax purposes. As a result, the Parent would be subject to federal income tax at the rates applicable to corporations, and the Parent's items of income, gain, loss, deduction and credit would be reflected only on its own tax return. The holders of Units would not be required to take such items into account in computing the holders' own taxable income. Instead, the holders of Units would be taxable in the same manner as shareholders of a corporation. In general, a holder of Units receiving a distribution from the Parent would recognize ordinary dividend income to the extent of the Parent's current and accumulated earnings and profits. The imposition of tax on the Parent would reduce the amount of distributions that could be made to the holders of Units. See "The Merger and the Exchange--Federal Income Tax Considerations."

         Liability for Certain Distributions.
         ------------------------------------

         The members of the Parent generally will not be obligated personally for any of the debts, obligations or liabilities of the Parent, whether arising in contract, tort or otherwise, solely by reason of being a member of the Parent. A member who receives a distribution from the Parent, however, at a time when, after giving effect to the distribution, the liabilities of the Parent (other than certain liabilities specified in the Delaware Act) exceed the fair value of the assets of the Parent will be liable to the Parent for the amount of such distribution if such member knows at the time such distribution is made that such liabilities then exceed the fair value of such assets.

RISKS RELATING TO CERA

         Dependence on Renewals of Retainer-Based Research Services.
         ----------------------------------------------------------

         CERA's success depends in part upon renewals of subscriptions for its research products. Approximately 50% and 53% of CERA's revenues for the years ended June 30, 1996 and 1997, respectively, were derived from CERA's subscription-based research products. CERA has historically experienced high subscription renewal rates for these products. However, there can be no assurance that CERA will be able to sustain such high renewal rates. A significant portion of the growth of CERA's consulting and advisory services in any given year has historically been generated in the last quarter of the fiscal year. Accordingly, any deterioration in CERA's ability to generate revenue growth might not be apparent until late in CERA's fiscal year. A decline in renewal rates for CERA's research products or a decline in demand for consulting and advisory services could have a material adverse effect on CERA's business, financial condition, and results of operations.

         Dependence on Limited Number of Customers.
         -----------------------------------------

         CERA's revenues during a given fiscal year are typically dependent in part on certain significant customers who, in the aggregate, accounted for approximately 28% and 20% of its total revenues for the years ended June 30, 1996 and 1997, respectively. Historically, CERA has been able to replace the loss of such customers. The inability to replace these customers could materially and adversely affect the financial performance of CERA.

         Potential Fluctuations in Operating Results.
         -------------------------------------------

         CERA's operating results have fluctuated in the past and may fluctuate significantly in the future due to various factors, including the level and timing of renewals of subscriptions to CERA's services, the timing and amount of new business generated by CERA, the timing of revenue-generating events sponsored by CERA, the mix of domestic versus international business, the development, introduction and marketing of new products and services, the hiring and training of research analysts and sales personnel, the utilization of its advisory services, changes in the spending patterns of CERA's target clients, CERA's accounts receivable collection experience, changes in market demand for energy research and analysis and competitive conditions in the energy industry. Due to these factors, CERA believes period-to-period comparisons of results of operations are not necessarily meaningful and should not be relied upon as an indication of future results of operations.

         Risks Associated with Loss of Key Personnel.
         -------------------------------------------

         CERA's ability to conduct and expand its business is related to its ability to hire and retain the highly qualified personnel needed to maintain and enhance the presentation, quality and breadth of coverage of CERA's research and applications. CERA's key assets are the product line research directors and research analysts who are responsible for the compilation, analysis and dissemination of CERA's research and application services. A loss of key personnel, particularly Daniel Yergin, CERA's founder and President, James Rosenfield, a Managing Director and Head of Business Development, Joseph Stanislaw, a Managing Director and Head of Global Research, Philippe A. Michelon, Managing Director, Operations, and the research directors for major product lines, could have a material adverse effect on CERA. In connection with the Merger and the Exchange, Messrs. Yergin, Rosenfield and Stanislaw will enter into new employment agreements with CERA. See "Management--Employment Agreements.

         Need to Attract and Retain Professional Staff.
         ---------------------------------------------

         CERA's future success will depend in large measure upon the continued contributions of its senior management team, research analysts, and experienced sales and marketing personnel. Accordingly, future operating results will be largely dependent upon CERA's ability to retain the services of these individuals and to attract additional qualified personnel from a limited pool of qualified candidates. CERA experiences intense competition in hiring and retaining professional personnel from, among others, other research firms, management consulting firms, and financial services companies. Many of these firms have substantially greater financial resources than CERA to attract and compensate qualified personnel. The loss of the services of key management and professional personnel or the inability to attract such personnel could have a material adverse effect on the CERA's business, financial condition, and results of operations.

         International Operations; Political and Economic Conditions in Foreign
         ----------------------------------------------------------------------
         Jurisdictions.
         -------------

         Revenues attributable to customers outside the United States represented approximately 30% and 33% of CERA's total revenues for the years ended June 30, 1996 and 1997, respectively. CERA expects that international revenues will continue to account for a substantial portion of total revenues and intends to continue to expand its international operations. Expansion into new geographic territories requires considerable management and financial resources and may negatively impact CERA's near-term results of operations. In addition, CERA's operating results are subject to the risks inherent in international sales, including political and economic conditions in various jurisdictions, tariffs and other barriers, longer accounts receivable collection cycles, difficulties in protecting intellectual property rights in international jurisdictions, changes in market demand as a result of exchange rate fluctuations, difficulties in staffing and managing foreign sales operations, and higher levels of taxation on foreign income than domestic income. There can be no assurance that such factors will not have a material adverse effect on CERA's business, financial condition, and results of operations.

         Cyclical Industry Customer Base; Fluctuation of Revenues and Earnings.
         ---------------------------------------------------------------------

         CERA's research products and services target customers in the global energy market. CERA's ability to attract and retain customers in this market is dependent on risks inherent in the global energy market. A decline in energy price volatility could result in reduced demand for CERA's products and services. Many of the end users of CERA's products typically experience cyclical fluctuations in revenues and earnings. Accordingly, there can be no assurance that CERA will not experience declining revenues in the future.

         Competition; Pricing Pressure; Loss of Market Share.
         ---------------------------------------------------

         CERA competes in the market for research products and services with other independent providers of similar services including Petroleum Economics Limited, Petroleum Finance Company and PIRA Energy Group. Some of CERA's competitors have substantially greater financial, information-gathering, and marketing resources than CERA. In addition, CERA's indirect competitors include other information providers such as electronic and print publishing companies, survey-based general market research firms, brokerage firms and general business consulting firms. CERA's indirect competitors may choose to compete directly against CERA in the future. In addition, there are relatively few barriers to entry into CERA's market and new competitors could readily seek to compete against CERA in one or more market segments addressed by CERA's products and services. Increased competition could adversely affect CERA's operating results through pricing pressure and loss of market share. There can be no assurance that CERA will be able to continue to compete successfully against existing or new competitors.

         Management of Growth; Lack of Technology Infrastructure.
         -------------------------------------------------------

         Since inception, CERA has experienced substantial changes in its operations as a result of the expansion and growth of CERA's business, which have placed significant demands on CERA's management, administrative, operational and financial resources. CERA's ability to manage growth, should it continue to occur, will require CERA to continue to implement and improve its operational, financial and management information systems and to motivate and effectively manage an evolving workforce. If CERA's management is unable to effectively manage a changing and growing business, the quality of CERA's products, its ability to retain key personnel and its results of operations could be materially adversely affected.

         Management of Planned Expansion.
         -------------------------------

         Any significant expansion by CERA is expected to place a strain on CERA's financial, operational and managerial resources. To manage its expansion, CERA must continue to implement and improve its operations and financial systems and to increase, train and manage its personnel. There can be no assurance that CERA's systems, procedures or controls currently in place will be adequate to support CERA's operations or that CERA will be able to implement additional systems successfully and in a timely manner if required. If CERA continues to grow, it will be required to expand its research staff, expand its sales and marketing force, recruit additional key management personnel, improve its operational and financial systems and train, motivate and manage additional employees. There can be no assurance that CERA will be able to manage these changes successfully. Any inability of CERA to manage its growth successfully could have a material adverse effect on CERA's business, financial condition and results of operations.

         Risks Associated With New Product Development.
         ----------------------------------------------

         CERA's future success will depend in part on its ability to develop or acquire new products and services that address specific industry and business organization sectors, changes in client requirements and technological changes in the energy industry. The process of internally researching, developing, launching and gaining client acceptance of a new product or service, or assimilating and marketing an acquired product or service, is inherently risky and costly. There can be no assurance that its efforts to introduce new, or assimilate acquired, products or services, will be successful.

         Pricing Strategy; Limitation on Potential CERA Market
         -----------------------------------------------------

         CERA's pricing strategy, like those of its competitors, may limit the potential market for CERA's services to substantial commercial and governmental users of its research products and applications and consulting services. As a result, CERA may be required to reduce prices for its services or to introduce new products with lower prices in order to expand its market share. These actions could have a material adverse effect on CERA's business and results of operations.

         Uncertainties Relating to Proprietary Rights.
         ---------------------------------------------

         CERA's success and ability to compete is dependent in part upon its proprietary information and technology. CERA relies on a combination of copyright, trademark and trade secret laws, employee and third-party nondisclosure agreements and contractual provisions and other methods to protect its proprietary information and technology. There can be no assurance that the measures taken by CERA to protect its proprietary information and technology will be adequate to prevent misappropriation or that others will not develop independently similar proprietary information or technology. Furthermore, there can be no assurance that competitors will not develop similar or superior proprietary information or technologies.

         CERA licenses certain content from third parties. There can be no assurance CERA will not be involved in expensive and time consuming litigation with respect to claims based on the third-party content that it distributes. Any such litigation, whether or not resulting in a ruling requiring the payment of damages, could have a material adverse effect on CERA's business, financial condition and results of operations.

RISKS RELATING TO MGI

         Risks Relating to MGI's Industry and Competition.
         ------------------------------------------------

         MGI competes in the high-value-added segment of the financial information services industry against both well-established and smaller companies, some of which may have substantially greater resources than MGI and offer a broader array of services. Currently, MGI's primary competitors are MMS International, owned by McGraw-Hill, and Technical Data Corporation, owned by Thomson Corporation and a strategic partner of Dow Jones Markets, Inc. (formerly known as Dow Jones Telerate, Inc., "DJM"). MGI distributes almost all of its services through screens provided by DJM, Bloomberg L.P. ("Bloomberg"), Bridge Information Systems, Inc. (formerly known as Knight-Ridder Financial, Inc., "Bridge"), Reuters Limited ("Reuters"), ADP Financial Information Services, Inc. ("ADP") and Kabushiki Kaisha Quick ("Quick") (collectively, the "Vendor Distribution Firms"). Ongoing access by MGI to the Vendor Distribution Firms is critical to future performance.

         Competition is based on various factors, including the breadth of coverage, availability of both fundamental and technical analyses, the frequency and number of intra-day updates, the range, quality, timeliness and accuracy of information, the ability to filter, retrieve, manipulate and store information, the level of fees charged, customer service, the success of marketing and sales efforts and the subscribers' preference among the Vendor Distribution Firms. Currently, there are relatively few barriers to entry by new on-line service providers, although the lack of name recognition and access to the distribution network provided by the Vendor Distribution Firms may make entering the business more difficult for potential competitors. The Vendor Distribution Firms also distribute numerous competing services, including their own or their affiliates' proprietary services and the services offered by MGI's primary competitors.

         Competition is expected to increase as technological advancements improve the speed and reliability of delivery and retrieval of information supplied over the Internet, which could emerge as an inexpensive distribution alternative to the high-cost, proprietary networks offered by the Vendor Distribution Firms. At present, the relatively slow rate of transmission of data over the Internet, questions about the reliability of Internet service providers' systems and concerns over the security and integrity of data delivered over the Internet serve as technological impediments to the effectiveness of the Internet as a distribution channel for services such as those provided by MGI. If technological advancements enabling faster, more reliable and secure delivery of digital data occur, the Internet could emerge as a significant distribution channel for financial information, including high-value-added services such as those provided by MGI. Because access to the Internet is inexpensive and requires relatively inexpensive equipment and software, such technological advancements could allow the Internet to emerge as an alternative to the Vendor Distribution Firms and therefore reduce one of the most significant entry barriers to start-up--i.e., access to the Vendor Distribution Firms. While MGI is taking steps to respond to developments in Internet- related technologies and industries, there can be no assurance that increased competition resulting from the emergence of the Internet as an effective, low-cost distribution channel would not have a material adverse effect on MGI. See "Business of MGI--Competition."

         Effect of Changes in Economic or Market Conditions on Demand for
         ----------------------------------------------------------------
         Services.
         ---------

         Changes in economic and market conditions may adversely affect the demand for MGI's services and, therefore, revenue and profitability. Virtually all of MGI's revenue is derived from subscriptions, and the subscribers of MGI's services are primarily the trading and sales desks of institutional participants in the global financial markets. Consequently, a significant decrease in the volume of activity in the global financial markets resulting from general economic factors or a decrease in the number of trading and sales desks in such institutional participants could affect materially the level of demand for MGI's services, which in turn could lead to termination of subscriptions representing a material portion of MGI's revenues.

         Risks Associated with Loss of Key Personnel.
         -------------------------------------------

         MGI's ability to conduct and expand its business is related to its ability to hire and retain the highly qualified personnel needed to maintain and enhance the presentation, quality and breadth of coverage of MGI's research services. MGI's key assets are the economists, market analysts and technical analysts who are responsible for the compilation, analysis and dissemination of MGI's financial information services on a daily, real-time basis. A loss of key personnel, particularly David D. Nixon, the President and Chief Executive Officer of MGI, Malcolm Cook, Anthony Napolitano and Lauretta Gell, each a Senior Vice President of MGI, and the senior analysts and managers responsible for MGI's major product lines, could have a material adverse effect on MGI. Each of Messrs. Nixon, Cook and Napolitano and Ms. Gell have entered into employment agreements with MGI. See "Management--Employment Agreements."

         Dependence on Technology; Third Party Proprietary Software
         ----------------------------------------------------------
         Applications.
         -------------

         MGI depends on computer equipment and software technology to provide its services to its customers. MGI must continue to maintain and upgrade its equipment and software to remain competitive, adapt to technological developments in the distribution and presentation of electronic financial information and ensure the quality, delivery, timeliness and accuracy of its services. Generally, MGI's economists and analysts in its various offices prepare and transmit information and analyses over MGI's wide area network to MGI's central computer processing and data storage center in New York (the "Data Center"), which packages that information in specific presentation formats and sends the final products to the Vendor Distribution Firms virtually instantaneously, which is a critical factor in providing real-time financial information. There can be no assurance that physical damage or other disruption to the Data Center through fire, flood or other event outside the control of MGI would not have a material adverse effect on MGI.

         The Data Center runs on an operating system that uses, among other software, certain source codes and proprietary software applications (the "Licensed Software") originally developed by Key Information Systems, Inc. ("KIS") and licensed exclusively to MGI. MGI and KIS have entered into agreements covering the provision of services relating to the Data Center and the Licensed Software and certain option rights of MGI with respect to the Licensed Software. The services agreement between MGI and KIS will expire on December 31, 1997, and, after such date, such agreement may be terminated by either party upon 90 days' prior notice. MGI may replace the operating system for its Data Center and develop or procure new software applications to run on the new system. If MGI does not replace its existing operating system and the service agreement between KIS and MGI were to be terminated by KIS or KIS were not otherwise available to perform its duties under the service agreement, MGI would be required to secure a replacement vendor to perform such duties or acquire some other means of maintaining MGI's Data Center. There can be no assurance that an adequate replacement vendor could be timely located by MGI or that the termination of such service agreement would not have a material adverse effect on MGI's business.

         Risks Associated With New Product Development.
         ---------------------------------------------

         MGI's future success will depend in part on its ability to develop or acquire new products and services that address specific industry and business organization sectors, changes in client requirements and technological changes in the financial markets. The process of internally researching, developing, launching and gaining client acceptance of a new product or service, or assimilating and marketing an acquired product or service, is inherently risky and costly. There can be no assurance that its efforts to introduce new, or assimilate acquired, products or services, will be successful.

         Termination Provisions of Subscription Agreements.
         -------------------------------------------------

         Virtually all of MGI's revenues are derived from subscription agreements with its customers. Subscription agreements with U.S.-based customers are generally made directly between those customers and MGI and may be either oral or written agreements. Oral agreements with U.S.-based clients are generally terminable upon ninety (90) days' notice without penalty. Written agreements, which represented approximately 18.7% of MGI's U.S. revenues in 1996, typically have a one-year term but are not subject to early termination.

         Non-U.S.-based clients subscribe by means of service agreements entered into with the Vendor Distribution Firms, pursuant to which a subscriber can elect to subscribe for various optional services, including MGI's services. With certain exceptions, such agreements are written and typically have one- or two-year terms that renew automatically unless the subscriber provides 90 days' prior notice of non-renewal.

         Dependence on Dow Jones Telerate, Inc.; Risk of Termination.
         -----------------------------------------------------------

         Historically, MGI provided its services, with limited exceptions, exclusively through screens provided by DJM. In late 1993 MGI exercised its option under its contract with DJM to deliver its services on a non-exclusive basis through other Vendor Distribution Firms. Following MGI's exercise of its option under the DJM contract to distribute its services on a non-exclusive basis, the royalty fee payable to DJM thereunder increased substantially, which has required MGI to generate substantial incremental volume in order to offset that increase. See "MGI Management's Discussion and Analysis of Financial Condition and Results of Operations." MGI believes that its decision to distribute MGI's services on a non-exclusive basis will continue to enable MGI to generate such incremental volume, but there can be no assurance in this regard.

         The agreement with DJM also provides that in the event of a "change of control" of either party, the other party has the right to terminate the agreement upon at least 20 days' prior notice. A "change of control" is defined in the agreement as a change in the possession of the ultimate power to, directly or indirectly, direct or cause the direction of the management or the policies of such party, whether through the ownership of voting securities, by contract or otherwise. MGI does not believe that the Merger will constitute a change of control of MGI. Termination of MGI's agreement with DJM would have a material adverse impact on MGI's results of operations and financial condition.

         Significant International Operations; Impact of Foreign Laws and
         ----------------------------------------------------------------
         Currency Fluctuations.
         ---------------------

         MGI provides services to institutional clients in 57 countries and derived a substantial portion of its revenue in 1996 from the sale of its services in countries outside the United States. International operations generally are subject to various risks that are not present in domestic operations. Various foreign jurisdictions have laws and regulations that regulate MGI's business, which are in addition to U.S. federal and state regulation. Also, various foreign jurisdictions have laws limiting the right and ability of foreign subsidiaries to pay dividends and remit earnings to affiliated companies unless specified conditions are met. Further, sales in foreign jurisdictions typically are made in local currencies, and transactions with foreign affiliates customarily are accounted for in foreign currencies. To the extent MGI does not take steps to mitigate the effect of changes in the relative value of the U.S. dollar and these foreign currencies, MGI's results of operations and financial condition (which are reported in U.S. dollars) could be affected adversely by negative changes in these relative values. MGI does not presently intend to take any steps to mitigate such effects of possible changes in the relative value of the U.S. dollar and these foreign currencies.

         Regulation.
         ----------

         MGI's business is subject to regulation under various federal and state laws and regulations, as well as the laws and regulations of certain foreign jurisdictions where MGI or its subsidiaries have offices and/or where its services are sold. MCM and its subsidiary, McCarthy, Crisanti & Maffei, S.A. ("MCM S.A."), are both registered commodity trading advisers with the Commodities Futures Trading Commission. In addition, MCM Asia Pacific Co., Ltd. ("MCM Asia Pacific") has recently been advised by the Monetary Authority of Singapore that it will be required to register as a futures trading adviser and investment adviser in Singapore. These laws and regulations are primarily intended to benefit or protect MGI's clients and generally grant supervisory agencies and bodies broad administrative powers, including the power to limit or restrict MGI's ability to carry on its business if it fails to comply with such laws and regulations. In such event, the possible sanctions that may be imposed include suspension of individual employees, limitations on engaging in certain types of business for specified periods of time, revocation of MCM's and MCM S.A.'s commodity trading adviser and other registrations, censures and fines, any of which could have a material adverse effect on MGI's business. MGI believes that it is currently in substantial compliance with all applicable laws and regulations, other than the requirement to register in Singapore (which MGI is in the process of satisfying).

                           THE MERGER AND THE EXCHANGE

         The following description summarizes the material terms of the Merger and the Exchange. This description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is set forth as Annex A to this Information Statement/Prospectus and is incorporated herein by reference. All holders of MGI Common Stock are urged to read Annex A in its entirety.

GENERAL

         This Information Statement/Prospectus serves as a Prospectus of the Parent with respect to the Units to be issued pursuant to the proposed Merger to the holders of MGI Common Stock, which Prospectus is part of a Registration Statement on Form S-4 filed by the Parent with the Commission under the Securities Act.
         The Merger Agreement provides that on the Closing Date, Sub, a wholly owned subsidiary of the Parent, shall merge with and into MGI. MGI shall be the surviving corporation of the Merger and as a result shall become a wholly owned subsidiary of the Parent. MCM's existence will not be affected by the Merger and Exchange. Following the Merger, MGI shall continue to be governed by the laws of the State of Delaware. At the time the Merger becomes effective, each share of MGI Common Stock (excluding treasury shares and shares held by stockholders who perfect their dissenters' rights) shall cease to be outstanding and shall be converted into the right to receive Units, as provided in the Merger Agreement.
         Simultaneously with the Merger, the Parent will acquire all of the outstanding equity interests in CERA through the Exchange. The cash portion of the consideration to be paid to the CERA Stockholders and Goldman for such equity interests will be paid through the CERA Cash Distribution. In order to take advantage of certain tax benefits arising from CERA's current status as an S corporation, the portion of the CERA Cash Distribution to be paid to the CERA Stockholders (in an aggregate amount equal to $21,510,000) will not be paid directly by the Parent or MGI, but instead will be paid by CERA through the mechanism of a cash distribution by CERA to its stockholders on the day immediately preceding the Closing Date. The remainder of the CERA Cash Distribution will be paid through the purchase by CERA, for a purchase price of $2,390,000, of a portion of the limited partnership interest in CERA LP held by Goldman. Pursuant to the Merger Agreement, MGI has agreed to cause MCM to make the CERA Distribution Loan to CERA in order to provide CERA with the funds to make the CERA Cash Distribution. MCM intends to make the CERA Distribution Loan to CERA on the day immediately preceding the Closing Date. The CERA Stockholders have agreed in the Merger Agreement to cause CERA to apply a portion of the proceeds from such loan, together with CERA's available cash, to the extent necessary, to make the CERA Cash Distribution. The Parent expects that the CERA Distribution Loan will be financed through MCM's available cash and borrowings by MCM under a senior bank Credit Agreement (the "Credit Agreement") to be entered into shortly before the CERA Distribution Loan is made. Such borrowings under the Credit Agreement will be made by MCM rather than by the Parent because, as a holding company with no substantial operations, the Parent would be able to meet loan payment obligations only through transfers of funds from its subsidiaries and, because the Parent will be treated as a partnership for tax purposes, the holders of Units would be taxed on any dividends paid to the Parent by its subsidiaries to fund such obligations.
         The Merger Agreement also provides that the CERA Stockholders will exchange the shares of CERA Common Stock owned by them for Units, the right to receive the CERA Contingent Units and Contingent Options to purchase Units, and that Goldman will exchange the remaining limited partnership interest in CERA LP owned by it after the CERA Cash Distribution for Units, the right to receive the Goldman Contingent Units and a Contingent Option to purchase Units. As a result, CERA will become a wholly owned subsidiary of the Parent. Following the Exchange, CERA shall continue to be governed by the laws of the Commonwealth of Massachusetts. Immediately upon completion of the Goldman Exchange, the Parent will transfer or cause to be transferred to CERA the limited partnership interest in CERA LP acquired from Goldman in the Goldman Exchange. Upon such transfer, CERA will become the sole partner of CERA LP and CERA LP will be dissolved by operation of law.

         The Merger Agreement also provides that promptly after the Closing Date, the Parent will sell to CERA, and CERA will grant to the CERA Employees, pursuant to the CERA Unit Grant Plan, Units and rights to receive the CERA Employee Contingent Units. CERA will also grant options to purchase an aggregate of 231,500 Units to certain employees of and consultants to CERA, pursuant to the CERA Option Plan. In addition, each Existing MGI Option shall automatically be converted into an equivalent option to purchase Units. On the Closing Date, MGI will also grant the Brera Options to Brera, and CERA will grant the Jordan Options to Jordan.

         If all conditions to the obligations of the parties to consummate the Merger and the Exchange are either satisfied or waived (as permitted), the Merger will be consummated. See "--Conditions to Obligations of the Parties." A copy of the Merger Agreement is set forth as Annex A of this Information Statement/Prospectus.

BACKGROUND OF THE MERGER AND THE EXCHANGE

         During the summer of 1996, the Board of Directors of CERA directed its financial advisor, Wm. Sword & Co. ("Sword"), to investigate corporate finance alternatives, including soliciting acquisition and business combination offers from several third parties. As a result of these efforts, CERA actively analyzed, with the assistance of Sword, several acquisition proposals for CERA, including a proposal for an equity investment in CERA, proposals for an outright acquisition of CERA and a proposed transaction with MGI. As part of its strategy to expand its business through identifying and developing opportunities to serve new markets and launch new services, from time to time MGI has explored acquisitions of or strategic alliances with a number of companies whose businesses complemented those of MGI. During the fall of 1996, MGI was informed by Goldman Sachs that CERA was soliciting acquisition proposals, and MGI became interested in the opportunities to strengthen and extend both MGI's and CERA's existing businesses and to improve the ability of the combined companies to access the financial and equity markets.

         CERA considered the strategic attractiveness of the proposals of each of these third parties in areas including the structure and terms of the proposed consideration, the complimentary nature of each third party's business and the ability of each third party to expand CERA's customer base and strengthen its product offerings and product distribution methods.

         Discussions between CERA and MGI were initiated by their respective financial advisors during November and December of 1996 in an effort to explore the possibility of a strategic transaction between the two parties. On December 2, 1996, representatives of CERA, MGI and Goldman Sachs met at the offices of CD&R to discuss the two companies, their financial results and the objectives of their respective owners, and these parties met again on December 10, 1996 at the offices of CD&R to discuss possible transaction structures and relative valuation criteria.

         On December 18, 1996, a meeting was held at the offices of CERA in Cambridge, Massachusetts, at which Messrs. Yergin, Stanislaw, Rosenfield, Cribiore and McMahon discussed the business of CERA, specific ways in which CERA could work with MGI and the ways in which a transaction structure might be developed that met the goals of all of the parties. Throughout the remainder of December 1996 and January 1997, the parties discussed the potential terms of a transaction, including the amount and nature of the consideration to be paid to the CERA Stockholders and Goldman for their interests in CERA and the general structure of and governance arrangements for the combined companies following the consummation of the transaction.

         At a meeting on January 30, 1997, Sword reviewed with the CERA Board of Directors proposals relating to possible business combinations that had been submitted to Sword, as CERA's financial advisor, from several investors, including MGI.

         At meetings held at MGI's offices in New York City on February 10 and February 21, 1997 and at CERA's offices in Cambridge on February 18, 1997, representatives of MGI and CERA and their respective financial advisors met to conduct financial and business due diligence and to discuss further the feasibility of a business combination of MGI and CERA.

         At meetings held at CD&R's offices in New York City on February 25, 1997 and March 6, 1997 and in a number of telephone conferences during this period, the outline of the basic terms of a combination of MGI and CERA were negotiated and tentatively agreed upon by representatives of MGI and CERA, including the aggregate amount of cash consideration to be paid to the CERA Stockholders and Goldman for their equity interests in CERA (which consideration will be paid in the form of the CERA Cash Distribution), the percentage of the equity in the combined companies to be initially allocated to them and the aggregate amount of the contingent consideration (in the form of the Contingent Units and the Contingent Options) that would be earned by the CERA Stockholders and Goldman upon the achievement by CERA of specified revenue growth rates. In arriving at these terms, the respective parties considered, among other factors, the historical and projected financial performance of MGI and CERA, including the growth rates of their respective revenues and earnings, and the amounts that had been paid (as a multiple of revenues and earnings) for comparable companies. Over the past several years, MGI's operating performance had been very strong and stable, and it had benefited from the growth in the securities and financial markets during this period. CERA's operating performance during this same period had been more uneven. As a result, MGI believed that MGI was a more valuable company than CERA. However, MGI also believed that, due in part to the ongoing deregulation of the energy industry in developed countries, CERA had a greater potential for growth over the next few years. MGI recognized this potential by including contingent consideration, based upon the achievement by CERA of certain revenue growth targets, in the acquisition price for CERA. MGI also considered the potential impact that a combination with CERA would have on MGI's projected financial results, taking into account the expected borrowings that would be incurred in order to finance such combination, and the importance of requiring that the Founding Stockholders maintain a significant equity interest in the combined companies and enter into employment agreements with CERA. MGI expected that the cash portion of the consideration to be paid to the CERA Stockholders and Goldman for their equity interests in CERA would be financed through MCM's and CERA's available cash and bank borrowings.

         At a meeting held on March 13, 1997 at the offices of MGI's New York counsel, Debevoise & Plimpton, business, legal, tax, accounting and financial representatives of CERA and MGI met to discuss the parameters of a transaction and structural issues.

         At a meeting of the Board of Directors of MGI held on April 7, 1997, the Board was advised of the status of the negotiations with CERA, and the potential benefits of the proposed transaction with CERA were discussed, including the opportunity to further expand MGI's client base through the cross-marketing of services and the leveraging of each company's familiarity with and expertise in specific markets, and the improved access to the financial and equity markets that might result from a combination of the two companies. Mr. Yergin, who attended the meeting at the invitation of the Board, also reviewed for the Board the historical development of CERA's business and its current business strategies, operations and management structure.

         At a CERA Board of Directors meeting on April 8, 1997, Sword reviewed with the Board the status of the negotiations with MGI and the Board authorized management to proceed to negotiate a definitive transaction. Additional meetings between representatives of MGI and CERA were held on April 11, May 14 and May 29 at the offices of Brera in New York; in each case, specific elements of the proposed transaction were discussed and refined.

         Meetings with CERA and its legal advisors took place on May 16 at the offices of Hale and Dorr LLP in Boston and meetings with MGI and its legal advisors took place on June 20 at the offices of Debevoise & Plimpton in New York City. Numerous telephone conferences among legal and financial representatives of each company also took place.

         In early May of 1997, draft documentation was circulated to the parties by Debevoise & Plimpton, and during May, June and July, the parties negotiated and finalized the Plan of Merger and Exchange Agreement, Amended and Restated Limited Liability Company Agreement and related documentation.

         On July 30, 1997, the Boards of Directors of each of CERA and MGI met in Cambridge and New York City, respectively, to review and approve the merger agreement. The Merger Agreement was executed by the parties on August 1, 1997.

REASONS FOR THE MERGER AND THE EXCHANGE; FACTORS CONSIDERED BY THE BOARD OF DIRECTORS OF MGI

         Factors Considered by MGI's Board.

         The Board of Directors of MGI has carefully considered the terms of the Merger and the Exchange and believes that the Merger and the Exchange are in the best interests of MGI and its stockholders. The MGI Board has approved the Merger and the related transactions, and believes that the Merger and the Exchange will enhance the values of the combined companies.

         The material factors that were considered by the Board in reaching its decision are described below:

         CERA's Business. The Board considered the nature of CERA's business and the potential strategic advantages and growth opportunities presented by the proposed transactions, including the opportunity to further expand MGI's client base through the cross-marketing of services and the leveraging of each company's familiarity with and expertise in specific markets, and the improved access to the financial and equity markets that might result from a combination of the two companies.

         The Terms of the Exchange. The Board considered the respective percentages of the outstanding equity interests in the Parent that would be held by the MGI stockholders and by the CERA Stockholders, Goldman and the CERA Employees as a group as a result of the Exchange and the grant of Units to the CERA Employees. The Board also considered the amount and anticipated value of the consideration to be paid to the CERA Stockholders and Goldman, including the amount of cash that the CERA Stockholders and Goldman would receive in the CERA Cash Distribution and the amount, terms and consequences of the issuance of the rights to receive the Contingent Units and the Contingent Options, including the dilution that would result from the issuance of the Contingent Units and the Units subject to the Contingent Options and the fact that the issuance of the Contingent Units and the exercisability of the Contingent Options would be based upon the attainment by CERA of certain compound annual growth rates in its revenues.

         Financial Analyses of the Transactions. The Board was presented with information analyzing the consideration (including the CERA Cash Distribution) to be paid in the Exchange, as a multiple of CERA's historical and projected revenues and earnings before interest, taxes, depreciation and amortization, as adjusted to take into account certain changes in the Founding Stockholders' salaries and in employee bonuses that were expected to occur following the consummation of the Transactions ("EBITDA"). The historical multiples of revenues and EBITDA were then compared to the multiples paid in comparable merger transactions. Based upon the financial information that had been provided to MGI by CERA's management, including CERA's preliminary historical financial results for the fiscal year ended June 30, 1997, the Board was informed that the value of the consideration to be paid to the CERA Stockholders, Goldman and the CERA Employees, excluding the Contingent Units, as multiples of CERA's historical revenues and EBITDA, were generally within the same range as the mean and median multiples of historical revenue and earnings before interest and taxes ("EBIT") paid in recent acquisitions of companies in the information and research services business. Taking into account the Contingent Units, CERA's historical revenue multiple would be between the mean and median historical revenue multiples for such comparable acquisitions, and CERA's historical EBITDA multiple would be somewhat higher than the corresponding mean and median EBIT multiples for such comparable acquisitions. CERA's EBITDA was considered to be comparable to the EBITs of these companies due to the immaterial amount of CERA's historical depreciation and amortization. It was noted that the individual multiples for each such acquisition varied widely, and that the amount of the acquisition price paid in any particular transaction tended to be highly dependent upon the specific circumstances of the transaction.

         The multiples for CERA's projected EBITDA for the fiscal year ending June 30, 1998 were also compared to the public trading values of four companies in the information services industry, which were of a similar size to CERA. The projected EBITDA multiples for these four companies were significantly higher than CERA's projected EBITDA multiple, while CERA's average projected EBITDA growth rate for its 1998 and 1999 fiscal years was only somewhat lower than the average projected EBITDA growth rate for the 1997 and 1998 fiscal years of three of these four companies. CERA's projected EBITDA multiple was found to be comparable to the projected EBITDA multiples of a number of more traditional publishing companies. The Board discussed the fact that, while MGI's historical earnings growth rate had been higher than CERA's, CERA had a very high historical revenue growth rate and high future revenue and EBITDA growth expectations. It was noted that CERA's average projected revenue and EBITDA growth rates for its 1998 and 1999 fiscal years were significantly higher than MGI's corresponding growth rates for its 1998 and 1999 fiscal years (and on a combined basis, the Parent's revenue and EBITDA growth rates would surpass the rates anticipated for MGI on a stand-alone basis).

         Corporate Governance and Management Matters. The Board considered the anticipated organizational structure of the combined companies, including the fact that the Parent was a limited liability company and therefore would not be a taxable entity. The Board discussed the advantages and disadvantages of the limited liability company structure. It was noted that the companies would be operated as independent subsidiaries of the Parent. The Board also considered certain corporate governance arrangements that would become effective following the consummation of the Merger and the Exchange. It was noted that because a significant portion of the consideration that would be paid to the Founding Stockholders for their equity interests in CERA would be paid in the form of equity interests, including contingent interests, in the combined companies, the Founding Stockholders had negotiated a number of corporate governance provisions that would give them significant decision-making powers. For example, following the Transactions, two of the Founding Stockholders would sit on each of MGI's and CERA's board of directors. As a result, given the expected mix of affiliated and independent directors, it would be necessary to build consensus with respect to the management of the companies. It was also noted that each of the Founding Stockholders had agreed to enter into a three-year employment agreement with CERA.

         Ability to Support Financing. The Board considered the amount that it was expected that MGI would need to borrow in order to finance the CERA Distribution Loan. The Board was informed that MGI's management was confident that the companies would be more than able to support the increased leverage that would result from such financing.

         Analysis of Factors. In view of the variety of factors considered in connection with its evaluation of the Merger and the Exchange, the MGI Board did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. The Board also did not discuss whether any particular factor weighed in favor of or against approving the Transactions.


         Benefits to the Combined Companies.

         The Board of Directors of MGI and the management of CERA believe that the Merger and the Exchange will better position the combined companies to compete with larger information providers in the global marketplace served by both companies, by creating an organization with the critical mass and resources necessary to sustain rapid growth and through the development of world-wide name recognition for the combined companies that may further enhance the reputation of the individual businesses. The transactions may also improve the ability of the combined companies to access the financial and equity markets as a larger, more diversified and credit-worthy entity. The Transactions will also present each company with opportunities to further expand their respective worldwide client bases through the cross- marketing of services and the leveraging of each company's familiarity with and expertise in specific markets. In addition, through the planned introduction of management at the Parent level to focus on and guide the strategic development of MGI's and CERA's respective businesses, the companies anticipate that they will be in a better position to manage their growth and drive expansion and acquisition initiatives.

         Benefits to MGI.

         The Board of Directors of MGI believes the Merger and the Exchange, and the other transactions contemplated by the Merger Agreement, will position MGI to serve new markets and develop new products. In particular, MGI believes that affiliation with CERA will present MGI with opportunities to develop and offer electronically delivered information services, similar to the electronically delivered services currently provided by MGI, to existing CERA clients within a variety of energy industries, such as the electricity industry.

         Benefits to CERA.

         Management of CERA believes the Merger and the Exchange, and the other transactions contemplated by the Merger Agreement, will provide CERA with access to sophisticated electronic distribution and delivery technology and methods and will enable CERA to meet the expanding needs of its clients by bringing together CERA's experience and expertise in the energy business with MCM's knowledge of economic and financial markets.

         Operation of MGI and CERA Following the Merger and the Exchange.

         Following the Closing, MGI and CERA will each be wholly owned subsidiaries of the Parent and will continue to be operated as separate though affiliated businesses. As a result, although certain corporate services or assets (such as leased premises outside the United States) may be shared following the Closing Date, it is not expected that significant cost savings from the integration or elimination of overlapping operations will be realized from the Merger and the Exchange. Instead, the success of the Transactions will be dependent largely upon each company's ability to derive benefits from its affiliation with the other company and from the additional managerial attention at the Parent level that will be provided following the consummation of the Transactions. While the future operating results of MGI or CERA could be adversely affected by any significant diversion of attention by the applicable company's management to the development or operation of the businesses of the other company, the Parent intends to engage a chief executive officer at the Parent level following the Closing Date, who will be responsible for, among other matters, coordinating activities between the two companies. In addition, the Parent expects that in order to finance the CERA Distribution Loan, to pay certain fees and expenses relating to the Transactions and, following the consummation of the Transactions, to fund MGI's and CERA's working capital needs and other business requirements, including in respect of any future business acquisitions, MCM will incur indebtedness under the Credit Agreement. While the incurrence of such indebtedness will cause MGI to become more leveraged, MGI's management believes that MGI will have sufficient cash flow to meet its obligations, including payments under the Credit Agreement. See "The Merger and the Exchange--The Financing." Although there can be no assurance that the potential benefits of the Transactions will be either partially or fully realized, a failure to achieve these benefits would be unlikely to have a material adverse impact on the financial position or results of operations of either company.

VALUATION OF CERA

         Houlihan Valuation Advisors ("Houlihan") has delivered a valuation report, dated July 9, 1997 (the "Houlihan Report"), to MGI, with respect to CERA LP. The Houlihan Report was commissioned by MGI and its representatives to determine the aggregate fair market value of the general and limited partnership interests in CERA LP in order to assist MGI in analyzing the financial impact of alternate transaction structures for the Merger and the Exchange. In the Houlihan Report, Houlihan concluded that as of June 26, 1997, based upon the valuation methodologies described below, the aggregate market value, on an enterprise basis, of 100% of the general and limited partnership interests in CERA LP was stated reasonably at $40 million.

         Houlihan regularly provides securities valuation and corporate advisory services to parties requiring an expert's opinion on pricing, structure, fairness or solvency in connection with mergers, acquisitions, buyouts, partnerships, employee stock ownership plans, intangible assets, corporate finance and other matters. Houlihan was selected by MGI, at the recommendation of CD&R, based upon Houlihan's national reputation as a valuation firm. Houlihan had not previously provided valuation services to MGI or its affiliates.

         In the Houlihan Report, Houlihan defined fair market value as the amount at which interests would change hands between a willing buyer and a willing seller, each having reasonable knowledge of all relevant facts and neither being under any compulsion to act. Houlihan based its analysis upon information provided to it by CERA, Sword and other parties, including CERA's financial statements for the period of four fiscal years ended June 30, 1996 and the nine months ended March 31, 1997, its pro forma financial statements for the quarter ending June 30, 1997 and the fiscal years ending June 30, 1998 and 1999 and other information with respect to CERA's historical and projected operations, financial condition and operating results. CERA LP's historical and projected financial information was adjusted to assume that employee bonuses were 30% of pre-bonus earnings, that no bonuses were paid to the CERA Stockholders and that CERA LP was taxed at a 40% corporate tax rate. In its report, Houlihan also assumed that the information provided to it was reasonably complete and accurate and presented fairly the financial position, prospects and related facts of CERA LP. Houlihan's conclusions in the Houlihan Report and its underlying analysis conformed to the appraisal guidelines enumerated in the Uniform Standards of Professional Appraisal Practice Standard 9 and in Revenue Ruling 59-60.

         In performing its valuation, Houlihan considered two valuation methodologies: the market approach, including the guideline company method and the transaction method, and the income approach. In applying the market approach, Houlihan compared CERA to seven publicly traded companies that were deemed to be impacted by similar economic conditions and market factors and viewed as possible alternative investments by risk-averse investors. Houlihan analyzed the comparable companies' financial information as of March 31, 1997 and used one month average stock prices, with June 26, 1997 as the last trading date. The Houlihan Report stated that the transaction method did not yield any useful value indications. In the Houlihan Report, Houlihan concluded that, using the guideline company method, the value of the CERA LP partnership interests was $39.5 million, and that, using the income approach, such value was $40 million.

         The Houlihan Report is available for inspection and copying at the principal offices of MCM, located at One Chase Manhattan Plaza, New York, New York, during regular business hours, by any interested stockholder of MGI or his representative who has been so designated in writing.

STRUCTURE AND TERMS OF THE MERGER AND THE EXCHANGE

         General.

         Pursuant to the Merger Agreement, among other things, (a) Sub will be merged with and into MGI, which will be the surviving corporation, and MGI will become a wholly owned subsidiary of the Parent, (b) the CERA Stockholders will exchange all of their shares of CERA Common Stock for Units, the right to receive additional Units upon the attainment of certain revenue growth rates by CERA and Contingent Options to purchase additional Units upon the attainment of certain revenue growth rates by CERA, and (c) Goldman will exchange the portion of the limited partnership interest in CERA LP owned by it after the CERA Cash Distribution for Units, the right to receive additional Units upon the attainment of certain revenue growth rates by CERA and a Contingent Option to purchase additional Units upon the attainment of certain revenue growth rates by CERA. See Annex A, "The Limited Liability Company Agreement" and Annex B.

         Upon consummation of the Merger, the CERA Exchange and the Goldman Exchange,

                  (a) each outstanding share of MGI Common Stock (excluding treasury shares and shares held by stockholders who perfect their dissenters' rights) shall cease to be outstanding and shall be converted into and exchanged for the right to receive 9.55555 Units,

                  (b) the CERA Stockholders shall exchange each outstanding share of CERA Common Stock owned by them for (i) 5.17956 Units, (ii) a right to receive from 0.49875 up to 2.94851 CERA Contingent Units,
         (iii) a Contingent Option to purchase 0.37028 Units at a per Unit exercise price equal to $34.53, and

                  (c) Goldman shall exchange its limited partnership interest in CERA LP after the CERA Cash Distribution for (i) 150,000 Units, (ii) a right to receive from 14,444 to 85,389 Goldman Contingent Units, and
         (iii) a Contingent Option to purchase 9,874 Units at a per Unit exercise price equal to $34.53.

Immediately after the consummation of the Merger, the CERA Exchange and the Goldman Exchange, it is currently anticipated that a total of 4,731,835 Units will be outstanding. The number of Units to be issued in connection with the Merger and the Exchange and the other transactions contemplated by the Merger Agreement may be adjusted so that the per Unit value as of the Closing Date will be equal to ten dollars.

         Terms of the Contingent Units and Contingent Options.

         The Contingent Units shall be issued if, and only if, CERA achieves a compound annual growth rate of revenue (excluding certain types of revenue) from its current businesses (the "CERA CAGR") of at least 16% during the three-year period ending June 30, 2000 or, if (A) an acquisition of 50% or more of the voting power of the Parent's or CERA's outstanding voting equity interests, a merger, consolidation or similar combination in which 50% or more of the Parent's or CERA's outstanding voting equity interests are acquired, or a sale of all or substantially all of the assets of the Parent or CERA, in each case other than by or to persons or entities who were owners of the Parent's or CERA's equity interests, or affiliates of such owners, prior to such transaction (each, a "Sale of the Parent or CERA"), (B) a distribution to holders of Units of all of the capital stock of CERA, or (C) an underwritten public offering of equity securities of the Parent or CERA (each, a "Termination Event") shall have occurred prior to June 30, 2000, during the period from June 30, 1997 to shortly before the closing of such Termination Event. In the event that the CERA CAGR for the applicable period shall be

         (A) less than 16%, then the right to receive Contingent Units shall terminate and no Contingent Units shall be issued,

         (B) at least 16%, then the holders of rights to receive the CERA Contingent Units, Goldman and the holders of rights to receive the CERA Employee Contingent Units shall receive an aggregate of 119,204 Units, 14,444 Units and 10,291 Units, respectively,

         (C) at least 20%, then the holders of rights to receive the CERA Contingent Units, Goldman and the holders of rights to receive the CERA Employee Contingent Units shall receive an aggregate of 707,661 Units, 85,389 Units and 60,840 Units, respectively, or

         (D) between 16% and 20%, then the holders of rights to receive CERA Contingent Units, Goldman and the holders of rights to receive the CERA Employee Contingent Units shall receive a pro rata portion of the number of Units such holders would have received had the CERA CAGR been 20%;

provided, that if a Termination Event occurs prior to June 30, 2000 that is (x) a Sale of the Parent or CERA, in which the aggregate value of the consideration paid for the equity interests in the Parent or CERA, as the case may be, is at least $225,000,000 in the case of the Parent, or at least $90,000,000 in the case of CERA, (y) a distribution to holders of Units of all of the capital stock of CERA, in which the aggregate value of the capital stock of CERA at the time of such distribution is at least $90,000,000 (an event described in clause (x) above or this clause (y), a "Qualifying Sale"), or (z) an underwritten public offering of equity securities of the Parent or CERA, then the CERA CAGR shall be deemed to be 20%.

         The CERA CAGR will be based on revenues from the businesses engaged in by CERA on the date of the Merger Agreement (but excluding all revenues from the advisory agreement with Goldman or any other agreement which (i) imposes an exclusivity obligation on CERA or (ii) provides for compensation of CERA in the form of contingent transaction fees), determined in accordance with generally accepted accounting principles. See Annex A.

         If a CERA Employee's employment with CERA is terminated, such CERA Employee's right to receive CERA Employee Contingent Units shall also terminate and, under certain circumstances, such CERA Employee may be entitled to receive a cash payment in lieu of receiving such Units.

         Contingent Options shall become exercisable if, and only if, (i) CERA achieves a CERA CAGR of at least 20% during the three-year period ending June 30, 2000, and (ii) no Termination Event shall have occurred prior to June 30, 2000. Contingent Options shall remain exercisable for five years after the date such options became exercisable. If a Termination Event occurs prior to June 30, 2000, Contingent Options shall not be exercisable for any Units and all Contingent Options shall terminate as of the date of the closing of such Termination Event.

         The rights to receive Contingent Units and the Contingent Options to be issued to the CERA Stockholders and the CERA Employees shall be transferable only (i) by will or the laws of descent or distribution upon the death of a CERA Stockholder or CERA Employee who is a natural person, (ii) in the case of a CERA Employee of a CERA Stockholder who is a natural person, to a trust the only actual beneficiaries under which are such CERA Employee or CERA Stockholder and/or one or more of such CERA Employee's or CERA Stockholder's brothers and sisters (whether by whole or half blood), spouse, ancestors and lineal descendants and (iii) in the case of a CERA Stockholder that is a trust, to the beneficiaries of such trust). The right to receive Contingent Units and the Contingent Option to be issued to Goldman shall not be transferable.

         Certain Transactions After the Merger and the Exchange.

         On the Closing Date, MGI will grant the Brera Options to Brera or its designees, which will entitle Brera or such designees to purchase an aggregate of 33,444 Units at an exercise price of $23.55 per Unit, and CERA will grant the Jordan Options to Jordan, which will entitle Jordan to purchase 11,132 Units at an exercise price of $23.55 per Unit.

         Promptly after the Closing Date, the Parent will sell to CERA, for a purchase price per Unit equal to the value of a Unit on the Closing Date (as defined herein) as determined pursuant to the Merger Agreement, and CERA will grant to the CERA Employees, pursuant to the CERA Unit Grant Plan, (i) an aggregate of 106,875 Units and (ii) rights to receive an aggregate of from 10,291 to 60,840 CERA Employee Contingent Units. After the grant of such 106,875 Units to the CERA Employees, it is currently anticipated that a total of 4,838,710 Units will be outstanding.

         CERA will also pay to the CERA Employees, within thirty days after the due date for filing the U.S. federal income tax return of CERA for each taxable year ending after the Closing Date during which any deduction with respect to the distribution of Units to such employees pursuant to the CERA Unit Grant Plan is actually utilized by CERA for U.S. federal income tax purposes, an aggregate amount equal to the amount of any such deduction so utilized by CERA during such taxable year multiplied by the highest corporate tax rate applicable for federal income tax purposes for such taxable year.

         After consummation of the Merger and the Exchange and the issuance of Units to the CERA Employees, and assuming the exercise of all Contingent Options and the receipt of all CERA Contingent Units, all Goldman Contingent Units and all CERA Employee Contingent Units, it is currently anticipated that a total of 5,791,344 Units will be outstanding.

         Promptly after the Closing Date, CERA will also grant options to purchase an aggregate of 231,500 Units, at an exercise price of $18.31 per Unit, to certain employees of or consultants to CERA pursuant to the CERA Option
Plan. In addition, each outstanding Existing MGI Option shall automatically be converted into an equivalent option to purchase 9.55555 Units from MGI at an exercise price of either $10.47 per Unit or $15.03 per Unit. As a result, Existing MGI Options to purchase an aggregate of 867,912 Units will be outstanding after such conversion.

ACCOUNTING TREATMENT

         The Merger will be accounted for at historical cost because the merged entities were under common control. The Exchange will be accounted for under the purchase method of accounting.

EFFECTIVE TIME

         If all required consents and approvals are obtained, and the other conditions to the obligations of the parties to consummate the Merger and the Exchange are either satisfied or waived (as permitted), the Merger will be consummated and will become effective on the date and at the time that a Certificate of Merger, reflecting the Merger, is filed with the Secretary of State of the State of Delaware, the CERA Exchange will be consummated and will become effective on the date and at the time that the CERA Stockholders exchange their shares of CERA Common Stock and the Goldman Exchange will be consummated and will become effective on the date and at the time that Goldman exchanges its limited partnership interest in CERA LP. See "--Conditions to Obligations of the Parties."

PROCEDURE FOR EXCHANGE OF CERTIFICATES

         The Merger Agreement provides that, after the Effective Time, each holder of an MGI Stock Certificate or MGI Stock Certificates who surrenders such certificate or certificates, together with a completed and signed MGI Holder Information Form (a copy of which has been enclosed with this Information Statement/Prospectus), to the Exchange Agent will be entitled to receive a Unit Certificate or Unit Certificates represented the Units into which such holder's shares of MGI Common Stock shall have been converted in the Merger. The Parent currently intends to appoint MGI as the Exchange Agent. Substantially all of the MGI Stock Certificates currently are held by the MGI Bailee pursuant to the MGI Bailment Agreement. Each holder of share of MGI Common Stock who wants to MGI Bailee to surrender such holder's MGI Stock Certificates to the Exchange Agent on such holder's behalf must complete, execute and deliver to the MGI Bailee a Holder Information Form and a Letter of Instruction (a copy of which has been enclosed with this Information Statement/Prospectus), which will authorize the MGI Bailee to so surrender the applicable MGI Stock Certificates. Promptly after the receipt of such documents, the MGI Bailee will deliver the applicable MGI Stock Certificates and Holder Information Forms to the Exchange Agent.

         If any issuance of Units in exchange for shares of MGI Common Stock is to be made to a person or entity other than the MGI stockholder in whose name such shares of MGI Common Stock are registered at the Effective Time, it will be a condition to such exchange that the applicable MGI Stock Certificate surrendered to the Exchange Agent be properly endorsed or accompanied by an appropriate instrument of transfer and that the MGI stockholder requesting such issuance either pay any transfer or other tax required or establish to the satisfaction of the Parent that such tax has been paid or is not payable.

         Pursuant to the LLC Agreement, all of the Unit Certificates will be required to be held by the Unit Bailee under the Unit Bailment Agreement. Accordingly, the Unit Certificates to be issued in the name of those former holders of MGI Common Stock whose MGI Stock Certificates, together with completed and signed Holder Information Forms, shall have been surrendered to the Exchange Agent shall be delivered to the Unit Bailee in accordance with the Unit Bailment Agreement. The Unit Bailee will hold such Unit Certificates for safekeeping in a safe deposit box at a financial institution chosen by the Unit Bailee, and each such former holder of MGI Common Stock will receive a receipt from the Unit Bailee for the applicable Unit Certificate and a photocopy of such Certificate. See "The Limited Liability Company Agreement--The Units--Bailment Agreement."

         After the Effective Time, there will be no further transfers of MGI Common Stock on the stock transfer books of MGI. If an MGI Stock Certificate is presented for transfer, it will be cancelled and, subject to the receipt of a completed and signed MGI Holder Information Form and any other required documentation, a Unit Certificate representing the appropriate number of Units will be issued in exchange therefor. After the Effective Time and until surrendered to the Exchange Agent, MGI Stock Certificates will be deemed for all purposes, other than the payment of distributions, to evidence ownership of the number of full Units into which the shares of the MGI Common Stock formerly represented thereby were converted at the Effective Time. No distributions, if any, payable to holders of Units will be paid to the holders of MGI Stock Certificates until such certificates are surrendered. Upon surrender of each such MGI Stock Certificate, all distributions that, after the Effective Time, shall have become payable with respect to the applicable Units will be paid to the holder of the Units issued in exchange for such MGI Stock Certificate, without interest.

FEDERAL INCOME TAX CONSIDERATIONS

         The following summary sets forth the material United States federal income tax consequences of the receipt of Units in exchange for MGI Common Stock pursuant to the Merger (or the receipt of cash by holders of MGI Common Stock exercising appraisal rights) and the ownership and disposition of such Units by holders of MGI Common Stock who receive Units pursuant to the Merger (the "MGI Unitholders"). To the extent that this summary contains statements or conclusions of law, the summary is supported by, and provides a complete description of the statements and conclusions of law contained in, the opinion (the "Tax Opinion") of Debevoise & Plimpton, special counsel to MGI ("Tax Counsel"), a copy of which has been filed as an exhibit to the Registration Statement of which this Information Statement/Prospectus is a part. The Tax Opinion is based in part upon facts described in the Registration Statement, upon facts that MGI and the Parent have represented to Tax Counsel, and upon certain factual assumptions set forth in the Tax Opinion. Any alteration of such facts could adversely affect the Tax Opinion rendered.


         Neither MGI nor the Parent has applied, and neither intends to apply, for a ruling from the Internal Revenue Service (the "IRS") concerning any of the matters set forth in the following summary. Unlike a ruling from the IRS, an opinion of counsel has no binding effect on the IRS. The authorities on which the Tax Opinion and this summary are based are subject to various interpretations, and there can be no assurance that the IRS will not challenge the conclusions set forth in the Tax Opinion and this summary or that a court would sustain such conclusions if challenged by the IRS.

        The Tax Opinion and this summary are based on the United States Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations promulgated thereunder (the "Treasury Regulations") and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis.

        Neither the Tax Opinion nor this summary addresses the tax consequences to any holders of Units other than the MGI Unitholders. The tax treatment of a particular holder of MGI Common Stock may vary depending on the holder's particular circumstances. The Tax Opinion and this summary are based on principles of general applicability, and neither the Tax Opinion nor this summary purports to address all the tax consequences that may be relevant to a particular holder or to holders who may be subject to special tax treatment (such as those who received their MGI Common Stock in connection with the performance of services, banks and other financial institutions, real estate investment trusts, regulated investment companies, insurance companies, tax-exempt organizations, dealers in securities, foreign corporations, foreign partnerships, other foreign entities and individuals who are not citizens or residents of the United States). In addition, neither the Tax Opinion nor this summary includes any description of the tax laws of any state, local or foreign government that may be applicable to a particular holder of MGI Common Stock.

         HOLDERS OF MGI COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE RECEIPT OF UNITS IN EXCHANGE FOR MGI COMMON STOCK PURSUANT TO THE MERGER (OR THE RECEIPT OF CASH BY HOLDERS OF MGI COMMON STOCK EXERCISING APPRAISAL RIGHTS) AND THE OWNERSHIP AND DISPOSITION OF SUCH UNITS, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER UNITED STATES FEDERAL TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN TAX LAWS.

         Classification Of Parent.

         Under the provisions of the LLC Agreement, the Parent will not elect to be treated as an association taxable as a corporation for federal income tax purposes. Accordingly, the Parent will be classified as a partnership for federal income tax purposes unless it is a "publicly traded partnership". The LLC Agreement contains certain restrictions on transfers of Units and other limitations, which attempt to prevent the Parent's being treated as a publicly traded partnership prior to the IPO Date. See "The Limited Liability Company Agreement--Resales of Units--Restrictions on Transfer" for a description of the activities of the Members and the Parent that could result in the Parent's being treated as a publicly traded partnership. Although it is not expected that the Parent will be treated as a publicly traded partnership, because determination of such status will depend in large part upon facts existing in the future, there can be no assurance that such characterization will not occur, and Tax Counsel cannot provide an opinion on this issue. If the Parent were treated as a publicly traded partnership, it would be classified as an association taxable as a corporation, rather than as a partnership, for federal income tax purposes.

         The Tax Opinion and this summary are based generally on the assumption that the Parent will not be treated as a publicly traded partnership, and will thus be classified as a partnership for federal income tax purposes. See "--Ownership of Units-- If Parent Classified as Association Taxable as Corporation" for a description of certain federal income tax consequences of the Parent's being classified as an association taxable as a corporation for federal income tax purposes.

         Receipt Of Units In Exchange For MGI Common Stock.

         Sub was formed for the sole purpose of effectuating the Parent's acquisition of all of the outstanding MGI Common Stock and has conducted no activities other than those required for the Merger. Accordingly, by analogy to the conclusions of law set forth in certain Treasury Regulations and IRS administrative interpretations in which a corporate parent formed a subsidiary for the purpose of effectuating the parent's acquisition of the stock of another corporation, the existence of Sub will be disregarded for federal income tax purposes, and the Parent will be treated as acquiring all of the outstanding MGI Common Stock directly from the MGI Unitholders in exchange for Units.

         As a result, the conversion of MGI Common Stock into Units, and the conversion of common stock of Sub into common stock of MGI as the surviving corporation, in each case pursuant to the Merger, will be treated as a contribution of such MGI Common Stock by the MGI Unitholders to the Parent in exchange for such Units.

         Accordingly, for federal income tax purposes, in general, an MGI Unitholder will not recognize gain or loss upon the receipt of Units in exchange for MGI Common Stock pursuant to the Merger (the "Merger Exchange"). If, however, any MGI Unitholder were to receive a related direct or indirect transfer of cash or other property from the Parent, the Merger Exchange and such transfer could be recharacterized as a taxable sale or exchange of the holder's MGI Common Stock under section 707(a)(2)(B) of the Code. Management of the Parent does not anticipate that the Parent will make any transfer of cash or other property to any MGI Unitholder that would be treated as directly or indirectly related to the Merger Exchange. Because the determination of whether there has been such a related direct or indirect transfer will depend in large part upon facts existing in the future, there can be no assurance that such a transfer will not occur, and Tax Counsel cannot provide an opinion on this issue.

         If an MGI Unitholder does not recognize any gain or loss for federal income tax purposes upon the receipt of Units in exchange for MGI Common Stock pursuant to the Merger Exchange, the initial tax basis of such Units will be equal to the holder's adjusted tax basis in such MGI Common Stock at the time of the Merger Exchange. See "--Ownership of Units--Adjusted Tax Basis of Units" for a discussion of adjustments to the tax basis of Units. If such MGI Common Stock is a capital asset in the hands of the holder at the time of the Merger Exchange, the holding period for such Units will include the holder's holding period for such MGI Common Stock.

         Receipt Of Cash By Holders Exercising Appraisal Rights.

         For federal income tax purposes, any holder of MGI Common Stock who exercises appraisal rights under the DGCL and receives cash equal to the fair value of such MGI Common Stock from MGI as the surviving corporation of the Merger will be treated as having had such MGI Common Stock redeemed by MGI as the issuer of such stock. If the holder exercises or causes to be exercised appraisal rights for all of the MGI Common Stock actually and constructively owned, the holder will be treated as having sold MGI Common Stock in exchange for the cash received. If the holder exercises or causes to be exercised appraisal rights for only a part of the MGI Common Stock actually and constructively owned, the holder will be treated either as having sold MGI Common Stock in exchange for the cash received or as having received the cash as a distribution possibly taxable as a dividend, depending on whether or not the holder meets certain requirements set forth in section 302 of the Code.

         Ownership Of Units.

         Allocation of Parent's Income, Gain, Loss, Deduction and Credit. Assuming that the Parent is not treated as a publicly traded partnership, and will thus be classified as a partnership for federal income tax purposes (see "--Classification of Parent"), the Parent will not be subject to federal income tax. Instead, each MGI Unitholder will be required to take into account, in computing the holder's own taxable income, the holder's distributive share of the Parent's items of income, gain, loss, deduction and credit for each of the Parent's taxable years that end within or with the taxable year of the holder. Pursuant to the provisions of the LLC Agreement, the taxable year of the Parent will end on December 31 of each year. The character of such items of income, gain, loss, deduction and credit in the hands of each MGI Unitholder will be determined as if each such item were realized directly from the source from which realized by the Parent or incurred in the same manner as incurred by the Parent.

         Since the activities of the Parent are expected to be limited to the holding of the MGI Common Stock and the CERA Common Stock, the only types of income and loss that the Parent is expected to realize are dividend income from actual or constructive dividend distributions from MGI or CERA, if any, and gain or loss, if any, upon the sale or other disposition of the MGI Common Stock or the CERA Common Stock, which is expected to be treated as capital gain or loss.

         In any given taxable year, an MGI Unitholder's distributive share of the Parent's income and gains net of the holder's distributive share of the Parent's losses and deductions could exceed the amount of cash or other property, if any, distributed to the holder during such taxable year. Accordingly, an MGI Unitholder could be required to pay federal income tax on amounts not actually distributed.

         Each MGI Unitholder's distributive share of the Parent's items of income, gain, loss, deduction and credit for federal income tax purposes will generally be determined in accordance with the provisions of the LLC Agreement. The LLC Agreement provides that, except for items with respect to any property contributed to the capital of the Parent by a holder of Units, such items will be allocated, to the extent permitted under the Code and the Treasury Regulations, among the holders of Units in accordance with the respective number of Units owned (and, in the case of items arising out of certain sales or other dispositions with respect to which certain holders may be treated as owning Contingent Units, the number of Contingent Units deemed owned). Under section 706(d) of the Code, if in any taxable year there is a change in any MGI Unitholder's number of Units owned, the holder's distributive share must take into account the varying numbers of Units held by each holder of Units during such taxable year.

         The LLC Agreement provides that, in accordance with section 704(c) of the Code and the Treasury Regulations, items of income, gain, loss, deduction and credit with respect to any property contributed to the capital of the Parent by a holder of Units (which would include the MGI Common Stock received pursuant to the Merger Exchange) will be allocated, for federal income tax purposes, among the holders of Units so as to take into account any variation between the holder's adjusted tax basis in such property at the time of its contribution and its initial book value as reflected on the books and records of the Parent. (See also "--Ownership of Units--Distributions by Parent".) The LLC Agreement sets forth the method for allocating such items among the holders of Units. The LLC Agreement further provides that the initial book value of the MGI Common Stock received by the Parent pursuant to the Merger will be equal to the number of Units received in exchange therefor multiplied by the value per Unit as of the date of the Merger.

         Management of the Parent believes that the allocations of the Parent's items of income, gain, loss, deduction and credit provided for under the LLC Agreement should be respected in all material respects under the Code and the Treasury Regulations. Because determination of such allocations will depend in large part upon facts existing in the future, there can be no assurance that such allocations will be so respected, and Tax Counsel cannot provide an opinion on this issue.

         The LLC Agreement provides that the Parent will use its reasonable best efforts to send, no later than 60 days after the end of each taxable year, to each person who held Units at any time during such taxable year, a schedule showing such person's distributive share of the Parent's items of income, gain, loss, deduction and credit and such additional information as may be necessary for the filing of such person's federal income tax return, including the Schedule K-1 for such person filed with the IRS with the Parent's federal income tax return. Under section 6222 of the Code, each MGI Unitholder will be required to treat each such item in a manner that is consistent with the treatment of such item on the Parent's return or to file with the holder's own federal income tax return a statement identifying each inconsistency.

         Under section 704(d) of the Code, an MGI Unitholder's distributive share of any loss of the Parent will be allowed as a deduction only to the extent of the adjusted tax basis of the holder's Units at the end of the Parent's taxable year in which the loss occurred (see "--Ownership of Units--Adjusted Tax Basis of Units"). Any excess of such loss over such basis will be carried over and allowed as a deduction when the holder has sufficient basis to deduct such excess.

         Distributions by the Parent. In general, assuming that the Parent is not treated as a publicly traded partnership, and will thus be classified as a partnership for federal income tax purposes (see "--Classification of Parent"), an MGI Unitholder who receives a distribution from the Parent will not recognize gain upon the distribution, except to the extent that the sum of any cash distributed and any decrease in the holder's share of the Parent's liabilities under section 752 of the Code exceeds the adjusted tax basis of the holder's Units immediately before the distribution (see "--Ownership of Units--Adjusted Tax Basis of Units"). Under certain circumstances, the distribution of "marketable securities" is treated as a distribution of cash under section 731(c) of the Code. An MGI Unitholder who receives a distribution from the Parent will not recognize loss upon the distribution, except that upon a distribution in complete redemption of the holder's Units where no property other than cash, unrealized receivables and inventory (within the meaning of section 751 of the Code) is distributed to the holder, the holder will recognize loss to the extent of the excess of the adjusted tax basis of the holder's Units immediately before the distribution over the sum of any cash distributed, any decrease in the holder's share of the Parent's liabilities under section 752 of the Code and the adjusted tax basis of any unrealized receivables and any inventory distributed. Management of the Parent does not expect the Parent to have any unrealized receivables or inventory. Any gain or loss recognized will be treated as gain or loss from the sale or exchange of the holder's Units (see "--Disposition of Units").

         Certain exceptions to the general rule that an MGI Unitholder will not recognize gain or loss upon a distribution from the Parent exist. If a holder were to perform services for the Parent or transfer property to the Parent, and if the distribution were treated as directly or indirectly related to such performance of services or such transfer of property, then the amount distributed could be recharacterized as having been paid as compensation for such services or in exchange for such property under section 707(a)(2)(A) of the Code.

         In addition, if a holder contributes any property to the capital of the Parent (which would include the MGI Common Stock received pursuant to the Merger Exchange), and the holder's adjusted tax basis in such property at the time of its contribution is not equal to its initial book value as reflected on the books and records of the Parent (see "--Ownership of Units--Allocation of Parent's Income, Gain, Loss, Deduction and Credit"), then (i) under section 704(c)(1)(B) of the Code, the holder may recognize gain or loss if the Parent distributes the contributed property to one or more other holders of Units within 7 years of the date of contribution, and (ii) under section 737 of the Code, the holder may recognize gain (but not loss) if the Parent distributes other property to the holder within 7 years of the date of contribution.

         Adjusted Tax Basis of Units. Assuming that the Parent is not treated as a publicly traded partnership, and will thus be classified as a partnership for federal income tax purposes (see "--Classification of Parent"), the adjusted tax basis of the Units in the hands of an MGI Unitholder will equal the initial tax basis of such Units (see "--Receipt of Units in Exchange for MGI Common Stock"), (i) increased by any additional cash or the adjusted tax basis of any additional property contributed to the Parent by the holder (including any increase in the holder's share of the Parent's liabilities under section 752 of the Code) and the sum of the holder's distributive share of the Parent's income and gains and any income of the Parent that is exempt from tax, and (ii) decreased by any distributions made to the holder by the Parent (including any decrease in the holder's share of the Parent's liabilities under section 752 of the Code, except for any such decrease occurring in connection with the disposition of Units) and the sum of the holder's distributive share of the Parent's losses and deductions and any expenditures of the Parent that are neither deductible nor properly capitalizable. Management of the Parent does not expect the Parent to have any significant liabilities.

         If the Parent Were Classified as Association Taxable as Corporation. If the Parent were treated as a publicly traded partnership, the Parent would be classified as an association taxable as a corporation for federal income tax purposes (see "--Classification of Parent"), and would be subject to federal income tax at the rates applicable to corporations. As a result, the Parent's items of income, gain, loss, deduction and credit would be reflected only on its own tax return. The MGI Unitholders would not be required to take such items into account in computing the holders' own taxable income, and neither such items nor the liabilities of the Parent would affect the tax basis of the Units. Instead, the holders of Units would be taxable in the same manner as shareholders of a corporation. In general, an MGI Unitholder receiving a distribution from the Parent would recognize ordinary dividend income to the extent of the Parent's current and accumulated earnings and profits. Distributions in excess of the Parent's current and accumulated earnings and profits would first be treated as a nontaxable return of capital to the extent of the adjusted tax basis of the holder's Units and then as gain from the sale or exchange of the Units. The imposition of tax on the Parent would reduce the amount of distributions that could be made to the holders of Units.

         Disposition Of Units.

         An MGI Unitholder will recognize gain or loss on the sale or exchange of Units equal to the difference between the amount realized (which will include any decrease in the holder's share of the Parent's liabilities under section 752 of the Code, assuming that the Parent is not treated as a publicly traded partnership, and will thus be classified as a partnership for federal income tax purposes (see "-- Classification of Parent")) and the adjusted tax basis of the holder's Units disposed of. See "--Ownership of Units-- Adjusted Tax Basis of Units; --If the Parent Were Classified as Association Taxable as Corporation".

         If the Units are a capital asset in the hands of the holder at the time of the sale or exchange, the gain or loss will be treated as capital gain or loss, except, if the Parent is classified as a partnership for federal income tax purposes (see "--Classification of Parent"), to the extent attributable to unrealized receivables or inventory of the Parent, within the meaning of section 751 of the Code. Management of the Parent does not expect the Parent to have any unrealized receivables or inventory. Such capital gain or loss will be treated as long-term capital gain or loss if the holding period for such Units is more than one year. In the case of a holder who is an individual, the rate of tax applicable to any such gain will be reduced if the holding period for such Units is more than 18 months.

MANAGEMENT AND OPERATIONS AFTER THE MERGER AND THE EXCHANGE

         After the Merger and the Exchange, MGI and CERA will each be wholly owned subsidiaries of the Parent and will continue to be operated on a stand-alone basis. MCM's existence will not be affected by the Merger and Exchange. MGI shall continue to be governed by the laws of the State of Delaware. As part of the Merger, MGI's existing Certificate of Incorporation will be amended in its entirety to read as set forth in Exhibit G to the Merger Agreement. Following the Merger, MGI shall operate in accordance with the By-laws of Sub as in effect immediately prior to the Effective Time, except that certain amendments thereto will be effected in connection with the Merger and the Exchange. CERA shall continue to be governed by the laws of the Commonwealth of Massachusetts and shall operate in accordance with its Articles of Organization and By-laws as in effect on the date of the Merger Agreement until otherwise amended or repealed after the Effective Time, except that certain amendments thereto will be effected in connection with the Merger and the Exchange.

         In connection with the Merger and the Exchange, Messrs. Cribiore, McMahon, Gogel, Nixon, Yergin and Stanislaw and up to seven additional directors will be named to the Board of Directors of the Parent at the time of or shortly after the consummation of the Merger and the Exchange. In addition, Messrs. Cribiore and Yergin will be appointed Chairman and Vice-Chairman, respectively, of the Board of Directors of the Parent. The LLC Agreement provides for an executive committee of the Board of Directors of the Parent which, during the intervals between meetings of the Board, generally will have the powers and authority of the Board in the management of the Parent. Upon consummation of the Merger and the Exchange, such executive committee shall be composed of Messrs. Cribiore, Yergin, Nixon and such other directors as may be designated by the Board. The persons named as directors of the Parent will also be required to be named as the directors of CERA and MGI. See "Management."



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
INTERESTS OF CERTAIN PERSONS IN THE MERGER AND THE EXCHANGE; CONFLICTS OF
INTEREST
         MGI.

         Certain directors of MGI have interests in the Merger and the Exchange that present them with potential conflicts of interest. In connection with the Merger and the Exchange, Messrs. Cribiore, McMahon, Gogel, and Nixon will continue to be directors of the Parent and Mr. Nixon also will be named as a director of the Parent. In addition, Mr. Nixon will continue to be the President and Chief Executive Officer of MGI. Pursuant to his existing employment agreement with MGI, in his capacity as such President and Chief Executive Officer, Mr. Nixon will receive in 1998 a base salary of $275,000 and other customary benefits.

         CD&R.

         CD&R, the manager of C&D Fund IV, provides managerial and financial advisory services to MGI, and, after the Merger and the Exchange, will also provide such services to CERA, pursuant to a Consulting Agreement, dated as of August 31, 1996 (as amended, the "Consulting Agreement"), among CD&R, MGI, MCM and, after the Merger and the Exchange, CERA. Under the Consulting Agreement, CD&R is entitled to receive an annual fee of $150,000, together with reimbursement of out-of-pocket expenses. CD&R will not be paid any additional amounts in respect of the Merger and the Exchange. Mr. Gogel is President and a principal of CD&R and a general partner of the general partner of CD&R Fund IV.

         Brera.

         Pursuant to the Cribiore Services Agreement, in exchange for a fee equal to the sum of the amount of any management fee paid to CD&R under the Consulting Agreement (for so long as Mr. Cribiore serves as the Chairman of the Board of each of MGI and MCM) and certain other amounts, Brera has been providing the services of Mr. Cribiore to assist CD&R in providing managerial and financial advisory services pursuant to the Consulting Agreement, among other matters. Brera has made and may continue to make other employees, including Mr. McMahon, available to assist Mr. Cribiore in providing such services. In addition to the assistance provided pursuant to the Cribiore Services Agreement, Brera has provided financial advisory services to MGI with respect to the structuring and negotiation of the Merger, the Exchange and related transactions, including the financing thereof and certain executive compensation arrangements. The Brera Options will be granted to Brera or its designees in return for such financial advisory services. Mr. Cribiore is managing principal of Brera, and Mr. McMahon is a principal of Brera.

         CERA.

         Certain directors of CERA have interests in the Merger and the Exchange that present them with potential conflicts of interest. Mr. David Leuschen, a director of CERA until June 1997, is an employee of Goldman. In connection with the Merger and the Exchange, Messrs. Yergin, Rosenfield and Stanislaw (and affiliated trusts) will each receive Units, a right to receive CERA Contingent Units, Contingent Options, and a pro rata portion of the CERA Cash
Distribution. In addition, Messrs. Yergin, Rosenfield and Stanislaw will enter into employment agreements with CERA, pursuant to which they will receive a base salary of $265,000, $255,000 and $255,000 per year, respectively. Further, Messrs. Yergin and Stanislaw will be named as directors of the Parent after the Merger and the Exchange. Finally, Jordan, a director of CERA until June 1997, will receive the Jordan Options.

         Goldman.

         Goldman Sachs, an affiliate of Goldman, provided financial advisory services to MGI in respect of the transactions contemplated by the Merger Agreement, for which Goldman Sachs will receive a fee of $750,000 on the Closing Date. Additionally, Goldman owns a limited partnership interest in CERA LP which is the subject of the Goldman Exchange described herein. In the Goldman Exchange, Goldman will receive Units, the right to receive the Goldman Contingent Units and Contingent Options. In addition, a portion of the limited partnership interest in CERA LP owned by Goldman will be purchased by CERA as part of the CERA Cash Distribution for a purchase price of $2.39 million. CERA and Goldman are also parties to an agreement, which by its terms expired on October 31, 1997, pursuant to which CERA provided certain advisory services to Goldman. CERA and Goldman are currently discussing the terms upon which CERA may provide services to Goldman in the future. Consistent with standard practices in the investment banking industry, Goldman Sachs implemented ethical procedures in connection with its advisory services to MGI, including ensuring that persons assigned to advise MGI did not include persons who were simultaneously involved in either the management of Goldman's ownership interest in CERA LP or in the purchase of advisory services from CERA under the contract referred to above and appropriately segregating information received in connection with the Transactions.


         Jordan.

         Mr. Jordan, a director of CERA until June 1997, was retained by CERA in 1993 to assist CERA in its review of potential strategic partners. In connection with his engagement, Mr. Jordan assisted CERA by preparing materials to be delivered to potential strategic partners, consulted with senior management of CERA, and advised CERA regarding negotiations with third parties. Pursuant to a consulting agreement, Mr. Jordan received $35,000 in 1996 for such services. In addition, CERA agreed to pay Mr. Jordan a fee in respect of the transactions contemplated by the Merger Agreement. In lieu of such payment, Mr. Jordan has agreed to accept the Jordan Options. See "Management -- Certain Relationships and Related Transactions."

         As of the date of the Merger Agreement, MGI's directors, executive officers, certain entities affiliated with MGI's directors and executive officers and C&D Fund IV in the aggregate held, directly or indirectly, 306,438 shares of MGI Common Stock or approximately 88% of the shares of MGI Common Stock outstanding as of such date, and CERA's directors, executive officers, certain entities affiliated with CERA's directors and executive officers in the aggregate held, directly or indirectly, 235,850 shares of CERA Common Stock or approximately 98% of the shares of CERA Common Stock outstanding as of such date.

CONDITIONS TO OBLIGATIONS OF THE PARTIES

         Conditions to the Obligations of MGI, the CERA Stockholders, Goldman,
the Parent and Sub.    The respective obligations of MGI, the CERA Stockholders,
Goldman, the Parent and Sub to consummate the Merger and the Exchange is subject to the satisfaction or waiver of the following conditions at or prior to the Closing Date: (i) the waiting period applicable to the consummation of the Merger and the Exchange under the HSR Act has expired or been terminated, (ii) all consents, approvals, authorizations, waivers, permits, licenses, grants, exemptions or orders of, or registrations, declarations or filings with, any nation or government, any state or other political subdivision thereof (a "Consent"), including, without limitation, any governmental agency, department, commission or instrumentality of the United States, any state of the United States or any political subdivision thereof, or any stock exchange or self-regulatory agency or authority (a "Governmental Authority"), required to be made or obtained by any party to the Merger Agreement or any of their respective Affiliates (as defined in the Merger Agreement) in connection with the execution and delivery of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement have been made or obtained, other than, in the case of any such consent solely in connection with the CERA Roll-up, where the failure to make or obtain any such consent would not have and would not reasonably be expected to have a materially adverse effect on the business, financial condition, results of operations or properties of CERA and CERA LP, taken as a whole (a "CERA Material Adverse Effect"), (iii) consummation of the transactions contemplated by the Merger Agreement has not been restrained, enjoined or otherwise prohibited by all applicable provisions of (x) any statute, law, rule, administrative code, regulation or ordinance of any Governmental Authority, (y) any Consent of, with or to any Governmental Authority and (z) any outstanding order, judgment, injunction, award, decree or writ (each, an "Order") of any Governmental Authority (collectively, "Applicable Law") (except, in the case of any such prohibition solely because of the CERA Roll-up, for any such prohibition that would not, and would not reasonably be expected to, have a CERA Material Adverse Effect), no action, proceeding brought by any Governmental Authority is pending on the Closing Date before any court or other Governmental Authority to restrain, enjoin or otherwise prevent the consummation of the transactions contemplated by the Merger Agreement, no court or other Governmental Authority has determined any Applicable Law making illegal the consummation of the transactions contemplated by the Merger Agreement to be applicable to the Merger Agreement and no proceeding brought by any Governmental Authority with respect to the application of any such Applicable Law is pending,
(iv) the Registration Statement, of which this Information Statement/Prospectus is a part, has been declared effective, no stop order suspending the effectiveness of such Registration Statement has been entered and no proceedings for that purpose will have been initiated by the Commission, (v) the CERA Distribution Loan and the CERA Cash Distribution has been made, and (vi) the LLC Agreement, substantially in the form of Exhibit I to the Merger Agreement, has been executed and delivered.

         Additional Conditions to the Obligations of MGI and the Parent.

         In addition, the obligations of MGI, the Parent and Sub to consummate the Merger and the Exchange are also subject to the satisfaction or waiver of the following conditions at or prior to the Closing Date: (i) the representations and warranties set forth in Sections 2.1, 2.2 and 2.3 of the Merger Agreement (A) are true and correct at and as of the date of the Merger Agreement, provided that if any such representation or warranty shall not have been true and correct at and as of the date of the Merger Agreement, the CERA Stockholders and Goldman, upon written notice to MGI delivered not later than three business days prior to the scheduled Closing Date, shall have until thirty days after the date on which the closing of the transactions contemplated by the Merger Agreement would otherwise have been required to have occur pursuant to
Section 1.1.2 of the Merger Agreement to cure such breach in all respects in the case of any representation and warranty qualified by material adverse effect, and in any other case, to cure such breach in all material respects, or otherwise in a manner reasonably satisfactory to MGI, (B) in the case of Section
2.1 of the Merger Agreement, are true and correct at and as of the Closing Date as though made at and as of the Closing Date, except where the aggregate effect of the failure of such representations and warranties to be true and correct has not had and would not reasonably be expected to have a CERA Material Adverse Effect, and (C) in the case of Sections 2.2 and 2.3 of the Merger Agreement, are true and correct in all material respects at and as of the Closing Date as though made at and as of the Closing Date, provided in each case that the accuracy of any specific representation or warranty that by its terms speaks only as of the date of the Merger Agreement or another date prior to the Closing Date shall be determined solely as of the date of the Merger Agreement or such other date, as the case may be, (ii) the CERA Stockholders and Goldman have duly performed and complied in all material respects with all agreements and conditions required by the Merger Agreement to be performed or complied with by them prior to or on the Closing Date, (iii) the CERA Stockholders and Goldman have delivered to MGI, the Parent and Sub a certificate or certificates, dated the Closing Date and signed by each of them, with respect to the conditions set forth in Section 4.2.1(a) and 4.2.2 of the Merger Agreement, (iv) no event, occurrence, fact, condition, change, development or effect has occurred or come to exist since the date of the Merger Agreement that, individually or in the aggregate, has had or resulted in, or would be reasonably likely to have or result in, a CERA Material Adverse Effect, (v) each of the Founding Stockholders has executed and delivered an employment agreement, substantially in the form of Exhibit J to the Merger Agreement, (vi) CERA has become a party to the Consulting Agreement, and that certain Indemnification Agreement, dated as of August 31, 1996, among MGI, MCM, CD&R and C&D Fund IV, pursuant to an agreement or agreements in form and substance reasonably satisfactory to MGI, (vii) MGI, the Parent and Sub have received favorable opinions, addressed to each of them and dated the Closing Date and in form and substance reasonably satisfactory to MGI and its counsel, from Hale and Dorr LLP, special counsel to the CERA Stockholders, and from counsel to Goldman, (viii) MGI shall have received from each CERA Stockholder and Goldman an affidavit pursuant to Section 3.1.6 and
Section 3.3.2 of the Merger Agreement, (ix) the CERA Stockholders and Goldman have received certain third party consents and approvals to or of the execution, delivery and performance of the Merger Agreement or the transactions contemplated thereby, except for certain consents or approvals the failure of which to be made or obtained, individually and in the aggregate, would not have a CERA Material Adverse Effect and would not adversely affect the ability of any of the CERA Stockholders to perform their obligations under the Merger Agreement, (x) MGI has caused MCM to obtain funds at least in the amount contemplated in the Merger Agreement to finance the CERA Distribution Loan, on such terms as are satisfactory to MGI in its reasonable judgment, (xi) such directors of CERA have resigned, and such other persons have been appointed as directors of CERA, such that, effective simultaneously with the closing of the transactions contemplated by the Merger Agreement, the board of directors of CERA is the same as the board of directors of the Parent, (xii) each of the CERA Stockholders and Goldman shall have executed and delivered an information form in accordance with Section 1.1.2(a) and (b) of the Merger Agreement, (xiii) the Founding Stockholders and CERA shall have executed and delivered an agreement, satisfactory to MGI, pursuant to which CERA shall agree to assign to the applicable Founding Stockholder all copyrights to any book authored by such Founding Stockholder in the course of his employment with CERA and each of the Founding Stockholders shall agree that CERA shall receive all of the economic benefits of all such books, (xiv) the articles of organization and the by-laws of CERA shall have been amended as necessary to contain the same provisions as contained in the LLC Agreement in respect of supermajority board voting provisions and board composition, (xv) at or prior to the Closing Date, the CERA Stockholders shall cause the $1,750,000 line of credit to CERA LP from Cambridge Trust Company, as in effect on the date of the Merger Agreement, and any related agreements, documents, financing statements, instruments or arrangements, to be terminated and all amounts due and payable thereunder to be paid in full, and (xvi) all proceedings of the CERA Stockholders, CERA and Goldman that are required in connection with the transactions contemplated by the Merger Agreement, and all documents and instruments incident thereto, shall be reasonably satisfactory to MGI and its counsel, and MGI and such counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

         Additional Conditions to the Obligations of the CERA Stockholders and Goldman.

         In addition, the obligations of the CERA Stockholders and Goldman to consummate the Merger and the Exchange are also subject to the satisfaction or waiver of the following conditions at or prior to the Closing Date: (i) the representations and warranties set forth in Sections 2.4 and 2.5 of the Merger Agreement (A) are true and correct at and as of the date of the Merger Agreement, provided that if any such representation or warranty shall not have been true and correct at and as of the date of the Merger Agreement, MGI, upon written notice to the Founding Stockholders delivered not later than three business days prior to the scheduled Closing Date, shall have until thirty days after the date on which the closing of the transactions contemplated by the Merger Agreement would otherwise have been required to have occur pursuant to
Section 1.1.2 of the Merger Agreement to cure such breach in all respects in the case of any representation and warranty qualified by material adverse effect, and in any other case, to cure such breach in all material respects, or otherwise in a manner reasonably satisfactory to the Founding Stockholders, (B) in the case of Section 2.4 of the Merger Agreement, are true and correct at and as of the Closing Date as though made at and as of the Closing Date, except where the aggregate effect of the failure of such representations and warranties to be true and correct has not had and would not reasonably be expected to have a materially adverse effect on the business, financial condition, results of operations or properties of MGI, taken as a whole (an "MGI Material Adverse Effect"), and (C) in the case of Section 2.5 of the Merger Agreement, are true and correct in all material respects at and as of the Closing Date as though made at and as of the Closing Date, provided in each case that the accuracy of any specific representation or warranty that by its terms speaks only as of the date of the Merger Agreement or another date prior to the Closing Date shall be determined solely as of the date of the Merger Agreement or such other date, as the case may be, (ii) MGI, the Parent and Sub have duly performed and complied in all material respects with all agreements and conditions required by the Merger Agreement to be performed or complied with by them prior to or on the Closing Date, (iii) the Parent, MGI and Sub have delivered to the CERA Stockholders and Goldman a certificate or certificates, dated the

Closing Date and signed by each of them, with respect to the conditions set forth in Section 4.3.1(a) and 4.3.2 of the Merger Agreement, (iv) no event, occurrence, fact, condition, change, development or effect has occurred or come to exist since the date of the Merger Agreement that, individually or in the aggregate, has had or resulted in, or would be reasonably likely to have or result in, an MGI Material Adverse Effect, (v) the CERA Stockholders and Goldman have received favorable opinions, addressed to each of them and dated the Closing Date and in form and substance reasonably satisfactory to the Founding Stockholders and their counsel, from General Counsel of MGI, Debevoise & Plimpton, special counsel to MGI, and Richards, Layton & Finger, special Delaware counsel to the Parent, (vi) MGI has received certain third party consents and approvals to of or the execution, delivery and performance of the Merger Agreement or the transactions contemplated thereby, except for certain consents or approvals the failure of which to be made or obtained, individually and in the aggregate, would not have an MGI Material Adverse Effect and would not adversely affect the ability of MGI to perform its obligations under the Merger Agreement, (vii) such directors of MGI and MCM have resigned, and such other persons have been appointed as directors of MGI and CERA, such that, effective simultaneously with the closing of the transactions contemplated by the Merger Agreement, the board of directors of MGI and MCM are the same as the board of directors of the Parent, (viii) the certificates of incorporation and the by-laws of MGI and MCM shall have been amended as necessary to contain the same provisions as contained in the LLC Agreement in respect of supermajority board voting provisions and board composition, and (ix) all proceedings of MGI, the Parent and Sub that are required in connection with the transactions contemplated by the Merger Agreement, and all documents and instruments incident thereto, shall be reasonably satisfactory to the Founding Stockholders and their counsel, and the Founding Stockholders and such counsel have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

         No assurances can be provided as to when or if all of the conditions precedent to the Merger and the Exchange can or will be satisfied or waived by the appropriate parties. As of the date of this Information
Statement/Prospectus, the parties know of no reason to believe that any of the conditions set forth above will not be satisfied.

         The conditions to consummation of the Merger and the Exchange may be waived, in whole or in part, to the extent permissible under applicable law, by the party for whose benefit the condition has been imposed, without the approval of the stockholders of MGI.

AMENDMENT, WAIVER AND TERMINATION

         The Merger Agreement may be terminated at any time prior to the Closing
Date: (a) by the written agreement of the Founding Stockholders and MGI; (b) by MGI, on the one hand, or the Founding Stockholders, on the other hand, by written notice to the other after 5:00 p.m., New York City time, on December 22, 1997 if the Closing Date shall not have occurred by such date (unless the failure of the Closing Date to occur shall be due to, in the case of any termination by MGI, any material breach of the Merger Agreement by MGI, the Parent or Sub or, in the case of any termination by the Founding Stockholders, any material breach of the Merger Agreement by the CERA Stockholders or Goldman), unless such date is extended by the mutual written consent of MGI and the Founding Stockholders; (c) by MGI if there has been a breach on the part of the CERA Stockholders or Goldman of any of their covenants set forth in the Merger Agreement, or any failure on the part of the CERA Stockholders or Goldman to perform their obligations under the Merger Agreement (provided that MGI, the Parent and Sub shall have performed and complied with, in all material respects, all agreements and covenants required by the Merger Agreement to have been performed or complied with by them) prior to such time, such that, in any such case, any of the conditions to the effectiveness of the Merger and the Exchange set forth in Section 4.1 or 4.2 of the Merger Agreement could not (including without limitation through the use of diligent efforts to cure such breaches or failure) be satisfied on or prior to December 22, 1997; or (d) by any of the Founding Stockholders, if there has been a breach on the part of MGI, the Parent or Sub of any of their covenants set forth in the Merger Agreement, or any failure on the part of MGI, the Parent or Sub to perform their obligations under the Merger Agreement (provided that the CERA Stockholders and Goldman shall have performed and complied with, in all material respects, all agreements and covenants required by the Merger Agreement to have been performed or complied with by them) prior to such time, such that, in any such case, any of the conditions to the effectiveness of the Merger and the Exchange set

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

forth in Sections 4.1 or 4.3 of the Merger Agreement could not (including without limitation through the use of diligent efforts to cure such breaches or failure) be satisfied on or prior to December 22, 1997.

         In the event of the termination of the Merger Agreement as described above, the Merger Agreement shall become void and have no effect, without any liability to any person in respect of the Merger Agreement or of the transactions contemplated by the Merger Agreement on the part of any party to the Merger Agreement, or any of its directors, officers, employees, agents, consultants, representatives, advisers, stockholders, partners or affiliates, except for any liability resulting from any party's breach of the Merger Agreement. See "The Merger and the Exchange--Expenses and Fees."

COVENANTS PENDING THE MERGER AND THE EXCHANGE

         Operation of CERA's Business.

         From the date of the Merger Agreement to the Closing Date, except as expressly contemplated by the Merger Agreement or the transactions contemplated thereby, or as consented to by MGI, the CERA Stockholders and Goldman will cause CERA and CERA LP to: (a) carry on their respective businesses in the ordinary course consistent with past practices, and use all commercially reasonable efforts to preserve intact their respective present business organizations, keep available the services of their officers and key employees and preserve their relationships with clients and others having material business dealings with either of them, except to the extent that the failure to do so would not, and would not reasonably be expected to, result in a material change, after the date of the Merger Agreement, in the business, financial condition, results of operations or properties of CERA and CERA LP, taken as a whole (a "CERA Material Change"); (b) in the case of CERA, not amend its articles of incorporation, by-laws or other organizational documents, and, in the case of CERA LP, not amend its certificate of limited partnership, limited partnership agreement or other organizational documents; (c) (x) not declare, set aside or pay any dividends on, or make any other distributions in respect of, any shares of its capital stock in the case of CERA and any of its partnership interests in the case of CERA LP, or otherwise make any payments to the CERA Stockholders, Goldman or the employees of CERA or CERA LP, other than (i) as expressly provided in the Merger Agreement, (ii) pursuant to the CERA Cash Distribution,
(iii) the payment to employees of CERA or CERA LP, in their capacities as such, of their respective base salaries and other benefits and expense reimbursements (but expressly excluding bonuses and other incentive compensation), in each such case, in the ordinary course of business consistent with past practices, provided that CERA and CERA LP shall be entitled to increase such base salaries or base compensation and/or other benefits and expense reimbursements, in an amount not to exceed $20,000 in the case of any individual or $750,000 in the aggregate, (iv) (A) cash bonuses to employees of CERA or CERA LP in an aggregate amount not to exceed $3.9 million or (B) signing bonuses in an amount in the case of any individual not to exceed $50,000, (v) dividends and other distributions, in an aggregate amount not to exceed $50,000, by CERA LP to CERA to enable CERA, to pay its liabilities and (vi) dividends and other distributions in an aggregate amount not to exceed the sum of $195,800 and 44% of the amount of CERA LP's taxable income for the period July 1, 1997 through the Closing Date to allow the partners of CERA LP to pay their tax liabilities with respect to the taxable income of CERA LP or (y) not, other than pursuant to the CERA Cash Distribution, purchase, redeem or otherwise acquire any shares of capital stock of CERA or partnership interests in CERA LP or any other securities thereof or any rights, warrants or options to acquire any such shares, partnership interests or other securities; (d) not issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of the capital stock of CERA, partnership interests in CERA LP or other securities (including, without limitation, any rights, warrants or options to acquire any securities); (e) other than the CERA Distribution Loan and borrowings in the ordinary course under the $1,750,000 line of credit extended to CERA LP by Cambridge Trust Company (as in effect on the date of the Merger Agreement), not incur any indebtedness for borrowed money or guarantee any such indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others, or make loans, advances or capital contributions to, or investments in, any other person or entity; (f) not acquire or agree to acquire, by merging or consolidating with, by purchasing a substantial portion of the assets of or equity in, or by any other manner, any

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business or any corporation, partnership, company, association or other business organization or division thereof; (g) not make or incur any capital expenditure or expenditures which, individually, is in excess of $100,000 or, in the aggregate, are in excess of $300,000; (h) (i) not enter into or amend any employment or consulting agreement or arrangement providing for cash compensation in excess of $125,000 per year or any retention, severance, change in control or similar agreement or arrangement with, (ii) not establish or amend any employee or consultant compensation or benefit plan or practice that is material to CERA and CERA LP, taken as a whole, and maintained for the benefit of, and (iii) other than as permitted by the Merger Agreement, not pay or accrue any bonus or deferred compensation for or in respect of, any current or former director, officer or employee of CERA or CERA LP, in each case in any material respect, and in the case of clauses (i) and (ii), other than in the ordinary course of business consistent with past practices, and other than any such amendment to a CERA benefit plan that is made to maintain the qualified status of such CERA benefit plan or its continued compliance with applicable law; (i) not make any change in accounting practices or policies applied in the preparation of their respective financial statements except as required by generally accepted accounting principles; (j) other than, in respect of certain employment-related or similar agreements, as permitted by the Merger Agreement,
(x) not modify in any material respect certain agreements, contracts or commitments or (y) not enter into certain types of agreements, contracts or commitments that would have been required to be listed in connection with
Section 2.1.8 of the Merger Agreement (or any other agreement, contract or commitment with a client) if in existence on the date of the Merger Agreement, other than in the ordinary course of business consistent with past practices, provided that CERA and CERA LP shall be entitled to enter into, outside of the ordinary course of business, such agreements, contracts and commitments of the type described in this clause (y), after consultation with the Chairman of MGI, if entering into such agreements, contracts and commitments, individually and in the aggregate, would not, and would not reasonably be expected to, result in a CERA Material Change; and (k) not agree or commit to do any of the foregoing referred to in clauses (a) - (j) above.

         Operation of MGI's Business.

         From the date of the Merger Agreement to the Closing Date, except as expressly contemplated by the Merger Agreement or the transactions contemplated thereby, or as consented to by the Founding Stockholders, MGI will, and will cause each of its subsidiaries to: (a) carry on their respective businesses in the ordinary course consistent with past practices, and use all commercially reasonable efforts to preserve intact their respective present business organizations, keep available the services of their officers and key employees and preserve their relationships with clients and others having material business dealings with them, except to the extent that failure to do so would not, and would not reasonably be expected to, result in a material change, after the date of the Merger Agreement, in the business, financial condition, results of operations or properties of MGI, taken as a whole (an "MGI Material Change");
(b) in the case of MGI, not amend its certificate of incorporation, by-laws or other organizational documents; (c) with respect to MGI only, (x) not declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, or (y) other than pursuant to any MGI Management Stock Subscription Agreement or any agreement governing any Existing MGI Option, not purchase, redeem or otherwise acquire any shares of capital stock of MGI or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities; (d) other than pursuant to any Existing MGI Option, not issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of the capital stock of MGI or other securities (including, without limitation, any rights, warrants or options to acquire any securities) of MGI;
(e) other than amounts to be borrowed by MCM in connection with the CERA Distribution Loan and the other transactions contemplated by the Merger Agreement and other than indebtedness to MGI or any of its subsidiaries, not incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;
(f) not acquire or agree to acquire, by merging or consolidating with, by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, company, association or other business organization or division thereof; (g) not make or incur any capital expenditure or expenditures which, individually, is in excess of $100,000 or, in the aggregate, are in excess of $300,000; (h) not make any change in accounting practices

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or policies applied in the preparation of their respective financial statements except as required by generally accepted accounting principles; (i) (x) not modify in any material respect certain agreements, contracts or commitments, and
(y) not enter into any agreement, contract or commitment of the type that would have been required to be listed in connection with Section 2.4.11 of the Merger Agreement (other than any agreement, contract or commitment with a customer) if in existence on the date of the Merger Agreement, other than in the ordinary course of business consistent with past practices, provided that MGI shall be entitled to enter into, outside of the ordinary course of business, agreements, contracts and commitments of the type described in clause (y), after consultation with Mr. Yergin, if entering into such agreements, contracts and commitments, individually and in the aggregate, would not, and would not reasonably be expected to, result in an MGI Material Change; and (j) not agree to commit to do any of the foregoing referred to in clauses (a) - (i) above.

         CERA Cash Distribution.

         MGI agreed to cause MCM to make the CERA Distribution Loan to CERA, subject to MCM being able to obtain the necessary financing to fund such loan, on the day immediately preceding the Closing Date, pursuant to a loan agreement substantially in the form and substance reasonably satisfactory to MGI and CERA, which shall provide that CERA will be required to make cash payments in respect of principal or interest thereunder prior to June 30, 2000 only to the extent such payments are required to be made by the board of directors of the Parent. Each of the CERA Stockholders agreed to cause CERA to apply the proceeds from the CERA Distribution Loan, immediately upon the receipt thereof, to pay the CERA Cash Distribution. Each of the CERA Stockholders released CERA and its directors and officers from all actions and liabilities arising out of the CERA Cash Distribution.

         Access and Information.

         From the date of the Merger Agreement to the Closing Date, the Stockholders will, and will cause CERA and CERA LP to, give to MGI, the Parent and Sub and MGI's, the Parent's and Sub's accountants, counsel and other representatives reasonable access during normal business hours to such of CERA and CERA LP's offices, properties, books, contracts, commitments, reports and records relating to CERA or CERA LP, and to furnish them or provide them with access to all such documents, financial data, records and information with respect to the properties and businesses of CERA or CERA LP, as MGI or the Parent shall from time to time reasonably request. In addition, from the date of the Merger Agreement to the Closing Date, the Stockholders will, and will cause CERA and CERA LP to, permit MGI, the Parent or Sub and MGI's, the Parent's or Sub's accountants, counsel and other representatives reasonable access to such personnel of CERA and CERA LP during normal business hours as may be reasonably requested by MGI, the Parent or Sub in its review of the properties of CERA and CERA LP, the business affairs of CERA and CERA LP and the above-mentioned documents and records. MGI has similarly agreed to permit CERA, CERA's accountants, counsel and other representatives access to MGI's offices and to such personnel of MGI, and to furnish them or provide them with access to information with respect to the business of MGI, as may be reasonably requested.

         Financial Information.

         From the date of the Merger Agreement to the Closing Date, the CERA Stockholders will cause CERA LP to make available to MGI, the Parent and Sub, promptly after the same become available, copies of such monthly management reports, if any, for CERA LP as may be furnished to senior management of CERA LP, together with such monthly financial statements as may be furnished to such management, and MGI will make available to the Founding Stockholders, promptly after the same become available, copies of such monthly reports, if any, for MGI as may be furnished to senior management of MGI, together with such monthly financial statements as may be furnished to such management.

         No Solicitation.

         From the date of the Merger Agreement to the earlier of the closing of the transactions contemplated by the Merger Agreement and the termination of the Merger Agreement, none of the CERA Stockholders or Goldman, any of their affiliates or any person acting on their behalf shall (i) solicit, initiate or encourage any inquiries or proposals for, or enter into any discussions with respect to, the sale of CERA, CERA LP, the assets of CERA and/or CERA LP, any equity interest in CERA or any

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partnership interest in CERA LP (any such inquiry or proposal, a "CERA
Acquisition Transaction") or (ii) furnish or cause to be furnished any non-public information concerning CERA or CERA LP to any person (other than MGI, the Parent, Goldman and their respective representatives, and the professional advisors to CERA LP, CERA, the CERA Stockholders and Goldman) in connection with any such inquiries or proposals. The CERA Stockholders shall promptly notify MGI of any inquiry or proposal received by the CERA Stockholders or any of their affiliates with respect to any such CERA Acquisition Transaction and will keep MGI fully informed of the nature, details and status of any such inquiry or proposal. Similarly, from the date of the Merger Agreement to the earlier of the Closing and the termination of the Merger Agreement, neither MGI nor any of its affiliates or any person acting on its behalf shall (i) solicit, initiate or encourage any inquiries or proposals for, or enter into any discussions with respect to, the sale of MGI, MCM, the assets of MGI and/or MCM or, other than pursuant to the existing MGI stock options, any equity interest in MGI or MCM (any such inquiry or proposal, an "MGI Acquisition Transaction") or (ii) furnish or cause to be furnished any non-public information concerning MGI or its subsidiaries to any person (other than CERA, CERA LP, the CERA Stockholders, Goldman and their respective representatives, and the professional advisors to MGI, the Parent and Sub) in connection with any such inquiries or proposals. MGI shall promptly notify the Founding Stockholders of any inquiry or proposal received by MGI or any of its affiliates with respect to any such MGI Acquisition Transaction and will keep the Founding Stockholders fully informed of the nature, details and status of any such inquiry or proposal.

ADDITIONAL AGREEMENTS

         Pursuant to the Merger Agreement, MGI, the CERA Stockholders, the Parent and Sub have covenanted and agreed, among other things, to the following:

         Noncompetition.

         Each of the Founding Stockholders agreed that during the period commencing on the Closing Date and ending on the fourth anniversary of the Closing Date, he would not, directly or indirectly, (A) as an individual proprietor, partner, member, principal, officer, employee, agent, consultant or stockholder, develop, produce, market, sell or render (or assist any other person in developing, producing, marketing, selling or rendering) products or services competitive anywhere in the United States or elsewhere in the world with, or (B) engage in business with, serve as an agent or consultant to, or become an individual proprietor, partner, member, principal or stockholder (other than a holder of less than 1% of the outstanding voting shares of any publicly held company) of or become employed in an executive capacity by, any person, firm or other entity ("Competitor") a substantial portion of whose business competes anywhere in the United States or elsewhere in the world with, a substantial portion of the business of the Parent, CERA, MGI or any of their respective subsidiaries (collectively, the "MGI/CERA Group") that relates to the financial information, financial analysis, energy information and analysis or any other business then engaged in by any member of the MGI/CERA Group; provided, however, that this agreement not to compete will not be deemed to prohibit any of the Founding Stockholders from teaching courses at educational institutions or writing books or articles for public sale or making appearances on television or preparing or otherwise participating in television programs; and provided, further, that if the employment of a Founding Stockholder with CERA is terminated after the Closing Date without cause or for good reason (as defined in the applicable employment agreement between CERA and such Founding Stockholder), the noncompetition period shall terminate with respect to such Founding Stockholder on the earlier of (x) the fourth anniversary of the Closing Date and (y) the first anniversary of the date of termination of such Founding Stockholder's employment. For the preceding sentence, a "substantial portion"
(x) in the case of the business of Competitor shall mean a line or lines of business that account for more than 50% of the consolidated revenues of Competitor and (y) in the case of the MGI/CERA Group shall mean a line or lines of business that account for more than 25% of the consolidated revenues of the MGI/CERA Group, in each case for the fiscal year ended immediately prior to the date on which the Founding Stockholder first proposes to engage in any of the activities described in clause (B) of the immediately preceding sentence, provided, however, that in the case of a Competitor that has had less than three full years of operations, "substantial portion" shall mean a line or lines of



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business accounting for more than 50% of the projected consolidated revenues of such Competitor for the two fiscal years next succeeding the date on which the Founding Stockholder first proposes to engage in any of the activities described in clause (B) of the immediately preceding sentence.

         Confidentiality.

         Except as otherwise provided in the Merger Agreement, (x) the CERA Stockholders, Goldman, CERA and CERA LP, agreed to, and agreed to cause their representatives to, keep confidential all information which, prior to the date of the Merger Agreement, was or, from and after the date of the Merger Agreement, is furnished to any of them by MGI or any of its representatives, or to which the CERA Stockholders, Goldman, CERA or CERA LP, prior to the date of the Merger Agreement, were or, from and after the date of the Merger Agreement, are given access, that in any way relates to the business of MGI and (y) MGI agreed to, and agreed to cause its representatives to, keep confidential all information which, prior to the date of the Merger Agreement, was or, from and after the date of the Merger Agreement, is furnished to MGI, or to which MGI, prior to the date of the Merger Agreement, was or, from and after the date of the Merger Agreement, is given access, that in any way relates to the business of CERA or CERA LP. The parties agreed that the restrictions described in the preceding sentence do not apply to the disclosure of any information, documents or materials (i) which are or become generally available to the public other than as a result of a disclosure by the receiving party or any affiliate or representative of the receiving party in violation of the restriction, (ii) received from a third party on a non-confidential basis from a source other than the providing party or its representatives, which source, to the knowledge of the receiving party after due inquiry, is not prohibited from disclosing such information to the receiving party by a legal, contractual or fiduciary obligation to the providing party, (iii) required by applicable law to be disclosed by such party, or (iv) necessary to establish such party's rights under the Merger Agreement or any related agreement, provided that, in the case of clauses (iii) and (iv), the person intending to make disclosure of confidential information will promptly notify in writing the party to whom it is obliged to keep such information confidential and, to the extent practicable, provide such party a reasonable opportunity to prevent public disclosure of such information or, if appropriate, waive compliance with the restriction. The parties agreed that these agreements and undertakings shall (x) continue until the earliest of (i) five (5) years from the date of the Merger Agreement or (ii) the closing of the transactions contemplated by the Merger Agreement and (y) survive the termination of the Merger Agreement.

         Registration Statement.

         Each of the parties agreed, and agreed to cause their respective subsidiaries, controlled affiliates, directors, officers, employees and representatives to, assist the Parent in the preparation and filing of this Registration Statement and to furnish the Parent with all information in their possession concerning CERA, CERA LP, the CERA Stockholders, Goldman and MGI required for use in this Registration Statement, including, without limitation, such financial statements as may be required to be included in this Registration Statement or that are necessary to prepare pro forma financial statements and other information to be included in this Registration Statement. If, at any time on or prior to the Closing Date, any event with respect to the CERA Stockholders, Goldman, CERA, CERA LP, MGI or any of their respective affiliates should occur which is required to be described in an amendment of or supplement to this Registration Statement, the party or parties to the Merger Agreement that are familiar with such event agreed to provide the Parent with a description of such event that will be sufficient to enable the Parent or its representatives to prepare such amendment or supplement and to otherwise assist the Parent in the preparation and filing of such amendment or supplement. The parties agreed that the Parent would prepare this Registration Statement (or cause it to be prepared), file it with the Commission promptly after the date of the Merger Agreement, use its commercially reasonable efforts to cause it to be declared effective and to remain effective through the Closing Date and, if at any time on or prior to the Closing Date, any event with respect to the CERA Stockholders, Goldman, CERA, CERA LP, MGI or any of their respective affiliates shall occur which is required to be described in an amendment of or supplement to this Registration Statement, prepare such amendment or supplement (or cause it to be prepared) and promptly file it with the Commission.



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         Public Announcements.

         From the date of the Merger Agreement to the Closing Date, except as required by applicable law, each of the parties agreed not to, and not to permit any of their affiliates or representatives to, make any public announcement in respect of the Merger Agreement or the transactions contemplated thereby without the prior consent of MGI and the Founding Stockholders.

         Further Actions.

         Each of the parties agreed to use its, his or her commercially reasonable best efforts to take all actions to make effective the transactions contemplated by the Merger Agreement and has also agreed to file all notifications and obtain all consents that may be required in connection with the Merger Agreement, and the consummation of the transactions contemplated thereby.

         Notice of Certain Events.

         From the date of the Merger Agreement to the Closing Date, each of the CERA Stockholders and Goldman, on the one hand, agreed to promptly notify MGI, and MGI, the Parent and Sub, on the other, agreed to promptly notify the Founding Stockholders, of: (i) any fact, condition, event or occurrence known to any of them that will or reasonably may be expected to result in the failure of any of the conditions contained in Article IV of the Merger Agreement to be satisfied; and (ii) any actions, suits, claims, investigations or proceedings commenced or, to the knowledge of the CERA Stockholders, CERA, CERA LP or Goldman, on the one hand, or MGI, any of its subsidiaries, the Parent or Sub, on the other, threatened against, relating to or involving or otherwise affecting CERA or CERA LP, on the one hand, or MGI and its subsidiaries, on the other, or any of their respective affiliates which, if pending on the date of the Merger Agreement, would have been required to have been disclosed pursuant to Section
2.1.11 or Section 2.4.14 of the Merger Agreement, as applicable, or that relate to the consummation of the transactions contemplated by the Merger Agreement.

         Tax Affairs.

         Through the Closing Date, MGI and its subsidiaries, on the one hand, and the CERA Stockholders, on the other, agreed, and in the case of the CERA Stockholders, agreed to cause each of CERA LP and CERA to, conduct all tax affairs relating to MGI and its subsidiaries or CERA LP and CERA, as the case may be, only in the ordinary course, in substantially the same manner as previously conducted and in good faith in substantially the same manner as such affairs would have been conducted if the Merger Agreement had not been entered into.

EXPENSES AND FEES

         The Merger Agreement provides that each party shall be responsible for its own costs and expenses incurred in connection with the negotiation and consummation of the transactions contemplated by the Merger Agreement; provided, however, that in the event the closing of the transactions contemplated by the Merger Agreement shall occur, on the Closing Date, MGI shall pay (i) the fees and expenses of Goldman Sachs in respect of the transactions contemplated by the Merger Agreement, (ii) the fees and expenses of Sword in respect of the transactions contemplated by the Merger Agreement, in an aggregate amount not to exceed $1,355,811, and provided that any additional amount shall be payable by the CERA Stockholders and/or Goldman and (iii) any transfer taxes that may be payable and due in respect of the Merger; and all of the other fees, costs and expenses (including, without limitation, attorneys' and accountants' fees and expenses) incurred in connection with the Merger Agreement and the transactions contemplated thereby, to the extent not previously paid, shall be paid by MGI and CERA.

         CERA engaged Sword to provide financial advice and assistance in connection with a sale or merger of CERA and agreed to pay Sword a fee in respect of the transactions contemplated by the Merger Agreement and reimburse Sword for its reasonable out-of-pocket expenses. CERA also agreed to pay Jordan, a former director of CERA, a fee in respect of the transactions contemplated by the Merger Agreement. On the Closing Date, Jordan will receive the Jordan Options in full payment of the fee due to him in respect of the transactions contemplated by the Merger Agreement.



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        MGI engaged Goldman Sachs, an affiliate of Goldman, to provide financial advice and assistance in connection with the transactions contemplated by the Merger Agreement and agreed to pay Goldman Sachs a fee for providing such advice and assistance and to reimburse Goldman Sachs for its reasonable out-of-pocket expenses incurred in connection therewith. Additionally, on the Closing Date, Brera, of which Mr. Cribiore is Managing Principal and Mr. McMahon is a principal, or Brera's designees, will receive the Brera Options in respect of the services provided to MGI in connection with the transactions contemplated by the Merger Agreement.

APPRAISAL RIGHTS

         Holders of Units are not entitled to dissenters' appraisal rights under the Delaware Act in connection with the Merger because the Parent is not a constituent corporation in the Merger.

         MGI stockholders are entitled to rights of appraisal under Section 262 of the DGCL, a copy of which is attached hereto as Annex C, in connection with the Merger. If the Merger is consummated, each stockholder who has not voted in favor of the Merger or consented thereto in writing and who otherwise complies with such Section 262 will be entitled to such rights. The following discussion summarizes all material provisions of law relating to appraisal rights. The discussion does not purport to be a complete statement of laws relating to appraisal rights and is qualified in its entirety by reference to Section 262 of the DGCL, a copy of which is attached hereto as Exhibit C. This discussion and Annex C should be reviewed carefully by any holder of shares of MGI Common Stock who wishes to exercise statutory appraisal rights or who wishes to preserve the right to do so, as failure to timely and properly comply with the procedures set forth therein will result in the loss of appraisal rights. Moreover, because of the complexity of the procedures for exercising appraisal rights, MGI believes that holders who consider exercising such rights should seek the advice of counsel. All references in Section 262 and in this discussion to "holder" or "stockholder" are to the record holder of the shares of MGI Common Stock as to which appraisal rights are asserted.

         Under the DGCL, in order to exercise their appraisal rights, MGI stockholders must satisfy all of the following conditions. A written demand for appraisal of the applicable holder's shares of MGI Common Stock must be delivered to MGI on or before the twentieth day after the mailing to the MGI stockholders of an appraisal right notice. (An appraisal right notice is being sent to each stockholder with this Information Statement/Prospectus.)

         Stockholders electing to exercise their appraisal rights under the DGCL must not vote for approval of the Merger or consent thereto in writing pursuant to Section 228 of the DGCL.

         A stockholder who elects to exercise appraisal rights should deliver the written demand to MGI. The written demand for appraisal must specify the stockholder's name and that the stockholder is thereby demanding appraisal of his shares, and should specify the stockholder's mailing address and the number of shares of MGI Common Stock owned.

         Only the stockholder of record may make a demand for appraisal. If stock is owned of record in a fiduciary capacity, such as by a trustee, guardian, or custodian, such demand must be executed by the fiduciary. If MGI Common Stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner.


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         Delaware law is unclear as to whether a record holder who also is the beneficial owner of the shares held (or a record holder acting on behalf of a beneficial owner) may exercise appraisal rights with respect to less than all of the shares beneficially owned by such beneficial owner. It is MGI's position that if a record holder who also is the beneficial owner of the shares held (or a record holder acting on behalf of a beneficial owner) exercises appraisal rights, the exercise must be with respect to all of the shares beneficially owned by such beneficial owner. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of MGI Common Stock outstanding in the name of such record owner. Beneficial owners who are not record owners and who intend to exercise appraisal rights should instruct the record owner to comply strictly with the statutory requirements with respect to the exercise of appraisal rights before the expiration of the applicable twenty-day period.

         Within 10 days after the Effective Time, MGI must provide notice of the Effective Time to holders of MGI Common Stock, except that if such notice is sent more than twenty days following the date the initial appraisal rights notice was sent, such second notice need only be sent to each stockholder who provided on a timely basis the written demand required under the DGCL and did not vote for approval of the Merger or consent thereto in writing. Within 120 days after the Effective Time, either MGI or any stockholder who has provided on a timely basis the written demand required under the DGCL may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of all dissenting stockholders. In connection therewith, such Court may require that a stockholder who has demanded an appraisal for such stockholder's shares submit the certificates representing such shares for notation thereon, and failure by such stockholder to do so may result in dismissal of the proceedings. Notwithstanding the foregoing, at any time within 60 days after the Effective Time, any such stockholder will have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the Merger. Within 120 days after the Effective Time, any stockholder who has complied with the requirements of Section 262 of the DGCL, upon written request, will be entitled to receive from MGI a statement setting forth the aggregate number of shares not voted in favor of the Merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares.

         If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Court of Chancery will determine which stockholders are entitled to appraisal rights and will appraise the "fair value" of the shares owned by such stockholders, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Any such judicial determination of the fair value of such shares could be based upon considerations other than or in addition to the consideration received in the Merger, including asset values and the investment value of the MGI Common Stock. The per share value so determined could be more than, the same as, or less than the consideration received per share in the Merger. If a petition is not filed within 120 days after the Effective Time, the appraisal rights of dissenting stockholders will terminate.

         Failure to strictly follow the steps required by Section 262 of the DGCL for perfecting appraisal rights may result in the loss of such rights, in which event an MGI stockholder will be entitled to receive the consideration to be provided to MGI stockholders pursuant to the Merger for each share of MGI Common Stock held by such stockholder.

THE FINANCING

         The Parent expects that in order to finance the CERA Distribution Loan, to pay certain fees and expenses relating to the Transactions and, following the consummation of the Transactions, to fund MGI's and CERA's working capital needs and other business requirements, including in respect of any future business acquisitions, MCM will enter into the Credit Agreement with The Chase Manhattan Bank and Bank of America N.T. & S.A. (together, the "Lenders"). MCM has received a commitment letter from the Lenders with respect to $30 million in aggregate principal amount of loans, subject to various conditions, and is in the process of negotiating with the Lenders the definitive terms of the Credit Agreement. Because such terms have not yet been fully agreed upon, the definitive Credit Agreement may contain provisions that are more or less restrictive than those described below.

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
         The Parent anticipates that the Credit Agreement will provide for borrowings in an aggregate principal amount of up to $30 million, under a $15 million term loan facility (the "Term Loan Facility"), a $10 million delayed draw term loan facility (the "Delayed Draw Term Loan Facility") and a $5 million revolving credit facility (the "Revolving Credit Facility" and, together with the Term Loan Facility and the Delayed Draw Term Loan Facility, the "Facilities"). MCM will be required to use the proceeds from the loans made under the Term Loan Facility to fund the CERA Distribution Loan. The Delayed Draw Term Loan Facility will be available, for a period of 18 months following the Closing Date, to finance future acquisitions of businesses principally engaged in providing consulting services or providing information or analytic services (including the distribution of information through any medium). Up to $1 million of the Revolving Credit Facility availability may be used for standby and commercial letters of credit, and a portion of such availability also may be used for certain short-term "swing line" loans. The proceeds from the initial borrowings under the Credit Agreement will be loaned to CERA pursuant to a loan agreement between MCM and CERA (the "CERA Intercompany Note") which will provide, among other things, that prior to June 30, 2000, CERA will be required to make cash payments in respect of principal or interest thereunder only to the extent required by the board of directors of the Parent. CERA will be required to use such proceeds to make the CERA Cash Distribution.

         The loans under the Facilities will bear interest, at the option of MCM, at a rate equal to either (i) the rate (the "alternate base rate") that is the highest of the administrative agent's prime rate, the secondary market rate for three-month certificates of deposit plus 1.0% and the federal funds rate plus 0.5%, in each case plus up to 0.50% per annum, or (ii) the rate at which certain Eurodollar deposits are offered in the interbank Eurodollar market plus up to 1.50% per annum. Swing line loans will bear interest at the alternate base rate.

         The loans under the Term Loan Facility will be required to be repaid in 16 quarterly installments, beginning on March 31, 1999 and ending on December 31, 2002. Each loan under the Delayed Draw Term Loan Facility will be required to be repaid in quarterly installments equal to one-twentieth of such loan, beginning on the quarterly installment date for the Term Loan Facility which is closest to the date twelve months after the date such loan is made, and the then outstanding principal amount of each such loan will mature on the fifth anniversary of the Closing Date. All of the loans then outstanding under the Revolving Credit Facility also will become due on the fifth anniversary of the Closing Date.

         Each of the Parent and MGI will guarantee the obligations of MCM under the Facilities, and such obligations and guarantees will be secured by pledges of all of the outstanding capital stock of MGI, MCM and CERA and of 65% of the outstanding capital stock of MCM's foreign subsidiaries, and by security interests in substantially all of the personal property of the Parent, MGI and MCM. In addition, CERA's obligations under the CERA Intercompany Note will be secured by security interests in substantially all of CERA's personal property, and the CERA Intercompany Note will be pledged to the Lenders.

         In addition, the Credit Agreement will contain (i) customary closing conditions, (ii) customary or otherwise appropriate default provisions, including provisions for default in the event that the Merger and the Exchange are not consummated on the day following the date the initial loans under the Credit Agreement are made, or upon certain changes in control, and (iii) customary or otherwise appropriate affirmative and negative covenants, including restrictions on the ability of the Parent and its subsidiaries, including MGI and CERA, to incur indebtedness, incur liens, become liable on guarantees and other contingent obligations, enter into mergers, consolidations or certain other similar transactions, sell or transfer assets, make distributions to holders of Units or certain other restricted payments, make capital expenditures, make investments, enter into transactions with affiliates, engage in businesses other than providing consulting services or providing information or analytic services (including the distribution of information through any medium), or amend the CERA Intercompany Note. The Credit Agreement also will contain financial covenants with respect to compliance with certain financial ratio and net worth and earnings requirements.

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
REGULATORY MATTERS

         Under the HSR Act, and the rules promulgated thereunder, the Merger and the Exchange may not be consummated until certain information is provided to the FTC and to the DOJ, and a thirty-day waiting period is observed. C&D Fund IV, the ultimate parent entity of MGI, and Daniel H. Yergin, the ultimate parent entity of CERA, each filed a Notification and Report Form pursuant to the HSR Act with the DOJ and FTC on August 21, 1997. Early termination of the waiting period was granted on August 29, 1997. At any time before or after the consummation of the Merger and the Exchange either agency, as well as the individual states' attorneys general and private parties, could take action to enjoin the consummation of the Merger and the Exchange, seeking divestiture of substantial assets of MGI or CERA, or other substantive relief.

                     THE LIMITED LIABILITY COMPANY AGREEMENT

         The following description summarizes the material terms of the LLC Agreement of the Parent. This description does not purport to be complete and is qualified in its entirety by reference to the LLC Agreement, a copy of which is set forth as Annex B to this Information Statement/Prospectus and is incorporated herein by reference. All holders of MGI Common Stock are urged to read Annex B in its entirety.

ORGANIZATION AND DURATION

         The Parent was recently organized as a limited liability company under the Delaware Act. Pursuant to the LLC Agreement, which will become effective as of the Closing Date, limited liability company interests in the Parent will be represented by Units. The Parent will have perpetual existence unless sooner dissolved pursuant to the terms of the LLC Agreement. See "Termination and Dissolution," below.

PURPOSE

         The purposes of the Parent are, and the Parent shall have the power and authority, to acquire, hold, vote, sell or otherwise dispose of, to receive, allocate and distribute distributions on and other proceeds of, and to manage, investments in accordance with the terms of the LLC Agreement, to engage in all acts or activities as the Parent deems necessary, advisable, convenient or incidental to the furtherance and accomplishment of the foregoing, and to engage in any other lawful act or activity for which limited liability companies may be formed under the Delaware Act. Immediately after the Closing Date, the Parent's activities will consist solely of ownership of all of the outstanding capital stock of CERA and MGI and the exercise of rights and performance of obligations in connection therewith.

MANAGEMENT

         Board of Directors.

         Generally, the business of the Parent will be managed by or under the direction of a committee of the Parent (the "Board" or the "Board of Directors"), each member of which (a "Director") will serve until a successor is elected as provided in the LLC Agreement or until his earlier death, resignation or removal. The LLC Agreement provides that the Board will consist of at least three persons, and further requires all members ("Members") of the Parent, at all times after the Closing Date and until the settlement date of the first underwritten public offering of equity securities of the Parent or a successor entity (the "IPO Date"), to vote their respective Units in such manner as may be necessary to ensure that (A) the Board at all times consists of (i) two of the Founding Stockholders nominated by the Founding Stockholders, (ii) the chief executive officer of MCM ("MCM Nominee"), (iii) the chief executive officer (if any) of the Parent ("CEO Nominee"), (iv) three nominees of C&D Fund IV who are employees of CD&R, Brera or other affiliates of C&D Fund IV (the "C&D Fund IV Nominees"), and (v) up to six additional persons not affiliated with CD&R, C&D Fund IV, Brera or any of the Founding Stockholders, who are nominated by C&D Fund IV with the consent of Mr. Yergin, or in the event of Mr. Yergin's death, legal incapacity or termination of employment for cause or disability, Mr. Rosenfield or Mr. Stanislaw (the "Consenting CERA Principal"), which consent will not be unreasonably withheld, and (B) all such persons are elected to serve as Directors. Until the IPO Date, Directors may not be removed without cause without the consent of the Member or Members that nominated such Director, and the Member or Members who nominated or appointed any Director whose position has become vacant due to such Director's resignation, removal or inability to serve for any reason will be entitled to appoint a replacement Director to fill such vacancy. A majority of the Members (by number of Units held) or of the Directors may remove a Director for cause. For the identity of the initial directors, see "Management," below.

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
         An election of Directors will be held, and new Directors will be elected (or existing Directors will be reelected), at each annual meeting of Members, which will be held on the third Tuesday of October of each year (starting in 1998) or at such other time as the Board of Directors shall determine. At each election of Directors, each Member will be entitled to one vote per Unit held of record (other than non-voting Units), and the presence, in person or by proxy, of the holders of a majority of the Units entitled to vote will constitute a quorum. Since, as described above, the LLC Agreement requires all Members to vote their respective Units, at all times prior to the IPO Date, for the election to the Board of Directors of persons nominated as described in the preceding paragraph, election of such nominees at all times prior to the IPO Date is assured absent amendment of the LLC Agreement.

         Until the earlier of (a) the IPO Date and (b) the issuance of the CERA Contingent Units, the Goldman Contingent Units and the CERA Employee Contingent Units (collectively, the "Contingent Units"), any (i) acquisition or disposition of a business or assets having a value in excess of $15,000,000, (ii) a capital expenditure involving more than $15,000,000, (iii) issuance of Units (or securities convertible into or exchangeable for Units, or options, warrants or other rights to acquire Units or such securities) for aggregate consideration in excess of $15,000,000, other than the Contingent Units, the Contingent Options, Existing MGI Options, the options granted under the CERA Option Plan or the MGI Option Plan, and the Units issuable upon exercise thereof, (iv) entry into new lines of business, (v) dissolution, (vi) public offering of equity securities of the Parent or a successor entity, and (vi) with certain exceptions, incurrence of indebtedness or guarantees in respect thereof in excess of $15,000,000, will require approval of at least 75% of the Directors then in office. In addition, until the earlier of (a) the IPO Date and (b) the issuance of the Contingent Units, the sale of 50% or more of CERA or the spin-off to Members of all of CERA's capital stock will require the approval of the Consenting CERA Principal.

         The LLC Agreement requires that until the IPO Date, the Board of Directors of CERA and of MGI shall be composed of the same individuals as the Board of Directors of the Parent.

         Executive Committee.

         The LLC Agreement provides for the establishment of a committee of the Board of Directors to be designated as the Executive Committee and to be composed of the Chairman, the Consenting CERA Principal, the CEO Nominee (if any), the MCM Nominee and such other Directors as may be designated by the Board. During the intervals between meetings of the Board, the Executive Committee will have all the powers and authority of the Board in the management of the Parent, except that the Executive Committee will not have the authority to take any action requiring (i) a vote greater than a majority of Directors present as described above or (ii) the consent or approval of the Consenting CERA Principal or any one or more of the C&D Fund IV Nominees, or authorizing any distribution by the Parent to the Members.

         Officers.

         The Board of Directors may select certain individuals to be designated as officers ("Officers") of the Parent, with such titles as the Board may determine. The Board may appoint a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and a Treasurer, and one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers, provided that until the IPO Date, the Chief Executive Officer will be appointed by the C&D Fund IV Nominees with the consent of the Consenting CERA Principal, whose consent will not be unreasonably withheld. Each Officer will have certain authority by virtue of being appointed an Officer and may be further authorized from time to time by the Board of Directors to take any action that the Board of Directors delegates to such Officer.


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THE UNITS

         Rights to Distributions and Allocations.

         The LLC Agreement authorizes the issuance of Units for such consideration and on such terms and conditions as shall be established by the Board of Directors in its sole discretion without approval of the Members. Members (i) will be entitled to receive, to the extent of available cash and cash equivalent assets of the Parent, cash distributions in amounts intended to enable Members and certain other persons or entities to discharge their United States federal, state and local income tax liabilities arising from certain allocations made with respect to the Units as described below, (ii) other than with respect to certain distributions relating to specified disposition transactions (as described below), will be entitled on a pro rata basis to such distributions, if any, prior to the dissolution and liquidation of the Parent as may be determined by the Board of Directors of the Parent in its sole discretion, (iii) will be allocated income, gains, losses, credits and deductions of the Parent in accordance with the respective Units owned by the Members, subject to certain variations for income tax purposes called for by applicable provisions of the Code and regulations promulgated thereunder, and
(iv) will be entitled on a pro rata basis, upon dissolution and liquidation of the Parent, to all remaining assets after satisfaction of the Parent's liabilities to creditors.

         With respect to distributions to Members (i) of any capital stock of MGI or less than all of the capital stock of CERA prior to the earlier of the issuance of the Contingent Units and June 30, 2000, or (ii) of the net proceeds of any sale or other disposition (other than in a distribution to Members of capital stock of MGI or CERA), prior to the earlier of the issuance of the Contingent Units and June 30, 2000, of capital stock of MGI, more than 50% of the assets of MGI, or capital stock or assets of CERA in a transaction that does not constitute a Termination Event, Members will be entitled to receive each such distribution on a pro rata basis, except that each Member who, at the time of determination, has a right to receive Contingent Units will be treated, solely for the purposes of such distribution, as if such Member owned the number of Contingent Units that would have been issuable to such Member if the closing of a Termination Event (other than an underwritten public offering) that did not constitute a Qualifying Sale had occurred at such time of determination.

         Voting and Certain Other Rights.

         Except with respect to non-voting Units (the "Non-Voting Units"), which will be issuable by the Parent only in limited circumstances and only to those holders of Units subject to certain legal or regulatory constraints on their ability to possess voting power with respect to any single entity in excess of certain thresholds, and except with respect to certain rights and obligations applicable, pursuant to the LLC Agreement, to certain holders of Units with respect to (i) nomination, election and/or appointment of members of the Board of Directors, (ii) rights and obligations relating to transferability of Units and rights to request registration of Units under the applicable securities laws, (iii) Contingent Units, and (iv) certain other matters, each Unit will be identical in all respects to each other Unit. Units other than Non-Voting Units ("Voting Units") will be the only class of equity interests in the Parent outstanding immediately following the closing of the Merger and the Exchange.

         Holders of record of Voting Units will be entitled to notice of, and to vote at, meetings of the Members and to act with respect to matters as to which approval of the Members may be solicited. There will be an annual meeting of the Members starting in 1998, and special meetings of the Members may be called by the Board, the Chairman or the Vice Chairman of the Board, the Parent's chief executive officer, or upon written request of Members holding not less than 20% of the outstanding Units. Holders of Voting Units will be entitled to one vote per Voting Unit on matters submitted to a vote or consent of holders of Units. The LLC Agreement provides that the vote of a majority of Voting Units represented at a meeting of Members at which a quorum is present will be sufficient for the transaction of business at such meeting, except that, upon the recommendation of the Board of Directors that the Members give such approval, the approval of at least two-thirds of the Members (by number of Units) then entitled to vote at a meeting of Members will be required for (i) with certain limited exceptions, any merger, consolidation, conversion or reorganization of the Parent, (ii) dissolution of the Parent and (iii) the sale or other disposition of all or substantially all of the assets of the Parent or the sale or other disposition of all of the capital stock of MGI or CERA owned by the Parent, other than in a spin-off of all of the capital stock of MGI or CERA. Pursuant to the LLC Agreement, as described above, prior to the IPO Date, the Members will be required to vote all of their respective Units for the election as directors of the nominees described under "--Management--Board of Directors" above.


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         Appraisal Rights.

         Pursuant to the terms of the LLC Agreement, holders of Units will not be entitled to any appraisal or dissenters' rights.

         Bailment Agreement.

         Pursuant to the LLC Agreement, all of the Unit Certificates will be held by the Parent, as the Unit Bailee under the Unit Bailment Agreement. The Unit Bailee will hold the Unit Certificates for safekeeping in a safe deposit box at a financial institution chosen by the Unit Bailee, and each Member will receive a receipt from the Unit Bailee for the applicable Unit Certificate and a photocopy of such Certificate. During the time the Unit Bailee has possession of the Unit Certificates of each Member, each such Member will retain all rights of ownership of the Units represented by such Unit Certificates, including but not limited to the right to receive and retain distributions, to vote such Units, to transfer title to such Units (subject to the terms of the LLC Agreement and any other applicable agreements) and to execute consents, waivers or releases and otherwise to act in respect of such Units in all matters acted upon by the Members. Pursuant to the Unit Bailment Agreement, the Unit Bailee will have no security or ownership interest in the Unit Certificates and each Member will be entitled to regain possession of such Member's Unit Certificates at any time upon five days' prior notice and upon compliance with certain other requirements.

RESALES OF UNITS

         Restrictions on Transfer.

         The LLC Agreement will provide that, during the period ending on the earlier of three years after the Closing Date and one year after the IPO Date, each Member who, together with certain related trusts, if any, owned, as of the Closing Date, 5% or more of the then outstanding Units (each such Member, a "Restricted Holder"), each such trust and each of such Restricted Holder's and such trust's Permitted Transferees (as defined below) may transfer Units only
(i) to an unaffiliated third party (A) in a sale of all of the Units pursuant to an exercise of the take-along rights described in "--Take-Along Rights" below or
(B) pursuant to a merger, conversion, consolidation or reorganization of the Parent, other than in a transaction described in the following clause (ii), (ii) pursuant to certain transactions where the organizational form of the Parent is changed (for example, from a limited liability company to a corporation) but the owners and proportional ownership of voting securities or other equity interests before and after such change generally are unchanged, (iii) in a public offering of Units pursuant to an effective registration statement under the Securities Act, (iv) to a Permitted Transferee or (v) to the Parent or any subsidiary of the Parent.

         In addition, prior to the IPO Date, each Member other than a Member subject to the transfer restrictions described in the immediately preceding paragraph, and, after the expiration of the period described in the immediately preceding paragraph, each Member, may transfer such Member's Units only (i) in any of the transactions described in clause (i) through (v) of the immediately preceding paragraph, (ii) to a Member who was a Member as of the Closing Date or
(iii) subject to compliance with the participation rights, rights of first offer and take-along rights described in "--Participation Rights," "--Rights of First Offer" and "--Take-Along Rights" below, to Restricted Holders or third parties who are "accredited investors," for cash in transactions that are exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof. After the IPO Date, in addition to transfers in any of the transactions described in the immediately preceding sentence, each such Member will also be entitled to transfer such Member's Units to any third party, subject to compliance with such participation rights and with Rule 144 or Rule 145 under the Securities Act, if applicable.

         A "Permitted Transferee" will be defined in the LLC Agreement to mean
(i) any transferee by bequest or the laws of descent or distribution, (ii) any trust for employees of the Parent and/or any of the Parent's subsidiaries established under a qualified employee benefit plan, (iii) in the case of any Member that is a trust, the trust beneficiaries of such trust, (iv) as to any Member that is a corporation, company, partnership or other entity, certain affiliates of such Member and (v) in the case of any Member that is an individual, any trust the only actual beneficiaries under which are such individual and/or one or more of his brothers and sisters (whether by whole or half blood), spouse, ancestors and lineal descendants, provided, in each case, that the Permitted Transferee agrees in writing to be bound by the terms of the LLC Agreement and complies with certain additional requirements.

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         Further, (i) any transferee of Units will, unless such requirements are waived by the Board of Directors of the Parent, be admitted as a substitute Member only upon (a) execution by the transferee and the transferor of such instruments as the Board of Directors or any officer of the Parent deems reasonably necessary or desirable to effect the substitution, (b) the agreement in writing by the transferee to be bound by the LLC Agreement, and (c) the agreement in writing by the transferee to provide the Parent with such information (including the transferee's employer identification number or social security number, as applicable, and the amount paid for the Units) as the Parent may request from time to time, (ii) it is a condition to any transfer of Units that (x) the Board of Directors of the Parent determine that the proposed transfer will not cause the Parent to violate applicable law or the terms of any then outstanding indebtedness of the Parent, guarantees of indebtedness or related documents, result in the Parent becoming subject to certain securities, employee benefits, investment company and other specified legal requirements, or otherwise constitute a Prohibited Transaction (as defined in the LLC Agreement), and (y) in the case of a transfer to a Permitted Transferee (or in a transaction described in clause (ii) or (iii) of the first sentence of the second preceding paragraph), the transferor deliver to the Parent (A) an opinion of counsel reasonably satisfactory to the Parent relating to certain matters specified in the LLC Agreement, and (B) a certificate concerning compliance with the restrictions on transfer set forth in the LLC Agreement and certain related matters, and certain other documentation, and (iii) each person or entity obtaining Units, other than the persons and entities admitted as Members pursuant to the Merger, the Exchange or the transfer of Units and Contingent Units pursuant to the CERA Unit Grant Plan or exercising options to purchase Units (provided that each such person or entity who exercised such options executes a subscription agreement and tenders full payment of the exercise price of such options), will be admitted as an additional Member at the time such person or entity (A) executes a counterpart of the LLC Agreement, (B) complies with the applicable resolution, if any, of the Board of Directors of the Parent with respect to such admission, and (C) is named as a Member in the Parent's membership register.

         In addition, the LLC Agreement provides certain further restrictions, which attempt to prevent the Parent's being treated as a "publicly traded partnership" for tax purposes prior to the IPO Date. Certain of these restrictions apply directly to the activities of the Members, and others apply directly to the activities of the Parent (and, thus, indirectly to the Members). If any Member or the Parent were to engage in any such activities, the Parent could, as a result, be treated as a publicly traded partnership for tax purposes. See "The Merger and the Exchange--Federal Income Tax Considerations" for a discussion of the tax consequences of the Parent's being treated as a publicly traded partnership. The restrictions on the activities of the Members provide that Members shall not, through a securities exchange, an interdealer quotation system such as NASDAQ, or certain types of secondary market transactions (other than through certain types of transfers treated as private transfers under the Treasury Regulations), (i) transfer in any manner any interest in the capital or profits of the Parent, including but not limited to a Unit and an option to acquire a Unit, or (ii) transfer in any manner, or enter into, any financial instrument or contract the value of which is determined by reference to the Parent, other than such an instrument or contract treated as debt for federal income tax purposes that is neither convertible into nor exchangeable for an interest in the capital or profits of the Parent and that does not provide for a payment of equivalent value (any such interest in capital or profits of the Parent or financial instrument or contract, an "LLC Interest"). The restrictions on the activities of the Parent provide that the Parent shall not (i) allow any LLC interest to be listed or traded on a securities exchange or interdealer quotation system such as NASDAQ, (ii) participate in the inclusion of any LLC Interest in certain types of secondary markets or (iii) recognize any transfer of LLC Interests (other than certain types of transfers treated as private transfers under the Treasury Regulations), including but not limited to any person's entering into such a financial instrument or contract, if such transfer is made through such a securities market, interdealer quotation system or secondary market. In particular, the LLC Agreement provides that, under such circumstances, the Parent may not redeem the transferring Member's LLC Interest or admit the transferee as a Member or otherwise recognize any rights of the transferee with respect to the Parent.

         Securities Laws.

         The issuance of the Units pursuant to the Merger will be registered under the Securities Act and such Units (other than Units issued to "affiliates" of MGI or the Parent) will be freely transferable under the Securities Act. However, there is no public trading market for Units, and it is not expected that there will be a public trading market for the Units in the foreseeable future. Units issued to affiliates of MGI as of August 1, 1997 may not be sold except pursuant to an effective registration statement under the Securities Act or other applicable exemption from the registration requirements of the Securities Act, including (in the case of such affiliates who are not also affiliates of the Parent) Rule 145 under the Securities Act.

         Holdback Agreement.

         Under the LLC Agreement, the Units will be subject to a holdback provision under which such Units may not be transferred in any public sale or distribution, including sales pursuant to Rule 144 or Rule 144A under the Securities Act, during the 20-day period prior to and the one-year period after the effective date of any registration statement for a public offering filed in respect of any equity securities of the Parent (other than as part of such public offering).

         Participation Rights.

         Each Member will be entitled, prior to such time as 30% of the then outstanding Units have been sold to the public pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 under the Securities Act (the "Establishment of a Public Market"), to participate proportionately in certain "qualifying sales" of Units by a Restricted Holder, certain related trusts, if any, and/or any of their Permitted Transferees. Subject to certain qualifications, "qualifying sales" generally will be any sales by a Restricted Holder, such trusts and/or such Permitted Transferees to a third party in transactions not involving a distribution and/or sale to the public (whether pursuant to a public offering registered under the Securities Act, Rule 144, broker's transactions or otherwise, but not pursuant to Rule
144A or any successor provision) after such Restricted Holder, trusts and/or Permitted Transferees have sold an aggregate of 5% of the Units held by such Restricted Holder, trusts and/or Permitted Transferees.

         Rights of First Offer.

         Under the LLC Agreement, prior to the IPO Date, the Units will be subject to certain rights of first offer in favor of the Parent (whose right may be assigned to MGI or CERA) and each Restricted Holder. If a holder of Units desires, prior to the IPO Date, to offer or to sell Units owned by such holder in a transaction described in clause (iii) of the first sentence of the second paragraph of "--Restrictions on Transfer" above, such holder must first make an offer to sell such Units to the Parent and, if the Parent does not accept such offer within a twenty-day period, to each Restricted Holder at a price and on the other terms specified by such holder of Units in a notice to the Parent. Each Restricted Holder shall have the right during the two successive twenty-day periods following the expiration of the first twenty-day period to purchase such Restricted Holder's pro rata portion of the number of such Units that the Parent (or, with respect to the second such twenty-day period, the other Restricted Holders) shall not have elected to purchase, which right may be exercised subject to such Restricted Holder securing financing for such purchase. If the Parent and the Restricted Holders do not elect to exercise such rights with respect to all the Units so being offered, the holder may sell such Units to a third party at no less than 90% of the price and on the other terms initially offered to the Parent and the Restricted Holders.

         Take-Along Rights.

         Under the LLC Agreement, prior to the IPO Date the Units will be subject to certain "take-along" rights of the holders of more than 50% of the outstanding Units (the "Majority Holders"). In the event that the Majority Holders elect to sell all of their Units to a third party, each other holder of Units will, if requested to do so by the Majority Holders, have an obligation to sell such holder's Units to such third party on the same terms and at the same price as the Majority Holders.

         Registration Rights.

         Under the LLC Agreement and subject to the limitations described therein, the Parent will agree to grant to (i) the holder or holders (other than the Founding Stockholders and certain related trusts) of 30% of the Registrable Securities (as such term is defined in the LLC Agreement and which will generally include all of the Units to be issued in connection with the transactions contemplated by the Merger Agreement) with respect to the initial request and 10% of the Registrable Securities with respect to any subsequent requests, and (ii) with respect to two requests only after the third anniversary of the Closing Date, the Founding Stockholders holding a specified percentage of Units, the right to require the Parent to register for resale (subject to certain minimum registration requirements), under the Securities Act and applicable state securities laws, Units that such holders or certain of their affiliates propose to sell. Since the requests for registration under clause (i) of the immediately preceding sentence exclude the Founding Stockholders and the initial request thereunder must be made by the holders of at least 30% of the Registrable Securities, C&D Fund IV will effectively control the initial registration of the Units if such registration occurs pursuant to the exercise of registration rights granted under the LLC Agreement prior to the third anniversary of the Closing Date. The Parent will be obligated to pay all expenses incidental to the first two registrations requested pursuant to clause
(i) of the first sentence of this paragraph and each of the two registrations requested pursuant to clause (ii) of such first sentence, in each case, excluding underwriting discounts and commissions. Subject to certain limitations set forth in the LLC Agreement, all holders of Units as of the Closing Date will be entitled to participate in any such registration for resale, or in any registration of equity securities of the Parent otherwise undertaken by the Parent.

         Registration Statement on Form S-8.

         The Parent intends to file a registration statement on Form S-8 under the Securities Act to register all Units issuable under the CERA Unit Grant Plan, the CERA Option Plan and the MGI Option Plan or upon exercise of the MGI Employee Options. This registration statement is expected to be filed promptly following the effective date of the Registration Statement of which this Information Statement/Prospectus is a part and will be effective upon filing. The resale of such Units generally will be subject to the restrictions applicable to Units described above and to certain additional restrictions contained in or to be contained in the option, grant and subscription agreements entered into or to be entered into pursuant to such plans or in connection with such options.

         Certificate Legend. Each certificate representing Units issued to the holders of MGI Common Stock will bear a legend indicating that such Units are subject to the restrictions on transfer contained in the LLC Agreement and any other applicable agreement. Each holder of Units should read carefully the provisions regarding restrictions on transfer applicable to the Units as set forth in the LLC Agreement, a copy of which is attached as Annex B to this Information Statement/Prospectus.

ISSUANCE OF ADDITIONAL SECURITIES

         The LLC Agreement, subject to the requirements of the Delaware Act and other applicable law, and subject to certain limitations set forth in the LLC Agreement, grants the Board of Directors the authority to issue and sell additional Units and other securities of the Parent, at any time and on such terms and conditions as the Board may determine, and without the approval of the holders of Units.

         If the Parent proposes to issue or sell, prior to the Establishment of a Public Market, any additional Units to a Restricted Holder or any affiliate thereof (subject to certain exceptions), the Parent will be required to offer to each holder of Registrable Securities who is an "accredited investor," on the same terms and conditions as will be applicable to the sale to such Restricted Holder or such affiliate, the right to purchase the number of additional Units such that such holder of Registrable Securities would have the opportunity to hold the same percentage of Units, after giving effect to the sale to such Restricted Holder or such affiliate, as such holder of Registrable Securities held immediately prior to such sale.

LIMITED LIABILITY

         Generally, the liability of an owner of an equity interest in a Delaware limited liability company is limited, under the Delaware Act, to the amount of capital such owner contributes to the company in respect of such owner's interest in the company plus such owner's share of any undistributed profits and assets of the company.

CAPITAL CONTRIBUTIONS

         The securities and assets exchanged for Units pursuant to the Merger, the CERA Exchange and the Goldman Exchange will constitute capital contributions to the Parent by the persons or entities receiving such Units in connection therewith. No holder of Units will be required to make subsequent capital contributions to the Parent.

AMENDMENT OF LLC AGREEMENT

         The LLC Agreement may not be amended except by a written agreement signed by the Parent and a majority of the Members (by number of Voting Units), except that (i) any amendment of any provision of the LLC Agreement requiring the affirmative vote of more than a majority of the Directors then in office, or the consent or approval of the Consenting CERA Principal or one or more of the C&D Fund IV Nominees, will also require the corresponding vote of such percentage of the Directors or the consent or approval of such other person or entity, as the case may be, (ii) any amendment of any provision of the LLC Agreement requiring the affirmative vote of a specified percentage or proportion of the Members or holders of Units will require the affirmative vote of such percentage or proportion of such Members or holders, (iii) any amendment or modification of any provision of the LLC Agreement providing for, or resulting in, the direct reduction or elimination of any right, preference or benefit granted to any particular person or entity or group of persons or entities will require the consent of such person or entity or group of persons or entities, and (iv) any amendment of any other provision of the LLC Agreement (A) to satisfy any requirements, conditions, guidelines or opinions contained in any opinion, directive, order, ruling or regulation of the Commission, the IRS or any other United States federal or state agency, or in any United States federal or state statute, compliance with which the Board deems in good faith to be in the best interests of the Parent and (B) to cure any ambiguity or mistake or correct or supplement any provision of the LLC Agreement that may be incomplete or inconsistent with any other provision contained therein, may be signed by the Parent only, without any approval of the Members being required, if such modification or amendment is authorized by the Board.

FIDUCIARY AND OTHER DUTIES

         The fiduciary obligations of officers, directors, members and affiliates of limited liability companies is a developing area of the law. In an effort to create more certainty regarding the duties of the officers and directors of the Parent to the Parent and the Members, the LLC Agreement specifies certain standards of behavior required of such persons, sets forth procedures that may be used for resolution of conflicts of interest and describes certain activities that will not be deemed to violate fiduciary or other duties.

         The LLC Agreement provides that, except as otherwise specifically provided therein, the duties and obligations of Officers, Directors and Members to the Parent will be the same as the duties owed by officers, directors and stockholders, respectively, of a corporation organized under the DGCL to such corporation. The Parent believes that there is more certainty under the DGCL regarding duties owed by such persons than under the Delaware Act, primarily because there are many judicial decisions under the DGCL and comparable corporate statutes. Other provisions of the LLC Agreement contain language that limits the liability of Officers, Directors, Members, their respective affiliates and certain other persons (collectively, "Covered Persons") to the Parent or the holders of Units. Such provisions are intended to permit Covered Persons to act in good faith reliance on the provisions of the LLC Agreement; with certain limitations, to allow certain Covered Persons to engage in outside businesses and activities (including those competitive with the business of the Parent) and to take for their respective own accounts investment opportunities without first presenting such investment opportunities to the Parent; and to permit the Officers and Directors to perform their duties to the Parent, without undue uncertainty regarding the standards by which they will be judged or undue risk of liability. The Parent believes that such provisions are necessary to provide certainty and fairness with respect to the relationships between Covered Persons and the Parent, some of which may potentially involve conflicts of interest. See "The Merger and the Exchange--Interest of Certain Persons in the Merger and the Exchange; Conflicts of Interest." The LLC Agreement provides, among other things, that a Covered Person will not be liable for any act or omission if such person acted in the good faith belief that such action was in, or was not opposed to, the best interests of the Parent and in a manner believed to be within the scope of authority conferred on such Covered Person by or pursuant to the LLC Agreement.

INDEMNIFICATION

         The LLC Agreement provides that the Parent will indemnify any person who is or was or has agreed to become a Director, Officer, employee or agent of the Parent, or is or was serving or has agreed to serve at the request of the Parent as a director, officer, employee or agent of another entity or other enterprise, against liabilities arising in the course of such person's service, provided that the indemnitee acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Parent, provided that with respect to any criminal proceeding, the indemnitee had no reasonable cause to believe his conduct was unlawful. Such liabilities include all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement. The Members will not be personally liable for such indemnification.

RIGHT TO INFORMATION

         In addition to other rights specifically listed in the LLC Agreement, and subject to such reasonable standards as may be established by the Parent, each Member is entitled to all information to which a member of a Delaware limited liability company is entitled to have access pursuant to Section 18-305 of the Delaware Act under the circumstances and subject to the conditions therein stated.

TERMINATION AND DISSOLUTION

         The Parent will have perpetual existence, unless sooner terminated pursuant to the Agreement. The LLC Agreement provides that the Parent will be dissolved upon (i) the consent of the Board of Directors and two-thirds of the Members (by number of Units), or (ii) any event which, under the Delaware Act or other applicable law, would cause the dissolution of the Parent, provided that, unless required by law, the Parent will not be wound up as a result of any such event and the business of the Parent will be continued. Notwithstanding the foregoing, the death, retirement, resignation, bankruptcy or dissolution of any Member or the occurrence of any other event that terminates the continued membership of any Member in the Parent under the Delaware Act will not, in and of itself, cause the dissolution of the Parent.

LIQUIDATION AND DISTRIBUTION OF PROCEEDS

         Upon dissolution of the Parent, the Board of Directors will direct the liquidation of the Parent's assets and apply the proceeds of liquidation in the order of priority set forth in the LLC Agreement. Generally, after discharging the debts and liabilities of the Parent, any remaining proceeds will be distributed to the Members in accordance with the respective Units owned by them.

                       SELECTED HISTORICAL FINANCIAL DATA

         The following tables set forth selected historical financial data of MGI for the four years ended December 31, 1996 and for the nine month period ended September 30, 1997 and of CERA for the five fiscal years ended June 30, 1997 and for the three month period ended September 30, 1997. The selected historical financial data of MGI for the four years ended December 31, 1996 and of CERA for the five fiscal years ended June 30, 1997 were derived from the audited Consolidated Financial Statements of MGI and CERA, respectively. The selected historical financial data of MGI for the nine month period ended September 30, 1997 and of CERA for the three months ended September 30, 1997 were derived from the unaudited Consolidated Financial Statements of MGI and CERA, respectively, and include, in the opinion of the respective managements, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the data for such periods. The unaudited results of MGI for the nine month period ended September 30, 1997 and the unaudited results of CERA for the three month period ended September 30, 1997 are not necessarily indicative of the results of MGI to be expected for the full year ended December 31, 1997, or of CERA for the full year ended June 30, 1998, respectively, or for any future periods. The following tables should also be read in conjunction with "MGI Management's Discussion and Analysis of Financial Condition and Results of Operations," "CERA Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of MGI and of CERA and accompanying notes thereto included elsewhere in this Information Statement/Prospectus.

                                 MCM GROUP, INC.

                                                                                                 Nine months ended
                                              Years ended December 31,                             September 30,
                         ----------------------------------------------------------------        ----------------
                                      1993                   1994        1995        1996        1996        1997
                         ------------------------------      ----        ----        ----        ----        ----
                         January 1 to       February 17
                          February 16          to
                         (Predecessor)      December 31
                         -------------      -----------
                              (a)               (a)

Dollars in Thousands
(except per share data)

OPERATING DATA:
                         -------------      -----------   ---------   ---------   ---------   ---------   ---------
Total revenues                  $2,555  |       $18,488     $26,596     $31,625     $36,119     $26,929     $30,418
                                        |
Income before                           |
income tax provision               554  |         2,734       1,420       2,536       5,738       4,446       6,264
                                        |
Income tax provision               195  |         1,354         692         977       2,776       2,134       3,025
                                        |
Net income                      $  359  |       $ 1,380     $   728     $ 1,559     $ 2,962     $ 2,312     $ 3,239
                                        |
Income from                             |
continuing operations                   |
per common share                        |          4.19        2.21        4.72        8.82        7.01        9.26
                                        |
BALANCE SHEET DATA:                     |
                                        |
Total assets                            |       $25,038     $26,558     $28,432     $34,151     $32,354     $39,154
                                        |
Total liabilities                       |             _           _       4,773       6,555       6,382       8,239
                                        |
Redeemable                              |
common stock (b)                        |             _           _           _         800           _         880
                                        |
Common                                  |
stockholders' equity                    |        22,007      22,100      23,659      26,796      25,972      30,035

                   CAMBRIDGE ENERGY RESEARCH ASSOCIATES, INC.

                                                                                                  Three months ended
                                                      Years ended June 30,                            September 30,
                                     ---------------------------------------------------------    ------------------
                                     1993        1994        1995        1996        1997         1996        1997
                                     ----        ----        ----        ----        ----         ----        ----
OPERATING DATA:

Total revenues                       $ 11,026    $ 14,157    $ 20,074    $ 25,413    $ 30,020     $5,807      $ 8,208

Income/(loss) before income tax
  provision                               121          82         231          96         110        (81)         670

Income tax provision (c)                   47          71         197          89         107         26           39

Net income/(loss)                    $     74    $     11    $     34    $      7    $      3     $ (107)     $   631

Income/(loss) from continuing
operations per common share              0.31        0.05        0.14        0.03        0.01      (0.45)        2.63

BALANCE SHEET DATA:

Total assets                         $  5,826    $  6,802    $  9,057    $ 12,108    $ 16,310     $7,115      $13,310

Total long term debt                      113          41          --          --          --         --           --

Common stockholders'
  equity/(deficit)                       (278)       (264)       (384)       (375)       (401)      (492)         246


                   NOTES TO SELECTED HISTORICAL FINANCIAL DATA

(a) Two periods have been presented for 1993 to reflect the acquisition of MGI's former parent, The Van Kampen Merritt Companies, Inc. ("the VKM Acquisition") on February 17, 1993. As a result of the VKM Acquisition, the consolidated financial data for the period after the VKM Acquisition is presented on a different cost basis than that for the period prior to the VKM Acquisition and therefore is not comparable.

(b) MGI has agreed to redeem certain common stock at fair market value under certain defined conditions.

(c) During these periods, CERA elected S Corporation status under the Internal Revenue Code whereby it did not incur any federal and most state taxes at the corporate level, as they were borne by CERA's stockholders.

                   PRO FORMA CONDENSED COMBINED FINANCIAL DATA
                                   (UNAUDITED)

         The following unaudited Pro Forma Condensed Combined Financial Data are based on the Consolidated Financial Statements of MGI and CERA included elsewhere in this Information Statement/Prospectus, as adjusted to give effect to the Merger and the Exchange and related transactions.

         The unaudited Pro Forma Condensed Combined Statements of Operations of the Parent are derived from the Consolidated Statements of Income of CERA for the fiscal year ended June 30, 1996, the fiscal year ended June 30, 1997, and for the three months ended September 30, 1997, included elsewhere in this Information Statement/Prospectus, and the Consolidated Statement of Income of MGI for the year ended December 31, 1996 and the nine months ended September 30, 1997, included elsewhere in this Information Statement/Prospectus, and assumes that the Merger and the Exchange were consummated as of January 1, 1996. The unaudited Pro Forma Condensed Combined Balance Sheet of the Parent is derived from the Consolidated Balance Sheets of CERA and of MGI as of September 30, 1997, included elsewhere in this Information Statement/Prospectus, and the Balance Sheet of the Parent, included elsewhere in this Information Statement/Prospectus. The unaudited Pro Forma Condensed Combined Financial Data should be read in conjunction with the Consolidated Financial Statements of the Parent, of MGI and of CERA, included elsewhere in this Information Statement/Prospectus.

         The unaudited Pro Forma Condensed Combined Financial Data of the Parent do not purport to be indicative of the results that would actually have been obtained if the Merger and the Exchange had occurred on the dates indicated or of the results that may be obtained in the future. The unaudited Pro Forma Condensed Combined Financial Data are presented for comparative purposes only. The pro forma adjustments, as described in the accompanying data and notes, are based on available information and certain assumptions that management believes are reasonable.

         The unaudited pro forma information is based on the historical Consolidated Financial Statements of the Parent, of MGI and of CERA. The Merger has been accounted for at historical cost as the merged entities were under common control. For pro forma presentation purposes it has been assumed that all shares of MGI Common Stock will be exchanged for Units. The Exchange has been accounted for under the purchase method of accounting. The purchase price, including related fees and expenses, has been allocated to the tangible and identifiable intangible assets and liabilities of CERA with the remainder allocated to goodwill. The allocation of the purchase price is subject to revision when additional information concerning asset and liability valuation becomes available. The pro forma adjustments include adjustments to reflect the CERA Distribution Loan, the assumed incurrence of $23.9 million of indebtedness under the Credit Agreement to finance such loan and the CERA Cash Distribution, changes in amortization of intangible assets relating to the allocation of the purchase price, the elimination of non-recurring charges for various fees and costs associated with the Exchange, the change in CERA's tax status, and the related tax effects of the various pro forma adjustments.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                   (UNAUDITED)

                                   June 13, to
                               September 30, 1997                  Nine Months ended September 30, 1997
                               ------------------   ----------------------------------------------------------------
                                                                      CERA
                                                             ------------------------
                                                             Six months  Three months
                                      Parent                   ended        ended
                                      ------                  June 30,   September 30,  Pro Forma
                                       (a)          MGI         1997        1997        Adjustments       Pro Forma
                                       ---          ---       ---------  ------------   -----------       ---------
Dollars in Thousands
Research services revenues                   --   $ 29,880    $16,904    $  8,208                --       $  54,992
Other revenues                               --        538         --          --                --             538
                                    -----------   --------    -------    --------       -----------       ---------
         Total revenues                      --     30,418     16,904       8,208                --          55,530

Total expenses                               --     24,154     16,120       7,075             1,526  (d)     48,875
                                    -----------   --------    -------    --------       -----------       ---------
         Operating Income                    --      6,264        784       1,133            (1,526) (c)      6,655
Interest income (expenses), net              --         --         29          64            (1,524)         (1,431)
Other income (expenses), net                 --         --       (756)       (527)              675  (f)       (608)
                                    -----------   --------    --------   --------       -----------       ---------
         Income before income tax
         provision                           --      6,264         57         670            (2,375)          4,616
Income tax provision                         --      3,025         54          39            (1,255)          1,863
                                    -----------   --------    -------     --------       -----------       ---------
         Net income                          --   $  3,239    $     3     $   631       $    (1,120)      $   2,753
                                    ===========   ========    =======     ========       ===========       =========

         Income from pro forma
         continuing operations
         per LLC unit                                                                                      $    0.58
                                                                                                           =========

        See Notes to Pro Forma Condensed Combined Statement of Operations

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                   (UNAUDITED)

                                                            Year ended December 31, 1996
                                 -----------------------------------------------------------------------------------
                                      MGI                  CERA
                                 -------------   ------------------------------
                                                                   Six months
                                  Year ended      Six months         ended
                                  December 31,       ended         December 31,      Pro Forma
                                     1996        June 30, 1996        1996          Adjustments          Pro Forma
                                 -------------   -------------    -------------    -------------       -------------
                                                      (b)              (b)
DOLLARS IN THOUSANDS

Research services revenues       $      35,794   $      14,624    $      13,116               --       $      63,534

Other revenues                             325              --               --               --                 325
                                 -------------   -------------    -------------    -------------       -------------
      Total revenues                    36,119          14,624           13,116               --              63,859

Total expenses                          30,381          14,402           12,866            2,035  (d)         59,684
                                 -------------   -------------    -------------    -------------       -------------
      Operating Income                   5,738             222              250           (2,035)              4,175

Interest income (expense), net              --              47               11           (2,032) (c)         (1,974)

Other income (expense), net                 --            (216)            (209)              --                (425)
                                 -------------   -------------    -------------    -------------       -------------
      Income before income               5,738              53               52           (4,067)              1,776
      tax provision

Income tax provision                     2,776              52               52           (2,134) (e)            746
                                 -------------   -------------    -------------    -------------       -------------
      Net income                 $       2,962   $           1               --    $      (1,933)      $       1,030
                                 =============   =============    =============    =============       =============

      Income from pro forma
      continuing operations
      per LLC unit                                                                                     $        0.22
                                                                                                       =============

        See Notes to Pro Forma Condensed Combined Statement of Operations

          NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                             (Dollars In Thousands)

         The Pro Forma Condensed Combined Statements of Operations (unaudited) for the year ended December 31, 1996 and the nine months ended September 30, 1997 assume that the Merger and the Exchange and related transactions occurred on January 1, 1996.

(a)      The Parent was formed on June 30, 1997.

(b) The Condensed Combined Statement of Operations, for the year ended December 31, 1996 of CERA was derived from combining the results of operations for the six months ended June 30, 1996 as derived from the Consolidated Statement of Income of CERA for the year ended June 30, 1996, included elsewhere in this Information Statement/Prospectus, with the six months ended December 31, 1996, as derived from the Consolidated Statement of Income of CERA for the year ended June 30, 1997, included elsewhere in this Information Statement/Prospectus. The Condensed Combined Statement of Operations of CERA for the nine month period ended September 30, 1997 was derived from combining the results of operations for the six months ended June 30, 1997, as derived from the Consolidated Statement of Income of CERA for the year ended June 30, 1997, included elsewhere in this Information Statement/Prospectus, with the three months ended September 30, 1997, included elsewhere in this Information Statement/Prospectus.

(c) The adjustment reflects an increase in interest expense resulting from the incurrence of indebtedness under the Credit Agreement, to finance the CERA Distribution Loan, in an assumed aggregate principal amount of $23,900, assuming an interest rate of 8.5%.

(d) The adjustment reflects an increase in amortization expense resulting from the increase in CERA's intangible assets, including capitalized transaction costs, amortized over their useful lives ranging from 5 to 25 years.

(e) The adjustment reflects an increase in income tax expense resulting from the assumed change in tax status of CERA as a result of the CERA Exchange and a net decrease in the provision for income taxes as a result of the pro forma adjustments, all assuming an effective tax rate of 42%.

(f) The adjustment reflects the elimination of professional fees of $675 incurred by CERA during the nine months ended September 30, 1997 that were associated with the Exchange.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                   (UNAUDITED)

                                                                   September 30, 1997
                                             ---------------------------------------------------------------
                                              Parent
                                             -------                            Pro Forma
                                               (a)        MGI        CERA      Adjustments        Pro Forma
                                                       ---------   --------    -----------       -----------
ASSETS
Current assets:

Cash and cash equivalents                         --   $  13,845   $  4,025         23,900  (d)  $    17,870
                                                                                   (23,900) (d)
Receivables, net                                  --       4,894      7,143             --            12,037

Prepaids and other current assets                 --         731        494             --             1,225
                                             -------   ---------   --------    -----------       -----------
         Total current assets                     --      19,470     11,662             --            31,132

Furniture, equipment, and leasehold               --       3,353      1,532             --             4,885
improvements, net

Excess cost over fair value of net assets         --      15,882         --         28,472  (b)       44,354
acquired, net

Other intangible assets                           --          --         --         14,450  (b)       14,450

Other assets                                      --         449        116            969  (e)        1,534
                                             -------   ---------   --------    -----------       -----------
         Total assets                             --      39,154     13,310         43,891            96,355
                                             =======   =========   ========    ===========       ===========
LIABILITIES and STOCKHOLDERS EQUITY
Current liabilities:

Obligations under Capital Lease                   --          --          8             --                 8

Accounts payable and accrued expenses             --       1,095      2,114          2,012  (c)        5,221

Accrued compensation and benefits                 --       1,620      3,660             --             5,280

Accrued vendor commissions                        --       1,601         --             --             1,601

Deferred revenues                                 --          --      7,241             --             7,241

Income taxes payable                              --       1,368         --             --             1,368

Short term bank loan                              --         574         --             --               574
                                             -------   ---------   --------    -----------       -----------
         Total current liabilities                --       6,258     13,023          2,012            21,293

Loan payable                                      --          --         --         23,900  (d)       23,900

Deferred income taxes payable                     --         933         --             --               933

Other noncurrent liabilities                      --       1,048         --             --             1,048
                                             -------   ---------   --------    -----------       -----------
         Total liabilities                        --       8,239     13,023         25,912            47,174

Minority interest                                 --          --         41            (41) (f)           --

Redeemable common stock                           --         880         --           (880) (f)           --

Stockholders equity
   Common Stock                                   --         178          3             (3) (f)           --
                                                                                      (178) (d)
   Additional Paid in Capital                     --      22,004         68            (68) (f)       40,359
                                                  --          --         --           (523) (g)           --
                                                                                    18,878  (d)
   Retained Earnings                              --       7,853        501           (501) (f)        8,822
                                                                                       969  (e)
   Treasury Stock                                 --          --       (328)           328  (f)           --

   Foreign Currency Translation                   --          --          2             (2) (f)           --
                                             -------   ---------   --------    -----------       -----------
         Total stockholders' equity               --      30,035        246         18,900            49,181
                                             -------   ---------   --------    -----------       -----------
Total liabilities and stockholders' equity        --   $  39,154   $ 13,310    $    43,891       $    96,355
                                             =======   =========   ========    ===========       ===========

             See Notes to Pro Forma Condensed Combined Balance Sheet

               NOTES TO PRO FORMA CONDENSED COMBINED BALANCE SHEET
                             (Dollars In Thousands)

         The Pro Forma Condensed Combined Balance Sheet (unaudited) assumes that the Merger and the Exchange and related transactions occurred on September 30, 1997.

(a) The Parent was formed on June 30, 1997 with subscribed capital of one hundred dollars.

(b) The acquisition of CERA by the Parent will be accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations." The purchase price is being allocated first to the tangible and identifiable intangible assets and liabilities of CERA based upon preliminary estimates of their fair market values, with the remainder allocated to goodwill. The total purchase price is as follows:

           Purchase Price paid to CERA Stockholders

               Cash                                                     $ 23,900

               Equity in Parent (1,243,125 units)                         16,100
                                                                        --------
               Total purchase price(d)                                  $ 40,000

           Transaction expenses                                            3,208
                                                                        --------
           Total Purchase Price                                           43,208

           Book value of net assets acquired                                 286
                                                                        --------
           Increase in basis                                            $ 42,922
                                                                        ========

           Allocation of increase in basis:

                Identifiable intangible assets including
                customer list and key contract proprietary software     $ 14,450

                Goodwill                                                  28,472
                                                                        --------
                                                                        $ 42,922
                                                                        ========


(c) This adjustment reflects unpaid transaction expenses as of September 30, 1997 of $2,012.

(d) The $40,000 cost to acquire 100% of the outstanding CERA Common Stock includes cash of $23,900 (incurrence of indebtedness under the Credit Agreement to finance the CERA Distribution Loan) and an exchange of CERA stock for Units. The value of $40,000 was determined based upon an independent third party appraisal. The indebtedness under the Credit Agreement will be incurred by MCM, a wholly owned subsidiary of MGI. The loan proceeds in turn will be loaned by MCM to CERA, which will use such funds to acquire a portion of the limited partnership interest in CERA LP, held by Goldman, for $2,390, and to make a distribution of $21,510 to the CERA Stockholders. All of the outstanding CERA Common Stock (and Goldman's remaining interest in CERA LP), then will be exchanged for Units.

(e) The adjustment reflects the deferred tax asset arising from the change in CERA's tax status, resulting from the Exchange.

(f)      Eliminates historical equity.

(g) This adjustment reflects amounts incurred by CERA in relation to the issuance of new equity.

                    MGI MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


GENERAL

         The following is a discussion and analysis of the historical results of operations and financial condition of MGI and factors affecting MGI's financial resources. This discussion should be read in conjunction with MGI's Consolidated Financial Statements, including the notes thereto, appearing elsewhere in this Information Statement/Prospectus. As used in this MGI Management's Discussion and Analysis of Financial Condition and Results of Operations, "MGI" refers to
(i) MGI and its subsidiaries for periods from and after the August 1996 spin-off of MGI by VK/AC Holding, Inc. ("VK/AC") to the holders of its common stock (the "Spin-Off"), (ii) MCM and its subsidiaries for periods prior to the Spin-Off or
(iii) if the context requires, MCM.

         MCM and its subsidiaries, MCM S.A., MCM Asia Pacific and McCarthy, Crisanti & Maffei (Europe) Limited ("MCM Europe"), provide specialized on-line financial information and analysis relating to developments in the U.S. and international corporate securities, fixed income and currency markets. MGI distributes its services primarily through on-line telecommunications information networks to subscribers in 57 countries. Subscribers to MGI's electronic information services consist almost exclusively of institutional clients (e.g., major banks, brokers, dealers, government bond and financial futures trading operations, foreign exchange trading operations, and treasury departments of major corporations). In addition to MGI's headquarters in New York, MGI maintains offices in Boston, London, Paris, Tokyo, Hong Kong and Singapore.

         For the year ended December 31, 1996, nearly half of MGI's total revenues were attributable to customers located in the United States. European-based customers accounted for approximately one third of total revenue and customers based in Asia accounted for the balance. The CorporateWatch(R) service is responsible for a substantial portion of MGI's revenue earned in the United States, while the CurrencyWatch(R) service is responsible for a substantial portion of the revenue earned in the European and Asian markets.

         Revenue from MGI's services has grown substantially since 1992, principally as a result of investments made by MGI to expand its distribution and marketing capabilities and enhance its service offerings throughout the global financial markets. See "Business of MGI--Overview" below. The substantial increases in revenues have been offset to some extent by (i) increases in vendor royalties resulting from MGI's decision in late 1993 to distribute its services on a non-exclusive basis over various Vendor Distribution Firms and (ii) increases in compensation and benefits resulting from MGI's hiring of personnel to expand the services offered by its product lines.

         Vendor royalties currently represent MGI's largest item of expense. Vendor royalties are commissions paid to Vendor Distribution Firms, mainly DJM. Historically, MGI provided its services, with limited exceptions, exclusively through screens provided by DJM. In late 1993 MGI exercised its option under its contract with DJM to deliver its services on a non-exclusive basis through other Vendor Distribution Firms. As a result of the discontinuation of the exclusive distribution agreement with DJM, DJM's royalty increased to a level substantially greater than that in effect while distribution of MGI's services was made exclusively through DJM. MGI renegotiated the agreement with DJM and reached agreement in November 1996 with DJM on a reduction in the royalty fee in respect of subscription revenues above a specified base amount. Since moving to a multi-vendor distribution system, MGI has increased its sales volume and believes that this strategy will continue to increase revenues to more than offset the additional vendor royalty costs. However, there can be no assurance that MGI's strategy will continue to be successful.

         Compensation and benefits costs also have increased as MGI has invested in additional professional staff to enhance certain product lines, particularly CurrencyWatch(R) and YieldWatch(R), MGI's two fastest growing services in terms of revenues. While revenues for these two services have grown substantially, the additional investment in personnel has kept profit margins on these services relatively low. MGI believes that as CurrencyWatch(R) and YieldWatch(R) revenues continue to grow, profit margins will significantly improve, although there can be no assurance in this regard.

         Historically, MGI has not had any material interest expense. MGI expects to incur interest expense following the Merger and the Exchange in connection with the financing of the CERA Distribution Loan.

RESULTS OF OPERATIONS

         Nine Months Ended September 30, 1997 versus 1996

Revenues

         Revenue from research services grew from $26.7 million during the first nine months of 1996 to $29.8 million during the same period of 1997, an increase of 11.6%. Revenues for all of MGI's major product lines continue to grow, due primarily to the expansion of MGI's international customer base and the delivery of research services through multiple Vendor Distribution Firms to MGI's customers.

Expenses

         Total expenses in the first nine months of 1997 were $24.2 million, or $1.7 million more than the same period in 1996, an increase of 7.6%. Sales, distribution and administrative expense for the first nine months of 1997 was $23.6 million, an increase of 7.6% over the same period in 1996. This increase resulted from substantially higher compensation and benefits costs, reflecting the hiring of additional analysts and research assistants to enhance MGI's product lines, as well as from increases in occupancy expense and in expenses associated with the hiring of additional personnel and investments in computer system enhancements.

         These increased costs were partially offset by overall lower vendor royalties, reflecting the continuing success of MGI in increasing revenues through multiple Vendor Distribution Firms.

Net Income

         Net income for the nine months ended September 30, 1997 was $3.2 million, an increase of $0.9 million or 40.1% over the same period in 1996. Net income grew as a result of increased revenue realized on all of MGI's major product lines and lower expenses for vendor royalties.

Recent Accounting Pronouncements

         In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comparative purposes is required. The adoption of SFAS No. 130 will have no impact on MGI's consolidated results of operations, financial position or cash flows.

         In June 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. SFAS No. 131 is effective for financial statements for fiscal years beginning after December 15, 1997. The adoption of SFAS No. 131 will have no impact on MGI's consolidated results of operations, financial position or cash flows.

         Year Ended December 31, 1996 versus 1995

Revenues

         Revenue from research services grew from $31.1 million in 1995 to $35.8 million in 1996, an increase of 15.1%. Revenues for all of MGI's major product lines continued to grow, due primarily to the expansion of MGI's international customer base and the delivery of research services through multiple Vendor Distribution Firms to MGI's customers.

Expenses

         Total expenses in 1996 were $30.4 million, or $1.3 million more than in 1995, an increase of 4.5%. Sales, distribution and administrative expenses totaled $29.6 million, an increase of 4.6% over 1995. This increase resulted from substantially higher compensation and benefits costs, reflecting the hiring of additional analysts and research assistants to enhance MGI's product lines, as well as from increases in occupancy expense and in expenses associated with the hiring of additional personnel and investments in computer system enhancements.

         These increased costs were partially offset by lower vendor royalties, reflecting the continuing success of MGI in increasing revenues through multiple Vendor Distribution Firms.

Net Income

         Net income for 1996 was $3.0 million, an increase of $1.4 or 87.5% over 1995. Net income grew as a result of increased revenue realized on all of MGI's major product lines and lower expenses for vendor royalties.

         Year Ended December 31, 1995 versus 1994

Revenues

         Research services revenue grew from $26.0 million in 1994 to $31.1 million in 1995, an increase of 19.6%, which was attributable to growth in all of MGI's major product lines.

Expenses

         Total expenses in 1995 were $29.1 million, or $3.9 million more than in 1994, an increase of 15.5%. Sales, distribution and administrative expense totaled $28.3 million, an increase of 16.0% over 1994 due to an increase in compensation and benefits, which in turn reflected additions in personnel as part of MGI's investment in the CurrencyWatch(R) and YieldWatch(R) product lines, an increase in occupancy expense associated with MGI's relocation to a new headquarters in 1994 and an increase in professional fees incurred resulting from higher outside consulting and computer programming costs in 1995 associated with MGI's expansion of its computer technology capabilities.

         In addition, vendor royalties increased slightly in 1995 over 1994, but declined as a percentage of total sales, reflecting MGI's ongoing efforts to distribute its services through multiple Vendor Distribution Firms.

Net Income

          Net income for 1995 was $1.6 million, an increase of $0.9 million or 128.6% over 1994. Net income growth was primarily due to higher revenues for each of MCM's major services and decreased distribution costs as a percentage of revenue.

LIQUIDITY AND CAPITAL RESOURCES

         MGI generated cash from operations in the amounts of $5.5 million, $8.4 million and $0.7 million for the nine months ended September 30, 1997 and the years ended December 31, 1996 and 1995, respectively. Prior to the Spin-Off, Van Kampen American Capital, Inc., a former affiliate of MGI ("VKAC, Inc."), provided treasury functions for MGI. All cash was transferred to VK/AC and applied to pay MGI's costs of operations. MGI did not have any material, independent sources of credit and did not receive interest credit in respect of excess cash balances nor was it charged interest for negative cash balances. MGI continues to receive treasury services (including cash management) from VK/AC and its affiliates under a services agreement but MGI maintains its own bank accounts. MGI's principal operating expense is for compensation and benefits, which it funds with cash from operations. MGI may make significant technology related capital expenditures in the near future, but MGI believes that its cash from operations will be sufficient to meet its operating costs and, following the Merger and the Exchange, any increased debt service costs.

INCOME TAXES

         MCM was a member of the VK/AC group for purposes of filing federal and certain state and local consolidated, combined or unitary income tax returns before the Spin-Off. MGI was included in the VK/AC group's 1996 federal and certain state and local consolidated, combined or unitary income tax returns for the period beginning August 22, 1996 and ending on the date of the Spin-Off. As a result of the Spin-Off, MGI and MCM can no longer be included as members of the VK/AC group for purposes of filing federal, state or local consolidated, combined or unitary income tax returns. Instead, MCM will be included in federal and certain state and local consolidated, combined or unitary income tax returns to be filed by MGI for the period beginning after the Spin-Off. For taxes other than consolidated, combined or unitary taxes, MCM has historically filed returns with respect to such taxes on a stand-alone basis and has continued to file such returns on a stand-alone basis after the Spin-Off.

                    CERA MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


GENERAL

         The explanations and comments on the following pages relate to CERA's financial performance in different fiscal periods. They should be read in conjunction with CERA's Consolidated Financial Statements, and the notes thereto, included elsewhere in this Information Statement/Prospectus.

         CERA's core business is research, analysis and strategic information on energy industry developments and trends, which is sold, primarily, on a continuous, renewable retainer basis. CERA offers a number of different retainer advisory services (see "Business of CERA," below) which are sold, principally, as annual, renewable contracts. These contracts can vary in price depending on the level of service and/or the number of advisory services purchased. The majority of CERA's retainer clients purchase more than one service. The contract price is billed at the inception of the contract and revenue is recognized ratably over the contract term. Upon expiration of the contract, revenue does not continue to be recognized unless and until the contract has been renewed and billed. In the fiscal years ended June 30, 1997, 1996 and 1995, revenue from retainer advisory services has increased over the prior fiscal year by 26%, 25% and 32%, respectively. Revenue from retainer advisory services represented 53%, of total revenue in the fiscal year ended June 30, 1997, up from 50% of total revenue in each of the prior two fiscal years.

         The balance of CERA's revenue is derived from custom projects, and several different activities collectively called "retainer related."

         Custom projects (also described as retainer applications and consulting) are, generally, client-specific applications of research, data and knowledge derived from the retainer advisory business. Most projects are priced on a fixed-fee basis, plus expenses, with a limited number of projects priced on a per-diem rate basis. The majority of project clients are also (or become) retainer advisory clients. The revenue is less predictable than retainer advisory revenue. It also can be more affected, year-to-year, by singular, non-recurring large projects. The revenue is recognized, on a percentage-of-completion basis, over the course of the project. In the fiscal year ended June 30, 1997 ("Fiscal 1997") revenue from applications and consulting projects decreased 7%, compared to increases of 10% and 66%, respectively, in the prior two fiscal years. Project revenue was 27%, 34% and 39% of total revenue in the fiscal years ended June 30, 1997, 1996 and 1995, respectively.

         Retainer-related revenue encompasses several activities, including separately-charged presentations and consulting days, individual sales of research reports, fees for attending CERA events, and major, multi-client sponsored research studies. Revenue from these activities, which are all, generally, connected to the retainer advisory business (with respect to content, staffing and clients) increased 48%, 93% and 23% in the fiscal years ended June 30, 1997, 1996 and 1995, respectively. This revenue, which has increased principally as a result of higher sales of multi-client research and scenarios reports, represented 20%, 16% and 11% of total revenue in the fiscal years ended June 30, 1997, 1996 and 1995, respectively.

         CERA has, historically, distributed all of its earnings in the form of bonuses to its directors, employees and consultants. CERA has had S-corporation status under the Code whereby CERA's earnings, if any, are passed through to CERA's stockholders and taxed on an individual, rather than corporate, basis. It is a fairly common practice for service companies (which, generally, may not require large amounts of working capital) that are S-corporations to operate in this manner (i.e., to have minimal amounts of reported net earnings).

         Staff compensation and benefits, including employee and consultant bonuses (but excluding the bonuses distributed to CERA's stockholders) have represented approximately two-thirds of operating expenses in each of the last three fiscal years ended June 30, 1997, 1996, and 1995. These staff-related expenses have increased at annual rates of 21%, 30% and 39% in each of the fiscal years ended June 30, 1997, 1996 and 1995, respectively. The higher expense has been largely the result of staff expansion over the past three years, during which period the number of employees increased from 72 at the beginning of the fiscal year ended June 30, 1995 ("Fiscal 1995") to 158 at the end of fiscal 1997. The rate of staff expansion is expected to moderate in the next fiscal year. The other one-third of operating expenses consists mainly of travel costs, rent and other occupancy expenses, printing and communications. These expenses have increased at annual rates similar to the staff expenses.

RESULTS OF OPERATIONS

         Three Months Ended September 30, 1997 versus 1996

Revenues

         Revenue increased 41%, from $5.8 million in the three months ended September 30, 1996 to $8.2 million in the three months ended September 30, 1997. Retainer services revenue increased 37%, from $3.3 million to $4.6 million, due, primarily, to the recognition of revenue from new services sold in Fiscal 1997. Revenue from applications projects increased 26%, from $1.7 million to $2.2 million, a result, primarily, of a larger backlog of sold, but unfinished, projects, at June 30, 1997 compared to June 30, 1996. Retainer-related revenue increased 95%, from $0.7 million to $1.7 million. This is mainly because of increased revenue from special reports and multi-client studies, up 53% from $0.5 million to $0.8 million, and a significant increase in revenue from presentations and small consulting engagements, which are up from $0.2 million in the three months ended September 30, 1996 to $0.6 million in the three months ended September 30, 1997.

Expenses

         Total expenses increased 27% or $1.6 million, from $5.9 million to $7.5 million, in the three months ended September 30, 1997 compared to the three months ended September 30, 1996. More than half of the increase was due to merger-related expenses and an interim charge to accrue for employee bonuses (which are not paid until after the end of the fiscal year). Merger-related expenses, up $0.35 million from $0.1 million to $0.45 million are included in Other Income (expense), net, in the Consolidated Statements of Income. The bonus expense was $0.5 million in the three months ended September 30, 1997. There was no bonus expense in the prior year's first quarter. All other expenses are up 13% or $0.7 million in the quarter, from $5.8 million to $6.5 million because of higher staff expenses, up 17% or $0.5 million from $3.2 million to $3.7 million, plus increased communications and depreciation expenses.

Net Income

         Net income for the three months ended September 30, 1997 was $0.6 million compared to a loss of $0.1 million in the three months ended September 30, 1996. Income from operations was $1.1 million in the three months ended September 30, 1997, up from $21,000 in the same period in the prior year. The improved results are, essentially, due to revenue growth of 41%, which exceeded the rate of increase, 27%, with expenses. As indicated, expenses other than merger-related expenses or the provision for bonuses, increased 13%. This reflects a reduction in the rate of increase in staff expenses, as well as the absence in the three months ended September 30, 1997 of $0.2 million in expenses for a client-service event which was incurred in the first quarter in the prior year.

         Fiscal Year Ended June 30, 1997 versus 1996

Revenues

         Total revenue increased 18%, from $25.4 million in the fiscal year ended June 30, 1996 ("Fiscal 1996") to $30.0 million in Fiscal 1997. Retainer services revenue increased 26%, due, in part, to new advisory services covering Asia Pacific Energy, Global Electric Power, and Oil and Gas Information Technology Strategy. Revenue from applications and custom consulting projects decreased 7%, primarily because Fiscal 1996 included revenue from a large, multi-year applications project in Europe which was completed in Fiscal 1996. This decrease was offset by increased sales of special reports (up 42%), and increased revenue from the CERA Executive Conference and other client-service events (up 115%).

Expenses

         As in prior periods, CERA distributed substantially all of its earnings to its directors and employees in the form of bonuses. For Fiscal 1997, bonuses were $3.7 million compared to $4.7 million in Fiscal 1996. Included in the $3.7 million in Fiscal 1997 is $1.9 million in bonuses related to the Merger and the Exchange. Total expenses, excluding bonuses, increased 27% in Fiscal 1997 compared to Fiscal 1996. The increase in expenses was largely due to personnel costs, up 27%, because of staff additions and increased use of Senior Associates (contract research and consulting professionals) to generate and support increased revenues. Expenses also increased because of a significant increase in non-operating, merger-related expenses. Operating expenses, excluding bonuses, for Fiscal 1997 are up 25%. Expenses also rose as a result of increased international travel, particularly to Asia (CERA introduced a new Asia service during this period), higher telecommunications expense, and increased rent due to office expansion.

         Other expenses (non-operating) of $1.0 million were incurred by CERA in Fiscal 1997 in connection, primarily, with the Merger and Exchange. In Fiscal 1996, $0.4 million was incurred in connection with CERA's review of potential strategic merger partners.

Net Income

         Net income for Fiscal 1997 and Fiscal 1996, $2,744 and $7,523, respectively, is nominal and has no particular significance because CERA has distributed substantially all of its earnings in the form of bonuses. Income before bonuses was $3.7 million in Fiscal 1997 compared to $4.7 million in Fiscal 1996; the decrease due, primarily, to the merger-related expenses noted above and increased staff expenses.

         Fiscal Year Ended June 30, 1996 versus 1995

Revenues

         Total revenue increased 27%, from $20.1 million in Fiscal 1995 to $25.4 million in Fiscal 1996. Revenue increased in all of CERA's product lines with particularly high growth in the World Oil, and Latin America (which was introduced in Fiscal 1995) services. Retainer services revenue increased 25%. Revenue from applications and custom consulting projects increased 10%. Report sales (scenarios, multi-client studies) increased significantly, from $0.7 million in Fiscal 1995 to $2.3 million in Fiscal 1996. A large applications project in Europe, which began in 1994, continued through Fiscal 1996, and a new, major (multi-year) applications project was begun in Fiscal 1996.

Expenses

         CERA has historically distributed substantially all of its net earnings each year to its directors, employees and consultants in the form of bonuses. In Fiscal 1996, these bonuses, which are included in operating expenses (in cost of revenues, and selling, general and administrative expenses) were $4.7 million, compared to $4.0 million in Fiscal 1995. Operating expenses, excluding bonuses, increased 31% in Fiscal 1996 over Fiscal 1995, to $20.3 million from $15.5 million in Fiscal 1995. The increase in operating expenses was due, primarily, to a 29% increase in personnel expenses (compensation and benefits), which, generally, comprise approximately 60% of CERA's operating expenses (excluding bonuses). The increased personnel expenses were due to a significant staff expansion in Fiscal 1996 (to 143 employees, up from 98 at the end of Fiscal
1995). The staff additions were primarily in research, consulting and marketing, and were needed to support CERA's continued revenue growth and in anticipation of several new services planned for introduction in Fiscal 1997. Other operating expense (non-personnel) increased 35%, primarily due to higher travel and communications (network) expenses, and a major expansion of CERA's annual Executive Conference and client Roundtables.

         Other expenses (non-operating) of $0.4 million were incurred for CERA's ongoing review of potential strategic merger partners.

Net Income

         Net income decreased to $7,523 in Fiscal 1996 from $34,104 in Fiscal 1995. This decrease is not significant in that CERA had distributed substantially all of its earnings in the form of bonuses. Net income before bonuses increased to $4.7 million in Fiscal 1996 from $4.0 million in Fiscal 1995 due, primarily, to increased revenues in Fiscal 1996.

LIQUIDITY AND CAPITAL RESOURCES

         Net cash flow from operating activities was a negative $0.7 million for the three months ended September 30, 1997, due, primarily, to the payment of $1.8 million in employee bonuses related to the Fiscal 1997. CERA, historically, has had negative or minimal net cash flow in its fiscal first quarters because the annual payments of employee bonuses have been made during these periods. Capital expenditures of $0.2 million, consisting, primarily, of computer systems and equipment, were made in the three months ended September 30, 1997 compared to $0.3 million in the same period in the prior year. CERA did not borrow any amounts under its $1.75 million line of credit with a bank in the three months ended September 30, 1997, and there were no borrowings outstanding to the bank (or to any other lender). CERA's cash balance at September 30, 1997 was $4.0 million, and included $1.9 million reserved for the payment of bonuses related to the Merger and the Exchange.

         In Fiscal 1996 and Fiscal 1995, CERA's cash flows from operations were $0.4 million, and ($0.5) million, respectively. As indicated above, CERA has, essentially, distributed all of its income in the form of bonuses to its directors, employees and consultants. Operating cash flows, without bonuses (which are all discretionary) in Fiscal 1996 and Fiscal 1995 were $4.5 million and $3.2 million, respectively.

         In Fiscal 1997 and Fiscal 1996, CERA's cash flows from operations were $5.4 million and $0.4 million, respectively. Operating cash flows, without bonuses, in Fiscal 1997 and Fiscal 1996 were $7.5 million and $4.5 million, respectively.

         In Fiscal 1995, CERA paid a special dividend of $0.2 million to stockholders, to reimburse them for income taxes they had incurred on behalf of CERA (because of CERA's S-corporation status under the Code). Also, in Fiscal 1995, CERA received $2.8 million in connection with a transaction in which Goldman acquired a ten percent ownership interest in CERA LP. The $2.8 million was distributed, as a special dividend, to CERA's stockholders.

         Capital expenditures were $1.1 million, $0.5 million and $0.4 million in Fiscal 1997, Fiscal 1996 and Fiscal 1995, respectively. CERA's capital spending is, primarily, for computer equipment, systems and software. Expenditures increased in Fiscal 1997 because of purchase and development costs of new research and marketing database systems which totaled $0.5 million. Capital expenditures have been funded from operations.

         CERA has a $1.75 million, secured line of credit with a commercial bank. In Fiscal 1997, Fiscal 1996 and Fiscal 1995, there were no borrowings under this line of credit (or from any other sources). CERA's operating costs, primarily staff compensation and benefits, are funded from operating cash flow. CERA believes that it will continue to be able to fund its operating costs and capital expenditures adequately from cash generated by operations.

         CERA has not had significant foreign exchange exposure. It invoices substantially all of its clients in U.S. dollars, and incurs the majority of its expenses in U.S. dollars. CERA does not have significant assets or liabilities denominated in foreign currencies.

         All of CERA's cash, and cash equivalent, balances are maintained in accounts with commercial banks or in a money market account at a large financial institution.

                            DESCRIPTION OF THE PARENT

         The Parent is a newly formed Delaware limited liability company and is currently owned by MGI and MCM and thus is controlled by MGI. The Units are not currently, and have never previously been, traded in any public market. The Parent is currently engaged in no business activities other than in connection with the Merger and the Exchange described herein. Upon consummation of the Merger and the Exchange, the Parent will be the sole stockholder of MGI and CERA. The following shows the anticipated ownership structure of the Parent and its subsidiaries immediately following the completion of the Merger and the Exchange.

                               ------------------------------------
                              |              PARENT                |
                              |(Delaware limited liability company)|
                               ------------------------------------
                                                |
                       ------------------------------------------
100% Common Stock      |                                         |  100% Common Stock
            ---------------------------                 ----------------------
           |          CERA              |              |         MGI          |
           |(Massachusetts corporation) |              |(Delaware corporation)|
            ---------------------------                 ----------------------
                                                                 |
                                                                 |
                                                                 |  100% Common Stock
                                                        ----------------------
                                                       |         MCM          |
                                                       |(New York corporation)|
                                                        ----------------------
                                                                 |
              ---------------------------------------------------|
             |                        |                          |
             | 85%                    | 99.73%                   |  100%
             | Common Stock           | Common Stock             |  Common Stock
   ------------------          ----------------        ------------------------
  | MCM Asia Pacific |        |    MCM S.A.    |      |        MCM Europe      |
  |(Japanese company)|        |(French company)|      |(United Kingdom company)|
   ------------------          ----------------        ------------------------

                             BUSINESS OF THE PARENT

         Upon consummation of the Merger and the Exchange, the Parent's primary assets will be the equity of MGI and CERA. As a result, the business of the Parent will consist of the business of MGI and the business of CERA.


                                 BUSINESS OF MGI

OVERVIEW

         The Company

         MGI provides up-to-the-minute information and analysis relating to developments in the U.S. and international corporate securities, fixed income and currency markets to over 2,400 institutional clients in over 57 countries. MGI's primary services include CorporateWatch(R), which is a leading provider of up-to-the-minute information regarding the new issue corporate securities market; MoneyWatch(R), which provides on-going analysis of developments in the U.S. Treasury, agency and money markets; CurrencyWatch(R), which provides analysis of intraday developments in the foreign exchange markets; and YieldWatch(R), which analyzes intraday developments in the European and Asia Pacific government bond and money markets. MGI recently introduced three other services: FX OptionWatch(TM), which provides fundamental and technical analysis of global currency option markets; TradeWatch(R), which provides longer term trading recommendations for government securities, currencies, equities, commodities and other financial instruments; and KinriWatch(TM), a Japanese language service that provides fundamental and technical analysis of the Japanese government bond and money markets.

         MCM was established in New York in 1975 and acquired in 1985 by VK/AC's predecessor. In 1980, MCM entered into an agreement with DJM to distribute MoneyWatch(R) on-line, a decision that reflected the market demand for quicker updates on, and analysis of, Federal Reserve Board policy bearing on U.S. Treasury, agency and money markets. In 1982, MCM launched its second screen-based service, CorporateWatch(R), which covered new issues of corporate debt and equity in the United States.

         MCM established an office in London in 1986 as the first step in a strategy to expand its coverage of the integrating global financial markets. Also in 1986, MCM launched its third screen-based service, YieldWatch(R), which provides technical analysis and trading recommendations on some of the major non-U.S. fixed-income markets. In 1987, MCM launched CurrencyWatch(R), which proved very popular in large dealing rooms in London and continental Europe. In 1988, MCM and Fuji Xerox Co., Limited, established MCM Asia Pacific, 85% of which is owned by MCM, to cover the principal financial markets in East Asia. In 1991, MCM sold its credit analysis and ratings division to Duff & Phelps Investment Research Co. to concentrate on its electronic research services business, and in 1992 MCM purchased Fintrend, S.A. (whose name has been changed to McCarthy, Crisanti and Maffei, S.A.), further expanding its coverage of the currency markets in Europe. Finally, in recognition of the increasing importance of its London office, MCM established MCM Europe in early 1996, where CurrencyWatch(R), YieldWatch(R) and FX OptionWatch(TM) are managed.

         Having offices staffed with analysts in the major financial centers around the world has been an essential part of MGI's strategy for the last decade. Currently, MCM and its subsidiaries produce and distribute electronic information services worldwide, with offices in New York, Boston, London, Paris, Tokyo, Hong Kong and Singapore.

         MGI believes there are attractive growth opportunities in the financial information services sector of the foreign exchange and global fixed income markets and that it is well positioned to take advantage of these opportunities.

         The Electronic Financial Information Services Industry

         The electronic financial information services industry encompasses providers of a range of real-time financial information delivered through digital feeds to computer workstation screens of financial market participants that subscribe for those services. This financial information includes basic data such as market quotes, financial news and historical information, as well as high-value-added information such as market and technical analyses, research, commentary and forecasts. Providers of such high-value-added financial information first emerged in the late 1970s and early 1980s, primarily in response to the strong demand for analysis and interpretation of the monetary policy of the Federal Reserve Board. Because of their independence from underwriters and brokerage firms and the quality of their services, a small number of these providers established credibility with the markets in the volatile interest rate environment of the early 1980s. Their services became, for many clients, the functional equivalent of a high-quality, inexpensive, in-house research department. The customers for these higher-value-added services were primarily the trading and sales desks of institutional participants in the U.S. fixed-income markets.

         Until the mid-1980s, the financial markets were focused primarily on the U.S. fixed-income markets and Federal Reserve Board policy. Following the peak in the relative value of the U.S. Dollar in 1985, however, the financial markets became increasingly interested in non-U.S.-Dollar-denominated assets, a trend which has increased with time. Providers of high-value-added services responded by offering services to meet this demand. The customer base for these services are now primarily the trading and sales desks of institutional participants in the global markets.

         Business Strategy

         Subscription revenues for MGI's services have grown at a compound annual rate of 20.5% from December 31, 1993 to December 31, 1996, which MGI attributes to the quality of its research services, the expansion of its coverage of global fixed income and foreign exchange markets, a shift to a multi-vendor distribution system and a general increase in demand for financial information services resulting from increased activity in the global financial markets.

         MGI intends to maintain its strong growth in subscription revenues by strengthening relationships with its Vendor Distribution Firms, increasing market share for its existing services, identifying new services to market on the strength of its brand recognition and reputation and preparing for distribution through the Internet.

- Strengthen Relationships with Vendor Distribution Firms. Historically, MGI distributed its research services almost exclusively through DJM. Beginning in late 1993, MGI has pursued a non- exclusive distribution strategy with DJM and the other Vendor Distribution Firms, including Reuters, Bloomberg, Bridge, ADP and Quick. MGI believes that maintaining its historical relationship with DJM and strengthening its relationship with the other Vendor Distribution Firms is a key component in expanding revenues and market share. See "MGI Management's Discussion and Analysis of Financial Condition and Results of Operations" above and "--Distribution of Services" below. However, there can be no assurance that MGI's strategy will continue to be successful.

- Increase Market Share of Existing Services. In conjunction with its strategy of increasing market penetration by strengthening its relationships with Vendor Distribution Firms, MGI will continue to pursue an aggressive global marketing strategy that includes using analysts in marketing efforts and sharpening the design and content of its services. However, there can be no assurance that MGI's efforts to increase the market share of its primary existing services will be successful.

- Identify Market Opportunities and Launch New Services. To capitalize on MGI's global distribution system and coverage, MGI has actively explored, and intends to continue to identify and develop, new market opportunities in the continuously evolving global financial markets and the design and launch of services that build on MGI's success and reputation in the marketplace. The proposed combination with CERA is one of the results of this strategy. MGI may consider further strategic acquisitions or further hiring of key personnel as it continues to pursue opportunities to expand its business.

- Prepare to Expand through the Internet. In preparation for developments in Internet-related technologies, MGI is evaluating the distribution of MGI's existing services over the Internet and the development of new services specifically designed for distribution over the Internet. However, any such delivery of services over the Internet will depend on technological developments in the speed, reliability and security of data transmission and the emergence of demand for such services.

SERVICES

         MGI's primary services are as follows:

- CorporateWatch(R)is the leading provider of up-to-the-minute information relating to new issues in the corporate securities market. It is marketed to corporate sales departments, trading personnel and portfolio managers of financial institutions, primarily in the United States. CorporateWatch(R) covers the U.S. fixed income markets (fixed income filings, high-yield markets, preferred stock issuances, U.S. agencies, fixed-income deals, private placements, Yankee bonds), structured finance markets (asset-backed, whole loan issues, collateralized mortgage obligations and commercial mortgages) and international new issues, and provides commentary and analysis on a number of segments of these various markets.

- CurrencyWatch(R)is a research service that provides fundamental and technical analysis of intraday developments in the global foreign exchange markets and is marketed to foreign exchange dealing operations worldwide. CurrencyWatch(R)covers the market 24 hours a day, providing foreign exchange dealers with trading recommendations for the U.S. Dollar versus eight other currencies and nine key cross-rates, which are placed in context by a series of technical indicators and explanatory text. In addition, CurrencyWatch(R)covers the European Monetary System with commentary and data (including each EMS currency's cross rate against the Deutsche Mark, the cross-rate band limits for each currency and percentage movement of allowable divergence against the ECU), provides regional market briefings and recaps and other services.

- YieldWatch(R) is a research service that analyzes intraday developments in the global government securities markets and is marketed primarily to dealers in non-U.S. government bonds, primarily in Europe. YieldWatch(R) provides live commentary and technical analysis of short- and long-term yield curve spreads in the major fixed-income markets around the world.

- MoneyWatch(R) is a research service that provides ongoing fundamental and technical analysis of developments in the U.S. Treasury, agency and money markets, including analysis of economic data and Federal Reserve Board policies bearing on these markets. MoneyWatch(R) is marketed to traders, portfolio managers and certain credit analysts and foreign exchange traders in the United States and abroad.

         Recently MGI launched three new services that target participants in identifiable market niches. FX OptionWatch(TM), which provides fundamental and technical analysis of global foreign exchange option markets, was launched in the first quarter of 1996. FX OptionWatch(TM) targets participants in the options segment of the foreign exchange markets and was designed to complement CurrencyWatch(R). FX OptionWatch(TM) provides trading recommendations, strategies, moving averages and technical chartpoints that identify the key issues bearing on volatility in different currencies. KinriWatch(TM), a Japanese language service that provides fundamental and technical analysis of Japanese government bond and money markets, was launched in the first quarter of 1996 and was designed to be responsive to the preferences of the Japanese markets. Originally available only through Quick, MGI expanded the distribution of KinriWatch(TM) recently through Reuters and intends to expand the distribution of KinriWatch(TM) in the near term through other Vendor Distribution Firms, including Bloomberg and DJM. TradeWatch(R), which provides longer term trading recommendations for government securities, foreign exchange, equities, commodities and other financial instruments, was launched in the fourth quarter of 1995 and was designed to take advantage of one of MGI's greatest strengths--the quality and reputation of MGI's economists and analysts. MGI has targeted portfolio managers in the existing base of institutional clients for this service, who generally have not subscribed for real-time research services such as those provided by MGI because of their longer term, investment-oriented objectives. New service launches are inherently uncertain of success, and there can be no assurance that MGI's strategy to identify new market segments and design and launch new services will be successful. MGI does not expect to expend material resources in promoting the launch of these services.

DISTRIBUTION OF SERVICES

         The traditional distribution channels for financial information are the Vendor Distribution Firms, which charge a basic site fee and additional fees based on the services subscribed for and delivered to each computer screen in a financial institutional client. For many years most financial information relating to U.S. dollar-denominated assets was distributed over DJM, which was the first Vendor Distribution Firm to carry services provided by MGI and its major competitors, MMS International and Technical Data Corporation. In late 1993, MGI made the strategic decision to develop non-exclusive distribution relationships with every major Vendor Distribution Firm. The following chart demonstrates the number of screens available to it through the Vendor Distribution Firms.

                                          % OF SCREENS BY GEOGRAPHIC SEGMENT
                                    ----------------------------------------------
                      TOTAL
                  USER SCREENS        AMERICAS        ASIA PACIFIC        EUROPE
                ----------------    ------------    ----------------    ----------
REUTERS              300,000             20%               20%              60%
DJM                   90,000             40%               30%              30%
BLOOMBERG             60,000             75%               10%              15%
BRIDGE                30,000             70%               10%              20%
QUICK                 30,000              5%               90%               5%
ADP                   90,000             80%                5%              15%


----------
Source: MGI estimates based on publicly available information and discussions with Vendor Distribution Firms.

         MGI is also monitoring developments in the Internet-related industries, a potentially significant distribution channel in the future that could allow dial-up retrieval of MGI's services. See "--Overview--Business Strategy" above.

SUBSCRIPTION AGREEMENTS

         Virtually all of MGI's revenues are derived from subscription agreements with its customers. Subscription agreements with U.S.-based customers are generally made directly between those customers and MGI and may be either oral or written agreements. Oral agreements with U.S.-based clients are generally terminable upon 90 days' notice without penalty. Written agreements, which represented approximately 18.7% of MGI's U.S. revenues in 1996, typically have a one-year term but are not subject to early termination.

         Non-U.S.-based clients subscribe by means of service agreements entered into with the Vendor Distribution Firms, pursuant to which a subscriber can elect to subscribe for various optional services, including MGI's services. With certain exceptions, such agreements are written and typically have one- or two-year terms that renew automatically unless the subscriber provides 90 days' prior notice of non-renewal.

MARKETING

         MGI has an experienced team of marketing, sales and client support personnel. The staff of 33 professionals in the United States, Europe and Asia Pacific is responsible for securing, expanding and maintaining client relationships, pricing, promotions and identifying new product opportunities.

CUSTOMERS

         No subscriber accounts for more than 2% of MGI's revenues. Subscribers to MCM's electronic information services consist almost exclusively of institutional clientele (e.g., major banks, brokers, dealers, government bond and financial futures trading operations, foreign exchange trading operations, and treasury departments of major corporations).

EMPLOYEES

         At September 30, 1997, MGI had 103 full-time employees (including both professional and support staff). None of these employees is a member of a union.

COMPETITION

         MGI competes in the high-value-added segment of the financial information services industry against both well-established and smaller companies, some of which may have substantially greater resources than MGI and offer a broader array of services. The Vendor Distribution Firms distribute numerous competing services, including their own or their affiliates' proprietary services and the services offered by MGI's primary competitors. Currently, MGI's primary competitors are MMS International, owned by McGraw-Hill, and Technical Data Corporation, owned by Thomson Corporation.

         Competition is based on various factors, including the breadth of coverage, availability of both fundamental and technical analyses, the frequency and number of intra-day updates, the range, quality, timeliness and accuracy of information, the ability to filter, retrieve, manipulate and store information, the level of fees charged, customer service, the success of marketing and sales efforts and the subscribers' preference among the Vendor Distribution Firms. Currently, there are relatively few barriers to entry by new on-line service providers, although the lack of name recognition and access to a Vendor Distribution Firm may make entering the business more difficult for potential competitors.

         Competition is expected to increase as technological advancements improve the speed and reliability of delivery and retrieval of information supplied over the Internet, which could emerge as an inexpensive distribution alternative to the high-cost, proprietary networks offered by the Vendor Distribution Firms. At present, the relatively slow rate of transmission of data over the Internet, questions about the reliability of Internet service providers' systems and concerns over the security and integrity of data delivered over the Internet serve as technological impediments to the effectiveness of the Internet as a distribution channel for services such as those provided by MGI. If technological advancements enabling faster, more reliable and secure delivery of digital data occur, the Internet could emerge as a significant distribution channel for financial information, including the high-value-added services such as those provided by MGI. Because access to the Internet is inexpensive and requires relatively inexpensive equipment and software, such technological advancements could allow the Internet to emerge as an alternative to the Vendor Distribution Firms and therefore reduce one of the most significant entry barriers to start-up--i.e., access to the Vendor Distribution Firms. While MGI is taking preliminary steps to respond to developments in Internet-related technologies and industries, there can be no assurance that increased competition resulting from the emergence of the Internet as an effective, low-cost distribution channel would not have a material adverse effect on MGI.

FACILITIES

         MGI, which is headquartered in New York, New York, conducts its business through leased office space there and in Boston, London, Paris, Tokyo, Hong Kong and Singapore. MCM's lease for approximately 29,000 square feet in its New York (the "New York Office Lease") headquarters expires in year 2009. MGI also leases over 14,000 square feet for additional office space for its operations. MGI also intends to enter into a lease for an additional 3,000 square feet of office space in London. MGI believes that these facilities are adequate to serve its currently anticipated business needs.

         Van Kampen American Capital Distributors, Inc., a wholly owned subsidiary of VKAC, Inc. ("Distributors, Inc."), subleases from MCM approximately 6,400 square feet of space in MCM's New York office. MCM and Distributors, Inc. have entered into a sublease agreement, dated as of January 3, 1995, under which the sublessor is obligated to pay a proportionate share of rent and expenses payable by MCM under the New York Office Lease, and which may be terminated by either party upon 90 days' written notice.

INTELLECTUAL PROPERTY

         MGI owns a number of trademarks and service marks associated with its research services, including the "--Watch" marks, and has procedures in place to monitor and oppose any infringements on these marks. MGI licenses key software applications from a third party pursuant to an agreement that will expire on December 31, 1997 and is terminable by either party upon 90 days' prior notice. See "Risk Factors--Dependence on Technology; Third Party Proprietary Software Applications."

TRANSITIONAL ADMINISTRATIVE SERVICES AND OTHER ARRANGEMENTS

         In connection with Spin-Off, VK/AC and its principal operating subsidiary, VKAC, Inc., entered into an Interim Services Agreement, dated as of August 31, 1996 (the "Services Agreement"), with MGI and MCM, pursuant to which VK/AC and VKAC, Inc. provide certain transitional administrative services to MGI for fixed monthly fees that have been determined on a cost-plus basis. These services include (i) accounting services, including accounts payable, assistance in budget preparation, financial statement preparation, management reporting, regulatory reporting and tax filings, and treasury and cash management functions; and (ii) payroll processing services. MGI has the right to terminate any of these services on 30 days' prior written notice to VK/AC. VK/AC has the right to terminate the Services Agreement upon delivery of one year's prior written notice to MGI.

         Distributors, Inc. is also a party to a sublease agreement, dated January 3, 1995, with MCM pursuant to which Distributors, Inc. subleases from MCM a portion of the New York office space of MCM. The sublease may be terminated by either party upon 90 days' written notice. See "-- Facilities" above.

MCM INDEMNIFICATION AGREEMENT

         In connection with the Spin-Off, MCM entered into an indemnification agreement, dated as of August 31, 1996 (the "MCM Indemnification Agreement") with VK/AC and Morgan Stanley Group, Inc. ("Morgan Stanley"), pursuant to which MCM agreed to indemnify VK/AC and Morgan Stanley and their respective officers, directors, employees and affiliates from and against all liabilities, costs, expenses and losses arising from the operations of MCM and the ownership of the common stock of MGI or MCM.

THE TAX SHARING AGREEMENT

         In connection with the Spin-Off, MGI, MCM and VK/AC entered into a Tax Sharing Agreement, dated as of August 31, 1996 (the "Tax Sharing Agreement"), which allocates certain tax liabilities and benefits between MGI, MCM and its subsidiaries, on the one side, and VK/AC and its subsidiaries, on the other side, relating to periods ending on or before the Spin-Off. The Tax Sharing Agreement provides for the continuation of payments, after the Spin-Off, of tax liabilities and benefits attributable to income taxes for which MGI, MCM or any of its subsidiaries files combined, consolidated or unitary tax returns with VK/AC or any of its subsidiaries (other than MGI, MCM and its subsidiaries). The amount of tax liabilities or benefits attributable to MGI, MCM or any of its subsidiaries is to be determined as if MGI, MCM and its subsidiaries had filed their income tax returns on a stand-alone basis. The Tax Sharing Agreement will not have any effect on the payment of taxes with respect to which MGI, MCM and its subsidiaries have historically filed returns on a stand-alone basis.

LEGAL AND RELATED MATTERS

         MGI is not involved in any material proceeding, other than routine litigation incidental to its business.

                                BUSINESS OF CERA

OVERVIEW

         CERA is a leading international advisory and consulting firm that focuses on the energy industries, including markets, geopolitics, structure and strategy. CERA's independent expertise and perspective assist its clients in making informed strategic, investment and market decisions in the energy industry. CERA's expertise covers major global and regional energy sectors--oil, refined products, natural gas and electricity. CERA delivers services through retainer advisory services, a series of subscription-based continuous retainer advisory services, consulting, applications, and related services that draw upon its unique industry expertise.

         CERA's family of retainer advisory services provide a continuous analysis of energy markets, industry trends and strategies. Each retainer advisory service focuses on a key energy segment or region, including World Oil, Refined Products, North American Natural Gas, North American Electric Power, European Natural Gas, European Electric Power, Former Soviet Union Energy, Latin American Energy, California Energy and Asia Pacific Energy. CERA also offers membership services aimed at specific professional communities. These include the Global Power Forum and the Oil and Gas Information Technology Strategy Forum, which provide clients with dialog, interaction and collaboration in matters affecting the power and oil and gas industries, respectively.

         CERA applies its strategic knowledge and in-depth analysis expertise in the energy industry to provide consulting and advisory services, including strategic and scenario planning, organizational and market studies, and other focused consulting activities. In addition, CERA multiclient studies provide assessments of major energy developments and specific markets.

INDUSTRY BACKGROUND

         The energy industry is one of the world's largest industries and is essentially a global industry. CERA believes that the global energy industry is of important strategic significance to the international economy and is subject to significant change and influence relating to, among other things, political forces, globalization, privatization, environmentalism and competitive pressures. The industry, including its oil, gas and electric power segments, is subject to considerable volatility. In addition, CERA expects vast amounts of capital to be expended in the energy industry, including, for example, expenditures related to the rehabilitation of the Russian oil industry, ensuring sufficient energy supplies and infrastructure in Asia to support economic growth, restructuring the electric power business in the U.S. and overseas, new technologies and compliance by oil refiners with existing and new environmental regulations.

         The pace of change around the world in both developed and developing countries and economies makes strategic information of significant value to decision makers. The increasingly global nature of these trends requires extensive capabilities and expertise to obtain, assimilate and analyze critical information and data and to develop insights into the industry's future. In addition, CERA believes that the ability to integrate economic and political analyses with global energy expertise is particularly useful.

         CERA also believes that there is a need for the efficient development of energy resources in an environmentally-sensitive manner to support economic growth, which has been highlighted by the transition of the world's energy industry from the public to the private sector in formerly state-run economies. The emerging global private power business is an example, as is the transition in the former Soviet Union. The trend toward privatization began in Europe in the 1980's with the deregulation of energy markets and privatization of formerly state- controlled enterprises. Privatization has also commenced in Latin America as a source for financial resources and as the need for operating efficiencies has become apparent. This is creating new companies requiring objective information and analysis on energy. It is also creating a need among existing industry

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participants for enhanced strategic knowledge and information on global and regional energy markets. CERA believes that the growth of economic activity in developing countries can only be sustained with access to additional energy sources.

         CERA believes that these circumstances create a market for strategic information that will allow businesses to make short- and long-term decisions relating to the energy industry.

CERA SOLUTION

         CERA's products and services provide a continuous analysis of energy markets, industry trends and strategies. This analysis creates a framework that allows clients to identify key forces, uncertainties and price movements that may affect certain fundamentals in key energy sectors and markets around the world. CERA provides an assessment of the economic and geopolitical factors, as well as key governmental policies and changes in political attitudes, affecting supply and demand, prices and investment opportunities in the energy industry.

         CERA's retainer advisory membership services provide clients with continuous analysis of energy markets, industry trends and strategies, covering the key energy segments and regions around the world. In addition, CERA's applications and consulting services provide solutions to client specific needs by utilizing strategic knowledge and in-depth analysis of the energy industry and the factors affecting such industry. Through its membership forums, CERA promotes dialogue, interaction and collaboration concerning developments in the energy industry. CERA's multiclient studies provide assessments of major energy developments and specific markets. Scenarios developed by CERA's research retainer service provide clients with an overall framework for anticipating and understanding change in global and regional business environments.

CERA STRATEGY

         CERA's strategy is to become a leading provider of insights and strategic knowledge on the global energy market. CERA seeks to do the following:

         - Maintain Research and Analysis Excellence. The quality of its research organization is critical to CERA's ability to provide value to its customers. CERA seeks to attract, develop and retain outstanding research professionals with expertise in a broad range of energy industry disciplines. In order to capture a worldwide energy industry perspective, CERA has developed a global network of research analysts.

         - Expand Client Base and Maintain High Retention Rates. CERA seeks to increase the number of retainer advisory memberships. CERA believes that its current offerings of products and services, and anticipated new products and services, can continue to be successfully marketed and sold to new clients, as well as new constituencies within existing client companies. CERA also seeks to maintain or improve its 90% client retention rate through continued implementation of additional retainer advisory services and broad research coverage. In addition, CERA's research is available via the World Wide Web. CERA believes that improvements in distribution technology will enable it to expand constituencies within existing client organizations as well as to expand its client base. However, there can be no assurance that CERA will be able to sustain such a high client retention rate or that CERA's strategy will continue to be successful. In addition, CERA's pricing strategy may limit the potential market for CERA's services.

         - Identify and Define New Products. CERA seeks to position itself ahead of other research and advisory firms by delivering strategic research and analysis on new and emerging trends in the global energy industry, including in-depth analysis of key fuels and all


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                  geographical markets for energy. CERA believes that its
                  methodology and culture allow it to focus on the key fuels and developments in the energy markets and enable it to expand its product and service offerings to address these new developments. However, there can be no assurance that CERA's strategy will be successful.

         - Leverage Core Research and Applications. CERA seeks to employ expertise gained from the research that supports retainer services to assist clients in specific applications. In addition, CERA intends to continue to introduce new retainer advisory membership services that build upon its expertise and an understanding of needs of the industry. However, there can be no assurance that CERA's strategy will be successful.

PRODUCTS AND SERVICES

           CERA's products and services are as follows:
                  -   retainer advisory membership services
                  -   applications and consulting services
                  -   membership forums
                  -   multiclient studies (including scenario studies)

Each of these products and services is described below.

         RETAINER ADVISORY MEMBERSHIP SERVICES. CERA's family of retainer advisory services provides clients with a continuous analysis of energy markets, industry trends and strategies. Each retainer advisory service focuses on a key energy segment or region, including the following: World Oil, Global Refined Products, North American Natural Gas, North America Electrical Power, European Natural Gas, European Electric Power, Former Soviet Union Energy, Latin America Energy, California Energy and Asia Pacific Energy. Members may enroll in one or more retainer advisory services on an annual or multi-annual basis.

         CERA retainer clients benefit from written and electronic research, access to and interaction with CERA experts and peer-level gatherings of industry leaders. The following retainer membership components are provided:

         - CERA Watches--quarterly or semiannual analyses and forecasts of near- and medium-term markets, strategies, and critical issues and trends.

         - Private Reports--in-depth, original thinking on key industry developments and their implications for investment decision making.

         - Decision Briefs--reports on current developments and their implications for decision making.

         - Fax or E-mail Alerts--electronically distributed assessments of short-term developments and their implications.

         - Telephone and Electronic Access--access to and contact with CERA experts.

         - Client Conference Calls--convened periodically, as events warrant, to provide clients with timely multiclient briefings.

         - CERA Roundtables--executive workshop sessions with CERA experts and industry decision makers.


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         -        On-Site Presentations and Workshops--one-on-one interactive sessions to present CERA analysis and discuss the implications for the client company.

         Retainer advisory service members also receive CERA's global overview research, which is intended to provide a broad, integrative framework concerning economic and geopolitical trends affecting the energy industries. This global research includes Global Energy Watch, a semiannual assessment of key strategic energy trends and interfuel interactions, and reports on the changing dynamic of the energy business. CERA members may also attend the CERA Executive Conference--The Global Energy Forum, which is an annual gathering of senior energy decision makers.

         MEMBERSHIP FORUMS. CERA has established two forums designed to promote dialogue, interaction and collaboration based on a research agenda, which includes specific research papers, that is managed and implemented by CERA. These two forums are as follows:

                  The Global Power Forum. This forum brings senior decision makers and ministers from business, government and financial communities together for regular conferences. These conferences are designed to promote dialogue and the exchange of views and help participants to understand developments in the international power industry as well as regional opportunities and related strategic implications.

                  The Oil and Gas Information Technology Strategy Forum. This forum provides a strategic framework for assessing and benchmarking challenges and opportunities created by information technology. Sessions also address the potential impact of information technology on the structure of oil and gas companies as well as competitive implications.

         APPLICATIONS AND CONSULTING SERVICES. CERA provides strategic and scenario planning services, organizational and market studies, and other focused consulting activities. Through specific client projects, referred to as applications, CERA applies its strategic knowledge and in-depth analysis in the energy industry to assist individual clients with particular needs. Assignments typically focus on the following areas: scenario planning process and facilitation; strategy development and implementation; corporate and business segment strategy options; future skills and competencies; market analysis (regional or industry); organizational analysis; restructuring and deregulation; asset valuation; value chain analysis; strategic alliance/partnership development; company profiling; post-merger strategic alignment and integration; privatization; country assessment; business environment and scenario development; implications for the client; expert witness; due diligence and critical review of strategy and plans; and executive presentations and corporate facilitation.

         MULTICLIENT STUDIES. Multiclient studies provide assessment of major energy developments and specific markets. Clients are provided with a cost-effective, high-value, decision-oriented analysis and a framework for assessing critical issues. CERA offers these studies as written in-depth reports, participant workshops and one-on-one company sessions. Examples of multiclient studies include the following: The Race to Capture Value: The Future of US Northeast Gas Markets; Transportation Dynamics: Understanding the Future of Oil Flows in the Former Soviet Union; Natural Gas in Southeast Asia:
Scenarios for the Future of Gas Investment, Infrastructure Development, and the Competitive Dynamics of the Energy Marketplace; The Future of Central European Energy; and The New Energy Frontier: The Future of the Western Gas & Power Markets.

         Most of CERA's retainer services develop multi-client scenario studies to provide a long-term framework for anticipating and understanding change in its focus area. Scenarios assist clients in anticipating and responding to uncertainties and change in the global and regional business environment. CERA believes that this approach allows decision makers to explore trends and forces that will affect their business and to incorporate new ideas and information into their thinking and strategic processes. Current CERA multiclient scenario studies include the following: The Future of World Oil Markets: Scenarios to 2010;

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Restructuring Refining: Scenarios for Industry Structure and Markets to 2010;
North American Natural Gas Markets: Scenarios to 2010; Reshaping the North American Electric Power Industry: Scenarios to 2010; European Natural Gas:
Scenarios to 2010; and Latin America Energy: Scenarios to 2010.

RESEARCH AND ANALYSIS

         CERA's research and analysis group consists of approximately 68 full-time employees who provide ongoing research and analysis on the developments, information and activities in the energy industry. Each of the energy products and geographical regions covered by CERA is staffed by a team of research analysts and associates with substantial experience and/or expertise in the industry area covered by such products or regions.

         CERA employs a consistent, disciplined research and analysis methodology across CERA's full product line, and issues printed or electronically distributes material using a consistent presentation format. Each energy product and geographical region has a product line research director who is responsible for implementing CERA's research and analysis methodology in that product area or geographical region. The development methodology consists of an iterative process of research, analysis, hypothesis and testing. Analysts conduct extensive primary research, working with CERA's client base and contacting other sources. These activities are supplemented with searches of numerous trade, financial and other third party source materials. From this research, analysts identify significant patterns and trends, develop assumptions, test hypotheses and arrive at concrete recommendations and conclusions to provide to clients. CERA conducts its research and analysis on an ongoing basis, continually retests its underlying assumptions and projected scenarios as developments occur and highlights to clients material changes to the assumptions, projections, recommendations and conclusions.

         The knowledge and experience of CERA's analysts is critical to the quality of CERA's products and services. To ensure consistency of positions and analysis across service and research disciplines, all CERA's distributed research is reviewed by CERA's Head of Global Research. While varying opinions, debate and philosophical contention among services and research disciplines are encouraged, final positions and conclusions are consistent. This practice ensures that the analytical structure and recommendations presented in CERA's products are not inconsistent and better enables the various elements of client organizations to formulate integrated strategies based on coherent information and analysis.

SALES AND MARKETING

         As of December 31, 1997, CERA had 46 full-time employees in sales and marketing in various locations worldwide. CERA's strategy is to optimize and grow resources and coordinate sales and marketing across product lines and geographical regions. Responsibilities among CERA's sales and marketing staff are allocated as follows: sales staff have account-driven responsibility for renewals, new retainer and application consulting sales within designated industry segments and regions; marketing and product management staff have accountability for product planning, development, pricing, promotion, quality control, commercial database management, sales staff support and other initiatives such as electronic distribution; and administrative and client services staff handle processing of new clients, assistance with incoming information requests, distribution of reports and other literature, written research to clients and the delivery of corporate marketing materials. Three of CERA's customers accounted, in the aggregate, for 28% and 20% of its total revenues for the fiscal years ended June 30, 1996 and 1997, respectively.

CUSTOMERS

         As of December 31, 1997, CERA had a total retainer base of approximately 485 retainer contracts with various client organizations. Among the client organizations that CERA serves are the following: integrated oil


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companies and national oil companies; independent producers and refiners;
pipelines, tanker and transportation companies; electric and gas utilities and independent power generators; banks, pension funds, institutional investors and other financial institutions; manufacturing firms and large energy end-users; government and regulatory agencies; trading, marketing and distribution firms; oil services and supply companies; engineering and construction companies; and legal and accounting firms servicing the energy industry. Three of CERA's customers accounted, in the aggregate, for approximately 28% and 20% of its total revenues for the years ended June 30, 1996 and 1997, respectively.

COMPETITION

         CERA believes that the principal competitive factors in its industry include independence and quality of research, breadth of product offering, depth of expertise, relevance and timeliness of information and its efficient delivery, attention to customer service, effectiveness of sales and marketing, credibility and reputation, global perspective and orientation, and adaptability to the evolving information needs of clients. CERA believes that it competes favorably with respect to each of these factors.

         CERA competes in the market for research and information on the global energy industry. The Parent believes that the principal competitors for CERA's business are the energy practices of the major management consulting firms, independent energy consulting firms and information providers (such as brokerage firms, consulting firms, publishing firms and smaller boutique firms specializing in a particular energy industry sector or region). CERA's competitors include Petroleum Economics Limited, Petroleum Finance Company and PIRA Energy Group. There can be no assurance that CERA will be able to continue to compete successfully against existing or new competitors.

EMPLOYEES

         As of December 31, 1997, CERA had 170 full-time employees (including both professional and support staff). None of these employees is a member of a union.

FACILITIES

         CERA, which is headquartered in Cambridge, Massachusetts, conducts its business through leased office space there and in Paris, France, Oakland, California, Moscow, Russia, and Washington, D.C. CERA's lease for approximately 22,600 square feet in its Cambridge headquarters expires on June 3, 2000. CERA also leases over 10,000 square feet for additional office space for its operations. CERA has entered into a non-binding letter agreement with the landlord of its Cambridge headquarters with respect to the leasing of additional space by CERA for a period of five years beginning on January 1, 1998.

INTELLECTUAL PROPERTY

         CERA owns a number of trademarks and service marks associated with its products and services, including the "CERA" mark.

LEGAL AND RELATED MATTERS

         CERA is not involved in any material proceeding, other than routine litigation incidental to its business.


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                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         The following table sets forth the names, ages as of January 25, 1998 and positions of the current executive officers and members of the Board of Directors of the Parent, MGI and CERA.

         NAME                           AGE             POSITION
         ----                           ---             --------
Daniel H. Yergin....................     50    President and Director, CERA

Philippe A. Michelon................     60    Managing Director, Operations, CERA

James P. Rosenfield.................     40    Managing Director, Head of Business Development and
                                               Director, CERA

Joseph A. Stanislaw.................     48    Managing Director, Head of Global Research and Director,
                                               CERA

Daniel H. Lucking, Jr...............     51    Senior Director and Chief Financial Officer, CERA

Alberto Cribiore....................     52    President and Director, Parent; Chairman and Director, MGI

Gordon McMahon......................     45    Vice President, Secretary and Director, Parent; Director, MGI

David D. Nixon......................     51    Vice President, Parent; President, Chief Executive Officer,
                                               Treasurer, Assistant Secretary and Director, MGI

Richard J. Schnall..................     28    Treasurer, Parent

Malcolm A. Cook.....................     50    Senior Vice President, MGI

Lauretta F. Gell....................     35    Senior Vice President, MGI

Bruce M. Kamich.....................     46    Senior Vice President, MGI

Chauncey G. Morgan..................     33    Senior Vice President and Chief Financial Officer, MGI

Anthony Napolitano..................     44    Senior Vice President, MGI

Donald J. Gogel.....................     48    Vice President and Director, Parent; Director, MGI

Max C. Chapman......................     54    Director, MGI

Wallace Mathai-Davis................     53    Director, MGI

Dennis J. McDonnell.................     55    Director, MGI

Martin D. Payson....................     62    Director, MGI

J. Christopher Jackson..............     46    Secretary, MGI

         Effective upon consummation of the Merger and the Exchange, Messrs. Cribiore, McMahon, Nixon, Gogel and Schnall will resign from their positions as officers of the Parent, and Messrs. Nixon, Yergin and Stanislaw will become directors of the Parent. It is expected that up to seven additional directors, who have not yet been identified, will be named to the Board of Directors of the


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Parent at the time of or shortly after the consummation of the Merger and the
Exchange. Messrs. Cribiore and Yergin will also become the Chairman and Vice Chairman, respectively, of the Parent.

         The business experience of each of the current executive officers and the members of the Board of Directors of the Parent, MGI and CERA is set forth below. Effective upon consummation of the Merger and the Exchange, each of the directors of the Parent will also become a director of MGI and CERA.

         ALBERTO CRIBIORE, PRESIDENT AND DIRECTOR OF THE PARENT, CHAIRMAN AND DIRECTOR OF MGI -- Mr. Cribiore has been President and a director of the Parent since its inception in June 1997. Mr. Cribiore has been Chairman of the Boards of Directors of MGI and MCM since August 1996. Mr. Cribiore is also currently the Managing Principal of Brera. Mr. Cribiore was a principal of CD&R from 1985 to March 1997 and was a President of CD&R from 1995 to March 1997. Mr. Cribiore was also a general partner of Clayton & Dubilier Associates IV Limited Partnership, a Connecticut limited partnership and the general partner of C&D Fund IV ("Associates IV"), the majority stockholder of MGI, until March 31, 1997, and retains an equity interest in Associates IV. Mr. Cribiore became a director of Riverwood Holding, Inc. and RIC Holding, Inc. in 1995, and in March 1996 he became a director of Riverwood International Corporation. Mr. Cribiore also serves as a director of WESCO Distribution, Inc. and its parent CDW Holding Corporation, each of which is a corporation in which C&D Fund IV has invested.

         DANIEL H. YERGIN, PRESIDENT AND DIRECTOR OF CERA -- Dr. Yergin, a co-founder of CERA, has been President and a director of CERA since 1983. Dr. Yergin received the 1992 Pulitzer Prize for General Nonfiction for his work The
Prize: The Epic Quest for Oil, Money & Power. He was formerly a professor at the Harvard Business School and the Kennedy School of Government at Harvard University. Dr. Yergin is a graduate of Yale University and received his Ph.D. in international relations from The University of Cambridge in England. Dr. Yergin was a Marshall scholar. He is the co-author, with Thane Gustafson, of Russia 2010 and, with Dr. Stanislaw, of the forthcoming The Commanding Heights:
The Battle Between Government and Markets that is Remaking the Modern World.

         JOSEPH A. STANISLAW, MANAGING DIRECTOR, HEAD OF GLOBAL RESEARCH AND DIRECTOR OF CERA -- Dr. Stanislaw, a co-founder of CERA, has been a Managing Director and a director of CERA since 1983. Dr. Stanislaw was formerly Senior Oil Economist at the International Energy Agency. He was also a professor at Cambridge University. Dr. Stanislaw is a graduate of Harvard College and received a Ph.D. in economics from Edinburgh University. He is the co-author, with Dr. Yergin, of the forthcoming The Commanding Heights: The Battle Between Government and Markets that is Remaking the Modern World.

         DAVID D. NIXON, VICE PRESIDENT OF THE PARENT, PRESIDENT, CHIEF EXECUTIVE OFFICER, TREASURER, ASSISTANT SECRETARY AND DIRECTOR OF MGI -- Mr. Nixon has been Vice President of the Parent since its inception in June 1997. Mr. Nixon started at MCM in September 1985 as Senior Vice President and became President in 1991. In 1991 he left this position to serve as Executive Vice President at Fitch Investor Services. He returned to MCM in May 1995 to be the President, Chief Operating Officer and Director, and was appointed President and Chief Executive Officer, Treasurer and Assistant Secretary of MGI and MCM in August 1996.

         GORDON MCMAHON, VICE PRESIDENT, SECRETARY AND DIRECTOR OF THE PARENT, DIRECTOR OF MGI -- Mr. McMahon has been Vice President, Secretary and a director of the Parent since its inception in June 1997. Mr. McMahon has been a director of MGI and MCM since April 1997. Mr. McMahon is a principal of Brera. Mr. McMahon was a professional employee of CD&R from May 1996 to March 1997. Prior to joining CD&R, Mr. McMahon was a limited partner of Goldman Sachs from 1993 to 1996 and a general partner of Goldman Sachs from 1984 to 1993. Mr. McMahon is also a director of Automation, Inc. and a member of the Advisory Board of Affordable Residential Communities, L.P.


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         DONALD J. GOGEL, VICE PRESIDENT AND DIRECTOR OF THE PARENT, DIRECTOR OF
MGI -- Mr. Gogel has been Vice President and a director of the Parent since its inception in June 1997. Mr. Gogel has been a director of MGI and MCM since
August 1996. Mr. Gogel is currently President of CD&R and has been a principal of CD&R since he joined the firm in 1989. He is a general partner of Associates
IV. Mr. Gogel is also a director of A.P.S., Inc. and its parent APS Holding Corporation, Lexmark International, Inc. and its parent Lexmark International Group, Inc., Alliant Foodservice, Inc. and its parent CDRF Holding, Inc., each of which is a corporation in which C&D Fund IV has invested. Mr. Gogel is also a director of Kinko's, Inc. in which C&D Fund V has invested. Mr. Gogel also serves as a director of TurboChef, Inc.

         JAMES P. ROSENFIELD, MANAGING DIRECTOR, HEAD OF BUSINESS DEVELOPMENT AND DIRECTOR OF CERA -- Mr. Rosenfield, a co-founder of CERA, has been a Managing Director and a director of CERA since 1983. Mr. Rosenfield is responsible for CERA's worldwide business development, new products and services and commercial operations. Mr. Rosenfield attended Harvard College and holds an M.B.A. from Boston University.

         PHILIPPE A. MICHELON, MANAGING DIRECTOR, OPERATIONS OF CERA -- Mr. Michelon has been a Managing Director of CERA since 1993. Mr. Michelon was formerly Corporate Vice President of SRI International (previously Stanford Research Institute) and Executive Director of its Process Industries Division. Mr. Michelon received a B.S., summa cum laude, in chemical engineering from INSA, Lyons, holds an M.S. in chemical engineering from ENSPM, Paris, and holds an M.B.A. from the University of Pittsburgh.

         DANIEL H. LUCKING, JR., SENIOR DIRECTOR AND CHIEF FINANCIAL OFFICER OF CERA -- Mr. Lucking has been Senior Director and Chief Financial Officer of CERA since 1992. He previously was Vice President, Corporate Controller of the Forum Corporation and prior to that, a Manager with Arthur Andersen & Co.
Mr. Lucking is a graduate of the College of the Holy Cross.

         MALCOLM A. COOK, SENIOR VICE PRESIDENT OF MGI -- Mr. Cook started with MCM in February 1986 as Vice President and was elected Senior Vice President of MGI in August 1996. Mr. Cook is also the Managing Director of MCM Europe and President, Director General of MCM S.A., with overall responsibility for European operations.

         LAURETTA F. GELL, SENIOR VICE PRESIDENT OF MGI -- Ms. Gell joined MCM in 1987 and was elected Senior Vice President of MGI in August 1996. Ms. Gell has primary responsibility for CurrencyWatch,(R) YieldWatch(R) and OptionWatch(R).

         BRUCE M. KAMICH, SENIOR VICE PRESIDENT OF MGI -- Mr. Kamich joined MCM as a technical analyst in 1985. He was elected Senior Vice President of MGI in August 1996. Mr. Kamich oversees TradeWatch(R) and co-manages MoneyWatch(R).

         CHAUNCEY G. MORGAN, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER OF MGI -- Mr. Morgan joined MCM in 1997 as a Senior Vice President to MCM and MGI. Mr. Morgan has worldwide responsibility for MCM's finance, accounting, budgeting, tax and treasury functions. He previously served as a Director of Business Development and Assistant Treasurer in the Finance Department of News Corporation.

         ANTHONY NAPOLITANO, SENIOR VICE PRESIDENT OF MGI -- Mr. Napolitano joined MCM as a market analyst in 1985 and was elected Senior Vice President of MGI in August 1996. Mr. Napolitano has primary responsibility for CorporateWatch(R).


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         RICHARD J. SCHNALL, TREASURER OF THE PARENT -- Mr. Schnall has served as Treasurer of the Parent since its inception in June 1997. Since June 1996, Mr. Schnall has been a professional employee of CD&R. He was formerly with Smith Barney, Donaldson, Lufkin & Jenrette and McKinsey & Co. Mr. Schnall is a graduate of the University of Pennsylvania and the Harvard Business School.

         MAX C. CHAPMAN, DIRECTOR OF MGI AND MCM -- Mr. Chapman has been a director of MGI since August 1996. He has been Co-Chairman of Nomura Securities International, Inc. and Nomura Holding America Inc. since 1989, Chief Executive Officer since 1992, and director of The Nomura Securities Co., Ltd. since 1990. Mr. Chapman is also a member of the Board of Directors of the American Stock Exchange; a Trustee of the Endowment Fund and Investment Fund of the University of North Carolina at Chapel Hill; a member of the Bond Club; a Director of the Futures Industry Association; and in May 1989, was elected to the Board of Directors of O'Sullivan Corporation, an American Stock Exchange Company, and has served as a director of the Chicago Mercantile Exchange. Mr. Chapman received his B.A. from the University of North Carolina and an M.B.A. from Columbia University.

         WALLACE MATHAI-DAVIS, DIRECTOR OF MGI -- Mr. Mathai-Davis has been a director of MGI since December 1996. Mr. Mathai-Davis is the Corporate Secretary and Chief Financial Officer, a Managing Director, shareholder and a member of the Management Committee of OFFITBANK. He joined OFFITBANK in 1986. Mr. Mathai-Davis graduated with a B.A. maxima cum laude from the University of Notre Dame in 1966. He holds both an M.A. (1972) and a Ph.D. (1974) from Princeton University. He is a member of the New York Academy of Sciences. Currently he is the Treasurer of the Board of Trustees of The Cathedral of St. John the Divine and a Director of the Public Education Association.

         DENNIS J. MCDONNELL, DIRECTOR OF MGI AND MCM -- Mr. McDonnell has been a director of MGI since August 1996. Mr. McDonnell has been a director of VK/AC and VKAC, Inc. since February 1993 and has been an Executive Vice President of VK/AC and VKAC, Inc. since December 1993. Mr. McDonnell has been with VK/AC since 1983 and, from the acquisition of MCM in 1985 until August 1996, served as Chairman of the Board of MCM. Mr. McDonnell received his M.A. degree in Economic Theory for UCLA and his B.S. degree in Economics from Loyola University of Chicago. Mr. McDonnell serves on the Investment Advisers Committee of the Investment Company Institute.

         MARTIN D. PAYSON, DIRECTOR OF MGI AND MCM -- Mr. Payson has had a distinguished business career, most recently serving as Vice President of Time Warner Inc. He serves on the board of directors of several corporations and non-profit organizations and brings significant expertise to MGI. Mr. Payson received his AB degree from Cornell and his LL.B. degree Cum Laude from New York University School of Law.

         J. CHRISTOPHER JACKSON, SECRETARY OF MGI AND MCM -- Mr. Jackson serves as Senior Vice President and General Counsel of Hansberger Global Investors, Inc. in Fort Lauderdale, Florida. He previously worked for Van Kampen American Capital, Inc. Mr. Jackson received a B.A. Degree in Economics from Illinois Wesleyan University, his M.A. in Economics from Northern Illinois University and his J.D. from the University of Tulsa.

         Each officer of the Parent, MGI and CERA serves at the discretion of the Board of Directors of the Parent, MGI and CERA, respectively. There are no family relationships among any of the directors and executive officers of the Parent, MGI or CERA.

BOARD COMPENSATION

         The current directors of the Parent do not receive any direct compensation from the Parent. Following the consummation of the Merger and the Exchange, MGI and CERA will pay or cause to be paid to their non-employee directors who are not C&D Fund IV Nominees $15,000 per annum and $1,000 per meeting of the Board attended and will reimburse such directors (or cause them to be reimbursed) for their out-of-pocket expenses incurred in attending meetings. In addition, following completion of the Merger and the Exchange, the non-employee directors may participate in either the CERA Option Plan or the MGI Option Plan. Directors of the Parent will not receive any additional compensation in respect of their membership on the Boards of Directors of the Parent, MGI and CERA.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Board of Directors of the Parent does not have, and it is not currently expected that it will have, a compensation committee. Shortly after the consummation of the Merger and the Exchange, the Board of Directors of each of MGI and CERA will have a Compensation Committee, which will make recommendations concerning salaries and incentive compensation for employees of and consultants to MGI and CERA, respectively, and will administer and grant Units, options for Units and awards pursuant to MGI's and CERA's, respectively, equity incentive plans.

EXECUTIVE COMPENSATION

         The following table sets forth the compensation for the fiscal year ended December 31, 1997 of MGI's Chief Executive Officer and MGI's four other most highly compensated executive officers whose annual cash compensation for such fiscal year exceeded $100,000 (collectively, the "MGI Named Executives"):

                           SUMMARY COMPENSATION TABLE

                                                       ANNUAL COMPENSATION

                                                                                    All Other
Name and Principal Position                 Year     Salary(1)         Bonus      Compensation(2)
---------------------------                 ----     ------            -----      ------------
David D. Nixon ..............               1997     $278,897        $315,000        $ 28,433
   President and CEO, MCM

Malcolm A. Cook .............               1997     $211,982(3)     $174,906        $ 13,702
   Senior Vice President, MCM

Jay A. Miller ...............               1997     $102,415        $250,697        $ 46,246
   Senior Vice President, MCM

Anthony Napolitano ..........               1997     $147,346        $197,298        $ 24,988
   Senior Vice President, MCM

Lauretta F. Gell ............               1997     $174,846(3)     $110,000        $ 13,702(3)
   Senior Vice President, MCM

(1) Amounts include salary deferral contributions by the MGI Named Executives to MGI's qualified and nonqualified profit sharing plans for 1997.
(2) Amounts shown are for profit sharing contributions and, in the case of Messrs. Nixon and Napolitano, book entry credits to MGI's nonqualified profit sharing plans for 1997.
(3) Amounts shown have been converted from British pounds into U.S. dollars based on an exchange ratio of 1.64 U.S. dollars to British pounds.

         The following table sets forth the compensation for the fiscal year ended June 30, 1997 of CERA's Chief Executive Officer and CERA's four other most highly compensated executive officers whose annual cash compensation for such fiscal year exceeded $100,000 (collectively, the "CERA Named Executives" and together with the MGI Named Executives, the "Named Executives"):

                           SUMMARY COMPENSATION TABLE


                                                                                 ANNUAL COMPENSATION

                                                                 Fiscal                                        All Other
Name and Principal Position                                       Year       Salary             Bonus        Compensation(2)
---------------------------                                      ------      ------             -----        ------------

Daniel H. Yergin
   President, CERA....................................            1997       $380,000            (1)              $42,279

Joseph A. Stanislaw
   Managing Director, CERA............................            1997       $360,000            (1)             $123,988

James P. Rosenfield
   Managing Director, CERA............................            1997       $360,000            (1)              $37,090

Philippe A. Michelon
   Managing Director, Operations, CERA................            1997       $300,000          $70,000            $23,672

Daniel H. Lucking, Jr.
   Senior Director and Chief Financial Officer, CERA..            1997       $147,325          $90,000            $28,496

(1) Messrs. Yergin, Rosenfield and Rosenfield did not receive a bonus or contribution from the CERA Profit Sharing Plan for the fiscal year ended June 30, 1997. In previous years, Messrs. Yergin, Rosenfield and Stanislaw have received substantial cash bonuses.

(2) Other compensation includes the dollar value of insurance premiums paid by CERA with respect to term life insurance for the benefit of the CERA Named Executive, in the case of Mr. Stanislaw, a cost of living adjustment of approximately $60,000 due to his overseas assignment and a reimbursement of moving expenses, and in the case of Messrs. Michelon and Lucking, profit sharing plan and 401(k) plan contributions.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

         The following table sets forth certain information concerning stock options held as of December 31, 1997 by each of the MGI Named Executives:

                                                               Number of MGI
                                                              Shares Underlying
                                                                Un-exercised         Value of Unexercised
                                                             Options at Fiscal      in-the-Money Options
                           MGI Shares                           Year-End (#)        at Fiscal Year-End ($)
                            Acquired            Value           Exercisable/             Exercisable/
Name                   on Exercise(#)(1)     Realized($)        Unexercisable          Unexercisable(2)
----                   -----------------     -----------        -------------          ----------------
David D. Nixon                 -                  -               726 / 6,534             908 / 8,168

Malcolm A. Cook                -                  -               528 / 3,813             796 / 4,766

Jay A. Miller                  -                  -               296 / 2,178             438 / 2,723

Anthony Napolitano             -                  -               423 / 3,813             529 / 4,766

Lauretta F. Gell               -                  -               423 / 3,813             529 / 4,766

(1)      No options were exercised during the 1997 fiscal year.
(2)      Based upon a price of $102.50 per share.

EMPLOYMENT AND OTHER AGREEMENTS

         In connection with the Spin-Off, MGI entered into employment agreements with Mr. Nixon, Mr. Cook, Mr. Napolitano and Ms. Gell. The employment agreements generally provide for a three-year term, and for compensation and benefit arrangements that are consistent with the current compensation and benefit arrangements of MGI. The employment agreements also provide that, in the event of a termination of any such key employee's employment during the term of the agreement by MGI other than for "Cause" (as defined in the employment agreements) or by such key employee for "Good Reason" (as so defined), the key employee will be entitled to special termination benefits consisting of (i) continued salary generally for a period equal to the greater of (x) one year and
(y) the remaining term under the employment agreement, (ii) a pro rata incentive bonus for the year of termination and (iii) continued welfare benefits, generally for six months. The agreements also contain customary indemnification, confidentiality, noncompetition and nonsolicitation provisions.

         CERA will enter into employment agreements with Daniel H. Yergin, James
P. Rosenfield and Joseph A. Stanislaw, which will replace the existing employment agreements between CERA and such individuals. The employment agreements will generally provide for a three-year term, ending on the third anniversary of the Closing Date, for base compensation of $265,000, $255,000, and $255,000 to Mr. Yergin, Rosenfield and Stanislaw, respectively, and for a bonus based on the performance of CERA and MGI and the achievement of individual goals. The employment agreements also provide that in the event of a termination of the applicable employee's employment during the term of the agreement by CERA "Without Cause" (as defined in the employment agreements) or by such employee for "Good Reason" (as so defined), the employee will be entitled to special termination benefits consisting of (i) continued salary for the remaining term under the employment agreement, (ii) a pro rata incentive bonus for the year of termination and (iii) continued welfare benefits for the remaining term under the employment agreement.

The agreements also contain customary indemnification, confidentiality, noncompetition and nonsolicitation provisions.

         Mr. Michelon serves as Managing Director, Operations of CERA pursuant to the terms of a letter agreement regarding his employment with CERA dated July 2, 1993, as amended by a letter agreement dated February 24, 1995. The agreement provides for a term of employment through September 1, 1998, provided that, such term will be extended for additional two-year terms, unless either Mr. Michelon or CERA provides twelve months' notice prior to the expiration of the current term. If a controlling portion of CERA is merged or sold and Mr. Michelon's employment is terminated by CERA without cause, the agreement provides for a severance payment to Mr. Michelon in an amount equal to two times his then current annual salary.

         CERA has entered into an agreement with Mr. Lucking which provides that if, on or prior to December 31, 1998, his employment with CERA is terminated in connection with the merger or sale of all or a controlling portion of CERA or without cause subsequent to the merger or sale of all or a controlling portion of CERA, he will receive a severance payment in an amount equal to his then current annual base salary.

         MGI and CERA have entered into a Consulting Agreement, dated October 1, 1997, with Peter Derow. Pursuant to this Consulting Agreement, Mr. Derow has agreed to provide general consulting, financial and managerial advisory services to both MGI and CERA, as and when reasonably requested to do so by either MGI or CERA. Mr. Derow will be paid a monthly fee of $50,000 in respect of these services, with MGI and CERA each responsible for one-half of such fee. The Consulting Agreement is terminable by any party upon 10 days prior written notice.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         C&D Fund IV, which is MGI's largest stockholder and, following the consummation of the Merger and the Exchange will be the Parent's largest
Unit holder, is a private investment fund managed by CD&R. Amounts contributed to C&D Fund IV by its limited partners are invested at the discretion of Associates IV, in equity or equity-related securities of entities formed to effect leveraged buy-out transactions and in the equity of corporations and other entities where the infusion of capital coupled with the provision of managerial assistance by CD&R can be expected to generate returns on the investments comparable to returns historically achieved in leveraged buy-out transactions. Associates IV is the general partner of C&D Fund IV. Donald J. Gogel, President and a shareholder of CD&R and a general partner of Associates IV, serves as a director of MGI, MCM and the Parent.

         Pursuant to the Consulting Agreement, MGI pays CD&R an annual fee of $150,000 for management and financial consulting services provided to MGI, together with reimbursement of out-of-pocket expenses. Such services include helping MGI to establish effective banking, legal and other business relationships, and assisting management in developing and implementing strategies for improving the operational, marketing and financial performance of MGI. Such consulting fees are reviewed on an annual basis and will be calculated with reference to the size and complexity of MGI's business, the type and magnitude of the advisory and management consulting services being provided, the fees being paid to CD&R by other companies for which it provides such services and the fees charged by other managers with comparable organizations for similar services provided to companies in which investment funds managed by such managers have been invested. In connection with the consummation of the Merger and the Exchange, CERA will become a party to the Consulting Agreement and CERA and MGI will share the obligation to pay the fees and other amounts payable thereunder.

         Pursuant to the Cribiore Services Agreement,in exchange for a fee equal to the sum of the amount of any management fee paid to CD&R under the Consulting Agreement (for so long as Mr. Cribiore serves as the Chairman of the Board of each of MGI and MCM) and certain other amounts, Brera has been providing the services of Mr. Cribiore to assist CD&R in providing managerial and financial consulting services under the Consulting Agreement, among other matters. Brera has made and may continue to make other Brera employees, including Mr. McMahon, available to assist Mr. Cribiore in providing such services. In addition to the assistance provided pursuant to the Cribiore Services Agreement, Brera has provided financial advisory services to MGI with respect to the structuring and negotiation of the Merger, the Exchange and related transactions, including the financing thereof and certain executive compensation arrangements. The Brera Options will be granted to Brera or its designees in return for such financial advisory services. Mr. Cribiore is managing principal of Brera and Mr. McMahon is principal of Brera.

         CD&R, C&D Fund IV and MGI are parties to an indemnification agreement, pursuant to which MGI has agreed to indemnify CD&R, C&D Fund IV, Associates IV and their respective directors, officers, partners, employees, agents and controlling persons against certain liabilities arising under the federal securities laws, other laws regulating the business of MGI and certain other claims and liabilities. In connection with the Merger and the Exchange, CERA will become a party to such indemnification agreement and will agree to indemnify such persons and entities to the same extent as they are indemnified by MGI.

         Messrs. Yergin, Rosenfield, Stanislaw and I. C. Bupp and Mr. Raymond Vernon, a director of CERA until June 1997, entered into an indemnification agreement, pursuant to which Messrs. Yergin, Rosenfield, Stanislaw and Bupp agreed to indemnify Mr. Vernon against all expenses, judgments, fines and penalties incurred by Mr. Vernon in the event that he was or is a party, or is threatened to be made a party, to certain actions by reason of the fact that he is or was a director or officer of CERA or any its affiliates. The agreement also contains certain provisions which set forth the procedures for obtaining indemnification. The term of the agreement shall terminate no earlier than three years after the date on which Mr. Vernon ceased to be a director or officer of CERA and any of its affiliates.

         Messrs. Yergin, Rosenfield, Stanislaw and Bupp and Mr. Edward G. Jordan, a director of CERA until June 1997, entered into an indemnification agreement, pursuant to which Messrs. Yergin, Rosenfield, Stanislaw and Bupp agreed to indemnify Mr. Jordan against all expenses, judgments, fines and penalties incurred by Mr. Jordan in the event that he was or is a party, or is threatened to be made a party, to certain actions by reason of the fact that he is or was a director or officer of CERA or any its affiliates. The agreement also contains certain provisions which set forth the procedures for obtaining indemnification. The term of the agreement shall terminate no earlier than three years after the date on which Mr. Jordan ceased to be a director or officer of CERA and any of its affiliates.

         In January 1995, CERA entered into a consulting arrangement with Mr. Jordan, a director of CERA until June 1997. The arrangement provided for payment to Mr. Jordan of $17,500, $35,000 and $35,000 in the fiscal years ended June 30, 1995, 1996 and 1997, respectively. In addition, CERA agreed to pay Mr. Jordan a fee in respect of the transactions contemplated by the Merger Agreement. Mr. Jordan has agreed to accept the Jordan Options in full payment of such fee.

         CERA has made loans to certain of its executive officers in amounts in excess of $60,000 since the beginning of CERA's last fiscal year. In December 1997, CERA made loans to Messrs. Yergin, Rosenfield and Stanislaw in the amount of $150,000, $50,000 and $150,000, respectively. In January 1998, CERA made loans to Messrs. Yergin, Rosenfield and Stanislaw in the amount of $375,000, $250,000 and $292,000, respectively. Each of Messrs. Yergin, Rosenfield and Stanislaw is an executive officer of CERA. The largest aggregate amount of indebtedness to CERA outstanding at any time since the beginning of CERA's last fiscal year was $525,000, $300,000 and $442,000 for Messrs. Yergin, Rosenfield and Stanislaw, respectively. These loans were made by CERA to these executive officers in order to provide such individuals with the funds necessary to satisfy their income tax liabilities. Each of the loans is evidenced by a short-term demand note and bears interest at the rate of the lowest short-term applicable federal rate as determined under Section 1274 of the Code. The amount of indebtedness to CERA for Messrs. Yergin, Rosenfield and Stanislaw outstanding as of January 15, 1998 was $525,000, $300,000 and $442,000, respectively.

                             OWNERSHIP OF SECURITIES

         The following table sets forth information, as of December 31, 1997, regarding the beneficial ownership of MGI Common Stock and CERA Common Stock by
(i) the only persons known by MGI or CERA to own more than five percent of the outstanding shares of MGI or CERA, as applicable, (ii) Goldman, (iii) each of the directors of MGI and CERA, (iv) each of the Named Executives, and (v) all of the directors and executive officers as a group, of MGI and CERA, respectively, and the beneficial ownership of Units by each such person immediately after consummation of the Merger and the Exchange and the grant of Units to the CERA Employees.

                              Number of                     Number of                       Number of
                              Shares of                     Shares of                      Units After     Ownership
                                 MGI         Ownership        CERA           Ownership     the Merger       of the
                               Common         of MGI         Common           of CERA       and the         Parent
Name                            Stock           (%)          Stock               (%)        Exchange          (%)
----                          ---------      ---------      ---------        ---------     -----------     ---------
Daniel H. Yergin .......            --            --        96,000               40.0%       497,238          10.3%

Joseph A. Stanislaw ....            --            --        69,925(1)            29.1%       362,181           7.5%

James P. Rosenfield ....            --            --        69,925(2)            29.1%       362,181           7.5%

Philippe A. Michelon ...            --            --            --                 --         11,250              *

Daniel H. Lucking, Jr ..            --            --            --                 --          5,625              *

The Goldman Sachs
Group, L.P.(3) .........            --            --            --                 --        150,000           3.1%

The Clayton and Dubilier
Private Equity Fund IV
Limited Partnership (4)        287,038          82.2%           --                 --      2,742,806          56.7%

David D. Nixon  ........         3,726(5)           *           --                 --         35,604              *

Dennis J. McDonnell ....         2,065              *           --                 --         19,732              *

Malcolm A. Cook ........         2,173(5)           *           --                 --         20,764              *

Lauretta F. Gell .......         2,173(5)           *           --                 --         20,764              *

Anthony Napolitano .....         2,173(5)           *           --                 --         20,764              *

Chauncey G. Morgan .....         1,000              *           --                 --          9,556              *

Bruce M. Kamich ........         1,242(5)           *           --                 --         11,868              *

Martin D. Payson .......         1,000              *           --                 --          9,556              *

Wallace Mathai-Davis ...           750              *           --                 --          7,167              *

Max C. Chapman .........           136              *           --                 --          1,300              *

Gordon McMahon .........           136              *           --                 --          1,300              *

J. Christopher Jackson..            81              *           --                 --            774              *

Alberto Cribiore (6) ...            --            --            --                 --         33,444              *

Donald J. Gogel (4) ....       287,038          82.2%           --                 --      2,742,806          56.7%

Richard J. Schnall .....            --            --            --                 --             --            --

                                   Number of                     Number of                       Number of
                                   Shares of                     Shares of                      Units After     Ownership
                                      MGI         Ownership        CERA           Ownership     the Merger       of the
                                    Common         of MGI         Common           of CERA       and the         Parent
Name                                 Stock           (%)          Stock               (%)        Exchange          (%)
----                               ---------      ---------      ---------        ---------     -----------     ---------
Directors and Executive
Officers of MGI, as a
group (14 persons) (5)(7)(8).....     16,655         4.7%              --              --          159,149           3.3%

Directors and Executive
Officers of CERA,
as a group (5 persons)...........         --          --          235,850            98.3%       1,238,475          25.6%

Directors and Executive
Officers of the Parent,
as a group (4 persons) (7)(8)....        136            *              --              --            1,300              *

*        Indicates less than 1%.
(1) Includes 15,000 shares held by Mr. Stanislaw's wife, Augusta McC. P. Stanislaw, as trustee of three trusts (5,000 shares each), the beneficial owners of which are the Stanislaws' children. Mr. and Mrs. Stanislaw each disclaim beneficial ownership of such shares.
(2) Includes 12,000 shares held by Jamie W. Katz, trustee for the James P. Rosenfield 1994 Irrevocable Gift Trust, for the benefit of Mr. Rosenfield's children. Mr. Rosenfield disclaims beneficial ownership of such shares.
(3) As of December 31, 1997, Goldman owned interests representing ten percent of the outstanding partnership interests of CERA LP.
(4) B. Charles Ames, William A. Barbe, Donald J. Gogel, Leon J. Hendrix, Jr., Hubbard C. Howe, Andrall E. Pearson and Joseph L. Rice, III may be deemed to share beneficial ownership of the shares owned of record by C&D Fund IV by virtue of their status as general partners of Associates IV, but each expressly disclaims such beneficial ownership of the shares owned by C&D Fund IV. Messrs. Ames, Barbe, Gogel, Hendrix, Howe, Pearson and Rice share investment and voting power with respect to securities owned by C&D Fund IV. Mr. Cribiore has withdrawn as a general partner of Associates IV, effective as of March 31, 1997, but retains his economic interest in Associates IV with respect to investments by C&D Fund IV while Mr. Cribiore was a partner of Associates IV, including his indirect interest in the shares of MGI Common Stock owned of record by C&D Fund IV.
(5) Includes shares that the officers have a right to acquire upon exercise of currently exercisable stock options as follows:

                    David D. Nixon ..................  726
                    Malcolm A. Cook .................  423
                    Lauretta F. Gell.................  423
                    Anthony Napolitano ..............  423
                    Bruce M. Kamich .................  242
(6) Mr. Cribiore may be deemed to share beneficial ownership of the Units which Brera will have the right to acquire upon exercise of the Brera Options by virtue of his status as a principal of Brera, but he expressly disclaims such beneficial ownership of the securities owned by Brera. For purposes of this table, the Units have been allocated to Mr. Cribiore. Mr. Cribiore has investment and voting power with respect to securities owned by Brera.
(7) Does not include the Units which Brera will have the right to acquire upon exercise of the Brera Options.
(8) Does not include shares owned of record by C&D Fund IV, of which Mr. Gogel may be deemed to share beneficial ownership. See note (4) above.

                COMPARISON OF STOCKHOLDER AND UNIT HOLDER RIGHTS

         The rights of the holders of MGI Common Stock are currently governed by the DGCL and by the MGI Certificate of Incorporation and By-Laws. The rights of holders of MGI Class C Common Stock are also governed in part by the management stock subscription agreements that each such holder has entered into with MGI. As a result of the Merger, stockholders of MGI not exercising dissenters' rights will become holders of units of capital representing limited liability interests in the Parent, a Delaware limited liability company, and as such their rights will be governed by the Delaware Act and by the Parent's Certificate of Formation and the LLC Agreement. Certain differences arise from this change in governing law as well as from distinctions between MGI's Certificate of Incorporation and By-Laws and the Parent's Certificate of Formation and LLC Agreement.


         The following summary does not purport to be a complete description of the rights of holders of Units or the rights of holders of MGI Common Stock, or a comprehensive comparison of such rights, and is qualified in its entirety by reference to the DGCL, MGI's Certificate of Incorporation and By-Laws, and the Parent's Certificate of Formation and the LLC Agreement.

GENERAL

         As a result of the Merger, the holders of MGI Common Stock (other than stockholders exercising dissenters' rights) will become holders of Units and as such their rights will be governed by the Delaware Act and by the Parent's Certificate of Formation and the LLC Agreement, the form of which is attached as Annex B to this Information Statement/Prospectus. As a result, certain rights with respect to holders of MGI Common Stock will differ considerably from their respective rights as Unit holders following the Merger. See "The Limited Liability Company Agreement." In particular, the rights of holders of Units will be subject to certain requirements not currently imposed upon holders of MGI Common Stock, such as requirements with respect to the election of directors, the vote required in order to authorize certain actions to be taken by the Parent and the parties whose consent will be required in order to amend particular provisions of the LLC Agreement. Also, Unit holders will not be entitled to appraisal rights. The right of a Member (as defined herein) to receive distributions from the Parent will also be somewhat different than the right of a holder of MGI Common Stock to receive dividends and distributions from MGI. Holders of MGI Common Stock are currently entitled to receive equivalent per share dividends and other distributions from MGI if, as and when declared by the Board of Directors of MGI. Members will also generally be entitled to receive equivalent per Unit distributions from the Parent, except that in the case of certain extraordinary distributions as a result of events such as a sale or spin-off of MGI or CERA, certain adjustments will be made in respect of the rights to receive Contingent Units if such Units have not yet been issued. Distributions will be paid to Members at the discretion of the Board of Directors of the Parent, except that the Parent will make distributions, to the extent of available cash, necessary for holders of Units to pay tax liabilities.

         The shares of Class A Common Stock and Class B Common Stock and the Units will be subject to substantially similar restrictions on transfer, including rights of first offer and take-along rights, except that prior to the first underwritten public offering of Units after the Closing Date, the Units will be subject to certain additional restrictions on transfer, which attempt to prevent the Parent's being treated as a publicly traded partnership under the Code. While the shares of Class C Common Stock are not currently subject to the same restrictions on transfer that are imposed upon the shares of Class A Common Stock and Class B Common Stock pursuant to MGI's Certificate of Incorporation, all of the outstanding shares of Class C Common Stock are subject to substantial restrictions on transfer as a result of the terms of the management stock subscription agreements between MGI and each of the holders of such shares, and these restrictions, including certain MGI and C&D Fund IV repurchase rights in the event of the termination of the applicable holder's employment with MGI, will continue to apply to the Units that are issued upon conversion of the shares of Class C Common Stock in the Merger. In addition, such Units will be subject to the same restrictions on transfer imposed on all Units pursuant to the LLC Agreement. Holders of MGI Common Stock and holders of Units also will be entitled to substantially similar participation and registration rights.

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
         In addition, although not generally required by law, the LLC Agreement will impose certain fiduciary duties of care and loyalty on the Members, Directors and Officers of the Parent that will generally be the same as those of a stockholder, director or officer of a Delaware corporation, except that no Member or Director of the Parent who is not also an employee of the Parent or any of its subsidiaries will be required to present any particular investment opportunity to the Parent even if such opportunity is of a character that, if presented to the Parent, could be taken by the Parent.

MGI COMMON STOCK

         Voting Rights.

         Each holder of shares of Class A Common Stock and Class C Common Stock is entitled to one vote per share on all matters to be voted on by stockholders. Holders of Class A Common Stock and Class C Common Stock are not entitled to cumulative votes in the election of directors. Any director may be removed at any time, either for or without cause, upon the affirmative vote of the holders of a majority of the outstanding shares of MGI's capital stock entitled to vote for the election of such director, cast at a special meeting of stockholders called for that purpose. C&D Fund IV, therefore, is able to effect the removal of any director so long as C&D Fund IV holds a majority of the outstanding shares of MGI's capital stock entitled to vote.

         Dividend Rights.

         The holders of MGI Common Stock are entitled to receive equivalent per share dividends and other distributions if, as and when declared by the MGI Board of Directors out of assets legally available therefor.

MGI CLASS A AND CLASS B COMMON STOCK

         Certificate of Incorporation.

         The Certificate of Incorporation of MGI provides that the shares of the Class A Common Stock and Class B Common Stock may not be transferred until such time as MGI has registered the Class A Common Stock and Class B Common Stock under Section 12 of the Exchange Act, except in the case of "permitted transfers". The term "permitted transfers" is defined as transfers or assignments: (i) by VK/AC to its common stockholders in the Spin-Off; (ii) to MGI or its affiliates; (iii) to existing stockholders of MGI who were stockholders of VK/AC and received Class A Common Stock and Class B Common Stock in the Spin-Off; (iv) by bequest or the laws of descent or distribution; (v) in connection with a transfer to an unaffiliated third party pursuant to a merger, consolidation, stock for stock exchange, tender offer or similar transaction involving MGI; (vi) to a trust for employees of MGI and its subsidiaries established under a qualified employee benefit plan; (vii) by a trust to the trust's beneficiaries; (viii) for cash only in transactions which would be exempt from the


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registration requirements of Section 5 of the Securities Act, by virtue of the exemption provided by Section 4(2) of the Securities Act if the transferor were the issuer of the shares, provided that the transferee is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act and subject, in certain cases, to compliance with a right of first offer in favor of MGI and C&D Fund IV, and to certain "take-along" rights of C&D Fund IV; or (ix) pursuant to an effective registration statement under the Securities Act simultaneously with a registration of the Class A Common Stock and Class B Common Stock under Section 12 of the Exchange Act. Transfers under clauses (ii) (other than to MGI), (iii), (iv), (v), (vi), (vii) and (viii) are subject to the transferee agreeing to be bound by the same restrictions on transfer, provided that transferees under clause (v) shall not be required to agree that in order for any subsequent transfer by them to qualify as a "permitted transfer" of the type contemplated by clause (viii) such transfer must be for cash or to agree that such transfers would be subject to compliance with the rights of first offer and "take along" rights referred to in clause (viii).

         Rights of First Offer.

         Under the MGI Certificate of Incorporation, the Class A Common Stock and Class B Common Stock are subject to certain rights of first offer in favor of MGI and C&D Fund IV. If a holder of Class A Common Stock or Class B Common Stock desires to offer or to sell shares of Class A Common Stock or Class B Common Stock owned by such holder in a transaction permitted under clause (viii) of the definition of "permitted transfers", such holder must first make an offer to sell such shares to MGI and C&D Fund IV at a price specified by such holder in a notice to MGI and C&D Fund IV. MGI and C&D Fund IV, respectively, have the right during successive 30-day periods following receipt of such notice to purchase all (but not less than all) of such shares at the price and on the terms offered. If MGI and C&D Fund IV elect not to exercise such rights, the holder may sell shares to a third party at no less than 90% of the price and on the terms initially offered to MGI and C&D Fund IV. The rights of first offer in favor of MGI and C&D Fund IV terminate upon the registration of the Class A Common Stock and Class B Common Stock under Section 12 of the Exchange Act.

         Take-Along Rights.

         Under the MGI Certificate of Incorporation, the Class A Common Stock and Class B Common Stock is subject to certain "take-along" rights of C&D Fund
IV. In the event that C&D Fund IV elects to sell all of its shares of Class A Common Stock and Class B Common Stock to a third party, each holder of Class A Common Stock and Class B Common Stock has an obligation to sell its shares to such third party on the same terms and at the same price as C&D Fund IV. The "take-along" rights of C&D Fund IV terminate upon the registration of the Class A Common Stock and Class B Common Stock under Section 12 of the Exchange Act.

         Registration and Participation Rights.

         All holders of outstanding shares of MGI Common Stock are entitled to the benefits of and bound by the obligations set forth in the Registration and Participation Agreement dated as of August 31, 1996 among MGI and each of the holders of MGI Common Stock (the "Existing Registration and Participation Agreement"). Pursuant to the Existing Registration and Participation Agreement, the holder or holders of certain percentages of the MGI Common Stock at the time outstanding, that is registrable thereunder, have the right to initiate one or more of all or part of such holder's or holders' registrable MGI Common Stock. Since the initial request must be made by the holder or holders of 50% of the outstanding shares, C&D Fund IV effectively control the initial registration of the MGI Common Stock. Subsequent requests may be made by the holders of 10% of the outstanding shares, provided that the holders of at least 20% of the outstanding shares participate in the registration. The Existing Registration and Participation Agreement requires MGI to pay the expenses of three such registrations. In addition, holders of MGI Common Stock have rights to participate in certain registered public offerings initiated by MGI, for which the registration expenses will also be borne by MGI.

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
         Under the Existing Registration and Participation Agreement any such stockholders who are "accredited investors," as such term is defined in Rule 501 of Regulation D under the Securities Act, also have the right to purchase proportionately additional shares of capital stock proposed to be issued by MGI to C&D Fund IV or its affiliates.

         Additionally, under the Existing Registration and Participation Agreement (and under the MGI Certificate of Incorporation), the Class A Common Stock and Class B Common Stock will be subject to a holdback provision under which such shares may not be transferred in any public sale or distribution, including sales pursuant to Rule 144 and Rule 144A under the Securities Act, during the 20-day period prior to and the 180-day period after the effective date of any registration statement for a public offering filed in respect of MGI's equity securities (other than as part of such public offering).

MGI CLASS C COMMON STOCK

         Pursuant to the terms of the existing management stock subscription agreements between MGI and each of the holders of the outstanding shares of Class C Common Stock, such holder's right to sell or otherwise transfer or pledge the outstanding shares of Class C Common Stock is limited as described below and, generally, such outstanding shares of Class C Common Stock may be transferred only to the estate of such holder or his or her beneficiary under the holder's will upon the death of the holder. Upon issuance of shares of Class C Common Stock to the holders of the MGI Employee Options upon their exercise (the "Exercise Shares") such Exercise Shares will be subject to substantially the same contractual restrictions on transferability as the outstanding shares of Class C Common Stock. These contractual transfer restrictions terminate automatically upon the occurrence of an initial public offering of the Class A Common Stock and/or Class B Common Stock led by one or more underwriters, at least one of which is of nationally recognized standing (a "Public Offering"). In addition, pursuant to the management stock option agreements, holders of the MGI Employee Options are not be permitted to sell or otherwise transfer the Employee Options at any time, other than pursuant to the laws of descent and distribution upon the death of the holder. The restrictions on transferability applicable to the Exercise Shares under the MGI management stock subscription agreements, discussed above, will continue to apply to the Units exchanged for the Class C Common Stock and to the Units that will be issuable upon the exercise of the MGI Employee Options.

         Right of First Refusal.

         The outstanding shares of Class C Common Stock and the Exercise Shares are subject to substantial restrictions on transferability, including a right of first refusal of MGI and C&D Fund IV, which make it virtually impossible for such outstanding shares of Class C Common Stock or Exercise Shares to be transferred without the consent of MGI and C&D Fund IV. Each certificate representing outstanding shares of Class C Common Stock or Exercise Shares bears a legend indicating that the transferability of such outstanding shares of Class C Common Stock and Exercise Shares is restricted by the applicable management stock subscription agreement.

         Repurchase Rights.

         In the event that the employment of the holder of outstanding shares of Class C Common Stock or of MGI Employee Options with MGI terminates for any reason whatsoever, MGI and C&D Fund IV have successive rights (but not the obligation) to repurchase all or a portion of the outstanding shares of Class C Common Stock, exercisable MGI Employee Options and Exercise Shares then held by the holder. In addition, such holder has the right to require MGI to repurchase such holder's outstanding shares of Class C Common Stock and Exercise Shares (but not MGI Employee Options) if such holder's employment (x) is terminated by MGI other than for "Cause" (as defined in the applicable management stock subscription agreements) or, in the case of a holder who, as of the effective date of such termination, is a party to an effective employment agreement with MGI, for "good reason" (as defined in such employment agreement) or (y) terminates by reason of his death, permanent disability (as defined in the applicable management stock subscription agreements) or retirement at or after age 60 (any such termination described under clause (x) or (y), a "Special Termination").

         The repurchase price will, in general, be equal to the fair market value of the outstanding shares of Class C Common Stock or Exercise Shares, as determined by the Board of Directors of MGI (the "Board") in accordance with the terms of the applicable management stock subscription agreements as of the date (the "Determination Date") of the holder's termination of employment, reduced int he case of the MGI Employee Options by the option exercise price, and could be higher or lower than the cost of such outstanding shares of Class C Common Stock or Exercise Shares to the holder. Payment of the repurchase price for the outstanding shares of Class C Common Stock, Exercise Shares and exercisable MGI Employee

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
Options will generally be made at the closing of such repurchase shortly following receipt by the holder of the notice of election to repurchase from MGI and/or C&D Fund IV, as the case may be, or, solely in the case of a repurchase of outstanding shares of Class C Common Stock and/or Exercise Shares following a Special Termination, receipt by MGI of the holder's notice requiring MGI to repurchase such outstanding shares of Class C Common Stock and/or Exercise Shares. However, if the Determination Date occurs during the first or fourth fiscal quarter of any fiscal year of MGI, payment of a portion of the repurchase price may be deferred until receipt by MGI of an annual valuation of the outstanding shares of Class C Common Stock as of the last day of the fiscal year of MGI ending immediately prior to such first fiscal quarter or coincident with the end of such fourth fiscal quarter. Notwithstanding the foregoing, if the holder's employment is terminated for Cause, all MGI Employee Options will be forfeited and the purchase price for the outstanding shares of Class C Common Stock and Exercise Shares will be the lesser of the initial purchase price for such outstanding shares of Class C Common Stock or Exercise Shares, as applicable, and the fair market value of such outstanding shares of Class C Common Stock or Exercise Shares as of the date of termination.

         The closing of any such repurchase by MGI from a holder of such outstanding shares of Class C Common Stock, exercisable MGI Employee Options or Exercise Shares will be deferred, if such repurchase would result in a violation of, or default under, any of MGI's financing agreements, would violate the MGI Certificate of Incorporation or would be prohibited by applicable law. In the event such a deferral is required, the repurchase price for the outstanding shares of Class C Common Stock, exercisable MGI Employee Options or Exercise Shares, as applicable, is generally determined as of the Determination Date for such repurchase and, except as described below, will include interest for the period from such Determination Date until the deferred closing of such repurchase. Solely in the case of a deferred repurchase of outstanding shares of Class C Common Stock or Exercise Shares pursuant to a holder's election to require MGI to repurchase such outstanding shares of Class C Common Stock or Exercise Shares following a Special Termination, the repurchase price for the outstanding shares of Class C Common Stock or Exercise Shares is determined as of the deferred closing date that such repurchase actually takes place and will not include interest.

         Upon the termination of a holder of such outstanding shares of Class C Common Stock's employment for any reason and the expiration of the period during which MGI and C&D Fund IV may elect to repurchase such holder's outstanding shares of Class C Common Stock and, in the case of a Special Termination, the period during which such holder may require MGI to repurchase such outstanding shares of Class C Common Stock, the outstanding principal and interest balance on any loan provided to such holder by MGI to finance the purchase of the outstanding shares of Class C Common Stock will become due in full. Pursuant to the applicable management stock subscription agreement and the promissory note evidencing such loan, each holder is required to apply the repurchase price, if any, received from MGI and/or C&D Fund IV to the prepayment of such outstanding principal and interest balance. Such mandatory prepayment is for an amount equal to the entire principal balance and accrued interest then outstanding under such loan. Except in the case of a Special Termination as described above, such holder does not have the right to require MGI or C&D Fund IV to repurchase any outstanding shares of Class C Common Stock, MGI Employee Options or Exercise Shares in the event MGI and C&D Fund IV do not exercise their respective repurchase rights. As a result, if MGI and C&D Fund IV do not exercise their repurchase rights, a holder who has chosen to finance the purchase of the outstanding shares of Class C Common Stock in part under the loan program may be required to obtain funds from an alternative source to prepay such loan in the event of his termination of employment.

         Registration and Participation Rights.

         All holders of outstanding shares of Class C Common Stock are entitled to the benefits of and bound by the obligations set forth in the Existing Registration and Participation Agreement. See "--MGI Class A and Class B Common Stock--Registration and Participation Rights" above.

         Pursuant to the applicable management stock subscription agreements, each holder of such outstanding shares of Class C Common Stock has agreed that if MGI files a registration statement under the Securities Act with respect to an underwritten public offering of any shares of its capital stock, the holder will not effect any public resale or distribution of any shares of MGI Common Stock (other than as part of such underwritten public offering), including, but not limited to, pursuant to

Rule 144 or Rule 144A under the Securities Act, during the 20 days prior to and 180 days after the effective date of such registration statement. This holdback restriction impairs such holder's ability to sell his outstanding shares of Class C Common Stock and Exercise Shares in the public market if MGI becomes a public company.

RIGHTS AND OBLIGATIONS OF THE UNIT HOLDERS

         Pursuant to the Merger, MGI Common Stock will be converted into Units. As noted above, the rights and obligations of Unit holders will be governed by the Delaware Act, the Parent's Certificate of Formation and the LLC Agreement. Therefore, in contrast to the rights and obligations of MGI stockholders described above, Unit holders will have the following rights.

MANAGEMENT OF THE PARENT UNDER THE LLC AGREEMENT

         Board of Directors.

         Generally, the business of the Parent will be managed by or under the direction of a committee of the Parent (the "Board" or the "Board of Directors"), each member of which (a "Director") will serve until a successor is elected as provided in the LLC Agreement or until his earlier death, resignation or removal. The LLC Agreement provides that the Board will consist of at least three persons, and further requires all members ("Members") of the Parent, at all times after the Closing Date and until the settlement date of the first underwritten public offering of equity securities of the Parent or a successor entity (the "IPO Date"), to vote their respective Units in such manner as may be necessary to ensure that (A) the Board at all times consists of (i) two of the Founding Stockholders nominated by the Founding Stockholders, (ii) the chief executive officer of MCM ("MCM Nominee"), (iii) the chief executive officer (if any) of the Parent ("CEO Nominee"), (iv) three nominees of C&D Fund IV who are employees of CD&R, Brera or other affiliates of C&D Fund IV (the "C&D Fund IV Nominees"), and (v) up to six additional persons not affiliated with CD&R, C&D Fund IV, Brera or any of the Founding Stockholders, who are nominated by C&D Fund IV with the consent of Mr. Yergin, or in the event of Mr. Yergin's death, legal incapacity or termination of employment for cause or disability, Mr. Rosenfield or Mr. Stanislaw (the "Consenting CERA Principal"), which consent will not be unreasonably withheld, and (B) all such persons are elected to serve as Directors. Until the IPO Date, Directors may not be removed without cause without the consent of the Member or Members that nominated such Director, and the Member or Members who nominated or appointed any Director whose position has become vacant due to such Director's resignation, removal or inability to serve for any reason will be entitled to appoint a replacement Director to fill such vacancy. A majority of the Members (by number of Units held) or of the Directors may remove a Director for cause. For the identity of the initial directors, see "Management," above.

         An election of Directors will be held, and new Directors will be elected (or existing Directors will be reelected), at each annual meeting of Members, which will be held on the third Tuesday of October of each year (starting in 1998) or at such other time as the Board of Directors shall determine. At each election of Directors, each Member will be entitled to one vote per Unit held of record (other than non-voting Units), and the presence, in person or by proxy, of the holders of a majority of the Units entitled to vote will constitute a quorum. Since, as described above, the LLC Agreement requires all Members to vote their respective Units, at all times prior to the IPO Date, for the election to the Board of Directors of persons nominated as described in the preceding paragraph, election of such nominees at all times prior to the IPO Date is assured absent amendment of the LLC Agreement.

         Until the earlier of (a) the IPO Date and (b) the issuance of the CERA Contingent Units, the Goldman Contingent Units and the CERA Employee Contingent Units (collectively, the "Contingent Units"), any (i) acquisition or disposition of a business or assets having a value in excess of $15,000,000, (ii) a capital expenditure involving more than $15,000,000, (iii) issuance of Units (or securities convertible into or exchangeable for Units, or options, warrants or other rights to acquire Units or such securities) for aggregate consideration in excess of $15,000,000, other than the Contingent Units, the Contingent Options, Existing MGI Options, the options granted under the CERA Option Plan or the MGI Option Plan, and the Units issuable upon exercise thereof, (iv) entry into new lines of business, (v) dissolution, (vi) public offering of equity securities of the Parent or a successor entity, and (vi) with certain exceptions, incurrence of indebtedness or guarantees in respect thereof in excess of $15,000,000, will require approval of at least 75% of the Directors then in office. In addition, until the earlier of (a) the IPO Date and (b) the issuance of the Contingent Units, the sale of 50% or more of CERA or the spin-off to Members of all of CERA's capital stock will require the approval of the Consenting CERA Principal.

         The LLC Agreement requires that until the IPO Date, the Board of Directors of CERA and of MGI shall be composed of the same individuals as the Board of Directors of the Parent.

         Executive Committee.

         The LLC Agreement provides for the establishment of a committee of the Board of Directors to be designated as the Executive Committee and to be composed of the Chairman, the Consenting CERA Principal, the CEO Nominee (if any), the MCM Nominee and such other Directors as may be designated by the Board. During the intervals between meetings of the Board, the Executive Committee will have all the powers and authority of the Board in the management of the Parent, except that the Executive Committee will not have the authority to take any action requiring (i) a vote greater than a majority of Directors present as described above or (ii) the consent or approval of the Consenting CERA Principal or any one or more of the C&D Fund IV Nominees, or authorizing any distribution by the Parent to the Members.

         Officers.

         The Board of Directors may select certain individuals to be designated as officers ("Officers") of the Parent, with such titles as the Board may determine. The Board may appoint a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and a Treasurer, and one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers, provided that until the IPO Date, the Chief Executive Officer will be appointed by the C&D Fund IV Nominees with the consent of the Consenting CERA Principal, whose consent will not be unreasonably withheld. Each Officer will have certain authority by virtue of being appointed an Officer and may be further authorized from time to time by the Board of Directors to take any action that the Board of Directors delegates to such Officer.

         Rights to Distributions and Allocations.

         The LLC Agreement authorizes the issuance of Units for such consideration and on such terms and conditions as shall be established by the Board of Directors in its sole discretion without approval of the Members. Members (i) will be entitled to receive, to the extent of available cash and cash equivalent assets of the Parent, cash distributions in amounts intended to enable Members and certain other persons or entities to discharge their United States federal, state and local income tax liabilities arising from certain allocations made with respect to the Units as described below, (ii) other than with respect to certain distributions relating to specified disposition transactions (as described below), will be entitled on a pro rata basis to such distributions, if any, prior to the dissolution and liquidation of the Parent as may be determined by the Board of Directors of the Parent in its sole discretion, (iii) will be allocated income, gains, losses, credits and deductions of the Parent in accordance with the respective Units owned by the Members, subject to certain variations for income tax purposes called for by applicable provisions of the Code and regulations promulgated thereunder, and
(iv) will be entitled on a pro rata basis, upon dissolution and liquidation of the Parent, to all remaining assets after satisfaction of the Parent's liabilities to creditors.

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
         With respect to distributions to Members (i) of any capital stock of MGI or less than all of the capital stock of CERA prior to the earlier of the issuance of the Contingent Units and June 30, 2000, or (ii) of the net proceeds of any sale or other disposition (other than in a distribution to Members of capital stock of MGI or CERA), prior to the earlier of the issuance of the Contingent Units and June 30, 2000, of capital stock of MGI, more than 50% of the assets of MGI, or capital stock or assets or CERA in a transaction that does not constitute a Termination Event, Members will be entitled to receive each such distribution on a pro rata basis, except that each Member who, at the time of determination, has a right to receive Contingent Units will be treated, solely for the purposes of such distribution, as if such Member owned the number of Contingent Units that would have been issuable to such Member if the closing of a Termination Event (other than an underwritten public offering) that did not constitute a Qualifying Sale had occurred at such time of determination.

         Voting and Certain Other Rights.

         Except with respect to non-voting Units (the "Non-Voting Units"), which will be issuable by the Parent only in limited circumstances and only to those holders of Units subject to certain legal or regulatory constraints on their ability to possess voting power with respect to any single entity in excess of certain thresholds, and except with respect to certain rights and obligations applicable, pursuant to the LLC Agreement, to certain holders of Units with respect to (i) nomination, election and/or appointment of members of the Board of Directors, (ii) rights and obligations relating to transferability of Units and rights to request registration of Units under the applicable securities laws, (iii) Contingent Units, and (iv) certain other matters, each Unit will be identical in all respects to each other Unit. Units other than Non-Voting Units ("Voting Units") will be the only class of equity interests in the Parent outstanding immediately following the closing of the Merger and the Exchange.

         Holders of record of Voting Units will be entitled to notice of, and to vote at, meetings of the Members and to act with respect to matters as to which approval of the Members may be solicited. There will be an annual meeting of the Members starting in 1998, and special meetings of the Members may be called by the Board, the Chairman or the Vice Chairman of the Board, the Parent's chief executive officer, or upon written request of Members holding not less than 20% of the outstanding Units. Holders of Voting Units will be entitled to one vote per Voting Unit on matters submitted to a vote or consent of holders of Units. The LLC Agreement provides that the vote of a majority of Voting Units represented at a meeting of Members at which a quorum is present will be sufficient for the transaction of business at such meeting, except that, upon the recommendation of the Board of Directors that the Members give such approval, the approval of at least two-thirds of the Members (by number of Units) then entitled to vote at a meeting of Members will be required for (i) with certain limited exceptions, any merger, consolidation, conversion or reorganization of the Parent, (ii) dissolution of the Parent and (iii) the sale other disposition of all or substantially all of the assets of the Parent or the sale or other disposition of all of the capital stock of MGI or CERA owned by the Parent, other than in a spin-off of all of the capital stock of MGI or CERA. Pursuant to the LLC Agreement, as described above, prior to the IPO Date, the Members will be required to vote all of their respective Units for the election as directors of the nominees described under "The Limited Liability Company Agreement--Management--Board of Directors" above.

         Appraisal Rights.

         Pursuant to the terms of the LLC Agreement, holders of Units will not be entitled to any appraisal or dissenters' rights.


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
         Bailment Agreement.

         Pursuant to the LLC Agreement, all of the Unit Certificates will be held by the Parent, as the Unit Bailee under the Unit Bailment Agreement. The Unit Bailee will hold the Unit Certificates for safekeeping in a safe deposit box at a financial institution chosen by the Unit Bailee, and each Member will receive a receipt from the Unit Bailee for the applicable Unit Certificate and a photocopy of such Certificate. During the time the Unit Bailee has possession of the Unit Certificates of each Member, each such Member will retain all rights of ownership of the Units represented by such Unit Certificates, including but not limited to the right to receive and retain distributions, to vote such Units, to transfer title to such Units (subject to the terms of the LLC Agreement and any other applicable agreements) and to execute consents, waivers or releases and otherwise to act in respect of such Units in all matters acted upon by the Members. Pursuant to the Unit Bailment Agreement, the Unit Bailee will have no security or ownership interest in the Unit Certificates and each Member will be entitled to regain possession of such Member's Unit Certificates at any time upon five days' prior notice and upon compliance with certain other requirements.

RESALES OF UNITS

         Restrictions on Transfer.

         The LLC Agreement will provide that, during the period ending on the earlier of three years after the Closing Date and one year after the IPO Date, each Member who, together with certain related trusts, if any, owned, as of the Closing Date, 5% or more of the then outstanding Units (each such Member, a "Restricted Holder"), each such trust and each of such Restricted Holder's and such trust's Permitted Transferees (as defined below) may transfer Units only
(i) to an unaffiliated third party (A) in a sale of all of the Units pursuant to an exercise of the take-along rights described in "--Take-Along Rights" below or
(B) pursuant to a merger, conversion, consolidation or reorganization of the Parent, other than in a transaction described in the following clause (ii), (ii) pursuant to certain transactions where the organizational form of the Parent is changed (for example, from a limited liability company to a corporation) but the owners and proportional ownership of voting securities or other equity interests before and after such change generally are unchanged, (iii) in a public offering of Units pursuant to an effective registration statement under the Securities Act, (iv) to a Permitted Transferee or (v) to the Parent or any subsidiary of the Parent.

         In addition, prior to the IPO Date, each Member other than a Member subject to the transfer restrictions described in the immediately preceding paragraph, and, after the expiration of the period described in the immediately preceding paragraph, each Member, may transfer such Member's Units only (i) in any of the transactions described in clause (i) through (v) of the immediately preceding paragraph, (ii) to a Member who was a Member as of the Closing Date or
(iii) subject to compliance with the participation rights, rights of first offer and take-along rights described in "--Participation Rights," "--Rights of First Offer" and "--Take-Along Rights" below, to Restricted Holders or third parties who are "accredited investors," for cash in transactions that are exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof. After the IPO Date, in addition to transfers in any of the transactions described in the immediately preceding sentence, each such Member will also be entitled to transfer such Member's Units to any third party, subject to compliance with such participation rights and with Rule 144 or Rule 145 under the Securities Act, if applicable.

         A "Permitted Transferee" will be defined in the LLC Agreement to mean
(i) any transferee by bequest or the laws of descent or distribution, (ii) any trust for employees of the Parent and/or any of the Parent's subsidiaries established under a qualified employee benefit plan, (iii) in the case of any Member that is a trust, the trust beneficiaries of such trust, (iv) as to any Member that is a corporation, company, partnership or other entity, certain affiliates of such Member and (v) in the case of any Member that is an individual, any trust the only actual beneficiaries under which are such individual and/or one or more of his brothers and sisters (whether by whole or half blood), spouse, ancestors and lineal descendants, provided, in each case, that the Permitted Transferee agrees in writing to be bound by the terms of the LLC Agreement and complies with certain additional requirements.

         Further, (i) any transferee of Units will, unless such requirements are waived by the Board of Directors of the Parent, be admitted as a substitute Member only upon (a) execution by the transferee and the transferor of such instruments as the Board of Directors or any officer of the Parent deems reasonably necessary or desirable to effect the substitution, (b) the agreement in writing by the transferee to be bound by the LLC Agreement, and (c) the agreement in writing by the transferee to provide the Parent with such information (including the transferee's employer identification number or social security number, as applicable, and the amount paid for the Units) as the Parent may request from time to time, (ii) it is a condition to any transfer of Units that (x) the Board of Directors of the Parent determine that the proposed transfer will not cause the Parent to violate applicable law or the terms of any then outstanding indebtedness of the Parent, guarantees of indebtedness or related documents, result in the Parent becoming subject to certain securities, employee benefits, investment company and other specified legal requirements, or otherwise constitute a Prohibited Transaction (as defined in the LLC Agreement), and (y) in the case of a transfer to a Permitted Transferee (or in a transaction described in clause (ii) or (iii) of the first sentence of the second preceding paragraph), the transferor deliver to the Parent (A) an opinion of counsel reasonably satisfactory to the Parent relating to certain matters specified in the LLC Agreement, and (B) a certificate concerning compliance with the restrictions on transfer set forth in the LLC Agreement and certain related matters, and certain other documentation, (iii) each person or entity obtaining Units, other than the persons and entities admitted as Members pursuant to the Merger, the Exchange or the transfer of Units and Contingent Units pursuant to the CERA Unit Grant Plan or exercising options to purchase Units (provided that each such person or entity who exercised such options executes a subscription agreement and tenders full payment of the exercise price of such options), will be admitted as an additional Member at the time such person or entity (A) executes a counterpart of the LLC Agreement, (B) complies with the applicable resolution, if any, of the Board of Directors of the Parent with respect to such admission, and (C) is named as a Member in the Parent's membership register, and
(iv) transfers of Units prior to the IPO Date are subject to certain further restrictions, which attempt to prevent the Parent's being treated as a publicly traded partnership for tax purposes. See "The Limited Liability Company Agreement--Resales of Units--Restrictions on Transfer" for a description of such further restrictions; see "The Merger and the Exchange--Federal Income Tax Considerations" for a discussion of the tax consequences of the Parent's being treated as a "publicly traded partnership."

         Holdback Agreement.

         Under the LLC Agreement, the Units will be subject to a holdback provision under which such Units may not be transferred in any public sale or distribution, including sales pursuant to Rule 144 or Rule 144A under the Securities Act, during the 20-day period prior to and the one-year period after the effective date of any registration statement for a public offering filed in respect of any equity securities of the Parent (other than as part of such public offering).

         Participation Rights.

         Each Member will be entitled, prior to such time as 30% of the then outstanding Units have been sold to the public pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 under the Securities Act (the "Establishment of a Public Market"), to participate proportionately in certain "qualifying sales" of Units by a Restricted Holder, certain related trusts, if any, and/or any of their Permitted Transferees. Subject to certain qualifications, "qualifying sales" generally will be any sales by a Restricted Holder, such trusts and/or such Permitted Transferees to a third party in transactions not involving a distribution and/or sale to the public (whether pursuant to a public offering registered under the Securities Act, Rule 144, brokers' transactions or otherwise, but not pursuant to Rule 144A or any successor provision) after such Restricted Holder, trusts and/or Permitted Transferees have sold an aggregate of 5% of the Units held by such Restricted Holder, trusts and/or Permitted Transferees.

         Rights of First Offer.

         Under the LLC Agreement, prior to the IPO Date, the Units will be subject to certain rights of first offer in favor of the Parent (whose right may be assigned to MGI or CERA) and each Restricted Holder. If a holder of Units desires, prior to the IPO Date, to offer or to sell Units owned by such holder in a transaction described in clause (iii) of the first sentence of the second paragraph of "--Restrictions on Transfer" above, such holder must first make an offer to sell such Units to the Parent and, if the Parent does not accept such offer within a twenty-day period, to each Restricted Holder at a price and on the other terms specified by such holder of Units in a notice to the Parent. Each Restricted Holder shall have the right during the two successive twenty-day periods following the expiration of the first twenty-day period to purchase such Restricted Holder's pro rata portion of the number of such Units that the Parent (or, with respect to the second such twenty-day period, the other Restricted Holders) shall not have elected to purchase, which right may be exercised subject to such Restricted Holder securing financing for such purchase. If the Parent and the Restricted Holders do not elect to exercise such rights with respect to all the Units so being offered, the holder may sell such Units to a third party at no less than 90% of the price and on the other terms initially offered to the Parent and the Restricted Holders.

         Take-Along Rights.

         Under the LLC Agreement, prior to the IPO Date, the Units will be subject to certain "take-along" rights of the holders of more than 50% of the outstanding Units (the "Majority Holders"). In the event that the Majority Holders elect to sell all of their Units to a third party, each other holder of Units will, if requested to do so by the Majority Holders, have an obligation to sell such holder's Units to such third party on the same terms and at the same price as the Majority Holders.

         Registration Rights.

         Under the LLC Agreement and subject to the limitations described therein, the Parent will agree to grant to (i) the holder or holders (other than the Founding Stockholders and certain related trusts) of 30% of the Registrable Securities (as such term is defined in the LLC Agreement and which will generally include all of the Units to be issued in connection with the transactions contemplated by the Merger Agreement) with respect to the initial request and 10% of the Registrable Securities with respect to any subsequent requests, and (ii) with respect to two requests only after the third anniversary of the Closing Date, the Founding Stockholders holding a specified percentage of Units, the right to require the Parent to register for resale (subject to certain minimum registration requirements), under the Securities Act and applicable state securities laws, Units that such holders or certain of their affiliates propose to sell. Since the requests for registration under clause (i) of the immediately preceding sentence exclude the Founding Stockholders and the initial request thereunder must be made by the holders of at least 30% of the

Registrable Securities, C&D Fund IV will effectively control the initial registration of the Units if such registration occurs pursuant to the exercise of registration rights granted under the LLC Agreement prior to the third anniversary of the Closing Date. The Parent will be obligated to pay all expenses incidental to the first two registrations requested pursuant to clause
(i) of the first sentence of this paragraph and each of the two registrations requested pursuant to clause (ii) of such first sentence, in each case, excluding underwriting discounts and commissions. Subject to certain limitations set forth in the LLC Agreement, all holders of Units as of the Closing Date will be entitled to participate in any such registration for resale, or in any registration of equity securities of the Parent otherwise undertaken by the Parent.

ISSUANCE OF ADDITIONAL SECURITIES UNDER THE LLC AGREEMENT

         The LLC Agreement, subject to the requirements of the Delaware Act and other applicable law, and subject to certain limitations set forth in the LLC Agreement, grants the Board of Directors the authority to issue and sell additional Units and other securities of the Parent, at any time and on such terms and conditions as the Board may determine, and without the approval of the holders of Units.

         If the Parent proposes to issue or sell, prior to the Establishment of a Public Market, any additional Units to a Restricted Holder or any affiliate thereof (subject to certain exceptions), the Parent will be required to offer to each holder of Registrable Securities who is an "accredited investor," on the same terms and conditions as will be applicable to the sale to such Restricted Holder or such affiliate, the right to purchase the number of additional Units such that such holder of Registrable Securities would have the opportunity to hold the same percentage of Units, after giving effect to the sale to such Restricted Holder or such affiliate, as such holder of Registrable Securities held immediately prior to such sale.

AMENDMENT OF LLC AGREEMENT

         The LLC Agreement may not be amended except by a written agreement signed by the Parent and a majority of the Members (by number of Voting Units), except that (i) any amendment of any provision of the LLC Agreement requiring the affirmative vote of more than a majority of the Directors then in office, or the consent or approval of the Consenting CERA Principal or one or more of the C&D Fund IV Nominees, will also require the corresponding vote of such percentage of the Directors or the consent or approval of such other person or entity, as the case may be, (ii) any amendment of any provision of the LLC Agreement requiring the affirmative vote of a specified percentage or proportion of the Members or holders of Units will require the affirmative vote of such percentage or proportion of such Members or holders, (iii) any amendment or modification of any provision of the LLC Agreement providing for, or resulting in, the direct reduction or elimination of any right, preference or benefit granted to any particular person or entity or group of persons or entities will require the consent of such person or entity or group of persons or entities, and (iv) any amendment of any other provision of the LLC Agreement (A) to satisfy any requirements, conditions, guidelines or opinions contained in any opinion, directive, order, ruling or regulation of the Commission, the IRS or any other United States federal or state agency, or in any United States federal or state statute, compliance with which the Board deems in good faith to be in the best interests of the Parent and (B) to cure any ambiguity or mistake or correct or supplement any provision of the LLC Agreement that may be incomplete or inconsistent with any other provision contained therein, may be signed by the Parent only, without any approval of the Members being required, if such modification or amendment is authorized by the Board.

FIDUCIARY AND OTHER DUTIES UNDER THE LLC AGREEMENT

         The fiduciary obligations of officers, directors, members and affiliates of limited liability companies is a developing area of the law. In an effort to create more certainty regarding the duties of the officers and directors of the Parent to the Parent and the Members, the LLC Agreement specifies certain standards of behavior required of such persons, sets forth procedures that may be used for resolution of conflicts of interest and describes certain activities that will not be deemed to violate fiduciary or other duties.

         The LLC Agreement provides that, except as otherwise specifically provided therein, the duties and obligations of Officers, Directors and Members to the Parent will be the same as the duties owed by officers, directors and stockholders, respectively, of a corporation organized under the DGCL to such corporation. The Parent believes that there is more certainty under the DGCL regarding duties owed by such persons than under the Delaware Act, primarily because there are many judicial decisions under the DGCL and comparable corporate statutes. Other provisions of the LLC Agreement contain language that limits the liability of Officers, Directors, Members, their respective affiliates and certain other persons (collectively, "Covered Persons") to the Parent or the holders of Units. Such provisions are intended to permit Covered Persons to act in good faith reliance on the provisions of the LLC Agreement; with certain limitations, to allow certain Covered Persons to engage in outside businesses and activities (including those competitive with the business of the Parent) and to take for their respective own accounts investment opportunities without first presenting such investment opportunities to the Parent; and to permit the Officers and Directors to perform their duties to the Parent, without undue uncertainty regarding the standards by which they will be judged or undue risk of liability. The Parent believes that such provisions are necessary to provide certainty and fairness with respect to the relationships between Covered Persons and the Parent, some of which may potentially involve conflicts of interest. See "The Merger and the Exchange--Interest of Certain Persons in the Merger and the Exchange; Conflicts of Interest." The LLC Agreement provides, among other things, that a Covered Person will not be liable for any act or omission if such person acted in the good faith belief that such action was in, or was not opposed to, the best interests of the Parent and in a manner believed to be within the scope of authority conferred on such Covered Person by or pursuant to the LLC Agreement.

                                     EXPERTS

         The audited balance sheet of the Parent at September 30, 1997 appearing in this Information Statement/Prospectus and Registration Statement has been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report thereon included herein. Such balance sheet is included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The consolidated balance sheet of MGI at December 31, 1996 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year ended December 31, 1996 appearing in this Information Statement/Prospectus and Registration Statement have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report thereon included herein. Such consolidated financial statements are included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. As of August 31, 1996, in connection with the Spin-Off, MGI elected to change its accountants, selecting Coopers & Lybrand L.L.P. in replacement of KPMG Peat Marwick LLP. This change in accountants was approved by the Board of Directors of MGI at a meeting of the Board held on November 4, 1996. Prior to the August 31, 1996 engagement of Coopers & Lybrand L.L.P., neither MGI, nor anyone acting on its behalf, consulted with Coopers & Lybrand L.L.P. regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on MGI's financial statements, or any matter that was either the subject of a disagreement or a reportable event related to KPMG Peat Marwick L.L.P. There were no disagreements with KPMG Peat Marwick LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure in connection with the audit of MGI's audited fiscal years ended December 31, 1995 and 1994 or related to similar matters arising subsequent to the aforementioned audits. The audit reports of KPMG Peat Marwick LLP contained no adverse opinion or any disclaimer of opinion, nor were their reports qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from KPMG Peat Marwick LLP confirming their agreement to the above statement is filed as an Exhibit to this Registration Statement.

         The consolidated balance sheet of MGI at December 31, 1995 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years ended December 31, 1995 and 1994 appearing in this Information Statement/Prospectus and Registration Statement have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report thereon included herein. Such consolidated financial statements are included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The consolidated balance sheets of CERA at June 30, 1996 and 1995 and the related consolidated statements of income, stockholders' deficit and cash flows for each of the years in the three-year period ended June 30, 1996 appearing in this Information Statement/Prospectus and Registration Statement have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report thereon included herein. Such consolidated financial statements are included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                                  LEGAL MATTERS

         Certain matters of Delaware law regarding the validity of the securities of the Parent to be issued in connection with the Merger will be passed upon for the Parent by Richards, Layton & Finger, P.A. Debevoise
& Plimpton will provide an opinion to MGI concerning certain federal income tax consequences relating to the Merger and the ownership and disposition of Units by holders of MGI Common Stock who receive Units pursuant to the Merger.
Franci J. Blassberg, Esq., a member of Debevoise & Plimpton, is married to Joseph L. Rice, III, who is a general partner of Associates IV and a principal and Chairman of CD&R.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                           Page
                                                                                                           ----
GLOBAL DECISIONS GROUP LLC

     Report of Independent Accountants.....................................................................  F-2
     Balance Sheet as of September 30, 1997................................................................  F-3
     Notes to Financial Statement - As of September 30, 1997...............................................  F-4

MCM GROUP, INC. AND SUBSIDIARIES

     Report of Independent Accountants.....................................................................  F-5
     Independent Auditors' Report..........................................................................  F-6
     Consolidated Balance Sheets as of December 31, 1996 and 1995..........................................  F-7
     Consolidated Statements of Income - Years Ended
            December 31, 1996, 1995 and 1994...............................................................  F-8
     Consolidated Statements of Changes in Stockholders' Equity - Years Ended
            December 31, 1996, 1995 and 1994...............................................................  F-9
     Consolidated Statements of Cash Flows - Years Ended
            December 31, 1996, 1995 and 1994............................................................... F-10
     Notes to Consolidated Financial Statements - Years Ended
            December 31, 1996, 1995 and 1994............................................................... F-11
     Consolidated Balance Sheets as of September 30, 1997 and 1996 (Unaudited)............................. F-17
     Consolidated Statements of Income - Nine Month Periods
            Ended September 30, 1997 and 1996 (Unaudited).................................................. F-18
     Consolidated Statements of Cash Flows - Nine Month Periods
            Ended September 30, 1997 and 1996 (Unaudited).................................................. F-19
     Notes to Consolidated Financial Statements............................................................ F-20

CAMBRIDGE ENERGY RESEARCH ASSOCIATES, INC. AND SUBSIDIARY

     Independent Auditors' Report.......................................................................... F-21
     Consolidated Balance Sheets as of June 30, 1996 and 1997.............................................. F-22
     Consolidated Statements of Income - Years Ended
            June 30, 1995, 1996 and 1997................................................................... F-23
     Statements of Cash Flows - Years Ended
            June 30, 1995, 1996 and 1997................................................................... F-24
     Consolidated Statements of Stockholders' Deficit -
            Years Ended June 30, 1995, 1996 and 1997....................................................... F-25
     Notes to Consolidated Financial Statements -
            June 30, 1995, 1996 and 1997................................................................... F-26
     Consolidated Balance Sheet as of September 30, 1997 (Unaudited)....................................... F-30
     Consolidated Statement of Income - Three Months Ended September 30, 1997 (Unaudited).................. F-31
     Statement of Cash Flows - Three Months Ended September 30, 1997 (Unaudited)........................... F-32
     Consolidated Statement of Stockholders' Deficit -
            Three Months Ended September 30, 1997 (Unaudited).............................................. F-33
     Notes to Consolidated Financial Statements............................................................ F-34

                        REPORT OF INDEPENDENT ACCOUNTANTS





To the Members of
Global Decisions Group LLC:

We have audited the accompanying balance sheet of Global Decisions Group LLC as of September 30, 1997. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Global Decisions Group LLC as of September 30, 1997, in conformity with generally accepted accounting principles.


                                            Coopers & Lybrand L.L.P.

New York, New York
December 15, 1997

                           GLOBAL DECISIONS GROUP LLC
                                  BALANCE SHEET

                            As of September 30, 1997




Total Assets                                       $     0

Liabilities and Members' Equity

    Members' Equity

        LLC Units                                  $   100

        Less:  Subscription receivable                 100
                                                   -------
Total Members' Equity                              $     0


       The accompanying notes are an integral part of this balance sheet.

                           GLOBAL DECISIONS GROUP LLC
                          NOTES TO FINANCIAL STATEMENT

                             AS OF SEPTEMBER 30, 1997




1.       Formation of Global Decisions Group LLC:

         On June 30, 1997, Global Decisions Group LLC (the "Company"), was formed as a Delaware Limited Liability Company for the purpose of effectuating the transaction described below.

         The members of the Company are MCM Group, Inc. ("MGI") and McCarthy Crisanti & Maffei, Inc., ("MCM").

2.       Merger:

         On July 2, 1997, GDG Merger Corporation ("Merger Corp."), a Delaware corporation, was incorporated as a wholly owned subsidiary of the Company.

         On August 1, 1997, the Company entered into an agreement and, as a result, Merger Corp. will merge with MGI. The outstanding common stock of MGI will be converted into units of the Company. As part of the agreement, the stockholders of Cambridge Energy Research Associates, Inc. ("CERA") and the limited partners of Cambridge Energy Research Associates Limited Partnership ("CERA LP") also agreed to exchange their outstanding stock of CERA and its limited partnership interest in CERA LP, respectively, for units of capital of the Company. MGI and CERA will be wholly owned subsidiaries of the Company following the merger and exchanges. As a result of the completion of the merger and the exchanges, each outstanding option to purchase common stock of MGI under MGI's existing stock option plans will automatically be converted, based on the exchange ratio, into equivalent options to purchase units in the Company.

         Closing of the transaction is anticipated by the end of January 1998.

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
MCM Group, Inc.:

We have audited the accompanying consolidated balance sheet of MCM GROUP, INC. and SUBSIDIARIES (see Note 1 to the consolidated financial statements) as of December 31, 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of MCM Group, Inc. and Subsidiaries as of December 31, 1996, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.



                                           Coopers & Lybrand L.L.P.

New York, New York
February 7, 1997

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
MCM Group, Inc.

We have audited the accompanying consolidated balance sheet of MCM Group, Inc. and subsidiaries, formerly McCarthy, Crisanti & Maffei, Inc. and subsidiaries, as of December 31, 1995, and the related consolidated statements of income, changes in stockholder's equity and cash flows for the years ended December 31, 1995 and 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles use and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MCM Group, Inc. and subsidiaries, formerly McCarthy, Crisanti & Maffei, Inc. and subsidiaries, as of December 31, 1995 and the results of their operations and their cash flows for the years ended December 31, 1995 and 1994 in conformity with generally accepted accounting principles.



                                         KPMG Peat Marwick LLP


Chicago, Illinois
January 26, 1996

MCM GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

As of December 31, 1996 and 1995
(in 000's except for par value and shares)

                                     ASSETS                                              1996              1995
                                                                                        -------           -------
Current assets:
     Cash and cash equivalents (Note 1)                                                 $ 9,877           $   623
     Accounts receivable, net of allowance for doubtful accounts of $200 in
         1996 and $159 in 1995                                                            4,651             2,797
     Receivable from affiliates, net (Note 1)                                                --             4,411
     Prepaid expenses and other assets                                                      680               627
                                                                                        -------           -------
         Total current assets                                                            15,208             8,458
     Furniture, equipment and leasehold improvements, net (Note 1)                        2,046             2,351
     Excess of cost over fair value of net assets acquired, net (Note 1)                 16,467            17,246
     Other assets                                                                           430               377
                                                                                        -------           -------
         Total assets                                                                   $34,151           $28,432
                                                                                        =======           =======

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable and accrued expenses                                              $   698           $   605
     Accrued vendor commissions (Note 1)                                                  1,517             1,666
     Income taxes payable                                                                   314                --
     Bank loans payable (Note 10)                                                           657               729
     Payroll and benefit-related liabilities                                              1,578               465
                                                                                        -------           -------
         Total current liabilities                                                        4,764             3,465

     Deferred income taxes payable (Note 2)                                                 841               477
Other liabilities, including minority interest (Note 5)                                     950               831
                                                                                        -------           -------
         Total liabilities                                                                6,555             4,773

Commitments and contingencies (Note 5)
Redeemable Common Stock:
     Class C common stock $.01 par value, 80,000 shares authorized, 17,400 shares outstanding, 15,650 shares at redemption value of $100 per share, less notes receivable from stockholders of $765, and 1,750
         "non redeemable" shares (see below) (Note 8)                                       800                --
Stockholders' equity:
     Class A common stock, $.01 par value, 500,000 shares authorized, and
         330,000 shares issued and outstanding                                                3                --
     Class B common stock $.01 par value 60,000 shares authorized, none
         issued and outstanding                                                              --                --
     Class C common shares, 1,750 "non redeemable" shares outstanding (see
         above)(Note 8)                                                                     175                --
     Additional paid-in capital                                                          22,004            22,007
Retained earnings                                                                         4,614             1,652
                                                                                        -------           -------
Total stockholders' equity                                                               26,796            23,659
                                                                                        -------           -------
Total liabilities and stockholders' equity                                              $34,151           $28,432
                                                                                        =======           =======

The accompanying notes are an integral part of these consolidated financial statements.

MCM GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

Years Ended December 31, 1996, 1995 and 1994
(In 000's)

                                                            1996               1995               1994
                                                          -------            -------            -------
Research Services Revenue (Note 1)                        $35,794            $31,110            $26,037

Other revenue                                                 325                515                559
                                                          -------            -------            -------
     Total revenues                                        36,119             31,625             26,596
                                                          -------            -------            -------
Expenses:
     Vendor commissions (Note 1)                           11,433             12,643             11,862

     Compensation and benefits                             10,340              8,641              6,815

     Sales, distribution and administrative                 7,829              7,028              5,733

     Amortization of excess of cost over fair value
         of net assets acquired (Note 1)                      779                777                766
                                                          -------            -------            -------
              Total expenses                               30,381             29,089             25,176
                                                          -------            -------            -------
              Income before income tax provision            5,738              2,536              1,420

Income tax provision (Note 2)                               2,776                977                692
                                                          -------            -------            -------
              Net income                                  $ 2,962            $ 1,559            $   728
                                                          =======            =======            =======

              Income from continuing
                operations per common stock               $  8.82            $  4.72            $  2.21
                                                          =======            =======            =======


The accompanying notes are an integral part of these consolidated financial statements.

MCM GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

Years ended December 31, 1996, 1995 and 1994
(In 000's)

                                       CLASS A         CLASS C        ADDITIONAL
                                       COMMON          COMMON           PAID-IN          RETAINED
                                        STOCK           STOCK           CAPITAL          EARNINGS           TOTAL
                                      --------        --------        ----------         --------         --------
Balance at December 31, 1993          $     --        $     --        $   22,007         $     --         $ 22,007

Net income                                  --              --                --              728              728

Dividends (Note 9)                          --              --                --             (635)            (635)
                                      --------        --------        ----------         --------         --------
Balance at December 31, 1994                --              --            22,007               93           22,100

Net income                                  --              --                --            1,559            1,559
                                      --------        --------        ----------         --------         --------
Balance at December 31, 1995                --              --            22,007            1,652           23,659

Issuance of common stock for
     stock of MCM Inc. and
     Subsidiaries (Note 1)                   3              --                (3)              --               --

Issuance of common stock
     (Note 7)                               --             175                --               --              175

Net income                                  --              --                --            2,962            2,962
                                      --------        --------        ----------         --------         --------
Balance at December 31, 1996          $      3        $    175        $   22,004         $  4,614         $ 26,796
                                      ========        ========        ==========         ========         ========

The accompanying notes are an integral part of these consolidated financial statements.

MCM GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 1996, 1995 and 1994
(in 000's)

                                                                          1996             1995             1994
                                                                        -------          -------          -------
Cash flows from operating activities:
     Net income                                                         $ 2,962          $ 1,559          $   728
                                                                        -------          -------          -------
     Adjustments to reconcile net income to net cash
         provided by operating activities:
     Depreciation                                                           323              301              228
     Amortization                                                           779              777              766
Changes in assets and liabilities:
     Increase in receivables                                             (1,854)            (254)          (1,350)
     Decrease (increase) in receivables from affiliates,
         net                                                              4,411           (1,857)             845
     Increase (decrease) in accounts payable and
         accrued expenses                                                    93              (26)             151
     (Decrease) increase in accrued vendor
         commissions                                                       (149)            (153)             308
     Increase in income taxes payable                                       314
     Increase (decrease) in payroll and benefit related
         liabilities                                                      1,113               66              (56)
     Increase in deferred income taxes                                      364               93              237
     Decrease in other, net                                                  14              172              312
                                                                        -------          -------          -------
         Net cash provided by operating activities                        8,370              678            2,169
                                                                        -------          -------          -------
Cash flows from investing activities:
     Capital expenditures                                                   (19)            (337)          (1,992)
                                                                        -------          -------          -------
Cash flows from financing activities:
     Net bank loan (repayments) borrowings                                  (72)              86              315
     Issuance of Class C common stock, less notes
         receivable                                                         975
     Payments of dividends                                                                                   (635)
                                                                        -------          -------          -------
         Net cash provided (used) by financing
              activities                                                    903               86             (320)
         Net increase (decrease) in cash                                  9,254              427             (143)
Cash and cash equivalents at beginning of year                              623              196              339
                                                                        -------          -------          -------
         Cash and cash equivalents at end of year                       $ 9,877          $   623          $   196
                                                                        =======          =======          =======
Supplementary disclosure of cash flow information:
     Cash paid for:
         Income taxes                                                   $ 1,977          $   528          $   807
         Interest                                                            13               22               17

The accompanying notes are an integral part of these consolidated financial statements.

MCM GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 1996, 1995 and 1994


1.       ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         BASIS OF PRESENTATION
         MCM Group, Inc. ("MGI"), a Delaware corporation, was incorporated on August 21, 1996 as a wholly owned subsidiary of VK/AC Holding, Inc. ("Holding"). On that date, Holding was a majority owned subsidiary of The Clayton & Dubilier Private Equity Fund IV Limited Partnership ("C&D Fund IV"), which is managed by Clayton Dubilier & Rice, Inc. Prior to August 31, 1996, McCarthy, Crisanti & Maffei, Inc. ("MCM") was a wholly owned subsidiary of Holding. On August 31, 1996, Holding's ownership interest in MCM was transferred to MGI. On August 31, 1996, 100% of the outstanding Class A Common Stock of MGI was distributed to the stockholders of record of Holding as a dividend on their shares of Holding's common stock. Upon the distribution, MGI became a majority owned subsidiary of C&D Fund IV. The transfer of 100% of the MCM Common Stock to MGI has been accounted for in a manner similar to the pooling-of-interests method due to the common ownership of MGI and Holding by C&D Fund IV following the distribution. On October 31, 1996, C&D Fund IV sold its ownership interest in Holding, which then ceased to be an affiliate of MGI.

         These financial statements have been prepared in accordance with generally accepted accounting principles. The statements include the accounts of MGI and MCM and its subsidiaries McCarthy, Crisanti & Maffei, S.A. a 99.73% owned French subsidiary, and MCM Asia Pacific Company Limited an 85% owned subsidiary (collectively, "the Company"). The 1995 financial statements and related amounts presented in the report represent those of MCM. All material intercompany accounts and transactions have been eliminated in consolidation. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         MCM and its subsidiaries are providers of specialized on-line financial information and analysis relating to domestic and international debt and currency markets. MCM distributes its products primarily through on-line telecommunications information networks to institutional clients in 57 countries. In addition to its headquarters in New York, MCM has offices in Boston, London, Paris, Tokyo, Hong Kong and Singapore.

         CASH AND CASH EQUIVALENTS
         The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.

         RESEARCH SERVICES
         Revenue from Research Services results from the Company producing and distributing electronic information services worldwide and is recognized when the services are provided. The life of the customers' contract period is generally one year. Amounts billed or collected relating to future periods are classified as unearned revenue and recognized as the services are provided.

         VENDOR COMMISSIONS
         Vendor commissions are royalties paid to distributors of the Company's on-line services.

         RECEIVABLE FROM AFFILIATES
         Receivable from Affiliates represents amounts due from Holding's affiliates which arose from daily operations.

         DEPRECIATION
         The Company provides for depreciation of equipment using the straight line method over three years. Leasehold improvements and furniture are amortized over the lesser of the remaining lives of the leases or their estimated useful lives using the straight-line method. All fixed assets are stated at cost and related repair and maintenance charges are expensed as incurred. When assets are sold, retired or otherwise disposed of, the applicable costs and accumulated depreciation are removed from the accounts and the resulting gain or loss is included in the consolidated statement of income. Accumulated depreciation at December 31, 1996 and 1995 was approximately $1,027,000 and $745,000, respectively.

         AMORTIZATION
         The estimated life of Excess of Cost Over Fair Value of Net Assets Acquired was determined by an independent study. The Company assesses impairment of this asset based on several factors, including probable fair market value, cash flows, and the aggregate value of the business as a whole. Excess of Cost Over Fair Value of Net Assets Acquired is being amortized over twenty-five years on a straight line basis. Accumulated amortization of Excess of Cost Over Fair Value of Net Assets Acquired at December 31, 1996 and 1995 was approximately $3,015,000 and $2,235,000, respectively.

         TRANSLATION OF FOREIGN CURRENCIES
         The monetary assets and liabilities of foreign operations that are denominated in foreign currencies are translated into U.S. dollars at year end or historical exchange rates. Income and expense items are converted into U.S. dollars at average rates of exchange prevailing during the year. Foreign exchange gains and losses are not material to the consolidated financial statements.

         RECLASSIFICATIONS
         Certain 1995 and 1994 amounts have been reclassified to conform to the 1996 presentation.

2.       INCOME TAXES:

         For periods prior to August 31, 1996, MCM joined with Holding in the filing of consolidated federal tax returns but filed separate local and state income and franchise tax returns. Pursuant to a tax sharing agreement, MCM paid federal income taxes to Holding as if MCM filed separate federal tax returns. For periods subsequent to August 31, 1996, the Company will file its own consolidated federal and other tax returns.

         The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes". Under this standard, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

         Income tax expense consists of (in 000's):

                                                      YEAR ENDED DECEMBER 31
                                                  ------------------------------
                                                   1996        1995        1994
                                                  ------      ------      ------
Current:
         U.S. Federal                             $1,521      $  634      $  264
         State, local, and foreign                   699         250         191
                                                  ------      ------      ------
                                                   2,220         884         455
                                                  ------      ------      ------

Deferred:
         U.S. Federal                                389          78         196
         State and local                             167          15          41
                                                  ------      ------      ------
                                                     556          93         237
                                                  ------      ------      ------
                  Total                           $2,776      $  977      $  692
                                                  ======      ======      ======

         The deferred income tax liability shown on the consolidated balance sheets at December 31, 1996 and 1995 is due primarily to temporary differences between tax and book amortization of excess of cost over fair value of net assets acquired.

         The provision for income taxes is different from that which would be computed by applying the statutory federal income tax rate to income before taxes. The principal reasons for the differences are set forth in the table below.

                                                       YEAR ENDED DECEMBER 31
                                                    ---------------------------
                                                     1996      1995       1994
                                                    ------    ------     ------
Federal statutory rate                                35.0%     35.0%      35.0%

State taxes, net of federal income tax benefit         9.3       7.4        8.5

Foreign and other, net                                 4.1      (3.9)       5.2
                                                    ------    ------     ------
Effective rate                                        48.4%     38.5%      48.7%
                                                    ======    ======     ======


3.       PROFIT SHARING:

         Prior to November 1, 1996, VKAC, an affiliated corporation of Holding, provided a defined contribution profit sharing plan (the "Plan") covering all eligible employees of MCM and was reimbursed by MCM for expenses under the Plan. VKAC contributed to a trust, that was qualified under the Internal Revenue Code, an amount which did not exceed the amount allowable as a deduction for federal income tax purposes. On November 1, 1996, MCM implemented its own defined contribution profit sharing plan as a continuation of and successor to the Plan. MCM's allocated portion of the contribution to the plans was approximately $273,000, $196,000 and $162,000, for the years ended December 31, 1996, 1995 and 1994, respectively.

4.       POSTRETIREMENT BENEFITS:

         Prior to August 31, 1996, Holding provided a postretirement health care plan for all eligible retired employees of MCM. The Company no longer provides such a plan for its employees.

5.       COMMITMENTS AND CONTINGENCIES:

         Rent expense for office space was approximately $1,387,000, $1,290,000 and $1,122,000, net of sublease income of approximately $216,000, $227,000 and $133,000 from an affiliate of Holding, for the years ended December 31, 1996, 1995 and 1994, respectively. Future minimum lease commitments under non- cancelable long-term leases are as follows:

                            YEAR                    (000'S)
                            ----                    -------
                            1997                        995
                            1998                      1,004
                            1999                      1,014
                            2000                      1,129
                            2001                      1,129
                     2002 through 2018               10,441
                                                    -------
                                                    $15,712
                                                    =======

         In the ordinary course of business, certain claims arise against the Company. Management believes such claims are without merit and will vigorously defend its position. In the opinion of management, based on the information currently available, the ultimate resolution of these claims will not have a material adverse affect on the Company's financial position or the results of its operations.

6.       FOREIGN OPERATIONS:

         The Company provides research services to various customers in foreign countries. For the years ended December 31, 1996, 1995 and 1994, such revenues amounted to approximately $17,388,000, $15,612,000 and $11,982,000, respectively.

7.       REDEEMABLE COMMON STOCK:

         The Company has sold 17,400 shares of its Class C Common Stock, par value $.01 per share, to members of management, other key employees and directors of the Company ("Management Investors"). The Company has agreed to repurchase 15,650 of these shares at fair market value under certain defined conditions, such as death, disability, retirement at normal retirement age, or termination of employment without cause. Fair market value will be periodically estimated by the Company's board of directors considering, among other factors, the value as determined by an independent appraisal. The shares of redeemable Class C Common Stock held by Management Investors have been presented as redeemable common stock and excluded from stockholders' equity.

         The shares of redeemable common stock are reported on the balance sheet at redemption value at issuance, which exceeds the estimated fair market value of the stock at December 31, 1996, less notes receivable of $765,000 from Class C stockholders. The remaining 1,750 shares ("non redeemable shares") are not required to be repurchased by the Company as described previously.

8.       STOCK OPTION PLANS:

         OPTIONS ISSUED UNDER THE STOCK OPTION PLAN
         Options to purchase 37,878 shares of Class C Common Stock were granted to the Management Investors pursuant to the MCM Group, Inc. Stock Option Plan (the "Stock Option Plan"). One half of the options issued under the Stock Option Plan were Service Options which will vest over a period of time up to five years, 20% on each anniversary of the option grant date subject to continued employment with the Company or a subsidiary and accelerated vesting in the event of death or a change in control of the Company. The Service Options expire on the tenth anniversary of the grant date. The other options issued under the Stock Option Plan were Performance Options which will vest three years from the date of grant subject to continued employment with the Company and the achievement of certain financial performance objectives by the Company and vesting in the event of death or change in control of the Company. All of the Performance Options become exercisable nine years from the grant date regardless of the achievement of the financial performance objectives.

         The following summarizes activity in the Stock Option Plan for the period ended December 31, 1996:

                                                     WEIGHTED
                                                     AVERAGE
                                     NUMBER OF       EXERCISE       AVERAGE
                                      SHARES          PRICE         LIFE (a)
                                     ---------       --------       -------
Balance, January 1, 1996                    --             --            --

Service Options Granted                 18,939       $ 100.00          2.67

Performance Options Granted             18,939         143.60          3.00
                                     ---------       --------       -------
Balance, December 31, 1996              37,878       $ 121.80          2.84
                                     =========       ========       =======


         (a)    Average contractual life remaining in years.

         At December 31, 1996, no options were exercisable and 11,122 shares were available for future grants.

         OPTIONS ISSUED UNDER THE SPECIAL STOCK OPTION PLAN:
         The Company's Special Stock Option Plan (the "Plan") provided for the grant of stock options on August 31, 1996 to certain current and former employees of Holding. The options were awarded in connection with the transfer of the ownership of MCM from Holding to the Company. As of December 31, 1996, options to purchase an aggregate of 48,110 shares of Class A Common Stock were outstanding under the Plan. The options are fully vested and are exercisable subsequent to the registration of the related Class A Common Stock.

         The following summarizes activity in the Plan for the year ended December 31, 1996:

                                               OPTIONS OUTSTANDING
                                      ----------------------------------
                                                   WEIGHTED
                                                   AVERAGE
                                      NUMBER OF    EXERCISE     AVERAGE
                                       SHARES       PRICE       LIFE (a)
                                      ---------    --------     --------
Balance, January 1, 1996                    --         --           --

Granted                                 48,110       $100         4.67
                                        ------       ----         ----
Balance, December 31, 1996              48,110       $100         4.67
                                        ======       ====         ====


         (a)    Average contractual life remaining in years.

         At December 31, 1996, no shares were available for future grants.

         With respect to both plans, the fair market value of the stock at the dates of grant of the stock options and at December 31, 1996, was less than the exercise price of the options, and, accordingly, there was no related compensation expense for the year ended December 31, 1996. In addition, there would not have been any compensation expense in accordance with SFAS No.
         123.

9.       DIVIDEND REQUIREMENT:

         Pursuant to a stock purchase agreement dated October 13, 1992, Van Kampen American Capital, Inc. ("VKAC"), a wholly owned subsidiary of Holding, purchased from Xerox Financial Services, Inc. all of the outstanding capital stock of The Van Kampen Merritt Companies, Inc. and its subsidiaries, including the Company. In connection with the acquisition, VKAC incurred substantial debt. Debt covenants required that the subsidiaries of VKAC pay dividends to VKAC equal to the subsidiaries' net income as long as the dividend did not put the subsidiary in noncompliance with any regulatory requirements. MCM paid such dividends to VKAC until December 20, 1994, at which time it was acquired by Holding and was no longer a subsidiary of VKAC.

10.      BANK LOANS

         A subsidiary maintains credit facilities in Japanese Yen which provide financing availability approximating $700,000, of which $657,000 was utilized as of December 31, 1996, with variable interest rates. The average interest rate during the year ended December 31, 1996 was 1.875%. The Company is not required to pay any commitment fees.

MCM GROUP, INC. and SUBSIDIARIES

Consolidated Condensed Balance Sheets

As of September 30, 1997 and 1996
(Unaudited)
(in 000's)

                                                                               1997        1996
                                                                             -------     -------

                                     ASSETS
Current assets:
  Cash and cash equivalents                                                  $13,845     $ 5,707
  Accounts receivable, net of allowance for doubtful accounts
    of $168 in 1997 and $82 in 1996                                            4,894       4,636
  Receivable from affiliates, net                                                 --       1,968
  Prepaid expenses and other assets                                              731         761
                                                                             -------     -------
    Total current assets                                                      19,470      13,272
  Furniture, equipment and leasehold improvements, net                         3,353       2,011
  Excess of cost over fair value of net assets acquired, net                  15,882      16,662

Other assets                                                                     449         409
                                                                             -------     -------
    Total assets                                                             $39,154     $32,354
                                                                             =======     =======


                      LIABILITIES and STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued expenses                                      $ 1,095     $   286
  Payroll and benefit-related liabilities                                      1,620       1,023
  Accrued vendor commissions                                                   1,601       1,805
  Income taxes payable                                                         1,868         814
  Bank loans payable                                                             574         593
                                                                             -------     -------
    Total current liabilities                                                  6,258       4,521

Deferred income taxes payable                                                    933         933


Other liabilities, including minority interest                                 1,048         928
                                                                             -------     -------
    Total liabilities                                                          8,289       6,382
                                                                             -------     -------

Redeemable Common Stock                                                          880          --
Stockholders' equity:
  Common stock                                                                   178          --
  Additional paid-in capital                                                  22,004      22,007
  Retained earnings                                                            7,853       3,965
                                                                             -------     -------
    Total stockholders' equity                                                30,035      25,972
                                                                             -------     -------
    Total liabilities and stockholders' equity                               $39,154     $32,354
                                                                             =======     =======

See accompanying notes to consolidated condensed financial statements
(unaudited).

MCM GROUP, INC. and SUBSIDIARIES

Consolidated Condensed Statements of Income

Nine month periods ended September 30, 1997 and 1996
(Unaudited)
(In 000's)

                                                                1997         1996
                                                               -------     -------
Research Services Revenue                                      $27,880     $26,688
Other revenue                                                      538         241
                                                               -------     -------
  Total revenues                                                30,418      26,929
                                                               -------     -------
Expenses:
  Vendor commissions                                             8,756       8,910
  Compensation and benefits                                      8,866       7,616
  Sales, distribution and administrative                         5,948       5,373
  Amortization of excess of cost over fair
    value of net assets acquired                                   584         584
                                                               -------     -------
      Total expenses                                            24,159      22,483
                                                               -------     -------
      Income before income tax provision                         6,264       4,446

Income tax provision                                             3,025       2,134
                                                               -------     -------
      Net income                                               $ 3,239     $ 2,312
                                                               =======     =======


See accompanying notes to consolidated condensed financial statements
(unaudited).

MCM GROUP, INC. and SUBSIDIARIES

Consolidated Condensed Statements of Cash Flows

Nine month periods ended September 30, 1997 and 1996
(Unaudited)
(in 000's)

                                                                       1997         1996
                                                                     -------       ------

Cash flows from operating activities:
  Net income                                                         $ 3,239       $2,312
                                                                     -------       ------
  Adjustments to reconcile net income to net cash
    provided by operating activities:
  Depreciation                                                           282          220
  Amortization                                                           584          584
Changes in assets and liabilities:
  Increase in receivables                                               (243)      (1,839)
  Increase in receivable from affiliates, net                                       2,443
  Increase in accounts payable and accrued expenses                      397         (319)
  Increase in accrued vendor commissions                                  84          139
  (Decrease)/Increase in payroll and benefit related liabilities          42          558
  Increase in income taxes payable                                     1,054          314
  Increase in deferred income taxes                                       92          456
  Increase in other, net                                                  27         (268)
                                                                     -------       ------
    Net cash provided by operating activities                          5,560        5,100
Cash flows from investing activities:
  Capital expenditures                                                (1,589)         120
Cash flows from financing activities:
  Net bank loan borrowings (repayments)                                  (83)        (136)
  Issue of redeemable stock                                               80
                                                                     -------       ------
    Net increase in cash                                               3,968        5,084
Cash and cash equivalents at beginning of period                       9,877          623
                                                                     -------       ------
    Cash and cash equivalents at end of period                       $13,845       $5,707
                                                                     =======       ======
Supplementary disclosure of cash flow information:
  Cash paid for:
    Income taxes                                                     $ 1,880       $  864
    Interest                                                         $     6       $   10

See accompanying notes to consolidated condensed financial statements
(unaudited).

MCM GROUP, INC., AND SUBSIDIARIES

Notes to Consolidated Condensed Financial Statements

(Unaudited)


1.   Organization and Basis of Presentation:

     MCM Group, Inc. ("MGI" or the "Company"), a Delaware corporation, was incorporated on August 21, 1996 as a wholly owned subsidiary of VK/AC Holding, Inc. ("Holding"). On that date, Holding was a majority owned subsidiary of The Clayton & Dubilier Private Equity Fund IV Limited Partnership ("C&D Fund IV"), which is managed by Clayton Dubilier & Rice, Inc. Prior to August 31, 1996, McCarthy, Crisanti & Maffei, Inc. ("MCM") was a wholly owned subsidiary of Holding. On August 31, 1996, 100% of the outstanding Class A Common Stock of MGI was distributed to the stockholders of record of Holding as a dividend on their shares of Holding's common stock. Upon the distribution, MGI became a majority owned subsidiary of C&D Fund IV. The transfer of 100% of the MCM Common Stock to MGI has been accounted for in a manner similar to the pooling-of-interests method due to the common ownership of MGI and Holding by C&D Fund IV following the distribution. On October 31, 1996, C&D Fund IV sold its ownership interest in Holding, which then ceased to be an affiliate of MGI.

     The Company believes that the accompanying consolidated condensed financial statements contain all adjustments (consisting of normal recurring accruals) necessary to present fairly the Company's consolidated financial position as of September 30, 1997 and 1996, its consolidated results of operations for the nine months ended September 30, 1997 and 1996, and its consolidated cash flows for the nine months ended September 30, 1997 and 1996. The statements include the accounts of MGI and MCM and its subsidiaries McCarthy, Crisanti & Maffei, S.A., a 99.73% owned French subsidiary, and MCM Asia Pacific Company Limited, an 85% owned subsidiary. The 1996 financial statements and related amounts presented in the report represent those of MCM. All material intercompany accounts and transactions have been eliminated in consolidation. Certain information and note disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. However, the Company's consolidated condensed financial statements for the year ended December 31, 1996 include the information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles and should be referred to for further information.

2.   Subsequent Events

     On August 1, 1997, MGI entered into an agreement to merge with a wholly owned subsidiary of Global Decisions Group LLC (the "Parent"). The outstanding common stock of MGI will be converted into units of capital of the Parent in the merger. As part of the agreements the stockholders of Cambridge Energy Research Associates, Inc. ("CERA") and the limited partners of Cambridge Energy Research Associates Limited Partnership ("CERA LP") have also agreed to exchange their outstanding stock of CERA and its limited partnership interest in CERA LP, respectively, for units of capital of the Parent. MGI and CERA will be wholly owned subsidiaries of the Parent following the merger and exchanges. Under the terms of the agreement, MCM will lend CERA up to $25,000,000, and CERA will use such funds and its available cash to make a distribution to CERA stockholders and to purchase a portion of the limited partnership interests in CERA LP. MCM anticipates generating the funds to be loaned to CERA from long-term third party borrowings and from MCM's available cash.

                          Independent Auditors' Report


The Board of Directors
Cambridge Energy Research Associates, Inc.:


         We have audited the accompanying consolidated balance sheets of Cambridge Energy Research Associates, Inc. and subsidiary as of June 30, 1997 and 1996, and the related consolidated statements of income, stockholders' deficit, and cash flows for each of the years in the three-year period ended June 30, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cambridge Energy Research Associates, Inc. and subsidiary as of June 30, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended June 30, 1997 in conformity with generally accepted accounting principles.



                                               KPMG Peat Marwick LLP


Boston, Massachusetts
August 15, 1997

            CAMBRIDGE ENERGY RESEARCH ASSOCIATES, INC. AND SUBSIDIARY

                           Consolidated Balance Sheets
                             June 30, 1996 and 1997


                                                                                     1996               1997
                                                                                 -----------        -----------
                                     ASSETS

Current assets:
  Cash and cash equivalents                                                      $   656,061        $ 4,942,334
Accounts receivable, trade, less allowance for doubtful accounts of
  $225,000 and $200,000 in 1996 and 1997, respectively (notes 2 and 6)            10,050,267          9,466,788
Prepaid expenses and other current assets                                            438,340            296,401
                                                                                 -----------        -----------
    Total current assets                                                          11,144,668         14,705,523
                                                                                 -----------        -----------

Property and equipment, at cost (note 3)                                           1,983,120          3,072,864
  Accumulated depreciation and amortization                                        1,205,299          1,570,033
    Net property and equipment                                                       777,821          1,502,831
                                                                                 -----------        -----------

Other assets                                                                         185,474            101,163
                                                                                 -----------        -----------

                                                                                 $12,107,963        $16,309,517
                                                                                 ===========        ===========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Obligations under capital lease (note 5)                                         $        --        $    11,940
Accounts payable                                                                   1,166,075            883,676
Accrued liabilities:
  Accrued compensation                                                             3,309,621          5,032,221
  Accrued other                                                                      520,639            902,494
Deferred revenues                                                                  7,516,349          9,909,659
                                                                                 -----------        -----------
    Total current liabilities                                                     12,512,684         16,739,990
                                                                                 -----------        -----------
Commitments and contingencies (notes 5, 8 and 9)
Minority interest                                                                    (29,430)           (29,125)
Stockholders' deficit:
  Voting common stock, $.01 par value. Authorized and
    issued 200,000 shares                                                              2,000              2,000
  Nonvoting common stock, $.01 par value. Authorized
    200,000 shares; issued 62,887 shares;                                                628                628
Additional paid-in capital                                                            61,998             67,589
Accumulated deficit                                                                 (132,765)          (130,021)
Treasury stock, at cost, 12,000 voting common shares and
  10,881 nonvoting common shares                                                    (328,000)          (328,000)
Cumulative translation adjustment                                                     20,848            (13,544)
                                                                                 -----------        -----------
    Total stockholders' deficit                                                     (375,291)          (401,348)
                                                                                 -----------        -----------
                                                                                 $12,107,963        $16,309,517
                                                                                 ===========        ===========



See accompanying notes to consolidated financial statements.

            CAMBRIDGE ENERGY RESEARCH ASSOCIATES, INC. AND SUBSIDIARY

                        Consolidated Statements of Income

                    Years ended June 30, 1995, 1996 and 1997

                                                          1995            1996             1997
                                                       ----------      ----------       -----------
Revenues                                              $20,073,631      25,412,602       $30,019,626
Cost of revenues                                        9,845,455      13,147,155        17,881,198
                                                      -----------      ----------       -----------
  Gross profit                                         10,228,176      12,265,447        12,138,428

Selling, general and administrative expenses            9,523,047      11,820,689        11,103,827
                                                      -----------      ----------       -----------
  Income from operations                                  705,129         444,758         1,034,601
Other income (expense):
Interest income                                            61,779          76,771            42,120
Other, net (note 7)                                      (533,147)       (423,367)         (966,849)
                                                      -----------      ----------       -----------
    Income before minority interest and
      income taxes                                        233,761          98,162           109,872
Minority interest                                          (2,523)         (1,670)             (305)
  Income before income taxes                              231,238          96,492           109,567
Provision for income taxes (note 2):
  Foreign income taxes                                     74,000          79,521           106,023
  State income taxes                                      123,134           9,448               800
                                                      -----------      ----------       -----------
  Net income                                          $    34,104      $    7,523       $     2,744
                                                      ===========      ==========       ===========
  Net income per share                                $       .14      $      .03       $       .01
                                                      ===========      ==========       ===========

  Weighted average shares outstanding                     240,006         240,006           240,006
                                                      ===========      ==========       ===========










See accompanying notes to consolidated financial statements.

            CAMBRIDGE ENERGY RESEARCH ASSOCIATES, INC. AND SUBSIDIARY

                            Statements of Cash Flows

                    Years ended June 30, 1995, 1996 and 1997


                                                                  1995            1996          1997
                                                               ----------       ---------    ----------
Cash flows from operating activities:
  Net income                                                   $   34,104     $     7,523    $    2,744
  Adjustments to reconcile net income to net cash
  provided by operating activities:
    Depreciation and amortization                                 229,857         328,389       413,032
    Changes in assets and liabilities:
      Accounts receivable, trade                               (3,084,129)     (2,900,995)      583,479
      Prepaid expenses and other current assets                   (19,115)       (279,874)      141,939
      Other assets                                                (94,903)        167,364        84,311
      Accounts payable and accrued expenses                     1,349,135       1,110,513     1,822,056
      Deferred revenues                                         1,128,455       1,971,371     2,393,310
      Other, net                                                  (10,093)         (9,516)      (21,829)
                                                               ----------       ---------    ----------
      Net cash (used by) provided by operating
        activities                                               (466,689)        394,775     5,419,042
                                                               ----------       ---------    ----------

Cash flows used by investing activities:
  Purchase of property and equipment                             (429,858)       (549,195)   (1,128,165)
                                                               ----------       ---------    ----------
    Net cash used by investing activities                        (429,858)       (549,195)   (1,128,165)
                                                               ----------       ---------    ----------

Cash flows from financing activities:
  Dividends                                                    (2,999,699)             --            --
  Capital contributions                                         2,806,492           5,591         5,591
  Repayments of notes payable                                     (71,750)        (41,000)           --
  Principal payments on capital lease obligation                       --              --       (10,195)
                                                               ----------       ---------    ----------
    Net cash used by financing activities                        (264,957)        (35,409)       (4,604)
                                                               ----------       ---------    ----------

Net (decrease) increase in cash and cash equivalents           (1,161,504)       (189,829)    4,286,273
Cash and cash equivalents at beginning of year                  2,007,394         845,890       656,061
                                                               ----------       ---------    ----------
Cash and cash equivalents at end of year                       $  845,890       $ 656,061    $4,942,334
                                                               ==========       =========    ==========
Supplemental disclosures:
  Interest paid                                                $    9,319       $   3,405    $    1,350
                                                               ==========       =========    ==========
  Income taxes paid                                            $   75,030       $ 251,393    $   86,167
                                                               ==========       =========    ==========

Supplemental disclosure of non-cash item:
  Equipment purchased under capital lease                      $       --       $      --    $   22,135
                                                               ==========       =========    ==========



See accompanying notes to consolidated financial statements.

            CAMBRIDGE ENERGY RESEARCH ASSOCIATES, INC. AND SUBSIDIARY

                Consolidated Statements of Stockholders' Deficit

                    Years ended June 30, 1997, 1996 and 1995



                                 Voting             Nonvoting
                              Common Stock        Common Stock           Treasury Stock        Additional    Retained
                            ----------------     ---------------       -----------------        Paid-in      Earnings
                             Shares   Amount     Shares   Amount       Shares     Amount        Capital      (Deficit)
                             ------   ------     ------   ------       ------     ------        -------      ---------

Assumption of net
liabilities by Investor          --       --         --       --           --          --             --        13,502
Net income                       --       --         --       --           --          --             --        34,104
Capital contributions            --       --         --       --           --          --      2,806,492            --
Dividend                         --       --         --       --           --          --     (2,800,000)     (199,699)
Cumulative translation
adjustment                       --       --         --       --           --          --             --            --
                            -------   ------     ------     ----       ------   ---------     ----------     ---------
Balance, June 30, 1995      200,000    2,000     62,887      628       22,881    (328,000)        56,407      (140,288)

Net income                       --       --         --       --           --          --             --         7,523
Capital contributions            --       --         --       --           --          --          5,591            --
Cumulative translation
adjustment                       --       --         --       --           --          --             --            --
                            -------   ------     ------     ----       ------   ---------     ----------     ---------
Balance, June 30, 1996      200,000   $2,000     62,887     $628       22,881   $(328,000)    $   61,998     $(132,765)
                            =======   ======     ======     ====       ======   =========     ==========     =========

Net income                       --       --         --       --           --          --             --         2,744
Capital contributions            --       --         --       --           --          --          5,591            --
Cumulative translation           --       --         --       --           --          --             --            --
adjustment
                            -------   -----     ------     ----       ------   ---------     ----------     ---------
Balance June 30, 1997       200,000    2,000     62,887      628       22,881    (328,000)        67,589      (130,021)
                            =======   ======     ======     ====       ======   =========     ==========     =========





                               Foreign          Total
                               Currency     Stockholders'
                              Translation      Deficit
                              -----------      -------

Assumption of net
liabilities by Investor       $     --           13,502
Net income                          --           34,104
Capital contributions               --        2,806,492
Dividend                            --       (2,999,699)
Cumulative translation
adjustment                      25,555           25,555
                              --------       ----------
Balance, June 30, 1995          25,555         (383,698)

Net income                          --            7,523
Capital contributions               --            5,591
Cumulative translation
adjustment                      (4,707)          (4,707)
                              --------       ----------
Balance, June 30, 1996        $ 20,848       $ (375,291)
                              ========       ==========

Net income                          --            2,744
Capital contributions               --            5,591
Cumulative translation
adjustment                     (34,392)         (34,392)
                              --------       ----------
Balance June 30, 1997          (13,544)        (401,348)
                              ========       ==========




See accompanying notes to consolidated financial statements.

            CAMBRIDGE ENERGY RESEARCH ASSOCIATES, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

            CAMBRIDGE ENERGY RESEARCH ASSOCIATES, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                          June 30, 1997, 1996 and 1995


(1)  Nature of Business

     The Company is a holding company which owns 90% of an international energy research and consulting firm, Cambridge Energy Research Associates, L.P. (CERA, L.P.). CERA, L.P.'s primary business is a retainer service, which provides ongoing analysis and advice on energy markets and strategies.

(2)  Summary of Significant Accounting Policies

          (a)  Principles of Consolidation
               The consolidated financial statements include the accounts of the Company and its subsidiary, Cambridge Energy Research Associates, L.P., which is 90 percent owned by the Company. All significant intercompany accounts are eliminated upon consolidation. The consolidated entity will hereafter be referred to as the "Company."

          (b)  Use of Estimates
               The preparation of consolidated financial statements in
                    conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

          (c)  Fair Value of Financial Instruments
               Financial instruments of the Company consist of cash, accounts receivable, accounts payable and accrued liabilities. The carrying value of these financial instruments approximates their fair value because of the short maturity of these instruments.

          (d)  Property and Equipment
               Property and equipment are stated at cost and depreciated using the straight-line method over periods ranging from two to five years. Leasehold improvements are amortized over the remaining lease term using the straight-line method.

          (e)  Revenue Recognition
               Retainer-service fees are billed at the inception of the contract and revenue is recognized ratably over the contract term. Revenues from consulting services are recognized on the percentage-of-completion method. Losses are recognized when they are known.

          (f)  Income Taxes
               The Company has elected S corporation status under the Internal
                    Revenue Code whereby it does not incur federal or most state income taxes at the corporate level, as they are borne by the Company's stockholders. The

            CAMBRIDGE ENERGY RESEARCH ASSOCIATES, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


                    Company does provide for French taxes on the income of its Paris branch office.

               The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

          (g)  Foreign Currency Translation
               Assets and liabilities of the foreign branch are translated at the exchange rate as of the balance sheet date. For revenues and expenses, the weighted average exchange rate for the period has been used. Translation adjustments that result from the translation of the foreign branch are reported as a component of stockholders' deficit.

          (h)  Cash and Cash Equivalents
               For purposes of the statement of cash flows, the Company
                    considers all highly liquid debt instruments (purchased with an original maturity of three months or less) to be cash equivalents.

          (i)  Major Customers
               The Company's three largest customers accounted for
                    approximately 20%, 27% and 23% of total revenues for the years ended June 30, 1997, 1996 and 1995, respectively. Accounts receivable from these three customers represented approximately 9% and 21% of the total accounts receivable balance at June 30, 1997 and 1996, respectively. The Company estimates an allowance for doubtful accounts based on the creditworthiness of its customers, as well as general economic conditions. Consequently, an adverse change in those factors could affect the Company's estimate of its allowance.

          (j)  Foreign Sales
               Foreign sales represented approximately 40%, 30% and 40% of revenue for the years ended June 30, 1997, 1996 and 1995, respectively.

          (k)  Company Bonuses
               For the years ended June 30, 1997, 1996 and 1995, the Company distributed substantially all of its net earnings to directors and employees of the Company in the form of a bonus. This expense has been allocated between cost of revenues and selling, general and administrative expenses.

            CAMBRIDGE ENERGY RESEARCH ASSOCIATES, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


(3)  PROPERTY AND EQUIPMENT

     Property and equipment, at cost, consist of the following at June 30:


                                          1996             1997
                                       ----------       ----------
         Furniture and fixtures        $  245,616       $  269,049
         Equipment                      1,488,466        2,508,158
         Leasehold improvements           249,038          295,657
                                       ----------       ----------
                                       $1,983,120       $3,072,864
                                       ==========       ==========

The Company incurred depreciation and amortization expense related to property and equipment amounting to $413,032, $328,389 and $229,857 in 1997, 1996 and
1995, respectively.


(4)  PROFIT SHARING AND 401(K) PLANS

     The Company has a profit-sharing and a 401(k) plan. Profit-sharing plan contributions, determined annually at the discretion of the board of directors, were $178,000, $400,000 and $330,000 in 1997, 1996 and
          1995, respectively. In the 401(k) plan the Company matches 50% of employee contributions up to 6% of each employee's income. The Company's matching contributions to the 401(k) plan were $155,105, $116,560 and $80,993, in 1997, 1996 and 1995, respectively.

(5)  LEASES

          The Company leases office furniture under a capital lease that expires in 1998. The Company also leases facilities and equipment under noncancelable operating leases. As of June 30, 1997, future minimum lease payments under all operating leases are as follows:

                                      Capital        Operating
                                      Leases          Leases
             Year ending June 30:     -------        ----------
                     1997             $12,313        $1,017,575
                     1998                  --           902,742
                     1999                  --           737,561
                     2000                  --             8,434
                     2001                  --             8,434
                  Thereafter               --               703
                                      -------        ----------
                  Less interest       $  (373)       $       --
                                      =======        ==========
                  Total minimum       $11,940        $2,675,449
                   lease payments     =======        ==========

          Rent expense for operating leases was $1,050,869 in 1997, $914,078 in 1996 and $678,076 in 1995.

            CAMBRIDGE ENERGY RESEARCH ASSOCIATES, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

(6)  Line of Credit

     At June 30,1997, the Company has a $1,750,000 line of credit agreement with a bank, with interest at prime plus 2%. The line of credit is secured by the Company's accounts receivable and is guaranteed by the principal stockholders of the Company.

     As of June 30, 1997 and 1996, there were no amounts outstanding under the agreement.

(7)  Other Expense

     Other expenses include approximately $969,000, $436,000 and $529,000 in 1997, 1996 and 1995 respectively, incurred in connection with the Company's ongoing review of potential strategic merger partners.

(8)  Agreement with Investor

     In 1994, the Company entered into an agreement (the "Agreement") with another company (the "Investor") whereby the Investor acquired a 10 percent ownership interest in newly formed Cambridge Energy Research Associates Limited Partnership ("CERA, L.P.") (a Delaware limited partnership) and the Company acquired a 90 percent ownership interest. The Company is the sole general partner of CERA, L.P. The Investor is the only limited partner. CERA, L.P. became the operating entity. At June 30, 1997 and 1996, the Company's only significant asset is its 90 percent ownership interest in CERA, L.P.

     The Company contributed all of its assets to, and all of its liabilities were assumed by, CERA, L.P. in exchange for its 90 percent ownership interest. The Investor purchased its 10 percent interest from CERA, L.P. for $2,800,000 which was distributed by CERA, L.P. to the Company and then paid to the Company's stockholders as a special dividend.

     In conjunction with the Agreement, CERA, L.P. entered into an advisory agreement with the Investor under which CERA, L.P. is to provide professional services to the Investor over an initial three-year term (subject to early-termination rights of both parties).

     Until October 31, 1998, under certain provisions of the Agreement, CERA,
          L.P. could be obligated to repurchase, at fair market value, the Investor's ten percent interest.

(9)  Commitment

     Common Stock Redemption
     The Company is obligated to purchase terminated employees' shares of common stock of the Company, generally at appraised fair market value. In the event of a stockholder's death, the redemption price is funded in part by company-owned life insurance policies on the lives of certain stockholders.

(10) Subsequent Event

     On August 1, 1997, the Company entered into an agreement with Global
          Decisions Group LLC (the Parent) in which the stockholders of the Company will exchange their outstanding stock of the Company for units of capital of the Parent. The Company will be a wholly owned subsidiary of the Parent following the exchange. In addition, the limited partner of CERA, L.P. also agreed to exchange its limited partnership interest in CERA, L.P. for units of capital of the Parent. Closing of this transaction is anticipated by the end of calendar year 1997.

            CAMBRIDGE ENERGY RESEARCH ASSOCIATES, INC. AND SUBSIDIARY

                           Consolidated Balance Sheet

                               September 30, 1997
                                   (unaudited)

                                     Assets
                                     ------
Current assets:
  Cash and cash equivalents                                                        $ 4,025,073
  Accounts receivable, trade, less allowance for doubtful accounts of $252,498       7,143,145
  Prepaid expenses and other current assets                                            493,532
                                                                                   -----------
      Total current assets                                                          11,661,750
                                                                                   -----------


Property and equipment, at cost                                                      3,260,014
  Accumulated depreciation and amortization                                          1,727,669
                                                                                   -----------
      Net property and equipment                                                     1,532,345
                                                                                   -----------

Other assets                                                                           116,023
                                                                                   -----------

                                                                                   $13,310,118
                                                                                   ===========

                           Liabilities and Stockholders' Equity
                           ------------------------------------
Current liabilities:
  Obligations under capital lease                                                  $     8,426
  Accounts payable                                                                     685,660
  Accrued liabilities:
    Accrued compensation                                                             3,659,826
    Accrued other                                                                    1,428,891
  Deferred revenues                                                                  7,241,077
                                                                                   -----------
      Total current liabilities                                                     13,023,880
                                                                                   -----------

Commitments and contingencies

Minority interest                                                                       41,013

Stockholders' Equity
  Voting common stock, $.01 par value. Authorized and issued 200,000 shares              2,000
  Nonvoting common stock, $.01 par value. Authorized 200,000 shares; issued
    62,887 shares                                                                          628
  Additional paid-in capital                                                            67,589
  Retained earnings                                                                    501,219
  Treasury stock, at cost, 12,000 voting common shares and 10,881 nonvoting
    common shares                                                                     (328,000)
  Cumulative translation adjustment                                                      1,789
                                                                                   -----------
      Total stockholders' equity                                                       245,225
                                                                                   -----------
                                                                                   $13,310,118
                                                                                   ===========

            CAMBRIDGE ENERGY RESEARCH ASSOCIATES, INC. AND SUBSIDIARY

                        Consolidated Statement of Income

                     Three months ended September 30, 1997
                                   (unaudited)

Revenues                                                       $8,207,974
Cost of revenues                                                4,243,042
                                                               ----------
      Gross profit                                              3,964,932

Selling, general and administrative expenses                    2,831,177
                                                               ----------
      Income from operations                                    1,133,755

Other income (expense):
  Interest income                                                  63,745
  Other, net                                                     (457,182)
                                                               ----------

      Income before minority interest and income taxes            740,318

Minority interest                                                 (70,138)
                                                               ----------

  Income before income taxes                                      670,180

Provision for income taxes                                         38,940
                                                               ----------

      Net income                                               $  631,240
                                                               ==========

Net Income per share                                           $     2.63
                                                               ==========

Weighted average common shares                                    240,006
                                                               ==========

            CAMBRIDGE ENERGY RESEARCH ASSOCIATES, INC. AND SUBSIDIARY

                             Statement of Cash Flows

                     Three months ended September 30, 1997
                                   (unaudited)


Cash flows from operating activities:
  Net income                                               $   631,240
  Adjustments to reconcile net income to net cash
    provided by operating activities:                       (1,357,807)
                                                           -----------
        Net cash used by operating activities                 (726,567)
                                                           -----------


Cash flows from investing activities:
  Purchase of property and equipment                          (187,180)
                                                           -----------
        Net cash used by investing activities                 (187,180)
                                                           -----------

Cash flows from financing activities:
  Principal payments on capital lease obligation                (3,514)
                                                           -----------
        Net cash used by financing activities                   (3,514)
                                                           -----------


Net decrease in cash and cash equivalents                     (917,261)

Cash and cash equivalents at beginning of period             4,942,334
                                                           -----------

Cash and cash equivalents at end of period                 $ 4,025,073
                                                           ===========

            CAMBRIDGE ENERGY RESEARCH ASSOCIATES, INC. AND SUBSIDIARY

            Consolidated Statement of Stockholders' Equity (Deficit)

                     Three months ended September 30, 1997
                                   (unaudited)


                                                Voting                 Nonvoting
                                              Common Stock           Common Stock           Treasury Stock           Additional
                                            -----------------       ----------------      --------------------        Paid-in
                                            Shares     Amount       Shares    Amount      Shares      Amount          Capital
                                           -------     ------       ------    ------      ------    ----------       ----------

Balance, June 30, 1997                     200,000     $2,000       62,887     $628       22,881    $(328,000)         $67,589

Net income                                      --         --           --       --           --           --               --

Cumulative translation adjustment               --         --           --       --           --           --               --
                                           -------     ------       ------     ----       ------    ---------          -------
Balance, September 30, 1997                200,000     $2,000       62,887     $628       22,881    $(328,000)         $67,589
                                           =======     ======       ======     ====       ======    =========          =======


                                           Retained         Foreign           Total
                                           Earnings         Currency       Stockholders'
                                           (Deficit)      Translation    Equity (Deficit)
                                          ----------      -----------    ----------------

Balance, June 30, 1997                    $(130,021)       $(13,544)         $(401,348)

Net income                                  631,240              --            631,240

Cumulative translation adjustment                --          15,333             15,333
                                          ---------        --------          ---------
Balance, September 30, 1997               $ 501,219        $  1,789          $ 245,225
                                          =========        ========          =========

                                                                         Annex A
                                                                         -------


================================================================================

                               PLAN OF MERGER AND

                               EXCHANGE AGREEMENT

                                  by and among

                                MCM GROUP, INC.,

                           GLOBAL DECISIONS GROUP LLC,

                             GDG MERGER CORPORATION,

                        CERTAIN STOCKHOLDERS NAMED HEREIN

                                       and

                          THE GOLDMAN SACHS GROUP, L.P.

                      ------------------------------------

                           Dated as of August 1, 1997

                      ------------------------------------

================================================================================

                               TABLE OF CONTENTS

                                                                          Page

                                  ARTICLE I

                               THE TRANSACTIONS

1.1  Merger and Exchanges....................................................4
        1.1.1.  Consummation of the Transactions.............................4
        1.1.2.  Closing......................................................5
1.2  The Merger..............................................................7
        1.2.1.  Effect of the Merger.........................................7
        1.2.2.  Organizational Documents, Directors and
          Officers of the Surviving Corporation..............................7
        1.2.3.  Further Assurances...........................................8
        1.2.4.  Conversion of Common Stock and Options.......................8
        1.2.5.  Dissenting Shares...........................................10
        1.2.6.  MGI Certificates............................................10
1.3  Exchange of CERA Common Stock..........................................12
1.4  Exchange of GS LP Interest.............................................13
1.5  Grant of LLC Units and Contingent LLC Units to CERA
        Management Members..................................................14
1.6  Calculation of CERA CAGR...............................................16
1.7  No Fractional LLC Units................................................18
1.8  Adjustments to Per Share MGI Allocated LLC Units,
        etc.................................................................18
1.9     Treatment of the Transactions for Income Tax
        Purposes............................................................19

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

2.1  Representations and Warranties of the Stockholders
        and GS LP...........................................................20
        2.1.1.  Existence and Good Standing; No Violations;
          Consents and Approvals............................................21
        2.1.2.  Capitalization; Ownership...................................22
        2.1.3.  Financial Statements........................................24
        2.1.4.  Absence of Undisclosed Liabilities..........................24
        2.1.5.  Absence of Changes..........................................25
        2.1.6.  Taxes.......................................................26
        2.1.7.  Properties and Assets.......................................29
        2.1.8.  Contracts...................................................31
        2.1.9.  Intellectual Property.......................................32
        2.1.10.  Insurance..................................................34

        2.1.11.  Litigation.................................................35
        2.1.12.  Compliance with Laws and Other Instruments.................36
        2.1.13.  Affiliate Relationships....................................36
        2.1.14.  Information in Registration Statement and
          Offer Documents...................................................36
        2.1.15.  Employees, Labor Matters, etc..............................37
        2.1.16.  ERISA......................................................37
        2.1.17.  Brokers....................................................40
        2.1.18.  Clients....................................................40
2.2  Representations and Warranties of the Stockholders.....................40
        2.2.1.  Authorization...............................................40
        2.2.2.  No Violations; Consents and Approvals.......................41
        2.2.3.  Ownership...................................................41
2.3  Additional Representations and Warranties of GS LP.....................42
        2.3.1.  Existence and Good Standing; Power and
          Authority.........................................................42
        2.3.2.  No Violations; Consents and Approvals.......................43
        2.3.3.  Ownership...................................................43
2.4  Representations and Warranties of MGI..................................44
        2.4.1.  Authorization...............................................44
        2.4.2.  No Violations; Consents and Approvals.......................45
        2.4.3.  Ownership...................................................45
        2.4.4.  Existence and Good Standing.................................46
        2.4.5.  Capitalization; Ownership...................................47
        2.4.6.  Financial Statements........................................48
        2.4.7.  Absence of Undisclosed Liabilities..........................49
        2.4.8.  Absence of Changes..........................................49
        2.4.9.  Taxes.......................................................51
        2.4.10.  Properties and Assets......................................53
        2.4.11.  Contracts..................................................55
        2.4.12.  Intellectual Property......................................56
        2.4.13.  Insurance..................................................58
        2.4.14.  Litigation.................................................59
        2.4.15.  Compliance with Laws and Other Instruments.................59
        2.4.16.  Affiliate Relationships....................................59
        2.4.17.  Information in Registration Statement and
          Offer Documents...................................................60
        2.4.18.  Employees, Labor Matters, etc..............................60
        2.4.19.  ERISA......................................................61
        2.4.20.  Brokers....................................................63
        2.4.21.  Vendor Distribution Firms and Customers....................63
2.5  Representations and Warranties of MGI, the Parent and
        Merger Sub..........................................................63
        2.5.1.  Limited Liability Company Status and
          Authority of the Parent...........................................64
        2.5.2.  Ownership and Status of Parent..............................64
        2.5.3.  Corporate Status, Ownership and Authority of
          Merger Sub........................................................65
        2.5.4.  No Violations; Consents and Approvals.......................66

        2.5.5.  Information in Registration Statement and
          Offer Documents...................................................66
        2.5.6.  Brokers.....................................................67

                                   ARTICLE III

                                    COVENANTS

3.1  Covenants of the Stockholders..........................................67
        3.1.1.  Conduct of Business.........................................67
        3.1.2.  CERA Cash Distribution......................................71
        3.1.3.  Access and Information......................................72
        3.1.4.  Financial Information.......................................72
        3.1.5.  No Solicitation.............................................72
        3.1.6.  FIRPTA Affidavits...........................................73
3.2  Covenants of MGI.......................................................73
        3.2.1.  Conduct of Business.........................................73
        3.2.2.  CERA Distribution Loan......................................76
        3.2.3.  Financing...................................................76
        3.2.4.  Access and Information......................................76
        3.2.5.  Financial Information.......................................77
        3.2.6.  FIRPTA Certification........................................77
        3.2.7.  No Solicitation.............................................77
3.3  Covenants of GS LP.....................................................78
        3.3.1.  No Solicitation.............................................78
        3.3.2.  FIRPTA Affidavit............................................78
        3.3.3.  Consent and Waiver..........................................78
3.4  Additional Agreements..................................................79
        3.4.1.  Confidentiality.............................................79
        3.4.2.  Registration Statement......................................81
        3.4.3.  Public Announcements........................................82
        3.4.4.  Further Actions.............................................83
        3.4.5.  Tax Affairs.................................................84

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

4.1  Conditions to Obligations of Each Party................................85
        4.1.1.  HSR Act Notification........................................85
        4.1.2.  Other Governmental Approvals................................85
        4.1.3.  No Injunction, etc..........................................85
        4.1.4.  Registration Statement......................................86
        4.1.5.  Certain Distributions.......................................86
        4.1.6.  LLC Agreement...............................................86
4.2  Conditions to Obligations of MGI, the Parent and
        Merger Sub..........................................................86
        4.2.1.  Representations, Performance, etc...........................87
        4.2.2.  Material Adverse Effect.....................................88

        4.2.3.  Employment Agreements.......................................88
        4.2.4.  Consulting and Indemnification Agreements...................88
        4.2.5.  Opinions of Counsel.........................................88
        4.2.6.  FIRPTA Affidavit............................................88
        4.2.7.  Consents and Approvals......................................88
        4.2.8.  Financing...................................................89
        4.2.9.  CERA Board of Directors.....................................89
        4.2.10.  CERA and GS LP Holder Information Forms....................89
        4.2.11.  Copyrights.................................................89
        4.2.12.  CERA Organizational Documents..............................89
        4.2.13.  Termination of Line of Credit..............................90
        4.2.14.  Proceedings................................................90
4.3  Conditions to Obligations of the Stockholders and GS
        LP..................................................................90
        4.3.1.  Representations; Performance................................90
        4.3.2.  Material Adverse Effect.....................................91
        4.3.3.  Opinion of Counsel..........................................91
        4.3.4.  Consents and Approvals......................................92
        4.3.5.  MGI Board of Directors......................................92
        4.3.6.  MGI Organizational Documents................................92
        4.3.7.  Proceedings.................................................92

                                    ARTICLE V

                                OTHER AGREEMENTS

5.1  Noncompetition.........................................................93
5.2  Enforceability of Covenants............................................94
5.3  Further Actions and Events.............................................95
        5.3.1.  Termination or Adoption of Certain
          Arrangements......................................................95
5.4  Certain Payments to CERA Management Members............................97
5.5  Grants of Options to Purchase LLC Units................................97

                                   ARTICLE VI

                                   TERMINATION

6.1  Termination............................................................98
6.2  Effect of Termination..................................................99

                                   ARTICLE VII

                                 INDEMNIFICATION

7.1  Indemnification by the Stockholders and GS LP.........................100
7.2  Indemnification by MGI................................................101
7.3  Further Indemnification by GS LP......................................102
7.4  Payment Adjustments, etc..............................................102
7.5  Indemnification Procedures; Limitations...............................103
7.6  Survival of Representations and Warranties, etc.......................105

                                  ARTICLE VIII

                           DEFINITIONS; MISCELLANEOUS

8.1  Definition of Certain Terms...........................................106
8.2  Expenses..............................................................124
8.3  Severability..........................................................124
8.4  Notices...............................................................124
8.5  Miscellaneous.........................................................127
        8.5.1.  Headings...................................................127
        8.5.2.  Entire Agreement...........................................127
        8.5.3.  Counterparts...............................................127
        8.5.4.  Governing Law..............................................127
        8.5.5.  Binding Effect.............................................128
        8.5.6.  Assignment.................................................128
        8.5.7.  No Third Party Beneficiaries...............................128
        8.5.8.  Waiver of Jury Trial.......................................128
        8.5.9.  Amendment; Waivers.........................................129

EXHIBITS

Exhibit A         --       CERA Management Members
Exhibit B         --       Form of Cambridge Energy Research
                           Associates, Inc. LLC Unit Grant Plan
Exhibit C         --       Initial CERA Option Grantees
Exhibit D         --       CERA Holder Information Form
Exhibit E         --       GS LP Holder Information Form
Exhibit F         --       Form of Contingent Option Agreement
Exhibit G         --       Form of Amended Certificate of
                           Incorporation of MGI
Exhibit H         --       MGI Holder Information Form
Exhibit I         --       Form of Amended and Restated Limited
                           Liability Company Agreement
Exhibit J         --       Form of Employment Agreement
Exhibit K         --       Form of MCM Group, Inc. Management LLC
                           Unit Option Plan
Exhibit L         --       Form of Cambridge Energy Research
                           Associates, Inc. Management LLC Unit
                           Option Plan
Exhibit M         --       CERA CAGR Formula
Exhibit N         --       Notice Addresses

                  PLAN OF MERGER AND EXCHANGE AGREEMENT

            PLAN OF MERGER AND EXCHANGE AGREEMENT, dated as of August 1, 1997, by and among MCM Group, Inc., a Delaware corporation ("MGI"), Global Decisions Group LLC, a Delaware limited liability company (the "Parent"), GDG Merger Corporation, a Delaware corporation and a wholly owned subsidiary of the Parent ("Merger Sub"), the individuals and entities listed on the signature pages hereto under the heading "Stockholders" (the "Stockholders") and The Goldman Sachs Group, L.P., a Delaware limited partnership ("GS LP").


                          W I T N E S S E T H:

            WHEREAS, the Parent has been formed for the purpose of acquiring (i) all of the outstanding shares of capital stock of MGI through a merger of Merger Sub with and into MGI (the "Merger") and (ii) all of the outstanding shares of capital stock of Cambridge Energy Research Associates, Inc., a Massachusetts corporation ("CERA Inc."), and certain of the limited partnership interests of Cambridge Energy Research Associates Limited Partnership, a Delaware limited partnership ("CERA LP"), the general partner of which is CERA Inc., pursuant to the terms and conditions set forth in this Agreement (capitalized terms used herein without definition having the meanings specified therefor in Section 8.1);

            WHEREAS, on the date hereof, the Stockholders own, beneficially and of record, all of the outstanding shares (the "CERA Stockholders Common Stock") of Common Stock, par value $.01 per share ("CERA Voting Common Stock"), and NonVoting Common Stock, par value $.01 per share ("CERA NonVoting Common Stock" and, together with the CERA Voting Common Stock, "CERA Common Stock"), of CERA Inc., and GS LP owns, beneficially and of record, all of the outstanding limited partnership interests in CERA LP other than such partnership interests that are owned by CERA Inc. (the "GS Partnership Interest");

            WHEREAS, on the day immediately preceding the Closing Date, McCarthy, Crisanti & Maffei, Inc., a New York corporation and a wholly owned subsidiary of MGI ("MCM"), intends to lend up to $25,000,000 to CERA Inc. (the "CERA Distribution Loan"), and CERA Inc. will apply a portion of such funds, together with CERA Inc.'s available cash, to the extent necessary, to make a distribution to the Stockholders in an aggregate amount equal to $21,510,000 and will apply the remainder of such funds and available cash to purchase a portion of the GS Partnership Interest from GS LP for a purchase price of $2,390,000 (such applications of such funds and available cash, the "CERA Cash Distribution");

            WHEREAS, pursuant to the terms and conditions set forth in this Agreement, each of the Stockholders wishes to contribute to the Parent all of the shares of CERA Common Stock owned by such Stockholder in exchange (the "CERA Stock Exchange") for (i) units of capital of the Parent ("LLC Units") representing limited liability company interests in the Parent, (ii) CERA Contingent Options and (iii) the right to receive, under certain circumstances, Contingent LLC Units;

            WHEREAS, pursuant to the terms and conditions set forth in this Agreement, GS LP wishes to contribute to the Parent all of the GS Partnership Interest owned by it following the CERA Cash Distribution in exchange (the "GS Partnership Interest Exchange" and, together with the Merger and the CERA Stock Exchange, the "Transactions") for (i) LLC Units, (ii) GS Contingent Options and
(iii) the right to receive, under certain circumstances, Contingent LLC Units, whereupon the Parent will immediately transfer or cause to be transferred to CERA Inc. such GS Partnership Interest;

            WHEREAS, upon such transfer to CERA Inc. of such GS Partnership Interest, CERA Inc. will become the sole partner of CERA LP, and CERA LP will be dissolved by operation of law (the "CERA Roll-up");

            WHEREAS, pursuant to the terms and conditions set forth in this Agreement, Parent, Merger Sub and MGI wish to cause Merger Sub to be merged with and into MGI, and to cause the then outstanding shares of MGI Common Stock to be converted into LLC Units;

            WHEREAS, in connection with the Closing, the parties hereto agree to cause certain agreements and arrangements relating to (i) the ownership and operations of CERA Inc. and CERA LP and (ii) the relationship among CERA Inc., CERA LP and GS LP to be amended, terminated and/or replaced, in each case as further set forth herein;

            WHEREAS, promptly after the Closing Date, (i) the Parent will issue to CERA Inc., and CERA Inc. will transfer to the management employees of and consultants to CERA Inc. listed on Exhibit A hereto (the "CERA Management Members"), an aggregate of 106,875 LLC Units, and (ii) the Parent will enter into an agreement with CERA Inc., granting CERA Inc. the right to purchase, under certain circumstances, an aggregate of 7.125% of the Contingent LLC Units, and CERA Inc. will grant to the CERA Management Members a right to receive their respective pro rata portions of such Contingent LLC Units, in each case pursuant to the Cambridge Energy Research Associates, Inc. LLC Unit Grant Plan, substantially in the form of Exhibit B attached hereto, to be adopted by CERA Inc. simultaneously with the Closing (the "CERA LLC Unit Grant Plan") and CERA LLC Unit Grant Agreements to be entered into with each CERA Management Member;

            WHEREAS, promptly after the Closing Date, CERA Inc. will grant to the employees of and consultants to CERA Inc. listed on Exhibit C hereto (the "Initial CERA Option Grantees"), pursuant to the CERA Option Plan, options to purchase an aggregate of 231,500 LLC Units, at an exercise price of $18.31 per LLC Unit; and

            WHEREAS, MGI, the Parent, Merger Sub, the Stockholders and GS LP desire to make certain representations, warranties and agreements in connection with the Transactions and also to prescribe various conditions to the Transactions;

            NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties made herein and of the mutual benefits to be derived therefrom, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                THE TRANSACTIONS

            1.1  Merger and Exchanges.

            1.1.1. Consummation of the Transactions. Subject to the terms and conditions of this Agreement, on the Closing Date, (a) the Stockholders shall contribute to the Parent all of the shares of CERA Common Stock owned by each of them, and the Parent, in exchange therefor, shall issue to each of them the respective numbers of CERA Allocated LLC Units, shall grant to each of them the respective numbers of CERA Contingent Options and shall grant to each of them the right to receive the respective numbers of Contingent LLC Units, in each case as determined pursuant to Section 1.3,

(b) GS LP shall contribute to the Parent all of the GS Partnership Interest owned by it following the CERA Cash Distribution, and the Parent, in exchange therefor, shall issue to GS LP the GS Allocated LLC Units, shall grant to GS LP the GS Contingent Options and shall grant to GS LP the right to receive 10% of the Contingent LLC Units, and (c) Merger Sub shall be merged with and into MGI, and the outstanding shares of MGI Common Stock shall be converted into the right to receive the number of LLC Units determined pursuant to Section 1.2.4(a).

            1.1.2. Closing. Subject to the satisfaction or waiver of all of the conditions to closing contained in Article IV, the closing of the Transactions (the "Closing") shall take place at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York, as soon as the office of the Secretary of State of the State of Delaware shall be open for the filing of the Certificate of Merger, on the fifth Business Day after the satisfaction or waiver of the conditions to Closing contained in Sections 4.1.1, 4.1.2 and 4.1.4, or at such other time or on such other date as the parties may agree to in writing or to which the Closing shall be extended as a result of the proviso to Section 4.2.1(a)(i) or the proviso to Section 4.3.1(a)(i) (the date the Closing occurs is referred to herein as the "Closing Date").

            At the Closing:

            (a) the Stockholders shall deliver, or cause to be delivered, to the Parent, free and clear of any Liens, stock certificates representing all of the then outstanding shares of CERA Common Stock, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, and bearing or accompanied by all requisite stock transfer stamps, and a completed and duly executed CERA Holder Information Form for each Stockholder, substantially in the form attached hereto as Exhibit D;

            (b) GS LP shall deliver, or cause to be delivered, to the Parent a duly executed and acknowledged instrument of assignment and assumption, assigning to the Parent all of the GS Partnership Interest then owned by GS LP, together with the certificates or instruments, if any, representing such GS Partnership Interest, and a completed and duly executed GS LP Holder Information Form, substantially in the form attached hereto as Exhibit E, and the Parent shall deliver, or cause to be delivered, to CERA Inc. a duly executed and acknowledged instrument of assignment and assumption, assigning to CERA Inc. all of such GS Partnership Interest, together with the certificates or instruments, if any, representing such GS Partnership Interest, it being agreed that the Parent may direct GS LP to deliver such certificates or instruments directly to CERA Inc.;

            (c) the Parent shall deliver, or cause to be delivered, to each Stockholder and GS LP certificates representing the respective LLC Units to be issued to them on the Closing Date in exchange for their shares of CERA Common Stock or the GS Partnership Interest, as the case may be, and a Contingent Option Agreement, substantially in the form of Exhibit F hereto (each, a "Contingent Option Agreement"), evidencing the grant of Contingent Options to such Stockholder or GS LP, and shall grant to each of them the right to receive, under the circumstances described in Sections 1.3 and 1.4, their respective Contingent LLC Units;

            (d) MGI shall execute and file a Certificate of Merger (together with any other documents required by Applicable Law to effectuate the Merger) with the Secretary of State of the State of Delaware in accordance with Sections 251 and 103 of the DGCL (the "Certificate of Merger"). The Merger shall become effective simultaneously with the filing of the Certificate of Merger. The time when the Merger shall become effective is referred to in this Agreement as the "Effective Time";

            (e) the Parent shall deliver, or cause to be delivered, to the Exchange Agent certificates representing the respective LLC Units to be issued to each of the holders of shares of MGI Common Stock in exchange for such shares pursuant to Section 1.2.6;

            (f) each party hereto shall deliver, or cause to be delivered, to the other parties hereto the certificates and other documents required to be delivered pursuant to Article IV; and

            (g) the parties hereto shall cause the occurrence of the events and transactions set forth in Section 5.3.1, subject to the terms and conditions of, and as more fully described in, such Section.

            1.2  The Merger.

            1.2.1. Effect of the Merger. In accordance with and subject to the terms and provisions of this Agreement and the DGCL, at the Effective Time: (i) the separate existence of Merger Sub shall cease and MGI shall be the surviving corporation (the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware; (ii) all rights, privileges, immunities, powers, purposes, franchises, properties and assets of MGI and Merger Sub shall vest in the Surviving Corporation; and (iii) all debts, liabilities, obligations, restrictions, disabilities and duties of MGI and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

            1.2.2. Organizational Documents, Directors and Officers of the Surviving Corporation. (a) Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of MGI shall be amended to read in its entirety as set forth in Exhibit G hereto, and as so amended shall be the certificate of incorporation of the Surviving Corporation until thereafter amended, altered or repealed as provided therein or by Applicable Law.

            (b) By-Laws. From and after the Effective Time, the by-laws of Merger Sub in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation until thereafter amended, altered or repealed as provided therein.

            (c) Directors and Officers. From and after the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and the officers of MGI immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation until his or her successor is elected or appointed, as the case may be, and qualified or until his or her earlier death, resignation, disqualification or removal.

            1.2.3. Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of MGI or Merger Sub, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to solicit in the name of MGI or Merger Sub any third party consents or other documents required to be delivered by any third party, to execute and deliver, in the name and on behalf of MGI or Merger Sub, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of MGI or Merger Sub, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of MGI or Merger Sub and otherwise to carry out the purposes of this Agreement.

            1.2.4. Conversion of Common Stock and Options. (a) Common Stock in General. Each share of MGI Common Stock outstanding at the Effective Time (except for (x) any shares of MGI Common Stock then held in the treasury of MGI and (y) Dissenting Shares) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive
9.55555 LLC Units, as such number may be adjusted pursuant to Section 1.8 (as so adjusted, the "Per Share MGI Allocated LLC Units").

            (b) Shares Held by MGI. Each share of MGI Common Stock that at the Effective Time is held in the treasury of MGI shall, by virtue of the Merger and without any action on the part of MGI, be cancelled and retired and cease to exist, without any conversion thereof.

            (c) No Rights as Stockholders. The holders of certificates representing shares of MGI Common Stock shall as of the Effective Time cease to have any rights as stockholders of MGI, except such rights, if any, as holders of Dissenting Shares may have pursuant to the DGCL, and, except as aforesaid, their sole right shall be the right to receive the number of LLC Units into which their respective shares of MGI Common Stock shall have been converted, as determined and issued in the manner set forth in this Agreement.

            (d) Employee Options. At the Effective Time, (i) each then outstanding option to purchase shares of MGI Common Stock (each such option, an "MGI Special Option") granted under the MCM Group, Inc. Special Stock Option Plan (such plan, the "MGI Special Options Plan") and (ii) each then outstanding option to purchase shares of MGI Common

Stock (each such option, an "MGI Employee Option" and, together with the MGI Special Options, the "Existing MGI Options") granted under the MCM Group, Inc. Stock Option Plan (such plan, the "MGI Management Option Plan" and, together with the MGI Special Options Plan, the "MGI Option Plans"), shall automatically be converted, without any action on the part of MGI or the holder of such Existing MGI Option, into an equivalent option to purchase from MGI a number of LLC Units equal to the product of (x) the Per Share MGI Allocated LLC Units and
(y) the number of shares of MGI Common Stock subject to such Existing MGI Option immediately prior to the Effective Time, for an exercise price per LLC Unit equal to the quotient obtained by dividing (i) the exercise price per share of MGI Common Stock of such Existing MGI Option by (ii) the Per Share MGI Allocated LLC Units. All other terms and conditions of the Existing MGI Options, including such terms relating to the vesting, exercisability and termination of such Existing MGI Options, shall remain in full force and effect following the Effective Time, as the same may be amended from time to time in accordance with the management stock option agreement entered into by and between MGI and each holder of Existing MGI Options.

            (e) Common Stock of Merger Sub. At the Effective Time, each share of common stock of Merger Sub then issued and outstanding shall, by virtue of the Merger and without any action on the part of Merger Sub, be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

            1.2.5. Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of MGI Common Stock which are held by stockholders who shall have effectively dissented from the Merger and perfected their appraisal rights in accordance with the provisions of Section 262 of the DGCL (the "Dissenting Shares"), shall not be converted into or be exchangeable for the right to receive LLC Units, but the holders thereof shall be entitled to payment from the Surviving Corporation of the appraised value of such shares in accordance with the provisions of Section 262 of the DGCL.

            1.2.6. MGI Certificates. (a) Surrender of Certificates, etc. After the Effective Time, each holder of an outstanding certificate or certificates which immediately prior thereto represented shares of MGI Common Stock (the "MGI Certificates") shall, upon surrender to the Exchange

Agent of such MGI Certificate or Certificates and delivery to the Exchange Agent of a completed and duly executed MGI Holder Information Form, substantially in the form attached hereto as Exhibit H, be entitled to receive a certificate or certificates representing the aggregate number of LLC Units (each, an "LLC Certificate") into which the aggregate number of shares of MGI Common Stock previously represented by such MGI Certificate or Certificates surrendered shall have been converted pursuant to this Agreement. The Exchange Agent shall deliver all LLC Certificates which each holder of MGI Common Stock is entitled to receive pursuant to this Section 1.2.6(a) within ten Business Days following such holder's surrender of such holder's MGI Certificates. With respect to any MGI Certificate alleged to have been lost, stolen or destroyed, the owner or owners of such MGI Certificate shall be entitled to receive LLC Certificates in respect of such MGI Certificate upon delivery to the Exchange Agent of an affidavit of such owner or owners setting forth such allegation and a bond sufficient to indemnify the Parent and the Surviving Corporation against any claim that may be made against either of them on account of the alleged loss, theft or destruction of any such MGI Certificate or the delivery of such LLC Certificates.

            (b) Endorsement of MGI Certificates; Transfer Taxes. If an LLC Certificate is to be delivered to a Person other than the Person in whose name the MGI Certificate surrendered in exchange therefor is registered, it shall be a condition to delivery of such LLC Certificate that the MGI Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer, and that the Person requesting such LLC Certificate shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of the MGI Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such Tax has been paid or is not applicable.

            (c) Status of Certificates. Until surrendered in accordance with the provisions of this Section 1.2.6, from and after the Effective Time, each MGI Certificate (other than (i) MGI Certificates representing shares of MGI Common Stock held in the treasury of the Surviving Corporation and (ii) Dissenting Shares in respect of which appraisal rights are perfected) shall represent for all purposes only the right to receive such number of LLC Units as determined in the manner set forth in this Agreement and shall not itself represent an equity interest in the Parent, which shall be represented only by LLC Units.

            (d) No Further Transfers. After the Effective Time there shall be no transfers on the stock transfer books of the Surviving Corporation of the shares of MGI Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, MGI Certificates are presented to the Surviving Corporation, they shall be surrendered to the Exchange Agent and cancelled and exchanged for LLC Certificates only as provided in Section 1.2.6(a).

            1.3 Exchange of CERA Common Stock. At the Closing, each share of CERA Common Stock owned by a Stockholder immediately prior to the Closing shall be exchanged for (a) a number of LLC Units equal to (x) 1,243,125 as such number may be adjusted pursuant to Section 1.8 (as so adjusted, the "CERA Allocated LLC Units"), divided by (y) the aggregate number of shares of CERA Common Stock outstanding immediately prior to the Closing, (b) the grant by the Parent to each such Stockholder, pursuant to separate Contingent Option Agreements to be entered into at the Closing by and between the Parent and each such Stockholder, of an option (each such option, a "CERA Contingent Option") to purchase at a per LLC Unit price equal to $34.53 in the event that the CERA CAGR shall be equal to or greater than 20%, a number of LLC Units equal to the product of (x) (A) 88,870, as such number may be adjusted pursuant to Section 1.8 (as so adjusted, the "CERA Contingent Option LLC Units"), divided by (B) the aggregate number of shares of CERA Common Stock outstanding immediately prior to the Closing and (y) the number of shares of CERA Common Stock exchanged by such Stockholder in the CERA Stock Exchange, and (c) in the event that the CERA CAGR shall be equal to or greater than 16% (which event the parties hereto hereby agree shall indicate that the CERA Common Stock had a value as of the Closing Date in excess of the value initially agreed upon by the parties hereto), a right to receive additional LLC Units (which right shall be transferable only (1) by will or the laws of descent or distribution upon the death of a Stockholder who is a natural person, (2) in the case of a Stockholder who is a natural person, to a trust the only actual beneficiaries under which are such Stockholder and/or one or more of such Stockholder's brothers and sisters (whether by whole or half blood), spouse, ancestors and lineal descendants and (3) in the case of a Stockholder that is a trust, to the beneficiaries of such trust) as follows: each Stockholder who participated in the CERA Stock Exchange (or a permitted transferee of such right) shall be entitled to receive, as of June 30, 2000 or, in the event of the first to occur, prior to June 30, 2000, of a Sale of the Parent or CERA Inc., a Spin-Off of CERA Inc. or a Public Offering, as of the closing date of such Sale, Spin-Off or Public Offering, as the case may be, a number of Contingent LLC Units equal to the product of (x) (A) 82.875% of the Contingent LLC Units divided by (B) the aggregate number of shares of CERA Common Stock outstanding immediately prior to the Closing and (y) the number of shares of CERA Common Stock exchanged by such Stockholder in the CERA Stock Exchange.

            1.4 Exchange of GS LP Interest. At the Closing, the portion of the GS Partnership Interest owned by GS LP immediately prior to the Closing shall be exchanged for (a) 150,000 LLC Units, as such number may be adjusted pursuant to
Section 1.8 (as so adjusted, the "GS Allocated LLC Units"), (b) the grant by the Parent to GS LP, pursuant to a Contingent Option Agreement to be entered into at the Closing by and between the Parent and GS LP, of an option (such option, the "GS Contingent Option" and, together with the CERA Contingent Options, the "Contingent Options") to purchase at a per LLC Unit price equal to $34.53 in the event that the CERA CAGR shall be equal to or greater than 20%, 9,874 LLC Units, as such number may adjusted pursuant to Section 1.8 (as so adjusted, the "GS Contingent Option LLC Units"), and (c) in the event that the CERA CAGR shall be equal to or greater than 16% (which event the parties hereto hereby agree shall indicate that such portion of the GS Partnership Interest had a value as of the Closing Date in excess of the value initially agreed upon by the parties hereto), a right to receive additional LLC Units (which right shall not be transferable) as follows: GS LP shall be entitled to receive, as of June 30, 2000 or, in the event of the first to occur, prior to June 30, 2000, of a Sale of the Parent or CERA Inc., a Spin-Off of CERA Inc. or a Public Offering, as of the closing date of such Sale, Spin-Off or Public Offering, as the case may be, 10% of the Contingent LLC Units.

            1.5 Grant of LLC Units and Contingent LLC Units to CERA Management Members. Promptly after the Closing Date, (i) (A) the Parent shall issue to CERA Inc., for a purchase price per LLC Unit equal to the value per LLC Unit as of the Closing Date set forth in (or agreed upon pursuant to the provisions of)
Section 1.8, which purchase price shall be payable in cash or, at CERA Inc.'s option, by delivery of an interest-bearing promissory note (which interest will be payable in cash no less frequently than semi-annually) for such amount that will be payable at any time upon demand by the Parent, and (B) CERA Inc., pursuant to the CERA LLC Unit Grant Plan, shall grant to each CERA Management
Member who shall have entered into a CERA LLC Unit Grant Agreement with CERA Inc., such number of LLC Units (not to exceed an aggregate of 106,875 LLC Units) as is set forth opposite such CERA Management Member's name on Exhibit A hereto, and (ii) the Parent shall issue to CERA Inc. the right to purchase additional LLC Units, for a purchase price per LLC Unit equal to its fair market value (as determined in good faith by the Board of the Parent) at the time such Contingent LLC Units shall be deemed to have been issued pursuant to Section 1.6(b), and CERA Inc. shall grant to each such CERA Management Member, pursuant to a CERA LLC Unit Grant Agreement, a right to receive such additional LLC Units, as follows: in the event that the CERA CAGR shall be equal to or greater than 16%, CERA Inc. shall be entitled to purchase up to 7.125% of the Contingent LLC Units, and each such CERA Management Member shall be entitled to receive, as of June 30, 2000 or, in the event of the first to occur, prior to June 30, 2000, of a Sale of the Parent or CERA Inc., a Spin-Off of CERA Inc. or a Public Offering, as of the closing date of such Sale, Spin-Off or Public Offering, as the case may be, a number of Contingent LLC Units equal to the product of (x) (A) 7.125% of the Contingent LLC Units divided by (B) the aggregate number of LLC Units granted to the CERA Management Members pursuant to clause (i) of this Section
1.5 and (y) the number of LLC Units so granted to such CERA Management Member. If the employment of such CERA Management Member with (or, if such CERA Management Member is a consultant to rather than an employee of CERA Inc. or any of its Subsidiaries, the provision of services by such CERA Management Member
to) CERA Inc. or any of its Subsidiaries is terminated prior to June 30, 2000 or, in the event that, prior to June 30, 2000, a Sale of the Parent or CERA Inc., a Spin-Off of CERA Inc. or a Public Offering occurs, prior to the closing date of such Sale, Spin-Off or Public Offering, and (i) such employment or provision of services was terminated voluntarily by such CERA Management Member or by CERA Inc. or such Subsidiary for Cause (as defined in the CERA Option
Plan), then, immediately upon such termination of employment or provision of services, the right of such CERA Management Member to receive Contingent LLC Units shall terminate, and such CERA Management Member shall not be entitled to any payment in respect thereof, or (ii) such employment or provision of services was terminated for any other reason, then the right of such CERA Management Member to receive Contingent LLC Units shall terminate and, in lieu thereof, CERA Inc. shall pay to such CERA Management Member (or his or her permitted transferees as provided below), promptly after such termination of employment or provision of services, an amount in cash equal to the fair market value (as determined in good faith by the Board of the Parent), as of the date of such termination of employment or provision of services, of the number, if any, of Contingent LLC Units that would have been issuable to such CERA Management Member, based on the CERA CAGR as of such date (as determined in good faith by CERA Inc.), if the closing of a Nonqualifying Sale had occurred on such date. The right of each CERA Management Member to receive Contingent LLC Units pursuant to this Section 1.5 shall be transferable only (1) by will or the laws of descent or distribution upon the death of such CERA Management Member or (2) to a trust the only actual beneficiaries under which are such CERA Management Member and/or one or more of such CERA Management Member's brothers and sisters (whether by whole or half blood), spouse, ancestors and lineal descendants, provided that the Parent shall only be required to treat any such transferee as a permitted transferee for purposes of this Article I if it shall have received notice of such transfer.

            1.6 Calculation of CERA CAGR. (a) Not later than (x) 15 days after the audited financial statements of CERA Inc. for the fiscal year ended June 30, 2000 shall have been completed and delivered to the Parent or (y) if a Sale of the Parent or CERA Inc., a Spin-Off of CERA Inc. or a Public Offering shall be contemplated, five days prior to the scheduled closing date of such Sale, Spin-Off or Public Offering, the Board of the Parent shall determine, reasonably and in good faith, the CERA CAGR, and the Parent shall send a written notice to each Stockholder who participated in the CERA Stock Exchange, to GS LP and to each CERA Management Member who, as of the date of such notice, shall still have a right to receive Contingent LLC Units pursuant to Section 1.5 (or any permitted transferees of any of the foregoing), setting forth (i) the revenues of CERA Inc. for such fiscal year or, in the case of such Sale, Spin-Off or Public Offering, for the applicable period prior to such scheduled closing date, in each case as determined for purposes of calculating the CERA CAGR, (ii) the CERA CAGR and (iii) the number of Contingent LLC Units, if any, which each Stockholder, GS LP and each such CERA Management Member who shall still have a right to receive Contingent LLC Units pursuant to Section 1.5 (or any permitted transferees of any of the foregoing) have become entitled to receive (subject, in the case of such CERA Management Members, to the payment by CERA Inc. of the purchase price for the Contingent LLC Units to be issued to such CERA Management Members) pursuant to Sections 1.3, 1.4 and 1.5.

The determination by the Parent, as set forth in such notice, of the CERA CAGR and the number of Contingent LLC Units to be issued shall, in the absence of fraud, be final, conclusive and binding on the Stockholders, GS LP and the CERA Management Members.

            (b) In the case of clause (x) of Section 1.6(a), effective immediately upon the transmittal of the notice referred to in Section 1.6(a), or, in the case of clause (y) of Section 1.6(a), effective immediately prior to the closing of the Sale, Spin-Off or Public Offering referred to in such Section 1.6(a), each such Stockholder (or any permitted transferees of any of the foregoing) and GS LP shall be deemed, without any further action on the part of the Parent or any such Stockholder (or any permitted transferees of any of the foregoing) or GS LP, to be the owner, as of June 30, 2000 or immediately prior to the closing of such Sale, Spin-Off or Public Offering, as the case may be, of the respective number of Contingent LLC Units set forth in such notice. In the case of clause (x) of Section 1.6(a), effective immediately upon the later of
(i) the transmittal of the notice referred to in Section 1.6(a) and (ii) the payment by CERA Inc. of the purchase price for the Contingent LLC Units to be issued to CERA Management Members, or, in the case of clause (y) of Section 1.6(a), effective immediately prior to the closing of the Sale, Spin-off or Public Offering referred to in such Section 1.6(a) (provided that CERA Inc. shall have paid the purchase price for such Contingent LLC Units), each CERA Management Member who shall still have a right to receive Contingent LLC Units pursuant to Section 1.5 (or each of his or her permitted transferees) shall be deemed, without any further action on the part of the Parent, CERA Inc. or such CERA Management Member or permitted transferee, to be the owner, as of June 30, 2000 or immediately prior to the closing of such Sale, Spin-Off or Public Offering, as the case may be, of the respective number of Contingent LLC Units set forth in such notice. The Parent shall send to each such Stockholder, GS LP, each such CERA Management Member and each such permitted transferee a certificate or certificates representing such Contingent LLC Units promptly after delivery of the notice referred to in Section 1.6(a).

            (c) The Parent recognizes and understands that a significant portion of the consideration to be received by the Stockholders and GS LP in the CERA Stock Exchange and the GS Partnership Interest Exchange, respectively, is contingent and based upon the level of growth in revenues achieved by CERA Inc. during the three-year period between

June 30, 1997 and June 30, 2000. Accordingly, the Parent agrees to cooperate with CERA Inc. in CERA Inc.'s efforts to achieve the requisite level of revenue growth, principally by providing CERA Inc.'s management with the authority to manage and operate CERA Inc.'s business, subject to the reasonable oversight of CERA Inc.'s Board of Directors.

            1.7 No Fractional LLC Units. No certificates for fractions of LLC Units shall be issued pursuant to Section 1.2, 1.3, 1.4, 1.5 or 1.6. If the conversion of a Person's aggregate holdings of MGI Common Stock, or the aggregate number of LLC Units issuable to a Person at any time pursuant to the CERA Stock Exchange, the GS Partnership Interest Exchange or a Contingent Option or in connection with the Contingent LLC Units, results in a fractional LLC Unit, the aggregate number of LLC Units that such Person shall be entitled to receive shall be rounded to the nearest whole LLC Unit and, in the event that such aggregate number of LLC Units shall be rounded down, such Person shall not be entitled to any payment in respect of such fractional LLC Unit.

            1.8 Adjustments to Per Share MGI Allocated LLC Units, etc. The number of Per Share MGI Allocated LLC Units, CERA Allocated LLC Units, CERA Contingent Option LLC Units, Contingent LLC Units, GS Allocated LLC Units and GS Contingent Option LLC Units set forth in this Agreement represents the respective numbers of LLC Units initially agreed upon by the parties hereto. Prior to the Closing, MGI, the Founding Stockholders and GS LP may agree upon revised numbers of such LLC Units, such that the agreed-upon value per LLC Unit at the time of the Closing shall be equal to $10.00. In such case, the respective numbers of Per Share MGI Allocated LLC Units, CERA Allocated LLC Units, CERA Contingent Option LLC Units, Contingent LLC Units, GS Allocated LLC Units and GS Contingent Option LLC Units shall be adjusted by multiplying each such number by the quotient obtained by dividing (i) the value per LLC Unit at the time of the Closing that would result if the initial numbers of LLC Units referred to above were not to be so revised by (ii) $10.00. In the event that the numbers of such LLC Units are not so revised prior to the Closing pursuant to this Section 1.8, the value per LLC Unit at the time of the Closing shall be deemed to be equal to (A) the fair market value of the partnership interests in CERA LP as of the Closing Date (as determined by Houlihan Valuation Associates in the valuation report with respect to CERA LP to be prepared and delivered by it at or prior to the Closing) minus the amount of the CERA Cash Distribution divided by (B) 1,500,000.

            1.9 Treatment of the Transactions for Income Tax Purposes. The parties hereto agree that:

            (a) For Income Tax purposes, the conversion of MGI Common Stock into LLC Units, and the conversion of common stock of Merger Sub into common stock of the Surviving Corporation, in each case pursuant to the Merger, shall be treated as a contribution of such MGI Common Stock to the Parent in exchange for such LLC Units pursuant to section 721(a) of the Code.

            (b) For Income Tax purposes, the exchange of CERA Common Stock for LLC Units, Contingent LLC Units and CERA Contingent Options pursuant to the CERA Stock Exchange shall be treated as a contribution of such CERA Common Stock to the Parent in exchange for such LLC Units, such Contingent LLC Units and the right to acquire LLC Units upon exercise of the CERA Contingent Options pursuant to section 721(a) of the Code.

            (c) For Income Tax purposes, the exchange of the GS Partnership Interest owned by GS LP following the CERA Cash Distribution for LLC Units, Contingent LLC Units and GS Contingent Options pursuant to the GS Partnership Interest Exchange shall be treated as a contribution of such GS Partnership Interest to the Parent in exchange for such LLC Units, such Contingent LLC Units and the right to acquire LLC Units upon exercise of the GS Contingent Options pursuant to section 721(a) of the Code.

            (d) For Income Tax purposes, the fair market value of such MGI Common Stock, CERA Common Stock and GS Partnership Interest at the time of the contribution thereof for Income Tax purposes set forth in paragraphs
      (a), (b) and (c), respectively, of this Section 1.8 shall be equal to the values set forth therefor on Schedule B to the Amended and Restated Limited Liability Company Agreement of the Parent, to be dated as of the Closing Date (the "LLC Agreement").

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

            2.1 Representations and Warranties of the Stockholders and GS LP. The Stockholders and GS LP hereby jointly represent and warrant to MGI, the Parent and Merger Sub on the date hereof that the representations and warranties contained in this Section 2.1 are true and correct as of the date hereof, except to the extent that any such representation and warranty is expressly stated herein to be as of a date other than the date hereof, in which case such representation and warranty is true and correct as of such date, and in each case except as set forth in the section of the disclosure letter delivered by the Stockholders and GS LP to MGI on or before the date of this Agreement (the "CERA Disclosure Letter") that corresponds to the subsection of this Agreement in respect of which such exception is being made.

            2.1.1. Existence and Good Standing; No Violations; Consents and Approvals. (a) CERA Inc. is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. CERA LP is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. There is no bankruptcy, reorganization or similar proceeding pending against CERA Inc., CERA LP or any of the partners of CERA LP. Each of CERA Inc. and CERA LP has all necessary corporate or partnership power and authority, as the case may be, to own, lease or license the property owned or used by it, and to conduct its business as and in the places where its business is now being conducted. Section 2.1.1(a) of the CERA Disclosure Letter sets forth a description (including the name of each party thereto and of each written agreement relating thereto or, if no such written agreement exists, a description of the material terms thereof) of each joint venture or partnership (other than CERA LP), or similar agreement or arrangement involving a sharing of profits or expenses during the 10-month period ended April 30, 1997 in excess of $10,000 in the case of any such agreement or arrangement or $25,000 in the aggregate in the case of all such agreements or arrangements, to which either CERA Inc. or CERA LP is a party or by which either of them may be bound. Except as set forth in Section 2.1.1(a) of the CERA Disclosure Letter, each of CERA Inc. and CERA LP is duly qualified or licensed to do business and is in good standing in each of the jurisdictions in which the nature of its business or the properties owned or leased by it makes such qualification or licensing necessary, but any failure to so qualify or be licensed in any such jurisdiction does not have and would not reasonably be expected to have a CERA Material Adverse Effect.

            (b) Except as set forth in Section 2.1.1(b) of the CERA Disclosure Letter, the execution, delivery and performance by each of the Stockholders and GS LP of this Agreement and the other agreements and instruments to be entered into by it in connection herewith, and the consummation of the transactions contemplated hereby and thereby to be consummated by it, do not and will not, with or without the giving of notice or the lapse of time or both: (i) violate, conflict with or result in a breach or default under any provision of the Organizational Documents of CERA Inc. or CERA LP, including the Existing Partnership Agreement; (ii) violate any statute, ordinance, rule, regulation or Order of any court or of any Governmental Authority applicable to CERA Inc. or CERA LP, or by which any of CERA Inc.'s or CERA LP's respective properties or assets may be bound; (iii) require CERA Inc. or CERA LP to obtain the Consent of any Governmental Authority or any other Person, except, in the case of the CERA Roll-up only, for failures to obtain such Consents that, individually or in the aggregate, would not reasonably be expected to have a CERA Material Adverse Effect; or (iv) result in a violation or breach of, conflict with, constitute a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Lien upon any of CERA Inc.'s or CERA LP's properties or assets under, any of the terms of any note, agreement, contract, license, lease or other instrument or obligation to which CERA Inc. or CERA LP is a party or by which CERA Inc., CERA LP or their respective properties or assets may be bound, except, with respect to clause
(iv) of this Section 2.1.1(b), in the case of the CERA Roll-up only, for violations, breaches, conflicts, defaults, terminations, cancellations, payments, accelerations and Liens that, individually or in the aggregate, would not reasonably be expected to have a CERA Material Adverse Effect.

            2.1.2. Capitalization; Ownership. (a) The authorized capital stock of CERA Inc. consists of 200,000 shares of CERA Voting Common Stock, of which 188,000 shares are issued and outstanding as of the date hereof, and 200,000 shares of CERA Non-Voting Common Stock, of which 52,006 shares are issued and outstanding as of the date hereof. All of the outstanding shares of CERA Common Stock


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

have been duly authorized and validly issued and are fully paid and nonassessable.

            (b) The general and limited partners of CERA LP are set forth in
Section 2.1.2(b) of the CERA Disclosure Letter and own such number of units representing partnership interests in CERA LP as are set forth in Section 2.1.2(b) of the CERA Disclosure Letter. CERA LP has no Subsidiaries. Neither CERA Inc. nor CERA LP holds, beneficially or of record, any capital stock or other equity interests of any Person other than, in the case of CERA Inc., of CERA LP, except for publicly traded equity securities not exceeding 10% of the outstanding equity securities of such Person or in connection with short-term investments or cash management. The partnership interests in CERA LP that are owned, beneficially and of record, by CERA Inc. are described in Section 2.1.2(b) of the CERA Disclosure Letter, are owned by CERA Inc. free and clear of any Liens, and will be so owned as of the Closing Date.

            (c) Except as set forth in the CERA Stockholders Agreement, the Existing Partnership Agreement or the GS Purchase Agreement, there are no preemptive or similar rights with respect to the CERA Common Stock or partnership interests in CERA LP. Except for this Agreement, the Existing Partnership Agreement, the CERA Stockholders Agreement and the GS Purchase Agreement and as set forth in Section 2.1.2(c)(i) of the CERA Disclosure Letter, no (i) subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind obligating any Stockholder, GS LP, CERA Inc. or CERA LP to issue or sell any shares of capital stock of CERA Inc. or any other equity interests therein, or to issue or transfer any partnership interests in CERA LP or (ii) securities convertible into or exchangeable for any such shares or interests are outstanding, and no authorization therefor has been given. Except as set forth in the GS Purchase Agreement and the stock restriction agreements and documents listed in Section 2.1.2(c) of the CERA Disclosure Letter, there are no outstanding contractual obligations of CERA Inc. or CERA LP to repurchase, redeem or otherwise acquire any CERA Common Stock or any of its partnership interests, respectively.

            2.1.3. Financial Statements. (a) CERA Inc. has delivered to MGI and the Parent complete and correct copies of the audited financial statements of CERA LP as at and for the fiscal years ended June 30, 1996, 1995 and 1994, together with the respective opinions thereon of KPMG Peat

Marwick LLP, the independent public accountants of CERA LP, for each such fiscal year, and the unaudited financial statements of CERA LP as at and for the nine-month period ended March 31, 1997, including in each case a balance sheet, a statement of income, a statement of equity and a statement of cash flows, and, in the case of such audited financial statements, accompanying notes (the "CERA Financial Statements").

            (b) The CERA Financial Statements present fairly in all material respects the financial position of CERA LP as at the respective dates or for the respective periods thereof, and have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis throughout the periods presented in the CERA Financial Statements subject, in the case of interim unaudited CERA Financial Statements, only to normal recurring year-end adjustments and the absence of notes. The books and records of CERA Inc. and CERA LP have been maintained in the ordinary course of business.

            2.1.4. Absence of Undisclosed Liabilities. Neither CERA LP nor CERA Inc. has any liabilities or obligations of any nature, whether known, unknown, absolute, accrued, contingent or otherwise and whether due or to become due, except (a) as set forth in Section 2.1.4 of the CERA Disclosure Letter, (b) as and to the extent disclosed or reserved against in the unaudited balance sheet of CERA LP, dated March 31, 1997, that has been delivered to MGI, or specifically disclosed in the notes thereto, (c) for liabilities and obligations that are incurred in the ordinary course of business after the date of such balance sheet, are consistent with past practices and are not prohibited by this Agreement, (d) for liabilities and obligations that are expressly contemplated by this Agreement and (e) for liabilities and obligations that, individually or in the aggregate, are not and would not reasonably be expected to have a CERA Material Adverse Effect.

            2.1.5. Absence of Changes. Since March 31, 1997, except as set forth in Section 2.1.5 of the CERA Disclosure Letter or except as expressly contemplated by this Agreement, the business of CERA Inc. and CERA LP has been conducted in the ordinary course consistent with past practices and neither CERA Inc. nor CERA LP has: (a) suffered any CERA Material Adverse Effect, (b) modified or amended any material term of any material agreement, contract or commitment attached as an Exhibit to this Agreement or listed in Section 2.1.8 of the CERA Disclosure Letter, or (c) entered into any material transaction other than in the ordinary course of business consistent with past practices. Since March 31, 1997, except as set forth in Section 2.1.5 of the CERA Disclosure Letter, except as expressly contemplated by this Agreement or, as of the Closing Date with respect to matters occurring on or after the date hereof, except in compliance with the provisions of Sections 3.1.1 and 3.1.2, neither CERA LP nor CERA Inc. has (i) authorized, declared or paid or made any dividend or other distribution in respect of its capital stock or partnership interests, as the case may be, or purchased, redeemed, issued or transferred or agreed to purchase, redeem, issue or transfer, directly or indirectly, any shares of its capital stock or partnership interests, warrants, options or other rights to acquire any such shares or partnership interests or securities convertible into or exchangeable for any such shares or partnership interests, (ii) incurred any indebtedness for borrowed money, guaranteed any such indebtedness, issued or sold any debt securities or guaranteed any debt securities of others, (iii) (x) entered into or amended any employment, retention, severance, change in control or similar agreement or arrangement of the type described in Section 2.1.8(c) (taking into account the dollar thresholds set forth in such subsection) with, (y) established or amended any material employee compensation or benefit plan or practice maintained for the benefit of, or (z) paid or accrued any bonus or deferred compensation for or in respect of, any current or former director, officer, stockholder, partner or employee of CERA Inc. or CERA LP, in the case of clause (x) or (y), other than in the ordinary course of business consistent with past practices, (iv) entered into any agreement, contract or commitment (other than this Agreement) for the sale of CERA Inc., CERA LP, the assets of CERA Inc. and/or CERA LP or any equity interests in CERA Inc. or partnership interests in CERA LP, or (v) taken any action or omitted to take any action (or committed to take any action or omit to take any action) that would result in the occurrence of any of the foregoing.

            2.1.6. Taxes. (a) Filing of Returns and Payment of Taxes. Except as set forth in Section 2.1.6(a) of the CERA Disclosure Letter, all material Returns required to be filed by or on behalf of CERA LP or CERA Inc. ("CERA Returns") on or before the Closing Date have (or by the Closing Date will have) been duly and timely filed, and neither CERA LP nor CERA Inc. is currently the beneficiary of any extension of time within which to file any CERA Return. Except for Taxes set forth in Section 2.1.6(a) of the CERA Disclosure Letter, which are being contested in good faith and by appropriate proceedings or which can be paid without interest or penalties, the following Taxes (collectively, "CERA Taxes") have (or by the Closing Date will have) been duly and timely paid: (i) all Taxes shown to be due on the CERA Returns and (ii) all material Taxes due and payable on or before the Closing Date that are or may become payable by CERA LP or CERA Inc. or chargeable as a Lien upon the assets thereof (whether or not shown on any CERA Return). Except as set forth in Section 2.1.6(a) of the CERA Disclosure Letter, all material Employment and Withholding Taxes required to be paid or withheld by or on behalf of CERA LP or CERA Inc. or for which CERA LP or CERA Inc., as the case may be, is or may become liable ("CERA Employment and Withholding Taxes") have been either duly and timely paid to the proper Governmental Authority or properly set aside in accounts for such purpose.

            (b) Extensions, etc. Except as set forth in Section 2.1.6(b) of the CERA Disclosure Letter, no written agreement or other document extending, or having the effect of extending, the period of assessment or collection of any CERA Taxes or CERA Employment and Withholding Taxes, and no power of attorney with respect to any such Taxes, has been executed or filed with the IRS or any other taxing authority.

            (c) Tax Filing Groups; Income Tax Jurisdictions. Neither CERA LP nor CERA Inc. is or has been a member of any affiliated, consolidated, combined or unitary group for purposes of filing Returns or paying Taxes. Set forth in
Section 2.1.6(c) of the CERA Disclosure Letter are all countries, states, provinces, cities or other jurisdictions in which CERA LP or CERA Inc. currently files or has filed an Income Tax Return within the last three years.

            (d) Copies of Returns; Audits, etc. The Founding Stockholders and GS LP have (or by the Closing Date will have) delivered to MGI and the Parent complete and accurate copies of all CERA Returns with respect to all periods beginning on or after July 1, 1993 that have been filed or will be required to be filed (after giving effect to all valid extensions of time for filing) by CERA LP or CERA Inc. on or before the Closing Date. Except as set forth in
Section 2.1.6(d) of the CERA Disclosure Letter, (i) no CERA Taxes or CERA Employment and Withholding Taxes have been asserted by any Governmental Authority since January 1, 1994 to be due, (ii) no revenue agent's report or written assessment for Taxes has been issued by any Governmental Authority in the course of any audit that has been completed since

July 1, 1993 with respect to CERA Taxes or CERA Employment and Withholding Taxes and (iii) no issue has been raised by any Governmental Authority in the course of any audit that has not been completed with respect to CERA Taxes or CERA Employment and Withholding Taxes, which issue has been raised in a writing that has been received by any of the Stockholders, GS LP, CERA LP or CERA Inc. Except as set forth in Section 2.1.6(d) of the CERA Disclosure Letter, no CERA Return is currently under audit by any other taxing authority, and no CERA Employment and Withholding Taxes are currently under audit by any taxing authority. Except as set forth in Section 2.1.6(d) of the CERA Disclosure Letter, neither the IRS nor any other taxing authority is now asserting in writing against CERA LP or CERA Inc. any adjustment or any deficiency or claim for additional Taxes or Employment and Withholding Taxes.

            (e) Section 1445(a) of the Code. No amount will be required to be deducted or withheld pursuant to section 1445(a) of the Code in connection with the CERA Cash Distribution, the CERA Stock Exchange or the GS Partnership Interest Exchange.

            (f) Tax Sharing Agreements. Neither CERA LP nor CERA Inc. is a party to or bound by or has any obligation under any Tax sharing agreement or arrangement.

            (g) Tax Status of CERA LP and CERA Inc. CERA LP is not and has never been at any time treated as an association taxable as a corporation for federal Income Tax purposes. CERA LP is and has been since its inception treated as a partnership for federal and all relevant state or local Income Tax purposes. CERA Inc. is and has been duly qualified as an "S corporation" within the meaning of section 1361(a) of the Code for federal Income Tax purposes, pursuant to an election filed by CERA Inc. on December 5, 1986 and effective as of July 1, 1987. Section 2.1.6(g) of the CERA Disclosure Letter sets forth a list of each Tax jurisdiction in which a valid S corporation election for CERA Inc. is in effect, or CERA Inc. is otherwise treated as an S corporation for state or local Income Tax purposes, and the date beginning with which such election or treatment has been continuously in effect.

            (h) Section 754 of the Code. An election under Section 754 of the Code is not in effect with respect to CERA LP.

            (i) Disclosure. Each subsection of Section 2.1.6 of the CERA Disclosure Letter sets forth, for each relevant item set forth in such subsection thereof, the name of the entity, the taxing jurisdiction, the type of Tax and the taxable period or periods involved.

            2.1.7. Properties and Assets. (a) Except insofar as would not have, or reasonably be expected to have, a CERA Material Adverse Effect, each of CERA LP and CERA Inc. has good and valid title to, or otherwise has sufficient and legally enforceable right to use, all of the properties and assets (real, personal or mixed, tangible or intangible, including Intellectual Property), used or held for use in connection with, necessary for the conduct of, or otherwise material to, the businesses conducted by it (the "CERA Assets"). Except as set forth in Section 2.1.7(a) of the CERA Disclosure Letter, the CERA Assets that are owned by CERA Inc. or CERA LP are owned free and clear of any Liens other than (i) liens for Taxes not yet due and payable or that are being contested in good faith and by appropriate proceedings, (ii) statutory liens incurred in the ordinary course of business that, individually and in the aggregate, have not had and would not reasonably be expected to have a CERA Material Adverse Effect, and (iii) encumbrances and easements that do not materially detract from the value or materially interfere with the use of the properties affected thereby (the exceptions described in the foregoing clauses
(i), (ii) and (iii) being referred to as "Permitted CERA Liens").

            (b) Neither CERA Inc. nor CERA LP owns any real property. Section 2.1.7(b) of the CERA Disclosure Letter contains a complete and correct list of all real property leases, subleases and occupancy agreements to which either CERA LP or CERA Inc. is a party (each, a "CERA Lease") setting forth the address, landlord and tenant for each CERA Lease. CERA Inc. and CERA LP have delivered to MGI and the Parent correct and complete copies of the CERA Leases. Except insofar as would not have, or reasonably be expected to have, a CERA Material Adverse Effect, (i) each CERA Lease, other than the CERA Lease with respect to CERA LP's principal offices in Cambridge, Massachusetts, is legal, valid, binding, in full force and effect and enforceable against CERA Inc. or CERA LP, as the case may be, and, to the knowledge of any Stockholder, GS LP, CERA Inc. or CERA LP, against the other parties thereto, (ii) neither CERA LP nor CERA Inc. is in default, violation or breach under any such CERA Lease, and no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute a default, violation or breach under any such CERA Lease and (iii) each such CERA Lease grants the tenant under such CERA Lease the right to use and occupy the premises and rights demised and intended to be demised thereunder, which right is sufficient for the purposes for which such premises and rights are or are contemplated to be used or occupied by such tenant. The CERA Lease with respect to CERA LP's principal offices in Cambridge, Massachusetts (the "CERA Headquarters Lease") is legal, valid, binding, in full force and effect and enforceable against CERA Inc. or CERA LP, as the case may be, and, to the knowledge of any Stockholder, GS LP, CERA Inc. or CERA LP, the other parties thereto. Neither CERA LP nor CERA Inc. is in default, violation or breach in any material respect under the CERA Headquarters Lease, and no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute a default, violation or breach under the CERA Headquarters Lease that would reasonably be expected to have a CERA Material Adverse Effect. The CERA Headquarters Lease grants the tenant thereunder the right to use and occupy the premises and rights demised and intended to be demised thereunder, which right is sufficient for the purposes for which such premises and rights are or are contemplated to be used or occupied by such tenant.

            2.1.8. Contracts. Section 2.1.8 of the CERA Disclosure Letter sets forth a correct and complete list, as of the date hereof, of all agreements, contracts and commitments (including the names of each party thereto), or, in the case of clause (a) below, of all clients party to all agreements, contracts and commitments, of the following types (taking into account any specified dollar thresholds) to which either CERA LP or CERA Inc. or, if the subject matter of such agreement, contract or commitment constitutes part of the business conducted by CERA Inc. or CERA LP, any Founding Stockholder is a party or by or pursuant to which either CERA LP or CERA Inc. is bound or is receiving (or will receive) payments or other benefits even if not a party to such agreement: (a) each client party to any contract or group of contracts, including any oral arrangements relating thereto or extensions thereof, with respect to which client CERA LP or CERA Inc. accrued (for financial reporting purposes), for the 10-month period ended April 30, 1997, revenues in excess of $200,000 in the aggregate, (b) loan agreements and other agreements relating to indebtedness for borrowed money, promissory notes, bonds, guaranties, letters of credit, credit facilities, mortgages, security agreements, pledge agreements, deferred purchase price agree-ments, sale and leaseback agreements or similar agreements, (c) (i) employment, consulting and agency agreements or arrangements involving, during the 10-month period ended April 30, 1997, accruals (for financial reporting purposes) by CERA Inc. or CERA LP in excess of $25,000 with respect to any particular such agreement or arrangement, other than any employment or consulting agreement or arrangement involving accruals during such period of less than $90,000 that is terminable at will or subject to such limitations on termination as may be imposed by Applicable Law, by the applicable employer or entity being provided with consulting services, without the payment of any amount in excess of such amount as may be required by Applicable Law, or (ii) severance, retention, bonus, change in control and other similar agreements or arrangements involving, during the 10-month period ended April 30, 1997 (or reasonably expected as of the date hereof to involve in any fiscal year of CERA Inc. commencing after June 30, 1997), accruals (for financial reporting purposes) by CERA Inc. or CERA LP in excess of $25,000 with respect to any particular such agreement or arrangement or in excess of $100,000 with respect to all such agreements and arrangements in the aggregate, (d) any contracts or other documents that on or after the Closing Date substantially limit or will limit the freedom of CERA LP or CERA Inc. to compete in any line of business and (e) any other contract or commitment that is material to CERA LP, CERA Inc. or their respective businesses or not made in the ordinary course of business. Neither CERA LP, CERA Inc., any Stockholder, GS LP nor, to the knowledge of any Stockholder, GS LP, CERA LP or CERA Inc., any other party, is in breach or default in any material respect under any of the agreements, contracts or commitments set forth in Section 2.1.8 of the CERA Disclosure Letter and, except as set forth in Section 2.1.8 of the CERA Disclosure Letter, there exists no event or condition (including the Transactions) which has resulted or would result in a material breach or default thereunder upon the giving of notice, the passage of time or both. All the agreements, contracts and commitments set forth in Section 2.1.8 of the CERA Disclosure Letter are legal, valid, binding, in full force and effect and enforceable against CERA LP, CERA Inc. or the applicable Founding Stockholder, as the case may be, except for such agreements, contracts and commitments as would not reasonably be expected to result in a CERA Material Adverse Effect.

            2.1.9. Intellectual Property. (a) Schedule of Intellectual Property.
Section 2.1.9(a) of the CERA Disclosure Letter sets forth a correct and complete list of all of the material trade or service marks, registered copyrights and all other material Intellectual Property (other than unregistered copyrights) used or held for use in connection with, necessary for the conduct of, or otherwise material to the business and operations of CERA Inc. and CERA LP (the "CERA Intellectual Property") and sets forth the owner and nature of the interest of CERA LP or CERA Inc. therein. All of the material copyrights used or held for use in connection with, necessary for the conduct of, or otherwise material to the business and operations of CERA Inc. and CERA LP have been duly registered. Section 2.1.9(a) of the CERA Disclosure Letter sets forth a correct and complete list of all material licenses, sublicenses or other similar material agreements (including any amendments thereto) to which CERA Inc. or CERA LP is a party, by which either of them is bound or under which either of them receives any benefits, relating to any CERA Intellectual Property (the "CERA Licenses"). Each CERA License is legal, valid, binding, in full force and effect and enforceable against CERA LP or CERA Inc., as applicable, and neither CERA Inc., CERA LP nor, to the knowledge of any Stockholder, GS LP, CERA LP or CERA Inc., any other party thereto is in breach or default in any material respect under any CERA License and there exists no event or condition (including the Transactions) which has resulted or would result in a material breach or default thereunder upon the giving of notice, the passage of time or both. Except as set forth in Section 2.1.9(a) of the CERA Disclosure Letter, CERA LP or CERA Inc. has and immediately after the Closing will have the legal right to use the CERA Intellectual Property in connection with the business as currently conducted or contemplated to be conducted by CERA Inc. and CERA LP.

            (b) No Infringement, etc. Except as disclosed in Section 2.1.9(b) of the CERA Disclosure Letter, the business and operations of CERA Inc. and CERA LP as currently conducted do not infringe or otherwise conflict with any rights of any Person in respect of any Intellectual Property, and neither CERA Inc., CERA LP nor any of their Affiliates has received notice or has actual knowledge of any such infringement or conflict, except such infringements and conflicts as, individually and in the aggregate, have not had and would not reasonably be expected to have a CERA Material Adverse Effect. To the knowledge of any of the Stockholders, GS LP, CERA Inc. or CERA LP, none of the CERA Intellectual Property owned by CERA Inc. or CERA LP is being materially infringed or, other than pursuant to license agreements in the ordinary course of business, otherwise materially used or available for use by any Person other than CERA Inc. or CERA LP. No CERA Intellectual Property owned by CERA Inc. or CERA LP is subject to any outstanding Order or agreement restricting the use thereof by CERA Inc. or CERA LP with respect to its business or restricting the licensing thereof by CERA Inc. or CERA LP to any Person. Each trademark, trade dress or service mark and any registration or application therefor, mask work, copyright registration or application therefor included in any CERA Intellectual Property owned by CERA Inc. or CERA LP is in proper form and has been properly maintained in all material respects and has otherwise been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office, the United States Copyright Office or such other applicable filing offices, domestic or foreign, and CERA Inc. or CERA LP has taken reasonable actions to ensure protection under any applicable laws, and such registrations, filings, issuances and other actions remain in full force and effect. Except as set forth in Section 2.1.9(b) of the CERA Disclosure Letter, neither CERA Inc. nor CERA LP has entered into any agreement to indemnify any other Person against any charge of infringement, dilution or violation of Intellectual Property rights, other than pursuant to any such agreements entered into in connection with the use of commercially available information systems applications or entered into in the ordinary course of business in connection with the provision to clients of reports by CERA Inc. or CERA LP.

            2.1.10. Insurance. Set forth in Section 2.1.10 of the CERA Disclosure Letter is a complete and correct list of all of the insurance policies, including, without limitation, key man insurance policies, which are maintained for the benefit of CERA LP or CERA Inc. or with respect to the businesses conducted by CERA Inc. or CERA LP, the CERA Assets or both, together with a description with respect to each policy of the amount and types of coverage, limits and deductibles, inception and expiration dates and insurance carrier. CERA Inc. and CERA LP have made available to MGI complete and correct copies of all such policies together with all riders and amendments thereto. Such policies are in full force and effect and all premiums due thereon have been paid. Such policies, with respect to their amounts and types of coverage and limitations as to deductibles and self-insured retentions, are, to the knowledge of any of the Stockholders, GS LP, CERA Inc. or CERA LP, adequate and customary to insure against risks to which CERA Inc., CERA LP or the CERA Assets are normally exposed in the operation of the businesses conducted by CERA Inc. and CERA LP.

            2.1.11. Litigation. Except as set forth in Section 2.1.11 of the CERA Disclosure Letter, there is no claim, action, suit, litigation or proceeding at law or in equity, or investigation, arbitration, administrative or other proceeding (each, "Litigation") by or before any governmental or other instrumentality or agency, pending (in the case of pending investigations only, to the knowledge of any Stockholder, GS LP, CERA LP or CERA Inc., and in the case of all other pending Litigation, without regard to knowledge), or, to the knowledge of any Stockholder, GS LP, CERA LP or CERA Inc., threatened, (i) against or affecting CERA LP, CERA Inc., the CERA Common Stock, the partnership interests in CERA LP, the CERA Assets or the businesses conducted by CERA Inc. and CERA LP, that would reasonably be expected to result in liability on the part of CERA Inc. or CERA LP in an amount in excess of $100,000 in the aggregate or (ii) seeking to prevent or challenging the transactions contemplated by this Agreement. There are no outstanding orders, judgments, injunctions, awards, decrees or writs (each, an "Order") issued by any federal, state or local governmental authority, agency, board, commission, judicial, regulatory or administrative body, to which either CERA LP or CERA Inc. is a party or against either CERA LP or CERA Inc., or that, to the knowledge of any of the Stockholders, GS LP, CERA Inc. or CERA LP, have or would reasonably be expected to have a CERA Material Adverse Effect.

            2.1.12. Compliance with Laws and Other Instruments. Each of CERA LP and CERA Inc. and, to the extent that any action taken is or has been on behalf of or for the benefit of the businesses conducted by CERA Inc. or CERA LP (and excluding any actions solely in a Stockholder's personal capacity), each Stockholder is operating, and has at all times operated such business, in compliance with all laws, ordinances, rules and regulations (including all Environmental Laws and the respective Organizational Documents of each of CERA LP and CERA Inc.) and Orders applicable to CERA LP, CERA Inc., such business, any of the CERA Assets or the use, ownership and operation thereof, except to the extent that failures to be in such compliance would not, individually or in the aggregate, reasonably be expected to result in a CERA Material Adverse Effect.

            2.1.13. Affiliate Relationships. Except as set forth in Section
2.1.13 of the CERA Disclosure Letter and other than (i) agreements listed in
Section 2.1.8(c) of the CERA Disclosure Letter regarding compensation payable to officers and employees who are also Stockholders and (ii) the GS Advisory Agreement, neither CERA LP nor CERA


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

Inc. has entered into any agreement, arrangement or other commitment or transaction with any Stockholder, GS LP or any of their Affiliates which involved, during the ten-month period ended April 30, 1997 (or is reasonably expected, during CERA Inc.'s fiscal year ending on June 30, 1998, to involve), payments or receipts in excess of $25,000 in any individual case or, in the aggregate, $100,000.

            2.1.14. Information in Registration Statement and Offer Documents. None of the information supplied by any of the Stockholders, GS LP, CERA LP or CERA Inc. regarding any of them for inclusion or incorporation by reference in the Registration Statement or Offer Documents will, in the case of the Registration Statement, at the date of the effectiveness of the Registration Statement, and, in the case of the Offer Documents, at the date such materials are mailed to the holders of MGI Common Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

            2.1.15. Employees, Labor Matters, etc. Neither CERA Inc. nor CERA LP is a party to or bound by any collective bargaining or other labor agreement, and there are no labor unions or similar organizations representing, or, to the knowledge of any of the Stockholders, GS LP, CERA Inc. or CERA LP, purporting to represent or attempting to represent any employees employed by CERA Inc. or CERA LP. Since June 30, 1994, there has not occurred or, to the knowledge of any of the Stockholders, GS LP, CERA LP or CERA Inc., been threatened any slowdown, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any employees of CERA Inc. or CERA LP, in any such case, that has had or would reasonably be expected to have or result in a CERA Material Adverse Effect or a material change in CERA Inc. or CERA LP's relations with employees. There are no material labor disputes currently subject to any grievance procedure, arbitration or litigation and there is no representation petition pending or, to the knowledge of any of the Stockholders, GS LP, CERA LP or CERA Inc., threatened with respect to any employee of CERA Inc. or CERA LP. Each of CERA Inc. and CERA LP has complied with all applicable laws pertaining to the employment or termination of employment of their respective employees except for any failure so to comply that, individually and in the aggregate, have not had and would not reasonably be expected to have or result in a CERA Material Adverse Effect.


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

            2.1.16. ERISA. (a) Section 2.1.16(a) of the CERA Disclosure Letter sets forth a complete and correct list of each "employee benefit plan," as such term is defined in section 3(3) of ERISA, and each bonus, incentive or deferred compensation, severance, termination, retention, change of control, equity-based, performance or other employee or retiree benefit or compensation plan, program, arrangement, agreement, policy or understanding, whether written or unwritten, maintained, sponsored or contributed to by CERA Inc. or with respect to which CERA Inc. is obligated to contribute or is a party (collectively, the "CERA Plans"). CERA LP does not maintain, sponsor, contribute to or have an obligation to contribute to, and is not a party to, any such employee benefit plan or employee or retiree benefit or compensation plan, program, arrangement, agreement, policy or understanding. With respect to each CERA Plan, CERA Inc. or CERA LP have provided MGI complete and correct copies of
(i) such CERA Plan, if written, or a description of such CERA Plan if not written, and (ii) to the extent applicable to such CERA Plan, all trust agreements, insurance contracts or other funding agreements or arrangements, the most recent actuarial and trust report, the most recent Form 5500 required to have been filed with the IRS and all schedules thereto, the most recent IRS determination letter, all current summary plan descriptions and any and all amendments to any such document. No other trade or business, whether or not incorporated, is currently or, within the preceding six years, has been required to be treated as a "single employer" together with CERA LP or CERA Inc. pursuant to clause (b), (c) or (m) of section 414 of the Code.

            (b) Each CERA Plan intended to be qualified under section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the IRS as to its qualification under the Code and to the effect that each such trust is exempt from taxation under section 501(a) of the Code, and nothing has occurred since the date of such determination letter that could reasonably be expected to adversely affect such qualification or tax-exempt status.

            (c) No CERA Plan is (i) subject to section 412 of the Code or section 302 or Title IV of ERISA, (ii) a "multiemployer plan" within the meaning of section 4001(a) of ERISA or (iii) a "multiple employer plan" within the meaning of section 4064 of ERISA.


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

            (d) Neither CERA Inc. nor CERA LP has incurred (either directly or indirectly, including as a result of an indemnification obligation) any material liability under or pursuant to Title I or IV of ERISA or the penalty, excise Tax or joint and several liability provisions of the Code relating to employee benefit plans and, to the knowledge of any of the Stockholders, GS LP, CERA Inc. or CERA LP, no event, transaction or condition has occurred or exists that could result in any such liability to CERA Inc. or CERA LP or, following the Closing, the Parent or any of its Affiliates. All contributions and premiums required to have been paid by CERA Inc. to any CERA Plan under the terms of any such CERA Plan or its related trust, insurance contract or other funding arrangement, or pursuant to any applicable law (including ERISA and the Code) or collective bargaining agreement have been paid when due and, and to the extent not yet due, have been properly and adequately reflected on the CERA Financial Statements.

            (e) Each of the CERA Plans has been operated and administered in all respects in compliance with its terms and all applicable laws except for any failure so to comply that, individually and in the aggregate, has not had and would not reasonably be expected to have or result in a CERA Material Adverse Effect. There are no material pending or, to the knowledge of any of the Stockholders, GS LP, CERA LP or CERA Inc., threatened claims by or on behalf of any of the CERA Plans, by any current or former director, officer or employee of CERA Inc. or CERA LP or otherwise involving any such CERA Plan or the assets of any CERA Plan (other than routine claims for benefits, all of which have been fully reserved for on the CERA Financial Statements).

            (f) The consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or the acceleration of the vesting or timing of payment of any compensation or benefits payable to or in respect of or accrued on behalf of any current or former director, officer or employee of CERA Inc. or CERA LP or entitle any such director, officer or employee to any severance or similar compensation or benefits.

            2.1.17. Brokers. There is no agreement that obligates any party to pay any broker's or finder's fee or commission or similar compensation to any Person acting on behalf of the Stockholders, GS LP, CERA Inc. or CERA LP with respect to any sale of CERA Inc., of CERA LP, the assets of CERA Inc. and/or CERA LP or any equity interest or part-


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

nership interest in either of them, other than to Wm. Sword & Co. and Mr. Edward Jordan, whose fees shall be paid in accordance with Sections 8.2 and 5.5(i)(b), respectively.

            2.1.18. Clients. Except as set forth in Section 2.1.18 of the CERA Disclosure Letter, no client of the business conducted by CERA Inc. and CERA LP and required to be listed in Section 2.1.8(a) of the CERA Disclosure Letter has given notice to CERA LP, CERA Inc. or any Founding Stockholder to cancel or otherwise terminate or reduce, or, to the knowledge of any of the Stockholders, GS LP, CERA LP or CERA Inc., threatened to cancel, terminate or reduce, a material portion of its agreements or relationships with CERA LP or CERA Inc., or, to the extent it relates to such business, any Founding Stockholder, and none of the Stockholders, GS LP, CERA LP or CERA Inc. has any knowledge of any intention of any such client to do so.

            2.2 Representations and Warranties of the Stockholders. Each of the Stockholders hereby represents and warrants, severally but not jointly, to MGI, the Parent and Merger Sub on the date hereof that the representations and warranties contained in this Section 2.2 are true and correct as of the date hereof, except as set forth in the section of the CERA Disclosure Letter that corresponds to the subsection of this Agreement in respect of which such exception is being made.

            2.2.1. Authorization. Such Stockholder has the capacity to execute and deliver this Agreement and the other agreements and instruments to be entered into in connection herewith to which such Stockholder is or will be a party, to perform such Stockholder's obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby to be consummated by it. This Agreement has been duly executed and delivered by such Stockholder and this Agreement constitutes and, when executed, such other agreements and instruments to which such Stockholder is or will be a party will constitute, valid and binding obligations of such Stockholder, enforceable against such Stockholder in accordance with their respective terms. All Consents required to authorize such Stockholder's execution of this Agreement and such other agreements and instruments have been obtained.

            2.2.2. No Violations; Consents and Approvals. Except as set forth in
Section 2.2.2 of the CERA Disclosure Letter, the execution, delivery and performance by such Stockholder of this Agreement and the other agreements and


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

instruments to be entered into by such Stockholder in connection herewith, and the consummation of the transactions contemplated hereby and thereby to be consummated by such Stockholder, do not and will not, with or without the giving of notice or the lapse of time or both: (a) violate any statute, ordinance, rule, regulation or Order of any court or of any Governmental Authority applicable to such Stockholder, or by which such Stockholder's properties or assets may be bound; (b) require such Stockholder to obtain the consent of any Governmental Authority or any other Person or (c) result in a violation or breach of, conflict with, or constitute a default (or give rise to any right of termination, cancellation, payment or acceleration) under, any of the terms of any note, agreement, contract, license, lease or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or its properties or assets may be bound.

            2.2.3. Ownership. As of the date hereof, such Stockholder owns, beneficially and of record, all of the outstanding shares of CERA Common Stock listed in Section 2.2.3 of the CERA Disclosure Letter as being owned by such Stockholder (it being understood that, in the case of a Stockholder that is a trust, such Stockholder shall not be required to list in such Section 2.2.3 the grantor or the beneficiaries of such trust), free and clear of any Liens, and as of the Closing Date, all of such shares of CERA Common Stock will be owned, beneficially and of record, by such Stockholder, free and clear of any Liens. Upon the CERA Stock Exchange, the Parent will acquire good and valid title to all of the shares of CERA Common Stock exchanged by such Stockholder, free and clear of any Liens.

            2.3 Additional Representations and Warranties of GS LP. GS LP hereby represents and warrants to MGI, the Parent and Merger Sub and each of the Stockholders on the date hereof that the representations and warranties contained in this Section 2.3 are true and correct as of the date hereof.

            2.3.1. Existence and Good Standing; Power and Authority. GS LP is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. There is no bankruptcy, reorganization or similar proceeding pending against GS LP or any of its partners. GS LP has all necessary partnership power and authority to execute and deliver this Agreement and the other agreements and instruments to be entered into in connection herewith to which GS LP is or will be a party, to


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

perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby to be consummated by it. The execution, delivery and performance by GS LP of this Agreement and the other agreements and instruments to be entered into in connection herewith to which GS LP is or will be a party, and the consummation of the transactions contemplated hereby and thereby to be consummated by it, have been duly authorized and approved by all necessary partnership action of GS LP. This Agreement has been duly executed and delivered by GS LP, and this Agreement constitutes and, when executed, such other agreements and instruments to which GS LP is or will be a party will constitute, valid and binding obligations of GS LP, enforceable against it in accordance with their respective terms. All Consents required to authorize GS LP's execution of this Agreement and such other agreements and instruments have been obtained.

            2.3.2. No Violations; Consents and Approvals. The execution, delivery and performance by GS LP of this Agreement and the other agreements and instruments to be entered into in connection herewith to which GS LP is or will be a party and the consummation of the transactions contemplated hereby and thereby to be consummated by it do not and will not, with or without the giving of notice or the lapse of time or both: (a) violate, conflict with, or result in a breach or default under any provision of the limited partnership agreement or other Organizational Documents of GS LP; (b) violate any statute, ordinance, rule, regulation or Order of any court or of any Governmental Authority applicable to GS LP or by which any of its properties or assets may be bound;
(c) require GS LP to obtain any Governmental Authority or any other Person; or
(d) result in a violation or breach of, conflict with, or constitute a default (or give rise to any right of termination, cancellation, payment or acceleration) under, any of the terms of any note, agreement, contract, license, lease or other instrument or obligation to which GS LP is a party or by which it or any of its properties or assets may be bound.

            2.3.3. Ownership. As of the date hereof, GS LP owns, beneficially and of record, the GS Partnership Interests, and as of the Closing Date, GS LP will own, beneficially and of record, the portion of the GS Partnership Interests not purchased by CERA Inc. as part of the CERA Cash Distribution, in each case free and clear of any Liens. Upon the CERA Cash Distribution, CERA Inc. will acquire good and valid title and all right and interest in and to the portion of the GS Partnership Interest to be transferred to CERA Inc.
in the CERA Cash Distribution, free and clear of any Liens, and upon the GS Partnership Interest Exchange, the Parent will acquire good and valid title and all right and interest in and to the portion of the GS Partnership Interest being transferred by GS LP in the GS Partnership Interest Exchange, free and clear of any Liens.

            2.4 Representations and Warranties of MGI. MGI hereby represents and warrants to the Stockholders and GS LP on the date hereof that the representations and warranties contained in this Section 2.4 are true and correct as of the date hereof, except to the extent that any such representation and warranty is expressly stated herein to be as of a date other than the date hereof, in which case such representation and warranty is true and correct as of such date, and in each case except as set forth in the section of the disclosure letter delivered by MGI to CERA Inc. and GS LP on or before the date of this Agreement (the "MGI Disclosure Letter") that corresponds to the subsection of this Agreement in respect of which such exception is being made.

            2.4.1. Authorization. MGI and each other MCM Company has all requisite corporate power and authority to execute and deliver this Agreement and the other agreements and instruments to be entered into by it in connection herewith, as applicable, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby to be consummated by it. The execution, delivery and performance by MGI or any other MCM Company of this Agreement and the other agreements and instruments to be executed or delivered by it in connection herewith to which MGI or such other MCM Company is or will be a party, and the consummation of the transactions contemplated hereby and thereby to be consummated by MGI or such other MCM Company, other than any financing that may be necessary or appropriate in connection with such consummation, have been duly authorized and approved by all necessary corporate action of MGI or such other MCM Company, as the case may be. This Agreement has been duly executed and delivered by MGI and this Agreement constitutes and, when executed, such other agreements and instruments to be executed or delivered by it or the applicable MCM Company in connection herewith to which MGI or any other MCM Company is or will be a party will constitute, valid and binding obligations of MGI or such other MCM Company, as the case may be, enforceable against MGI and such other MCM Company, as applicable, in accordance with their respective terms. All Consents required to authorize execution by MGI and each such other MCM Company, as applicable, of this Agreement and such other agreements and instruments to which MGI or any other MCM Company is or will be a party, as applicable, have been obtained.

            2.4.2. No Violations; Consents and Approvals. Except as set forth in
Section 2.4.2 of the MGI Disclosure Letter, the execution, delivery and performance by MGI of this Agreement and the execution, delivery and performance by MGI or any other MCM Company, as the case may be, of the other agreements and instruments to be entered into by MGI or such other MCM Company, as applicable, in connection herewith, and the consummation of the transactions contemplated hereby and thereby to be consummated by it, do not and will not, with or without the giving of notice or the lapse of time or both: (a) violate, conflict with or result in a breach or default under any provision of the Organizational Documents of any MCM Company; (b) violate any statute, ordinance, rule, regulation or Order of any court or of any Governmental Authority applicable to any MCM Company, or by which any of its properties or assets may be bound; (c) require any MCM Company to obtain the Consent of any Governmental Authority or any other Person; or (d) result in a violation or breach of, conflict with, constitute a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Lien upon any of the properties or assets of any MCM Company under, any of the terms of any note, agreement, contract, license, lease or other instrument or obligation to which any MCM Company is a party, or by which any MCM Company or its properties or assets may be bound.

            2.4.3. Ownership. As of the date hereof, (i) The Clayton & Dubilier Private Equity Fund IV Limited Partnership, a Connecticut limited partnership ("Fund IV"), owns, beneficially and of record, all of the outstanding shares of MGI Common Stock listed in Section 2.4.3 of the MGI Disclosure Letter as being owned by Fund IV, free and clear of any Liens, and as of the Closing Date, all of such shares of MGI Common Stock will be owned, beneficially and of record, by Fund IV, free and clear of any Liens, and (ii) each stockholder of MGI owns of record all of the outstanding shares of MGI Common Stock listed in Section 2.4.3 of the MGI Disclosure Letter as being owned by such MGI stockholder.

            2.4.4. Existence and Good Standing. MGI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. There is no bankruptcy, reorganization or similar proceeding pending against any of the MCM Companies. MCM is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Each of the MCM Companies is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, formation or organization (as the case may be), has all necessary corporate power and authority to own, lease or license the property owned or used by it, and to conduct its business as and in the places where its business is now being conducted. Section 2.4.4(ii) of the MGI Disclosure Letter sets forth a description (including the name of each party thereto and of each written agreement relating thereto or, if no such written agreement exists, a description of the material terms thereof) of each joint venture or partnership, or similar agreement or arrangement involving a sharing of profits or expenses during the year ended December 31, 1996 in excess of $10,000 in the case of any such agreement or arrangement or $25,000 in the aggregate in the case of all such agreements or arrangements, to which any MCM Company is a party or by which any of them may be bound. Each MCM Company is duly qualified or licensed to do business and is in good standing in each of the jurisdictions in which the nature of its business or the properties owned or leased by it makes such qualification or licensing necessary, except for such jurisdictions where the failure to so qualify or be licensed does not have and would not reasonably be expected to have an MGI Material Adverse Effect.

            2.4.5. Capitalization; Ownership. (a) The authorized capital stock of MGI consists of (i) 500,000 shares of MGI Class A Common Stock, of which 330,000 shares are issued and outstanding as of the date hereof, (ii) 60,000 shares of MGI Class B Common Stock, of which no shares are issued and outstanding as of the date hereof and (iii) 80,000 shares of MGI Class C Common Stock, of which 17,400 shares are issued and outstanding as of the date hereof. All of the outstanding shares of MGI Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

            (b) Section 2.4.5(b) of the MGI Disclosure Letter sets forth a complete and correct (i) list of all members of the MCM Group other than MGI and
(ii) description of the authorized stock or other equity interests of each member of the MCM Group (other than MGI) and the amount of such stock or other equity interests that are issued and outstanding as of the date hereof. All of such outstanding shares of stock or other equity interests of each member of the MCM Group (other than MGI) have been duly authorized and validly issued and are fully paid and nonassessable. All of such outstanding shares of capital stock or other equity interests of each member of the MCM Group (other than MGI) are owned, beneficially and of record, by the Person listed in Section 2.4.5(b) of the MGI Disclosure Letter as being the owner of such shares or other equity interests. None of the MCM Companies holds, beneficially or of record, any capital stock or other equity interests of any Person that is not an MCM Company, except for publicly traded equity securities not exceeding 10% of the outstanding equity securities of such Person or in connection with short-term instruments or cash management.

            (c) Other than as set forth in the Registration and Participation Agreement and as set forth in Section 2.4.5(c) of the MGI Disclosure Letter, there are no preemptive or similar rights with respect to the MGI Common Stock or any other equity securities of any MCM Company. Except for this Agreement and the Existing MGI Options, no (i) subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind obligating any MCM Company to issue or sell any shares of capital stock of any MCM Company or any other equity interests therein or (ii) securities convertible into or exchangeable for any such shares or interests are outstanding, and no authorization therefor has been given. Section 2.4.3 of the MGI Disclosure Letter sets forth, as of the date hereof, a correct and complete list of all holders of Existing MGI Options, setting forth with respect to each such holder (x) the number and class of shares of MGI Common Stock subject to the Existing MGI Options held by such holder and (y) the exercise price of the Existing MGI Options held by such holder. Except for the MGI Management Stock Subscription Agreements, there are no outstanding contractual obligations of any MCM Company to repurchase, redeem or otherwise acquire any MGI Common Stock or any other equity securities of any MCM Company.

            2.4.6. Financial Statements. MGI has delivered to the Founding Stockholders and GS LP complete and correct copies of the audited consolidated financial statements of the MCM Group as at and for the fiscal years ended December 31, 1996, 1995 and 1994, together with the respective opinions thereon of KPMG Peat Marwick LLP, the independent public accountants of the MCM Group for 1995 and 1994, respectively, and of Coopers & Lybrand LLP, the independent public accountants of the MCM Group for 1996, and the unaudited consolidated financial statements of the MCM Group as at and for the three-month period ended March 31, 1997, including in each case a balance sheet, a statement of income, a statement of stockholders' equity and a statement of cash flows, and, in the case of such audited consolidated financial statements, accompanying notes (the "MGI Financial Statements").

            The MGI Financial Statements present fairly in all material respects the financial position of the MCM Group as at the respective dates or for the respective periods thereof, and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented in the MGI Financial Statements subject, in the case of interim unaudited MGI Financial Statements, only to normal recurring year-end adjustments and the absence of notes. The books and records of the MCM Companies have been maintained in the ordinary course of business.

            2.4.7. Absence of Undisclosed Liabilities. The MCM Companies have no liabilities or obligations of any nature, whether known, unknown, absolute, accrued, contingent or otherwise and whether due or to become due, except (a) as set forth in Section 2.4.7 of the MGI Disclosure Letter, (b) as and to the extent disclosed or reserved against in the unaudited balance sheet of the MCM Companies, dated March 31, 1997, that has been delivered to the Parent, the Founding Stockholders and GS LP, or specifically disclosed in the notes thereto,
(c) for liabilities and obligations that are incurred in the ordinary course of business after the date of such balance sheet, are consistent with past practices and are not prohibited by this Agreement, (d) for liabilities and obligations that are expressly contemplated by this Agreement and (e) for liabilities and obligations that, individually or in the aggregate, are not and would not reasonably be expected to have an MGI Material Adverse Effect.

            2.4.8. Absence of Changes. Since March 31, 1997, except as set forth in Section 2.4.8 of the MGI Disclosure Letter or except as expressly contemplated by this Agreement, the businesses of the MCM Companies have been conducted in the ordinary course consistent with past practices and the MCM Companies have not: (a) suffered any MGI Material Adverse Effect, (b) modified or amended any material term of any material agreement, contract or commitment attached as an Exhibit to this Agreement or listed in Section 2.4.11 of the MGI Disclosure Letter or (c) entered into any transaction other than in the ordinary course of business consistent with past practices. Since March 31, 1997, except as set forth in Section 2.4.8 of the MGI Disclosure Letter, except as expressly contemplated by this Agreement or, as of the Closing Date with respect to matters occurring on or after the date hereof, except in compliance with the provisions of Section 3.2.1 or 3.2.2, (i) neither MGI, MCM nor MCM Asia Pacific Co., Ltd. has authorized, declared or paid or made any dividend or other distribution in respect of its capital stock or purchased, redeemed, issued or transferred or agreed to purchase, redeem, issue or transfer, directly or indirectly, any shares of its capital stock, warrants, options or other rights to acquire any such shares or securities convertible into or exchangeable for any such shares, (ii) no MCM Company has (x) incurred any indebtedness for borrowed money, guaranteed any such indebtedness, issued or sold any debt securities or guaranteed any debt securities of others or (y) entered into or amended any employment, retention, severance, change in control or similar agreement or arrangement of the type described in Section 2.4.11(d) (taking into account the dollar thresholds set forth in such subsection) with any current or former director, officer, stockholder or employee of any MCM Company, other that in the ordinary course of business consistent with past practices, (iii) neither MGI nor any other MCM Company has (A) established or amended any material employee compensation or benefit plan or practice maintained for the benefit of, or (B) paid or accrued any bonus or deferred compensation for or in respect of, any current or former director, officer, stockholder or employee of MGI or any other MCM Company, in the case of clause (A), other than in the ordinary course of business consistent with past practices, (iv) no MCM Company has entered into any agreement, contract or commitment (other than this Agreement) for the sale of MGI, MCM, the assets of MGI or MCM or any equity interests in MGI or MCM, or the sale of any other MCM Company that is material to the MCM Companies taken as a whole, the assets of any such MCM Company or any equity interests in any such MCM Company, and (v) none of the applicable MCM Companies has taken any action or omitted to take any action (or committed to take any action or omit to take any action) that would result in the occurrence of any of the foregoing.

            2.4.9. Taxes. (a) Filing of Returns and Payment of Taxes. Except as set forth in Section 2.4.9(a) of the MGI Disclosure Letter, all material Returns required to be filed by or on behalf of any MCM Company ("MCM Returns") on or before the Closing Date have (or by the Closing Date will have) been duly and timely filed, and none of the MCM Com-


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panies is currently the beneficiary of any extension of time within which to file any MCM Return. Except for Taxes set forth in Section 2.4.9(a) of the MGI Disclosure Letter, which are being contested in good faith and by appropriate proceedings or which can be paid without interest or penalties, the following Taxes (collectively, "MCM Taxes") have (or by the Closing Date will have) been duly and timely paid: (i) all Taxes shown to be due on the MCM Returns and (ii) all material Taxes due and payable on or before the Closing Date that are or may become payable by any MCM Company or chargeable as a Lien upon the assets thereof (whether or not shown on any Return). Except as set forth in Section 2.4.9(a) of the MGI Disclosure Letter, all material Employment and Withholding Taxes required to be paid or withheld by or on behalf of any MCM Company or for which any MCM Company is or may become liable ("MCM Employment and Withholding Taxes") have been either duly and timely paid to the proper Governmental Authority or properly set aside in accounts for such purpose.

            (b) Extensions, etc. Except as set forth in Section 2.4.9(b) of the MGI Disclosure Letter, no written agreement or other document extending, or having the effect of extending, the period of assessment or collection of any MCM Taxes or MCM Employment and Withholding Taxes, and no power of attorney with respect to any such Taxes, has been executed or filed with the IRS or any other taxing authority.

            (c) Tax Filing Groups; Income Tax Jurisdictions. Except as set forth in Section 2.4.9(c) of the MGI Disclosure Letter, none of the MCM Companies is or has been a member of any affiliated, consolidated, combined or unitary group for purposes of filing Returns or paying Taxes at any time since July 1, 1993. Set forth in Section 2.4.9(c) of the MGI Disclosure Letter are all countries, states, provinces, cities or other jurisdictions in which any MCM Company currently files or has filed an Income Tax Return within the last three years.

            (d) Copies of Returns; Audits, etc. MGI has (or by the Closing Date will have) delivered to the Founding Stockholders and GS LP complete and accurate copies of all MCM Returns with respect to federal consolidated Income Taxes and separate state Income Taxes for all periods beginning on or after July 1, 1993 that have been filed or will be required to be filed (after giving effect to all valid extensions of time for filing) on or before the Closing Date. Except as set forth in Section 2.4.9(d) of


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

the MGI Disclosure Letter, (i) no MCM Taxes or MCM Employment and Withholding Taxes have been asserted by any Governmental Authority since January 1, 1994 to be due, (ii) no revenue agent's report or written assessment for Taxes has been issued by any Governmental Authority in the course of any audit that has been completed since July 1, 1993 with respect to MCM Taxes or MCM Employment and Withholding Taxes and (iii) no issue has been raised by any Governmental Authority in the course of any audit that has not been completed with respect to MCM Taxes or MCM Employment and Withholding Taxes, which issue has been raised in a writing that has been received by any of the MCM Companies. Except as set forth in Section 2.4.9(d) of the MGI Disclosure Letter, no Return is currently under audit by any other taxing authority, and no Employment and Withholding Taxes are currently under audit by any taxing authority. Except as set forth in
Section 2.4.9(d) of the MGI Disclosure Letter, neither the IRS nor any other taxing authority is now asserting in writing against any of the MCM Companies any deficiency or claim for additional Taxes or Employment and Withholding Taxes or any adjustment of Taxes or Employment and Withholding Taxes.

            (e) Section 1445(a) of the Code. No amount will be required to be deducted or withheld pursuant to section 1445(a) of the Code in connection with the Merger.

            (f) Tax Sharing Agreements. Except as set forth in Section 2.4.9(f) of the MGI Disclosure Letter, none of the MCM Companies is a party to or bound by or has any obligation under any Tax sharing agreement or arrangement.

            (g) Disclosure. Each subsection of Section 2.4.9 of the MGI Disclosure Letter sets forth, for each relevant item set forth in such subsection thereof, the name of the MCM Company, the taxing jurisdiction, the type of Tax and the taxable period or periods involved.

            2.4.10. Properties and Assets. (a) Except insofar as would not have, or reasonably be expected to have, an MGI Material Adverse Effect, each MCM Company has good and valid title to, or otherwise has sufficient and legally enforceable right to use, all of the properties and assets (real, personal or mixed, tangible or intangible, including Intellectual Property), used or held for use in connection with, necessary for the conduct of, or otherwise material to, the businesses conducted by it (the "MGI Assets"). The MGI Assets that are owned by any MCM Company are owned free and clear of any Liens other than (i) liens


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for Taxes not yet due and payable or that are being contested in good faith and by appropriate proceedings, (ii) statutory liens incurred in the ordinary course of business that, individually and in the aggregate, have not had and would not reasonably be expected to have an MGI Material Adverse Effect, and (iii) encumbrances and easements that do not materially detract from the value or materially interfere with the use of the properties affected thereby (the exceptions described in the foregoing clauses (i), (ii) and (iii) being referred to as "Permitted MCM Liens").

            (b) None of the MCM Companies owns any real property. Section 2.4.10(b) of the MGI Disclosure Letter contains a complete and correct list of all real property leases, subleases and occupancy agreements to which any MCM Company is a party (each, an "MGI Lease") setting forth the address, landlord and tenant for each MGI Lease. MGI has delivered to the Founding Stockholders and GS LP correct and complete copies of the MGI Leases. Except insofar as would not have, or reasonably be expected to have, an MGI Material Adverse Effect, (i) each MGI Lease, other than the MGI Lease with respect to MCM's principal offices in New York, New York, is legal, valid, binding, in full force and effect and enforceable against the applicable MCM Company and, to the knowledge of MGI, against the other parties thereto, (ii) the applicable MCM Company is not in default, violation or breach under any such MGI Lease, and no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute a default, violation or breach under any such MGI Lease, and (iii) each such MGI Lease grants the tenant under such MGI Lease the right to use and occupy the premises and rights demised and intended to be demised thereunder, which right is sufficient for the purposes for which such premises and rights are or are contemplated to be used or occupied by such tenant. The MGI Lease with respect to MCM's principal offices in New York, New York (the "MCM Headquarters Lease") is legal, valid, binding, in full force and effect and enforceable against MCM and, to the knowledge of MGI, the other parties thereto. MCM is not in default, violation or breach in any material respect under the MCM Headquarters Lease, and no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute a default, violation or breach under the MCM Headquarters Lease that would reasonably be expected to have an MGI Material Adverse Effect. The MCM Headquarters Lease grants the tenant thereunder the right to use and occupy the premises and rights demised and intended to be demised thereunder, which right is sufficient for the purposes for


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

which such premises and rights are or are contemplated to be used or occupied by such tenant.

            2.4.11. Contracts. Section 2.4.11 of the MGI Disclosure Letter sets forth a correct and complete list, as of the date hereof, of all agreements, contracts and commitments (including the names of each party thereto), or, in the case of clause (b) below, of all customers party to all agreements, contracts and commitments, of the following types (taking into account any specified dollar thresholds) to which any MCM Company is a party or by or pursuant to which any MCM Company is bound or is receiving (or will receive) payments or other benefits even if not a party to such agreement: (a) all contracts with vendor distribution firms, including any oral arrangements relating thereto or extensions thereof, (b) each customer party to any contract or group of contracts, including any oral arrangements relating thereto or extensions thereof, with respect to which customer any MCM Company expects, as of the date hereof, to receive, during the year ending December 31, 1997, revenues in excess of $200,000 in the aggregate, (c) loan agreements and other agreements relating to indebtedness for borrowed money, promissory notes, bonds, guaranties, letters of credit, credit facilities, mortgages, security agreements, pledge agreements, deferred purchase price agreements, sale and leaseback agreements or similar agreements, (d) (i) employment, consulting and agency agreements or arrangements involving, during the twelve-month period ended March 31, 1997, accruals (for financial reporting purposes) by any MCM Company in excess of $25,000 with respect to any particular such agreement or arrangement, other than any employment or consulting agreement or arrangement involving accruals during such period of less than $90,000 that is terminable at will or subject to such limitations on termination as may be imposed by Applicable Law, by the applicable employer or entity being provided with consulting services, without the payment of any amount in excess of such amount as may be required by Applicable Law, or (ii) severance, retention, bonus, change in control and other similar agreements or arrangements involving, during the twelve-month period ended March 31, 1997 (or reasonably expected as of the date hereof to involve in any calendar year commencing on or after January 1,
1997), accruals (for financial reporting purposes) by any MCM Company in excess of $25,000 with respect to any particular such agreement or arrangement or in excess of $100,000 with respect to all such agreements and arrangements in the aggregate, (e) any contracts or other documents that on or after the Closing Date substantially limit or will limit the


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freedom of any MCM Company to compete in any line of business and (f) any other contract or commitment that is material to any MCM Company or its business or not made in the ordinary course of business. Neither the applicable MCM Company nor, to the knowledge of MGI, any other party, is in breach or default in any material respect under any of the agreements, contracts or commitments set forth in Section 2.4.11 of the MGI Disclosure Letter and, except as set forth in
Section 2.4.11 of the MGI Disclosure Letter, there exists no event or condition (including the Transactions) which has resulted or would result in a material breach or default thereunder upon the giving of notice, the passage of time or both. All the agreements, contracts and commitments set forth in Section 2.4.11 of the MGI Disclosure Letter are legal, valid, binding, in full force and effect and enforceable against the applicable MCM Company, except for such agreements, contracts and commitments as would not reasonably be expected to result in an MGI Material Adverse Effect.

            2.4.12. Intellectual Property. (a) Schedule of Intellectual Property. Section 2.4.12(a) of the MGI Disclosure Letter sets forth a correct and complete list of all of the material trade or service marks, registered copyrights and all other material Intellectual Property (other than unregistered copyrights) used or held for use in connection with, necessary for the conduct of, or otherwise material to the business and operations of the MCM Companies (the "MGI Intellectual Property") and sets forth the owner and nature of the interest of the applicable MCM Company therein. All of the material copyrights used or held for use in connection with, necessary for the conduct of, or otherwise material to the business and operations of the MCM Companies have been duly registered. Section 2.4.12(a) of the MGI Disclosure Letter sets forth a correct and complete list of all material licenses, sublicenses or other similar material agreements (including any amendments thereto) to which any MCM Company is a party by which it is bound or under which it receives any benefits, relating to any MGI Intellectual Property (the "MCM Licenses"). Each MCM License is legal, valid, binding, in full force and effect and enforceable against the MCM Company party thereto, and neither such MCM Company nor, to the knowledge of MGI, any other party thereto is in breach or default in any material respect under any MCM License and there exists no event or condition (including the Transactions) which has resulted or would result in a material breach or default thereunder upon the giving of notice, the passage of time or both. Except as set forth in Section 2.4.12(a) of the MGI Disclosure


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

Letter, the applicable MCM Company has and immediately after the Closing will have the legal right to use the MGI Intellectual Property in connection with the business as currently conducted or contemplated to be conducted by the MCM Companies.

            (b) No Infringement, etc. Except as disclosed in Section 2.4.12(b) of the MGI Disclosure Letter, the business and operations of the MCM Companies as currently conducted do not infringe or otherwise conflict with any rights of any Person in respect of any Intellectual Property, and none of the MCM Companies has received notice or has actual knowledge of any such infringement or conflict, except such infringements and conflicts as, individually and in the aggregate, have not had and would not reasonably be expected to have an MGI Material Adverse Effect. To the knowledge of MGI, none of the MGI Intellectual Property owned by any MCM Company is being materially infringed or, other than pursuant to license agreements in the ordinary course of business, otherwise materially used or available for use by any Person other than the MCM Companies. No MGI Intellectual Property owned by any MCM Company is subject to any outstanding Order or agreement restricting the use thereof by any MCM Company with respect to its business or restricting the licensing thereof by the MCM Companies to any Person. Each trademark, trade dress or service mark and any registration or application therefor, mask work, copyright registration or application therefor included in any MGI Intellectual Property owned by any MCM Company is in proper form and has been properly maintained in all material respects and has otherwise been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office, the United States Copyright Office or such other applicable filing offices, domestic or foreign, and the applicable MCM Company has taken reasonable actions to ensure protection under any applicable laws, and such registrations, filings, issuances and other actions remain in full force and effect. Except as set forth in
Section 2.4.12(b) of the MGI Disclosure Letter, none of the MCM Companies has entered into any agreement to indemnify any other Person against any charge of infringement, dilution or violation of Intellectual Property rights, other than pursuant to any such agreements entered into in connection with the use of commercially available information systems applications.

            2.4.13. Insurance. Set forth in Section 2.4.13 of the MGI Disclosure Letter is a complete and correct list of all of the insurance policies, including, without limi-


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tation, key man insurance policies, which are maintained for the benefit of any
MCM Company or with respect to the businesses conducted by the MCM Companies, the MGI Assets or both, together with a description with respect to each policy of the amount and types of coverage, limits and deductibles, inception and expiration dates and insurance carrier. MGI has made available to the Founding Stockholders and GS LP complete and correct copies of all such policies together with all riders and amendments thereto. Such policies are in full force and effect and all premiums due thereon have been paid. Such policies, with respect to their amounts and types of coverage and limitations as to deductibles and self-insured retentions, are, to the knowledge of MGI, adequate and customary to insure against risks to which the MCM Companies or the MGI Assets are normally exposed in the operation of the businesses conducted by the MCM Companies.

            2.4.14. Litigation. Except as set forth in Section 2.4.14 of the MGI Disclosure Letter, there is no Litigation by or before any governmental or other instrumentality or agency, pending (in the case of pending investigations only, to the knowledge of MGI, and in the case of all other pending Litigation, without regard to knowledge), or, to the knowledge of MGI, threatened, (i) against or affecting the MCM Companies, the MGI Common Stock, the MGI Assets or the businesses conducted by the MCM Companies, that would reasonably be expected to result in liability on the part of the MCM Companies in an amount in excess of $100,000 in the aggregate or (ii) seeking to prevent or challenging the transactions contemplated by this Agreement. There are no outstanding Orders issued by any federal, state or local governmental authority, agency, board, commission, judicial, regulatory or administrative body, to which any MCM Company is a party or against any MCM Company, or that, to the knowledge of MGI, have or would reasonably be expected to have an MGI Material Adverse Effect.

            2.4.15. Compliance with Laws and Other Instruments. The MCM Companies have at all times operated their respective businesses in compliance with all laws, ordinances, rules and regulations (including all Environmental Laws and the respective Organizational Documents of each of the MCM Companies) and Orders applicable to any MCM Company, such business, any of the MGI Assets or the use, ownership and operation thereof, except to the extent that failures to be in such compliance would not, individually or in the aggregate, reasonably be expected to


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

result in an MGI Material Adverse Effect.

            2.4.16. Affiliate Relationships. Except as set forth in Section
2.4.16 of the MGI Disclosure Letter and other than the Fund IV Indemnification Agreement, the CD&R Consulting Agreement and agreements listed in Section 2.4.11(d) of the MGI Disclosure Letter, none of the MCM Companies has entered into any agreement, arrangement or other commitment or transaction with any Affiliate (other than another MCM Company) which involved, during the twelve-month period ended March 31, 1997 (or is reasonably expected, during the calendar year ending December 31, 1998, to involve) payments or receipts in excess of $25,000 in any individual case or, in the aggregate, $100,000.

            2.4.17. Information in Registration Statement and Offer Documents. None of the information supplied by any MCM Company regarding any MCM Company for inclusion or incorporation by reference in the Registration Statement or Offer Documents will, in the case of the Registration Statement, at the date of the effectiveness of the Registration Statement, and, in the case of the Offer Documents, at the date such materials are mailed to the holders of MGI Common Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

            2.4.18. Employees, Labor Matters, etc. None of the MCM Companies is a party to or bound by any collective bargaining or other labor agreement, and there are no labor unions or similar organizations representing, or, to the knowledge of MGI, purporting to represent or attempting to represent any employees employed by any MCM Companies. Since June 30, 1994, there has not occurred or, to the knowledge of MGI, been threatened any slowdown, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any employees of any MCM Company, in any such case, that has had or would reasonably be expected to have or result in an MGI Material Adverse Effect, or a material change in their relations with employees. There are no material labor disputes currently subject to any grievance procedure, arbitration or litigation and there is no representation petition pending or, to the knowledge of MGI, threatened with respect to any employee of any MCM Company. The MCM Companies have complied with all applicable laws pertaining to the employment or termination of employment of their respective employees


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

except for any failure so to comply that, individually and in the aggregate, have not had and would not reasonably be expected to have or result in an MGI Material Adverse Effect.

            2.4.19. ERISA. (a) Section 2.4.19(a) of the MGI Disclosure Letter sets forth a complete and correct list of each "employee benefit plan," as such term is defined in section 3(3) of ERISA, and each bonus, incentive or deferred compensation, severance, termination, retention, change of control, equity-based, performance or other employee or retiree benefit or compensation plan, program, arrangement, agreement, policy or understanding, whether written or unwritten, maintained, sponsored or contributed to or established by any MCM Company or with respect to which any MCM Company is obligated to contribute or is a party (collectively, the "MGI Plans"). With respect to each MGI Plan, MGI has provided the Founding Stockholders and GS LP complete and correct copies of
(i) such MGI Plan, if written or a description of such MGI Plan if not written and (ii) to the extent applicable to such MGI Plan, all trust agreements, insurance contracts or other funding agreements or arrangements, the most recent actuarial and trust reports, the most recent Form 5500 required to have been filed with the IRS and all schedules thereto, the most recent IRS determination letter, all current summary plan descriptions, and any and all amendments to any such document.

            (b) Except as disclosed in Section 2.4.19(b) of the MGI Disclosure Letter, each MGI Plan intended to be qualified under section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the IRS as to its qualification under the Code and to the effect that each such trust is exempt from taxation under section 501(a) of the Code, and nothing has occurred since the date of such determination letter that could reasonably be expected to adversely affect such qualification or tax-exempt status.

            (c) No MGI Plan is (i) subject to section 412 of the Code or section 302 or Title IV of ERISA, (ii) a "multiemployer plan" within the meaning of section 4001(a) of ERISA or (iii) a "multiple employer plan" within the meaning of section 4064 of ERISA.

            (d) None of the MCM Companies has incurred (either directly or indirectly, including as a result of an indemnification obligation) any material liability under or pursuant to Title I or IV of ERISA or the penalty, excise


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Tax or joint and several liability provisions of the Code relating to employee benefit plans and, to the knowledge of MGI, no event, transaction or condition has occurred or exists that could result in any such liability to any of the MCM Companies or, following the Closing, the Parent or any of its Affiliates. All contributions and premiums required to have been paid by any MCM Company to any MGI Plan under the terms of any such MGI Plan or its related trust, insurance contract or other funding arrangement, or pursuant to any applicable law (including ERISA and the Code) or collective bargaining agreement have been paid when due, and to the extent not yet due, have been properly and adequately reflected on the MGI Financial Statements.

            (e) Each of the MGI Plans has been operated and administered in all respects in compliance with its terms and all applicable laws except for any failure so to comply that, individually and in the aggregate, has not had and would not reasonably be expected to have or result in an MGI Material Adverse Effect. There are no material pending or, to the knowledge of MGI, threatened claims by or on behalf of any of the MGI Plans, by any current or former director, officer or employee of any MCM Company or otherwise involving any such MGI Plan or the assets of any MGI Plan (other than routine claims for benefits, all of which have been fully reserved for on the MGI Financial Statements).

            (f) The consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or the acceleration of the vesting or timing of payment of any compensation or benefits payable to or in respect of or accrued on behalf of any current or former director, officer or employee of MGI or entitle any such director, officer or employee to any severance or similar compensation or benefits.

            2.4.20. Brokers. There is no agreement that obligates any party to pay any broker's or finder's fee or commission or similar compensation to any Person acting on behalf of MGI or MCM with respect to any sale of CERA Inc., CERA LP, the assets of CERA Inc. and/or CERA LP or any equity interest or partnership interest in either of them, other than to Goldman, Sachs & Co. and Brera Capital Partners, LLC, whose fees shall be paid in accordance with Sections 8.2 and 5.5(i)(a), respectively.

            2.4.21. Vendor Distribution Firms and Customers. Except as set forth in Section 2.4.21 of the MGI Disclosure


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

Letter, no vendor distribution firm that electronically distributes any of the financial information provided by any MCM Company, and no customer of any MCM Company required to be listed in Section 2.4.11(b) of the MGI Disclosure Letter, has given notice to such MCM Company to cancel or otherwise terminate or reduce, or, to the knowledge of any MCM Company, threatened to cancel, terminate or reduce, a material portion of its agreements or relationships with such MCM Company, and no MCM Company has any knowledge of the intention of any such vendor distribution firm or such customer to do so.

            2.5 Representations and Warranties of MGI, the Parent and Merger Sub. MGI, the Parent and Merger Sub, jointly and severally, represent and warrant to the Founding Stockholders and GS LP on the date hereof that the representations and warranties contained in this Section 2.5 are true and correct as of the date hereof, except as set forth in the section of the MGI Disclosure Letter that corresponds to the subsection of this Agreement in respect of which such exception is being made.

            2.5.1. Limited Liability Company Status and Authority of the Parent. The Parent is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. The Parent has the limited liability company power and authority to execute and deliver this Agreement and the other agreements and instruments to be entered into by it in connection herewith, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby to be consummated by it. The execution, delivery and performance of this Agreement and such other agreements and instruments have been duly authorized by all necessary limited liability company action on the part of the Parent other than in respect of the issuance of LLC Units, any financing that may be necessary or appropriate in connection with the Transactions, and in respect of the authorization of the filing of the Registration Statement. This Agreement has been duly executed and delivered by the Parent and this Agreement constitutes and, when executed, such other agreements and instruments to which the Parent is or will be a party will constitute valid and binding obligations of the Parent, enforceable against the Parent in accordance with their respective terms.

            2.5.2. Ownership and Status of Parent. As of the date hereof, all of the limited liability company interests in the Parent are owned and held, beneficially and of


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

record, and prior to the Closing will be owned and held, beneficially and of record, by MGI and MCM. As of the date hereof, there are no preemptive or similar rights, and prior to the Closing there will be no such rights, with respect to the limited liability company interests in the Parent or the LLC Units representing such interests. Except for this Agreement, as of the date hereof, there are not, and prior to the Closing there will not be, any (i) subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind obligating the Parent to issue or sell any LLC Units or any other equity interests therein or (ii) outstanding securities convertible into or exchangeable for any LLC Units or such equity interests. Since the date of its formation, the Parent has not (i) acquired any assets, (ii) undertaken any liabilities or obligations, (iii) engaged in any activities or (iv) become a party to any agreement, commitment, arrangement or understanding with any Person, in each case except for this Agreement and the documents and instruments executed and delivered, or to be executed and delivered, by the Parent in connection herewith or the transactions contemplated hereby and thereby.

            2.5.3. Corporate Status, Ownership and Authority of Merger Sub. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. All of the outstanding shares of capital stock of Merger Sub have been duly authorized and validly issued and are fully paid and non-assessable. Merger Sub has the corporate power and authority to execute and deliver this Agreement and the other agreements and instruments to be entered into by it in connection herewith to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby to be consummated by it. The execution, delivery and performance of this Agreement and such other agreements and instruments have been duly authorized by all necessary corporate action on the part of Merger Sub. This Agreement has been duly executed and delivered by Merger Sub and this Agreement constitutes and, when executed, such other agreements and instruments to which Merger Sub is or will be a party will constitute, valid and binding obligations of Merger Sub, enforceable against Merger Sub in accordance with their respective terms. Since the date of its incorporation, the Merger Sub has not (i) acquired any assets, (ii) undertaken any liabilities or obligations,
(iii) engaged in any activities or (iv) become a party to any agreement, commitment, arrangement or understanding with any Person, in each case except for this Agreement and the documents and


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

instruments executed and delivered, or to be executed and delivered, by the Merger Sub in connection herewith or the transactions contemplated hereby and thereby.

            2.5.4. No Violations; Consents and Approvals. The execution, delivery and performance by the Parent and Merger Sub of this Agreement and the other agreements and instruments to be entered into by them in connection herewith and the consummation of the transactions contemplated hereby and thereby to be consummated by them do not and will not result in (i) any violation of the Organizational Documents of the Parent or Merger Sub, (ii) any breach or violation of Applicable Law applicable to the Parent or Merger Sub or
(iii) any breach or violation of or default under any agreement or other instrument to which the Parent or Merger Sub is a party or by which the Parent, Merger Sub or any of their respect the properties or assets is bound, except, in the case of clauses (ii) and (iii), for such breaches, violations or defaults that would not reasonably be expected to have a material adverse effect on the ability of the Parent or Merger Sub to consummate the Merger and the other transactions contemplated hereby. Except as set forth in Section 2.5.4 of the MGI Disclosure Letter, no Governmental Approval or other Consent is required to be obtained or made by the Parent or Merger Sub in connection with the execution and delivery of this Agreement and the other agreements and instruments to be entered into by either of them in connection herewith or the consummation by the Parent and Merger Sub of the transactions contemplated hereby or thereby.

            2.5.5. Information in Registration Statement and Offer Documents. The Registration Statement (or any amendment thereof), at the date of its effectiveness, and the Offer Documents (and any amendment or supplement thereto) at the date that they are mailed to the holders of MGI Common Stock, the holders of CERA Common Stock and the holders of partnership interests in CERA LP, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made with respect to statements made therein based on information supplied by or on behalf of MGI, the Stockholders, GS LP, CERA LP or CERA Inc. for inclusion or incorporation by reference in the Registration Statement or the Offer Documents. The Registration Statement will comply as to form in all material respects with


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the provisions of the Securities Act and the rules and regulations thereunder.

            2.5.6. Brokers. There is no agreement that obligates any party to pay any broker's or finder's fee or commission or similar compensation to any Person acting on behalf of the Parent or Merger Sub with respect to any sale of CERA Inc., CERA LP, the assets of CERA Inc. and/or CERA LP or any equity interest or partnership interest in either of them.

                                   ARTICLE III

                                    COVENANTS

            3.1  Covenants of the Stockholders.

            3.1.1. Conduct of Business. From the date hereof to the Closing Date, except as expressly contemplated by this Agreement or the transactions contemplated hereby, as described in Section 3.1.1 of the CERA Disclosure Letter or as consented to by MGI, the Stockholders and GS LP will cause CERA Inc. and CERA LP to:

            (a) carry on their respective businesses in the ordinary course consistent with past practices, and use all commercially reasonable efforts to preserve intact their respective present business organizations, keep available the services of their officers and key employees and preserve their relationships with clients and others having material business dealings with either of them, except to the extent that the failure to do so would not, and would not reasonably be expected to, result in a CERA Material Change;

            (b) in the case of CERA Inc., not amend its articles of incorporation, by-laws or other Organizational Documents, and, in the case of CERA LP, not amend its certificate of limited partnership, limited partnership agreement or other Organizational Documents;

            (c) (x) not declare, set aside or pay any dividends on, or make any other distributions in respect of, any shares of its capital stock in the case of CERA Inc. and any of its partnership interests in the case of CERA LP, or otherwise make any payments to the Stockholders, GS LP or the present or future employees


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

      of (including individuals who are parties to consulting agreements or arrangements with) CERA Inc. or CERA LP, other than (i) as expressly provided in this Agreement, (ii) pursuant to the CERA Cash Distribution,
      (iii) the payment to such employees of CERA Inc. or CERA LP, in their capacities as such, of their respective base salaries (or, with respect to consultants, base compensation) and other benefits and expense reimbursements (but expressly excluding bonuses and other incentive compensation), in each such case, in the ordinary course of business consistent with past practices, provided that CERA Inc. and CERA LP shall be entitled to increase such base salaries or base compensation and/or other benefits and expense reimbursements, in an amount not to exceed $20,000 in the case of any individual or $750,000 in the aggregate, (iv)
      (A) cash bonuses to such employees of CERA Inc. or CERA LP in an aggregate amount not to exceed $3.9 million or (B) signing bonuses in an amount in the case of any individual not to exceed $50,000 and (v) dividends and other distributions, in an aggregate amount not to exceed $50,000, by CERA LP to CERA Inc. to enable CERA Inc. to pay its liabilities and (vi) dividends and other distributions in an aggregate amount not to exceed the sum of $195,800 and 44% of the amount of CERA LP's taxable income for the period July 1, 1997 through the Closing Date to allow the partners of CERA LP (or, in the case of CERA Inc., the shareholders of CERA Inc.) to pay their tax liabilities with respect to the taxable income of CERA LP or (y) not, other than pursuant to the CERA Cash Distribution, purchase, redeem or otherwise acquire any shares of capital stock of CERA Inc. or partnership interests in CERA LP or any other securities thereof or any rights, warrants or options to acquire any such shares, partnership interests or other securities;

            (d) not issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of the capital stock of CERA Inc., partnership interests in CERA LP or other securities (including, without limitation, any rights, warrants or options to acquire any securities);

            (e) other than the CERA Distribution Loan and borrowings in the ordinary course of business under the $1,750,000 line of credit extended to CERA LP by Cambridge Trust Company (as in effect on the date hereof), not incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any


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

      debt securities or guarantee any debt securities of others, or make any loans, advances or capital contributions to, or investments in, any other Person;

            (f) not acquire or agree to acquire, by merging or consolidating with, by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, company, association or other business organization or division thereof;

            (g) not make or incur any capital expenditure or expenditures which, individually, is in excess of $100,000 or, in the aggregate, are in excess of $300,000;

            (h) (i) not enter into or amend any employment or consulting agreement or arrangement providing for cash compensation in excess of $125,000 per year or any retention, severance, change in control or similar agreement or arrangement with, (ii) not establish or amend any employee or consultant compensation or benefit plan or practice that is material to CERA Inc. and CERA LP, taken as a whole, and maintained for the benefit of, and (iii) other than as permitted under clause (x) of paragraph (c) of this Section 3.1.1, not pay or accrue any bonus or deferred compensation for or in respect of, any current, former or future director, officer or employee of or, in the case of an individual, consultant to CERA Inc. or CERA LP, in each case in any material respect, and in the case of clauses (i) and (ii), other than in the ordinary course of business consistent with past practices, and other than any such amendment to a CERA Plan that is made to maintain the qualified status of such CERA Plan or its continued compliance with Applicable Law;

            (i) not make any change in accounting practices or policies applied in the preparation of their respective financial statements except as required by GAAP;

            (j) other than as may be permitted pursuant to Section 3.1.1(h)(i) in respect of the employment or, in the case of any consulting agreement or arrangement to which an individual is a party, consulting agreements or arrangements of the type described in Section 2.1.8(c)(i), (x) not modify in any material respect any of the agreements, contracts or commitments


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

      set forth in Section 2.1.8 of the CERA Disclosure Letter (other than agreements, contracts and commitments with the clients listed in Section 2.1.8(a) of the CERA Disclosure Letter) or (y) not enter into any agreement, contract or commitment of the type (taking into account any dollar threshold set forth in Section 2.1.8) that would have been required to be listed in Section 2.1.8 of the CERA Disclosure Letter (other than any nonexclusive agreement, contract or commitment with a client that does not provide for contingent transaction fees) if in existence on the date hereof, in each case other than in the ordinary course of business consistent with past practices, provided, that CERA Inc. and CERA LP shall be entitled to enter into, outside of the ordinary course of business, agreements, contracts and commitments of the type described in this clause
      (y), after consultation with the Chairman of MGI, if entering into such agreements, contracts and commitments, individually and in the aggregate, would not, and would not reasonably be expected to, result in a CERA Material Change; and

            (k) not agree or commit to do any of the foregoing referred to in clauses (a) through (j) of this Section 3.1.1.

            3.1.2. CERA Cash Distribution. (a) Each of the Stockholders hereby agrees to cause CERA Inc. to apply the proceeds from the CERA Distribution Loan, immediately upon the receipt thereof, to pay the CERA Cash Distribution.

            (b) Each of the Stockholders, on behalf of themselves and each of their affiliates, agents, legal representatives, attorneys, trustees, predecessors and assigns, hereby (i) releases and forever discharges CERA Inc. and its subsidiaries, parent entities, affiliates, officers, directors, employees, stockholders, agents, attorneys, trustees and assigns, from any and all actions, causes of action, suits, covenants, contracts, agreements, damages, claims, liabilities and demands of any nature whatsoever, including without limitation any action pursuant to Section 45 or


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

Section 61 of Chapter 156B of the Massachusetts General Laws, arising out of or related to the CERA Cash Distribution or the CERA Distribution Loan, and (ii) agrees that they will not commence or prosecute any action or proceeding against CERA Inc. and its subsidiaries, parent entities, affiliates, officers, directors, employees, stockholders, agents, attorneys, trustees and assigns, including without limitation any action pursuant to Section 45 or Section 61 of Chapter 156B of the Massachusetts General Laws, that concerns the CERA Cash Distribution or the CERA Distribution Loan.

            3.1.3. Access and Information. From the date hereof to the Closing Date, the Stockholders will, and will cause CERA Inc. and CERA LP to, give to MGI, the Parent and Merger Sub and MGI's, the Parent's and Merger Sub's accountants, counsel and other representatives reasonable access during normal business hours to such of CERA Inc.'s and CERA LP's offices, properties, books, contracts, commitments, reports and records relating to CERA Inc. or CERA LP, and to furnish them or provide them with access to all such documents, financial data, records and information with respect to the properties and businesses of CERA Inc. or CERA LP, as MGI or the Parent shall from time to time reasonably request. In addition, from the date hereof to the Closing Date, the Stockholders will, and will cause CERA Inc. and CERA LP to, permit MGI, the Parent or Merger Sub and MGI's, the Parent's or Merger Sub's accountants, counsel and other representatives reasonable access to such personnel of CERA Inc. and CERA LP during normal business hours as may be reasonably requested by MGI, the Parent or Merger Sub in its review of the properties of CERA Inc. and CERA LP, the business affairs of CERA Inc. and CERA LP and the above-mentioned documents and records.

            3.1.4. Financial Information. From the date hereof to the Closing Date, the Stockholders will cause CERA LP to make available to MGI, the Parent and Merger Sub, promptly after the same become available, copies of such monthly management reports, if any, for CERA LP as may be furnished to senior management of CERA LP, together with such monthly financial statements as may be furnished to such management.

            3.1.5. No Solicitation. From the date hereof to the earlier of the Closing and the termination of this Agreement, none of the Stockholders, any of their Affiliates or any Person acting on their behalf shall (i) solicit, initiate or encourage any inquiries or proposals for, or enter into any discussions with respect to, the sale of CERA Inc., CERA LP, the assets of CERA Inc. and/or CERA LP, any equity interest in CERA Inc. or any partnership interest in CERA LP (any such inquiry or proposal, a "CERA Acquisition Transaction") or (ii) furnish or cause to be furnished any non-public information concerning CERA Inc. or CERA LP to any Person (other than MGI, the Parent, GS LP and their respective representatives, and the professional advisors to


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

CERA LP, CERA Inc., the Stockholders and GS LP) in connection with any such inquiries or proposals. The Stockholders shall promptly notify MGI of any inquiry or proposal received by the Stockholders or any of their Affiliates with respect to any such CERA Acquisition Transaction and will keep MGI fully informed of the nature, details and status of any such inquiry or proposal.

            3.1.6. FIRPTA Affidavits. Each Stockholder shall deliver to MGI and CERA Inc. an affidavit, as contemplated under and meeting the requirements of section 1.1445-2(b)(2)(i) of the Treasury Regulations, to the effect that such Stockholder is not a "foreign person" within the meaning of the Code and applicable Treasury Regulations.

            3.2  Covenants of MGI.

            3.2.1. Conduct of Business. From the date hereof to the Closing Date, except as expressly contemplated by this Agreement or the transactions contemplated hereby, as described in Section 3.2.1 of the MGI Disclosure Letter or as consented to by the Founding Stockholders, MGI will, and will cause each of the MCM Companies to:

            (a) carry on their respective businesses in the ordinary course consistent with past practices, and use all commercially reasonable efforts to preserve intact their respective present business organizations, keep available the services of their officers and key employees and preserve their relationships with clients and others having material business dealings with them, except to the extent that failure to do so would not, and would not reasonably be expected to, result in an MGI Material Change;

            (b) in the case of MGI, not amend its certificate of incorporation, by-laws or other Organizational Documents;

            (c) with respect to MGI only, (x) not declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, or (y) other than pursuant to any MGI Management Stock Subscription Agreement or any agreement governing any Existing MGI Option, not purchase, redeem or otherwise acquire any shares of capital stock of MGI or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;


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

            (d) other than pursuant to any agreement governing any Existing MGI Option, not issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of the capital stock of MGI or other securities (including, without limitation, any rights, warrants or options to acquire any securities) of MGI;

            (e) other than amounts to be borrowed by MCM in connection with the CERA Distribution Loan and the other transactions contemplated hereby and other than indebtedness to any other MCM Company, not incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

            (f) not acquire or agree to acquire, by merging or consolidating with, by purchasing a substantial portion of the assets of or equity in or by any other manner, any business or any corporation, partnership, company, association or other business organization or division thereof;

            (g) not make or incur any capital expenditure or expenditures which, individually, is in excess of $100,000 or, in the aggregate, are in excess of $300,000;

            (h) not make any change in accounting practices or policies applied in the preparation of their respective financial statements except as required by GAAP;

            (i) (x) not modify in any material respect any of the agreements, contracts or commitments set forth in Section 2.4.11 of the MGI Disclosure Letter (other than the agreements, contracts or commitments with customers listed in Section 2.4.11(b) of the MGI Disclosure Letter), and (y) not enter into any agreement, contract or commitment of the type (taking into account any dollar threshold set forth in Section 2.4.11) that would have been required to be listed on Section 2.4.11 of the MGI Disclosure Letter (other than any agreement, contract or commitment with a customer) if in existence on the date hereof, in each case other than in the ordinary course of business consistent with past practices, provided, that an MCM Company shall be entitled to enter into, outside of the ordinary course of business, agreements, contracts and commitments of the type described in this clause (y), after consultation


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

      with Mr. Yergin, if entering into such agreements, contracts and commitments, individually and in the aggregate, would not, and would not reasonably be expected to, result in an MGI Material Change; and

            (j) not agree or commit to do any of the foregoing referred to in clauses (a) through (i) of this Section 3.2.1.

            3.2.2. CERA Distribution Loan. Subject to obtaining the financing set forth in Section 3.2.3, MGI hereby agrees to cause MCM to make the CERA Distribution Loan to CERA Inc., on the day immediately preceding the Closing Date, pursuant to a loan agreement in form and substance reasonably satisfactory to MGI and CERA Inc., which shall provide that CERA Inc. will be required to make cash payments in respect of principal or interest thereunder prior to June 30, 2000 only to the extent such payments are required to be made by the Board of the Parent.

            3.2.3. Financing. MGI shall cause MCM to use its reasonable best efforts to enter into definitive financing agreements and to do all such acts and things reasonably necessary to consummate the financing transactions required to enable MCM to make the CERA Distribution Loan. MGI shall keep the Founding Stockholders or their representatives fully informed in all material respects concerning the general status and the terms and conditions of the financing.

            3.2.4. Access and Information. From the date hereof to the Closing Date, the MCM Companies will give to the Founding Stockholders, GS LP, CERA Inc. and CERA LP and the Stockholders', GS LP's, CERA Inc.'s and CERA LP's accountants, counsel and other representatives reasonable access during normal business hours to such of the MCM Companies' offices, properties, books, contracts, commitments, reports and records relating to the MCM Companies, and to furnish them or provide them with access to all such documents, financial data, records and information with respect to the properties and businesses of the MCM Companies, as the Founding Stockholders or GS LP shall from time to time reasonably request. In addition, from the date hereof to the Closing Date, the MCM Companies will permit the Stockholders, GS LP, CERA Inc. or CERA LP and the Stockholders', GS LP's, CERA Inc.'s or CERA LP's accountants, counsel and other representatives reasonable access to such personnel of the MCM Companies during normal business hours as may be reasonably requested by the Stockholders or GS LP


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in their review of the properties of the MCM Companies, the business affairs of the MCM Companies and the above-mentioned documents and records.

            3.2.5. Financial Information. From the date hereof to the Closing Date, MGI will make available to the Founding Stockholders, promptly after the same become available, copies of such monthly reports, if any, for MGI as may be furnished to senior management of MGI, together with such monthly financial statements as may be furnished to such management.

            3.2.6. FIRPTA Certification. MGI shall deliver a certificate to the Parent, dated no more than 30 days prior to the Closing Date and signed by a responsible officer of MGI, that MGI is not, and has not been at any time since its incorporation, a United States real property holding company, as defined in section 897(c)(2) of the Code.

            3.2.7. No Solicitation. From the date hereof to the earlier of the Closing and the termination of this Agreement, neither MGI nor any of its Affiliates or any Person acting on its behalf shall (i) solicit, initiate or encourage any inquiries or proposals for, or enter into any discussions with respect to, the sale of MGI, MCM or any other MCM Company material to the MCM Companies, taken as a whole, the assets of MGI, MCM and/or any MCM Company or, other than pursuant to the Existing MGI Options, any equity interest in MGI, MCM or any such other MCM Company (any such inquiry or proposal, an "MGI Acquisition Transaction") or (ii) furnish or cause to be furnished any non-public information concerning the MCM Companies to any Person (other than CERA Inc., CERA LP, the Stockholders, GS LP and their respective representatives, and the professional advisors to MGI, the Parent and the Merger Sub) in connection with any such inquiries or proposals. MGI shall promptly notify the Founding Stockholders of any inquiry or proposal received by MGI or any of its Affiliates with respect to any such MGI Acquisition Transaction and will keep the Founding Stockholders fully informed of the nature, details and status of any such inquiry or proposal.

            3.3  Covenants of GS LP.

            3.3.1. No Solicitation. From the date hereof to the earlier of the Closing and the termination of this Agreement, none of GS LP, any of its Affiliates or any Person acting on their behalf shall (i) solicit, initiate or encourage any inquiries or proposals for, or enter into any


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discussions with respect to, any CERA Acquisition Transaction or (ii) furnish or cause to be furnished any non-public information concerning CERA Inc. or CERA LP to any Person (other than MGI, the Parent and their respective representatives) in connection with any such inquiries or proposals. GS LP shall promptly notify MGI of any inquiry or proposal received by it or any of its Affiliates with respect to any such CERA Acquisition Transaction and will keep MGI fully informed of the nature, details and status of any such inquiry or proposal.

            3.3.2. FIRPTA Affidavit. GS LP shall deliver to MGI and CERA Inc. an affidavit, as contemplated under and meeting the requirements of section 1.1445-2(b)(2)(i) of the Treasury Regulations, to the effect that it is not a "foreign person" within the meaning of the Code and applicable Treasury Regulations.

            3.3.3. Consent and Waiver. By its execution hereof, GS LP unconditionally and irrevocably (i) consents to the execution and delivery by each of the Stockholders of this Agreement and each document and instrument (each, an "Ancillary Document") to be executed or delivered by such Stockholder in connection herewith, the performance by each of the Stockholders of their obligations hereunder and thereunder, and the consummation by all parties hereto, CERA Inc. and CERA LP of the transactions contemplated hereby and thereby, and (ii) waives, and agrees not to exercise, any and all rights it has, had or may have, pursuant to or under, or by reason of or in connection with,
(A) the GS Purchase Agreement, (B) the Existing Partnership Agreement, (C) the CERA Stockholders Agreement or (D) any other document or instrument, other than the GS Advisory Agreement, executed or delivered in connection with the acquisition by GS LP of the GS Partnership Interest, in each case including, without limitation, any and all rights thereunder to consent or object to, exercise pre-emptive, first refusal, repurchase or any other similar rights with respect to or receive notices or notifications in respect of, (x) the performance by the Stockholders of their obligations hereunder or under any Ancillary Document, (y) the Closing or (z) the consummation of any of the transactions contemplated hereby or by any Ancillary Document; provided that the provisions of this Section 3.3.3 shall become null and void, and shall have no further force or effect, upon (and in the event of) termination of this Agreement prior to the Closing.


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            3.4  Additional Agreements.

            3.4.1. Confidentiality. (a) Termination of Existing Confidentiality Agreements. (i) All parties hereto hereby agree that the letter agreement, dated December 6, 1996, entered into with Wm. Sword & Co. Incorporated ("Sword"), in Sword's capacity as financial advisor to CERA Inc., by Clayton, Dubilier & Rice, Inc. ("CD&R"), on behalf of the MCM Companies, is hereby terminated effective as of the date hereof.

            (ii) All parties hereto hereby agree that (x) the letter agreement, dated April 2, 1997, entered into with MCM by Sword, on behalf of CERA Inc., and
(y) the letter agreement, dated as of November 6, 1996, entered into with CD&R by Sword, in Sword's capacity as financial advisor to CERA Inc., on behalf of CERA Inc., are hereby terminated effective as of the date hereof.

            (iii) None of the parties hereto or their Affiliates shall have any further rights, obligations or liabilities thereunder or under any other agreement entered into with Sword prior to the date hereof other than the engagement letters between CERA and Sword, dated as of July 1, 1993, September 13, 1993 and January 25, 1995 (as such letters may be amended, modified, supplemented or waived).

            (iv) All parties hereto agree to use commercially reasonable efforts to cause CERA Inc., MCM, CD&R and Sword to acknowledge and agree to the termination of the agreements described in this Section 3.4.1 as being terminated effective as of the date hereof.

            (b) Confidentiality. Except as otherwise provided in this Agreement,
(x) the Stockholders, GS LP, CERA Inc. and CERA LP, will, and will cause their Representatives to, keep confidential, and not use except in connection with this Agreement and the transactions contemplated hereby, all information which,


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prior to the date hereof, has been or, from and after the date hereof, is furnished to any of them by the MCM Companies or any of their Representatives, or to which the Stockholders, GS LP, CERA Inc. or CERA LP, prior to the date hereof, have been or, from and after the date hereof, are given access, that in any way relates to the business of any of the MCM Companies and (y) MGI will, and will cause its Representatives to, keep confidential, and not use except in connection with this Agreement and the transactions contemplated hereby, all information which, prior to the date hereof, has been or, from and after the date hereof, is furnished to MGI or its Representatives, or to which MGI or its Representatives, prior to the date hereof, have been or, from and after the date hereof, are given access, that in any way relates to the business of CERA Inc. or CERA LP. The provisions of this Section 3.4.1(b) shall not apply to the disclosure or use by the Stockholders, GS LP, CERA Inc., CERA LP or their respective Representatives, on the one hand, and MGI or its Representatives, on the other hand, of any information, documents or materials (i) which are or become generally available to the public other than as a result of a disclosure by the receiving party or any Affiliate or Representative of the receiving party in violation of this Section 3.4.1, (ii) received from a third party on a non-confidential basis from a source other than the providing party or its Representatives, which source, to the knowledge of the receiving party after due inquiry, is not prohibited from disclosing such information to the receiving party by a legal, contractual or fiduciary obligation to the providing party,
(iii) required by Applicable Law to be disclosed by such party, or (iv) necessary to establish such party's rights under this Agreement or any related agreement, provided that, in the case of clauses (iii) and (iv), the Person intending to make disclosure of confidential information will promptly notify in writing the party to whom it is obliged to keep such information confidential and, to the extent practicable, provide such party a reasonable opportunity to prevent public disclosure of such information or, if appropriate, waive compliance with the terms of this Section 3.4.1.

            (c) The agreements and undertakings of the Stockholders, GS LP, CERA Inc. and CERA LP, on the one hand, and MGI, on the other hand, set forth in
Section 3.4.1(b) shall (x) continue until the earlier of (i) five years from the date hereof or (ii) the Closing and (y) survive the termination of this Agreement.

            3.4.2. Registration Statement. (a) Each of the parties hereto shall, and shall cause their respective Subsidiaries, controlled Affiliates, directors, officers, employees and representatives to, assist the Parent in the preparation and filing of the Registration Statement and furnish the Parent with all information in their possession concerning CERA Inc., CERA LP, the Stockholders, GS LP and the MCM Companies required for use in the Registration Statement, including, without limitation, such financial statements as may be required to be included in the Regis-


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tration Statement or that are necessary to prepare pro forma financial statements and other information to be included in the Registration Statement. If, at any time on or prior to the Closing Date, any event with respect to the Stockholders, GS LP, CERA Inc., CERA LP, the MCM Companies or any of their respective Affiliates should occur which is required to be described in an amendment of or supplement to the Registration Statement, the party or parties hereto that are familiar with such event shall provide the Parent with a description of such event that is sufficient to enable the Parent or its representatives to prepare such amendment or supplement and shall otherwise assist the Parent in the preparation and filing of such amendment or supplement.

            (b) Subject to the performance of the covenants set forth in Section 3.4.2(a), the Parent shall prepare the Registration Statement (or cause it to be prepared), shall file it with the SEC promptly after the date hereof, shall use its commercially reasonable efforts to cause it to be declared effective and to remain effective through the Closing Date and, if at any time on or prior to the Closing Date, any event with respect to the Stockholders, GS LP, CERA Inc., CERA LP, the MCM Companies or any of their respective Affiliates shall occur which is required to be described in an amendment of or supplement to the Registration Statement, shall prepare such amendment or supplement (or cause it to be prepared) and promptly file it with the SEC.

            3.4.3. Public Announcements. From the date hereof to the Closing Date, except as required by Applicable Law, each of the parties hereto shall not, and shall not permit any of their Affiliates or representatives to, make any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior consent of MGI and the Founding Stockholders; provided that this Section 3.4.3 shall not apply to any oral disclosures to be made to, or discussions to be held with, officers and employees of CERA LP or CERA Inc., on the one hand, or of any member of the MCM Group, on the other hand, by Representatives of CERA LP, CERA Inc. or any of the Stockholders, or by Representatives of any member of the MCM Group, as the case may be, and that CERA LP, CERA Inc. or any of the Stockholders, on the one hand, and any member of the MCM Group, on the other hand, shall obtain the prior consent of MGI or the Founding Stockholders, as applicable, for the use of any written communications that are to be presented or distributed to such officers and employees.


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            3.4.4. Further Actions. (a) Generally. Each of the parties hereto agrees to use its, his or her commercially reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby.

            (b) Filings; Consents. Each of the parties hereto shall, as promptly as practicable, (i) file or supply, or cause to be filed or supplied, all applications, notifications and information, including but not limited to filings pursuant to the HSR Act, required to be filed or supplied by or on behalf of it, him or her or any of its, his or her Affiliates pursuant to Applicable Law and (ii) use its, his or her commercially reasonable efforts to obtain, or cause to be obtained, all other Consents that may be required to be obtained or made by it, in each case in connection with this Agreement, the Transactions, the Registration Statement or the consummation of the other transactions contemplated hereby.

            (c) Other Actions. Each of the parties hereto shall use its, his or her commercially reasonable efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order to fulfill its, his or her obligations in respect of this Agreement and the transactions contemplated hereby. Each of the parties hereto will coordinate and cooperate with the other parties hereto in providing such information and supplying such reasonable assistance as may be reasonably requested by any of them in connection with the consummation of the transactions contemplated hereby.

            (d) Notice of Certain Events. From the date hereof to the Closing Date, each of the Stockholders and GS LP, on the one hand, shall promptly notify MGI, and MGI, the Parent and Merger Sub, on the other, shall promptly notify the Founding Stockholders, of:

            (i) any fact, condition, event or occurrence known to any of them that will or reasonably may be expected to result in the failure of any of the conditions contained in Article IV to be satisfied; and

            (ii) any actions, suits, claims, investigations or proceedings commenced or, to the knowledge of the Stockholders, CERA Inc., CERA LP or GS LP, on the one hand, or MGI, any other MCM Company, the Parent or Merger Sub, on the other, threatened against, relating


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

      to or involving or otherwise affecting CERA Inc. or CERA LP, on the one hand, or the MCM Companies, on the other, or any of their respective Affiliates which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 2.1.11 or Section 2.4.14, as applicable, or that relate to the consummation of the transactions contemplated by this Agreement.

            3.4.5. Tax Affairs. Through the Closing Date, the MCM Companies, on the one hand, and the Stockholders, on the other, shall, and in the case of the Stockholders, shall cause each of CERA LP and CERA Inc. to, conduct all Tax affairs relating to the MCM Companies or CERA LP and CERA Inc., as the case may be, only in the ordinary course, in substantially the same manner as heretofore conducted and in good faith in substantially the same manner as such affairs would have been conducted if this Agreement had not been entered into.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

            4.1 Conditions to Obligations of Each Party. The obligations of MGI, the Parent and Merger Sub to effect the Merger and to consummate the other transactions contemplated hereby, the obligations of the Stockholders and the Parent to engage in the CERA Stock Exchange and to consummate the other transactions contemplated hereby and the obligations of GS LP and the Parent to engage in the GS Partnership Interest Exchange and to consummate the other transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

            4.1.1. HSR Act Notification. In respect of the notifications of MGI, on the one hand, and CERA Inc., on the other hand, pursuant to the HSR Act, the applicable waiting period and any extensions thereof shall have expired or been terminated.

            4.1.2. Other Governmental Approvals. All other Governmental Approvals required to be made or obtained by any party hereto or any of their respective Affiliates in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby shall have been made or obtained, other than, in the case of any Governmental Approval solely in connection with the CERA


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

Roll-up, where the failure to make or obtain any such Governmental Approval would not have and would not reasonably be expected to have a CERA Material Adverse Effect.

            4.1.3. No Injunction, etc. Consummation of the transactions contemplated hereby shall not have been restrained, enjoined or otherwise prohibited by any Applicable Law, including any Order of any court or other Governmental Authority (except, in the case of any such prohibition solely because of the CERA Roll-up, for any such prohibition that would not, and would not reasonably be expected to, have a CERA Material Adverse Effect), no action or proceeding brought by any Governmental Authority shall be pending on the Closing Date before any court or other Governmental Authority to restrain, enjoin or otherwise prevent the consummation of the transactions contemplated hereby, no court or other Governmental Authority shall have determined any Applicable Law making illegal the consummation of the transactions contemplated hereby to be applicable to this Agreement and no proceeding brought by any Governmental Authority with respect to the application of any such Applicable Law shall be pending.

            4.1.4. Registration Statement. The Registration Statement shall have been declared effective, no stop order suspending the effectiveness of the Registration Statement shall have been entered and no proceedings for that purpose shall have been initiated by the SEC.

            4.1.5. Certain Distributions. The CERA Distribution Loan and the CERA Cash Distribution shall have been made.

            4.1.6. LLC Agreement. The LLC Agreement, substantially in the form of Exhibit I hereto, shall have been executed and delivered by all parties hereto other than the Parent or Merger Sub.

            4.2 Conditions to Obligations of MGI, the Parent and Merger Sub. The obligations of MGI, the Parent and Merger Sub to effect the Merger and to consummate the other transactions contemplated hereby and the obligations of the Parent to engage in the CERA Stock Exchange and the GS Partnership Interest Exchange shall be subject to the fulfillment (or waiver by MGI), at or prior to the Closing Date, of the following additional conditions:


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

            4.2.1. Representations, Performance, etc. (a) The representations and warranties set forth in Sections 2.1, 2.2 and 2.3 (i) shall have been true and correct at and as of the date hereof, provided that if any such representation and warranty shall not have been true and correct at and as of the date hereof, the Stockholders and GS LP, upon written notice (which shall identify such representation and warranty and describe the respect in which it shall not have been so true and correct) to MGI delivered not later than three Business Days prior to the scheduled Closing Date, shall have until 30 days after the date on which the Closing would otherwise have been required to occur pursuant to Section 1.1.2 (without taking into account this proviso) to cure such breach in all respects in the case of any representation and warranty qualified by material adverse effect, and in any other case, to cure such breach in all material respects, or otherwise in a manner reasonably satisfactory to MGI; (ii) in the case of Section 2.1, shall be true and correct at and as of the Closing Date as though made at and as of the Closing Date, except where the aggregate effect of the failure of such representations and warranties to be true and correct has not had and would not reasonably be expected to have a CERA Material Adverse Effect; and (iii) in the case of Sections 2.2 and 2.3, shall be true and correct in all material respects at and as of the Closing Date as though made at and as of the Closing Date; provided in each case that the accuracy of any specific representation or warranty that by its terms speaks only as of the date hereof or another date prior to the Closing Date shall be determined solely as of the date hereof or such other date, as the case may be. The Stockholders and GS LP shall have duly performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

            (b) The Stockholders and GS LP shall have delivered to MGI, the Parent and Merger Sub a certificate or certificates, dated the Closing Date and signed by each of them, with respect to the conditions set forth in Section 4.2.1(a) and 4.2.2.

            4.2.2. Material Adverse Effect. No event, occurrence, fact, condition, change, development or effect shall have occurred or come to exist since the date hereof that, individually or in the aggregate, has had or resulted in, or would be reasonably likely to have or result in, a CERA Material Adverse Effect.


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

            4.2.3. Employment Agreements. Each of the Founding Stockholders shall have executed and delivered an employment agreement (each, an "Employment Agreement"), substantially in the form of Exhibit J hereto.

            4.2.4. Consulting and Indemnification Agreements. CERA Inc. shall have become a party to the CD&R Consulting Agreement and the Fund IV Indemnification Agreement pursuant to an agreement or agreements in form and substance reasonably satisfactory to MGI.

            4.2.5. Opinions of Counsel. MGI, the Parent and Merger Sub shall have received favorable opinions, addressed to each of them and dated the Closing Date and in form and substance reasonably satisfactory to MGI and its counsel, from (i) Hale and Dorr LLP, special counsel to the Stockholders, including with respect to certain federal and Massachusetts Tax matters, and
(ii) counsel to GS LP.

            4.2.6. FIRPTA Affidavit. MGI shall have received from each Stockholder and GS LP an affidavit pursuant to Section 3.1.6 and Section 3.3.2.

            4.2.7. Consents and Approvals. The Stockholders and GS LP shall have received all requisite third party consents and approvals to or of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby listed in Sections 2.1.1(b) or 2.2.2 of the CERA Disclosure Letter, except, in the case of Section 2.1.1(b), for any consents or approvals the failure of which to be made or obtained, individually and in the aggregate, would not have a CERA Material Adverse Effect and would not adversely affect the ability of any of the Stockholders to perform their obligations hereunder.

            4.2.8. Financing. MGI shall have caused MCM to obtain funds at least in the amount contemplated in this Agreement to finance the CERA Distribution Loan, on such terms as are satisfactory to MGI in its reasonable judgment.

            4.2.9. CERA Board of Directors. Such directors of CERA Inc. shall have resigned, and such other persons shall have been appointed as directors of CERA Inc., such that, effective simultaneously with the Closing, the board of directors of CERA Inc. shall be the same as the Board of the Parent.

            4.2.10. CERA and GS LP Holder Information Forms. Each of the Stockholders and GS LP shall have executed and


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

delivered a CERA Holder Information Form or GS LP Holder Information Form, as applicable, in accordance with Section 1.1.2(a) and (b).

            4.2.11. Copyrights. The Founding Stockholders and CERA Inc. shall have executed and delivered an agreement, in form and substance satisfactory to MGI, pursuant to which CERA Inc. shall agree to assign to the applicable Founding Stockholder(s) the copyrights in any book authored by such Founding Stockholder(s) in the course of his employment with CERA Inc., and each of the Founding Stockholders shall agree that CERA Inc. shall receive all of the economic benefits of all such books.

            4.2.12. CERA Organizational Documents. The articles of organization and the by-laws of CERA Inc. shall be amended, effective immediately upon the Closing, as necessary to contain the same provisions as contained in the LLC Agreement in respect of supermajority board voting provisions and board composition.

            4.2.13. Termination of Line of Credit. At or prior to the Closing, the Stockholders shall cause the $1,750,000 line of credit to CERA LP from Cambridge Trust Company, as in effect on the date hereof, and any related agreements, documents, financing statements, instruments or arrangements, to be terminated and all amounts due and payable thereunder to be paid in full.

            4.2.14. Proceedings. All proceedings of the Stockholders, CERA Inc., CERA LP and GS LP that are required in connection with the transactions contemplated by this Agreement, and all documents and instruments incident thereto, shall be reasonably satisfactory to MGI and its counsel, and MGI and such counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

            4.3 Conditions to Obligations of the Stockholders and GS LP. The obligations of the Stockholders to engage in the CERA Stock Exchange and to consummate the other transactions contemplated hereby and the obligations of GS LP to engage in the GS Partnership Interest Exchange and to consummate the other transactions contemplated hereby shall be subject to the fulfillment (or waiver by each of the Founding Stockholders), at or prior to the Closing, of the following additional conditions:

            4.3.1. Representations; Performance. (a) The representations and warranties set forth in Sections 2.4 and 2.5 (i) shall have been true and correct at and as of the date hereof, provided that if any such representation and warranty shall not have been true and correct at and as of the date hereof, MGI, upon written notice (which shall identify such representation and warranty and describe the respect in which it shall not have been so true and correct) to the Founding Stockholders delivered not later than three Business Days prior to the scheduled Closing Date, shall have until 30 days after the date on which the Closing would otherwise have been required to occur pursuant to Section 1.1.2 (without taking into account this proviso) to cure such breach in all respects in the case of any representation and warranty qualified by material adverse effect, and in any other case, to cure such breach in all material respects, or otherwise in a manner reasonably satisfactory to the Founding Stockholders; (ii) in the case of Section 2.4, shall be true and correct at and as of the Closing Date as though made at and as of the Closing Date, except where the aggregate effect of the failure of such representations and warranties to be true and correct has not had and would not reasonably be expected to have an MGI Material Adverse Effect; and (iii) in the case of Section 2.5, shall be true and correct in all material respects at and as of the Closing Date as though made at and as of the Closing Date; provided in each case that the accuracy of any specific representation or warranty that by its terms speaks only as of the date hereof or another date prior to the Closing Date shall be determined solely as of the date hereof or such other date, as the case may be. MGI, the Parent and Merger Sub shall have duly performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

            (b) MGI, the Parent and Merger Sub shall have delivered to the Stockholders and GS LP a certificate, dated the Closing Date and signed by an authorized officer of each of MGI, the Parent and Merger Sub, with respect to the conditions set forth in Section 4.3.1(a) and 4.3.2.

            4.3.2. Material Adverse Effect. No event, occurrence, fact, condition, change, development or effect shall have occurred or come to exist since the date hereof that, individually or in the aggregate, has had or resulted in, or would be reasonably likely to have or result in, an MGI Material Adverse Effect.


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

            4.3.3. Opinion of Counsel. The Stockholders and GS LP shall have received favorable opinions, addressed to each of them and dated the Closing Date and in form and substance reasonably satisfactory to the Founding Stockholders and their counsel, from (i) the General Counsel of MGI, (ii) from Debevoise & Plimpton, special counsel to MGI and (iii) from Richards, Layton & Finger, special Delaware counsel to the Parent.

            4.3.4. Consents and Approvals. (a) MGI shall have received all requisite third party consents and approvals to or of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby listed in Section 2.4.2 of the MGI Disclosure Letter, except for any consents or approvals the failure of which to be made or obtained, individually and in the aggregate, would not have an MGI Material Adverse Effect and would not adversely affect the ability of MGI to perform its obligations hereunder.

            4.3.5. MGI Board of Directors. Such directors of MGI and MCM shall have resigned, and such other persons shall have been appointed as directors of MGI and MCM, such that, effective simultaneously with the Closing, the boards of directors of MGI and MCM shall be the same as the Board of the Parent.

            4.3.6. MGI Organizational Documents. The certificates of Incorporation and the by-laws of MGI and MCM shall be amended, effective immediately upon the Closing, as necessary to contain the same provisions as contained in the LLC Agreement in respect of supermajority board voting provisions and board composition.

            4.3.7. Proceedings. All proceedings of MGI, the Parent and Merger Sub that are required in connection with the transactions contemplated by this Agreement, and all documents and instruments incident thereto, shall be reasonably satisfactory to the Founding Stockholders and their counsel, and the Founding Stockholders and their counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.


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                                    ARTICLE V

                                OTHER AGREEMENTS

            5.1 Noncompetition. Each of Daniel H. Yergin, James P. Rosenfield and Joseph A. Stanislaw (collectively, the "Founding Stockholders") hereby agrees that during the period commencing on the Closing Date and ending on the fourth anniversary of the Closing Date, he shall not, directly or indirectly,
(A) as an individual proprietor, partner, member, principal, officer, employee, agent, consultant or stockholder, develop, produce, market, sell or render (or assist any other person in developing, producing, marketing, selling or rendering) products or services competitive anywhere in the United States or elsewhere in the world with, or (B) engage in business with, serve as an agent or consultant to, or become an individual proprietor, partner, member, principal or stockholder (other than a holder of less than 1% of the outstanding voting shares of any publicly held company) of or become employed in an executive capacity by, any person, firm or other entity ("Competitor") a substantial portion of whose business competes anywhere in the United States or elsewhere in the world with a substantial portion of the business of the Parent, CERA Inc., MGI or any of their respective Subsidiaries (collectively, the "MGI/CERA Group") that relates to the financial information, financial analysis, energy information and analysis or any other business then engaged in by any member of the MGI/CERA Group; provided that this Section 5.1 shall not be deemed to prohibit any of the Founding Stockholders from teaching courses at educational institutions or writing books or articles for public sale or making appearances on television or preparing or otherwise participating in television programs; and provided, further, that if the employment of a Founding Stockholder with CERA Inc. shall be terminated after the Closing Without Cause (as such term shall be defined in the applicable Employment Agreement between CERA Inc. and such Founding Stockholder) or for Good Reason (also as shall be defined in such Employment Agreement), the noncompetition period set forth in this Section 5.1 shall terminate with respect to such Founding Stockholder on the earlier of (x) the fourth anniversary of the Closing Date and (y) the first anniversary of the date of termination of such Founding Stockholder's employment. For the purposes of this Section 5.1, a "substantial portion" (x) in the case of the business of Competitor shall mean a line or lines of business that account for more than 50% of the consolidated revenue of Competitor


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

and (y) in the case of the MGI/CERA Group shall mean a line or lines of business that account for more than 25% of the consolidated revenues of the MGI/CERA Group, in each case for the fiscal year ended immediately prior to the date on which the Founding Stockholder first proposes to engage in any of the activities described in clause (B) of the immediately preceding sentence, provided, however, that in the case of a Competitor that has had less than three full years of operations, "substantial portion" shall mean a line or lines of business accounting for more than 50% of the projected consolidated revenues of such Competitor for the two fiscal years next succeeding the date on which Founding Stockholder first proposes to engage in any of the activities described in clause (B) of the immediately preceding sentence. Whether any such person, firm or entity so competes shall be determined in good faith by Employer's Board (as such term is defined in the applicable Employment Agreement). For purposes of this Section 5.1, the phrase employment "in an executive capacity" shall mean employment in any position in connection with which the applicable Founding Stockholder has or reasonably would be viewed as having powers and authorities with respect to any other person, firm or other entity or any part of the business thereof that are substantially similar, with respect thereto, to the powers and authorities assigned to any executive officer of CERA Inc. as described in the By-Laws of CERA Inc. as in effect on the date hereof.

            5.2 Enforceability of Covenants. The provisions of Sections 3.4.1 and 5.1 were negotiated in good faith by the parties hereto, and the parties hereto agree that such provisions are reasonable and are not more restrictive than necessary to protect the legitimate interests of the parties hereto. If any provision contained in Section 3.4.1 or Section 5.1 shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of Section 3.4.1 or
Section 5.1. It is the intention of the parties hereto that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time that is not permitted by applicable law, or is any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction shall construe and interpret or reform such provision to provide for a restriction or covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those


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

contained herein) as shall be valid and enforceable under applicable law.

            5.3 Further Actions and Events. In connection with the Closing:

            5.3.1. Termination or Adoption of Certain Arrangements. At the
Closing:

            (a) CERA Stock Restriction Agreements. Each of the Stockholders hereby agrees that, effective simultaneously with the Closing, each of the stock restriction agreements and documents listed in Section 2.1.2(c) of the CERA Disclosure Letter, including, without limitation, the Cambridge Energy Research Associates, Inc. 1985 Restricted Stock Plan, as amended, shall terminate and have no further force or effect (except to the extent that any provision thereof shall expressly provide that such provision shall survive the termination of such agreement or document), and that from and after the Closing, all of the parties thereto shall be released from all of their liabilities and obligations thereunder (other than any such liabilities or obligations that arose prior to the Closing).

            (b) Existing Arrangements with GS LP. Each of the Stockholders and GS LP hereby agrees that, effective simultaneously with the Closing, each of the GS Purchase Agreement, the CERA Stockholders Agreement and all other documents and instruments executed or delivered in connection with the acquisition by GS LP of the GS Partnership Interest (other than the Existing Partnership Agreement, which shall be terminated by operation of law, and the GS Advisory Agreement) shall terminate and have no further force or effect (except to the extent that any provision thereof shall expressly provide that such provision shall survive the termination of such agreement or document), and that from and after the Closing, all of the parties thereto shall be released from all of their liabilities and obligations thereunder (other than any such liabilities or obligations that arose prior to the Closing).

            (c) MGI and CERA LLC Unit Option Plans. MGI shall, and each of the Stockholders shall cause CERA Inc. to, adopt the MCM Group, Inc. Management LLC Unit Option Plan and the Cambridge Energy Research Associates, Inc. Management LLC Unit Option Plan (the "CERA Option Plan"), respectively, substantially in the respective forms of Exhibits K and L hereto, together with the respective forms of management LLC Unit option agreements and management LLC Unit subscription agreements attached as Exhibits A and B thereto.

            (d) CERA Inc. Bonus Plan. Each of the Stockholders shall cause CERA Inc. to adopt a performance bonus program (the "CERA Bonus Plan"), in form and substance mutually satisfactory to MGI and the Founding Stockholders, pursuant to which the participants in the CERA Bonus Plan shall be entitled to receive annual incentive awards based upon the annual operating targets and other performance goals established, pursuant to the CERA Bonus Plan, by CERA Inc.'s board of directors from time to time.

            5.4 Certain Payments to CERA Management Members. The Parent hereby agrees to cause CERA Inc. to pay to each CERA Management Member who shall have received LLC Units pursuant to the distribution to CERA Management Members promptly after the Closing Date as provided for in Section 1.5, within 30 days after the due date (after taking into account any applicable extension) for filing the U.S. federal Income Tax Return of CERA Inc. for each taxable year ending after the Closing Date during which any deduction with respect to such distribution is actually utilized by CERA Inc. for U.S. federal Income Tax purposes (whether as a current deduction or as a deduction for a net operating loss carryover resulting from any such deduction), cash (subject to applicable withholding) in an amount equal to the product of (i) the quotient of (x) the number of LLC Units received by such CERA Management Member pursuant to such distribution divided by (y) the total number of LLC Units distributed by CERA Inc. pursuant to such distribution and (ii) an amount equal to (x) the amount of any such deduction so utilized by CERA Inc. during such taxable year (in the case of any such loss carryover, net of any related gain included in the gross income of CERA Inc. as a result of any examination of any U.S. federal Income Tax Return of CERA Inc. for any such taxable year prior to such taxable year) multiplied by (y) the highest corporate tax rate applicable for U.S. federal Income Tax purposes for such taxable year, provided that the amount set forth in subclause (ii)(x) shall not exceed CERA Inc.'s taxable income for such taxable year after taking into account all available deductions, losses and net operating loss carryovers but before taking into account the deduction described in subclause (ii)(x).

            5.5 Grants of Options to Purchase LLC Units. (i) On the Closing Date, (a) MGI shall grant options to purchase an aggregate of 33,444 LLC Units to Brera Capital

Partners, LLC or its designees, at an exercise price of $23.55 per LLC Unit, and
(b) CERA Inc. shall grant options to purchase an aggregate of 11,132 LLC Units to Mr. Edward Jordan, at an exercise price of $23.55 per LLC Unit, in full payment of the fee due to him in respect of the Transactions and the other transactions contemplated hereby and (ii) promptly after the Closing Date, CERA Inc. will grant to each Initial CERA Option Grantee, pursuant to the CERA Option Plan, options to purchase such number of LLC Units as is set forth opposite such Initial CERA Option Grantee's name on Exhibit C hereto, at an exercise price of $18.31 per LLC Unit.

                                   ARTICLE VI

                                   TERMINATION

            6.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

            (a) by the written agreement of the Founding Stockholders and MGI;

            (b) by MGI, on the one hand, or the Founding Stockholders, on the other hand, by written notice to the other after 5:00 p.m., New York City time, on November 30, 1997 if the Closing Date shall not have occurred by such date (unless the failure of the Closing Date to occur shall be due to, in the case of any termination by MGI, any material breach of this Agreement by MGI, the Parent or Merger Sub or, in the case of any termination by the Founding Stockholders, any material breach of this Agreement by the Stockholders or GS LP), unless such date is extended by the mutual written consent of MGI and the Founding Stockholders;

            (c) by MGI if there has been a breach on the part of the Stockholders or GS LP of any of their covenants set forth herein, or any failure on the part of the Stockholders or GS LP to perform their obligations hereunder (provided that MGI, the Parent and Merger Sub shall have performed and complied with, in all material respects, all agreements and covenants required by this Agreement to have been performed or complied with by them) prior to such time, such that, in any such case, any of the conditions to the effectiveness of the Transactions set forth in Section 4.1 or 4.2 could not


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      (including without limitation through the use of diligent efforts to cure such breach or failure) be satisfied on or prior to the termination date contemplated by Section 6.1(b); or

            (d) by any of the Founding Stockholders, if there has been a breach on the part of MGI, the Parent or Merger Sub of any of their covenants set forth herein, or any failure on the part of MGI, the Parent or Merger Sub to perform their obligations hereunder (provided that the Stockholders and GS LP shall have performed and complied with, in all material respects, all agreements and covenants required by this Agreement to have been performed or complied with by them) prior to such time, such that, in any such case, any of the conditions to the effectiveness of the Transactions set forth in Section 4.1 or 4.3 could not (including without limitation through the use of diligent efforts to cure such breach or failure) be satisfied on or prior to the termination date contemplated by Section 6.1(b).

            6.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 6.1, this Agreement shall become void and have no effect, without any liability to any Person in respect hereof or of the transactions contemplated hereby on the part of any party hereto, or any of its directors, officers, employees, agents, consultants, representatives, advisers, stockholders, partners or Affiliates, except for any liability resulting from any party's breach of this Agreement and except that the provisions of Sections 3.4.1(b) and (c), 8.2, 8.5.4, 8.5.7 and 8.5.8 shall survive any such termination.

                                   ARTICLE VII

                                 INDEMNIFICATION

            7.1 Indemnification by the Stockholders and GS LP. To the fullest extent permitted by applicable law, each of the Stockholders, severally and not jointly, and GS LP covenants and agrees to defend, indemnify and hold harmless each of the Parent, the Surviving Corporation, such of the other members of the MCM Group (without duplication) as are, directly or indirectly, wholly owned by the Parent and the respective officers, directors and employees of the Parent, the Surviving Corporation and any such other member of the


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MCM Group (collectively, the "MGI Indemnitees") from and against, and pay or reimburse the MGI Indemnitees for, any and all claims, demands, liabilities, obligations, losses, fines, costs, expenses, Litigation, deficiencies or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims), including interest and penalties with respect thereto and out-of-pocket expenses and reasonable attorneys' and accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of their respective rights hereunder (collectively, "Losses"), incurred or suffered by any MGI Indemnitee (provided that any Loss incurred or suffered by any member of the MCM Group that is not, directly or indirectly, wholly owned by the Parent shall be deemed to be a Loss incurred or suffered by the Parent in an amount equal to the amount of such Loss incurred or suffered by such member of the MCM Group multiplied by a fraction, the numerator of which shall be the portion of the outstanding common equity interests of such member of the MCM Group that, directly or indirectly, is held by any wholly owned member of the MCM Group and the denominator of which shall be all of the outstanding common equity interests of such non-wholly owned member of the MCM Group) with respect to, resulting from or arising out of:

            (a) any inaccuracy of any representation or warranty by the Stockholders or GS LP made in or pursuant to this Agreement or in any certificate delivered by any Stockholder or GS LP in connection with the Closing; or

            (b) any failure by any of the Stockholders or GS LP to perform any of their covenants or agreements hereunder or fulfill any other of their obligations in respect hereof;

provided, that (i) in the case of any representation and warranty set forth in
Section 2.1, GS LP shall indemnify and hold harmless under this Section 7.1 for only 10%, and each of the Stockholders shall indemnify and hold harmless under this Section 7.1 for their respective percentages (as calculated pursuant to Section 7.4(b)) of 90%, of each Loss incurred or suffered with respect to, resulting from or arising out of such representation and warranty; (ii) GS LP shall not indemnify and hold harmless under this Section 7.1 for Losses incurred or suffered with respect to, resulting from or arising out of any representation and warranty set forth in Section 2.2 or any breach or nonfulfillment by the Stockholders of any covenant, agreement or obligation


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described in Section 7.1(b); and (iii) the Stockholders shall not indemnify and hold harmless under this Section 7.1 for Losses incurred or suffered with respect to, resulting from or arising out of any representation and warranty set forth in Section 2.3 or any breach or nonfulfillment by GS LP of any covenant, agreement or obligation described in Section 7.1(b).

            7.2 Indemnification by MGI. To the fullest extent permitted by applicable law, MGI covenants and agrees to defend, indemnify and hold harmless each of the Stockholders and GS LP from and against, and pay or reimburse them for, any and all Losses incurred or suffered by any of them with respect to, resulting from or arising out of:

            (a) any inaccuracy of any representation or warranty by MGI, the Parent or Merger Sub made in or pursuant to this Agreement or in any certificate delivered by MGI, the Parent or Merger Sub in connection with the Closing; or

            (b) any failure by MGI, the Parent or Merger Sub to perform any of their covenants or agreements hereunder or fulfill any other of their obligations in respect hereof.

            7.3 Further Indemnification by GS LP. GS LP covenants and agrees to defend, indemnify and hold harmless each of the Stockholders from and against, and pay or reimburse them for, any and all Losses incurred or suffered by any of them with respect to, resulting from or arising out of:

            (a) any inaccuracy of any representation or warranty by GS LP made in or pursuant to Section 2.3 of this Agreement or in any certificate delivered by GS LP in connection with the Closing relating to any such representation or warranty; or

            (b) any failure by GS LP to perform any of its covenants or agreements hereunder or fulfill any of its obligations in respect hereof.

            7.4 Payment Adjustments, etc. Any indemnity payment made by any Stockholder or GS LP to the MGI Indemnitees, on the one hand, or by MGI to the Stockholders or GS LP, on the other hand, pursuant to this Article VII in respect of any claim (i) shall be net of an amount equal to


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(x) any insurance proceeds realized by and paid to the Indemnified Party minus
(y) any related costs and expenses, including the aggregate cost of pursuing any related insurance claims plus any correspondent increases in insurance premiums or other chargebacks and (ii) shall be (a) reduced by an amount equal to the Income Tax benefits, if any, attributable to such claim and (b) increased by an amount equal to the Income Taxes, if any, attributable to the receipt of such indemnity payment, but only to the extent that such Tax benefits are actually realized, or such Income Taxes are actually paid, as the case may be, by the Indemnified Party or any consolidated, combined or unitary group of which any Indemnified Party is a member.

            7.5 Indemnification Procedures; Limitations. (a) In the case of any claim asserted by a third party against a party entitled to indemnification under this Article VII (the "Indemnified Party"), notice shall be given by the Indemnified Party to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any claim or any litigation resulting therefrom, provided, that (i) counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense at such Indemnified Party's expense and (ii) the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such failure results in a lack of actual notice to the Indemnifying Party and such Indemnifying Party is materially prejudiced as a result of such failure to give notice. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other non-monetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. In the event that the Indemnified Party shall in good faith determine that the conduct of the defense of any claim subject to indemnification hereunder or any proposed settlement of any such claim by the Indemnifying Party might be expected to affect adversely the Indemnified


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Party's Tax liability or (in the case of an Indemnified Party that is an MGI
Indemnitee) the ability of any member of the MCM Group to conduct, in any material respect, its business, or that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right at all times to participate in the defense, settlement, negotiations or litigation relating to any such claim with counsel of its own choosing, with all of the fees and expenses of one (but not more than one) such counsel payable by the Indemnifying Party, provided that if the Indemnified Party does so exercise its right to participate, the Indemnified Party shall not settle such claim or litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld. In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand, and shall be entitled to settle or agree to pay in full such claim or demand.

            (b) Notwithstanding anything to the contrary in the foregoing, (i) the aggregate indemnification obligations hereunder of the Stockholders and GS LP for Losses with respect to, resulting from or arising out of Section 7.1(a) and (b) shall not exceed $5,000,000 and (ii) each of the Stockholders and GS LP shall be required to indemnify and hold harmless under Section 7.1(a) and (b)
(x) only for each claim in respect of which the aggregate Losses exceed $50,000 and (y) only to the extent that the aggregate amount (without duplication and without regard to the indemnification threshold set forth in clause (x) above) of Losses incurred or suffered with respect to or in connection with the matters described in such Sections exceeds $250,000. For purposes of calculating the percentage of any Losses that any Stockholder shall be responsible for, the percentage shall be based on the ratio on the date hereof of (i) the number of shares of CERA Common Stock owned by such Stockholder to (ii) the aggregate number of shares of CERA Common Stock owned by all the Stockholders; provided that in the event that any Stockholder that is a trust for the benefit of any other Stockholder and/or the family members of or other persons affiliated with such other Stockholder shall fail to pay any or all of its pro rata portion of any Losses of an Indemnified Party subject to indemnification under Section 7.1 promptly after a request therefor is made, such Indemnified Party shall be entitled to recover, without


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duplication, the amount of such unpaid Losses in accordance with the provisions hereof directly from such other Stockholder (in addition to any other payment in respect of such Losses that may be due hereunder from such other Stockholder).

            7.6 Survival of Representations and Warranties, etc. All claims for indemnification under clause (a) or (b) of Section 7.1, clause (a) or (b) of
Section 7.2 or clause (a) or (b) of Section 7.3 must be asserted on or prior to the date that is 30 days after the termination of the respective survival periods set forth in this Section 7.6. The representations, warranties, covenants and agreements made in or pursuant to this Agreement or in any certificate delivered in connection with the Closing shall survive the execution and delivery of this Agreement, any examination by or on behalf of the parties hereto and the completion of the transactions contemplated herein, but only to the extent specified below:

            (a) except as set forth below, the representations, warranties, covenants and agreements made in or pursuant to this Agreement or in any certificate delivered in connection with the Closing shall survive until the first anniversary of the Closing Date;

            (b) the representations and warranties contained in Sections 2.1.6 and 2.4.9 shall survive until the expiration of any statutes of limitations applicable to the particular Tax at issue, and the representations and warranties contained in Sections 2.1.16 and 2.4.19 shall survive until the expiration of any statutes of limitations applicable to the particular provision of ERISA at issue;

            (c) the covenants and agreements set forth herein which, by their terms, are to be performed subsequent to the Closing shall survive until the expiration of any applicable statutes of limitation; and

            (d) a representation and warranty, and a covenant and agreement, shall survive after the applicable time period set forth in subparagraph
      (a), (b) or (c) above only with respect to any claim that has been asserted within the time period set forth in the first sentence of this
      Section 7.6.


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                                  ARTICLE VIII

                           DEFINITIONS; MISCELLANEOUS

            8.1 Definition of Certain Terms. The terms defined in this Section 8.1, whenever used in this Agreement shall have the respective meanings indicated below for all purposes of this Agreement. All references herein to a Section, Article or Schedule are to a Section, Article or Schedule of or to this Agreement, unless otherwise indicated.

            Affiliate: of a Person means a Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the first Person, including but not limited to a Subsidiary of the first Person, a Person of which the first Person is a Subsidiary, or another Subsidiary of a Person of which the first Person is also a Subsidiary. "Control" (including the terms "Controlled by" and "under common Control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

            Agreement: this Plan of Merger and Exchange Agreement, including the Exhibits hereto.

            Ancillary Document: as defined in Section 3.3.3.

            Applicable Law: all applicable provisions of all (i) statutes, laws, rules, administrative codes, regulations or ordinances of any Governmental Authority, (ii) Governmental Approvals and (iii) Orders of any Governmental Authority.

            Business Day: a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or Cambridge, Massachusetts are authorized or required by law to close.

            CD&R: as defined in Section 3.4.1(a).

            CD&R Consulting Agreement: the Consulting Agreement, dated as of August 31, 1996, among MGI, MCM and CD&R, as amended, supplemented, waived or otherwise modified from time to time.


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            CERA Acquisition Transaction: as defined in Section 3.1.5.

            CERA Allocated LLC Units: as defined in Section 1.3.

            CERA Assets: as defined in Section 2.1.7(a).

            CERA Bonus Plan: as defined in Section 5.3.1(d).

            CERA CAGR: the compound annual growth rate, calculated as provided in Exhibit M hereto, of the revenues of CERA Inc. from the businesses engaged in by CERA Inc. or CERA LP on the date hereof (including the revenues from such businesses or transactions that the Board of the Parent may determine, at or prior to the time such businesses or transactions are first engaged in or entered into, shall be part of the businesses engaged in by CERA Inc. or CERA LP on the date hereof, but excluding all revenues from the GS Advisory Agreement or any other agreement which (i) imposes an exclusivity obligation on CERA Inc. or (ii) provides for compensation of CERA Inc. in the form of contingent transaction fees) (the "Qualifying Revenues"), determined in accordance with GAAP, from the fiscal year ended June 30, 1997 to the fiscal year ending June 30, 2000; provided that upon the first to occur, prior to June 30, 2000, of (x) a Public Offering or a Qualifying Sale, the CERA CAGR shall be deemed to be 20%, or (y) a Nonqualifying Sale, the CERA CAGR shall be deemed to be the compound annual growth rate, calculated as provided in Exhibit M, of the Qualifying Revenues from the fiscal year ended June 30, 1997 to the last day of the calendar month immediately preceding the closing date of such Nonqualifying Sale if such closing shall occur on or after the tenth day of the following month, and otherwise to the last day of the second calendar month immediately preceding such closing date.

            CERA Cash Distribution: as defined in the third recital to this Agreement.

            CERA Common Stock: as defined in the second recital to this Agreement.

            CERA Contingent Option: as defined in Section 1.3.


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            CERA Contingent Option LLC Units: as defined in Section 1.3.

            CERA Disclosure Letter: as defined in Section 2.1.

            CERA Distribution Loan: as defined in the third recital to this Agreement.

            CERA Employment and Withholding Taxes: as defined in Section
      2.1.6(a).

            CERA Financial Statements: as defined in Section 2.1.3(a).

            CERA Headquarters Lease: as defined in Section 2.1.7(b).

            CERA Holder Information Form: the CERA Holder Information Form attached hereto as Exhibit D.

            CERA Inc.: as defined in the first recital to this Agreement.

            CERA Intellectual Property: as defined in Section 2.1.9(a).

            CERA Lease: as defined in Section 2.1.7(b).

            CERA Licenses: as defined in Section 2.1.9(a).

            CERA LLC Unit Grant Agreement: a Management LLC Unit Grant Agreement between CERA Inc. and a CERA Management Member, having terms that are substantially the same (except with respect to purchase price and except as specified in Section 1.5) as the corresponding terms of the form of management LLC Unit subscription agreement attached as Exhibit B to the CERA Option Plan, and pursuant to which CERA Inc. shall have granted to such CERA Management Member LLC Units and a right to receive Contingent LLC Units in accordance with Section 1.5.

            CERA LLC Unit Grant Plan: as defined in the ninth recital to this Agreement.

            CERA LP: as defined in the first recital to this Agreement.


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            CERA Management Members: as defined in the ninth recital to this
      Agreement.

            CERA Material Adverse Effect: a materially adverse effect on the business, financial condition, results of operations or properties of CERA Inc. and CERA LP, taken as a whole.

            CERA Material Change: a material change, after the date hereof, in the business, financial condition, results of operations or properties of CERA Inc. and CERA LP, taken as a whole.

            CERA Non-Voting Common Stock: as defined in the second recital to this Agreement.

            CERA Option Plan: as defined in Section 5.3.1(c).

            CERA Plans: as defined in Section 2.1.16(a).

            CERA Returns: as defined in Section 2.1.6(a).

            CERA Roll-up: as defined in the sixth recital to this Agreement.

            CERA Stock Exchange: as defined in the fourth recital to this Agreement.

            CERA Stockholders Agreement: the Agreement with Stockholders, dated as of November 30, 1994, by and among CERA Inc., GS LP and certain stockholders of CERA Inc. named therein.

            CERA Stockholders Common Stock: as defined in the second recital to this Agreement.

            CERA Taxes: as defined in Section 2.1.6(a).

            CERA Voting Common Stock: as defined in the second recital to this Agreement.

            CERA/GS Contingent Percentage: the percentage (rounded to the nearest hundredth of a percentage point) equal to the sum of (i) 33% plus
      (ii) the product of (x) 8.35% multiplied by (y) a fraction, the numerator of which is the CERA CAGR minus 16% and the denominator of which is 4%.


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            Certificate of Merger: as defined in Section 1.1.2(d).

            Closing: as defined in Section 1.1.2.

            Closing Date: as defined in Section 1.1.2.

            Code: the Internal Revenue Code of 1986, as amended.

            Competitor:  as defined in Section 5.1.

            Consent: any consent, approval, authorization, waiver, permit, license, grant, exemption or order of, or registration, declaration or filing with, any Person, including but not limited to any Governmental Authority.

            Contingent LLC Units: the additional LLC Units that the Stockholders, GS LP and the CERA Management Members shall be entitled to receive pursuant to Sections 1.3(c), 1.4(c) and 1.5 and the management LLC Unit grant agreements to be entered into with each of the CERA Management Members, respectively, in an aggregate amount determined as follows: (i) if the CERA CAGR is less than 16%, the Contingent LLC Units shall be equal to 0; (ii) if the CERA CAGR is equal to 16%, the Contingent LLC Units shall be equal to 144,439; (iii) if the CERA CAGR is greater than 16% but less than 20%, the Contingent LLC Units shall be equal to an aggregate number of additional LLC Units such that the result obtained by dividing
      (x) the sum of 1,500,000 plus the Contingent LLC Units by (y) the sum of 4,838,710 plus the Contingent LLC Units shall be equal to the CERA/GS Contingent Percentage; and (iv) if the CERA CAGR is equal to or greater than 20%, the Contingent LLC Units shall be equal to 853,890; provided that the Contingent LLC Units may be adjusted pursuant to Section 1.8.

            Contingent Option Agreement: as defined in Section 1.1.2(c).

            Contingent Options: as defined in Section 1.4.

            DGCL: the General Corporation Law of the State of Delaware, as in effect from time to time.

            Dissenting Shares: as defined in Section 1.2.5.


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            Effective Time: as defined in Section 1.1.2(d).

            Employment Agreement: as defined in Section 4.2.3.

            Employment and Withholding Taxes: any federal, state, local, foreign or other employment, unemployment, social security, disability, workers' compensation, payroll, health care or other similar tax, duty or other governmental charge or assessment or deficiencies thereof and all Taxes required to be paid or withheld by or on behalf of each of the MCM Companies, CERA LP or CERA Inc., as applicable, in connection with amounts paid or owing to any employee, independent contractor, creditor or other party (including, but not limited to all interest and penalties thereon and additions thereto whether disputed or not).

            Environmental Activity: any storage, holding, release, emission, discharge, generation, disposal, handling or transportation of any Hazardous Materials.

            Environmental Laws: all Applicable Laws relating to the protection of the environment, to human health and safety, or to any Environmental Activity, including, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, and the Occupational Safety and Health Act, and (ii) all other requirements pertaining to reporting, licensing, permitting, investigation or remediation of emissions, discharges or releases of Hazardous Materials into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of Hazardous Materials.

            ERISA: the Employee Retirement Income Security Act of 1974, as amended.

            Exchange Act: the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

            Exchange Agent: the Person appointed by the Parent to administer the exchange of MGI Certificates for LLC Certificates pursuant to Section 1.2.6.


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            Existing MGI Options: as defined in Section 1.2.4(d).

            Existing Partnership Agreement: the Amended and Restated Agreement of Limited Partnership of CERA LP, dated as of November 30, 1994.

            Founding Stockholders: as defined in Section 5.1.

            Fund IV: as defined in Section 2.4.3.

            Fund IV Indemnification Agreement: the Indemnification Agreement, dated as of August 31, 1996, among MGI, MCM, CD&R and Fund IV, as amended, supplemented, waived or otherwise modified from time to time.

            GAAP: as defined in Section 2.1.3(b).

            Governmental Approval: any Consent of, with or to any Governmental Authority.

            Governmental Authority: any nation or government, any state or other political subdivision thereof, including, without limitation, any governmental agency, department, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof, or any stock exchange or self-regulatory agency or authority.

            GS Advisory Agreement: the Advisory Agreement, dated as of November 30, 1994, between GS LP and CERA LP.

            GS Allocated LLC Units: as defined in Section 1.4.

            GS Contingent Option: as defined in Section 1.4.

            GS Contingent Option LLC Units: as defined in Section 1.4.

            GS LP: as defined in the introductory paragraph of this Agreement.

            GS LP Holder Information Form: the GS LP Holder Information Form attached hereto as Exhibit E.


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            GS Partnership Interest: as defined in the second recital to this
      Agreement.

            GS Partnership Interest Exchange: as defined in the fifth recital to this Agreement.

            GS Purchase Agreement: the Purchase Agreement, dated as of November 30, 1994, by and among CERA LP, CERA Inc. and GS LP.

            Hazardous Materials: any substance that: (i) is or contains asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum-derived substances or wastes, (ii) requires investigation, removal or remediation under any Environmental Law, or is defined as a "hazardous waste" or "hazardous substance" thereunder, or
      (iii) is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated by any Governmental Authority or Environmental Law.

            HSR Act: the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

            Income Tax: any federal, state, local or foreign income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits or windfall profits tax or other similar tax, estimated tax, duty or other governmental charge or assessment or deficiencies thereof (including, but not limited to, all interest and penalties thereon and additions thereto whether disputed or not).

            Indemnified Party: as defined in Section 7.5.

            Indemnifying Party: as defined in Section 7.5.

            Initial CERA Option Grantees: as defined in the tenth recital to this Agreement.

            Intellectual Property: United States and foreign trademarks, service marks, trade names, trade dress, copyrights, and similar rights, including registrations and applications to register or renew the registration of any of the foregoing; United States and foreign letters patent and patent applications; and inventions,


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      processes, designs, formulae, trade secrets, know-how and all similar intellectual property rights.

            IRS: the Internal Revenue Service.

            Lien: any mortgage, pledge, hypothecation, security interest, encumbrance, title retention agreement, lien, charge or other similar restriction.

            Litigation: as defined in Section 2.1.11.

            LLC Agreement: as defined in Section 1.9(d).

            LLC Certificate: as defined in Section 1.2.6(a).

            LLC Units: as defined in the fourth recital to this Agreement.

            Losses: as defined in Section 7.1.

            MCM: as defined in the third recital to this Agreement.

            MCM Employment and Withholding Taxes: as defined in Section
      2.4.9(a).

            MCM Group or MCM Company: collectively, MGI, MCM and each of its Subsidiaries.

            MCM Headquarters Lease: as defined in Section 2.4.10(b).

            MCM Licenses: as defined in Section 2.4.12(a).

            MCM Returns: as defined in Section 2.4.9(a).

            MCM Taxes: as defined in Section 2.4.9(a).

            Merger: as defined in the first recital to this Agreement.

            Merger Sub: as defined in the introductory paragraph of this Agreement.

            MGI: as defined in the introductory paragraph of this Agreement.

            MGI Acquisition Transaction: as defined in Section 3.2.7.

            MGI Assets: as defined in Section 2.4.10(a).

            MGI/CERA Group: as defined in Section 5.1.

            MGI Certificates: as defined in Section 1.2.6(a).

            MGI Class A Common Stock: the Class A Common Stock, par value $.01 per share, of MGI.

            MGI Class B Common Stock: the Class B Common Stock, par value $.01 per share, of MGI.

            MGI Class C Common Stock: the Class C Common Stock, par value $.01 per share, of MGI.

            MGI Common Stock: the MGI Class A Common Stock, the MGI Class B Common Stock and the MGI Class C Common Stock.

            MGI Disclosure Letter: as defined in Section 2.4.

            MGI Employee Option: as defined in Section 1.2.4(d).

            MGI Financial Statements: as defined in Section 2.4.6.

            MGI Holder Information Form: the MGI Holder Information Form attached hereto as Exhibit H.

            MGI Indemnitees: as defined in Section 7.1.

            MGI Intellectual Property: as defined in Section 2.4.12(a).

            MGI Lease: as defined in Section 2.4.10(b).

            MGI Management Option Plan: as defined in Section 1.2.4(d).

            MGI Management Stock Subscription Agreements: the Management Stock Subscription Agreements by and between MGI and each purchaser party thereto, as amended, supplemented, waived or otherwise modified from time to time, relating to the purchase of MGI Common Stock by such purchaser.

            MGI Material Adverse Effect: a materially adverse effect on the business, financial condition, results of operations or properties of the MCM Companies, taken as a whole.

            MGI Material Change: a material change, after the date hereof, in the business, financial condition, results of operations or properties of the MCM Group, taken as a whole.

            MGI Option Plans: as defined in Section 1.2.4(d).

            MGI Plans: as defined in Section 2.4.19.

            MGI Special Option: as defined in Section 1.2.4(d).

            MGI Special Options Plan: as defined in Section 1.2.4(d).

            Nonqualifying Sale: a Sale of the Parent or CERA Inc. or a Spin-Off of CERA Inc. that does not constitute a Qualifying Sale.

            Offer Documents: the prospectus, information statement or other similar document or documents to be sent to the holders of MGI Common Stock in connection with and prior to the Merger.

            Order: as defined in Section 2.1.11.

            Organizational Documents: as to any Person, if a corporation, its articles or certificate of incorporation and by-laws; if a partnership, its certificate of partnership and partnership agreement; and if some other entity, its constituent documents.

            Parent: as defined in the introductory paragraph of this Agreement.

            Per Share MGI Allocated LLC Units: as defined in Section 1.2.4(a).

            Permitted CERA Liens: as defined in Section 2.1.7(a).

            Permitted MCM Liens: as defined in Section 2.4.10(a).

            Person: any natural person or any firm, partnership, limited liability partnership, association, corporation, limited liability company, trust, business trust, Governmental Authority or other entity.

            Public Offering: a sale to the public in the United States of LLC Units or other equity interests in the Parent or its successor, or in CERA Inc., pursuant to an underwritten public offering of such LLC Units or other equity interests led by one or more underwriters, at least one of which is of nationally recognized standing.

            Qualifying Sale: (i) a Sale of the Parent or of CERA Inc. in which the aggregate value (in the case of any contingent or non-cash consideration, as determined in good faith by the board of directors or managers of the Parent or its successor) of the consideration paid for the equity interests in the Parent or its successor or in CERA Inc., as the case may be, is equal to or greater than $225,000,000 in the case of the Parent or such successor, or equal to or greater than $90,000,000 in the case of CERA Inc., or (ii) a Spin-Off of CERA Inc. in which the aggregate value (as determined in good faith by the board of directors or managers of the Parent or its successors after consideration of such factors, including a valuation of the capital stock of CERA Inc. by an independent valuation firm, as such board of directors or managers shall deem to be relevant) of the capital stock of CERA Inc. at the time of such Spin-Off shall be equal to or greater than $90,000,000.

            Registration and Participation Agreement: the Registration and Participation Agreement, dated as of August 31, 1996, among MGI and the stockholders of MGI that are parties thereto, as amended, supplemented, waived or otherwise modified from time to time.

            Registration Statement: the registration statement on Form S-4 to be filed by the Parent with the SEC with respect to the LLC Units (including the Contingent LLC Units and any LLC Units issuable upon exercise of the Contingent Options) to be issued in connection with the Merger, the CERA Stock Exchange and the GS Partnership Interest Exchange.

            Representatives: as to any Person, its accountants, counsel, consultants (including actuarial, insurance and industry consultants), employees, agents and other representatives and advisors.

            Return: any return, report, declaration, form, claim for refund or information statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, required to be filed by or on behalf of any MCM Company, CERA LP or CERA Inc., as applicable.

            Sale: As applied to any entity, and whether accomplished through a single transaction or a series of related transactions:

            (i) the acquisition by any Person or "group" (as defined in Section 13(d) of the Exchange Act), other than any owner of equity interests in such entity as of the Closing Date or any Affiliate of such owner, of 50% or more of the combined voting power of such entity's or its successor's then outstanding voting securities or other voting equity interests;

            (ii) the merger or consolidation of such entity or its successor, as a result of which Persons who were owners of equity interests in such entity immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, securities or other equity interests representing more than 50% of the combined voting power entitled to vote generally in the election of directors or managers, as the case may be, of the survivor of such merger or consolidation; or

            (iii) the sale (directly or indirectly, whether through one or more transfers of securities of one or more entities or otherwise) of all or substantially all of the assets of such entity or its successor to one or more Persons that are not, immediately prior to such sale, Affiliates of such entity, such successor or owners of equity interests in such entity or such successor.

            SEC: the Securities and Exchange Commission.

            Securities Act: the Securities Act of 1933, as amended.

            Spin-Off of CERA Inc.: a distribution of all of the capital stock of CERA Inc. to holders of equity interests in the Parent or its successor, where no consideration is required to be paid for the capital stock so being distributed.

            Stockholders: as defined in the introductory paragraph of this Agreement.

            Sword: as defined in Section 3.4.1(a)(ii).

            Subsidiary: each corporation or other Person in which a Person owns or controls, directly or indirectly, capital stock or other equity interests representing more than 50% of the outstanding voting stock or other equity interests.

            Surviving Corporation: as defined in Section 1.2.1.

            Tax: (i) any federal, state, local, foreign or other income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales, use, excise, custom duties, transfer, documentary, registration, stamp, premium, real property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment, social security, disability, workers' compensation, payroll, health care, withholding, estimated or other similar tax, duty or other governmental charge or assessment or deficiency thereof of any kind whatsoever (including, but not limited to, all interest and penalties thereon and additions thereto whether disputed or not), (ii) any liability of any MCM Company, CERA LP or CERA Inc., as applicable, for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or of being a party to any agreement or arrangement whereby liability of any MCM Company, CERA LP or CERA Inc., as applicable, for payments of such amounts was determined or taken into account with reference to the liability of any other Person, and (iii) any liability of any MCM Company, CERA LP or CERA Inc., as applicable, for the payment of any amounts as a result of being party to any tax sharing or tax indemnity agreement or arrangement with respect to the payment of any amounts of the type described in clause
      (i) or (ii).

            Transactions: as defined in the fifth recital to this Agreement.

            Transfer Taxes: all transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including but not limited to any real property transfer Tax, whether based on value, proceeds or gain and whether direct or indirect, and any similar Tax).

            Treasury Regulations: the regulations prescribed under the Code.

            8.2 Expenses. Each party hereto shall be responsible for its own fees, costs and expenses (including attorneys' fees and expenses) in connection with this Agreement and the transactions contemplated hereby; provided, that in the event that the Closing shall occur, on the Closing Date MGI shall pay (i) the fees and expenses of Goldman Sachs & Co. in respect of the Transactions,
(ii) the fees and expenses of Wm. Sword & Co. in respect of the Transactions, in an aggregate amount not to exceed $1,355,811, and provided that any additional amount shall be payable by the Stockholders and/or GS LP and (iii) any Transfer Taxes that may be payable and due in respect of the Merger; and all of the other fees, costs and expenses (including, without limitation, attorneys' and accountants' fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, to the extent not previously paid, shall be paid by MGI and CERA Inc.

            8.3 Severability. If any provision of this Agreement is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses, Sections or subsections of this Agreement shall not affect the remaining portions of this Agreement.

            8.4 Notices. All notices, requests, demands and other communications made in connection with this Agreement shall be in writing and shall be (a) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or (b) transmitted by hand delivery or reputable overnight delivery service, addressed as follows:

            (i)  if to MGI, to:

                  c/o McCarthy, Crisanti & Maffei, Inc.
                  One Chase Manhattan Plaza, Fl. 37
                  New York, New York  10005
                  Telecopy:  (212) 908-4345
                  Telephone: (212) 509-5800

                  Attention:  Mr. David D. Nixon

                  With copies to:

                  Clayton, Dubilier & Rice, Inc.
                  375 Park Avenue, 18th Floor
                  New York, New York  10152
                  Telecopy:  (212) 407-5252
                  Telephone: (212) 407-5200

                  Attention:  Mr. Donald J. Gogel

                  Brera Capital Partners, LLC
                  590 Madison Avenue, 18th Floor
                  New York, New York  10022
                  Telecopy:  (212) 835-1399
                  Telephone: (212) 835-1350

                  Attention:  Mr. Alberto Cribiore

                  and to:

                  Debevoise & Plimpton
                  875 Third Avenue
                  New York, New York  10022
                  Telecopy:  (212) 909-6836
                  Telephone: (212) 909-6000

                  Attention:  Steven R. Gross, Esq.

          (ii)    if to the Parent or Merger Sub to:

                  c/o McCarthy, Crisanti & Maffei, Inc.
                  One Chase Manhattan Plaza, F1.37
                  New York, New York 10005
                  Attention:  Mr. David D. Nixon
                  with a copy to:

                  Debevoise & Plimpton
                  875 Third Avenue
                  New York, New York 10022
                  Attention:  Steven R. Gross, Esq.


         (iii) if to a Stockholder, to such Stockholder at the address set forth on Exhibit N hereto:

                  with copies to:

                  Hale and Dorr LLP
                  60 State Street
                  Boston, Massachusetts  02109
                  Telecopy:  (617) 526-5000
                  Telephone: (617) 526-6000

                  Attention:  Paul P. Brountas, Esq.

        (iv)      if to GS LP, to:

                  Goldman, Sachs & Co.
                  85 Broad Street
                  New York, New York  10004
                  Telecopy:  (212) 902-3000
                  Telephone: (212) 902-1000

                  Attention:  Pierre F. Lapeyre

or, in each case, at such other address as may be specified in writing to the other parties hereto.

            8.5  Miscellaneous.

            8.5.1. Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

            8.5.2. Entire Agreement. This Agreement, including the Exhibits, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

            8.5.3. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

            8.5.4. Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARENT, MERGER SUB, THE STOCKHOLDERS, GS LP AND MGI HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATES OF NEW YORK AND DELAWARE, AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE, CITY AND COUNTY OF NEW YORK OR IN THE DISTRICT OF DELAWARE, AS APPLICABLE, SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT, AND HEREBY AND THEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT HEREOF OR OF ANY SUCH DOCUMENT, THAT IT OR THEY ARE NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE, DELAWARE STATE OR FEDERAL COURT. THE PARENT, MERGER SUB, THE STOCKHOLDERS, GS LP AND MGI HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY SUCH DISPUTE AND AGREE THAT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 8.4, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. EACH OF THE PARTIES HERETO AGREES THAT THIS AGREEMENT INVOLVES AT LEAST $100,000.00 AND THAT THIS AGREEMENT HAS BEEN ENTERED INTO IN EXPRESS RELIANCE UPON 6 Del. C. ss. 2708. EACH OF THE PARTIES HERETO IRREVOCABLY AGREES, TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, TO APPOINT AND MAINTAIN AN AGENT IN THE STATE OF DELAWARE AS SUCH PARTY'S AGENT FOR ACCEPTANCE OF LEGAL PROCESS.

            8.5.5. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

            8.5.6. Assignment. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties hereto.

            8.5.7. No Third Party Beneficiaries. Except for Article VII, nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective heirs, successors and permitted assigns.

            8.5.8. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) IT MAKES THIS WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.5.8.

            8.5.9. Amendment; Waivers. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                              MCM GROUP, INC.


                              By: /s/  David D. Nixon
                                  ------------------------
                                  Name:  David D. Nixon
                                  Title: President and Chief
                                  Executive Officer

                              GLOBAL DECISIONS GROUP LLC


                              By: /s/  Gordon McMahon
                                  ------------------------
                                  Name: Gordon McMahon
                                  Title: Vice President and
                                  Secretary

                              GDG MERGER CORPORATION


                              By: /s/  Gordon McMahon
                                  ------------------------
                                  Name:  Gordon McMahon
                                  Title: Vice President and
                                  Secretary

                              STOCKHOLDERS:


                              /s/  Daniel H. Yergin
                              --------------------------------
                              Daniel H. Yergin


                              /s/  Joseph A. Stanislaw
                              --------------------------------
                              Joseph A. Stanislaw


                              /s/  James P. Rosenfield
                              --------------------------------
                              James P. Rosenfield


                              /s/  Jamie W. Katz
                              --------------------------------
                              Jamie W. Katz, as Trustee for the
                              James P. Rosenfield Irrevocable Gift
                              Trust


                              /s/  Augusta McC. P. Stanislaw
                              --------------------------------
                              Augusta McC. P. Stanislaw, as Trustee
                              for the Joseph A. Stanislaw 1994 Trust
                              for Louis Joseph Perkins Stanislaw


                              /s/  Augusta McC. P. Stanislaw
                              --------------------------------
                              Augusta McC. P. Stanislaw, as Trustee
                              for the Joseph A. Stanislaw 1994 Trust
                              for Katrina Augusta Perkins Stanislaw

                              /s/  Augusta McC. P. Stanislaw
                              --------------------------------
                              Augusta McC. P. Stanislaw, as Trustee
                              for the Joseph A. Stanislaw 1994 Trust
                              for Henry Winslow Perkins Stanislaw


                              /s/  I.C. Bupp
                              --------------------------------
                              I.C. Bupp


                              /s/  Stephen C. Aldrich
                              --------------------------------
                              Stephen C. Aldrich

                              THE GOLDMAN SACHS GROUP, L.P.

                              By: The Goldman Sachs Corporation, as
                              general partner of The Goldman
                              Sachs Group, L.P.


                              By: /s/  David Leuschen
                              --------------------------------
                                  Name:  David Leuschen
                                  Title: Executive Vice President

            Exhibits to the Merger Agreement are filed separately as
                    Exhibit 2.1 to the Registration Statement

                                                                         Annex B
                                                                         -------



================================================================================

                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                           GLOBAL DECISIONS GROUP LLC

                        Dated as of                , 1997

================================================================================

                            TABLE OF CONTENTS                       Page

ARTICLE I

    DEFINED TERMS......................................................4

    1.1.  Definitions..................................................4

ARTICLE II

    CONTINUATION AND TERM.............................................21

    2.1.  Continuation................................................21
    2.2.  Name........................................................22
    2.3.  Term of Company.............................................22
    2.4.  Registered Agent and Office.................................22
    2.5.  Principal Place of Business.................................23
    2.6.  Qualification in Other Jurisdictions........................23
    2.7.  Fiscal Year; Taxable Year...................................23

ARTICLE III

    PURPOSE AND POWERS OF THE COMPANY.................................23

    3.1.  Purposes....................................................23
    3.2.  Powers of the Company.......................................24

ARTICLE IV

    MEMBERS...........................................................27

    4.1.  Powers of Members...........................................27
    4.2.  Partition...................................................27
    4.3.  Resignation.................................................27
    4.4.  Meetings of Members.........................................28
    4.5.  Business Transactions of a Member with the Company..........30
    4.6.  No Cessation of Membership upon Bankruptcy..................30

ARTICLE V

    MANAGEMENT........................................................31

    5.1.  Board.......................................................31
    5.2.  Annual and Regular Meetings.................................35
    5.3.  Special Meetings; Notice....................................35
    5.4.  Quorum and Acts of the Board................................35
    5.5.  Rules and Regulations; Manner of Acting.....................36
    5.6.  Electronic Communications...................................36
    5.7.  Committees of Directors.....................................36
    5.8.  Compensation of Directors...................................37
    5.9.  Reliance on Accounts and Reports, etc.......................37
    5.10.  Resignation................................................37
    5.11.  Directors as Agents........................................37

ARTICLE VI

    OFFICERS..........................................................38

    6.1.  Officers....................................................38
    6.2.  Chief Executive Officer.....................................38
    6.3.  The Chief Financial Officer.................................39
    6.4.  President...................................................39
    6.5.  Vice Presidents.............................................40
    6.6.  The Secretary and Assistant Secretary.......................40
    6.7.  The Treasurer and Assistant Treasurer.......................40
    6.8.  Execution of Contracts......................................41
    6.9.  Officers as Agents..........................................41
    6.10.  Reliance by Third Parties..................................41

ARTICLE VII

    AMENDMENTS........................................................42

    7.1.  Amendments..................................................42

ARTICLE VIII

    CAPITAL CONTRIBUTIONS AND INTERESTS...............................43

    8.1.  Capital Units...............................................43
    8.2.  Capital Contributions of Property...........................43
    8.3.  Additional Capital Contributions............................43

    8.4.  Member's Interest...........................................44
    8.5.  Certificates of LLC Units...................................44
    8.6.  Issuance of Non-Voting LLC Units............................44
    8.7.  Conversion and Exchange.....................................44
    8.8.  Certain Conversion and Exchange Procedures..................45
    8.9.  Signatures; Facsimile.......................................47
    8.10.  Lost, Stolen or Destroyed Certificates.....................47
    8.11.  Registration and Transfer of LLC Units.....................47
    8.12.  Transfer Agent, Exchange Agent and Registrar...............47

ARTICLE IX

    ALLOCATIONS; DISTRIBUTIONS........................................48

    9.1.  Allocations.................................................48
    9.2.  Distributions...............................................48
    9.3.  Withholding.................................................50
    9.4.  Restricted Distributions....................................50

ARTICLE X

    BOOKS AND RECORDS; TAX MATTERS....................................50

    10.1.  Books, Records and Financial Statements....................50
    10.2.  Filings of Returns and Other Writings; Tax Matters Partner.51
    10.3.  Accounting Method..........................................52
    10.4.  Audits.....................................................52
    10.5.  Other Tax Matters..........................................53
    10.6.  Section 754 Election.......................................53

ARTICLE XI

    LIABILITY, EXCULPATION AND INDEMNIFICATION........................53

    11.1.  Liability..................................................53
    11.2.  Exculpation................................................53
    11.3.  Fiduciary Duty.............................................54
    11.4.  Indemnification............................................54
    11.5.  Severability...............................................57
    11.6.  Outside Businesses.........................................58

ARTICLE XII

    ADDITIONAL MEMBERS................................................58

    12.1.  Admission..................................................58

ARTICLE XIII

    TRANSFER OF INTERESTS; SUBSTITUTE MEMBERS.........................59

    13.1.  Restrictions on LLC Unit Transfers.........................59
    13.2.  Participation Rights.......................................62
    13.3.  First Offer Rights.........................................65
    13.4.  Take-Along Rights..........................................67
    13.5.  Members' Rights to Purchase Additional LLC Units...........70
    13.6.  Registration Rights........................................71
    13.7.  Substitute Members.........................................72
    13.8.  Release of Liability.......................................72

ARTICLE XIV

    DISSOLUTION, LIQUIDATION AND TERMINATION..........................73

    14.1.  Dissolving Events..........................................73
    14.2.  Dissolution and Winding-Up.................................73
    14.3.  Termination................................................74
    14.4.  Claims of the Members......................................74

ARTICLE XV

    MISCELLANEOUS.....................................................74

    15.1.  Notices....................................................74
    15.2.  Legend on LLC Unit Certificates............................76
    15.3.  Headings...................................................78
    15.4.  Entire Agreement...........................................78
    15.5.  Counterparts...............................................78
    15.6.  Governing Law..............................................79
    15.7.  Term of Certain Provisions.................................79
    15.8.  Binding Effect.............................................79

    15.9.  No Third-Party Beneficiaries...............................79
    15.10.  Consent to Jurisdiction...................................79
    15.11.  Waiver of Jury Trial......................................80
    15.12.  Severability..............................................81

SCHEDULE A
SCHEDULE B
SCHEDULE C

EXHIBIT A         FORM OF LLC UNIT GRANT AGREEMENT
EXHIBIT B         FORM OF BAILMENT AGREEMENT

                              AMENDED AND RESTATED
                     LIMITED LIABILITY COMPANY AGREEMENT OF
                           GLOBAL DECISIONS GROUP LLC


            This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of GLOBAL DECISIONS GROUP LLC, a Delaware limited liability company (the "Company"), is entered into as of ___________, 1997, by and among THE CLAYTON & DUBILIER PRIVATE EQUITY FUND IV LIMITED PARTNERSHIP, a Connecticut limited partnership, DANIEL H. YERGIN, JOSEPH A. STANISLAW, JAMES P. ROSENFIELD (Messrs. Yergin, Stanislaw and Rosenfield, collectively, the "CERA Principals"), certain other individuals and trusts listed on the signature pages hereto (together with the CERA Principals, the "CERA Stockholders") and THE GOLDMAN SACHS GROUP, L.P. ("GS LP"), as members of the Company, and any other Persons who may be or become members of the Company in accordance with the provisions hereof, and MCM GROUP, INC., a Delaware corporation ("MGI"), and MCCARTHY, CRISANTI & MAFFEI, INC., a New York corporation and a wholly owned subsidiary of MGI ("MCM"), as withdrawing members,


                                    RECITALS:

            WHEREAS, MGI and MCM formed the Company as a limited liability company pursuant to the Delaware Limited Liability Company Act (6 Del. C. ss.18-101, et seq., as amended from time to time and including any successor statute of similar import, the "Delaware Act"), to be treated as a partnership for federal income tax purposes, by filing the Certificate with the office of the Secretary of State of the State of Delaware on June 30, 1997, and entering into a Limited Liability Company Agreement of the Company, dated as of June 30, 1997 (the "Original Agreement") (capitalized terms used in this Agreement without definition have the respective meanings specified in Section 1.1.);

            WHEREAS, MGI, the Company, GDG Merger Corporation, a Delaware corporation and a wholly owned subsidiary of the Company ("Merger Sub"), the CERA Stockholders and GS LP are party to the Merger and Exchange Agreement;

            WHEREAS, the Company was formed for the purpose of acquiring (i) all of the outstanding shares of capital stock of MGI, through a merger of Merger Sub with and into MGI (the "Merger") and (ii) acquiring all of the outstanding shares of capital stock of Cambridge Energy Research Associates, Inc., a Massachusetts corporation ("CERA Inc." or "CERA"), and certain of the limited partnership interests of Cambridge Energy Research Associates Limited Partnership, a Delaware limited partnership ("CERA LP"), the general partner of which is CERA Inc., pursuant to the terms and conditions set forth in the Merger and Exchange Agreement;

            WHEREAS, prior to the Transactions, the CERA Stockholders owned in the aggregate, beneficially and of record, all of the outstanding shares of voting common stock, par value $.01 per share ("CERA Voting Common Stock"), and non-voting common stock, par value $.01 per share ("CERA Non-Voting Common Stock" and, together with the CERA Voting Common Stock, "CERA Common Stock"), of CERA Inc., and GS LP owned, beneficially and of record, all of the outstanding limited partnership interests in CERA LP other than such partnership interests that were owned by CERA Inc. (the "GS Partnership Interest");

            WHEREAS, on the day immediately preceding the date hereof, MCM lent up to $25,000,000 to CERA Inc. (the "CERA Distribution Loan") , and CERA Inc. applied a portion of such funds, together with CERA Inc.'s available cash, to the extent necessary, to make a distribution to the Stockholders in an aggregate amount equal to $21,510,000 and applied the remainder of such funds and available cash to purchase a portion of the GS Partnership Interest from GS LP for a purchase price of $2,390,000 (such applications of such funds and available cash, the "CERA Cash Distribution");

            WHEREAS, pursuant to the terms and conditions set forth in the Merger and Exchange Agreement, on the date hereof each of the CERA Stockholders shall contribute to the Company all of the shares of CERA Common Stock owned by such CERA Stockholder, in exchange (the "CERA Stock Exchange") for (i) LLC Units, (ii) CERA Contingent Options (as such term is defined in the Merger and Exchange Agreement) and (iii) the right to receive, under certain circumstances, Contingent LLC Units (as such term is defined in the Merger and Exchange Agreement);

            WHEREAS, pursuant to the terms and conditions set forth in the Merger and Exchange Agreement, on the date hereof GS LP shall contribute to the Company all of the GS Partnership Interest owned by it following the CERA Cash Distribution in exchange (the "GS Partnership Interest Exchange" and, together with the Merger and the CERA Stock Exchange, the "Transactions") for (i) LLC Units, (ii) GS Contingent Options (as defined in the Merger and Exchange Agreement, and, together with the CERA Contingent Options, the "Contingent Options") and (iii) the right to receive, under certain circumstances, Contingent LLC Units, whereupon the

Company shall immediately transfer or cause to be transferred to CERA Inc. such GS Partnership Interest;

            WHEREAS, on the date hereof, upon such transfer to CERA Inc. of such GS Partnership Interest, CERA Inc. shall become the sole partner of CERA LP and CERA LP shall be dissolved by operation of law;

            WHEREAS, pursuant to the terms and conditions set forth in the Merger and Exchange Agreement, on the date hereof the Company, Merger Sub and MGI shall have caused Merger Sub to be merged with and into MGI, and have caused the then outstanding shares of MGI Common Stock (as defined in the Merger and Exchange Agreement) to be converted into LLC Units;

            WHEREAS, promptly following the date hereof, (i) the Company shall issue to CERA Inc., and CERA Inc. shall transfer to certain management employees of CERA Inc. listed on Schedule A hereto (the "CERA Management Members"), an aggregate of 106,875 LLC Units and (ii) the Company shall enter into an agreement with CERA Inc., granting CERA Inc. the right to purchase, under certain circumstances, an aggregate of 7.125% of the Contingent LLC Units, and CERA Inc. shall grant to the CERA Management Members a right to receive their respective pro rata portions of such Contingent LLC Units, in each case pursuant to the Cambridge Energy Research Associates, Inc. LLC Unit Grant Plan (the "CERA LLC Unit Grant Plan") and LLC Unit Grant Agreements to be entered into with each CERA Management Member;

            WHEREAS, the parties hereto desire to amend and restate the Original Agreement to reflect, among other things, (i) the issuance of LLC Units to and the admission of Fund IV, the CERA Stockholders, GS LP and the other Persons listed on Schedule A hereto (other than the CERA Management Members) as members of the Company, subject to Section 2.1(b) hereof, (ii) the transfer of LLC Units to and the admission of the CERA Management Members as members of the Company and (iii) the withdrawal of MGI and MCM from the Company as members of the Company; and

            WHEREAS, the Members desire to continue the Company as a limited liability company under the Delaware Act without dissolution;

            NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree as follows:

                                    ARTICLE I

                                  DEFINED TERMS

            Section 1.1. Definitions. Unless the context otherwise requires, the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified. All references herein to a Section, Article or Schedule are to a Section, Article or Schedule of or to this Agreement, unless otherwise indicated.

            "Additional Member" shall have the meaning set forth in Section 12.1 hereof.

            "Adjustment Date" shall mean (i) the last day of each Taxable Year,
(ii) the day before the date of admission of any substituted or additional Member, (iii) the day before the date a Member ceases to be a member of the Company or (iv) any other date determined by the Board as appropriate for a closing of the Company's books.

            "Affiliate" shall mean, with respect to a specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person, including but not limited to a Subsidiary of the specified Person, a Person of which the specified Person is a Subsidiary or another Subsidiary of a Person of which the specified Person is also a Subsidiary. As used in this definition, the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, as trustee, as executor or otherwise.

            "Agreement" shall mean this Amended and Restated Limited Liability Company Agreement of the Company, including the Schedules hereto, as such Agreement and Schedules may be amended, modified, supplemented or restated from time to time.

            "Allocation Period" shall mean the period beginning on the day following any Adjustment Date (or, in the case of the first Allocation Period, beginning on the date of formation of the Company) and ending on the next succeeding Adjustment Date.

            "Applicable Federal Rate" shall mean the Federal short-term rate publicly announced from time to time by the U.S. Internal Revenue Service pursuant to section 1274 of the Code.

            "Applicable Laws" shall mean all applicable provisions of
(i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any governmental entity, (ii) any consents or approvals of any governmental entity and (iii) any orders, decisions, injunctions, judgments, awards, decrees of or agreements with any governmental entity.

            "Automatic Conversion" shall have the meaning provided in Section 8.7(b).

            "Available Assets" shall mean, as of any date, the excess of the cash and cash equivalent items held by the Company over the sum of the amount of such items determined by the Board to be reasonably necessary for the payment of the Company's expenses, liabilities and other obligations (whether fixed or contingent), and for the establishment of appropriate reserves for such expenses, liabilities and obligations as may arise, including the maintenance of adequate working capital for the continued conduct of the Company's business.

            "Board" shall have the meaning provided in Section 5.1(a).

            "Book Value," as of any date, shall mean the value at which the asset is reflected on the books and records of the Company as of such date, the initial Book Value of each asset being its original cost to the Company for federal income tax purposes, unless such asset is contributed to the Company by a Member in which case the initial Book Value shall be the value of such asset determined by the Board. The initial Book Values of the CERA Common Stock, the portion of the GS Partnership Interest contributed to the Company (the Book Value of which shall be added to the Book Value of the CERA Common Stock as a result of the transfer of such portion to CERA Inc.) and the MGI Common Stock shall be the respective values set forth on Schedule B hereto, provided that the initial Book Values of the CERA Common Stock and of the portion of the GS Partnership Interest contributed to the Company shall be redetermined in the event that the CERA CAGR (as such term is defined in the Merger and Exchange Agreement) shall be equal to or greater than 16%, in accordance with the formula set forth on Schedule B. After the Merger, upon the occurrence of (a) a contribution of money or other property to the Company by a new or existing Member as consideration for LLC Units or (b) a distribution of money or other property by the Company to a retiring or continuing Member as consideration for LLC Units (including but not limited to a distribution upon the liquidation of the Company), the Book Values of the assets of the Company shall be adjusted to reflect a revaluation thereof, based on the fair market values of such assets as of the date of such contribution, liquidation or distribution, to the extent deemed appropriate in the sole discretion of the Executive Committee.

            "Brera" shall mean Brera Capital Partners, LLC, a Delaware limited liability company.

            "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York or Massachusetts are authorized or required under Applicable Law to close.

            "CD&R" shall mean Clayton, Dubilier & Rice, Inc., a Delaware corporation.

            "CEO Nominee" shall have the meaning provided in Section 5.1(b).

            "CERA Cash Distribution" shall have the meaning provided in the fifth recital to this Agreement.

            "CERA Common Stock" shall have the meaning provided in the fourth recital to this Agreement.

            "CERA Distribution Loan" shall have the meaning provided in the fifth recital to this Agreement.

            "CERA Inc." or "CERA" shall have the meaning provided in the third recital to this Agreement.

            "CERA LLC Unit Grant Plan" shall have the meaning set forth in the tenth recital to this Agreement.

            "CERA LP" shall have the meaning provided in the third recital to this Agreement.

            "CERA Management Members" shall have the meaning provided in the tenth recital to this Agreement.

            "CERA Nominees" shall have the meaning provided in Section 5.1(b).

            "CERA Non-Voting Common Stock" shall have the meaning provided in the fourth recital to this Agreement.

            "CERA Principals" shall have the meaning provided in the introductory paragraph to this Agreement.

            "CERA Stock Exchange" shall have the meaning provided in the sixth recital to this Agreement.

            "CERA Stockholders" shall have the meaning provided in the introductory paragraph to this Agreement.

            "CERA Trust" shall mean, with respect to any CERA Principal, a trust the only actual beneficiaries under which are such CERA Principal and/or his brothers and sisters (whether by whole or half blood), spouse, ancestors and lineal descendants.

            "CERA Voting Common Stock" shall have the meaning provided in the fourth recital to this Agreement.

            "Certificate" shall mean the Certificate of Formation of the Company and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.

            "Closing" shall mean the consummation of the transactions contemplated by the Merger and Exchange Agreement.

            "Closing Date" shall have the meaning set forth in the Merger and Exchange Agreement.

            "Code" shall mean the Internal Revenue Code of 1986, as amended.

            "Commission" shall mean the United States Securities and Exchange Commission.

            "Company" shall have the meaning provided in the introductory paragraph of this Agreement.

            "Consenting CERA Principal" shall mean (a) Daniel H. Yergin or (b) in the event of his death or legal incapacity or the termination of his employment with CERA Inc. for Cause or as a result of any Disability (as each such term is defined in the employment agreement, dated as of the date hereof, to which he is a party), either (i) one of the two other CERA Principals who is designated in writing by both such CERA Principals (provided that if such CERA Principals do not make such designation within 30 days after such death, incapacity or termination, then the consent of a Consenting CERA Principal shall not be required notwithstanding any such consent requirement contained in this Agreement until such time as the Company shall have received written notice from such CERA Principals of such designation) or (ii) in the event that one of such two other CERA Principals shall have died or become legally incapable or his employment with CERA Inc. shall have been terminated for Cause or as a result of any Disability (as each such term is defined in the employment agreement, dated as of the date hereof, to which such CERA Principal is a party), the remaining CERA Principal (provided that if both of such two other CERA Principals shall have died or become legally incapable or the employment thereof with CERA Inc. shall have been so terminated, then the consent of a Consenting CERA Principal shall not be required under this Agreement).

            "Contingent Options" shall have the meaning provided in the seventh recital to this Agreement.

            "Controlling Group" shall have the meaning provided in Section 13.4(a).

            "Conversion Transaction" shall mean any merger, consolidation, conversion, reorganization, exchange of securities or liquidation of the Company as a result of which the Persons who were Members immediately prior to such transaction (other than such Persons who received cash payments in such transaction in lieu of fractional interests) will, immediately thereafter, still own (in the same proportion), directly or indirectly, all of the securities or other equity interests representing the combined voting power of each successor entity's then outstanding voting securities or other equity interests.

            "Covered Person" shall mean a Member, a Director, any Affiliate of a Member or a Director, any officers, directors, stockholders, partners, members, employees, representatives or agents of a Member, a Director, the Company or their respective Affiliates, or any Person who was, at the time of the act or omission in question, such a Person.

            "Credit Agreement" shall mean the Credit Agreement, dated as of ________, 1997, among MGI and [the lenders named therein], as amended, supplemented, waived or otherwise modified from time to time.

            "Custodian" shall have the meaning provided in Section 13.4(b).

            "Delaware Act" shall have the meaning provided in the first recital to this Agreement.

            "Directors" shall have the meaning provided in Section 5.1(a).

            "Draft Sale Agreement" shall have the meaning provided in Section 13.4(a).

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "Established Securities Market" shall mean (i) a national securities exchange, (ii) a foreign securities exchange (including but not limited to the London International Financial Futures Exchange, the Marche a Terme International de France, the International Stock Exchange of the United Kingdom and the Republic of Ireland, the Frankfurt Stock Exchange and the Tokyo Stock Exchange), (iii) a regional or local exchange or (iv) an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise (including but not limited to NASDAQ).

            "Excess Number" shall have the meaning provided in Section 13.2(b).

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder. Any reference to a particular section thereof shall include a reference to the corresponding section, if any, of any such successor Federal statute, and the rules and regulations thereunder.

            "Existing CERA Trusts" shall mean each CERA Trust existing on the date hereof.

            "Existing MGI Options" shall mean all options to purchase MGI Common Stock (which options have been converted into options to purchase LLC Units as a result of the consummation of the Transactions) granted by MGI and outstanding on the date hereof.

            "First Offer LLC Units" shall have the meaning provided in Section 13.3.

            "Fiscal Year" shall have the meaning provided in Section 2.7.

            "Fundamental Transaction" shall have the meaning provided in Section 13.1(a).

            "Fund IV" shall mean The Clayton & Dubilier Private Equity Fund IV Limited Partnership, a Connecticut limited partnership, and any successor investment vehicle managed by CD&R.

            "Fund IV Nominees" shall have the meaning provided in Section
5.1(b).

            "GS LP" shall have the meaning provided in the introductory paragraph of this Agreement.

            "GS Partnership Interest" shall have the meaning provided in the fourth recital to this Agreement.

            "GS Partnership Interest Exchange" shall have the meaning provided in the seventh recital to this Agreement.

            "Independent Nominees" shall have the meaning provided in Section 5.1(b).

            "Indirect LLC Interest" shall mean a financial instrument or contract the value of which is determined in whole or in part by reference to the Company (including the amount of distributions from the Company, the value of the Company's assets, or the results of the Company's operations), other than
(i) an LLC Unit, (ii) an option to acquire an LLC Unit from the Company or any of its Subsidiaries and (iii) a financial instrument or contract that (A) is treated as debt for federal income tax purposes and (B) is not convertible into or exchangeable for an interest in the capital or profits of the Company and does not provide for a payment of equivalent value.

            "Initial Holding Period" shall have the meaning provided in Section 13.1(a).

            "LLC Interest" shall mean any Indirect LLC Interest and any interest in the capital or profits of the Company (including the right to receive distributions from the Company), including but not limited to an LLC Unit and an option to acquire an LLC Unit from the Company or any of its Subsidiaries.

            "LLC Unitholder" shall have the meaning provided in the introductory paragraph to Schedule C hereto.

            "LLC Units" shall have the meaning provided in Section 8.1.

            "LLC Unit Subscription Agreements" shall mean LLC Unit subscription agreements, LLC Unit option agreements (other than the Contingent Option Agreements (as defined in the Merger and Exchange Agreement)), LLC Unit Grant Agreements and any other agreements, plans or arrangements pursuant to which LLC Units or options, warrants or other rights in respect of LLC Units are granted, issued or sold by the Company or any of its Subsidiaries to any party.

            "Loan Documents" shall have the meaning provided in Section 3.2.

            "Management LLC Unitholder" shall mean an LLC Unitholder who is also an employee of the Company or any of its Subsidiaries or who has an arrangement to provide services to the Company or any of its Subsidiaries.

            "Manager" shall mean each Director and Officer and any other Person designated by the Members or the Board as a manager of the Company within the meaning of the Delaware Act.

            "MCM" shall have the meaning provided in the introductory paragraph of this Agreement.

            "Member" means any Person listed as a member of the Company on the Membership Register and includes any Person admitted as an Additional Member or a Substitute Member pursuant to the provisions of this Agreement in such Person's capacity as a member of the Company, within the meaning of the Delaware Act. For purposes of the Delaware Act, the Members holding Voting LLC Units shall constitute one class or group of Members, and the Members holding Non-Voting LLC Units shall constitute a separate class or group of Members.

            "Member Offer" shall have the meaning provided in Section 13.3(a).

            "Member Offering Notice" shall have the meaning provided in Section 13.3(b).

            "Membership Register" shall mean the register of the Company containing the names and addresses of the Members and the other information described in Section 2.1(c).

            "Merger" shall have the meaning provided in the third recital to this Agreement.

            "Merger and Exchange Agreement" shall mean the Plan of Merger and Exchange Agreement, dated as of August 1, 1997, by and among MGI, the Company, Merger Sub, the CERA Stockholders and GS LP.

            "Merger Sub" shall have the meaning provided in the second recital to this Agreement.

            "MGI" shall have the meaning provided in the introductory paragraph of this Agreement.

            "MGI/CERA Additional Options" shall mean options to be granted by MGI or CERA, as the case may be, pursuant to the MCM Group, Inc. LLC Unit Option Plan and the Cambridge Energy Research Associates, Inc. LLC Unit Option Plan, respectively, in respect of a total of up to 617,418 LLC Units.

            "NASD" shall mean National Association of Securities Dealers, Inc.

            "NASDAQ" shall mean the NASD National Market System.

            "Newco" shall have the meaning provided in Section 13.6(b).

            "Nominees" shall have the meaning provided in Section 5.1(b).

            "Non-Voting LLC Units" shall have the meaning provided in Section
8.1.

            "Offer" shall have the meaning provided in Section 13.5(a).

            "Offered Securities" shall have the meaning provided in Section 13.5(b).

            "Offering Member" shall have the meaning provided in Section 13.3.

            "Officers" shall have the meaning provided in Section 6.1.

            "100% Buyer" shall have the meaning provided in Section 13.4(a).

            "Original Agreement" shall have the meaning provided in the first recital to this Agreement.

            "Other LLC Unitholders" shall have the meaning provided in Section 13.4(a).

            "Permitted Transferee" shall mean:

            (i) any transferee by bequest or the laws of descent or distribution;

            (ii) any trust for employees of the Company and/or any of the Company's Subsidiaries established under a qualified employee benefit plan;

            (iii) in the case of any Member that is a trust, the trust beneficiaries of such trust;

            (iv) as to any Member which is a corporation, company, partnership or other entity, any Specified Affiliate of such Member; and

            (v) in the case of any Member that is an individual, any trust the only actual beneficiaries under which are such individual and/or one or more of his brothers and sisters (whether by whole or half blood), spouse, ancestors and lineal descendants, provided, in each such case, that the Permitted Transferee shall agree in writing to be bound by the terms of this Agreement in accordance with Section 13.1(c) and shall otherwise acquire the LLC Units proposed to be transferred in compliance with this Agreement.

            "Person" shall mean any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

            "Prime Rate" shall mean the rate of interest publicly announced from time to time by The Chase Manhattan Bank as its prime rate.

            "Private Transfer" shall mean:

            (i) a Transfer in which the basis, for federal income tax purposes, of the LLC Interest that is the subject of the Transfer in the hands of the transferee is determined, in whole or in part, by reference to its basis in the hands of the transferor or is determined under section 732 of the Code;

            (ii) a Transfer at death, including a Transfer from an estate or testamentary trust;

            (iii) a Transfer between members of a family (as defined in section 267(c)(4) of the Code);

            (iv) a Transfer involving the issuance of LLC Interests by (or on behalf of) the Company in exchange for cash, property or services;

            (v) a Transfer involving distributions from a retirement plan qualified under section 401(a) of the Code or an individual retirement account;

            (vi) a block transfer (as defined in section 1.7704-1(e)(2) of the Treasury Regulations);

            (vii) a Transfer pursuant to a right under a redemption or repurchase agreement (as defined in section 1.7704-1(e)(3) of the Treasury Regulations) that is exercisable only upon (A) the death, disability or mental incompetence of the Member whose LLC Interest is the subject of the Transfer or (B) the retirement or termination of the performance of services of an individual who actively participated in the management of, or performed services on a full-time basis for, the Company;

            (viii) a Transfer pursuant to a closed end redemption plan (as defined in section 1.7704-1(e)(4) of the Treasury Regulations); and

            (ix) a Transfer or Transfers by one or more Members of LLC Interests representing in the aggregate 50 percent or more of the total interests in the capital and profits of the Company in one transaction or a series of related transactions.

            "Prohibited Transaction" shall mean any Transfer of LLC Units which would (i) cause the Company to be in violation of any Applicable Laws, (ii) result in the assets of the Company constituting assets of one or more employee benefit plans subject to ERISA, or constitute a prohibited transaction within the meaning of section 406 of ERISA or section 4975 of the Code, (iii) cause the Company to be controlled by or under common control with an "investment company" for purposes of the Investment Company Act of 1940, as amended, (iv) cause the Company to violate, breach or default under any then outstanding indebtedness of the Company or any guarantee by the Company of indebtedness of any Subsidiary of the Company, including MGI or CERA Inc., or any financing or security document relating thereto, or require the payment of any such indebtedness prior to its scheduled maturity or (v) require the Company to register any of its securities pursuant to the Securities Act or

Exchange Act, except in connection with a Public Offering approved by the Board or pursuant to Schedule C hereto.

            "Proportionate Share" shall have the meaning provided in Section 13.5(b).

            "Public Market" shall mean such time as 30% of the then outstanding LLC Units have been sold to the public pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144.

            "Public Offering" shall mean a public offering of LLC Units pursuant to an effective registration statement under the Securities Act.

            "Qualifying Number" shall have the meaning provided in Section 13.2(b).

            "Qualifying Sale" shall have the meaning provided in Section
13.2(b).

            "Registrable Securities" shall mean (a) any LLC Units issued by the Company pursuant to the Transactions, (b) any LLC Units transferred to CERA Management Members promptly after the date hereof as described in the tenth recital to this Agreement, (c) any Contingent LLC Units, (d) any LLC Units issued upon exercise of any CERA Contingent Option or GS Contingent Option, (e) LLC Units transferred to any Person upon exercise of any Existing MGI Option,
(f) any LLC Units transferred to any Person upon exercise of any MGI/CERA Additional Options pursuant to the applicable LLC Unit Subscription Agreement that provides that such LLC Units shall be Registrable Securities, (g) any additional LLC Units granted, issued or sold pursuant to any LLC Unit Subscription Agreement that provides that such LLC Units shall be Registrable Securities, except for any such LLC Units issued pursuant to an effective registration statement under the Securities Act on Form S-8, Form S-4, Form S-1 or any successor form to any thereof (unless such LLC Units are held by a Management LLC Unitholder who is an Affiliate of the Company), (h) any LLC Units issued pursuant to the terms of, and under the circumstances set forth in,
Section 13.5, and (i) any securities issued or issuable with respect to any LLC Units referred to in the foregoing clauses (1) upon any conversion or exchange thereof, (2) by way of a distribution of LLC Units or a split of the LLC Units,
(3) in connection with a combination of LLC Units or a recapitalization, merger, consolidation or other reorganization of the Company or (4) otherwise, in all cases subject to the penultimate paragraph of Section 1.3 of Schedule C hereto. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (A) a registration statement (other than a Special Registration pursuant to which such securities were transferred to a Management LLC Unitholder who is an Affiliate of the Company) with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) such securities shall have been distributed to the public in reliance upon Rule 144,
(C) subject to the relevant provisions of this Agreement and the LLC Unit Subscription Agreement pursuant to which such securities shall have been granted, issued or sold (if any), such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any similar state law then in force, (D) except for purposes of Sections 13.2 and 13.5, such securities have been held, or deemed, by virtue of tacking holding periods as contemplated by Rule 144, to be held for a period of two years by a Person who is not an Affiliate of the Company, (E) such securities shall have ceased to be outstanding, (F) except for purposes of Sections 13.2 and 13.5, with respect to any such securities acquired by a Management LLC Unitholder pursuant to the exemption from the registration requirements of the Securities Act contained in Rule 701 (or any successor provision) thereunder, at any time following the date the Company registers a class of equity securities under section 12 of the Exchange Act or (G) the Company shall have registered LLC Units under section 12 of the Exchange Act and such securities are held by a Person who is not an Affiliate of the Company; provided that (x) for purposes of clauses (A) and (G) above, (1) securities held by a Person who was not an Affiliate of the Company at the time of the event specified in such clauses but who thereafter becomes an Affiliate of the Company shall be and remain Registrable Securities for so long as such Person is an Affiliate of the Company and (2) securities held by a Person who was an Affiliate of the Company at the time of the event specified in such clauses shall remain Registrable Securities for only so long as such Person remains an Affiliate of the Company and (y) with respect to any securities that were formerly Registrable Securities the Board may, under such circumstances as it deems appropriate, designate such securities as Registrable Securities for purposes of this Agreement.

            "Registration Expenses" shall mean all expenses incident to the Company's performance of its obligations under or compliance with Section 1 of Schedule C hereto, including, but not limited to, all registration and filing fees, all fees and expenses of complying with securities or blue sky laws, all fees and expenses associated with listing securities on exchanges or NASDAQ, all fees and other expenses associated with filings with the NASD (including, if required, the fees and expenses of any "qualified independent underwriter" and its counsel), all printing expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, and the expenses of any special audits made by such accountants required by or incidental to such performance and compliance and the fees and disbursements of one law firm (but not more than one) retained by the holders holding a majority (by number of LLC Units) of the Registrable Securities.

            "Regulated Holder" shall mean any limited partner of Fund IV which is not permitted, under any applicable law, regulation, order, rule or other requirement of any governmental authority, to own, control or have the power to vote more than a specified quantity of securities of any kind issued by the Company.

            "Regulated Securities" shall mean, with respect to any Regulated Holder, the number of Voting LLC Units in excess of the amount such Regulated Holder is permitted, under any applicable law, regulation, order, rule or other requirement of any governmental authority to own, control or have the power to vote.

            "Remaining LLC Units" shall have the meaning provided in Section 13.3(b).

            "Requisite Percentage of CERA Principals" shall mean, after the Initial Holding Period, as to two requests under Section 1.1 of Schedule C, the CERA Principals who, as of the Closing Date, held not less than 66-2/3% of the LLC Units that all of the CERA Principals who, at the time of determination, hold LLC Units, held on the Closing Date (including, for the purposes of calculating the number of LLC Units held by a CERA Principal, any LLC Units held by such CERA Principal's CERA Trusts).

            "Requisite Percentage of LLC Unitholders" shall mean the holder or holders (other than the CERA Principals and the CERA Principals' CERA Trusts) of at least (a) as to the initial request under Section 1.1(a)(i) of Schedule C hereto, 30% (by number of LLC Units) of the Registrable Securities held at the time outstanding or (b) as to any other request, 10% (by number of LLC Units) of the Registrable Securities at the time outstanding.

            "Restricted Holder" shall have the meaning provided in Section 13.1(a).

            "Restricted Holder Sale" shall have the meaning provided in Section 13.5(a).

            "Rule 144" shall mean Rule 144 (or any successor provision) under the Securities Act.

            "Rule 144A" shall mean Rule 144A (or any successor provision) under the Securities Act.

            "Sale Notice" shall have the meaning provided in Section 13.2(a).

            "Secondary Market" shall mean a market for LLC Interests (whether maintained by the Company or any other Person) in which (i) LLC Interests are regularly quoted by any Person, such as a broker or dealer, making a market in the interests, (ii) any Person regularly makes available to the public (including customers or subscribers) bid or offer quotes with respect to LLC Interests and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others, (iii) the holder of an LLC Interest has a readily available, regular, and ongoing opportunity to sell or exchange the interest through a public means of obtaining or providing information of offers to buy, sell, or exchange LLC Interests or (iv) prospective buyers and sellers otherwise have the opportunity to buy, sell, or exchange LLC Interests in a time frame and with the regularity and continuity that is comparable to that described in any of the preceding clauses (i), (ii) and (iii).

            "Section 13.4 Closing" shall have the meaning provided in Section 13.4(a).

            "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder. Any reference to a particular section thereof shall include a reference to the corresponding section, if any, of any such successor Federal statute, and the rules and regulations thereunder.

         "Special Distribution" shall mean a distribution to Members of (i) the net proceeds of any sale or other disposition (other than in a Spin-Off), prior to the earlier of the issuance of the Contingent LLC Units and June 30, 2000, of
(A) all or any portion of the capital stock of MGI held by the Company (whether by the sale of such stock, merger or otherwise), or more than 50% of the assets (measured by their fair market value as determined by the Board in good faith) of MGI if the proceeds thereof are distributed to the Company, or (B) capital stock of CERA Inc. held by the Company, or more than 50% of the assets (measured by their fair market value as determined by the Board in good faith) of CERA Inc. if the proceeds thereof are distributed to the Company, and sold or otherwise disposed of in any transaction or series of related transactions not constituting a Sale (as such term is defined in the Merger and Exchange Agreement) of CERA Inc. or a Public Offering (as such term is defined in the Merger and Exchange Agreement) or (ii) prior to the earlier of the issuance of the Contingent LLC Units and June 30, 2000, all or any portion of the capital stock of MGI held by the Company or less than all of the capital stock of CERA Inc. held by the Company.

            "Special Registration" shall mean (a) the registration of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants or sales agents, distributors or similar representatives of the Company or its direct or indirect Subsidiaries or senior executives of Persons controlled by an Affiliate of the Company or (b) the registration of equity securities and/or options or other rights in respect thereof solely on Form S-4 or S-8 or any successor form.

            "Specified Affiliate" shall mean with respect to any Person, any other Person controlling, controlled by or under common control with such first Person solely by virtue of having the power to direct the affairs of the Person by reason of ownership, directly or indirectly, of at least 75% of the outstanding voting securities or other equity interests of such Person, other than any such Person (other than a wholly owned Subsidiary of such first Person) that was created or used solely for the purpose of holding LLC Units.

            "Specified Laws" shall mean the Securities Act, the Exchange Act, any applicable foreign securities laws, any state securities or "blue sky laws," the merger control laws of any foreign jurisdiction in which the Company is then doing business, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and ERISA.

            "Spin-Off" shall mean, with respect to MGI, CERA Inc. or any other Subsidiary of the Company, as applicable, the distribution by the Company to Members of all of the capital stock of MGI or CERA Inc., or all of the capital stock or other voting securities or other equity interests of such Subsidiary, as the case may be, owned by the Company.

            "Subsidiary" shall mean with respect to any Person, any corporation or other Person, a majority of the outstanding voting stock or other equity interests of which is owned, directly or indirectly, by that Person.

            "Substitute Director" shall have the meaning provided in Section 5.1(b).

            "Substitute Member" shall mean a Person who is admitted to the Company as a Member pursuant to Section 13.7 hereof and who is named as a Member in the Membership Register.

            "Take-Along Notice" shall have the meaning provided in Section 13.4(a).

            "Take-Along Offer" shall have the meaning provided in Section
13.4(a).

            "Tax Liability Distribution" shall have the meaning provided in
Section 9.2.

            "Tax Matters Partner" shall have the meaning provided in Section 10.2(c).

            "Taxable Year" shall have the meaning provided in Section 2.7.

            "Third Round" shall have the meaning provided in Section 13.3(b).

            "Transactions" shall have the meaning provided in the seventh recital to this Agreement.

            "Transfer" (or any variation thereof used herein) shall mean any direct or indirect sale, assignment, mortgage, transfer, pledge, hypothecation or other disposition.

            "Treasury Regulations" shall mean the Federal income tax regulations, including any temporary or proposed regulations, promulgated under the Code, as such Treasury Regulations may be amended from time to time (it being understood that all references herein to specific sections of the Treasury Regulations shall be deemed also to refer to any corresponding provisions of succeeding Treasury Regulations).

            "Underwritten Public Offering" shall mean an underwritten Public Offering (whether by the Company, one or more Members or any combination thereof), conducted in accordance with the provisions of this Agreement and led by at least one underwriter of nationally recognized standing.

            "Voting LLC Units" shall have the meaning provided in Section 8.1.

            "Withdrawing Director" shall have the meaning provided in Section 5.1(b).

                                   ARTICLE II

                              CONTINUATION AND TERM

             Section 2.1. Continuation. (a) The Members hereby agree to continue the Company as a limited liability company under and pursuant to the provisions of the Delaware Act and agree that the rights, duties and liabilities of the Members shall be as provided in the Delaware Act, except as otherwise provided herein. Those former stockholders of MGI who have executed and delivered to the LLC the MGI Holder Information Form, have agreed to be bound by the provisions of this Agreement and have authorized MCM to execute this Agreement on their behalf.

            (b) (i) upon the consummation of the GS Partnership Interest Exchange and the CERA Stock Exchange, each of GS LP and each of the CERA Stockholders listed on Schedule A hereto shall be admitted as members of the Company, and the Company shall promptly issue to each such Person the number of LLC Units set forth opposite such Person's name on Schedule A hereto, (ii) at the Effective Time (as defined in the Merger and Exchange Agreement), Fund IV and the other former stockholders of MGI listed on Schedule A hereto shall be admitted as members of the Company, and the Company shall promptly issue to each such Person the number of LLC Units set forth opposite such Person's name on Schedule A hereto; provided that any such Person who holds Dissenting Shares (as defined in the Merger and Exchange Agreement) shall not be admitted as a member of the Company and shall not be issued LLC Units, except that if such Person withdraws its demand for an appraisal of shares of MGI stock or otherwise loses its right of appraisal of shares of MGI stock, in any case pursuant to the General Corporation Law of the State of Delaware, such Person shall be deemed to have been admitted as a member of the Company as of the date hereof and the Company shall promptly issue to such Person the number of LLC Units set forth opposite such Person's name on Schedule A hereto, (iii) upon the admission of the Persons described in the foregoing clauses (i) and (ii), MGI and MCM shall withdraw as members of the Company, and the remaining Members shall continue the business of the Company without dissolution, and (iv) the day after the consummation of the Transactions, each CERA Management Member listed on Schedule A hereto who shall have executed and delivered an LLC Unit Grant Agreement, substantially in the form attached hereto as Exhibit A, shall be admitted as a member of the Company, and the Company shall promptly issue to CERA Inc., and CERA Inc. shall promptly transfer to each such Person, the number of LLC Units specified in the applicable LLC Unit Grant Agreement.

            (c) The name, mailing address, employer identification number or social security number and the number of LLC Units owned by each Member shall be listed on the Membership Register of the Company kept at the Company's principal office. The Chief Executive Officer, the President or the Secretary shall be required to update the Membership Register from time to time as necessary to accurately reflect the information required to be set forth therein, including with respect to the resignation of any Member or the admission of any Additional Member or Substitute Member. Any update or other revision to the Membership Register made in accordance with this Agreement shall not be deemed an amendment to this Agreement. Any reference in this Agreement to the Membership Register shall be deemed to be a reference to the Membership Register as revised and in effect from time to time.

            (d) The Chairman, the Vice Chairman, the Chief Executive Officer, the President or any other Officer authorized by the Board as an authorized person within the meaning of the Delaware Act may execute, deliver and file documents required by the Delaware Act to be filed with the Secretary of State of the State of Delaware.

            Section 2.2. Name. The name of the Company heretofore formed and continued hereby is Global Decisions Group LLC. The business of the Company shall be conducted under such name or such other names as the Board may from time to time designate in accordance with the Delaware Act.

            Section 2.3. Term of Company. The term of the Company shall be deemed to have commenced on the date of the initial filing of the Certificate with the Secretary of State of the State of Delaware. The Company shall continue perpetually unless and until dissolved as provided in Article XIV.

            Section 2.4. Registered Agent and Office. The Company's registered agent and office in the State of Delaware shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The Chairman, the Vice Chairman, the Chief Executive Officer, the President or any other Officer authorized by the Board may designate another registered agent and/or registered office from time to time in accordance with the then applicable provisions of the Delaware Act and any other applicable laws.

            Section 2.5. Principal Place of Business. The principal place of business of the Company shall be located at

                               c/o McCarthy, Crisanti & Maffei, Inc.
                               590 Madison Avenue
                               18th Floor
                               New York NY 10022.

The location of the Company's principal place of business may be changed by the Board from time to time in accordance with the then applicable provisions of the Delaware Act and any other applicable laws.

            Section 2.6. Qualification in Other Jurisdictions. The Chairman, the Chief Executive Officer, the President or any other Officer shall cause the Company to be qualified, formed or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company transacts business and where such qualification, formation or registration shall be necessary or desirable. The Chief Executive Officer, the President or any other Officer, as an authorized person within the meaning of the Delaware Act, shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

            Section 2.7. Fiscal Year; Taxable Year. The fiscal year of the Company for financial accounting purposes (the "Fiscal Year") shall end on June
30. The taxable year of the Company for federal, state and local income tax purposes (the "Taxable Year") shall end on December 31.


                                   ARTICLE III

                        PURPOSE AND POWERS OF THE COMPANY

            Section 3.1. Purposes. The purposes of the Company are, and the Company shall have the power and authority, to acquire, hold, vote, sell or otherwise dispose of, to receive, allocate and distribute distributions on and other proceeds of, and to manage, investments in accordance with the terms of this Agreement, to engage in all acts or activities as the Company deems necessary, advisable, convenient or incidental to the furtherance and accomplishment of the foregoing, including without limitation the acts described in Section 3.2, and to engage in any other lawful act or activity for which limited liability companies may be formed under the Delaware Act.

            Section 3.2. Powers of the Company. The Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose set forth in Section 3.1, including, but not limited to, the power and authority:

            (i) to have and exercise the powers granted to a limited liability company by the Delaware Act in any state, territory, district or possession of the United States, or in any foreign country, that may be necessary, advisable, convenient or incidental to the accomplishment of the purposes of the Company;

            (ii) to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships (including, without limitation, the power to be admitted as a partner thereof and to exercise the rights and perform the duties created thereby), trusts, limited liability companies (including, without limitation, the power to be admitted as a member or appointed as a manager thereof and to exercise the rights and perform the duties created thereof), or individuals or direct or indirect obligations of the United States or of any government, state, territory, governmental district or municipality or of any instrumentality of any of them;

            (iii) to enter into transactions contemplated by any financing agreement and related documents entered into in connection with the Transactions or otherwise, as any such agreement and related documents may be amended, supplemented, waived or otherwise modified from time to time ("Loan Documents");

            (iv) to own the capital stock of Merger Sub, MGI and CERA Inc., and exercise rights and perform obligations in connection therewith;

            (v) to enter into, and exercise rights and perform obligations in respect of, or to take or omit to take such other action in connection with, agreements of any kind, including without limitation, (A) Loan Documents and any guarantee, surety or endorsement related to Loan Documents to which the Company may be a party, and any other agreement to which it is a party on the date hereof, in each case as amended, supplemented, waived or otherwise modified from time to time, and any refinancings, refundings, renewals or extensions thereof, (B) contracts and agreements with officers, directors and employees of the Company or any Subsidiary of the Company relating to their employment or directorships, (C) insurance policies and related contracts and agreements, and (D) equity subscription agreements, equity option agreements, registration rights agreements, voting and other equityholder agreements, engagement letters, underwriting agreements and other agreements in respect of its equity securities or any offering, issuance or sale thereof, including but not limited to in respect of the LLC Unit Subscription Agreements, as may be necessary or desirable to further the purposes of the Company;

            (vi) to offer, issue and sell LLC Units;

            (vii) to file registration statements, and comply with applicable reporting and other obligations, under federal, state or other securities laws;

            (viii) to list the Company's equity securities and comply with applicable reporting and other obligations in connection therewith;

            (ix) to retain transfer agents, private placement agents, underwriters, counsel, accountants and other advisors and consultants;

            (x) to perform obligations under and comply with the Company's Certificate and this Agreement, or any applicable law, ordinance, regulation, rule, order, judgment, decree or permit, including, without limitation, as a result of or in connection with the activities of MGI or CERA Inc. and their respective Subsidiaries;

            (xi) to incur and pay its operating and business expenses and any taxes for which it may be liable;

            (xii) to lend money to, borrow money from (other than to finance any acquisition of property), act as surety, guarantor or endorser for, provide collateral for, and transact other business with third parties including Members and Affiliates of the Company and to invest and reinvest its funds, to take and hold real and personal property for the payment of funds so loaned or invested;

            (xiii) to establish, have, maintain or close one or more offices within or without the State of Delaware and in connection therewith to rent or acquire office space and to engage personnel;

            (xiv) to open, maintain and close bank and brokerage accounts, including the power to draw checks or other orders for the payment of moneys, and to invest such funds as are temporarily not otherwise required for Company purposes;

            (xv) to bring and defend actions and proceedings at law or in equity or before any governmental, administrative or other regulatory agency, body or commission, and to pay, collect, compromise, or otherwise adjust or settle any and all other claims or demands of or against the Company or to hold such proceeds against the payment of contingent liabilities;

            (xvi) to hire consultants, custodians, attorneys, accountants and such other agents and employees of the Company as it may deem necessary or advisable, to authorize each such agent and employee to act for and on behalf of the Company and to fix the compensation of each such agent and employee;

            (xvii) to make all elections, investigations, evaluations and decisions, binding the Company thereby, that may, in the sole judgment of the Directors or the Officers, be necessary or appropriate for the acquisition, holding or disposition of securities for the Company;

            (xviii) to enter into, perform and carry out contracts of any kind, including, without limitation, contracts with the Directors, the Officers, any Manager, any Member, any Affiliate thereof, or any agent or Affiliate of the Company necessary to, in connection with, convenient to, or incidental to the accomplishment of the purposes of the Company;

            (xvix) to indemnify any Person in accordance with the Delaware Act and to obtain any and all types of insurance;

            (xx) to merge with, or consolidate into, another Delaware limited liability company or other business entity (as defined in section 18-209(a) of the Delaware Act), including a corporation (pursuant to section 264 of the Delaware General Corporation Law) in accordance with
      Section 4.4(f) hereof;

            (xxi) to cease its activities and cancel its Certificate;

            (xxii) to enter into and perform its obligations under the Merger and Exchange Agreement without any further act, vote or approval of any Person, and all actions heretofore taken by the Company in connection with the Merger and Exchange Agreement are hereby ratified (including the execution and delivery of the Merger and Exchange Agreement on behalf of the Company);

            (xxiii) to make, execute, acknowledge and file any and all documents or instruments, and to carry on any other activities in connection with the foregoing, as may be necessary, convenient or incidental to the accomplishment of the purpose of the Company; and

            (xxiv) other activities incidental or related to the foregoing.


                                   ARTICLE IV

                                     MEMBERS

            Section 4.1. Powers of Members. The Members shall have the power to exercise any and all rights or powers granted to the Members pursuant to the express terms of this Agreement. Except as otherwise required by law, on all matters submitted to the Members for a vote, the holders of Non-Voting LLC Units shall have no right to vote with respect to such LLC Units. The approval or consent of the Members shall not be required in order to authorize the taking of any action by the Company unless and only to the extent that (i) this Agreement shall expressly provide therefor, (ii) such approval or consent shall be required by non-waivable provisions of the Delaware Act or (iii) the Board shall determine that obtaining such approval or consent would be appropriate or desirable. The Members shall have no power to bind the Company.

            Section 4.2. Partition. Each Member waives, until termination of the Company, any and all rights that such Member may have to maintain an action for partition of the Company's property.

            Section 4.3. Resignation. A Member may not resign from the Company prior to the dissolution and winding up of the Company pursuant to Article XIV, provided that a Member who Transfers 100% of the LLC Units which such Member owns to a Transferee in accordance with Section 13.1 shall automatically cease to be a Member, and provided, further, that such Member shall not be entitled to receive any distributions from the Company upon or after a sale, assignment, transfer or other disposition of 100% of the LLC Units that such Member owns.

            Section 4.4. Meetings of Members. (a) Annual Meetings. The annual meeting of the Members of the Company for the election of Directors and for the transaction of such other business as properly may come before such meeting shall be held at such place, either within or without the State of Delaware, and at 10:00 a.m. local time on the third Tuesday in October beginning in October 1998 (or, if such day is not a Business Day, then on the next succeeding Business Day), or at such other date and hour, as may be fixed from time to time by resolution of the Board and set forth in the notice or waiver of notice of the meeting.

            (b) Special Meetings of the Members; Action by the Members. Meetings of the Members (i) may be called by the Chairman, Vice Chairman or Chief Executive Officer, or by the Board and (ii) shall be called by the Chairman or the Secretary for any purpose or purposes upon the written request of a Member or Members representing not less than 20% of the outstanding LLC Units as described in Section 4.4(e).

            (c) Notice of Meetings; Waiver of Notice. No notice of any meeting of Members need be given to any Member who submits a signed waiver of notice, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Members need be specified in a written waiver of notice. The attendance of any Member at a meeting of Members shall constitute a waiver of notice of such meeting, except when the Member attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened. Notice of any such meeting shall be given to all Members not less than five (5) Business Days nor more than thirty (30) days prior to the date of such meeting, and shall state the location and time of the meeting and the nature of the business of be transacted.

            (d) Quorum. Except as otherwise required by law or by the Certificate, the presence in person or by proxy of the holders of record of a majority of the LLC Units entitled to vote at a meeting of Members shall constitute a quorum for the transaction of business at such meeting.

            (e) Voting. If the Board has fixed a record date, every holder of record of Voting LLC Units entitled to vote at a meeting of Members or to consent in writing in lieu of a meeting of Members shall be entitled to one vote for each Voting LLC Unit outstanding in his name on the books of the Company at the close of business on such record date. If no record date has been so fixed, then every holder of record of Voting LLC Units entitled to vote at a meeting of Members or to consent in writing in lieu of a meeting of Members shall be entitled to one vote for each Voting LLC Unit outstanding in his name on the books of the Company at the close of business on the day next preceding the day on which notice of the meeting is given or the first such consent in respect of the applicable action is executed and delivered to the Company, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. In the event that the action to be considered by the Members shall have been determined by the Board to constitute a Sale (as defined in the Merger and Exchange Agreement) of the Company, MGI or CERA Inc., solely for the purposes of determining the number of votes to which each holder of record of Voting LLC Units shall be entitled in respect of any action to be taken by the Members to approve such a Sale, such number of Contingent LLC Units shall be deemed to be outstanding on the applicable record date or day next preceding the day on which such notice is given or the first such consent is so executed and delivered, as the case may be, and in such names, as the Board shall determine would be issuable pursuant to Sections 1.3, 1.4, 1.5 and 1.6 of the Merger and Exchange Agreement based upon the CERA CAGR (as defined in the Merger and Exchange Agreement) as of the most recent available date prior to such determination. Except as otherwise required by Applicable Law, the Certificate,
Section 4.4(f) or Section 7.1, the vote of a majority of the Voting LLC Units represented in person or by proxy at


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

any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting.

            (f) Super-Majority Voting Requirements. Each of the following events shall require the approval of at least two-thirds of the Members (by number of LLC Units) then entitled to vote at a meeting of Members, upon the recommendation of the Board that the Members give such approval:

            (i) a merger, consolidation, conversion or reorganization of the Company, other than a Conversion Transaction;

            (ii) the dissolution of the Company pursuant to Section 14.1(a); and

            (iii) the sale or other disposition of all or substantially all of the assets of the Company or the sale or other disposition of all of the capital stock of MGI or CERA Inc. owned by the Company, other than in a Spin-Off of MGI or CERA.

Members shall not be entitled to appraisal rights in respect of their LLC Units, including in connection with actions approved by the Members in accordance with and pursuant to this Section 4.4(f) or upon a Conversion Transaction.

            (g) Proxies. Each Member may authorize any Person to act for such Member by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or such Member's attorney-in-fact. No proxy shall be valid after the expiration of three years from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it unless otherwise provided in such proxy, such revocation shall not invalidate or otherwise affect actions taken under such proxy prior to such revocation.

            (h) Organization. Each meeting of Members shall be conducted by the Chairman or by such other Person as the Board may designate.

            (i) Action Without a Meeting. Unless otherwise provided in this Agreement, any action which may be taken at any meeting of the Members may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote were present. Prompt notice


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

of the taking of the action without a meeting by less than unanimous written consent shall be given to those Members who have not consented in writing.

            Section 4.5. Business Transactions of a Member with the Company. A Member may lend money to, borrow money from, act as surety or endorser for, guaranty or assume one or more specific obligations of, provide collateral for, or transact any other business with the Company, provided that any such transaction pursuant to any agreement entered into after the date hereof shall be either (i) on terms not less favorable to the Company than those obtainable from third parties or (ii) approved by a majority of Directors not affiliated with, or related to, the interested Member.

            Section 4.6. No Cessation of Membership upon Bankruptcy. A Person shall not cease to be a Member of the Company upon the happening, with respect to such Person, of any of the events specified in section 18-304 of the Delaware Act.

                                    ARTICLE V

                                   MANAGEMENT

            Section 5.1. Board. (a) Generally. The business and affairs of the Company shall be managed by or under the direction of a committee of the Company (the "Board") consisting of at least three (3) natural persons ("Directors"), which persons are either named in the first sentence of Section 5.1(b)(i) or elected as provided in Section 5.1(b). The Board shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary or appropriate to accomplish the purposes of the Company as set forth herein, including, without limitation, to exercise all of the powers of the Company set forth in Section 3.2.

            (b)  Voting Agreement.

            (i) Election and Term of the Company's Board; Number of Directors. Upon consummation of the Transactions, the Directors will be [list names of initial Directors], and Mr. Cribiore shall be the Chairman and Mr. Yergin shall be the Vice Chairman. Except as provided in the preceding sentence, the Directors shall be elected at each annual meeting of the Members. Each person named in the first sentence of this Section 5.1(b)(i) or hereafter elected a Director, by such naming or election, as the case may be, shall be deemed to have been designated as a Manager for purposes of the Delaware Act. Subject to this Section 5.1(b), the number of Directors may be modified from time to time by resolution of the Board. Each Director shall hold office until a successor is elected as provided herein or until such Director's earlier death, resignation or removal. Except as otherwise provided in this Section 5.1(b), at each meeting of the Members for the election of Directors, provided a quorum is present, the Directors shall be elected by a majority of the votes validly cast in such election. If any vacancies shall occur in the Board, by reason of death, resignation, removal or otherwise, the Directors then in office shall continue to act, and such vacancies may be filled by the Members, subject to the provisions of paragraph (b)(ii) of this Section 5.1, or, following the settlement date of the first Underwritten Public Offering after the date hereof, by a majority vote of the Directors then in office (even if less than a quorum). If the authorized number of Directors shall be increased, newly created directorships may be elected at a meeting of the Members, subject to this Section 5.1(b).

            Directors need not be Members. Each of the Members agrees that such Member will, at all times after the date of this Agreement and until the settlement date of the first Underwritten Public Offering after the date hereof, vote all LLC Units now or hereafter owned by such Member at any meeting of Members and in whatever other manner is necessary to ensure that (x) the Board will at all times consist of at least (A) two nominees who shall be any two of the CERA Principals nominated by the CERA Principals (the "CERA Nominees"), (B) one nominee who shall be the chief executive officer of MCM (the "MCM Nominee"),
(C) one nominee who shall be the Chief Executive Officer, if any, of the Company (the "CEO Nominee"), (D) three nominees who shall be such employees of CD&R, Brera or other Affiliates of Fund IV as shall be nominated by Fund IV and such of its Permitted Transferees who hereafter become owners of LLC Units (the "Fund IV Nominees") and (E) up to six additional nominees, who shall be persons not affiliated with CD&R, Fund IV, Brera or any of the CERA Principals, as may be nominated by Fund IV with the written consent of the Consenting CERA Principal, whose consent shall not be unreasonably withheld (the "Independent Nominees" and, together with the CERA Nominees, the MCM Nominee, the CEO Nominee and the Fund IV Nominees, the "Nominees") and (y) all such Nominees shall be duly elected. Of the Directors on the date hereof, Messrs. Yergin and _______ shall be the CERA Nominees, Mr. David D. Nixon shall be the MCM Nominee, Messrs. Cribiore, Gordon McMahon and _______ shall be the Fund IV Nominees and Messrs. _______, _______, _______, _______, _______ and _______ shall be the Independent
Nominees. Until the settlement date of the first Underwritten Public Offering after the date hereof, the Chairman shall always be a Fund IV Nominee and the Vice Chairman shall always be a CERA Nominee.


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

            (ii) Replacement Nominees. If, prior to his or her election to the Board pursuant to Section 5.1(b)(i), any Nominee shall be unable or unwilling to serve as a Director, the Member or Members who nominated such Nominee in accordance with Section 5.1(b)(i) or, following the settlement date of the first Underwritten Public Offering after the date hereof, the Board shall be entitled to nominate a replacement who shall then be a Nominee for purposes of this
Section 5.1. If, following election to the Board pursuant to Section 5.1(b)(i), any Nominee shall resign or be removed or be unable to serve for any reason prior to the expiration of his or her term as a Director (a "Withdrawing Director"), the Member or Members who nominated such Withdrawing Director shall appoint a replacement Nominee (a "Substitute Director") to fill the unexpired term of the Withdrawing Director whom such Substitute Director is replacing, provided that any Independent Nominee shall be replaced with the written consent of the Consenting CERA Principal, whose consent shall not be unreasonably withheld. If a Member or Members shall fail to so appoint a Substitute Director in the manner provided above, the seat of such Substitute Director shall remain vacant. Notwithstanding the preceding sentences of this paragraph (ii), if, following the settlement date of the first Underwritten Public Offering after the date hereof, any vacancies shall occur in the Board or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies and newly created directorships may be filled by a majority of the Directors then in office, although less than a quorum, and any such vacancy or newly created directorship may also be filled at any time by vote of the Members.

            (iii) Removal. Members shall have the right to remove any Director at any time for cause upon the affirmative vote of the holders of a majority of outstanding LLC Units entitled to vote for the election of such Director. The Member or Members that nominate any Director pursuant to Section 5.1(b) or, following the settlement date of the first Underwritten Public Offering after the date hereof, the holders of a majority of the outstanding LLC Units entitled to vote for the election of Directors shall have the right to remove such Director at any time, with or without cause, by delivery of written notice to the Board or by action taken at any meeting of Members, and shall, upon any such removal, appoint a Substitute Director, in accordance with Section 5.1(b)(ii). A majority of the Directors then in office shall have the right to remove a Director for cause. Upon taking such action, the Director shall cease to be a Director. In the event that a Director is removed by the Board for cause, until the settlement date of the first Underwritten Public Offering after the date hereof, only the Member or Members who nominated or appointed such removed Director shall be entitled to appoint his replacement. Until the settlement date of the first Underwritten Public Offering after the date hereof, no Director shall be removed without cause without the consent of the Member or Members that nominated or appointed such Director.

            (iv) Special Voting Provisions. (w) Until the earlier of (a) the settlement date of the first Underwritten Public Offering after the date hereof and (b) the issuance of the Contingent LLC Units, action to approve any of the following events shall require the approval of at least 75% of the Directors then in office:

            (A) An acquisition or disposition by the Company of a business or of assets having a value in excess of $15,000,000 individually or when aggregated with all other transactions related to the same specific business or asset;

            (B) A capital expenditure by the Company or contractual commitment therefor involving more than $15,000,000 individually or when aggregated with all other transactions related to the same specific asset;

            (C) The issuance by the Company in a single transaction or a series of related transactions of LLC Units, or securities convertible into or exchangeable for LLC Units or options, warrants or other rights to acquire LLC Units or such securities, for aggregate consideration in excess of $15,000,000, other than the Contingent LLC Units, the CERA Contingent Options, the GS Contingent Options, the Existing MGI Options, the MGI/CERA Additional Options and the LLC Units issuable upon exercise thereof;

            (D) The entry by the Company into new lines of business;

            (E) The dissolution of the Company pursuant to Section 14.1(a);

            (F) A Public Offering by the Company; or

            (G) Incurring any indebtedness for borrowed money, or any guarantee in respect of the same, in excess of $15,000,000, other than (1) any guarantee of indebtedness under the Credit Agreement or under any renewal, extension, refinancing or refunding of any such indebtedness or (2) the renewal, extension, refinancing or refunding of any other indebtedness, or any guarantee in respect of the same, that may have previously been approved by the Board pursuant to this subclause (G);

(x) until the settlement date of the first Underwritten Public Offering after the date hereof, the appointment or replacement of the Chief Executive Officer of the Company shall require (i) the approval of the Fund IV Nominees then in office and (ii) the written consent of the Consenting CERA Principal, whose consent shall not be unreasonably withheld; (y) until the settlement date of the first Underwritten Public Offering after the date hereof, the Company shall cause each of and only the Directors then in office to be elected as directors of each of MGI and CERA Inc., and each Director shall vote in favor of the nomination and election of such Directors as the directors of MGI and CERA Inc. whenever such matters are considered by the Board; and (z) until the earlier of (a) the settlement date of the first Underwritten Public Offering after the date hereof and (b) the issuance of the Contingent LLC Units, the Sale (as defined in the Merger and Exchange Agreement) or Spin-Off of CERA Inc. shall require the written approval of the Consenting CERA Principal.

            Section 5.2. Annual and Regular Meetings. The annual meeting of the Board for the purpose of electing Officers and for the transaction of such other business as may come before the meeting shall be held as soon as possible following adjournment of the annual meeting of the Members at the place of such annual meeting of the Members. Notice of such annual meeting of the Board need not be given. The Board from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware) and the date and hour of such meetings. Notice of regular meetings need not be given, provided that if the Board shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by telegram, radio or cable, to each Director who shall not have been present at the meeting at which such action was taken, addressed to him at his usual place of business, or shall be delivered to him personally. Notice of such action need not be given to any Director who attends the first regular meeting after such action is taken without protesting the lack of notice to him, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting.

            Section 5.3. Special Meetings; Notice. Special meetings of the Board shall be held whenever called by the Chairman, the Vice Chairman or the Chief Executive Officer, or by the Board, at such place (within or without the State of Delaware), date and hour as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board may be called on 24 hours' notice, if notice is given to each Director personally or by telephone or telegram, or on at least three days' notice, if notice is mailed to each Director, addressed to him at his usual place of business. Notice of any special meeting need not be given to any Director who attends such meeting without protesting the lack of notice to him, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting, and any business may be transacted thereat.

            Section 5.4. Quorum and Acts of the Board. At all meetings of the Board the presence of a majority of the Directors then in office shall constitute a quorum for the transaction of business and, except as otherwise provided in this

Agreement, the vote of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present thereat may adjourn the meeting to another time or place, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all of the members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

            Section 5.5. Rules and Regulations; Manner of Acting. To the extent consistent with applicable law, the Certificate and this Agreement, the Board may adopt such rules and regulations for the conduct of meetings of the Board and for the management of the property, affairs and business of the Company as the Board may deem appropriate.

            Section 5.6. Electronic Communications. Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

            Section 5.7. Committees of Directors. (a) The Board may, by resolution, designate one or more committees of the Board, which resolution shall specify the duties, members and quorum requirements of such committee, each such committee to consist of one or more of the Directors, provided that the Consenting CERA Principal shall be entitled to be a member of any committee of the Board having substantially the same powers as the Board or the Executive Committee that has a member who is not an Independent Nominee. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member or alternate member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the property, business and affairs of the Company, but no such committee shall have the power or authority to take any action hereunder requiring (i) a vote greater than a majority of Directors present as set forth in Section 5.4 or (ii) the consent or approval of the Consenting CERA Principal or any one or more of the Fund IV Nominees, or authorizing any distribution by the Company to Members. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

            (b) The Board shall have a committee of the Board designated as the Executive Committee, which shall consist of the Chairman, the Consenting CERA Principal, the CEO Nominee (if any), the MCM Nominee (if any) and such other Directors as may be designated by the Board. During the intervals between meetings of the Board, the Executive Committee shall have and may exercise all the powers and authority of the Board in the management of the property, business and affairs of the Company, except that the Executive Committee shall not have the power or authority to take any action hereunder requiring (i) a vote greater than a majority of Directors present as set forth in Section 5.4 or
(ii) the consent or approval of the Consenting CERA Principal or any one or more of the Fund IV Nominees listed in Section 5.1(b)(iv) or authorizing any distribution by the Company to Members.

            Section 5.8. Compensation of Directors. The Board shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at such meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

            Section 5.9. Reliance on Accounts and Reports, etc. A Director, or a member of any Committee designated by the Board, shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Company and upon information, opinions, reports or statements presented to the Company by any of the Company's Officers or employees, or Committees designated by the Board, or by any other person as to the matters the member reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.


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

            Section 5.10. Resignation. Any Director may resign at any time by delivering a written notice of resignation to the Chief Executive Officer or the Secretary. The resignation of any Director shall take effect upon receipt of such notice or at such later time as shall be specified in the notice; and, unless otherwise specified in the notice, the acceptance of the resignation by the Company, the Members or the remaining Directors shall not be necessary to make such resignation effective.

            Section 5.11. Directors as Agents. The Directors, to the extent of their powers set forth in this Agreement, are agents of the Company for the purpose of the Company's business, and the actions of the Directors taken in accordance with such powers shall bind the Company. Except as otherwise provided in this Agreement, no single Director shall have the power to bind the Company, and the Board shall have the power to act only collectively in the manner specified herein.


                                   ARTICLE VI

                                    OFFICERS

            Section 6.1. Officers. The Board may select natural persons who are employees of the Company to be designated as officers of the Company ("Officers"), with such titles as the Board shall determine. Any number of offices may be held by the same person. The Board may appoint a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and a Treasurer and one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers as the Board may determine, provided that until the settlement date of the first Underwritten Public Offering after the date hereof, the Fund IV Nominees shall appoint, with the written consent of the Consenting CERA Principal (whose consent shall not be unreasonably withheld), the Chief Executive Officer. The Board may appoint such other Officers as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The salaries (if any) of all Officers shall be fixed by or in the manner prescribed by the Board. The Officers shall hold office until their successors are chosen and qualified. Any Officer may resign at any time upon written notice to the Company. Any Officer may be removed at any time by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Company shall be filled by the Board. The Officers shall have such powers and duties in the management of the Company as may be delegated to them in this Agreement or by the Board, except that in any event each Officer shall exercise such powers and perform such duties as may be required by law. The Board may require any Officer or agent to give security for the faithful performance of his or her duties. Each person elected or appointed as an Officer, by such election or appointment, as the case may be, shall be deemed to have been designated as a Manager for purposes of the Delaware Act.

            Section 6.2. Chief Executive Officer. The Chief Executive Officer of the Company shall have general charge of the business, affairs and property of the Company and general supervision over its other Officers and agents. In general, the Chief Executive Officer shall perform all duties incident to the office of the chief executive officer of such a company and shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer shall have the authority to sign, in the name and on behalf of the Company, checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Company, and together with the Secretary or an Assistant Secretary, conveyances of real estate and other documents and instruments. The Chief Executive Officer shall have the authority to cause the employment or appointment of such employees and agents of the Company as the conduct of the business of the Company may require, to fix the compensation of such employees and agents and, subject to the direction of, and subject to general or specific resolutions approved by the Board, of such Officers as the Board may determine, and to remove or suspend any employee (other than a CERA Principal) or agent of the Company elected or appointed by the Chief Executive Officer or the Board. The Chief Executive Officer shall perform such other duties and have such other powers as the Board may from time to time prescribe. The Board from time to time may confer like powers upon any other Person or Persons.

            Section 6.3. The Chief Financial Officer. The Chief Financial Officer shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Company, and shall keep or cause to be kept full and accurate records of all receipts of the Company. The Chief Financial Officer shall render to the Board, whenever requested, a statement of the financial condition of the Company and of all his transactions as Chief Financial Officer, and render a full financial report at the annual meeting of the Members, if called upon to do so. The Chief Financial Officer shall be empowered from time to time to require from all officers or agents of the Company reports or statements giving such information as he may desire with respect to any and all financial transactions of the Company. The Chief Financial Officer shall perform, in general, all duties incident to the office of chief financial officer of a Delaware corporation and such other duties as may be specified in this Agreement or as may be assigned to him from time to time by the Board or the Chairman and the Vice Chairman. The Chief Financial Officer shall report to the Chairman and the Vice Chairman.

            Section 6.4. President. The President, subject to the authority of the Chief Executive Officer, shall have primary responsibility for, and authority with respect to, the management of the day-to-day business and affairs of the Company. The President shall have the authority to sign, in the name and on behalf of the Company, checks, orders, contracts, leases, notes, drafts and other documents and instruments. Except as otherwise performed by the Board or the Chief Executive Officer, the President shall have the authority to cause the employment or appointment of such employees and agents of the Company as the conduct of the business of the Company may require, to fix their compensation, and to remove or suspend any employee or agent elected or appointed by the President.

            Section 6.5. Vice Presidents. In the absence of the Chief Executive Officer and the President or in the event of the Chief Executive Officer and the President's inability to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board, or in the absence of any designation, then in the order of their election) shall perform the duties of the Chief Executive Officer and the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents, if any, shall perform such other duties and have such other powers as the Board or the Chief Executive Officer or President may from time to time prescribe.

            Section 6.6. The Secretary and Assistant Secretary. The Secretary shall attend all meetings of the Board and all meetings of the Members and record all the proceedings of the meetings of the Members and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the Members and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or Chief Executive Officer or President, under whose supervision the Secretary shall be. The Secretary shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the Certificate or by this Agreement. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in order of their election) shall, in the absence of the Secretary or in the event of the Secretary's inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board, the Chief Executive Officer or the President may from time to time prescribe.

            Section 6.7. The Treasurer and Assistant Treasurer. The Treasurer shall cause the moneys and other valuable effects of the Company to be deposited in the name and to the credit of the Company in such banks or trust companies or with such bankers or other depositaries of the Company. The Treasurer shall cause the moneys of the Company to be disbursed by checks or drafts upon the authorized depositaries of the Company and cause to be taken and preserved proper vouchers for all moneys disbursed. The Treasurer may sign (unless an Assistant Treasurer or the Secretary or an Assistant Secretary shall have signed) certificates representing LLC Units the issuance of which shall have been authorized by the Board. The Treasurer shall perform, in general, all duties incident to the office of treasurer of a Delaware corporation and such other duties as may be specified in this Agreement or as may be assigned to him from time to time by the Board or the Chief Financial Officer, to whom he shall report. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board or the Chief Financial Officer or the Chairman and the Vice Chairman may from time to time prescribe.

            Section 6.8. Execution of Contracts. In addition to the authority afforded to the Chief Executive Officer and President pursuant to Sections 6.3 and 6.5, respectively, contracts, documents or instruments in writing that require the signature of the Company and that have been authorized under this Agreement or by the Board may be signed by any Officer authorized to sign pursuant to a resolution of the Board. The term "contracts, documents or instruments in writing" as used in this Agreement shall include deeds, pledges, mortgages, hypothecations, charges, conveyances, leases, licenses, transfers and assignments of property, real or personal, immoveable or moveable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, warrants, bonds, notes, debentures or other securities and any instrument in writing.

            Section 6.9. Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or in a resolution of the Board, are agents of the Company for the purpose of the Company's business, and the actions of the Officers taken in accordance with such powers shall bind the Company.

            Section 6.10. Reliance by Third Parties. Any Person dealing with the Company or any Officer may rely upon a certificate signed by the Chief Executive Officer, the President, any Vice President, the Secretary or any Assistant Secretary as to:


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

            (a) the identity of the Chief Executive Officer, the President or any Member or other Officer;

            (b) the existence or non-existence of any fact or facts which constitute a condition precedent to acts by the Chief Executive Officer, the President or in any other manner germane to the affairs of the Company;

            (c) the Persons who are authorized to execute and deliver any instrument or document of or on behalf of the Company; or

            (d) any act or failure to act by the Company or as to any other matter whatsoever involving the Company or any Member.


                                   ARTICLE VII

                                   AMENDMENTS

            Section 7.1. Amendments. This Agreement may not be modified or amended except by a written agreement signed by the Company and a majority of the Members (by number of Voting LLC Units); provided that (i) any amendment or modification of any provision hereof requiring, or providing for, (x) the affirmative vote of a greater percentage than a majority of the Directors then in office, or (y) the consent or approval of the Consenting CERA Principal or any one or more Fund IV Nominees, shall also require an affirmative vote of such greater percentage of such Directors or the consent or approval of the applicable person or persons specified in subclause (y) above, as the case may be, (ii) any amendment or modification of any provision hereof requiring, or providing for, the affirmative vote of a specified percentage or proportion of the Members or holders of LLC Units shall require the affirmative vote of such percentage or proportion of the Members or such holders, as the case may be,
(iii) any amendment or modification of any provision hereof providing for, or resulting in, the direct reduction or elimination of any right, preference or benefit granted hereunder to any particular Person or group of specified Persons (including, without limitation, any right to nominate or appoint, or consent to or approve any nomination or appointment of, any Director, to grant or withhold consent or approval with respect to any matter, to require registration of LLC Units held by such Person, or to receive distributions of cash or other property with respect to the LLC Units held by such Person) shall require the consent of such Person or group of specified Persons, (iv) any amendment or modification of the definition of Requisite Percentage of LLC Unitholders shall require the affirmative vote of two-thirds of the Members (by number of Voting LLC Units), and (v) any modification or amendment of any other provision of this Agreement (A) to satisfy any requirements, conditions, guidelines or opinions contained in any opinion, directive, order, ruling or regulation of the Commission, the Internal Revenue Service or any other United States federal or state agency, or in any United States federal or state statute, compliance with which the Board deems in good faith to be in the best interests of the Company and (B) to cure any ambiguity or mistake or correct or supplement any provision of this Agreement that may be incomplete or inconsistent with any other provision contained herein, may be signed by the Company only, without any approval of the Members being required, if such modification or amendment shall have been authorized by the Board. Anything in this Agreement to the contrary notwithstanding, any modification or amendment of this Agreement by a written agreement signed by, or binding upon, a Member shall be valid and binding upon any and all Persons who may, at any time, have or claim any rights under or pursuant to this Agreement in respect of the LLC Units originally acquired by such Member.


                                  ARTICLE VIII

                       CAPITAL CONTRIBUTIONS AND INTERESTS

            Section 8.1. Capital Units. The limited liability company interests of the Company shall be represented by two classes of units of capital of the Company, which shall consist of voting limited liability company interests ("Voting LLC Units") and non-voting limited liability company interests ("Non-Voting LLC Units" and, together with Voting LLC Units, the "LLC Units"). The Company shall have authority to issue (a) LLC Units to the Members (other than the CERA Management Members) listed on Schedule A hereto, in the amounts set forth thereon, and to CERA Inc. for transfer to the CERA Management Members, in accordance with Section 2.1(b), (b) the Contingent LLC Units, (c) the LLC Units issuable upon the exercise of CERA Contingent Options and GS Contingent Options, (d) the LLC Units to be transferred upon the exercise of Existing MGI Options and MGI/CERA Additional Options and (e) such additional LLC Units as may be authorized from time to time by the Board.

            Section 8.2. Capital Contributions of Property. On the Closing Date, each Member listed on Schedule A hereto other than the CERA Management Members shall be deemed to have contributed to the capital of the Company property having the value set forth opposite such Member's name as such Member's capital contribution on Schedule A hereto. Any contributions of property after the Closing Date (including contributions in exchange for the issuance of LLC Units by the Company) shall have the value determined by the Board.


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

            Section 8.3. Additional Capital Contributions. No Member shall be required to make any additional capital contribution to the Company in respect of the LLC Units then owned by such Member. However, a Member may make such additional capital contributions to the Company, but only with the written consent of the Board. The provisions of this Section 8.3 are intended solely to benefit the Members and, to the fullest extent permitted by applicable law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor shall be a third party beneficiary of this Agreement), and no Member shall have any duty or obligation to any creditor of the Company to make any additional capital contributions or to cause the Board to consent to the making of additional capital contributions. Members shall be deemed to have contributed such additional capital upon issuance of additional LLC Units equal to the cash purchase price for such LLC Units or, if no cash is paid or there is non-cash consideration, in the amount of the fair market value of such non-cash consideration as determined by the Board in good faith at or prior to issuance of such LLC Units.

            Section 8.4. Member's Interest. A Member's LLC Units shall for all purposes be personal property. A Member has no interest in specific Company property.

            Section 8.5. Certificates of LLC Units. The LLC Units shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or groups of the LLC Units shall be uncertificated LLC Units. Any such resolution shall not apply to LLC Units represented by a certificate until such certificate is surrendered to the Company. Notwithstanding the adoption of such a resolution by the Board, upon request a holder of uncertificated LLC Units shall be entitled to have a certificate signed by or in the name of the Company, by the Chief Executive Officer or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, representing the number of LLC Units held by such holder. Such certificate shall be in such form as the Board may determine, to the extent consistent with applicable law, the Certificate and this Agreement.

            Section 8.6. Issuance of Non-Voting LLC Units. The Company shall not issue or sell any Non-Voting LLC Units except in connection with an exchange of Voting LLC Units as provided in Section 8.7.

            Section 8.7. Conversion and Exchange. (a) Special Exchange of Voting LLC Units for Non-Voting LLC Units. Voting LLC Units held by Fund IV may be exchanged for the same number of Non-Voting LLC Units for the sole purpose of a distribution by Fund IV to one or more of its limited partners which is a

Regulated Holder, provided that the number of Voting LLC Units so exchanged does not exceed the number of Regulated Securities required for any such Regulated Holder. The subsequent transfer of any Non-Voting LLC Units by any such Regulated Holder shall be subject to the provisions of Section 8.7(b)(ii), and such Regulated Holder shall be permitted to convert Non-Voting LLC Units into Voting LLC Units to the extent set forth in Section 8.7(b)(i).

            (b) Conversion of Non-Voting LLC Units into Voting LLC Units. (i) Optional Conversion of Non-Voting LLC Units. Each record holder of Non-Voting LLC Units shall be entitled to convert any or all of such holder's Non-Voting LLC Units into the same number of Voting LLC Units, provided that no holder of Non-Voting LLC Units shall be entitled to convert any Non-Voting LLC Units to the extent that, as a result of such conversion, such holder or the Affiliates thereof would directly or indirectly own, control or have power to vote a greater quantity of securities of any kind issued by the Company than such holder and the Affiliates thereof permitted to own, control or have power to vote under any law, regulation, order, rule or other requirement of any governmental authority at any time applicable to such holder and the Affiliates thereof.

            (ii) Automatic Conversion of Non-Voting LLC Units. Upon the sale or transfer of any Non-Voting LLC Units by the holder thereof to any Person who is not an Affiliate of such holder (but including, without limitation, any sale or transfer to an underwriter in connection with a Public Offering of Voting LLC Units regardless of whether such underwriter is an Affiliate of such holder), such Non-Voting LLC Units shall automatically be converted without further action (an "Automatic Conversion") into an equal number of Voting LLC Units, provided that a distribution of Non-Voting LLC Units by Fund IV to a Regulated Holder shall not result in an Automatic Conversion.

            Section 8.8. Certain Conversion and Exchange Procedures. (a) Each conversion of Non-Voting LLC Units into Voting LLC Units (other than an Automatic Conversion contemplated by Section 8.7(b)(ii)) and each exchange of Voting LLC Units for Non-Voting LLC Units will be effected by the surrender of the certificate or certificates representing the LLC Units to be converted or exchanged, as the case may be, at the principal office of the Company or the transfer agent designated by the Company, if any, at any time during normal business hours, together with a written notice by the holder of such LLC Units stating either (i) the number of Non-Voting LLC Units that such holder desires to convert into Voting LLC Units (and such statement will obligate the Company to issue such Voting LLC Units), or (ii) the number of Voting LLC Units that such holder desires to exchange for Non-Voting LLC Units and that such exchange is required in order for such holder to make a distribution of LLC Units to a proposed distributee that is a Regulated Holder (and such statement will obligate the Company to issue such Non-Voting LLC Units). Such conversion or exchange will be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of any such holder with respect to the converted Non-Voting LLC Units or exchanged Voting LLC Units, as the case may be, will cease and the person or persons in whose name or names the certificate or certificates for Voting LLC Units or Non-Voting LLC Units, as the case may be, are to be issued upon such conversion or exchange will be deemed to have become the holder or holders of record of the Voting LLC Units or Non-Voting LLC Units, as the case may be, represented thereby.

            (b) Promptly after such surrender and the receipt of the written notice referred to in Section 8.8(a), the Company will issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates for the Voting LLC Units or Non-Voting LLC Units, as the case may be, issuable upon such conversion or exchange and a certificate representing any Voting LLC Units or Non-Voting LLC Units, as the case may be, which was represented by the certificate or certificates delivered to the Company in connection with such conversion or exchange but which was not converted or exchanged. The Company shall be entitled to rely upon any written notice delivered pursuant to Section 8.8(a) and such notice shall, in the absence of manifest error, be binding and conclusive upon the Company.

            (c) From and after an Automatic Conversion pursuant to Section 8.7(b)(ii), (i) each certificate formerly representing Non-Voting LLC Units which NonVoting LLC Units were held by the holder thereof or any Affiliate thereof and which were converted pursuant to such Automatic Conversion shall thereafter be deemed to represent (A) only the like number of Voting LLC Units into which such Non-Voting LLC Units have been converted pursuant to such Automatic Conversion (and no Person shall thereafter have any rights in respect of such Non-Voting LLC Units), plus (B) if all the Non-Voting LLC Units represented by such certificate were not converted pursuant to such Automatic Conversion, such number of Non-Voting LLC Units which were not so converted and
(ii) upon any surrender for transfer of any such certificate accompanied by a written notice certifying that an Automatic Conversion has occurred and specifying the number of LLC Units so converted, the Company will issue and deliver (A) a certificate or certificates representing the Voting LLC Units into which such Non-Voting LLC Units have been converted pursuant to such Automatic Conversion and (B) if all the Non-Voting LLC Units represented by such certificate or certificates were not converted pursuant to such Automatic Conversion, a certificate or certificates representing such number of Non-Voting LLC Units which were not so converted. The Company shall be entitled to rely on any written notice delivered to the effect that an Automatic Conversion has occurred and such notice shall, in the absence of manifest error, be binding and conclusive upon the Company.

            Section 8.9. Signatures; Facsimile. Any or all of such signatures on the certificate representing LLC Units may be a facsimile, engraved or printed, to the extent permitted by law. In case any Officer, transfer or exchange agent or registrar who has signed, or whose facsimile signature has been placed upon, such a certificate shall have ceased to be such officer, transfer or exchange agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such Officer, transfer agent or registrar at the date of issue.

            Section 8.10. Lost, Stolen or Destroyed Certificates. The Board may direct that a new certificate representing LLC Units be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon delivery to the Board of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Board may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

            Section 8.11. Registration and Transfer of LLC Units. Upon surrender to the Company or the transfer agent of the Company, if any, of a certificate for LLC Units, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, in compliance with the provisions hereof, the Company shall issue a new certificate representing LLC Units to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Subject to the provisions of the Certificate and this Agreement, the Board may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of LLC Units.

            Section 8.12. Transfer Agent, Exchange Agent and Registrar. The Board may appoint one or more transfer agents, one or more exchange agents and one or more registrars, and may require all certificates representing LLC Units to bear the signature of any such transfer agents, exchange agents or registrars.


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

                                   ARTICLE IX

                           ALLOCATIONS; DISTRIBUTIONS

            Section 9.1. Allocations. (a) Except as provided in Section 9.1(b), the income, gains, losses, credits and deductions of the Company for each Allocation Period shall be determined as of the end of such Allocation Period and shall be allocated for federal, state and local income tax purposes, to the extent permitted under the Code and the Treasury Regulations, among the Members in accordance with the respective LLC Units owned by the Members (as set forth on the Membership Register) during such Allocation Period, or, in the case of any such income, gains, losses, credits and deductions arising out of any sale or other disposition described in clause (i) of the definition of Special Distribution, in accordance with such LLC Units and the number of Contingent LLC Units treated as owned by the Members pursuant to the second sentence of Section
9.2. Allocations of income, gains, losses and expenses of the Company for all other purposes shall be made consistently with the allocations made pursuant to the immediately preceding sentence.

            (b) In accordance with section 704(c) of the Code and the Treasury Regulations thereunder, any income, gain, loss, credit and deduction with respect to any asset contributed to the capital of the Company by any Member shall, solely for income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such asset to the Company for income tax purposes and its initial Book Value (determined in accordance with the definition of Book Value set forth in Article I). The method of allocating such income, gain, loss, credit and deduction shall be such method set forth in section 1.704-3(b) of the Treasury Regulations. In the event the Book Value of any asset of the Company is subsequently adjusted in accordance with the last sentence of such definition of Book Value, subsequent allocations of any income, gain, loss, credit and deduction with respect to such asset shall be determined using the principles specified in section 1.704-1(b)(2)(iv)(g) of the Treasury Regulations and shall take account of any variation between the adjusted basis of the asset to the Company for income tax purposes and its Book Value (excluding any portion of such variation subject to the first sentence of this Section 9.1(b)) in the manner required under section 1.704-1(b)(4)(i) of the Treasury Regulations, using the method set forth in section 1.704-3(b) of the Treasury Regulations.

            Section 9.2. Distributions. Any distribution by the Company, whether in kind or in cash, other than a Special Distribution, shall be made in accordance with the respective LLC Units owned by the Members (as set forth on the Membership Register) at the time of such distribution (except that cash payments may be made upon the occurrence of a Spin-Off in lieu of distributing fractional interests in the Subsidiary that is the subject of such Spin-Off). Any Special Distribution by the Company, whether in kind or in cash, shall be made in accordance with the respective LLC Units owned by the Members (as set forth on the Membership Register) (i) at the time of the applicable sale or other disposition in the case of a sale or other disposition described in clause (i) of the definition of Special Distribution, and (ii) at the time of the applicable distribution in the case of a distribution described in clause (ii) of the definition of Special Distribution (the applicable time described in clause (i) or (ii) above, the "Measurement Time") (except that cash payments may be made upon the occurrence of a distribution described in clause (ii) of the definition of Special Distribution in lieu of distributing fractional interests in MGI or CERA Inc., as applicable); provided that each Member who, at the Measurement Time, had a right to receive, under certain circumstances, Contingent LLC Units pursuant to Section 1.3, 1.4 or 1.5 of the Merger and Exchange Agreement, shall be treated, solely for the purposes of the applicable Special Distribution, as if such Member owned the number of Contingent LLC Units that would have been issuable to such Member, based on the CERA CAGR (as such term is defined in the Merger and Exchange Agreement) as of the Measurement Time (as determined in good faith by the Board), if the closing of a Non-qualifying Sale (as defined in the Merger and Exchange Agreement) had occurred at the Measurement Time. The Board shall determine in good faith whether a distribution is a Special Distribution. The Board shall, in its sole discretion, determine the time and the amount of any distribution, provided that, for each Taxable Year, the Company shall make a cash distribution to the Members to the extent of Available Assets in amounts intended to enable the Members (or any Person whose tax liability is determined by reference to the income of a Member) to discharge their United States federal, state and local income tax liabilities arising from the allocations made pursuant to Section 9.1 (the "Tax Liability Distribution"), except for any such allocations arising out of any variation between the adjusted tax basis of any asset and its Book Value, and except to the extent that cash distributions shall have theretofore been made during such Taxable Year. The amount of any such Tax Liability Distribution shall be determined by the Board in its sole discretion, taking into account (a) the greater of (i) the maximum combined tax rate for United States federal, New York State and New York City income tax purposes, (ii) the maximum combined tax rate for United States federal and Massachusetts income tax purposes and (iii) the maximum combined tax rate for United States federal income tax purposes and for purposes of any income tax imposed by the jurisdiction in which the principal office of the Company is located, in each case applicable to individuals or corporations (whichever is higher) on ordinary income and net short-term capital gain or on net long-term capital gain, as applicable, and taking into account the deductibility of state and local income taxes for United States federal income tax purposes and the deductibility of local income taxes for state income tax purposes (and the assumptions described in this clause (a) shall be applied equally to each Member regardless of such Member's place of residence or tax status), and (b) the amounts of ordinary income, net short-term capital gain and net long-term capital gain so allocated to the Members, and otherwise based on such reasonable assumptions as the Board determines in good faith to be appropriate.

            Section 9.3. Withholding. The Company shall withhold and pay over, or otherwise pay, any withholding or other taxes payable by the Company with respect to such Member or as a result of such Member's participation in the Company pursuant to any applicable tax law. If and to the extent that the Company shall be required to with hold or pay any such taxes, such Member shall be deemed for all purposes of this Agreement to have received a payment from the Company as of the time such with holding or tax is required to be paid, which payment shall be deemed to be a distribution to the extent that such Member is then entitled to receive a distribution and shall reduce the amount of distributions otherwise to be made to such Member pursuant to Section 9.2. To the extent that the aggregate of such payments to a Member for any period exceeds the distributions to which such Member is entitled for such period, the amount of such excess shall be considered a loan from the Company to such Member with interest at the Prime Rate (or the Applicable Federal Rate if the Prime Rate is less than the Applicable Federal Rate) until discharged by such Member by repayment, which may be made out of distributions to which such Member would otherwise be subsequently entitled. The withholdings referred to in this Section
9.3 shall be made at the maximum applicable statutory rate under the applicable tax law unless the Company shall have received an opinion of counsel or other evidence, satisfactory to the Company, to the effect that a lower rate is applicable, or that no withholding is applicable.

            Section 9.4. Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of such Member's interest in the Company if such distribution would violate section 18-607 of the Delaware Act or other applicable law.


                                    ARTICLE X

                         BOOKS AND RECORDS; TAX MATTERS

            Section 10.1. Books, Records and Financial Statements. (a) At all times during the continuance of the Company, the Company shall maintain, at its principal place of business, separate books of account for the Company that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Company business in accordance with generally accepted accounting principles consistently applied, and, to the extent inconsistent therewith, in accordance with this Agreement. Such books of account, together with an executed copy of this Agreement and of the Certificate, shall at all times be maintained at the principal place of business of the Company, and such books of account and such other materials as may be required to be provided to any Member pursuant to section 18-305(a) of the Delaware Act shall be open to inspection and examination at reasonable times during business hours by each Member and the duly authorized representatives thereof upon reasonable written notice for any purpose reasonably related to such Member's interest in the Company, provided that the Directors shall have the right to withhold any such information pursuant to section 18- 305(c) of the Delaware Act and otherwise establish such lawful conditions for disclosure of information to the Members as the Board may deem necessary or appropriate.

            (b) The Treasurer shall prepare and maintain, or cause to be prepared and maintained, the books of account of the Company.

            (c) The Secretary shall cause to be maintained the Membership Register.

            Section 10.2. Filings of Returns and Other Writings; Tax Matters Partner. (a) The Treasurer shall cause the preparation and timely filing of all Company tax returns and shall, on behalf of the Company, timely file all other writings required by any governmental authority having jurisdiction to require such filing. The Company shall use its reasonable best efforts to send, no later than 60 days after the end of each Taxable Year, to each Person that was a Member at any time during such Taxable Year copies of (i) United States Internal Revenue Service Form 1065, "U.S. Partnership Return of Income," or any successor form, required to be filed by the Company, together with all schedules and exhibits to such return (including Schedule K-1, "Partner's Share of Income, Credits, Deductions, Etc.," or any successor schedule or form, for such Person), together with such additional information (including information with respect to unrelated business taxable income, if any, within the meaning of section 512 of the Code, of the Company) as may be necessary for such Person (or any other Person whose tax liability is determined by reference to the income of such Person that was a Member and who is identified in writing by such Person that was a Member to the Company) to file such Person's United States federal income tax returns and (ii) such similar returns as are required to be filed by the Company for United States state and local income tax purposes.

            (b) Each Member shall provide such information to the Company as may be reasonably necessary for purposes of the Company's preparing any required tax return or information return.

            (c) The Board shall appoint a Member who is a Manager as the tax matters partner (the "Tax Matters Partner") for the Company, who shall meet the requirements set forth in section 301.6231(a)(7)-2 of the Treasury Regulations and who shall serve as the Tax Matters Partner until such time as such Member shall notify the Board that he, she or it is resigning as the Tax Matters Partner or the Board shall appoint another such Member as the Tax Matters Partner in accordance with this Section 10.2(c). Each Member hereby consents to such designation and agrees that upon the request of the Tax Matters Partner, such Member will execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent.

            (d) Promptly following the written request of the Tax Matters Partner, the Company shall, to the fullest extent permitted by law, reimburse and indemnify the Tax Matters Partner for all reasonable expenses, including reasonable legal and accounting fees, claims, liabilities, losses and damages incurred by the Tax Matters Partner in connection with any administrative or judicial proceeding with respect to the tax liability of the Company or the Members, except to the extent arising from the bad faith, gross negligence, willful violation of law, fraud or breach of this Agreement by such Tax Matters Partner.

            (e) The provisions of this Section 10.2 shall survive the termination of the Company or the termination of any Member's interest in the Company and shall remain binding on the Members for as long a period of time as is necessary to resolve with the Internal Revenue Service any and all matters regarding the federal income taxation of the Company or the Members.

            Section 10.3. Accounting Method. For both financial and tax reporting purposes, the books and records of the Company shall be kept on the accrual method of accounting applied in a consistent manner and shall reflect all Company transactions.

            Section 10.4. Audits. At any time at the Board's sole discretion, but at least annually, the financial statements of the Company may be audited by the independent certified public accountants, with such audit to be accompanied by a report of such accountants containing their opinion. The cost of such audits will be an expense of the Company. A copy of any such audited financial statements and accountant's report will be made available for inspection by the Members.

            Section 10.5. Other Tax Matters. (a) The Company shall not elect to be treated as an association taxable as a corporation for United States federal, state or local income tax purposes under Treasury Regulations section 301.7701-3 or under any corresponding provision of state or local law.

            (b) The Company shall use its best efforts to structure its investments and activities so as to avoid the incurrence of any income which is in the hands of any Member (or any other Person whose tax liability is determined by reference to the income of a Member) "unrelated business taxable income" (as such term is defined in section 512 of the Code). The Company will generally not invest in partnership interests in partnerships or in interests in other entities treated as partnerships for federal income tax purposes if such investment would cause any non-United States Person that is a Member (or any other non-United States Person whose U.S. federal income tax liability is determined by reference to the income of a Member) to be deemed to be engaged in a trade or business within the United States pursuant to section 875 of the Code or any Member (or any other Person whose U.S. federal income tax liability is determined by reference to the income of a Member) to incur unrelated business taxable income pursuant to section 512(c) of the Code.

            Section 10.6. Section 754 Election. The Company shall elect, pursuant to section 754 of the Code, to adjust the basis of the property of the Company as permitted and provided in sections 734 and 743 of the Code.


                                   ARTICLE XI

                   LIABILITY, EXCULPATION AND INDEMNIFICATION

            Section 11.1. Liability. Except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person.

            Section 11.2. Exculpation. (a) No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in the good faith belief that such action was in, or was not opposed to, the best interests of the Company and in a manner believed to be within the scope of authority conferred on such Covered Person by or pursuant to this Agreement, except that a Covered


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Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct.

            (b) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

            Section 11.3. Fiduciary Duty. Subject to the provisions of Section
11.2 and Section 11.6, each Director, Officer and Member of the Company shall be subject to the fiduciary duties of care and loyalty to the full extent that such duties would be imposed on, or applicable to, a director, an officer or a stockholder, respectively, of a corporation organized and existing pursuant to the General Corporation Law of the State of Delaware (including legislative history and judicial interpretations and applications thereof); provided that no Covered Person acting under this Agreement shall be liable to the Company or, with respect to any matter relating to the Company or its business, to any other Covered Person for such Person's good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or modify the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

            Section 11.4. Indemnification. (a) Nature of Indemnity. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to become a Director, Officer, employee or agent of the Company, or is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent, of another company, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful; except that in the case of an action or suit by or in the right of the Company to procure a judg-


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ment in its favor (1) such indemnification shall be limited to expenses
(including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper; provided that any indemnity under this Section 11.4 shall be provided out of and to the extent of Company assets only, and no Member or Director, Officer, employee or agent of the Company shall have any personal liabilities with respect to such indemnity.

            The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            (b) Successful Defense. To the extent that a Director, Officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 11.4(a) hereof or in defense of any claim, issue or matter therein, he shall be indemnified by the Company against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

            (c) Determination That Indemnification Is Proper. Any indemnification under Section 11.4(a) hereof (unless ordered by a court) shall be made by the Company unless a determination is made that indemnification of the director, officer, employee or agent is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Section 11.4(a) hereof. Any such determination shall be made (1) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such Directors, or, if such Directors so direct, by independent legal counsel in a written opinion, or (3) by Members holding at least 66 2/3% of the LLC Units.


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            (d) Advance Payment of Expenses. To the fullest extent permitted by
Applicable Law, expenses (including attorneys' fees) incurred by a Covered Person in defending any civil, criminal, administrative or investigative claim, demand, action, suit or proceeding shall, from time to time, be paid by the Company in advance of the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall ultimately be determined that the Covered Person is not entitled to be indemnified by the Company as authorized in this Section 11.4. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate. The Board may authorize the Company's counsel to represent such director, officer, employee or agent in any action, suit or proceeding, whether or not the Company is a party to such action, suit or proceeding.

            (e) Procedure for Indemnification of Directors and Officers. Any indemnification of a person seeking indemnification under Sections 11.4(a) and 11.4(b), or advance of costs, charges and expenses to such person under Section 11.4(d) hereof, shall be made promptly, and in any event within 30 days, upon the written request of such person. If a determination by the Company that such person is entitled to indemnification pursuant to this Section 11.4 is required, and the Company fails to respond within 60 days to a written request for indemnity, the Company shall be deemed to have approved such request. If the Company denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this
Section 11.4 shall be enforceable by the indemnified person in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Company. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 11.4(d) where the required undertaking, if any, has been received by the Company) that the claimant has not met the standard of conduct set forth in Section 11.4(a) of this Section 11.4, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board and its independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 11.4(a) hereof, nor the fact that there has been an actual determination by the Company (including its Board, its independent legal counsel, or Members holding at least 66 2/3% of the LLC Units) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.


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

            (f) Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the Company and each director, officer, employee and agent who serves in any such capacity at any time while these provisions are in effect and any modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such director, officer, employee or agent.

            The indemnification and advancement of expenses provided by this
Section 11.4 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any provision of this Agreement, vote of disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            (g) Insurance. The Company may purchase and maintain insurance, to the extent and in such amounts as the Board shall, in its sole discretion, deem reasonable, on behalf of Covered Persons and such other Persons as the Board shall determine, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the activities of the Company or such indemnities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement. The Company may enter into indemnity contracts with Covered Persons and such other Persons as the Board shall determine and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under Section 11.4(d) hereof and containing such other procedures regarding indemnification as are appropriate.

            Section 11.5. Severability. To the fullest extent permitted by applicable law, if any portion of this Article shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each person who is or was serving or has agreed to serve at the request of the Company as a Director, Officer, employee or agent of the Company, or who is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, as to costs, charges and expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of


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the Company, to the fullest extent permitted by any applicable portion of this
Article that shall not have been invalidated.

            Section 11.6. Outside Businesses. Any Member or Affiliate thereof may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company, the Directors and the Members shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. No Member, Director or Affiliate thereof shall be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and any Member, Director or Affiliate thereof shall have the right to take for such Person's own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity, provided that this Section 11.6 shall not apply to Members who are employees of the Company or any of its Subsidiaries.


                                   ARTICLE XII

                               ADDITIONAL MEMBERS

            Section 12.1. Admission. By approval of the Board, the Company is authorized to admit any Person as an additional member of the Company (each, an "Additional Member" and collectively, the "Additional Members"), subject to compliance with the provisions of Article XIII of this Agreement. With respect to the Persons exercising options to purchase LLC Units, each such Person shall be deemed admitted as a Member upon execution of an LLC Unit Subscription Agreement and such other documents as may be required pursuant to such LLC Unit Subscription Agreement and as the Board may reasonably require, and the payment of the applicable option exercise price, if any. Each Person other than a Person admitted pursuant to Section 2.1(b) or a Person exercising options to purchase LLC Units shall be admitted as an Additional Member at the time such Person (i) executes a counterpart to this Agreement, (ii) complies with the applicable Board resolution, if any, with respect to such admission and (iii) is named as a Member in the Membership Register.


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                                  ARTICLE XIII

                    TRANSFER OF INTERESTS; SUBSTITUTE MEMBERS

            Section 13.1. Restrictions on LLC Unit Transfers. (a) Initial Holding Period for Restricted Holders. No Member who, together with such Member's Existing CERA Trusts (if any), owns, as of the date hereof, 5% or more of the then outstanding LLC Units (any such Member, a "Restricted Holder"), no Existing CERA Trust and none of such Member's or such trust's Permitted Transferees who shall have become owners of LLC Units after the date hereof shall, for a period ending on the earlier of three years after the Closing Date (the "Initial Holding Period") and one year after the first Underwritten Public Offering after the date hereof, Transfer any LLC Units (including any Transfer pursuant to Section 13.2) except, subject to Section 13.1(c), (i) to an unaffiliated third party (x) in a sale of all of the LLC Units pursuant to
Section 13.4, or (y) pursuant to a merger, conversion, consolidation or reorganization of the Company, other than a Conversion Transaction (any such sale, merger, conversion, consolidation or reorganization, a "Fundamental Transaction"), (ii) in any Conversion Transaction, (iii) in a Public Offering,
(iv) Transfers to a Permitted Transferee or (v) Transfers to the Company or any Subsidiary of the Company. This Section 13.1(a) shall not apply to Transfers by MGI or CERA Inc. to the extent such Transfers are otherwise covered in Section 13.1(g).

            (b) Restrictions on Other Transfers. No Member other than a Restricted Holder, any Existing CERA Trust and any of such Restricted Holder's or such trust's Permitted Transferees who shall have become owners of LLC Units after the date hereof, and, after the earlier of the expiration of the Initial Holding Period and one year after the first Underwritten Public Offering after the date hereof, no Member, shall Transfer any LLC Units except, subject to
Section 13.1(c), (i) in a Fundamental Transaction, (ii) in a Conversion Transaction, (iii) in a Public Offering, (iv) for Transfers to a Permitted Transferee or to any Member who was a Member as of the Closing Date, (v) for Transfers to the Company or any Subsidiary of the Company, (vi) subject to compliance with Sections 13.2, 13.3 and 13.4, as applicable, for Transfers to Restricted Holders or third parties for cash only in transactions which would be exempt from the registration requirements of section 5 of the Securities Act by virtue of the exemption provided by section 4(2) of the Securities Act if the transferor were the issuer of the LLC Units, provided that, for purposes of this clause (vi), the transferee is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act or (vii) following the first Underwritten Public Offering after the date hereof and subject to compliance with Section
13.2 and Rule 144 or Rule 145 (or any successor provision) under the Securities Act, if applicable, for any other Transfers to third parties. This Section 13.1(b) shall not apply to Transfers made by


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

MGI or CERA Inc. to the extent such Transfers are covered in Section 13.1(g).

            (c) Transfer Conditions. No Member shall Transfer any LLC Units if such Transfer would constitute a Prohibited Transaction. The Board shall evaluate each Transfer request, and the proposed transferor shall furnish such information as may be requested by the Board, to determine if such Transfer would constitute a Prohibited Transaction, which determination shall be conclusive and binding absent manifest error. The Board shall promptly notify the proposed transferor of the Board's determination. In addition, it shall be a further condition of any LLC Unit Transfer pursuant to Section 13.1(a)(iv), 13.1(b)(iv) or 13.1(b)(vi) (other than pursuant to Section 13.4) that (i) the transferee agrees in writing to be bound by the obligations and restrictions applicable to Members and/or LLC Units under this Agreement, (ii) the transferring Member and the transferee shall have complied with all requirements of any applicable LLC Unit Subscription Agreement, (iii) the proposed transferee provides to the Company the information required pursuant to Section 13.7(c), and (iv) such transferring Member delivers to the Company (A) an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that (1) the Transfer does not violate and will not cause the Company to be in violation of any Specified Laws, (2) the transferor and the Specified Affiliate (in the case of a Transfer to a Permitted Transferee described in clause (iv) of the definition of such term) have made all filings and obtained all consents of any governmental entity and any other Person required to be made or obtained by the transferor and the Specified Affiliate, and have complied with all applicable requirements of Specified Laws in connection with the Transfer of such LLC Units and (3) the transferring Member and the transferee have complied with all requirements of this Agreement and any applicable LLC Unit Subscription Agreement and (B) a certificate setting forth the basis on which such Transfer is permitted under Section 13.1(a) or 13.1(b), as the case may be, and, in the case of a Transfer of the type specified in
Section 13.1(b)(vi), describing compliance with Sections 13.2, 13.3 and 13.4, as applicable.

            (d) Restrictions to Avoid Publicly Traded Partnership Status. (i) Notwithstanding any other provision to the contrary in this Agreement, until the settlement date of the first Underwritten Public Offering, no Member shall Transfer any LLC Interest (other than in a Private Transfer) in any form, including but not limited to by entering into an Indirect LLC Interest, if such transfer is made on an Established Securities Market or a Secondary Market. Except for Transfers of LLC Units pursuant to Section 13.1(a)(i), (ii), (iii) or
(v) or Section 13.1(b)(i), (ii), (iii) or (v), the Member proposing to make any Transfer of an LLC Interest prior to the settlement date of the first Underwritten Public Offering shall (A) deliver to the Company a certificate setting forth the basis on which such Member purports that such Transfer is not prohibited under the immediately preceding sentence and (B) furnish


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

such information as may be requested by the Board to determine if such Transfer would be so prohibited.

            (ii) Until the settlement date of the first Underwritten Public Offering, the Company shall not (A) allow any LLC Interests to be listed or traded on an Established Securities Market, (B) participate in the inclusion of any LLC Interests on any Secondary Market or (C) recognize any Transfer of LLC Interests (other than a Private Transfer) in any form, including but not limited to the entering into of an Indirect LLC Interest, if such Transfer is made on an Established Securities Market or a Secondary Market, including but not limited to (1) by redeeming the transferor Member (in the case of a redemption or repurchase by the Company) or (2) by admitting the transferee as a Member or otherwise recognizing any rights of the transferee, including but not limited to the right to receive distributions from the Company (directly or indirectly) or to acquire an interest in the capital or profits of the Company.

            (e) Custody of the LLC Unit Certificates. Unless otherwise agreed to in writing by the Company, until the settlement date of the first Underwritten Public Offering after the date hereof, each Member shall maintain such Member's LLC Unit certificates in custody, pursuant to the Bailment Agreement, dated as of the date hereof, between the Company, as bailee thereunder, Fund IV, the CERA Principals and GS LP, substantially in the form of Exhibit B attached hereto, the terms of which (including any amendments and supplements to such agreement adopted in accordance with the terms thereof) are hereby acknowledged and agreed to by, and shall be binding upon, each Member.

            (f) Distributions Following Transfers. The Company shall, from the effective date of any Transfer permitted under this Section 13.1, thereafter pay all further distributions on account of the LLC Units (or part thereof) so transferred to the transferee of such LLC Units (or part thereof). Any Transfer of LLC Units in violation of this Section 13.1 shall be null and void ab initio, and the Company shall not register, recognize or give effect to any such Transfer, nor shall the intended transferee acquire any rights in such LLC Units for any purposes of this Agreement. All Transfers permitted hereunder are subject to Section 13.7.

            (g) Transfers Involving MGI or CERA. The Transfer restrictions set forth in Sections 13.1(a) and (b) shall not apply to transfers by MGI or CERA Inc. to any Person to whom MGI or CERA Inc., as the case may be, may be obligated to Transfer LLC Units pursuant to any agreement existing on the date hereof, the Merger and Exchange Agreement (including the exhibits thereto), any of the agreements entered into in connection with the transactions contemplated thereby, or as


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contemplated by this Agreement, including (but not limited to) the following types of Transfers: the grant of LLC Units to the CERA Management Members, the transfer of the Contingent LLC Units to the CERA Management Members, the transfer of LLC Units in connection with the exercise of Existing MGI Options, MGI/CERA Additional Options or any other options granted pursuant to an LLC Unit Subscription Agreement and transfers to Restricted Holders in connection with the purchase by MGI or CERA Inc., as the case may be, of LLC Units pursuant to any LLC Unit Subscription Agreement.

            13.2. Participation Rights. So long as any Registrable Securities remain outstanding and a Public Market has not been established with respect to the LLC Units, no Restricted Holder, no Existing CERA Trust and no Permitted Transferee of any Restricted Holder or any such trust shall make any sale or transfer of LLC Units owned by such Member, trust or Permitted Transferee which would constitute a Qualifying Sale, except pursuant to Section 13.4 or the following provisions of this Section 13.2:

            (a) Procedures for Qualifying Sales. At least 30 days prior to making any Qualifying Sale, the applicable Restricted Holder, Existing CERA Trust and/or such Restricted Holder's or such trust's Permitted Transferee will send a written notice (the "Sale Notice") to the Company and the other holders of Registrable Securities. The Sale Notice will disclose the identity of the prospective transferee and the material terms and conditions of the proposed Qualifying Sale, including the number of LLC Units that the prospective transferee is willing to purchase and the intended consummation date of such Qualifying Sale. The Restricted Holder, each of such Restricted Holder's Existing CERA Trusts and each of such Restricted Holder's and such trusts' Permitted Transferees that owns any LLC Units agrees not to consummate any Qualifying Sale until at least 30 days after the related Sale Notice has been sent to each holder of Registrable Securities, unless the Restricted Holder, Existing CERA Trust or such Restricted Holder's and/or such trust's Permitted Transferee, as the case may be, shall have received a notice from each holder of Registrable Securities indicating whether or not such holder has elected to participate in such Qualifying Sale and the number of LLC Units to be sold by each such holder so electing to participate has been finally determined pursuant hereto prior to the expiration of such 30-day period. Each holder of Registrable Securities may elect to participate in the contemplated Qualifying Sale by giving written notice to the applicable Restricted Holder, Existing CERA Trust and/or such Restricted Holder's or such trust's Permitted Transferee and the Company within 30 days after such Restricted Holder, Existing CERA Trust or such Restricted Holder's and/or such trust's Permitted Transferee, as the case may be, has sent the related Sale Notice to such holder. If a holder of Registrable Securities elects to participate, such holder will be entitled to sell in the contem-


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plated Qualifying Sale, at the same price and on the same terms and conditions as set forth in the related Sale Notice, an amount of Registrable Securities equal to the product of (i) the quotient determined by dividing (A) the percentage of Registrable Securities then held by such holder of Registrable Securities so electing to participate by (B) the aggregate percentage of Registrable Securities represented by the Registrable Securities then held by the selling Restricted Holder, such Restricted Holder's Existing CERA Trusts and such Restricted Holder's and such trusts' Permitted Transferees and all holders of Registrable Securities so electing to participate (in each case under this clause (i) on a partially diluted basis taking into account only such options to purchase LLC Units as are then exercisable and held by the selling Restricted Holder, such Existing CERA Trusts, such Permitted Transferees or the holders of Registrable Securities so electing to participate, as applicable) and (ii) the number of Registrable Securities such transferee has agreed to purchase in the contemplated sale (or in the case of a "Qualifying Sale" within the meaning of clause (ii) of Section 13.2(b), the Excess Number of shares which such transferee has agreed to purchase). If such right to participate in a Qualifying Sale shall not have been exercised prior to the expiration of the 30-day period, then at any time during the 90 days following the expiration of the 30- day period, subject to extension for not more than an additional 90 days to the extent reasonably required to comply with Applicable Laws in connection with such purchase, the Restricted Holder, such Restricted Holder's Existing CERA Trusts and such Restricted Holder's and such trusts' Permitted Transferees, as applicable, may sell to the prospective transferee the number of LLC Units and at the price and on the terms and conditions indicated in the Sale Notice. Upon request of the Restricted Holder, Existing CERA Trust or such Restricted Holder's and/or such trust's Permitted Transferee, as the case may be, in connection with any contemplated Sale Notice, the Company will provide the Restricted Holder, Existing CERA Trust or such Restricted Holder's and/or such trust's Permitted Transferee, as the case may be, with a current list of holders of Registrable Securities and their addresses.

            (b) Qualifying Sale Defined. The term "Qualifying Sale" shall mean
(i) any sale or transfer of LLC Units proposed to be made by a Restricted Holder, or any of such Restricted Holder's Existing CERA Trusts or such Restricted Holder's or such trust's Permitted Transferees, pursuant to Section 13.1(b)(vi) or 13.1(b)(vii) (other than any sales or transfers to other Restricted Holders pursuant to Section 13.3 following compliance with the right of first offer procedures set forth in Section 13.3), at any time after the Restricted Holder and/or such Restricted Holder's Existing CERA Trusts or such Restricted Holder's or such trust's Permitted Transferees have sold or transferred pursuant to Section 13.1(b)(vi) or 13.1(b)(vii) in the aggregate 5% of the LLC Units owned by such Restricted Holder and such Restricted Holder's Existing CERA Trusts, if any, at the time of the Closing and any LLC Units acquired by such


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Restricted Holder, such Existing CERA Trust or any of such Restricted Holder's or such trust's Permitted Transferees thereafter (the "Qualifying Number") or
(ii) in the event that prior to the sale or transfer by such Restricted Holder, such Existing CERA Trust and/or such Permitted Transferees of an aggregate of the Qualifying Number of LLC Units, the Restricted Holder, such Existing CERA Trust or any of such Restricted Holder's or such trust's Permitted Transferees proposes to sell or transfer pursuant to Section 13.1(b)(vi) or 13.1(b)(vii) a number of LLC Units which when combined with any prior such sales or transfers of LLC Units by such Restricted Holder, such Existing CERA Trust and/or such Permitted Transferees exceeds the Qualifying Number, the sale or transfer pursuant to Section 13.1(b)(vi) or 13.1(b)(vii) of a number of LLC Units (the "Excess Number") equal to the excess of (A) the sum of any LLC Units previously so sold or transferred by such Restricted Holder, such Existing CERA Trust and/or such Restricted Holder's or such trust's Permitted Transferees and the aggregate number of LLC Units proposed to be sold or transferred in such contemplated sale, over (B) the Qualifying Number of LLC Units. In determining whether there is a "Qualifying Sale," equitable adjustments shall be made to reflect any LLC Unit split or combination, distribution of LLC Units, recapitalization or similar transaction.

            (c) Exclusion from Qualifying Sale. The obligations of a Restricted Holder, an Existing CERA Trust and such Restricted Holder's and such trust's Permitted Transferees and the rights of the holders of Registrable Securities pursuant to this Section 13.2 will not apply to any sale or transfer by the Restricted Holder, an Existing CERA Trust or any such Permitted Transferee pursuant to a distribution and/or sale to the public (whether pursuant to a registered Public Offering, Rule 144, broker's transactions or otherwise (but not pursuant to Rule 144A under the Securities Act or any successor provision)). Any LLC Units referred to, or covered by any sale or transfer referred to, in the preceding sentence shall not be included in the computation of "Qualifying Sale."

            Section 13.3. First Offer Rights. In the event that any Member (such Member, an "Offering Member") shall determine to offer to sell or to sell, prior to the settlement date of the first Underwritten Public Offering after the date hereof, for cash pursuant to Section 13.1(b)(vi) LLC Units owned by such Offering Member (the "First Offer LLC Units"):

            (a) Offer Required. The Offering Member shall make an offer (the "Member Offer") of the First Offer LLC Units, in accordance with this Section 13.3, to the Company (or to MGI or CERA Inc., as applicable, if the Company shall have assigned its right to accept the applicable Member Offer to MGI or CERA Inc.) and (if applicable) each Restricted Holder (other than the Offering Member if the Offering Member is a Restricted Holder).


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            (b) First Offer Rights; Procedures. If the Offering Member is
required to make a Member Offer pursuant to this Section 13.3, the Offering Member shall deliver to the Company a written notice (a "Member Offering Notice") setting forth the number of LLC Units to be offered or sold, the proposed date of offer or sale (which shall be not less than 70 days after the date of delivery of the Member Offering Notice), and the terms and conditions of the proposed offer or sale. The Member Offering Notice shall include an offer to sell the First Offer LLC Units at the price and on the terms and conditions as set forth in the Member Offering Notice, which offer by its terms shall remain open for a period of 60 days from the date of the Company's receipt of the Member Offering Notice. The Company may assign to MGI or CERA Inc. its right to accept any Member Offer by delivery of written notice of such assignment to the Offering Member and MGI or CERA Inc., as applicable, at any time prior to the 21st day after the delivery of the Member Offering Notice to the Company. In the event of any such assignment, each reference to the Company in this Section 13.3(b) shall be deemed to refer to MGI or CERA Inc., as the case may be, unless the context otherwise requires. Prior to the 21st day after the delivery of the Member Offering Notice to the Company, the Company may accept the offer of First Offer LLC Units in whole or in part by delivering to the Offering Member a written notice of acceptance setting forth the number of First Offer LLC Units which the Company shall elect to purchase. If the Company does not elect to purchase all of the First Offer LLC Units included in the Member Offer, the Company shall forward the Member Offering Notice to each Restricted Holder, together with written notice of the number of First Offer LLC Units the Company shall have elected not to purchase (the "Remaining LLC Units"). In accordance with the procedures set forth in this Section 13.3 and for a second successive period of 20 days, each such Restricted Holder shall have the right to elect to purchase such Restricted Holder's pro rata portion (determined as of the date of the Member Offering Notice and on a partially diluted basis taking into account only such options to purchase LLC Units as are then exercisable and held by the applicable Restricted Holder, and including any LLC Units held by such Restricted Holder's CERA Trusts) of the Remaining LLC Units by delivering written notice to the Company setting forth the number of the Remaining LLC Units such Restricted Holder has so elected to purchase. If such Restricted Holders in the aggregate do not elect to purchase all of the Remaining LLC Units, then the Company shall send a written notice to each Restricted Holder who had elected to purchase all of such Restricted Holder's pro rata portion of the Remaining LLC Units during such 20-day period, which notice shall state the number of Remaining LLC Units as to which elections have not been made, and for a third successive period of 20 days (the "Third Round"), each such Restricted Holder shall have the right to purchase additional Remaining LLC Units, in an amount equal to either (i) the product of (x) the number of such Remaining LLC Units in respect of


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

which offers to purchase had not been accepted in the prior offering period and
(y) a fraction, the numerator of which shall be the number of LLC Units held by such Restricted Holder (on a partially diluted basis taking into account only such options to purchase LLC Units as are then exercisable and held by such Restricted Holder, and including any LLC Units held by such Restricted Holder's CERA Trusts) as of the date of the Member Offering Notice and the denominator of which shall be the aggregate number of LLC Units then held by each Restricted Holder that had subscribed for all of the Remaining LLC Units offered to such Restricted Holder in the prior offering period (on a partially diluted basis taking into account only such options to purchase LLC Units as are then exercisable and held by any such Restricted Holder, and including any LLC Units held by such Restricted Holder's CERA Trusts) or (ii) such other amount as shall be agreed upon by all such Restricted Holders. Upon expiration of the Third Round in accordance with the procedures set forth above, (x) if the Company and the Restricted Holders in the aggregate have not accepted the Member Offer with respect to all of the First Offer LLC Units, the Offering Member may proceed with the proposed offer and sale of, and sell, all of the First Offer LLC Units (and the Company and the Restricted Holders shall not be entitled to purchase any of the First Offer LLC Units), at a price equal to no less than 90% of the price set forth in the Member Offering Notice and on other terms and conditions substantially the same as those set forth in the Member Offering Notice, at any time during a period of 30 days after the last day of the Third Round or (y) if the Company and the Restricted Holders in the aggregate have accepted the Member Offer with respect to all of the First Offer LLC Units, the Company and (as applicable) such Restricted Holders shall purchase from the Offering Member, and the Offering Member shall sell to the Company and (as applicable) such Restricted Holders, the First Offer LLC Units, on the terms and conditions specified in the Member Offering Notice; provided that any Restricted Holder may revoke such Restricted Holder's acceptance of any Member Offering Notice by written notice to the Company and the Offering Member at any time within 20 days following delivery of such Restricted Holder's initial acceptance thereof if such Restricted Holder is unable to secure financing for such purchase in an amount and on such terms and conditions as are reasonably acceptable to such Restricted Holder, in which event the LLC Units covered by such revoked acceptance shall thereupon be deemed Remaining LLC Units and reoffered, for a period of 14 days, to each other Restricted Holder that elected to purchase all of the Remaining LLC Units offered to such Restricted Holder in any offering period, with such reoffering to be conducted as if such LLC Units were Remaining LLC Units subject to a Third Round offering, as provided above.

            Section 13.4. Take-Along Rights. (a) Take-Along Notice. Subject to the prior application of the provisions of Section 13.3, if, prior to the settlement date of the first Underwritten Public Offering after the date hereof, the holders of more than 50% (a "Controlling Group") of the LLC Units (including LLC Units issuable upon exercise


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of then exercisable options to purchase LLC Units and such number of Contingent
LLC Units as the Board shall determine would be issuable immediately prior to the Section 13.4 Closing (as defined below) pursuant to Sections 1.3, 1.4, 1.5 and 1.6 of the Merger and Exchange Agreement based upon the CERA CAGR (as such term is defined in the Merger and Exchange Agreement) as of the most recent available date prior to such determination), acting jointly, intend to effect a sale of all of their LLC Units (including such Contingent LLC Units and, if applicable, their Contingent Options) to an unaffiliated third party (a "100% Buyer") and elect to exercise their rights under this Section 13.4, such Controlling Group shall deliver written notice (a "Take-Along Notice") to the Company and the other Members (collectively, the "Other LLC Unitholders"), which notice shall (a) state (i) that the Controlling Group wishes to exercise its rights under this Section 13.4 with respect to such transfer, (ii) the name and address of the 100% Buyer, (iii) the per LLC Unit amount and form of consideration the Controlling Group proposes to receive for its LLC Units and
(iv) drafts of purchase and sale documentation setting forth the terms and conditions of payment of such consideration and all other material terms and conditions of such transfer (the "Draft Sale Agreement"), (b) contain an offer (the "Take-Along Offer") by the 100% Buyer to purchase from the Other LLC Unitholders all of their LLC Units, Contingent LLC Units and, if applicable, their Contingent Options, on and subject to the same price, terms and conditions offered to the Controlling Group and (c) state the anticipated time and place of the closing of such transfer (a "Section 13.4 Closing"), which (subject to such terms and conditions) shall occur not fewer than five days nor more than 90 days after the date such Take-Along Notice is delivered, provided that if such
Section 13.4 Closing shall not occur prior to the expiration of such 90-day period, the Controlling Group shall be entitled to deliver another Take-Along Notice with respect to such Take-Along Offer. Upon request of a Controlling Group, the Company shall provide the Controlling Group with a current list of the names and addresses of the Other LLC Unitholders.

            (b) Conditions to Take-Along. Upon delivery of a Take-Along Notice, each of the Other LLC Unitholders shall have the obligation to transfer all of such LLC Unitholder's LLC Units and Contingent LLC Units and, if applicable, such LLC Unitholder's Contingent Options pursuant to the Take-Along Offer, as such offer may be modified from time to time, provided that the Controlling Group transfers all of its LLC Units and Contingent LLC Units and, if applicable, its Contingent Options to the 100% Buyer at the Section 13.4 Closing and that all LLC Units held by the Controlling Group and the Other LLC Unitholders are sold to the 100% Buyer at the same price, and on the same terms and conditions. In the event that any such Other LLC Unitholder shall determine that the transfer of such LLC Unitholder's LLC Units, Contingent LLC Units or Contingent Options to the 100% Buyer would constitute a prohibited transaction under ERISA or the Code, such Other LLC Unitholder shall use


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reasonable best efforts to structure the transfer in a manner that would not constitute a non-exempt prohibited transaction, including requesting an individual exemption from the Department of Labor with respect to such transfer and any other reasonable action. Within 10 days of receipt of the Take-Along Notice, each of the Other LLC Unitholders shall (i) deliver or cause to be delivered to the member or an Affiliate of the member of the Controlling Group designated in the Take-Along Notice (the "Custodian") certificates representing such Other LLC Unitholder's LLC Units, duly endorsed for transfer or accompanied by duly executed instruments of transfer, and/or such agreements or other instruments as shall be requested by the 100% Buyer to effect the transfer of the Contingent LLC Units, and (ii) execute and deliver to the Custodian a power of attorney and a letter of transmittal and custody agreement in favor of the Custodian, and in form and substance reasonably satisfactory to the Controlling Group, appointing the Custodian as the true and lawful attorney-in-fact and custodian for such Other LLC Unitholder, with full power of substitution, and authorizing the Custodian to execute and deliver a purchase and sale agreement substantially in the form of the Draft Sale Agreement and to take such actions as the Custodian may deem necessary or appropriate to effect the sale and transfer of the LLC Units to the 100% Buyer, upon receipt of the purchase price therefor set forth in the Take-Along Notice at the Section 13.4 Closing, free and clear of all security interests, liens, claims, encumbrances, charges, options, restrictions on transfer, proxies and voting and other agreements of whatever nature, together with all other documents delivered with such Notice and required to be executed in connection with the sale thereof pursuant to the Take-Along Offer. The Custodian shall hold such LLC Units and other documents in trust for such Other LLC Unitholder pending completion or abandonment of such sale. If, within 90 days after the Controlling Group delivers the Take-Along Notice, the Controlling Group has not completed the sale of all of the LLC Units owned by the Controlling Group and the Other LLC Unitholders to the 100% Buyer and another Take- Along Notice with respect to such Take-Along Offer has not been sent to the Other LLC Unitholders, the Custodian shall return to each Other LLC Unitholder all certificates representing the LLC Units and all other documents that such Other LLC Unitholder delivered in connection with such sale. The Controlling Group shall be permitted to send only two Take-Along Notices with respect to any one Take-Along Offer. Promptly after the Section 13.4 Closing, the Custodian shall give notice thereof to the Other LLC Unitholders, shall remit to each of the Other LLC Unitholders the total consideration for the LLC Units of such Other LLC Unitholders sold pursuant thereto, and shall furnish such other evidence of the completion and time of completion of such sale and the terms thereof as may reasonably be requested by any of the Other LLC Unitholders.

            (c) Remedies. Each of the Other LLC Unitholders acknowledges that the Controlling Group would be irreparably damaged in the event of a breach or a


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threatened breach by such Other LLC Unitholder of any of such LLC Unitholder's obligations under this Section 13.4 and each of the Other LLC Unitholders agrees that, in the event of a breach or a threatened breach by such Other LLC Unitholder of any such obligation, the Controlling Group shall, in addition to any other rights and remedies available to it in respect of such breach, be entitled to an injunction from a court of competent jurisdiction (without any requirement to post bond) granting it specific performance by such Other LLC Unitholder of such LLC Unitholder's obligations under this Section 13.4. In the event that the Controlling Group shall file suit to enforce the covenants contained in this Section 13.4 (or obtain any other remedy in respect of any breach thereof), the prevailing party in the suit shall be entitled to recover, in addition to all other damages to which such party may be entitled, the costs incurred by such party in conducting the suit, including reasonable attorneys' fees and expenses. In the event that, following a breach by any Other LLC Unitholder of the provisions of this Section 13.4, the Controlling Group does not obtain an injunction granting it specific performance of such LLC Unitholder's obligations under this Section 13.4 in connection with any proposed sale prior to the time the Controlling Group completes the sale of its LLC Units or the Controlling Group, in its sole discretion, abandons such sale, then the Company shall have the option to purchase the LLC Units from such Other LLC Unitholder at a purchase price per LLC Unit equal to the price per LLC Unit at which such LLC Units were originally purchased from the Company or, if such LLC Units were obtained by such Other LLC Unitholder pursuant to the Transactions, equal to the amount of such Other LLC Unitholder's deemed capital contribution per LLC Unit pursuant to Section 8.2.

            Section 13.5. Members' Rights to Purchase Additional LLC Units. (a) Restricted Holder Sale. If at any time after the date of this Agreement and prior to the establishment of a Public Market with respect to the LLC Units, the Company shall propose to issue or sell any additional LLC Units to any Restricted Holder or any Affiliate (other than such officers or employees of or consultants to the Company or any of its Subsidiaries who are not Restricted Holders) of any Restricted Holder (a "Restricted Holder Sale"), the Company shall offer to each holder of Registrable Securities that is an accredited investor (as such term is defined in Rule 501 of Regulation D under the Securities Act) the right to purchase that number of additional LLC Units, on the same terms and conditions as the proposed Restricted Holder Sale, such that such holder would have the opportunity to hold the same percentage of LLC Units (on a partially diluted basis taking into account only such options to purchase LLC Units as are then exercisable) after giving effect to the Restricted Holder Sale, as such holder held immediately prior thereto (an "Offer"). Notwithstanding the foregoing, none of the following transactions shall constitute a Restricted Holder Sale: the issuance by the Company of (x) any Contingent LLC Units or (y) any LLC Units (A) pursuant to the Transactions, (B) in connection with the transfer to the CERA


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Management Members promptly following the date hereof as described in the tenth recital hereof, (C) in exchange for Voting LLC Units, (D) upon conversion of Non-Voting LLC Units pursuant to Section 8.7 hereof, (E) upon or in connection with exercise of Existing MGI Options or MGI/CERA Additional Options, (F) upon or in connection with exercise of options granted pursuant to an LLC Unit Subscription Agreement or (G) upon exercise of the CERA Contingent Options or the GS Contingent Options.

            (b) Offer Procedures. The Company shall make an Offer by delivering to each holder of Registrable Securities at least 30 Business Days' prior written notice of the proposed Restricted Holder Sale. Such notice will identify the class and number of LLC Units (the "Offered Securities"), the proposed date of issuance and the price and other terms of the issuance. Such notice will also include an offer to sell to each such holder that number of the Offered Securities such that such holder would have the opportunity to hold the same percentage of LLC Units (on a partially diluted basis taking into account only such options to purchase LLC Units as are then exercisable) after giving effect to the Restricted Holder Sale, as such holder held immediately prior thereto (such holder's "Proportionate Share"), at the same price and on the same other terms as are proposed for such Restricted Holder Sale, which offer by its terms shall remain open for a period of 15 Business Days from the date of receipt of such notice, provided that in the event that the Offered Securities are Non-Voting LLC Units, any holder not required by law to hold non-voting securities of the Company may purchase such holder's Proportionate Share in shares of Voting LLC Units. Each such holder shall give notice to the Company of such holder's intention to accept an Offer prior to the end of the 15-Business Day period of such Offer, setting forth such portion of the Offered Securities which such holder elects to purchase. If any holder fails to subscribe in full for such holder's Proportionate Share of the Offered Securities, the other subscribing holders shall be entitled to purchase such Offered Securities as are not subscribed for by such holder in such proportion of the Offered Securities as they shall have theretofore agreed to purchase until there are no unmet demands of subscribing holders or all Offered Securities shall have been subscribed for. The Company shall notify each holder five (5) Business Days following the expiration of the 15-Business Day period described above of the amount of Offered Securities which each such holder may purchase pursuant to the foregoing sentence, and each such holder shall then have 10 Business Days from the delivery of such notice to indicate such additional amount, if any, that such holder wishes to purchase. Upon the closing of the Restricted Holder Sale as to which the Company has given notice, such holder shall purchase from the Company, and the Company shall sell to such holders, the Offered Securities subscribed for by such holders on the terms specified in the Offer, which shall be the same terms at which all other Persons acquire such securities in connection with such sale or issuance. In the event that


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such holders do not subscribe for all of the Offered Securities, the Company shall have 30 Business Days from the end of the foregoing 15-Business Day or 30-Business Day period, whichever is applicable, to sell all or any part of such Offered Securities as to which such holders have not accepted an Offer to any other Persons, in all material respects on terms and conditions that are no more favorable to such other Persons or less favorable to the Company than those set forth in the Offer. Any Offered Securities not purchased by such holders or other Persons in accordance with this Section 13.5 may not be sold or otherwise disposed of by the Company until they are again offered to such holders under the procedures specified in this Section 13.5.

            Section 13.6. Registration Rights. (a) The Members shall have the registration rights set forth in Schedule C hereto.

            (b) In the event of a determination by the Company, made in accordance with the provisions of this Agreement, to cause (i) a Transfer of all or substantially all of (x) the assets of the Company or (y) the LLC Units to a newly organized stock corporation or other business entity ("Newco"), (ii) a merger of the Company into a Newco by merger or consolidation as provided under section 18-209 of the Delaware Act or otherwise or (iii) any other restructuring of the LLC Units, in any case in anticipation of a Public Offering, each Member shall take such steps to effect such Transfer, merger, consolidation or other restructuring as may be requested by the Company, including, without limitation, Transferring such Member's LLC Units to Newco in exchange for capital stock of Newco; provided that no Member shall be required to take any action or omit to take any action to the extent such action or omission violates Applicable Law. In addition or alternatively, subject to Section 7.1, the terms and provisions of this Agreement may be amended at any time by the Company to permit the Company to register LLC Units under the Securities Act, which amendments may include, without limitation, any changes in form and structure as may be deemed by the Company to be necessary, convenient, desirable or incidental to facilitate the public offering of LLC Units and may cause, among other things, the Company or its successor to be taxed as a corporation.

            Section 13.7. Substitute Members. In the event any Member Transfers such Member's LLC Units in compliance with the other provisions of this Article XIII, the transferee thereof shall become a Substitute Member of the Company only upon satisfaction of the following:

            (a) such Member and such transferee shall execute such instruments as the Board or any Officer deems reasonably necessary or desirable to effect such substitution;


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            (b) the transferee of such Member's LLC Units accepts and agrees in writing to be bound by all of the terms and provisions of this Agreement; and

            (c) the transferee of such Member's LLC Units accepts and agrees in writing to provide the Company with such information, including its employer identification number or social security number, as applicable, and the amount paid for the LLC Units, as the Company may in its discretion request from time to time.

The Board in its sole discretion may agree to waive any or all of the conditions set forth in subparagraphs (a) through (c) of this Section 13.7.

            Section 13.8. Release of Liability. In the event any Member shall sell or otherwise dispose of (other than by a pledge or collateral assignment) all the LLC Units which such Member owns, in compliance with the provisions of this Agreement without retaining any interest therein, then the selling Member shall cease to be a Member, and shall be relieved of any further liability arising hereunder for events occurring from and after the date of such Transfer.

                                   ARTICLE XIV

                    DISSOLUTION, LIQUIDATION AND TERMINATION

            Section 14.1. Dissolving Events. The Company shall be dissolved in the manner hereinafter provided upon the happening of any of the following events:

            (a) the Board and the Members shall vote or agree in writing to dissolve the Company pursuant to Section 5.1(b)(iv) or 4.4(f), as applicable; or

            (b) any event which under Applicable Law would cause the dissolution of the Company, provided that, unless required by law, the Company shall not be wound up as a result of any such event and the business of the Company shall be continued.

Notwithstanding the foregoing, the death, retirement, resignation, expulsion, bankruptcy or dissolution of any Member or the occurrence of any other event that terminates the continued membership of any Member in the Company under the Delaware Act shall not, in and of itself, cause the dissolution of the Company. In such event, the remaining Member(s) shall continue the business of the Company without dissolution.


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            Section 14.2. Dissolution and Winding-Up. Upon the dissolution of the Company, the assets of the Company shall be liquidated or distributed under the direction of and to the extent determined by the Board and the business of the Company wound up, provided that this Agreement shall remain in full force and effect, notwithstanding any prior dissolution of the Company, until termination of the Company in accordance with Section 14.3. Within a reasonable time after the effective date of dissolution of the Company, the Company's assets shall be distributed in the following manner and order:

            (a) to all creditors of the Company, to the extent otherwise permitted by law, in satisfaction of liabilities of the Company, including any amounts the Company may owe under the indemnity provided in Section
      11.4 hereof (whether by payment or the making of reasonable provision for payment thereof); and

            (b) with respect to any remaining proceeds, to make distributions to the Members in accordance with Section 9.2;

provided that no payment or distribution in any of the foregoing categories shall be made until all obligations in each prior category shall have been satisfied in full, and provided, further, that if the payments due to be made in any of the foregoing categories exceed the remaining assets available for such purpose, such payments shall be made to the Persons within such categories entitled to receive the same pro rata in accordance with the respective amounts due to them.

            Section 14.3. Termination. The Company shall terminate when the winding up of the Company's affairs has been completed, all of the assets of the Company have been distributed and the Certificate has been canceled, all in accordance with the Delaware Act.

            Section 14.4. Claims of the Members. The Members and former Members shall look solely to the Company's assets for the return of their capital contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such capital contributions, the Members and former Members shall not be entitled to have such capital contributions returned to them and shall have no recourse against the Company or any other Member.


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                                   ARTICLE XV

                                  MISCELLANEOUS

            Section 15.1. Notices. All notices, demands and other communications made in connection with this Agreement shall be in writing. Any notice or other communication in connection herewith shall be deemed duly given to any party (a) three Business Days after it is sent by express, registered or certified mail, return receipt requested, postage prepaid or (b) two Business Days after it is sent by overnight courier guaranteeing next day delivery, in each case, to the address of such party set forth in the Membership Register in the case of any Member or as set forth below in the case of the Company, or to such other address as such party may have designated to the Company in writing, and:

            (a)  if given to the Company, at the address set forth below:

                  Global Decisions Group LLC
                  20 University Road
                  Cambridge, Massachusetts  02138
                  Facsimile:
                  Telephone:
                  Attention:

      or at such other address or addresses where the Company's principal office may be located. Copies of any notice or other communication given under the Agreement shall also be given to:

                  Clayton, Dubilier & Rice, Inc.
                  375 Park Avenue
                  New York, New York  10152
                  Facsimile:  (212) 407-5252
                  Telephone:  (212) 407-5200
                  Attention:  Donald J. Gogel


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

                  Brera Capital Partners, LLC
                  590 Madison Avenue, 18th Floor
                  New York, New York  10022
                  Facsimile:  (212) 835-1399
                  Telephone:  (212) 835-1350
                  Attention:  Alberto Cribiore

                  Debevoise & Plimpton
                  875 Third Avenue
                  New York, New York  10022
                  Facsimile:  (212) 909-6836
                  Telephone:  (212) 909-6000
                  Attention:  Steven R. Gross, Esq.

            (b) if given to any CERA Stockholder or CERA Trust, to such Person at the address set forth in the Membership Register, with copies to:

                  Hale and Dorr LLP
                  60 State Street
                  Boston, Massachusetts  02109
                  Telecopy:  (617) 526-5000
                  Telephone:  (617) 526-6000
                  Attention:  Paul P. Brountas, Esq.; and

            (c) if given to any other Member, at the address set forth for such Member in the Membership Register or at such other address as such Member may hereafter designate by written notice to the Company.

Any party may give any notice or other communication in connection herewith using any other means (including, but not limited to, personal delivery, messenger service, facsimile, telex or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it is actually received by the individual for whom it is intended.

            Section 15.2. Legend on LLC Unit Certificates. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each certificate representing LLC Units that are issued on the date hereof or granted to the CERA Management Members on the day following the date hereof is subject to this Agreement and shall bear the following legend:


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

            "THE LLC UNITS REPRESENTED HEREBY ARE ENTITLED TO THE BENEFITS OF AND ARE BOUND BY THE OBLIGATIONS, AND ARE SUBJECT TO THE TRANSFER RESTRICTIONS, HOLDBACK AND OTHER PROVISIONS OF THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY, DATED AS OF ______ __, 1997, AS SUCH AGREEMENT MAY BE AMENDED, SUPPLEMENTED OR MODIFIED FROM TIME TO TIME (THE "LLC AGREEMENT"), AND NEITHER THIS CERTIFICATE NOR THE LLC UNITS REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH LLC AGREEMENT, A COPY OF WHICH AGREEMENT IS ON FILE WITH THE SECRETARY OF THE COMPANY."

            Each certificate representing LLC Units that are issued subsequent to the date hereof (other than the Contingent LLC Units and LLC Units issued upon exercise of the Contingent Options) shall bear a legend substantially to the following effect in place of the legend set forth above:

            "THE LLC UNITS REPRESENTED HEREBY ARE ENTITLED TO THE BENEFITS OF AND ARE BOUND BY THE OBLIGATIONS, AND ARE SUBJECT TO THE TRANSFER RESTRICTIONS, HOLDBACK AND OTHER PROVISIONS OF A [MANAGEMENT] LLC UNIT [SUBSCRIPTION] [GRANT] AGREEMENT, DATED AS OF ______ __, ___, AS THE SAME MAY BE AMENDED, SUPPLEMENTED OR MODIFIED FROM TIME TO TIME (THE "[SUBSCRIPTION] [GRANT] AGREEMENT"), AND THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY, DATED AS OF ______ __, 1997, AS SUCH AGREEMENT MAY BE AMENDED, SUPPLEMENTED OR MODIFIED FROM TIME TO TIME (THE "LLC AGREEMENT"), AND NEITHER THIS CERTIFICATE NOR THE LLC UNITS REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH SUBSCRIPTION AGREEMENT AND LLC AGREEMENT, COPIES OF WHICH AGREEMENTS ARE ON FILE WITH THE SECRETARY OF THE COMPANY."

            "THE LLC UNITS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS

            AMENDED, OR UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (i) (A) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
            (B) THE HOLDER HEREOF SHALL HAVE DELIVERED TO THE COMPANY AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF SUCH ACT, OR (C) A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, SHALL HAVE BEEN OBTAINED WITH RESPECT TO SUCH DISPOSITION AND (ii) SUCH DISPOSITION IS PURSUANT TO REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM."

Any LLC Unit certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon the completion of a public distribution of securities of the Company represented thereby or otherwise if the holder of the LLC Units represented by such certificate shall have delivered to the Company an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, that the Securities Act permits such certificate to be issued without such legend or with a legend modified as set forth in such opinion) shall also bear such legend. The provisions of this Agreement shall be binding upon, and shall inure to the benefit of, the Members and all subsequent holders of LLC Units who acquired the same directly or indirectly from a Member to the extent set forth herein. The Company agrees that it will not transfer on its books any certificate representing LLC Units in violation of the provisions of this Agreement.

            In the event of any merger, consolidation, reorganization, exchange of securities, recapitalization, liquidation or similar transaction where the LLC Units are converted into or exchanged for other securities, all references in this Agreement (including the Schedules hereto) to LLC Units shall be deemed to refer to such securities into which the LLC Units shall have been converted or for which the LLC Units shall have been exchanged.

            Section 15.3. Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

            Section 15.4. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

            Section 15.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

            Section 15.6. Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS.

            Section 15.7. Term of Certain Provisions. In the event of a termination of this Agreement pursuant to a Conversion Transaction, the provisions of Sections 13.1 through 13.6 (including Schedule C hereto), other than Section 13.1(d), shall continue in full force and effect until the occurrence of a Fundamental Transaction or until such provisions shall have terminated or ceased to have any further force or effect in accordance with their terms, provided that upon the occurrence of the first Underwritten Public Offering after the date hereof, the provisions of Sections 13.3 and 13.4 shall terminate but the provisions of Section 13.1, 13.2, 13.5 and 13.6 (including Schedule C hereto) shall continue in full force and effect until such provisions shall have terminated or ceased to have any further force or effect in accordance with their terms.

            Section 15.8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, the other Members and their respective successors and permitted assigns.

            Section 15.9. No Third-Party Beneficiaries. Except as provided in
Section 11.4 with respect to indemnification of directors, officers, employees or agents, nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

            Section 15.10. Consent to Jurisdiction. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATES OF NEW YORK AND DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE, CITY AND COUNTY OF NEW YORK OR IN THE DISTRICT OF DELAWARE, AS APPLICABLE, SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT, AND HEREBY AND THEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT HEREOF OR OF ANY SUCH DOCUMENT, THAT THEY ARE NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE, DELAWARE STATE OR FEDERAL COURT. THE PARTIES HERETO HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY SUCH DISPUTE AND AGREE THAT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 15.1, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. EACH OF THE PARTIES HERETO AGREES THAT THIS AGREEMENT INVOLVES AT LEAST $100,000.00 AND THAT THIS AGREEMENT HAS BEEN ENTERED INTO IN EXPRESS RELIANCE UPON 6 Del. C. ss. 2708. EACH OF THE PARTIES HERETO IRREVOCABLY AGREES, TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, TO APPOINT AND MAINTAIN AN AGENT IN THE STATE OF DELAWARE AS SUCH PARTY'S AGENT FOR ACCEPTANCE OF LEGAL PROCESS.

            Section 15.11. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH

PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.11.

            Section 15.12. Severability. If any provision of this Agreement is in operative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever, so long as this Agreement, taken as a whole, still expresses the material intent of the parties hereto. The invalidity of any one or more phrases, sentences, clauses, Sections or subsections of this Agreement shall not affect the remaining portions of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

                        MEMBERS:

                        THE CLAYTON & DUBILIER PRIVATE
                          EQUITY FUND IV LIMITED PARTNERSHIP

                        By:   Clayton & Dubilier Associates IV
                                Limited Partnership,
                                the General Partner


                              By:
                                 ----------------------------
                                  a general partner


                        -----------------------------
                        Daniel H. Yergin


                        -----------------------------
                        Joseph A. Stanislaw


                        -----------------------------
                        James P. Rosenfield


                        -----------------------------
                        Jamie W. Katz, as Trustee for the James P.
                        Rosenfield Irrevocable Gift Trust


                        -----------------------------
                        Augusta McC. P. Stanislaw, as Trustee for the Joseph A. Stanislaw 1994 Trust for
                        Louis Joseph Perkins Stanislaw

                        -----------------------------
                        Augusta McC. P. Stanislaw, as Trustee for the Joseph A. Stanislaw 1994 Trust for
                        Katrina Augusta Perkins Stanislaw


                        -----------------------------
                        Augusta McC. P. Stanislaw, as Trustee for the Joseph A. Stanislaw 1994 Trust for
                        Henry Winslow Perkins Stanislaw


                        -----------------------------
                        I.C. Bupp


                        -----------------------------
                        Stephen C. Aldrich


                        THE GOLDMAN SACHS GROUP, L.P.

                        By:   The Goldman Sachs Corporation,
                              as general partner of The Goldman
                              Sachs Group, L.P.


                        By:
                            ---------------------------------
                            Name:
                            Title:


                        Each of the Persons listed on Schedule D hereto

                        By: McCarthy, Crisanti & Maffei, Inc.

                        By:
                            --------------------------------
                            Name:
                            Title:

                        WITHDRAWING MEMBERS:


                        MCM GROUP, INC.


                        By:
                           ---------------------------------
                             Name:
                             Title:


                        MCCARTHY, CRISANTI & MAFFEI, INC.


                        By:
                           ---------------------------------
                             Name:
                             Title:

                                     Schedule A

-------------------------------------------------------------------------------------------------------------
MEMBERS
-------------------------------------------------------------------------------------------------------------
           Name                         Mailing Address          Number of LLC       Value of Property Deemed
                                                                Units Issued to      to Have Been Contributed
                                                                    Member                  to Company
-------------------------------------------------------------------------------------------------------------
The Clayton & Dubilier Private        270 Greenwich Avenue
Equity Fund IV Limited                Greenwich, Connecticut
Partnership                           06830
-------------------------------------------------------------------------------------------------------------
Daniel H. Yergin
-------------------------------------------------------------------------------------------------------------
Joseph A. Stanislaw
-------------------------------------------------------------------------------------------------------------
James P. Rosenfield
-------------------------------------------------------------------------------------------------------------
Jamie W. Katz, as Trustee for the
James P. Rosenfield Irrevocable
Gift Trust
-------------------------------------------------------------------------------------------------------------
Augusta McC. P. Stanislaw, as
Trustee for the Joseph A. Stanislaw
1994 Trust for Louis Joseph
Perkins Stanislaw
-------------------------------------------------------------------------------------------------------------
Augusta McC. P. Stanislaw, as
Trustee for the Joseph A. Stanislaw
1994 Trust for Katrina Augusta
Perkins Stanislaw
-------------------------------------------------------------------------------------------------------------
Augusta McC. P. Stanislaw, as
Trustee for the Joseph A. Stanislaw
1994 Trust for Henry Winslow
Perkins Stanislaw
-------------------------------------------------------------------------------------------------------------
I.C. Bupp
-------------------------------------------------------------------------------------------------------------
Stephen C. Aldrich
-------------------------------------------------------------------------------------------------------------
The Goldman Sachs Group, L.P.         c/o Goldman, Sachs & Co.
                                      85 Broad Street
                                      New York, New York 10004
-------------------------------------------------------------------------------------------------------------
[Former stockholders of MGI to be
listed]
-------------------------------------------------------------------------------------------------------------
CERA Management Members: [To                                                               [N/A]
Come]
-------------------------------------------------------------------------------------------------------------

                                   SCHEDULE B

The initial Book Values of the CERA Common Stock, the portion of the GS Partnership Interest contributed to the Company and the MGI Common Stock shall be equal to the respective number of LLC Units received in exchange therefor pursuant to the Merger and Exchange Agreement on the Closing Date (not including any Contingent LLC Units), multiplied by the value per LLC Unit as of the Closing Date set forth in (or agreed upon pursuant to the provisions of) Section
1.8 of the Merger and Exchange Agreement.

In the event that the CERA CAGR (as such term is defined in the Merger and Exchange Agreement) shall be equal to or greater than 16%, the initial Book Values of the CERA Common Stock and of the portion of the GS Partnership Interest contributed to the Company shall be equal to the respective number of LLC Units received in exchange therefor pursuant to the Merger and Exchange Agreement on the Closing Date plus the respective number of LLC Units issued as additional consideration therefor pursuant to Sections 1.3(c) and 1.4(c) of the Merger and Exchange Agreement, multiplied by the value per LLC Unit as of the Closing Date set forth in (or agreed upon pursuant to the provisions of) Section
1.8 of the Merger and Exchange Agreement.

                                   SCHEDULE C

            This Schedule C describes certain registration rights of the holders of Registrable Securities (collectively, the "LLC Unitholders"). Capitalized terms used herein without definition shall have the meanings set forth in the Amended and Restated Limited Liability Company Agreement, dated as of ______________, 1997 (the "Agreement"), of Global Decisions Group LLC, a Delaware limited liability company (the "Company"). In the event that, at the time any rights under Section 13.6 of the Agreement are exercised, the equity securities of the Company or its successor are not comprised of limited liability company interests of a limited liability company, all references herein to LLC Units shall be deemed to refer to such equity securities and the other provisions of this Schedule C shall be appropriately applied, with such adjustment as shall be necessary to give effect to the intent of such provisions. The words "hereby," "herein," "hereof," "hereunder" and words of similar import refer to this Schedule C as a whole and not merely to the specific section, paragraph or clause in which such word appears. All references herein to Sections shall be deemed references to this Schedule C unless the context shall otherwise require.

            1.1   Registration Upon Request.

            (a) Requests. Subject to the provisions of Section 1.6, at any time or from time to time (i) the Requisite Percentage of LLC Unitholders shall have the right to make one or more written requests, and (ii) the Requisite Percentage of CERA Principals shall have the right to make two (2) written requests, that the Company effect the registration under the Securities Act of all or part of the Registrable Securities of the holder or holders of such securities and their trusts making such request, which requests shall specify the intended method of disposition thereof by such holder or holders of such securities and their trusts.

            (b) Obligation to Effect Registration. Upon receipt by the Company of any request for registration pursuant to Section 1.1(a), the Company will promptly give written notice of such requested registration to all holders of Registrable Securities, and thereupon will use its best efforts to effect the registration under the Securities Act of

            (i) the Registrable Securities which the Company has been so requested to register pursuant to Section 1.1(a), and

            (ii) all other Registrable Securities which the Company has been requested to register by the holders thereof by written request given to the Company within 30 days after the Company has given such written notice (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered. Notwithstanding the preceding sentence:

            (x) the Company shall not be required to effect a registration requested (a) pursuant to Section 1.1(a)(i) if the aggregate number of Registrable Securities referred to in clauses (i) and (ii) of this Section 1.1(b) included in such registration shall be less than 20% of the Registrable Securities at the time outstanding and (b) pursuant to Section 1.1(a)(ii) if the aggregate number of Registrable Securities referred to in clauses (i) and (ii) of this Section 1.1(b) included in such registration shall be, in the case of the first request, less than 50%, and in the case of the second request, less than one-third, of the LLC Units held by the CERA Principals (including LLC Units held by CERA Trusts) on the Closing Date; and

            (y) if the Board determines in its good faith judgment, after consultation with a firm of nationally recognized underwriters, that there will be an adverse effect on a then contemplated initial Underwritten Public Offering of LLC Units, then the Requisite Percentage of LLC Unitholders or the Requisite Percentage of CERA Principals, as the case may be, shall be given notice of such fact and shall be deemed to have withdrawn such request and such registration shall not be deemed to have been effected or requested pursuant to this Section 1.1.

            (c) Registration Statement Form. Each registration requested pursuant to this Section 1.1 shall be effected by the filing of a registration statement on Form S-1, Form S-2 or Form S-3 (or any other form which includes substantially the same information as would be required to be included in a registration statement on such forms as presently constituted), unless the use of a different form is (i) required by law or (ii) permitted by law and agreed to in writing by holders holding at least a majority (by number of LLC Units) of the Registrable Securities as to which registration has been requested pursuant to this Section 1.1. At any time after the date hereof that the Company shall have issued and sold any LLC Units registered under an effective registration statement under the Securities Act, or after the Company shall have registered any class of equity securities pursuant to Section 12 of the Exchange

Act, it will use its best efforts to qualify for registration on Form S-2 or Form S-3 (or any other comparable form hereinafter adopted).

            (d) Expenses. The Company will pay all Registration Expenses in connection with the first two registrations which are effected as requested under Section 1.1(a) (i) and each of the two registrations which are effected as requested under Section 1.1(a)(ii). The Registration Expenses in connection with each other registration, if any, requested under this Section 1.1 shall be apportioned among the holders whose Registrable Securities are then being registered, on the basis of the respective amounts (by number of LLC Units) of Registrable Securities then being registered by them or on their behalf. However, in the case of all registrations requested under Section 1.1(a), the Company shall pay all amounts in respect of (i) any allocation of salaries of personnel of the Company and its Subsidiaries or other general overhead expenses of the Company and its Subsidiaries or other expenses for the preparation of financial statements or other data normally prepared by the Company and its Subsidiaries in the ordinary course of its business, (ii) the expenses of any officers' and directors' liability insurance, (iii) the expenses and fees for listing the securities to be registered on each exchange on which similar securities issued by the Company are then listed or, if no such securities are then listed on an exchange selected by the Company and (iv) all fees associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel as may be required by the rules and regulations of the NASD).

            (e) Inclusion of Other Securities. The Company shall not register securities (other than Registrable Securities) for sale for the account of any Person other than the Company in any registration requested pursuant to Section 1.1(a) unless permitted to do so by the written consent of holders holding at least a majority (by number of LLC Units) of the Registrable Securities proposed to be sold in such registration.

            (f) Effective Registration Statement. A registration requested pursuant to Section 1.1(a) will not be deemed to have been effected unless it has become effective for the period specified in Section 1.3(b). Notwithstanding the preceding sentence, a registration requested pursuant to Section 1.1(a) which does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed of the holder or holders of Registrable Securities requesting the registration shall be deemed to have been effected by the Company at the request of such holder or holders.

            (g) Pro Rata Allocation. If the holders of a majority (by number of LLC Units) of the Registrable Securities for which registration is being requested pursuant to Section 1.1(a) determine, based on consultation with the managing underwriters or, in an offering which is not underwritten, with an investment banker, that the number of securities to be sold in any such offering should be limited due to market conditions or otherwise, all holders of Registrable Securities proposing to sell their securities in such registration shall share pro rata in the number of securities being offered (as determined by the holders holding a majority (by number of LLC Units) of the Registrable Securities for which registration is being requested in consultation with the managing underwriters or investment banker, as the case may be) and registered for their account, such sharing to be based on the number of Registrable Securities as to which registration was requested by such holders, and any securities that the Company shall have proposed to sell for its own account in such offering shall be included only if all Registrable Securities as to which registration was requested are included therein.

            1.2. Incidental Registration. If the Company at any time proposes to register any of its equity securities (as defined in the Exchange Act) under the Securities Act (other than pursuant to Section 1.1 or pursuant to a Special Registration), whether or not for sale for its own account, and the registration form to be used may be used for the registration of Registrable Securities, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so and of such holders' rights under this Section and, upon the written request of any holder of Registrable Securities given to the Company within 30 days after the Company has given any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof, to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that:

            (a) if such registration shall be in connection with the Underwritten Public Offering of the Common Stock, the Company shall not include any Registrable Securities in such proposed registration if the Board shall have deter mined, after consultation with the managing underwriters for such offering, that it is not in the best interests of the Company to include any Registrable Securities in such registration, provided that, if the Board makes such a determination, the Company shall not include in such registration any securities not being sold for the account of the Company;

            (b) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities or other securities that was previously notified of such registration and, thereupon, shall not register any Registrable Securities in connection with such registration (but shall nevertheless pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities to request that a registration be effected under Section 1.1;

            (c) if the Company shall be advised in writing by the managing underwriters (or, in connection with an offering which is not underwritten, by an investment banker) (and the Company shall so advise each holder of Registrable Securities requesting registration of such advice) that in their or its opinion the number of securities requested to be included in such registration (whether by the Company, pursuant to this Section 1.2 or pursuant to any other rights granted by the Company to a holder or holders of its securities to request or demand such registration or inclusion of any such securities in any such registration) exceeds the number of such securities which can be sold in such offering,

                  (i) the Company shall include in such registration the number
            (if any) of Registrable Securities so requested to be included which in the opinion of such underwriters or investment banker, as the case may be, can be sold and shall not include in such registration any securities (other than securities being sold by the Company, which shall have priority in being included in such registration) so requested to be included other than Registrable Securities unless all Registrable Securities requested to be so included are included therein, and

                  (ii) if in the opinion of such underwriters or investment
            banker, as the case may be, some but not all of the Registrable Securities may be so included, all holders of Registrable Securities requested to be included therein shall share pro rata in the number of Registrable Securities included in such Underwritten Public Offering on the basis of the number of Registrable Securities requested to be included therein by such holders, provided that, in the case of a registration initially requested or demanded by a holder or holders of securities other than Registrable Securities, the holders of the Registrable Securities requested to be included therein and the holders of such other securities shall share pro rata (based on the number of LLC Units if the requested or demanded registration is to cover only LLC Units and, if not, based on the proposed offering price of the total number of securities included in such Underwritten Public Offering requested to be included therein), and the Company shall so provide in any registration agreement hereinafter entered into with respect to any of its securities; and

            (d) if prior to the effective date of the registration statement filed in connection with such registration, the Company is informed by the managing underwriter (or, in connection with an offering which is not underwritten, by an investment banker) that the price at which such securities are to be sold is a price below that price which the requesting holders shall have indicated to be acceptable, the Company shall promptly notify the requesting holders of such fact, and each such requesting holder shall have the right to withdraw its request to have its Registrable Securities included in such registration statement.

            The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section
1.2. No registration effected under this Section 1.2 shall relieve the Company from its obligation to effect registrations upon request under Section 1.1.

            1.3. Registration Procedures. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 1.1 and 1.2, the Company will promptly:

            (a) subject to clauses (x) and (y) of Section 1.1(b), prepare and file with the Commission a registration statement with respect to such securities, make all required filings with the NASD and use best efforts to cause such registration statement to become effective;

            (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith and such other documents as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement, but in no event for a period of more than six months after such registration statement becomes effective;

            (c) furnish to counsel (if any) selected by the holders of a majority (by number of LLC Units) of the Registrable Securities covered by such registration statement copies of all documents proposed to be filed with the Commission in connection with such registration, which documents will be subject to the review of such counsel;

            (d) furnish to each seller of such securities, without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case, including all exhibits and documents filed therewith (other than those filed on a confidential basis), except that the Company shall not be obligated to furnish any seller of securities with more than two copies of such exhibits and documents), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the securities owned by such seller;

            (e) use its best efforts (x) to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall request, (y) to keep such registration or qualification in effect for so long as such registration statement remains in effect and (z) to do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, subject itself to taxation in any jurisdiction wherein it is not so subject, or take any action which would subject it to general service of process in any jurisdiction wherein it is not so subject;

            (f) in connection with an Underwritten Public Offering only, furnish to each seller a signed counterpart, addressed to the sellers, of

                  (i) an opinion of counsel for the Company experienced in securities law matters, dated the effective date of the registration statement, and

                  (ii) a "comfort" letter signed by the independent public
            accountants who have issued an audit report on the Company's financial statements included in the registration statement, subject to such seller having executed and delivered to the independent public accountants such certificates and documents as such accountants shall reasonably request and provided that such accountants shall be permitted by the standards applicable to certified public accountants to deliver a "comfort" letter to such seller, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in Underwritten Public Offerings of securities;

            (g) (i) notify each holder of Registrable Securities covered by such registration statement if such registration statement, at the time it or any amendment thereto became effective, (x) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading upon discovery by the Company of such material misstatement or omission or
      (y) upon discovery by the Company of the happening of any event as a result of which the Company believes there would be such a material misstatement or omission, and, as promptly as practicable, prepare and file with the Commission a post-effective amendment to such registration statement and use best efforts to cause such post-effective amendment to become effective such that such registration statement, as so amended, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) notify each holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, if the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading upon discovery by the Company of such material misstatement or omission or upon discovery by the Company of the happening of any event as a result of which the Company believes there would be a material misstatement or omission, and, as promptly as is practicable, prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

            (h) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement of the Company complying with the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act;

            (i) notify each seller of any securities covered by such registration statement (i) when such registration statement, or any post-effective amendment to such registration statement, shall have become effective, or any amendment of or supplement to the prospectus used in connection therewith shall have been filed, (ii) of any request by the Commission to amend such registration statement or to amend or supplement such prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any preliminary prospectus, and (iv) of the suspension of the qualification of such securities for offering or sale in any jurisdiction, or of the institution of any proceedings for any of such purposes;

            (j) use its best efforts (i) (A) to list such securities on any securities exchange on which the LLC Units are then listed or, if no LLC Units are then listed, on an exchange selected by the Company, if such listing is then permitted under the rules of such exchange or (B) if such listing is not practicable or the Board determines that quotation as a NASDAQ security is preferable, to secure designation of such securities as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 under the Exchange Act and (ii) to provide and cause to be maintained a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement; and

            (k) use every reasonable effort to obtain the lifting of any stop order that might be issued suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any preliminary prospectus, provided that if the Company is unable to obtain the lifting of any such stop order in connection with a registration pursuant to Section 1.1(a), the request for registration shall not be deemed exercised for purposes of determining whether such registration has been effected for purposes of Section 1.1(a) or (d).

            The Company may require each seller of any securities as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law in connection therewith. Each such holder agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such holder not materially misleading.

            The Company agrees not to file or make any amendment to any registration statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, which refers to any seller of any securities covered thereby by name, or otherwise identifies such seller as the holder of any securities of the Company, without the consent of such seller, such consent not to be unreasonably withheld, except that no such consent shall be required for any disclosure that is required by law.

            By acquisition of Registrable Securities, each holder of such Registrable Securities shall be deemed to have agreed that upon receipt of any notice from the Company pursuant to Section 1.3(g), such holder will promptly discontinue such holder's disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder shall have received, in the case of clause (i) of Section 1.3(g), notice from the Company that such registration statement has been amended, as contemplated by Section 1.3(g), and, in the case of clause (ii) of Section 1.3(g), copies of the supplemented or amended prospectus contemplated by Section 1.3(g). If so directed by the Company, each holder of Registrable Securities will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, in such holder's possession of the prospectus covering such Registrable Securities at the time of receipt of such notice. In the event that the Company shall give any such notice, the period mentioned in Section 1.3(b) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by
Section 1.3(g).

            Although Voting LLC Units, Non-Voting LLC Units and LLC Units issued upon the exercise of options are included in the definition of Registrable Securities, the Company shall, in respect of any such Registrable Securities requested to be registered pursuant hereto, be required to include in any registration statement only Voting LLC Units.

            1.4. Underwritten Offerings. The provisions of this Section 1.4 do not establish additional registration rights but instead set forth procedures applicable, in addition to those set forth in Sections 1.1 through 1.3, to any registration which is an underwritten offering.

            (a) Underwritten Offerings Exclusive. Whenever a registration requested pursuant to Section 1.1 is for an underwritten offering, only securities which are to be distributed by the underwriters may be included in the registration.

            (b) Underwriting Agreement. If requested by the underwriters for any underwritten offering by holders of Registrable Securities pursuant to a registration requested under Section 1.1(a), the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the holders of a majority (by number of LLC Units) of the Registrable Securities to be covered by such registration and to the underwriters and to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in agreements of this type, including, but not limited to, indemnities to the effect and to the extent provided in Section 1.7, provisions for the delivery of officers' certificates, opinions of counsel and accountants' "comfort" letters and hold-back arrangements. The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the agreements on the part of, the Company to and for the benefit of such underwriters be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such holders of Registrable Securities. In the event that any condition to the obligations under any such underwriting agreement are not met or waived, and such failure to be met or waived is not attributable to the fault of the selling LLC Unitholders requesting a demand registration pursuant to Section 1.1(a), such request for registration shall not be deemed exercised for purposes of determining whether such registration has been effected for purposes of Section 1.1(a) or (d). No holder of Registrable Securities shall be required by the Company to make any representations or warranties to, or agreements with, the Company or the underwriters other than as set forth in Sections 1.4(e) and 1.7(b), representations, warranties or agreements regarding such holder and such holder's intended method of distribution and any other representations required by applicable law.

            (c) Selection of Underwriters. Whenever a registration requested pursuant to Section 1.1(a) is for an underwritten offering, the Company will have the right to select the managing underwriters to administer the offering (subject to the consent (not to be unreasonably withheld) of the holders of a majority of the LLC Units requested to be registered by CERA Principals (including the CERA Trusts) in the case of a registration requested pursuant to
Section 1.1(a)(ii)), which managing underwriters shall be underwriters of nationally recognized standing. If the Company at any time pro poses to register any of its securities under the Securities Act for sale for its own account and such securities are to be distributed by or through one or more underwriters, the Company will have the right to select the managing underwriters to administer the offering at least one of which shall be an underwriter of nationally recognized standing.

            (d) Incidental Underwritten Offerings. Subject to the provisions of the proviso to the first sentence of Section 1.2, if the Company at any time proposes to register any of its equity securities under the Securities Act (other than pursuant to Section 1.1 or pursuant to a Special Registration), whether or not for its own account, and such securities are to be distributed by or through one or more underwriters, the Company will give prompt written notice to all holders of Registrable Securities of its intention to do so and, if requested by any holder of Registrable Securities, will use its best efforts to arrange for such underwriters to include the Registrable Securities to be offered and sold by such holder among those to be distributed by such underwriters. The holders of Registrable Securities to be distributed by such underwriters shall be parties to the under writing agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of the underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such holders of Registrable Securities. No such holder of Registrable
Securities shall be required by the Company to make any representations or warranties to, or agreements with, the Company or the underwriters other than as set forth in Sections 1.4(e) and 1.7(b), representations, warranties or agreements regarding such holder and such holder's intended method of distribution and any other representations required by applicable law.

            (e) Hold Back Agreements. If and whenever the Company proposes to register any of its equity securities under the Securities Act, whether or not for its own account (other than pursuant to a Special Registration), or is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 1.1 or 1.2, each holder of Registrable Securities agrees by acquisi-tion of such Registrable Securities not to effect (other than pursuant to such registration) any public sale or distribution, including, but not limited to, any sale pursuant to Rule 144 or Rule 144A, of any Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company for one year after, and during the 20 days prior to, the effective date of such registration and the Company agrees to cause each holder of any equity security, or of any security convertible into or exchangeable or exercisable for any equity security, of the Company purchased from the Company at any time other than in a Public Offering to enter into a similar agreement with the Company. The Company further agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any registration statement (other than such registration or a Special Registration) covering any, of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 20 days prior to, and for one year after, the effective date of such registration if required by the managing underwriter.

            1.5. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company will give the holders of such Registrable Securities so to be registered and their underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have issued audit reports on its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

            1.6. Other Registrations. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 1.1 or 1.2, and if such registration shall not have been withdrawn or abandoned, the Company shall not be obligated to and shall not file any registration statement with respect to any of its securities (including Registrable Securities) under the Securities Act (other than a Special Registration), whether of its own accord or at the request or demand of any holder or holders of such securities, until a period of six months shall have elapsed from the effective date of such previous registration; and the Company shall so provide in any registration rights agreement with respect to any of its equity securities.

            1.7.  Indemnification.

            (a) Indemnification by the Company. In the event of any registration of any Registrable Securities under the Securities Act pursuant to Section 1.1 or 1.2, the Company will and hereby does indemnify and hold harmless each seller of such securities, its directors, officers, and employees, each other person who participates as an underwriter, broker or dealer in the offering or sale of such securities and each other person, if any, who controls such seller or any such participating person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which such seller or any such director, officer, employee, participating person or controlling person may become subject under the Securities Act or otherwise (including, without limitation, the reasonable fees and expenses of legal counsel incurred in connection with any claim for indemnity hereunder), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein or related thereto, or any amend ment or supplement thereto, or (ii) any omission or alleged omission to state a fact required to be stated in any such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement or necessary to make the statements therein not misleading; and the Company will reimburse such seller and each such director, officer, employee, participating person and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, dam age, liability or expense arises out of or is based upon an untrue statement or omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such seller or participating person expressly for use in the preparation thereof and provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the prospectus, if such untrue statement or alleged untrue statement or omission or alleged omission is completely corrected in an amendment or supplement to the prospectus and the seller of Registrable Securities thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of Registrable Securities to the person asserting such loss, claim, damage, liability or expense after the Company had furnished such seller with a sufficient number of copies of the same or if the seller received notice from the Company of the existence of such untrue statement or alleged untrue statement or omission or alleged omission and the seller continued to dispose of Registrable Securities prior to the time of the receipt of either (A) an amended or supplemented prospectus which completely corrected such untrue statement or omission or (B) a notice from the Company that the use of the existing prospectus may be resumed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, employee, participating person or controlling person and shall survive the transfer of such securities by such seller.

            (b) Indemnification by the Sellers. In the event of any registration of any Registrable Securities under the Securities Act pursuant to Section 1.1 or 1.2, each of the prospective sellers of such securities will indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each other person who participates as an underwriter, broker or dealer in the offering or sale of such securities and each other person, if any, who controls the Company or any such participating person within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, employee, participating person or controlling person may become subject under the Securities Act or otherwise (including, without limitation, the reasonable fees and expenses of legal counsel incurred in connection with any claim for indemnity hereunder), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a fact contained in, or any omission or alleged omission to state a fact with respect to such seller required to be stated in, any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein or related thereto, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such seller expressly for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; and the seller will reimburse the Company and each such director, officer, employee, participating person and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the liability of each such seller will be in proportion to and limited to the net amount received by such seller (after deducting any underwriting discount and expenses) from the sale of Registrable Securities pursuant to such registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, participating person or controlling person and shall survive the transfer of such securities by such seller.

            (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 1.7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party hereunder, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided therein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 1.7. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate therein and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, provided that if such indemnified party and the indemnifying party reasonably determine, based upon advice of their respective independent counsel, that a conflict of interest may exist between the indemnified party and the indemnifying party with respect to such action and that it is advisable for such indemnified party to be represented by separate counsel, such indemnified party may retain other counsel, reasonably satisfactory to the indemnifying party, to represent such indemnified party, and the indemnifying party shall pay all reasonable fees and expenses of such counsel. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of such indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

            (d) Other Indemnification. Indemnification similar to that specified in the preceding paragraphs of this Section 1.7 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of such Registrable Securities under any Federal or state law or regulation of governmental authority other than the Securities Act.

            (e) Other Remedies. If for any reason the foregoing indemnity under
Section 1.7(a) or (b) is unavailable, or is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then the indemnifying party and the indemnified party under Section 1.7(a) or (b) shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative fault of the indemnifying party on the one hand and the indemnified party on the other but also the relative benefits received by the indemnifying party and the indemnified party from the offering of Registrable Securities (taking into account the portion of the proceeds of the offering realized by each such party) as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party's obligation to contribute pursuant to this Section 1.7(e) is several (in proportion to the relative value of their Registrable Securities covered by a registration statement) and not joint with the obligations of any other party. No party shall be liable for contribution under this Section 1.7(e) except to the extent and under such circumstances as such party would have been liable to indemnify under this Section 1.7 if such indemnification were enforceable under applicable law.

            (f) Officers and Directors. As used in this Section 1.7, the terms "officers" and "directors" shall include the partners of the holders of Registrable Securities which are partnerships and the trustees of CERA trusts.

            (g) Indemnification Payments. The indemnification and contribution required by this Section 1.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred; provided that in the event it is ultimately determined that any amounts so paid were not subject to indemnification or contribution hereunder, the recipient thereof shall promptly return such amounts to payor thereof.

                                   SCHEDULE D

      Former MGI stockholders who have executed a Holder Information form.

              Exhibits to the LLC Agreement are filed separately as
                    Exhibit 3.3 to the Registration Statement

                                                                         Annex C
                                                                         -------

Section 262. Appraisal rights

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to [sec.] 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to [sec.] 251 (other than a merger effected pursuant to [sec.] 251(g) of this title), [sec.] 252, [sec.] 254, [sec.] 257, [sec.] 258, [sec.]
263 or [sec.] 264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of [sec.] 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to [secs.] 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

          a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

          b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

          c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

          d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under [sec.] 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to [sec.] 228 or [sec.] 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required





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

to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting

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



corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.


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